UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
COLUMBIA LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
(973) 994-3999
June 1, 2010
To our Stockholders:
     You are cordially invited to attend a special meeting of the stockholders of Columbia Laboratories, Inc. (“Columbia”), which will be held at the Westminster Hotel, 550 West Mt. Pleasant Avenue, Livingston, New Jersey 07039, on July 1, 2010 at 10:00 am local time. At the special meeting or any postponement, adjournment or delay thereof (the “Special Meeting”), you will be asked to consider and vote upon the following proposals:
     1. to approve the sale of substantially all of our assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, and the transfer of certain related liabilities (the “Asset Sale”), pursuant to the Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase and Collaboration Agreement”), by and among Columbia, Coventry Acquisition, Inc. (“Buyer”), a Delaware corporation and wholly owned subsidiary of Watson Pharmaceuticals, Inc., a Nevada corporation (“Watson”), and Watson, as a guarantor of Buyer’s obligations under the Purchase and Collaboration Agreement;
     2. to approve a proposed amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of common stock, $0.01 par value per share (the “Common Stock”), from 100,000,000 to 150,000,000;
     3. to adjourn the Special Meeting to a later date (the “Adjournment”), if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and
     4. to transact such other business as may properly come before the Special Meeting.

     The approval of the Asset Sale proposal is conditioned upon the approval of the Charter Amendment proposal, but not upon the approval of the Adjournment proposal. Neither the approval of the Charter Amendment proposal nor the Adjournment proposal are conditioned upon the approval of any other proposal.
     After careful consideration, our board of directors has unanimously determined that (i) the Asset Sale on the terms and conditions set forth in the Purchase and Collaboration Agreement is expedient and in the best interests of Columbia and (ii) the approval of the Charter Amendment is advisable and in the best interests of our stockholders. Our board of directors has approved the Purchase and Collaboration Agreement, and the transactions contemplated thereby, and the Charter Amendment, and recommends that you vote “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable.
     Our board of directors considered a number of factors in evaluating the Asset Sale and also consulted with its financial and legal advisors. The attached proxy statement contains a detailed discussion of the background of, and reasons for, the Asset Sale, and the reasons for the Charter Amendment. A copy of the Purchase and Collaboration Agreement (and certain related agreements) is attached as Annex A to the proxy statement. A copy of the Charter Amendment is attached as Annex B to the proxy statement. A copy of our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2009, a copy of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and a copy of our Current Report on Form 8-K, dated June 1, 2010, are attached as Annexes E, F and G to this proxy statement, respectively. We encourage you to read the proxy statement and its annexes carefully and in their entirety. You may also obtain more information about us from other documents that we have filed with the Securities and Exchange Commission.
     We hope that you can join us at the Special Meeting. As a stockholder, your participation in our affairs is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend the Special Meeting, please vote your shares as soon as possible by completing and returning the enclosed proxy card. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction card you will receive from your bank, broker or other nominee.
     Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Asset Sale unless the proposal to approve the Asset Sale is adopted by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of our Common Stock, shares of our Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and shares of our Series E Convertible Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), voting together as a single class (with the holders of shares of Common Stock entitled to one vote per share, the holders of shares of Series B Preferred Stock entitled to 20 votes per share and the holders of shares of Series E Preferred Stock entitled to 50 votes per share, collectively, the “Voting Power”). We cannot consummate the Charter Amendment unless the proposal to approve the Charter Amendment is adopted by the affirmative vote of (i) the holders of a majority of our outstanding shares of Common Stock and (ii) the holders of a majority of the Voting Power of

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our outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present. Our shares of Contingently Redeemable Series C Convertible Preferred Stock, $0.01 par value per share, have no voting rights. The failure of any stockholder to vote in person by ballot at the Special Meeting or submit a signed proxy card will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
     On behalf of our board of directors, thank you for your continued support.
Sincerely yours,
/s/ Frank C. Condella, Jr.

Frank C. Condella, Jr.
Chief Executive Officer
/s/ Stephen G. Kasnet

Stephen G. Kasnet
Chairman of the Board of Directors
     The proxy statement is dated June 1, 2010, and is first being mailed to stockholders on or about June 4, 2010.

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354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
(973) 994-3999

NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS
To Be Held On July 1, 2010

June 1, 2010
To our Stockholders:
     You are cordially invited to attend a special meeting of the stockholders of Columbia Laboratories, Inc. (“Columbia”), which will be held at the Westminster Hotel, 550 West Mt. Pleasant Avenue, Livingston, New Jersey 07039, on July 1, 2010 at 10:00 am local time. At the special meeting or any postponement, adjournment or delay thereof (the “Special Meeting”), you will be asked to consider and vote upon the following proposals:
     1. to approve the sale of substantially all of our assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, and the transfer of certain related liabilities (the “Asset Sale”), pursuant to the Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase and Collaboration Agreement”), by and among Columbia, Coventry Acquisition, Inc. (“Buyer”), a Delaware corporation and wholly owned subsidiary of Watson Pharmaceuticals, Inc., a Nevada corporation (“Watson”), and Watson, as a guarantor of Buyer’s obligations under the Purchase and Collaboration Agreement;
     2. to approve a proposed amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of common stock, $0.01 par value per share (the “Common Stock”), from 100,000,000 to 150,000,000;

     3. to adjourn the Special Meeting to a later date (the “Adjournment”), if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and
     4. to transact such other business as may properly come before the Special Meeting.
     Our board of directors has specified May 25, 2010 as the record date (the “Record Date”) for the purpose of determining our stockholders who are entitled to receive notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.
     A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our executive offices and principal place of business for inspection by our stockholders during ordinary business hours for any purpose germane to the Special Meeting and will also be available at the Special Meeting.
     Even if you plan to attend the Special Meeting in person, we request that you sign, date and return the enclosed proxy card in the accompanying reply envelope prior to the Special Meeting to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain from such bank, broker or other nominee a “legal proxy” issued in your name in order to vote in person at the Special Meeting.
     The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of our Common Stock, shares of our Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and shares of our Series E Convertible Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), voting together as a single class (with the holders of shares of Common Stock entitled to one vote per share, the holders of shares of Series B Preferred Stock entitled to 20 votes per share and the holders of shares of Series E Preferred Stock entitled to 50 votes per share, collectively, the “Voting Power”) is required to approve the Asset Sale. The affirmative vote of (i) the holders of a majority of our outstanding shares of Common Stock and (ii) the holders of a majority of the Voting Power of our outstanding shares of Common Stock, shares of Series B Preferred Stock and shares of Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment, as applicable. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present. Columbia’s shares of Contingently Redeemable Series C Convertible Preferred Stock, $0.01 par value per share, have no voting rights.

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     The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
     If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
     After careful consideration, our board of directors has unanimously determined that (i) the Asset Sale on the terms and conditions set forth in the Purchase and Collaboration Agreement is expedient and in the best interests of Columbia and (ii) the approval of the Charter Amendment is advisable and in the best interests of our stockholders.
     OUR BOARD OF DIRECTORS HAS APPROVED THE PURCHASE AND COLLABORATION AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND THE CHARTER AMENDMENT, AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE ASSET SALE, “FOR” THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT AND “FOR” ADJOURNING THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, TO ALLOW FOR THE SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL(S) TO APPROVE THE ASSET SALE AND/OR THE CHARTER AMENDMENT IF THERE ARE INSUFFICIENT VOTES TO APPROVE THE ASSET SALE AND/OR THE CHARTER AMENDMENT, AS APPLICABLE.
     Your vote is important. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment, as applicable. Whether or not you plan to attend the Special Meeting, please date, sign and complete the enclosed proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may revoke your proxy and vote in person by ballot if you wish, even if you have previously returned your proxy card. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction card you will receive from your bank, broker or other nominee. Your prompt cooperation is greatly appreciated.
By Order of the Board of Directors,
/s/ Michael McGrane

Michael McGrane
Corporate Secretary
Livingston, New Jersey
June 1, 2010

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i

ii

Page

Notifications; Updated Schedules	95
Efforts and Actions to Cause the Closing to Occur	96
Conditions to the Closing(s)	97
Product Returns, Rebate Charges and Wholesaler Charges	99
Regulatory Matters and the Products	100
Tax Matters	102
Development and the Joint Development Committee	102
Commercialization and the Joint Commercialization Committee	109
Non-Compete	111
No Solicitation of Other Offers	112
Termination of the Purchase and Collaboration Agreement	116
Procedure and Effect of Termination	117
Survival of Representations, Warranties and Covenants	118
Indemnification	119
Assignment; Binding Effect	121
Watson Guarantee of Obligations	122
Specific Performance	122
Fees and Expenses	122
Arbitration	122
Governing Law	122

PROJECTED FINANCIAL INFORMATION	123

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	126

UNAUDITED STATEMENTS OF NET REVENUES AND DIRECT COSTS FOR U.S. PROGESTERONE PRODUCTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009 AND THE QUARTERS ENDED MARCH 31, 2009 AND 2010	127

UNAUDITED PRO FORMA FINANCIAL STATEMENTS	129

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS	134

MARKET PRICE OF COMMON STOCK	137

COMPARATIVE SHARE DATA	138

APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION (PROPOSAL NO. 2)	140
The Charter Amendment Proposal	140
Reasons for the Charter Amendment	140
Required Vote	141
Recommendation	141

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 3)	142
The Adjournment Proposal	142
Vote Required and Board Recommendation	142

OWNERSHIP OF COLUMBIA	144
Security Ownership of Certain Beneficial Owners and Management	144

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	147

SUBMISSION OF STOCKHOLDER PROPOSALS	148

OTHER MATTERS	148

WHERE YOU CAN FIND MORE INFORMATION	148

INCORPORATION BY REFERENCE	149

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Annex A	Purchase and Collaboration Agreement
Annex B	Charter Amendment
Annex C	Opinion of RBC Capital Markets Corporation
Annex D	Note Purchase Agreement(s)
Annex E	Annual Report on Form 10-K/A for our fiscal year ended December 31, 2009
Annex F	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010
Annex G	Current Report on Form 8-K, dated June 1, 2010
REGISTERED TRADEMARKS
“CRINONE®,” “PROCHIEVE®” and “STRIANT®” are registered trademarks of Columbia Laboratories, Inc.

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SUMMARY TERM SHEET
     This summary term sheet highlights selected information contained in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to carefully read this proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement (including the documents which are attached as annexes to this proxy statement) in their entirety. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information,” beginning on page 148. In this proxy statement, references to (i) “Columbia,” “we,” “our” or “us” refer to Columbia Laboratories, Inc. and its subsidiaries, (ii) “the board”, “our board”, “our board of directors” or “the board of directors” refer to the board of directors of Columbia Laboratories, Inc., (iii) “Watson” refers to Watson Pharmaceuticals, Inc. and its subsidiaries and (iv) “Buyer” refers to Coventry Acquisition, Inc., a wholly owned subsidiary of Watson.
The Parties to the Asset Sale (Page 33)
Columbia Laboratories, Inc.
     Columbia is a Delaware corporation in the business of developing, manufacturing and selling pharmaceutical products that utilize Columbia’s proprietary bioadhesive drug delivery technologies. Columbia is focused predominantly on the women’s reproductive healthcare market, but Columbia’s product development projects address the broader women’s healthcare market. Columbia’s bioadhesive vaginal gel products provide patient-friendly solutions for infertility, pregnancy support, amenorrhea, and other obstetric, gynecologic and medical conditions. Our common stock, $0.01 par value per share (the “Common Stock”), is listed on the NASDAQ Global Market under the symbol “CBRX.” Our corporate headquarters is located at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039 and our telephone number is (973) 994-3999.
Watson Pharmaceuticals, Inc.
     Watson is a Nevada corporation and leading specialty pharmaceutical company in the business of developing, manufacturing, marketing, selling and distributing generic (off-patent) and brand pharmaceutical products. Watson operates in approximately 20 countries, with its key commercial market being the United States. As of December 31, 2009, Watson marketed approximately 170 generic pharmaceutical product families and 30 branded pharmaceutical product families through its Generic and Brand Divisions, respectively, and distributed approximately 8,000 stock-keeping units through its Distribution Division. Watson’s corporate headquarters is located at 311 Bonnie Circle, Corona, CA 92880-2882 and Watson’s telephone number is (951) 493-5300.
Coventry Acquisition, Inc.
     Buyer is a Delaware corporation, formed by Watson solely for the purpose of effectuating the transactions contemplated by the Purchase and Collaboration Agreement, dated as of March 3, 2010, by and among Columbia, Buyer and Watson, as guarantor of Buyer’s obligations under the Purchase and Collaboration Agreement (the “Purchase and Collaboration Agreement”) and the documents related thereto described in this proxy statement. As of the date of this proxy statement, Buyer has not conducted any business activities other than those incidental to the transactions contemplated by the Purchase and Collaboration Agreement (the “Watson Transactions”). Buyer’s corporate headquarters is located at 311 Bonnie Circle, Corona, CA 92880-2882 and Buyer’s telephone number is (951) 493-5300.

The Asset Sale (Page 81)
     Pursuant to the terms and conditions of the Purchase and Collaboration Agreement, Buyer will acquire substantially all of our assets primarily related to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active pharmaceutical ingredient, including CRINONE 8% progesterone gel marketed and sold by us in the United States, and PROCHIEVE 8% progesterone gel and PROCHIEVE 4% progesterone gel, each sold by us in the United States, and certain related liabilities (the “Asset Sale”), and 11.2 million shares of our Common Stock (the “Acquisition Shares”). Columbia will continue as a public company after the Closing of the Watson Transactions. Prior to the Closing, Buyer shall assign to a wholly-owned subsidiary of Watson the rights and obligations of Buyer to purchase certain non-U.S. intellectual property rights that constitute part of the Assets (as defined herein). These non-U.S. Assets include the rights to Develop (as defined herein) or Commercialize (as defined herein) the Assets outside of the United States and the income, royalties, damages and payments made, due or payable with respect to such rights.
     A copy of the Purchase and Collaboration Agreement (and certain related agreements) is attached as Annex A to this proxy statement. We encourage you to carefully read the Purchase and Collaboration Agreement and related agreements in their entirety because they are the legal documents that govern the Watson Transactions, including the Asset Sale.
Initial Consideration to be Received by Columbia (Page 83)
     If the Watson Transactions are completed, Columbia will receive an initial $47 million payment in cash (the “Upfront Payment”) and Buyer will assume certain of our liabilities. See “The Purchase and Collaboration Agreement—Liabilities to be Assumed,” beginning on page 83, and “The Purchase and Collaboration Agreement—Purchase Price,” beginning on page 84.
Milestone and Royalty Payments (Page 84)
     Under the Purchase and Collaboration Agreement, Buyer agreed to pay us up to $45.5 million in cash upon the achievement of several contingent milestones as follows:
•	upon the completion of the statistical analysis and delivery of results from our Phase III PREGNANT study designed to evaluate the ability of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix of between 1.0 and 2.0 centimeters (the “PTB Indication”) as measured by transvaginal ultrasound at mid-pregnancy (the “PREGNANT Study”) and (A) if the results of the PREGNANT Study reflect the achievement of a primary endpoint, reduction in preterm birth, p-value that is less than or equal to 0.05 and greater than 0.01, $6 million, or (B) if the results of the PREGNANT Study reflect the achievement of a primary endpoint, reduction in preterm birth, p-value that is less than or equal to 0.01, $8 million; provided, however, in each case, the results reflect the achievement of a secondary endpoint, infant outcomes composite score, p-value that is less than or equal to 0.05;

•	upon acceptance by the United States Food and Drug Administration (the “FDA”) of a new drug application (or a supplemental new drug application) to market PROCHIEVE 8% for the PTB Indication, $5 million;

•	upon the first commercial sale of PROCHIEVE 8% in the United States for the PTB Indication, $30 million;

•	upon filing with and acceptance by a Regulatory Authority (as defined herein) of an application for the authorization to market a pharmaceutical product containing Progesterone as an active pharmaceutical ingredient (“Progesterone Products”) for the PTB Indication in a country or jurisdiction outside the United States, $0.5 million; and

•	upon a grant by any Regulatory Authority of an approval to market a Progesterone Product for the PTB Indication in a country or jurisdiction outside of the United States, $2 million.
     Pursuant to the Purchase and Collaboration Agreement, after the Closing, Buyer also agreed to make certain royalty payments, on a country-by-country basis, to us in each year during the relevant royalty period (as described herein) based on the Net Sales (as defined herein) of:
•	any pharmaceutical product containing Natural Progesterone (as defined herein) or 17-alpha-hydroxyprogesterone caproate that is delivered transvaginally, except Generic Equivalents (as defined herein) of Progesterone Products that are not (and never were) Commercialized pursuant to the Purchase and Collaboration Agreement (each a “Royalty Product”); and

•	any pharmaceutical product that contains Progesterone as an active pharmaceutical ingredient covered by a Regulatory Approval (as defined herein) indicated for preterm birth, except Generic Equivalents of Progesterone Products that are not (and never were) Commercialized pursuant to the Purchase and Collaboration Agreement (each, a “PTB Royalty Product”) (the Purchase and Collaboration Agreement contains limitations on Buyer’s and Buyer’s affiliates ability to introduce Generic Equivalents of Progesterone Products, see “The Purchase and Collaboration Agreement—Purchase Price—Adjustments to Royalty Payments—Generic Entry,” beginning on page 87).

•	Royalty rates are:
•	10% of the portion of annual U.S. Net Sales which are less than or equal to $150,000,000;

•	15% of the portion of annual U.S. Net Sales which are greater than $150,000,000 and less than or equal to $250,000,000;

•	20% of the portion of annual U.S. Net Sales which are greater than $250,000,000; and

•	10% of annual Net Sales outside of the United States in a country where Buyer or its affiliates are Commercializing any Royalty Product or PTB Royalty Product; provided, however, that:
•	if Generic Entry by a third party with respect to any Royalty Product or PTB Royalty Product occurs in any country such that quarterly Net Sales of such Royalty Product or PTB Royalty Product in such country are reduced by 50% from the average quarterly Net Sales for such Product in such country over the preceding four quarters and such reduction is directly attributable to the marketing or sale in such country of such Generic Equivalent, the royalty rate shall be reduced by 50% in such country (a “Generic Entry”);

•	if Buyer or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights or otherwise collaborates with a third party to Commercialize any Royalty Product or PTB Royalty Product in a country outside of the United States, in lieu of royalties payable in respect of Net Sales, we will be entitled to 20% of Gross Profits (as defined herein) associated with such Commercialization in such country; and

•	in the event that a Generic Entry by Buyer or its affiliates with respect to any Royalty Product or PTB Royalty Product in a country occurs in the circumstances permitted by the Purchase and Collaboration Agreement, in lieu of royalties payable in respect of Net Sales for such generic product, we will be entitled to 20% of Gross Profits associated with the Commercialization of such generic product in such country.
Closing(s) (Page 80)
     The Purchase and Collaboration Agreement contemplates that the closing (the “Closing”) will take place at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022 at 10:00 a.m., New York City time, or at such other place or time as we and the Buyer may mutually agree, three business days after our stockholders approve the Asset Sale and Charter Amendment, provided all of the other conditions to the Closing have been satisfied or waived. At the Closing, we will receive the Upfront Payment and issue to the Buyer, the Acquisition Shares as well as the assets and liabilities to be transferred pursuant to the Purchase and Collaboration Agreement other than those regulatory filings and approvals necessary for Commercializing the PTB Indication, which will be subsequently transferred upon receipt of the PTB US Approval (as defined herein) or the mutual agreement between us and Buyer to cease the Development of the PTB Indication, provided all of the other conditions have been satisfied or waived, or in the absence of the foregoing, on December 31, 2012.

Use of the Upfront Payment from the Watson Transactions (Page 59)
     We intend to use a portion of the Upfront Payment to pay approximately $16 million in satisfaction of certain amounts owed to PharmaBio Development, Inc. (“PharmaBio”) pursuant to the Investment and Royalty Agreement, dated March 5, 2003, between us and PharmaBio, as amended and supplemented from time to time (the “PharmaBio Agreement”). On March 3, 2010, we and PharmaBio amended the PharmaBio Agreement (the “PharmaBio Amendment”) to provide for the early termination of the PharmaBio Agreement and permit us to make certain payments thereunder on an accelerated and discounted basis under certain circumstances. See “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66.
     In addition, we will use approximately $26 million of the Upfront Payment toward the repurchase of all $40 million in outstanding principal amount of our convertible subordinated notes due December 31, 2011 (the “Notes”)(and to pay accrued and unpaid interest thereon) pursuant to agreements that we have entered into with the holders of the Notes (the “Note Purchase Agreements”), attached as Annex D to this proxy statement. The Note Purchase Agreements provide for us, at the time of the Closing, to repurchase the Notes for an aggregate purchase price of $26 million in cash, plus accrued and unpaid interest through (but excluding) the date of Closing, warrants to purchase 7.75 million shares of Common Stock and 7,407,407 shares of our Common Stock. Pursuant to the Note Purchase Agreements, the Notes were amended so that the Watson Transactions would not trigger the rights of the Note holders to compel us to redeem the Notes. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the Closing of the Watson Transactions, the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and the satisfaction of certain of our obligations owing to PharmaBio under the PharmaBio Agreement. See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67.
     We may use up to $600,000 of the Upfront Payment to redeem the outstanding shares of our Contingently Redeemable Series C Convertible Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”). Upon a triggering event (the Watson Transactions would be a triggering event), the holders of our shares of Series C Preferred Stock have the right to require us to redeem their shares of Series C Preferred Stock in cash for the value of the shares of Series C Preferred Stock plus all accrued and unpaid dividends thereon on the date such redemption is demanded. As of the date hereof, 600 shares of our Series C Preferred Stock are outstanding, each with a value of $1,000. See “The Asset Sale (Proposal No. 1)—Preferred Stock,” beginning on page 73.
     Additionally, we expect to use a portion of the Upfront Payment (not to exceed $7 million incurred after January 1, 2010) to pay for completion of the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application). Pursuant to the Purchase and Collaboration Agreement, we are required to maintain a separate account for the purpose of paying those costs. See “The Purchase and Collaboration Agreement—Development and the Joint Development Committee—Development of PROCHIEVE for the PTB Indication,” beginning on page 103.
     We will also use a portion of the Upfront Payment to pay fees and expenses incurred in connection with the transactions described herein.
     To the extent the payments set forth above exceed the Upfront Payment, we will make such payments from our existing cash, which includes the cash proceeds from the Watson Note (as defined herein), See “The Asset Sale (Proposal No. 1) — The Watson Note,” beginning on page 64.
     No proceeds from the Watson Transactions will be distributed to our stockholders.
The Watson Note (Page 64)
     On June 1, 2010, Watson provided us with a forgivable $15 million term loan pursuant to a Term Loan Promissory Note (the “Watson Note”). Amounts payable under the Watson Note will be forgiven at the Closing if it occurs prior to December 31, 2011. The Watson Note would become due and payable in its entirety if we do not consummate the Watson Transactions prior to December 31, 2011. If we consummate a Fundamental Transaction (as defined herein), other than the Watson Transactions, prior to August 31, 2011, we will be required to repay the Watson Note, plus accrued interest together with a $2 million prepayment fee. For a discussion of the terms of the Watson Note, see “The Asset Sale (Proposal No. 1)—The Watson Note,” beginning on page 64 and “The Asset Sale (Proposal No. 1)—Recent Developments,” beginning on page 59.
     The proceeds of the Watson Note are intended to be used by us for purposes of Development and for general corporate purposes.

Development and Commercialization (Pages 102 and 109)
     Pursuant to the Purchase and Collaboration Agreement, we and Buyer have agreed to collaborate with respect to the Development of Progesterone Products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all Development activities. We will be responsible for completion of the PREGNANT Study and such other activities as determined by the joint development committee. We will be responsible for the Development Costs (as defined herein) associated with conducting the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application) up to a maximum amount of $7 million incurred after January 1, 2010. All other Development Costs incurred in connection with the Development collaboration will be paid by Buyer. Pursuant to the Purchase and Collaboration Agreement, we and Buyer have also agreed that with limited exception, Buyer will be solely responsible to Commercialize the Progesterone Products from and after the Closing and that Buyer will use commercially reasonable efforts to maximize Net Sales of the Progesterone Products until the end of the royalty term of any Royalty Product or PTB Royalty Product, as applicable. However, the Parties will establish a joint commercialization committee for the purposes of providing a means for the exchange of information with respect to Commercialization activities and opportunities.
Nature of Columbia’s Business Following the Asset Sale (Page 61)
     After the Closing, we will continue the PREGNANT Study and the preparation of a new drug application or supplemental new drug application to market PROCHIEVE 8% for the PTB Indication. In addition, if the PREGNANT Study is successful, we expect to receive (at least a portion of) the milestone payments described herein. We also expect to receive the royalty payments contemplated by the Purchase and Collaboration Agreement and perform our obligations and receive payments under the Supply Agreement.
     After the Closing, we will also retain certain assets and rights relating to our Progesterone business, including all rights necessary to perform our obligations under the Second Amended and Restated License and Supply Agreement, effective May 19, 2010, through May 19, 2015 (the “Merck Serono Agreement”) with Ares Trading S.A., an affiliate of Merck Serono S.A. (“Merck Serono”). The terms of the Merck Serono Agreement are not materially different from the license and supply agreement between us and Merck Serono, which expired on May 19, 2010, pursuant to its terms.
     If the PREGNANT Study is successful and we achieve milestones set forth in the Purchase and Collaboration Agreement, we intend to become a focused development company, with research and development centered on products to address women’s health needs, subject to the covenant not to compete in the Purchase and Collaboration Agreement (discussed herein). Our aim would be to take new product candidates through proof-of-concept and then to enter into new partnership arrangements with respect to them. In addition, we would expect to enter into partnership discussions for STRIANT, and through a partner, attempt to build revenue from STRIANT and explore the potential to expand its labeling. We also would expect to continue to leverage our proprietary drug delivery systems to expand our product portfolio.
      As of May 28, 2010, 458 patients have enrolled in the PREGNANT Study. We currently expect enrollment to be completed during the second quarter of 2010, and the last infant in the PREGNANT Study to be born during the fourth quarter of 2010. In addition, we currently anticipate that we will report the topline results for the PREGNANT Study around the end of 2010, and that, if the outcomes of the PREGNANT Study are successful, the PTB NDA (as defined herein) or the PTB Supplemental NDA (as defined herein) would be filed with the FDA during the first half of 2011 and that the FDA would decide whether to approve the PTB NDA (or the PTB Supplemental NDA) by late 2011 or early 2012.
     If the PREGNANT Study is not successful, our resources will be limited and our board of directors will have to reassess our strategy.
The Special Meeting (Page 28)
     Date, Time and Place. The special meeting will be held at the Westminster Hotel, 550 West Mt. Pleasant Avenue, Livingston, New Jersey 07039 on July 1, 2010 at 10:00 am local time (the “Special Meeting”).
     Purpose. You will be asked to consider and vote upon the following proposals:
     1. to approve the Asset Sale pursuant to the Purchase and Collaboration Agreement;
     2. to approve a proposed amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation, as amended, to increase the number of shares of our authorized Common Stock from 100,000,000 to 150,000,000;
     3. to adjourn the Special Meeting to a later date (the “Adjournment”), if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and
     4. to transact such other business as may properly come before the Special Meeting.
     The approval of the Asset Sale proposal is conditioned upon the approval of the Charter Amendment proposal, but not upon the approval of the Adjournment proposal. Neither the approval of the Charter Amendment proposal nor the Adjournment proposal are conditioned upon the approval of any other proposal.
     Record Date and Quorum. Our board of directors has specified May 25, 2010 as the record date (the “Record Date”) for the purpose of determining our stockholders who are entitled to receive notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. You are entitled to vote all shares of Common Stock, shares of our Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), and shares of our Series E Convertible Preferred Stock, $0.01 par value per share (“Series E Preferred Stock” and, together with the Series B Preferred Stock, the “Preferred Stock”), that you owned as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible). Each share of Series E Preferred Stock is entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible). Our shares of Series C Preferred Stock have no voting rights. As of the close of business on the Record Date, there were approximately 65,567,198 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having aggregate voting power equal to 2,600 shares of Common Stock, and 59,000 shares of Series E Preferred Stock issued and outstanding having aggregate voting power equal to 2,950,000 shares of Common Stock. The shares of Common Stock, shares of Series B Preferred Stock and shares of Series E Preferred Stock are collectively herein referred to as, the “Shares.” The quorum requirement for holding the Special Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Special Meeting. The Shares may be present in person or represented by proxy at the Special Meeting. Votes withheld, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.
     Vote Required. The affirmative vote of a majority of the votes entitled to be cast by the holders of our outstanding shares of our Common Stock, shares of our Series B Preferred Stock and shares of our Series E Preferred Stock, voting together as a single class (with the holders of shares of our Common Stock entitled to one vote per share, the holders of shares of our Series B Preferred Stock entitled to 20 votes per share and the holders of shares of our Series E Preferred Stock entitled to 50 votes per share, collectively, the “Voting Power”), is required to approve the Asset Sale. The affirmative vote of (i) the holders of a majority of the outstanding shares of our Common Stock and (ii) the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, shares of our Series B Preferred Stock and shares of our Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present.
     A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our executive offices and principal place of business for inspection by our stockholders during ordinary business hours for any purpose germane to the Special Meeting and will also be available at the Special Meeting.
     Common Stock Ownership of Directors and Executive Officers. As of May 25, 2010, the directors and executive officers of Columbia had, or were deemed to have had, beneficial ownership of, in the aggregate, approximately 2.5% of our Common Stock (including approximately 1.2% which represents shares of Common Stock that are purchasable under options held by such directors and executive officers but excluding approximately 8.9% which are held by affiliates of one of our directors). Columbia believes that its directors and executive officers will vote all of the Shares for which they have, or are deemed to have, beneficial ownership in favor of all of the proposals that stockholders are being asked to approve.
     Voting and Proxies. Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning the enclosed proxy card by mail or by voting by ballot by appearing in person at the Special Meeting. If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction card you will receive from your bank, broker or other nominee. The failure of any stockholder to submit a signed proxy card, or to vote in person by ballot at the Special Meeting, will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the proposal to adjourn the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal. Your prompt cooperation is greatly appreciated.
     Revocability of Proxy. Any stockholder of record who executes and returns a proxy card may revoke the proxy at any time before it is voted at the Special Meeting in any of the following ways:
•	if you hold your Shares in your name as a stockholder of record, by written notice of revocation to our Corporate Secretary at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039;

•	timely delivery of a valid, later-dated proxy; or

•	by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your previously granted proxy, unless you give written notice of revocation to our Corporate Secretary (as described above) before the vote at the Special Meeting, or you vote by written ballot at the Special Meeting).
     If you hold your Shares in “street name” through a bank, broker or other nominee, you have the right to change or revoke your proxy at any time before it is voted at the Special Meeting by following the directions received from your bank, broker or other nominee to change or revoke those instructions.
Treatment of Stock Options and Stock-Based Awards (Page 60)
     Any unvested restricted stock and unvested and unexercised stock options granted and outstanding under either of our 1996 Long-Term Performance Plan (our “1996 Plan”) or our 2008 Long-Term Incentive Plan (our “2008 Plan”) will become immediately and fully vested and exercisable upon a change in control of Columbia. Consummation of the Asset Sale will constitute a change in control for this purpose.
Interests of Columbia’s Directors and Executive Officers in the Asset Sale (Page 60)
     Our directors and executive officers have interests in the Asset Sale and the other transactions described herein that are different from, or in addition to, your interests as a stockholder and that may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the Purchase and Collaboration Agreement, the

Asset Sale, the Charter Amendment and the other transactions described herein. See “The Asset Sale (Proposal No. 1)—Interests of Columbia’s Directors and Executive Officers in the Asset Sale” and “The Asset Sale (Proposal No. 1)—Treatment of Stock Options and Stock-Based Awards,” beginning on page 60.
Reasons for the Asset Sale and Charter Amendment; Recommendation of Our Board of Directors (Page 45)
     After careful consideration, our board of directors has unanimously determined that (i) the Asset Sale on the terms and conditions of the Purchase and Collaboration Agreement is expedient and in the best interests of Columbia and (ii) the approval of the Charter Amendment is advisable and in the best interests of our stockholders. Our board of directors has approved the Purchase and Collaboration Agreement, and the transactions contemplated by the Purchase and Collaboration Agreement, and the Charter Amendment. For a discussion of the material factors considered by our board in reaching its conclusions, see “The Asset Sale (Proposal No. 1)—Reasons for the Asset Sale; Recommendation of Our Board of Directors,” beginning on page 45. For a discussion of the material factors considered by our board in reaching its conclusions, see “Approval of the Amendment to the Restated Certificate of Incorporation (Proposal No. 2)—Reasons for the Charter Amendment,” beginning on page 140. Our board recommends that you vote “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable.
Opinion of Columbia’s Financial Advisor (Page 53)
     On March 3, 2010, RBC Capital Markets Corporation (“RBC”) delivered its oral opinion, subsequently confirmed in writing, to our board of directors to the effect that, as of such date, based upon and subject to the factors and assumptions made, matters considered and limits of the review undertaken by RBC set forth therein, the Upfront Payment and the subsequent milestone payments and royalty payments, if any (such payments the “Contingent Payments”, and together with the Upfront Payment, the “Consideration”), to be received by Columbia pursuant to the terms of the Purchase and Collaboration Agreement, in exchange for Columbia’s (i) transfer of the Assets (as defined herein) and (ii) issuance of the Acquisition Shares to Buyer, was fair from a financial point of view to Columbia.
     The full text of RBC’s written opinion, dated March 3, 2010, which, among other things, sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by RBC in connection with the opinion, is attached as Annex C. RBC provided its opinion for the information and assistance of Columbia’s board of directors in connection with its consideration of the Watson Transactions. The RBC opinion was not a recommendation to any member of Columbia’s board of directors as to how any such member should vote with respect to the Watson Transactions or how any stockholder should vote with respect to the Asset Sale. Columbia’s stockholders are urged to read the RBC opinion in its entirety.

Agreements Related to the Purchase and Collaboration Agreement (Page 62)
     In connection with the Asset Sale, we and Watson have agreed to enter into a License Agreement, a Supply Agreement and an Investor’s Rights Agreement (respectively, the “License Agreement,” the “Supply Agreement” and the “Investor’s Rights Agreement,” and collectively, the “Other Agreements”).
•	Pursuant to the License Agreement, the parties granted each other certain licenses to use certain intellectual property.

•	Pursuant to the Supply Agreement, we will be the exclusive supplier of PROCHIEVE 4%, PROCHIEVE 8% and CRINONE 8% to Buyer for sale in the United States at a price equal to 110% of the cost of goods sold.

•	Pursuant to the Investor’s Rights Agreement we will grant to Buyer certain rights with respect to the registration of the Acquisition Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the right to appoint a designee to our board of directors until such time as Buyer ceases to hold at least 10% of our outstanding shares of Common Stock. In connection with these rights, Buyer will become subject to certain restrictions on transfer relating to the Acquisition Shares, subject to certain exceptions.
Financing of the Asset Sale (Page 65)
     Buyer has represented that it has sufficient immediately available funds to enable it to consummate the Watson Transactions.
Non-Compete (Page 111)
     As part of the Purchase and Collaboration Agreement, from the date of the Closing until the second anniversary of the date on which we and Buyer terminate our relationship with respect to the joint development of the Progesterone Products, we have agreed not to manufacture, Develop or Commercialize products containing Progesterone or any other products which are approved or being Developed for the PTB Indication, subject to certain exceptions.
Conditions to the Closing (Page 97)
     The Closing is subject to customary conditions, including Columbia stockholder approval of both the Asset Sale proposal and the Charter Amendment proposal.
No Solicitation of Other Offers (Page 112)
     We agreed to various covenants in the Purchase and Collaboration Agreement, including, among other things, not to solicit any Acquisition Proposal (as defined herein).
     Under the Purchase and Collaboration Agreement, our board may withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyer, its recommendation to our stockholders to approve the Asset Sale proposal and the Charter Amendment proposal and/or endorse or recommend to our stockholders a Superior Proposal (as described herein) (a “Change of Board Recommendation”), in the circumstances and subject to certain limitations described herein. However, our obligation to call, give notice of, convene and hold the Special Meeting, and to hold a vote of our stockholders on the Asset Sale proposal and the Charter Amendment proposal shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to us of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Board Recommendation, and we will not be entitled to terminate the Purchase and Collaboration Agreement if a Change of Board Recommendation occurs. In addition, we agreed not to submit to the vote of our stockholders any Acquisition Proposal whether or not a Superior Proposal or propose to do so until after the termination of the Purchase and Collaboration Agreement.
Termination of the Purchase and Collaboration Agreement (Page 116)
     The Purchase and Collaboration Agreement may be terminated prior to the Closing by either us or Buyer in certain circumstances, including:
•	by mutual agreement of each of Columbia and Buyer (the “Parties”);

•	if the Closing has not occurred on or before August 30, 2010 (the “Outside Date”), provided, that the failure to close is not due to a failure of the party seeking to terminate the Purchase and Collaboration Agreement to comply in all material respects with its obligations under the Purchase and Collaboration Agreement (the “Outside Date Clause”);

•	if the Special Meeting is held and our stockholders do not approve the Asset Sale proposal and the Charter Amendment proposal (the “No Vote Clause”); or

•	the transactions contemplated by the Purchase and Collaboration Agreement are permanently prohibited to be consummated by an order of a governmental authority.
     We may terminate the Purchase and Collaboration Agreement prior to the Closing in the event of certain material breaches of the Purchase and Collaboration Agreement by Buyer that would cause certain conditions to Closing under the Purchase and Collaboration Agreement to be incapable of being fulfilled.
     Moreover, Buyer may terminate the Purchase and Collaboration Agreement prior to the Closing:
•	in the event of certain material breaches of the Purchase and Collaboration Agreement by us that would cause certain conditions to Closing under the Purchase and Collaboration Agreement to be incapable of being fulfilled; or

•	if, prior to our stockholders approving the Asset Sale proposal and the Charter Amendment proposal, a Change of Board Recommendation (as defined herein) shall have occurred (provided, that Buyer must terminate the Purchase and Collaboration Agreement within five business days following the Change of Board Recommendation) (the “Change of Board Recommendation Clause”).
Termination Fees (Page 117)
     In the event that Buyer terminates the Purchase and Collaboration Agreement under the Change of Board Recommendation Clause, we have agreed to pay Buyer a $2 million termination fee within two business days after such termination.
     In addition, we have agreed to pay to Buyer $2 million:
•	if an Acquisition Proposal (as described herein) has been publicly announced; and

•	thereafter, the Purchase and Collaboration Agreement is terminated by either party under the Outside Date Clause or the No Vote Clause; and

•	within 12 months after the termination of the Purchase and Collaboration Agreement, we shall have entered into an agreement regarding or consummate a transaction which would have constituted an Acquisition Proposal (excluding an Equity Financing (as defined herein) and/or any agreement relating thereto).
Indemnification (Page 120)
     We, on one hand, and Buyer, on the other hand, have agreed to indemnify each other under certain circumstances after the Closing as more fully described in this proxy statement and the Purchase and Collaboration Agreement.
Accounting Treatment of the Asset Sale (Page 65)
     We will allocate the $47 million Upfront Payment, net of transaction expenses to:
•	the then fair value of the Acquisition Shares; and

•	the elimination of the remaining book value of the CRINONE intangible assets (which was $18.8 million as of December 31, 2009).
     The excess, if any, will be recorded as revenue over the remaining research and development period for the PREGNANT Study through the date of the PTB US Approval which, if it occurs, is currently expected to occur by mid-2011. In addition, forgiveness of the $15 million Watson Note plus accrued interest will be recorded as deferred revenue concurrent with the closing of the Watson Transactions and similarly amortized over the remaining research and development period.
     The value of unvested options ($900,525 at December 31, 2009) and the value of unvested shares of restricted stock ($311,817 at December 31, 2009) will be expensed on the date of the Closing.
     The accounting treatment for the retirement of the obligations owing to PharmaBio under the PharmaBio Agreement and the Notes (collectively, the “Debt Retirement”) will be subsequently evaluated, subject to the timing of the Watson Transactions and the price of our Common Stock on the date of the Closing.

Certain United States Federal Income Tax Consequences of the Watson Transactions (Page 66)
     The following is a brief summary of the United States federal income tax consequences resulting from the Watson Transactions and the forgiveness of the amounts owed under the Watson Note. This summary does not address all of the consequences that may arise for United States federal income tax purposes and does not address any state, local, non-U.S. or non-income tax considerations.
     The Watson Transactions and the forgiveness of the amounts owed under the Watson Note will not result in any U.S. federal income tax consequences to our stockholders.
     The sale of assets in connection with the Asset Sale and the forgiveness of the amounts owed under the Watson Note will be taxable transactions for us for United States federal income tax purposes. However, we do not anticipate that we will incur significant United States federal income tax liability as a result of such sale due to the tax basis we have in the Assets and due to the availability of net operating loss carryforwards with respect to both the Asset Sale and the forgiveness of the amounts owed under the Watson Note. We anticipate that we will incur an insignificant amount of United States federal alternative minimum tax in connection with the Asset Sale and the forgiveness of the amounts owed under the Watson Note.
     The issuance of the Acquisition Shares to Buyer will not be a taxable transaction for United States federal income tax purposes.
     Potential future receipt of milestone and/or royalty payments will be taxable events. The United States federal income tax consequences of the receipt of these payments cannot be determined at this time.
Appraisal Rights in Respect of the Asset Sale (Page 65)
     Delaware law does not provide for stockholder appraisal rights in connection with the sale of a company’s assets.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING;
THE ASSET SALE AND THE AMENDMENT
     The following questions and answers are intended to address briefly some commonly asked questions regarding the Asset Sale, the Purchase and Collaboration Agreement, the Charter Amendment and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Columbia. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement by. See “Where You Can Find More Information,” beginning on page 148.
Q:	Why am I receiving this proxy statement and proxy card?

A:	You are receiving this proxy statement (and related materials) and proxy card because, as of May 25, 2010, the record date for the Special Meeting, you owned Shares of Columbia. We have entered into a Purchase and Collaboration Agreement with Buyer and Watson. A copy of the Purchase and Collaboration Agreement (and certain related agreements) is attached to this proxy statement as Annex A.

In order to consummate the Asset Sale, our stockholders must vote to approve the Asset Sale and Charter Amendment. Our board of directors is providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to our stockholders at the Special Meeting. Your vote is very important. We encourage you to vote as soon as possible.

Q:	What do I need to do now?

A:	We urge you to carefully read this proxy statement, including the other documents which are attached as annexes to this proxy statement, and to consider how the Asset Sale and Charter Amendment will affect you. Even if you plan to attend the Special Meeting, if you hold your Shares in your own name as the stockholder of record, please vote your Shares by signing, dating and returning the enclosed proxy card. You can also attend the Special Meeting and vote by ballot in person. If you hold your Shares in “street name,” follow the procedures provided by your bank, broker or other nominee.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held at the Westminster Hotel, 550 West Mt. Pleasant Avenue, Livingston, New Jersey 07039, on July 1, 2010 at 10:00 am local time.

Q:	Who is entitled to vote at the Special Meeting?

A:	Only stockholders of Columbia as of the close of business on the Record Date are entitled to receive notice of the Special Meeting and to vote the Shares that they held at that time at the Special Meeting. If you hold your Shares through a bank, broker or other nominee, you must obtain from such bank, broker or other nominee a “legal proxy” issued in your name in order to vote in person at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You will be asked to consider and vote upon the following proposals:
1.	to approve the Asset Sale pursuant to the Purchase and Collaboration Agreement;

2.	to approve the Charter Amendment to increase the number of our authorized shares of Common Stock from 100,000,000 to 150,000,000;

3.	to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and

4.	to transact such other business as may properly come before the Special Meeting.
The approval of the Asset Sale proposal is conditioned upon the approval of the Charter Amendment proposal, but not upon the approval of the Adjournment proposal. Neither the approval of the Charter Amendment proposal nor the Adjournment proposal are conditioned upon the approval of any other proposal.

Q:	How does the board of directors recommend that I vote?

A:	After careful consideration of a variety of factors described in this proxy statement, our board of directors unanimously recommends that you vote “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate. You should read “The Asset Sale (Proposal No. 1)—Reasons for the Asset Sale; Recommendation of Our Board of Directors” beginning on page 45 for a discussion of the factors that our board considered in deciding to recommend approval of the Asset Sale. In addition, you should carefully read “The Asset Sale (Proposal No. 1)—Recent Developments,” beginning on page 59 for a discussion of certain matters that ocurred after we entered into the Purchase and Collaboration Agreement.

Q:	Will we be required to submit the Asset Sale proposal and the Charter Amendment proposal for approval by our stockholders even if our board of directors has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the Purchase and Collaboration Agreement is terminated, we are required to submit the Asset Sale proposal and the Charter Amendment proposal to our stockholders, even if our board of directors has withdrawn, modified or qualified its recommendation with respect to the Watson Transactions.

Q:	Who will buy the Assets and for what price?

A:	If the Asset Sale proposal and the Charter Amendment proposal are approved by our stockholders, Buyer, a wholly owned subsidiary of Watson, will acquire the Assets in connection with the Asset Sale and the Acquisition Shares for the Upfront Payment of $47 million pursuant to the terms of the Purchase and Collaboration Agreement, and assume certain of our liabilities. Prior to the Closing, Buyer shall assign to a wholly-owned subsidiary of Watson the rights and obligations of Buyer to purchase certain non-

U.S. intellectual property rights that constitute part of the Assets. These non-U.S. Assets include the rights to Develop or Commercialize the Assets outside of the United States and the income, royalties, damages and payments made, due or payable with respect to such rights. Under the Purchase and Collaboration Agreement, Buyer also agreed to make up to $45.5 million in payments to us upon the achievement of certain contingent milestones under the circumstances and on the terms set forth in the Purchase and Collaboration Agreement as well as certain royalty payments on the terms set forth in the Purchase and Collaboration Agreement. See “The Purchase and Collaboration Agreement—Purchase Price,” beginning on page 84.

Q:	What assets are being sold and what liabilities will be assumed by Buyer?

A:	The assets we propose to sell consist of substantially all of our assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of the Progesterone Products, including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings. In addition, Buyer will assume certain liabilities related to the Progesterone Products and certain liabilities arising under any assigned contracts.

Q:	What will the Upfront Payment from the Watson Transactions be used for? Will any of the proceeds from the Watson Transactions be distributed to me as a stockholder?

A:	We intend to use a portion of the Upfront Payment to pay approximately $16 million in satisfaction of certain amounts owed to PharmaBio pursuant to the PharmaBio Agreement. On March 3, 2010, we entered into the PharmaBio Amendment with PharmaBio to provide for the early termination of the PharmaBio Agreement and permit us to make certain payments thereunder on an accelerated and discounted basis under certain circumstances. See “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66.

In addition, we will use approximately $26 million of the Upfront Payment toward the repurchase of all $40 million in outstanding principal amount of our Notes (and to pay accrued and unpaid interest thereon) pursuant to the Note Purchase Agreements, attached as Annex D to this proxy statement. The Note Purchase Agreements provide for us, at the time of the Closing, to repurchase the Notes for an aggregate purchase price of $26 million in cash, plus accrued and unpaid interest through (but excluding) the date of Closing, warrants to purchase 7.75 million shares of Common Stock and 7,407,407 shares of our Common Stock. Pursuant to the Note Purchase Agreements, the Notes were amended so that the Watson Transactions would not trigger the rights of the Note holders to compel us to redeem the Notes. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions including the Closing of the Watson Transactions, the filing of the Charter Amendment with the Secretary of State of the State of Delaware and the satisfaction of certain of our obligations owing to PharmaBio under the PharmaBio Agreement. See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67.

We may use up to $600,000 of the Upfront Payment to redeem the outstanding shares of our Series C Preferred Stock. Upon a triggering event (the Watson Transactions would be a triggering event), the holders of our shares of Series C Preferred Stock have the right to require us to redeem their shares of Series C Preferred Stock in cash for the value of the shares of Series C Preferred Stock plus all accrued and unpaid dividends thereon on the date such redemption is demanded. As of the date hereof, 600 shares of our Series C Preferred Stock are outstanding, each with a value of $1,000. See “The Asset Sale (Proposal No. 1)—Preferred Stock,” beginning on page 73.

Additionally, we expect to use a portion of the Upfront Payment (not to exceed $7 million incurred after January 1, 2010) to pay for completion of the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application). Pursuant to the Purchase and Collaboration Agreement, we are required to maintain a separate bank account for the purpose of paying those costs. See “The Purchase and Collaboration Agreement—Development and the Joint Development Committee—Development of PROCHIEVE for the PTB Indication,” beginning on page 103.

We will also use a portion of the Upfront Payment to pay fees and expenses incurred in connection with the transactions described herein.

To the extent the payments set forth above exceed the amount of the Upfront Payment, we will make such payments from our existing cash, which includes the cash proceeds from the Watson Note. See “The Asset Sale (Proposal No. 1)—The Watson Note,” beginning on page 64.

No proceeds from the Watson Transactions will be distributed to our stockholders.

Q:	What will happen if the Asset Sale or Charter Amendment proposal is not approved by Columbia’s stockholders or the Watson Transactions are not completed for any other reason?

A:	If the Asset Sale or the Charter Amendment proposal is not approved by Columbia’s stockholders, or if the Watson Transactions are not completed for any other reason, then:
•	in certain circumstances, we may be required to pay a termination fee of $2 million to Buyer;

•	we will be required to repay the Watson Note, and in certain circumstances, we will be required to pay Watson a prepayment fee of $2 million;

•	we may have difficulty recouping the costs incurred in connection with negotiating the Watson Transactions and the other transactions described in this proxy statement;

•	we would have limited liquidity and may have difficulties continuing the PREGNANT Study as well as other business operations;

•	our relationships with our customers, suppliers and employees may be damaged and our business may be harmed; and

•	the market price for the shares of our Common Stock may decline.
If the Asset Sale is not completed, we may explore other potential transactions with other parties on such terms as our board of directors may approve. The terms of an alternative transaction may be less favorable to us than the terms of the Watson Transactions and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

Approval of the Charter Amendment proposal is not conditioned on approval of any other proposal. Accordingly, if the Charter Amendment proposal is approved but the Asset Sale proposal is not, we will increase the number of our authorized shares of Common

Stock but not effectuate the Asset Sale. These additional shares of Common Stock would be available to use for future issuances or capital raising activities or acquisitions, and for conversions or exercises of outstanding convertible securities. See “Approval of the Amendment to the Restated Certificate of Incorporation (Proposal No. 2),” beginning on page 140.

Q:	When are the Watson Transactions expected to be completed?

A:	If the Asset Sale and the Charter Amendment proposals are approved by our stockholders, we expect to complete the Asset Sale as soon as reasonably practicable after all of the conditions in the Purchase and Collaboration Agreement have been satisfied or waived. We currently anticipate that the Watson Transactions will be completed during the third quarter of 2010. The exact timing of the completion of the Asset Sale, however, cannot be predicted. See “The Purchase and Collaboration Agreement—Closing(s),” beginning on page 80, and “The Purchase and Collaboration Agreement—Conditions to the Closing(s),” beginning on page 97.

Q:	How will Columbia’s stock options and restricted stock be treated in the Asset Sale?

A:	Any unvested restricted stock and unvested and unexercised stock options granted and outstanding under either of our 1996 Plan or our 2008 Plan will become immediately and fully vested and exercisable upon a change in control of Columbia. Consummation of the Asset Sale will constitute a change in control for this purpose.

Q:	Will Columbia continue to be publicly traded following the Watson Transactions? Will it change its name? Will its ticker symbol change?

A:	We will continue to be a publicly traded company whether or not the Asset Sale closes and we will continue to be subject to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Global Market. Whether or not the Asset Sale is consummated, our name will remain “Columbia Laboratories, Inc.” and our NASDAQ Global Market ticker symbol will remain “CBRX.”

Q:	What will be the nature of Columbia’s business following completion of the Asset Sale?

A:	After the Closing, we will continue the PREGNANT Study and the preparation of a new drug application or supplemental new drug application to market PROCHIEVE 8% for the PTB Indication. In addition, if the PREGNANT Study is successful, we expect to receive (at least a portion of) the milestone payments described herein. We also expect to receive the royalty payments contemplated by the Purchase and Collaboration Agreement and perform our obligations and receive payments under the Supply Agreement.

Additionally, we will retain certain assets and rights relating to our Progesterone business, including all rights necessary to perform our obligations under the Merck Serono Agreement. The terms of the Merck Serono Agreement are not materially different from the license and supply agreement between us and Merck Serono, which expired on May 19, 2010, pursuant to its terms.

If the PREGNANT Study is successful and we achieve milestones set forth in the Purchase and Collaboration Agreement, we intend to become a focused development company, with research and development centered on products to address women’s health needs, subject to the covenant not to compete in the Purchase and Collaboration Agreement (discussed herein). Our aim would be to take new product candidates through proof-of-concept and then to enter into new partnership arrangements with respect to them. In addition, we would expect to enter into partnership discussions for STRIANT, and through a partner, attempt to build revenue from STRIANT and explore the potential to expand its labeling. We also would expect to continue to leverage our proprietary drug delivery systems to expand our product portfolio.

As of May 28, 2010, 458 patients have enrolled in the PREGNANT Study. We currently expect enrollment to be completed during the second quarter of 2010, and the last infant in the PREGNANT Study to be born during the fourth quarter of 2010. In addition, we currently anticipate that we will report the topline results for the PREGNANT Study around the end of 2010, and that, if the outcomes of the PREGNANT Study are successful, the PTB NDA or the PTB Supplemental NDA would be filed with the FDA during the first half of 2011 and that the FDA would decide whether to approve the PTB NDA (or the PTB Supplemental NDA) by late 2011 or early 2012.

If the PREGNANT Study is not successful, our resources will be limited and our board of directors will have to reassess our strategy.

Q:	Am I entitled to appraisal rights in connection with the Asset Sale?

A:	No. Delaware law does not provide for stockholder appraisal rights in connection with the sale of a company’s assets.

Q:	What vote is required for Columbia’s stockholders to approve the Asset Sale?

A:	The affirmative vote of the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock is required to approve the Asset Sale.

Q:	What vote is required for Columbia’s stockholders to approve the Charter Amendment?

A:	The affirmative vote of (i) the holders of a majority of the outstanding shares of our Common Stock, and (ii) the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, shares of our Series B Preferred Stock and shares of our Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment.

Q:	What vote is required for Columbia’s stockholders to approve the Adjournment proposal?

A:	Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present.

Q:	What shares may I vote?

A:	You may vote all shares of Common Stock, Series B Preferred Stock, and Series E Preferred Stock that you owned as of the close of business on the Record Date. These Shares include (i) those held directly in your name as the stockholder of record and (ii) those held for you as the beneficial owner through a bank, broker or other nominee at the close of business on the Record Date.

Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible). Each share of Series E Preferred Stock is entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible). Columbia’s shares of Series C Preferred Stock have no voting rights.

As of the close of business on the Record Date, there were approximately 65,567,198 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having aggregate voting power equal to 2,600 shares of Common Stock, and 59,000 shares of Series E Preferred Stock issued and outstanding having aggregate voting power equal to 2,950,000 shares of Common Stock.

Q:	What is a quorum?

A:	A quorum must be present for the Special Meeting to be held. The quorum requirement for holding the Special Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Special Meeting. The Shares may be present in person or represented by proxy at the Special Meeting. Votes withheld, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What happens if I abstain from voting?

A:	If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any proposal, the Shares represented by the proxy will be considered present at the Special Meeting for the purpose of determining a quorum. In addition, while they will not count as votes cast in favor of the Asset Sale proposal, the Charter Amendment proposal or the Adjournment proposal, they will count as votes cast on the Asset Sale proposal, the Charter Amendment proposal and the Adjournment proposal. As a result, an abstention on a proposal will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. While broker non-votes will be counted for the purposes of determining whether a quorum exists at the Special Meeting, they will not be considered to have voted on any of the proposals on which such instructions have been withheld. As a result, a broker non-vote will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Columbia stockholders hold their Shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your Shares are registered directly in your name with Columbia’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), you are considered, with respect to those Shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your proxy directly to Columbia or to vote in person at the Special Meeting. Columbia has enclosed a proxy card for you to use.

Beneficial Owner

If you hold Shares in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of Shares held in “street name” and your bank, broker or other nominee is forwarding these proxy materials to you. Your bank, broker or other nominee is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote, but because you are not the stockholder of record, you may not vote these Shares in person at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the Shares. As a beneficial owner, you are, however, welcome to attend the Special Meeting. Your bank, broker or other nominee has enclosed a voting instruction card for you to use.

Q:	How do I vote?

A:	You may vote:
•	by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote by ballot at the Special Meeting); or

•	if you hold your shares in “street name,” by following the procedures on the voting instruction card provided by your bank, broker or other nominee. See “—How can I vote without attending the Special Meeting,” beginning on page 23.
If you return your signed and dated proxy card but do not mark the boxes showing how you wish to vote, your Shares will be voted “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” the Adjournment proposal. The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the Charter Amendment proposal but will not have an effect on the Adjournment proposal. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the Charter Amendment proposal but will not have an effect on the Adjournment proposal.

Q:	If my Shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my Shares for me?

A:	Your bank, broker or other nominee will only be permitted to vote your Shares if you instruct your bank, broker or other nominee how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your Shares.

Q:	How can I vote my Shares without attending the Special Meeting?

A:	Whether you hold Shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the Special Meeting. If you hold your Shares directly, you may vote by granting a proxy. If you hold your Shares in “street name,” you may submit voting instructions to your bank, broker or other nominee. Please refer to the summary instructions below and those included on your proxy card or, for Shares held in “street name,” the voting instruction card included by your bank, broker or other nominee.

By Mail — You may vote by mail by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope or, for Shares held in “street name,” by following the instructions on the voting instruction card included by your bank, broker or other nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your Shares will be voted as you instruct. If you sign but do not provide instructions, your Shares will be voted as described below in “How are votes counted?”

On the Internet — If you hold your Shares in “street name” and the bank, broker or other nominee that holds your Shares offers Internet voting, your voting instruction card will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card. If you hold your Shares directly in your name as the stockholder of record, you may not vote online.

By Telephone — If you hold your Shares in “street name” and the bank, broker or other nominee that holds your Shares offers voting by telephone, your voting instruction card will contain instructions on how to vote by telephone. If you hold your Shares directly in your name as the stockholder of record, you may not vote by telephone.

Q:	How do I access proxy materials on the Internet?

A:	Stockholders can access our Notice of Special Meeting and proxy statement (and the other documents which are attached as annexes to this proxy statement) and a form of a proxy card on the Internet at:

http://amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

Our public filings can also be accessed at the SEC’s web site at www.sec.gov. See “Where You Can Find More Information,” beginning on page 148.

Q:	How are votes counted?

A:	If you return your signed and dated proxy card but do not mark the boxes showing how you wish to vote, your Shares will be voted “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the proposal to adjourn the Special Meeting to a later date. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.

Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Special Meeting.

If you hold your Shares directly and returned your proxy by mail, you must (a) mail a written notice of revocation to our Corporate Secretary at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039 or (b) timely deliver a valid, later-dated proxy. Your attendance at the Special Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to our Corporate Secretary (as described above) before the vote at the Special Meeting or you vote by written ballot at the Special Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Special Meeting.

For Shares you own beneficially in “street name,” through a bank, broker or other nominee, you have the right to change or revoke your proxy at any time before it is voted at the Special Meeting by following the directions received from your bank, broker or other nominee to change or revoke those instructions.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your Shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Who will bear the cost of this solicitation?

A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to aid in the solicitation of proxies. We estimate that we will pay Georgeson a fee of $7,500 for its services plus per-call fees for any individual solicitations and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	Will a proxy solicitor be used?

A:	Yes. We have engaged Georgeson to assist in the solicitation of proxies for the Special Meeting and we estimate that we will pay Georgeson a fee of approximately $12,500 for such assistance. We have also agreed to reimburse Georgeson for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify Georgeson against certain losses, costs and expenses.

Q:	Who can help answer any other questions that I have?

A:	If you have additional questions about the Asset Sale or the Charter Amendment, need assistance in submitting your proxy or voting your Shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Georgeson, our proxy solicitor:
Georgeson Inc.
Call Toll Free: (866) 482-5136
Banks and Brokerage Firms Call Collect: (212) 440-9800

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS
     This proxy statement and the documents incorporated by reference herein (including our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and our Current Report on Form 8-K, dated June 1, 2010, which are attached as Annexes E, F and G to this proxy statement, respectively) contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Statements in this proxy statement that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements are only predictions and reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur, are necessarily estimates reflecting the best judgment of our senior management on the date on which they were made, or if no date is stated, as of the date of this proxy statement. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described below under the caption “Risk Factors Relating to the Proposal to Approve the Asset Sale,” that may affect the operations, performance, development and results of our business. Because these factors could cause our actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
     You should understand that, in addition to those factors discussed below under the caption “Risk Factors Relating to the Proposal to Approve the Asset Sale,” factors that could affect our future results and could cause our actual results to differ materially from those expressed in such forward-looking statements, as well as factors that could affect our ability to consummate the Asset Sale, include, but are not limited to:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase and Collaboration Agreement;

•	the effect of the announcement of the Asset Sale on our business relationships (including with employees, customers and suppliers), operating results and business generally;

•	the failure of our stockholders to approve the Asset Sale and/or the Charter Amendment;

•	the failure of the Asset Sale to close for any reason;

•	in certain circumstances, we may be required to repay the Watson Note, together with a prepayment fee of $2 million;

•	the outcome of pending or future litigation and governmental proceedings that may have the effect of delaying or preventing the consummation of the Asset Sale;

•	the amount of the costs, fees, expenses and charges related to the Asset Sale and the Charter Amendment;

•	adverse developments in general business, economic and political conditions or any outbreak or escalation of hostilities on a national, regional or international basis;

•	our failure to comply with regulations and any changes in regulations;

•	the loss of any of our senior management; and

•	increased competitive pressures that may reduce revenues or increase costs.

THE SPECIAL MEETING
Date, Time, and Place
     The Special Meeting will be held at the Westminster Hotel, 550 West Mt. Pleasant Avenue, Livingston, New Jersey 07039, on July 1, 2010 at 10:00 am local time.
Purpose
     The purpose of the Special Meeting is for our stockholders to consider and vote upon the following proposals:
1.	to approve the Asset Sale pursuant to the Purchase and Collaboration Agreement;

2.	to approve the Charter Amendment to increase the number of our authorized shares of Common Stock from 100,000,000 to 150,000,000;

3.	to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable; and

4.	to transact such other business as may properly come before the Special Meeting.
     A copy of the Purchase and Collaboration Agreement (and certain related agreements) is attached to this proxy statement as Annex A and a copy of the Charter Amendment is attached to this proxy statement as Annex B.
Record Date; Stockholders Entitled to Vote
     You are entitled to vote at the Special Meeting if you owned Shares at the close of business on May 25, 2010, which is the Record Date. You are entitled to vote all shares of Common Stock, shares of our Series B Preferred Stock and shares of our Series E Preferred Stock that you owned as of the close of business on the Record Date. As of the close of business on the Record Date, there were approximately 65,567,198 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having aggregate voting power equal to 2,600 shares of Common Stock, and 59,000 shares of Series E Preferred Stock issued and outstanding having aggregate voting power equal to 2,950,000 shares of Common Stock. Each share of Common Stock entitles its holder to one vote on all matters properly coming before the Special Meeting. Each share of Series B Preferred Stock entitles its holder to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible) on all matters properly coming before the Special Meeting. Each share of Series E Preferred Stock entitles its holder to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible) on all matters properly coming before the Special Meeting. Shares of Columbia’s Series C Preferred Stock have no voting rights.
     A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our executive offices and principal place of business for inspection by our stockholders during ordinary business hours for any purpose germane to the Special Meeting and will also be available at the Special Meeting.
Quorum
     A quorum must be present for the Special Meeting to be held. The quorum requirement for holding the Special Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Special Meeting. The Shares may be present in person or represented by proxy at the Special Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the Shares and no instructions from such beneficial owner are given. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to allow for the solicitation of additional proxies.
Vote Required for Approval
     The affirmative vote of the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock is required to approve the Asset Sale. The affirmative vote of (i) the holders of a majority of our outstanding shares of Common Stock and (ii) the holders of a majority of the Voting Power of the outstanding shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the proposal to approve the Charter Amendment.
     Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present.
     The failure of any stockholder to submit a signed proxy card or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. If you hold your Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
Effects of Abstentions and Broker Non-Votes
     For each of the proposals to be considered and voted upon at the Special Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares voted as abstentions will be counted for purposes of determining the presence of a quorum at the Special Meeting but will be treated as unvoted, although present and entitled to vote, for purposes of determining whether a proposal is approved. As a result, votes of “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment, but votes of “ABSTAIN” will not have an effect on the Adjournment proposal.
     Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to approve the Asset Sale, the proposal to approve the Charter Amendment and the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. As a result, absent specific instructions from the beneficial owner of such Shares, brokers are not empowered to vote those Shares, which are referred to generally as “broker non-votes.” These “broker non-votes” will be counted for purposes of determining a quorum and will have the same effect as a vote “AGAINST” the proposal to approve the Asset Sale and the proposal to approve the Charter Amendment but will not have an effect on the Adjournment proposal.
Proxies and Revocation
     If you submit a proxy by returning a signed proxy card by mail, your Shares will be voted at the Special Meeting as you indicate. If you sign your proxy card without indicating your vote, your Shares will be voted “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable, and in accordance with the discretion of the persons named on the enclosed proxy card on any other matters properly brought before the Special Meeting for a vote.
     If your shares of Common Stock are held in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to have your Shares voted. If you do not instruct your bank, broker or other nominee to vote your Shares, it has the same effect as a vote “AGAINST” the Asset Sale proposal and the Charter Amendment proposal but will not have an effect on the Adjournment proposal.
     Proxies received at any time before the Special Meeting and not revoked or superseded before being voted will be voted at the Special Meeting. Any stockholder of record who executes and returns a proxy card may revoke the proxy at any time before it is voted at the Special Meeting in any of the following ways:
•	if you hold your Shares in your name as a stockholder of record, by written notice of revocation to our Corporate Secretary at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039;

•	timely delivery of a valid, later-dated proxy; or

•	by attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke your previously granted proxy, unless you give written notice of revocation to our Corporate Secretary (as described above) before the vote at the Special Meeting or you vote by written ballot at the Special Meeting).
     If you hold your Shares in “street name” through a bank, broker or other nominee, you have the right to change or revoke your proxy at any time before it is voted at the Special Meeting by following the directions received from your bank, broker or other nominee to change or revoke those instructions.
Adjournments
     Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting of the time, date and place of the adjourned Special Meeting. The stockholders present may adjourn the Special Meeting despite the absence of a quorum to a later date. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present. Any signed proxies received by us in which no voting instructions are provided on the matter will be voted “FOR” adjourning the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Common Stock Ownership of Directors and Executive Officers
     As of May 25, 2010, the directors and executive officers of Columbia had, or were deemed to have had, beneficial ownership of, in the aggregate, approximately 2.5% of our Common Stock (including approximately 1.2% which represents shares of Common Stock that are purchasable under options held by such directors and executive officers but excluding approximately 8.9% which are held by affiliates of one of our directors). Columbia believes that its directors and executive officers will vote all of the Shares for which they have, or are deemed to have, beneficial ownership “FOR” the proposal to approve the Asset Sale, “FOR” the proposal to approve the Charter Amendment and “FOR” adjourning the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to approve the Asset Sale and/or the Charter Amendment, as applicable.

Solicitation of Proxies
     This proxy solicitation is being made and paid for by Columbia on behalf of its board of directors. In addition, we have retained Georgeson to assist in the solicitation. We will pay Georgeson a fee of approximately $12,500 for such assistance. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. These persons will not be paid additional remuneration for their efforts. We will also request banks, brokers and other nominees to forward proxy solicitation material to the beneficial owners of shares of our Common Stock and Preferred Stock that the banks, brokers and other nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify Georgeson against certain losses, costs and expenses.
Attendance of Accountants
     A representative of BDO Seidman, LLP, our current principal accountants and our accountants for the year ended December 31, 2009 is expected to be present at the Special Meeting. Such representative will have the opportunity to make a statement if BDO Seidman, LLP desires to do so and will be available to respond to questions, as appropriate.
Other Matters
     We do not know of any other business that will be presented at the Special Meeting. If any other proposal properly comes up for a vote at the Special Meeting in which your proxy has provided discretionary authority, the persons named on the enclosed proxy card will vote your Shares in their discretion accordance with their best judgment.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 1, 2010
The proxy statement (and the other documents which are attached as annexes to this proxy statement) are available at:
http://amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479
Questions and Additional Information
     If you have additional questions about the Asset Sale or the Charter Amendment, need assistance in submitting your proxy or voting your shares of our Common Stock and Preferred Stock, or need additional copies of this proxy statement or the enclosed proxy card, please call Georgeson, our proxy solicitor:
Georgeson Inc.
Call Toll Free: (866) 482-5136
Banks and Brokerage Firms Call Collect: (212) 440-9800

THE ASSET SALE (PROPOSAL NO. 1)
The Parties to the Asset Sale
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
(973) 994-3999
     Columbia is a Delaware corporation in the business of developing, manufacturing and selling pharmaceutical products that utilize Columbia’s proprietary bioadhesive drug delivery technologies. Columbia is focused predominantly on the women’s reproductive healthcare market, but Columbia’s product development projects address the broader women’s healthcare market. Columbia’s bioadhesive vaginal gel products provide patient-friendly solutions for infertility, pregnancy support, amenorrhea, and other obstetric, gynecologic and medical conditions. Our Common Stock is listed on the NASDAQ Global Market under the symbol “CBRX.”
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 92880 — 2882
(951) 493-5300
     Watson is a Nevada corporation and leading specialty pharmaceutical company in the business of developing, manufacturing, marketing, selling and distributing generic (off-patent) and brand pharmaceutical products. Watson operates in approximately 20 countries, with its key commercial market being the United States. As of December 31, 2009, Watson marketed approximately 170 generic pharmaceutical product families and 30 branded pharmaceutical product families through its Generic and Brand Divisions, respectively, and distributed approximately 8,000 stock-keeping units through its Distribution Division.
Coventry Acquisition, Inc.
311 Bonnie Circle
Corona, CA 92880 — 2882
(951) 493-5300
     Buyer is a Delaware corporation, formed by Watson solely for the purpose of effectuating the transactions contemplated by the Purchase and Collaboration Agreement and the documents related thereto described in this proxy statement. As of the date of this proxy statement, Buyer has not conducted any business activities other than those incidental to the Watson Transactions.
Background of the Asset Sale and Joint Development Transaction
     Our board of directors regularly and on an on-going basis evaluates and assesses our business, financial condition, results of operations, cash flows, products, intellectual property, markets and marketing capability, management and competitive position, financial performance, outlook and prospects, as well as current industry, stock and credit market conditions and our strategic direction and alternatives, and business plan.
     In February 2007, we reported the results of our Phase III clinical study designed to assess the efficacy, safety and tolerability of PROCHIEVE 8% in preventing preterm birth in pregnant women with a previous preterm birth before 35 weeks of gestation. This study did not achieve a statistically significant reduction in the incidence of preterm birth at week 32, the primary endpoint in the study population. However, in April 2007, we reported that an evaluation of the data from that study revealed a possible effect of PROCHIEVE 8% in delaying cervical shortening, and suggested a correlation between the cervical length data, PROCHIEVE 8% administration, and both a reduction in the likelihood of preterm birth and an improvement in infant outcomes. As a result of this, as well as further analyses, investigations and discussions with the FDA, we designed the PREGNANT Study, initially for 300 patients.
     In early 2008, we recruited 19 study sites, prepared the protocol, and began enrollment in the PREGNANT Study. However, we faced various challenges in recruiting patients and while our plan had been to recruit all 300 patients in one year, we found that this time frame was not feasible. In response, we implemented various initiatives to enhance patient enrollment, including the addition of incremental study sites.
     In October 2008, we announced a collaboration with the Perinatology Research Branch (“PRB”) of the Eunice Kennedy Shriver National Institutes of Child Health and Human Development, part of the National Institutes of Health (“NIH”) under which we amended the PREGNANT Study protocol to reflect the addition of nine NIH sponsored sites and an increase in the number of patients from 300 to 450. This amendment required incremental time and we recognized that completion of recruitment for the PREGNANT Study would be further delayed. We also were of the view that, if the PREGNANT Study was successful, the application for approval of the PTB Indication by the FDA would be filed in late 2010 or 2011. As a result, FDA approval of the PTB Indication, if granted, could not be received until the second or third quarter of 2011, at the earliest.
     At that time, our board asked our management to prepare and present an updated business plan. In addition, our board commenced the process to interview and retain financial advisors to assist us in seeking potential partners to either launch or assist in the launch of PROCHIEVE 8% for its potential use in the reduction of preterm birth in women with a short cervix (the “PTB Opportunity”).
     At the December 16-17, 2008 meeting of our board, our management presented to our board an updated business plan. In preparation of the business plan, we considered the impact of the downturn in global economic conditions and the increased challenges that companies like ours would face in raising capital in such an environment. At that meeting, management reviewed with the board our existing debt obligations of:
•	approximately $16.5 million payable to PharmaBio by the end of November 2010 (subject to extension); and

•	$40 million owed under the Notes payable on December 31, 2011.

     Management also reviewed the timeline of the PREGNANT Study and reported that if positive PREGNANT Study results were not available until mid-2010 with FDA approval of the PTB Indication not likely to follow until 2011, at the earliest, it would be extremely difficult to refinance our debt and unlikely that the holders of the Notes would convert them to Common Stock, leaving us in a situation where we would likely have to pay our debt at maturity. Management also reviewed with the board, the estimated costs associated with launching a Progesterone Product for the PTB Opportunity, including the related marketing and sales costs, costs relating to educating the physician community and costs associated with hiring and training a sales force to launch the product for the PTB Indication. Management estimated that such costs would be very significant and we would need to raise significant capital to fund such costs over an 18 to 24 month period beginning six to 12 months prior to approval by the FDA of the PTB Indication. Our board then considered the challenges that a company such as ours would face in raising such capital over that time period. Our board also considered the fact that the PREGNANT Study might not be successful and that FDA approval of the PTB Indication might not be obtained. On this basis, our board decided that Columbia should explore partnership opportunities for PROCHIEVE 8% for the PTB Opportunity.
     At its December 16-17, 2008 meeting, our board of directors invited two investment banking firms to present proposals to assist us in evaluating and implementing this strategic opportunity. Following the presentations, our board selected Torreya Partners LLC (“Torreya Partners”) as Columbia’s strategic advisor in connection with a possible partnering transaction related to PROCHIEVE 8% and the PTB Opportunity. On January 7, 2009, we entered into an engagement letter with Torreya Partners. At this juncture, our board was of the view that we should retain CRINONE 8% progesterone gel for the infertility indication and contemplate a transaction to partner PROCHIEVE 8% for the PTB Opportunity. Our board considered that both products include the same active ingredient in the same formulation and are differentiated only by their respective trademarks.
     During January and February 2009, Torreya Partners and Columbia’s management prepared presentation materials for the potential partners for PROCHIEVE 8% for the PTB Opportunity and organized an electronic “due diligence” data room. Torreya Partners also began contacting potential partners and commenced scheduling management presentations. In advance of sharing access to our due diligence materials, Torreya Partners required potential partners to sign a confidentiality agreement.
     At the board’s January 26, 2009 meeting, our management reported on a January 20, 2009 meeting with a European company (“Party A”) regarding a possible strategic relationship. Party A, a successful marketer of women’s health products outside the United States, was evaluating the potential of establishing a United States based business. Management reported, however, that Party A was only interested in Columbia’s vaginal progesterone products for treatment of infertility and was not interested in the PTB Opportunity.
     On February 19, 2009, we made a management presentation to a privately held specialty pharmaceutical company (“Party B”) with a focus in women’s health.
     At our board’s March 10, 2009 meeting, Torreya Partners and management provided an update to the board on the partnering effort for PROCHIEVE 8% for the PTB Opportunity.

Torreya Partners reported that over 22 potential partners had been contacted, a management presentation was made to Party B and that management presentations were scheduled for March 19, 2009 with a United States based affiliate of an international pharmaceutical company (“Party C”) focused on sales, marketing and development of branded prescription products, including women’s health products, and on March 24, 2009 with another potential partner, a United States based pharmaceutical company, interested in PROCHIEVE 8% for the PTB Opportunity, which did not ultimately result in an offer. Torreya Partners reported to the board that on March 10, 2009, Party A provided us with a non-binding term sheet pursuant to which Party A would acquire the right to co-market PROCHIEVE 8% in infertility and an unspecified amount of stock in exchange for $10 million plus a 5% royalty. That term sheet also provided for a milestone payment of $10 million upon FDA approval of the PTB Indication and a royalty of 10% on sales that would decrease with sales over $50 million.
     At our board’s April 3, 2009 meeting, Columbia’s management reported that Party B provided a preliminary indication of interest regarding PROCHIEVE 8% for the PTB Opportunity. Torreya Partners reported that Party B and another party had raised the concern about limiting the scope of the potential partnership to PROCHIEVE 8% for the PTB Opportunity as these parties were concerned about the potential for “off label” use of CRINONE for the PTB Indication and the resulting negative impact on PROCHIEVE 8% sales. Torreya Partners reported that Party B’s preliminary indication of interest proposed a partnership covering both brands and all indications for an upfront payment of $10 million, royalties of 20% (which would decline to 5% if a generic product entered the market), milestone payments of up to $25 million upon FDA filing and approval for the PTB Indication, $20 million upon issuance of a patent covering the PTB Indication, and additional milestone payments of up to $22.5 million upon achievement of certain annual sales goals. Our board discussed in detail the proposals for each transaction received to date, including pricing, timing and likelihood of receiving contingent payments, whether specific assets were or should be included or excluded from such transactions and the Development and Commercialization capabilities of each potential partner. Our board then instructed Columbia’s management to work with Torreya Partners to continue discussions regarding potential partnerships for PROCHIEVE 8% for the PTB Opportunity, while considering offers for both brands (PROCHIEVE and CRINONE), as well.
     On May 1, 2009, we presented the PTB Opportunity to Watson. Watson indicated to us that women’s health was one of its areas of focus, it had late stage products in its development pipeline, and it was re-organizing its branded sales efforts to reach Obstetrics and Gynecology prescribers.
     On June 22, 2009, Party A visited our New Jersey headquarters for a presentation on the PTB Opportunity and, on June 24, 2009, Party A presented a revised non-binding term sheet to purchase CRINONE for all then approved indications. A partnership for PROCHIEVE 8% for the PTB Opportunity was not covered by Party A’s offer, but Party A stated that it would consider another agreement that would possibly cover the PTB Opportunity. Party A’s proposal included a $50 million payment at closing for the purchase of product rights and an equity position of not less than 10% in Columbia. Party A also proposed to pay royalties of 5% to 10% for the term of our existing Progesterone delivery patent (which expires during September 2013), and would pay increased royalties if sales accelerated at a certain rate after the FDA filing for the PTB Indication.
     On June 25, 2009, management made a presentation to another party (“Party D”) on the infertility business and the PTB Opportunity. Party D is a large international pharmaceutical company with U.S. operations.
     On June 26, 2009, a management team backed by a financial sponsor (“Party E”) visited our New Jersey headquarters for a management presentation on both the infertility indication for our Progesterone Products and the PTB Opportunity. Party E was interested in establishing a new pharmaceutical company focused on women’s health.
     Also on June 26, 2009, Watson submitted its initial indication of interest for United States and international rights, where available, to acquire CRINONE and PROCHIEVE 8% for the PTB Opportunity and the infertility indication after completion of the PREGNANT Study and submission of an application to FDA for the PTB Indication. This proposal provided for an equity investment by Watson of $8 million in Columbia. The other terms of the proposal remained subject to modification and quantification. After reviewing the offer with Columbia’s management, Torreya Partners advised Watson that it was unable to evaluate the offer because of the lack of quantification of the milestone payments and royalty rates. Watson responded on July 1, 2009, by offering success based milestones of up to $80 million and royalties of 12% to 15%.
     On July 9, 2009, management presented the PTB Opportunity in more detail to the financial sponsor of Party E. Also on July 9, 2009, Party A (after further due diligence and negotiations) submitted a revised non-binding proposal to us to acquire CRINONE and PROCHIEVE 8% for all indications within the United States and to take an equity position in Columbia. Pursuant to this proposal, Party A would pay up to $50 million at closing for the Progesterone Products and stock, make development milestone payments of up to $30 million, sales related milestone payments of up to $50 million, and royalties of 5% to 10% during the remaining life of our Progesterone delivery patent (which expires during September 2013). Under this proposal, the royalties would continue at these rates if new patents were issued and a new dosage form of a Progesterone Product were marketed. Under this proposal, Columbia would continue to be responsible for managing and funding the patent applications and development of a new dosage form.
     On July 9, 2009, Torreya Partners reviewed with our board the proposals that had been received as of that date. Our board discussed in detail the proposals, including pricing, timing and likelihood of receiving contingent payments, whether specific assets were or should be included or excluded from such transactions and the Development and Commercialization capabilities of each potential partner. Torreya Partners reported to us that many of the potential partners focused on:
•	the necessity to package the infertility indication and the PTB Opportunity together;

•	the fact that our Progesterone delivery patent for our currently marketed product expires in 2013; and

•	the costs and timing for development and approval of a second generation product for lifecycle management.
     As a result, Torreya Partners was instructed to contact the potential partners and request them to conduct further due diligence and investigations regarding our products and the PTB Opportunity. Subsequently, our board determined that in order to find an adequate partnership opportunity, we should explore partnership opportunities that included the infertility indication and the PTB Opportunity for both CRINONE and PROCHIEVE 8%.
     On July 15, 2009, Columbia’s management made a presentation to a privately held specialty pharmaceutical company on the infertility business and the PTB Opportunity, which did not result in an offer from such company.
     At the July 18, 2009 meeting of our board of directors, the board reviewed the efforts of Torreya Partners with regard to the partnering process as well as the proposals that we had received through that date. Torreya Partners reported that it had contacted over 50 companies regarding partnering transactions and as to the status of each of the potential partners. Our board, at that meeting, also asked board member Frank Condella to work closely on a going-forward basis with members of Columbia’s management and Torreya Partners on the partnering process.
     On July 21, 2009, Columbia’s management made a presentation to a large U.S. based international pharmaceutical company on the infertility business and the PTB Opportunity, which did not result in an offer from such company.
     On July 23, 2009, representatives of Columbia’s management met with representatives of Party E to present the CRINONE infertility opportunity. On July 25, 2009, the financial sponsor for Party E presented a non-binding indication of interest that contemplated equity investments in Columbia over time in the range of $70 to $80 million, a change in Columbia’s executive management, and representation on our board. We also held additional meetings with Party E during the week of August 3, 2009 to negotiate its proposal.
     At our board’s meeting on July 27, 2009, Torreya Partners again reviewed the partnering process. Torreya Partners reported that at this time we had received several expressions of interest and then reviewed the different structures and valuations of those proposals with our board. Our board discussed in detail the various proposals, including pricing, timing and likelihood of receiving contingent payments, whether specific assets were or should be included or excluded from such transactions and the Development and Commercialization capabilities of each potential partner. At the conclusion of the meeting, our board requested that Torreya Partners and management continue their efforts with respect to the partnering process.
     On July 29, 2009, Mr. Condella and a representative of Torreya Partners met in Europe with Party A to discuss Party A’s marketing capabilities in the United States for infertility and the PTB Opportunity. On July 30, 2009, Mr. Condella and a representative of Torreya Partners met with management of another European company with whom Columbia had held prior partnering discussions to see if their interest could be advanced to an offer. However, that company did not convey a proposal to us.

     On August 5, 2009, representatives of Watson, Columbia and Torreya Partners met to review and discuss Watson’s proposal.
     At our board’s August 6, 2009 meeting, Mr. Condella and Torreya Partners reported to the board on the European meetings as well as the status of discussions with Watson and Party E. The board reviewed the status of the partnering process and requested management and Torreya Partners to continue with the process.
     On August 13, 2009, Party C submitted a non-binding offer to acquire CRINONE and PROCHIEVE 8% for all indications that contemplated an upfront payment of $25 million, milestone payments of $15 million upon FDA approval of the PTB Indication, of $5 million upon approval of a second generation product, which Columbia would continue to be responsible for managing and funding development; and annual sales related milestone payments ranging from $5 million to $20 million, depending on the sales level, and royalties of 10% to 14%.
     On August 14, 2009, Party D submitted a non-binding offer to acquire CRINONE and PROCHIEVE 8% for all indications that contemplated an upfront payment of $10 million, milestone payments of $15 million on filing and FDA approval of the PTB Indication, and annual sales related milestone payments ranging from $10 million to $35 million, depending on sales levels.
     On September 2, 2009, a start-up company (“Party F”) and its financial sponsor visited our New Jersey headquarters for a management presentation on the PTB Opportunity.
     On September 4, 2009, Party E withdrew from the partnering process because its investment committee did not support its equity investment for the deal structure that it had previously proposed.
     On September 5, 2009, Party A submitted a revised non-binding offer. In this offer, Party A increased its contemplated upfront payment to $45 million plus an equity investment in Columbia of 20% of our Common Stock at a purchase price to be negotiated. Party A also proposed that it would make development and patent related success based milestone payments of up to $40 million and sales related milestone payments of up to $75 million. In addition, Party A proposed that the royalties it would pay would be at the rate of 10% and increase to 15% if the PTB Indication was approved by the FDA.
     At the September 9, 2009 board meeting, Torreya Partners reviewed its efforts, the status of the partnering proposals received to date (and the negotiations relating thereto) and the withdrawal by Party E from the partnering process. Our board then discussed the partnering process and conducted an in-depth review of the offer by Party A, including the pricing, timing and likelihood of receiving contingent payments and its Development and Commercialization capabilities in the United States, as well as the status and terms of the other proposals received to date.
     On September 11, 2009, Party F presented to us a non-binding offer to acquire CRINONE and PROCHIEVE 8% for all indications that contemplated a $40-$50 million upfront payment, potential milestone payments for successful development of a second generation product totaling $20 million and escalating royalties on net sales over $50 million from 5% to

15%. Party F also indicated it would reimburse Columbia for 50% of development costs for a second generation product, which Columbia would develop.
     On September 16, 2009, Watson submitted a revised offer for our Progesterone related assets and Common Stock. This revised offer included a $40 million upfront payment and Watson taking over the CRINONE infertility business at the closing of the transaction. It also contemplated that Columbia would continue to be responsible for the PREGNANT Study and submission to the FDA of an application for the PTB Indication. This offer also contemplated contingent development milestone payments of up to $50 million and escalating royalties to be paid on net sales ranging from 12% to 20%. Watson also proposed that it would pay the development costs for a second generation product after FDA approval of the PTB Indication. Torreya Partners reviewed the offer in detail with Columbia’s management and continued to negotiate with Watson.
     On September 17, 2009, Party A met with representatives of Columbia’s management and Torreya Partners in New York City to discuss Party A’s U.S. Commercialization plan and to negotiate the terms of its most recent non-binding offer.
     On September 29, 2009, Party F revised its offer. The revised offer contemplated an upfront payment of $55 million. Party F did not modify the terms that it had previously proposed related to the contingent development milestones and payment of the PTB Opportunity development costs. However, Party F added to its proposal contingent sales related milestones of up to $40 million and improved its proposal regarding royalty sales ranges slightly, but stayed at 5% to 15%. At this point, Party F requested “exclusivity” as a condition to its committing further resources to conduct additional due diligence.
     On October 1, 2009, Watson modified its proposal by increasing its contemplated upfront payment by $2 million to $42 million and reduced its proposed clinical results milestone payment by the same amount.
     On October 7, 2009, Party A provided a revised non-binding term sheet for United States rights to CRINONE and PROCHIEVE 8% for both the infertility indication and the PTB Opportunity. Party A offered an upfront payment of $45 million as well as an equity investment of up to 20% of our Common Stock. This modified proposal also provided for up to $40 million of development milestone payments, up to $75 million in sales related milestone payments, and a royalty of 10% that would escalate to 15% if the PTB Indication was approved by the FDA. It also provided for termination of royalty payments in the event a generic entry was launched, and a product supply agreement that limited us to a 5% markup on cost of goods sold.
     After conducting its due diligence review of Columbia, including an October 8, 2009 meeting with management, Party F submitted a revised offer on October 13, 2009. Pursuant to that offer, Party F reduced its contemplated upfront payment to $45 million, increased the second generation product development milestone payments by $10 million, but withdrew the reimbursement of 50% of development costs and reduced the launch milestone payment by $10 million.

     At our board’s October 13, 2009 meeting, our board reviewed, evaluated and discussed the offers from Party A, Party F, and Watson under a range of assumptions regarding clinical and commercial success. Our board considered the economic terms of each of the offers, the nature and capabilities of each of the potential partners and our likelihood of receiving the contingent payments contemplated by each of these offers. In particular, our board considered that Party A did not have any existing United States operations, that Watson’s offer included an agreement to pay for future development costs for the second generation product and offered the most attractive royalty package as well as Watson’s established United States presence, and that Party F had recently made negative modifications to its offer. Our board also considered that Party F was a start-up company without a commercial infrastructure.
     On October 19, 2009, board chairman, Mr. Stephen G. Kasnet, and Mr. Condella met with representatives of Party A’s management in Europe to discuss Party A’s most recent offer, our future business strategy, and the operational and financial aspects of the proposed partnership.
     On October 21, 2009, Party A indicated to us that it was prepared to proceed with its offer for the assets related to the Progesterone Products, but that its equity investment would not be approved by its parent company. As a result, Party A reduced its offer by approximately $15 million. We, however, continued to negotiate with Party A regarding its proposal.
     On October 22, 2009, we entered into certain agreements with investors pursuant to which we issued 10,900,000 units, each consisting of one share of Common Stock and one warrant to purchase 0.5 shares of our Common Stock (with an exercise price of $1.52 per share) and in doing so, on October 28, 2009, raised approximately $10.7 million in net proceeds in order to continue to fund our business operations, including the funding of the PREGNANT Study and development of the second generation product.
     On October 25, 2009, Watson submitted a revised non-binding offer for global rights, where available, for the PTB Opportunity and infertility indication with respect to both CRINONE and PROCHIEVE 8% and a combination of assets and equity, for a $47 million upfront payment. Watson’s revised offer also included an opportunity for us to earn development milestone payments of up to $45.5 million, escalating royalties on net sales in the United States of 8% to 20% and royalties of 10% outside the United States. Watson also proposed to pay the life cycle management costs for developing a second generation product for both the infertility and preterm birth indications and to pay us royalty payments on the second generation product. Under this revised proposal, we would remain responsible for completion of the PREGNANT Study and filing for approval by the FDA of the PTB Indication.
     At a board meeting on October 30, 2009, Mr. Condella and Torreya Partners reported to the board on the partnering discussions with Party A, Party F, and Watson, including that Party A had removed the equity component of its offer. Mr. Condella and Torreya Partners also explained that Party A was in the process of reconsidering its offer and indicated that it would respond to us regarding the offer in early November 2009. Torreya Partners also reported that it had held discussions with Party F and that Party F had not revised its offer.
     On November 4, 2009, Party A indicated to us that it had completed its further review of its proposal and that it would not modify it.

     During November 2009, we engaged in detailed discussions with Watson regarding its non-binding proposal and negotiated the terms thereof, including with respect to the range of royalty payments, resulting in an increase to the bottom of the range.
     At its November 17, 2009 meeting, Mr. Condella and Torreya Partners reported to our board on discussions with Party A and Watson, the two parties with which Columbia remained in active negotiations, and on the status of two other parties who remained interested in a potential partnership opportunity. Financial and other terms of the offers from Party A and Watson were reviewed and evaluated by the board in detail, including pricing, timing and likelihood of receiving contingent payments, likelihood of closing, whether specific assets were or should be included or excluded from such transactions and the Development and Commercialization capabilities of each potential partner. Following discussion and review, our board decided that we should proceed with Watson and prepare definitive agreements in parallel with due diligence on Watson. At that meeting, our management also reviewed with the board the proposed structure and a preliminary plan for our post-transaction business strategies. Our board requested Torreya Partners to contact Watson to invite it to make a presentation to our board so that our board could conduct due diligence regarding Watson’s overall business and women’s health strategic plans, especially for the CRINONE product, and in particular, for our board to investigate our future opportunity to realize the milestone payments and royalties and to gain assurances as to Watson’s commitment to fund the development of second generation products.
     At its November 17, 2009 meeting our board considered and discussed prepaying approximately $18 million in principal amount of Notes held by a holder of the Notes owning approximately 45% of the outstanding Notes (the “Principal Holder”), as well as prepaying the obligations owing to PharmaBio under the PharmaBio Agreement.
     On December 1, 2009, Lawrence Gyenes, our Chief Financial Officer, and Robert Mills, our Chief Operating Officer, discussed with PharmaBio the possibility of prepaying the obligations under the PharmaBio Agreement.
     On December 14, 2009, we engaged RBC for the purpose of our board receiving an opinion from RBC with respect to the fairness, from a financial point of view, of the consideration to be received by us in connection with the potential sale of assets.
     On December 15, 2009, Paul M. Bisaro, President and Chief Executive Officer of Watson, and G. Frederick Wilkinson, Executive Vice President of Global Brands of Watson, made a presentation to our board. During that presentation, Messrs. Bisaro and Wilkinson described Watson and its business. They also discussed Watson’s recent acquisition, its plans, including its plans for marketing CRINONE for the infertility indication, its commitment to fund the development of a second generation product in concert with Columbia and its plan to launch and support the PTB Opportunity should it receive FDA approval.
     On December 17, 2009, Mr. Gyenes discussed with the Principal Holder the possibility of Columbia acquiring its Notes.
     During January and February of 2010, Columbia’s management, Columbia’s outside counsel, Kaye Scholer LLP (“Kaye Scholer”), Watson’s management along with its outside counsel, Latham & Watkins LLP, exchanged drafts of the proposed definitive agreements for a potential transaction and engaged, in person and telephonically, in negotiations regarding the documentation for the Watson Transactions. During the course of these negotiations, we agreed to include PROCHIEVE 4% among the assets being sold to Watson.
     At the January 8, 2010 meeting of the board, Mr. Condella, Torreya Partners and Kaye Scholer reported to our board on the status of contract negotiations with Watson and the proposed transaction. Kaye Scholer made a presentation as to the fiduciary duties of our board and reviewed the terms of the Purchase and Collaboration Agreement, the Supply Agreement, the License Agreement, the Investor’s Rights Agreement and the Charter Amendment which had been provided to the board in advance of the meeting.
     Also at the January 8, 2010 meeting of the board, Mr. Gyenes presented to the board a proposal for us to satisfy the obligations owing to PharmaBio as well as a significant portion of our obligations with respect to the Notes. Mr. Gyenes also made a presentation regarding the terms of a proposed amendment to the Notes to remove the “put” right contained therein (which required the approval of the holders of at least 75% of the principal amount of the Notes). He discussed that in the absence of this amendment, upon a sale of substantially all of our assets (the Watson Transactions would qualify as such) the holders of the Notes would have the right to compel us to redeem the Notes for a cash price equal to the principal amount of the outstanding Notes, plus accrued and unpaid interest. At the meeting the board decided that, before entering into the Purchase and Collaboration Agreement with Watson, the Notes needed to be amended so that the holders of the Notes would not have the right to “put” the Notes to us upon a sale of all or substantially all of our assets. Otherwise, we would not have sufficient liquidity to satisfy our debt obligations.
     During January 2010, we engaged in negotiations with the holders of the Notes regarding the financial terms of a transaction pursuant to which the holders of at least 75% of the principal amount of the Notes would agree to amend the Notes to delete their “put” rights and agree to sell their Notes to us at a discount. Initially, we proposed that we would repurchase the Notes for an aggregate value of up to $26 million in cash and warrants to acquire up to approximately 15.5 million shares of Common Stock (with an exercise price of $1.50 per share) and amend the Notes to remove the “put” right.
     It was also during this time that we commenced negotiations of an agreement with PharmaBio allowing us to pre-pay our obligations owing to them, conditional upon the closing of a transaction on specified terms.
     At the February 5, 2010 meeting of the board, representatives of Torreya Partners and Kaye Scholer were present and discussed the status of the Watson Transactions. At that time, our board also considered the results of our preliminary research concerning the market flexibility for increasing the price of CRINONE and PROCHIEVE 8% for the PTB Opportunity. Our research suggested that the market might accept higher pricing for CRINONE and PROCHIEVE 8% for the PTB Opportunity and the board considered the advantage this would present, as Watson’s offer included escalating royalty rates on increasing net sales. At that meeting, the board reviewed drafts of the Purchase and Collaboration Agreement, the Supply Agreement, the License Agreement, the Investor’s Rights Agreement, the Charter Amendment, drafts of agreements with the holders of the Notes to prepay and amend the Notes and a draft of the agreement to prepay the obligations owing to PharmaBio, each of which was provided to the board in advance of the meeting. During the meeting, a Kaye Scholer representative discussed the board’s fiduciary duties in connection with the proposed transactions and a Torreya Partners representative reviewed the key aspects of the process in which it was engaged to evaluate the advisability of selling the Assets. A representative of RBC rendered its preliminary financial analysis of the consideration contemplated in the proposed sale of assets and its views on whether such consideration would be fair from a financial point of view to Columbia.
     During the next two weeks, we and Kaye Scholer negotiated the terms of the repurchase of, and amendment to, the Notes with the holders of the Notes.
     A board meeting was called on February 17, 2010 to approve the Watson Transactions, the Charter Amendment, the Note Purchase Agreements, the amendment to the Notes and PharmaBio Amendment. However, prior to the meeting, two holders of the Notes with a combined ownership of approximately 30% of the outstanding Notes, informed us that they would not go forward with the Note purchase and amendment transaction unless the economic terms of that transaction were modified. At the board meeting, the board was informed of the position of these holders of the Notes. The board decided that it should not approve the transaction with Watson until it obtained an agreement with the holders of at least 75% in principal amount of the Notes to amend the Notes so that the Watson Transactions would not trigger the “put” right. The board authorized Columbia’s management to continue negotiations with the holders of the Notes.
     Columbia’s management, along with Kaye Scholer, over the next few days, negotiated with the holders of the Notes. On the evening of February 21, 2010, we concluded negotiations with the holders of the Notes having reached an agreement in principle under which the holders of the Notes would receive an aggregate of up to $26 million in cash, warrants to acquire up to approximately 15.5 million shares of Common Stock (the exercise price to be determined using a formula at the closing of the transactions contemplated under the Note Purchase Agreements, with a floor price of $0.80 and a cap price of $1.50 per share) and $6 million of Common Stock (the number of shares to be determined using a formula at the closing of the transactions contemplated under the Note Purchase Agreements, with a per share floor price of $0.80 and a per share cap price of $1.50 per share) in exchange for their Notes. The holders would also consent to an amendment to the Notes so that the Watson Transactions would not trigger the “put” right.
     On February 22, 2010, Columbia informed Watson of the revised terms for the acquisition and amendment of the Notes. At this point, Watson informed us that it would not enter into a transaction with us if we engaged in a transaction with the holders of the Notes on those terms. A board meeting was then convened and the board was apprised of the current status of negotiations with Watson and the holders of the Notes. The board instructed Columbia’s management to continue to negotiate with Watson and the holders of the Notes.
     Over the ensuing days, we analyzed the terms for the repurchase and amendment of our Notes and engaged in negotiations with the holders of the Notes and Watson.

     On March 3, 2010, we concluded negotiations with the holders of the Notes and Watson. Ultimately, we agreed to pay the holders of the Notes an aggregate amount of $26 million in cash (plus accrued and unpaid interest on our Notes through (but excluding) the Closing date), issue them warrants to acquire up to 7.75 million shares of Common Stock at an exercise price of $1.35 and issue them 7,407,407 shares of Common Stock and also agreed to the terms of an amendment to the Notes. On that date, we also finalized the PharmaBio Agreement pursuant to which we agreed to pay PharmaBio approximately $16 million in satisfaction of our obligations under the PharmaBio Agreement, upon the satisfaction of certain conditions.
     A meeting of the board was then held on the evening of March 3, 2010 for the purpose of approving the Watson Transactions, the Charter Amendment, the Note Purchase Agreements, the amendment to the Notes, the PharmaBio Amendment and certain other matters. Prior to the meeting, the board was provided with the latest drafts of the Purchase and Collaboration Agreement, the Supply Agreement, the License Agreement, the Investor’s Rights Agreement, the Charter Amendment, the PharmaBio Amendment, the Note Purchase and Amendment Agreements and the latest draft of RBC’s preliminary financial analysis of the proposed transaction. During the meeting, representatives of Kaye Scholer again discussed the board’s fiduciary duties in connection with the Watson Transactions and reviewed key aspects of the process that we had engaged in to evaluate the advisability of entering into the Watson Transactions and certain other transactions. Also at this meeting, RBC rendered its oral fairness opinion to our board that, as of that date and based upon and subject to the factors and assumptions set forth in its written fairness opinion, the Upfront Payment and the Contingent Payments to be received by Columbia pursuant to the terms of the Purchase and Collaboration Agreement was fair from a financial point of view to Columbia, which opinion was subsequently confirmed in writing. Following these presentations, our board considered, among other things the merits of the Watson Transactions when compared to Columbia’s prospects if it would not enter in the Watson Transactions and the risks and uncertainties associated therewith. Following the discussion, the board unanimously determined that the Asset Sale on the terms and conditions set forth in the Purchase and Collaboration Agreement is expedient and in the best interests of Columbia and that the approval of the Charter Amendment is advisable and in the best interests of our stockholders. Thereafter, the board adopted and approved the Purchase and Collaboration Agreement, the issuance of the Acquisition Shares, the PharmaBio Amendment, the Note Purchase Agreements and the issuance of the securities thereunder, and the amendment to the Notes and certain other matters.
     Later in the evening of March 3, 2010, the Purchase and Collaboration Agreement, the PharmaBio Amendment, the Note Purchase Agreements and the related schedules and exhibits were finalized and, to the extent necessary, executed by the parties thereto. The Watson Transactions, the PharmaBio Amendment, the Note Purchase Agreements and the Note Amendment were announced by press release on the morning of March 4, 2010 prior to the opening of trading of our Common Stock on the NASDAQ Global Market.
     Subsequently, we received another proposal from Party D and a proposal from Watson regarding the Watson Note. See “—Recent Developments,” beginning on page 59.
Reasons for the Asset Sale; Recommendation of Our Board of Directors
     Our board of directors, acting with the advice and assistance of its legal advisors, evaluated the Purchase and Collaboration Agreement and, acting with the advice and assistance of its legal and financial advisors, evaluated the consideration negotiated with Watson, Buyer and their representatives. After careful consideration, our board determined that the Asset Sale is expedient and in the best interests of Columbia. At a special meeting of our board held on March 3, 2010, the board resolved to adopt and approve the Purchase and Collaboration Agreement and the transactions contemplated thereby, and to recommend to our stockholders that they vote for the approval of the Asset Sale.
     In the course of reaching its recommendation, our board of directors consulted with our management and Columbia’s financial and legal advisors and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Asset Sale. The board believed that, taken as a whole, the following factors supported its decision to approve the Purchase and Collaboration Agreement and the Asset Sale:
•	Strategic Review Process. Our board of directors considered the rigorous process (which began approximately 15 months earlier) through which we had explored various strategic alternatives. Our board considered that this process involved our announcing that we were exploring strategic alternatives for the sale or license of the PTB Indication and during 2009, Torreya Partners contacting more than 50 parties, our conducting management presentations for 11 parties and receiving indications of interest to acquire or enter into strategic partnering arrangements from seven parties.

•	Uncertainties With Respect to Other Proposals. Our board of directors considered the uncertainties in connection with pursuing a transaction with any of Parties A through F as opposed to Watson. With respect to Party A, our board was concerned that it had not previously conducted significant business in the United States, the inferiority of its offer with respect to royalty streams and its lack of commitment to funding for the Development of the Progesterone Products. With respect to Parties B, C and D, our board considered that the consideration offered was not competitive with the other offers received. Our board also considered that Party E withdrew from the partnering process due to a lack of internal support for the offer it had previously made and the possibility of Party E re-engaging in the partnering process. With respect to Party F, a start-up company sponsored by a financial institution, our board was concerned with its capabilities to Develop and Commercialize the Progesterone Products. In the judgment of the board, continuing the partnering process by continuing negotiations with any other parties, including Party A or Party F, was likely to place in jeopardy the proposal received from Watson. Our board also, in contrast, considered Watson’s capabilities to Develop and Commercialize the Progesterone Products with its sales and marketing force, Watson’s recognized name and financial capabilities as well as Watson’s plans to expand the Commercialization of the Progesterone Products outside of the United States and Watson’s willingness to fund the Development of a second generation Progesterone Product.

•	Consideration. Our board of directors considered a variety of valuation methodologies relating to our Progesterone Products and the likelihood of receiving (all or a portion of) an amount of the contingent parts of the consideration contemplated by the various proposals. Our board also noted the fact that the Upfront Payment payable at the Closing was all cash, which provides certainty of value to Columbia. In addition, our board considered the contingent milestone and royalty payments by Watson and the likelihood of obtaining such payments, which provided Columbia with an opportunity to share in a significant portion of the future upside and performance of the Progesterone Products. Our board concluded, based upon all of the factors described in this proxy statement, that the Watson Transactions were the best reasonably attainable alternative for Columbia.

•	Risks Related to Alternatives to Sale. Our board of directors considered our business, financial condition, results of operations, cash flows, products, intellectual property, markets and marketing capability, management and competitive position, financial performance, outlook and prospects, as well as current industry, economic, stock and credit market conditions and our strategic direction and alternatives, and business plan. Our board also considered certain strategic alternatives to the Watson Transactions, as well as the possibility of not engaging in a transaction at all. In that regard, our board considered our long- and short-term strategic plan and initiatives, including the risks associated with a negative outcome to the PREGNANT Study. Our board considered that significant resources would be needed in order to successfully Develop, Launch and Commercialize PROCHIEVE 8% for the PTB Indication (assuming that the PREGNANT Study was successful). Our board also considered that our Progesterone delivery patent for the current formulation of CRINONE/PROCHIEVE expires in September 2013 and a Second Generation Delivery System (as defined herein) with a longer patent life would need to be Developed, approved by FDA, and Launched, requiring significant additional capital. Moreover, our board considered that we have approximately $57 million in debt obligations that will mature on or prior to December 31, 2011 and our need for resources to satisfy such obligations. Our board considered the risks of not being able to raise sufficient capital to Develop, Launch and Commercialize PROCHIEVE 8% for the PTB Indications and satisfy our debt obligations. Our board also considered the benefits and potential risks, including execution risks, of pursuing other strategic alternatives available to Columbia. Our board considered that the Upfront Payment from the Watson Transactions, together with our available cash, would provide us with the necessary resources to continue the PREGNANT Study, and satisfy our debt obligations. Our board also considered that, in connection with the Watson Transactions, the Development Costs we would be responsible for would be “capped” at $7 million and that Watson would be responsible for funding most of the future Development Costs and costs to Launch and Commercialize PROCHIEVE 8% for the PTB Indication as well as for the Second Generation Delivery System (if the decision is made to Launch and Commercialize the same).

•	Ability to Change Recommendation to Stockholders. Our board of directors considered its ability to make a Change of Board Recommendation, in the circumstances and subject to certain limitations described herein, including but not limited to its endorsement of a Superior Proposal.

•	Other Terms of the Purchase and Collaboration Agreement. Our board of directors considered the other terms and conditions of the Purchase and Collaboration Agreement (in addition to the consideration), including the number and nature of the conditions to the Buyer’s obligation to consummate the Watson Transactions and the likelihood that those conditions would be satisfied.

•	Likelihood of Consummation. Our board of directors considered the likelihood that the Watson Transactions would be completed, including its belief that there would not be any antitrust or other regulatory impediments to the Watson Transactions as well as the fact that Buyer’s receipt of financing is not a condition to the completion of the Watson Transactions. Our board noted that the receipt of third party consents was not a condition to the completion of the Watson Transactions. The board also considered the fact that Buyer did not need to obtain stockholder approval for the Watson Transactions.

•	Identity of Watson. Our board of directors considered the fact that Watson is a leading United States pharmaceutical company that invests in the research, development and marketing of innovative and effective treatments to improve patient well-being and quality of life. Our board noted that Watson had done an extensive due diligence review of Columbia and accordingly was very familiar with our business.

•	Reduction of Debt. Our board considered the fact that, at the Closing, we would pay our obligations owing to PharmaBio under the PharmaBio Agreement and to the holders of our Notes. As a result, we would be free of debt and debt service obligations.

•	Transformation of Columbia. Our board of directors noted that upon consummation of the Watson Transactions we would initially continue our focus on conducting the PREGNANT Study and performing our obligations under the Merck Serono Agreement. If the PREGNANT Study is successful however and we achieve the milestones set forth in the Purchase and Collaboration Agreement, our board considered that by selling the Progesterone Products, Columbia management would be able to focus on our other product candidates and drug development program and pipeline. However, our board did consider that if the PREGNANT Study is not successful, our resources would be limited and our board of directors would have to reassess our strategy.

•	Opinion of Columbia’s Financial Advisor. Our board of directors considered the financial analysis presented by RBC and RBC’s fairness opinion that was presented to the board that, as of the date given and based upon and subject to the factors and assumptions set forth therein, the Upfront Payment and the Contingent Payments to be received pursuant to the terms of the Purchase and Collaboration Agreement, was fair from a financial point of view to Columbia, which opinion was confirmed in writing. See “—Opinion of Columbia’s Financial Advisor,” beginning on page 53. The full text of RBC’s opinion, which set forth the assumptions made, matters considered and limitations of the review undertaken by RBC, is attached as Annex C to this proxy statement and is incorporated herein by reference. You are urged to, and should, read the opinion of RBC carefully.
     Our board of directors also considered a variety of risks and other potentially negative factors relating to the Watson Transactions, including the following:
•	Future Growth and Risk Profile. Our board of directors considered the fact that if the Watson Transactions are consummated, except with respect to the contingent milestone and royalty payments by Buyer, Columbia and its stockholders will no longer participate in the future growth of the Progesterone Products, including any growth as a result of the marketing of PROCHIEVE 8% for the PTB Indication (assuming positive results for the PREGNANT Study) (except in connection with certain retained assets and rights relating to our Progesterone business, including all rights necessary to perform our obligations under the Merck Serono Agreement). Our board believed that the Asset Sale provided certain value for Columbia and that the contingent right to receive milestone and royalty payments allowed Columbia to participate in a significant portion of the growth of Progesterone Products in the coming years. Our board recognized that the Asset Sale would largely eliminate the more predictable cash flows that we had traditionally received from the sale of Progesterone Products and, as a result, the risk/reward profile of Columbia following the transaction would be changed accordingly.

•	Risk of Non-Completion. Our board of directors considered the risk that the Watson Transactions might not be completed and the effect of the resulting public announcement of termination of the Purchase and Collaboration Agreement on:

•	The market price of our Common Stock. In that regard, the market price could be affected by many factors, including the reason or reasons why the Purchase and Collaboration Agreement was terminated and whether such termination resulted from factors adversely affecting Columbia or the Progesterone Products and the possibility that, as a result of the termination of the Purchase and Collaboration Agreement, the marketplace would consider Columbia and its assets to be an unattractive acquisition candidate;

•	Our ability to effectively implement our current business strategies, including the continuation of the PREGNANT Study. It is evident that significant resources would be necessary, in order to successfully Develop, Launch and Commercialize the PROCHIEVE 8% for the PTB Indication (assuming that the PREGNANT Study is successful) and there can be no assurances that we will have the capital to meet these needs. Moreover, our board considered that if the Watson Transactions are not consummated, our stockholders will bear the entire risk that the PREGNANT Study may not be successful;

•	Our available liquidity. We have approximately $57 million in debt obligations that would be satisfied upon the completion of the Watson Transactions, or in the alternative, would mature on or prior to December 31, 2011 and there can be no assurances that we would have the means to satisfy such obligations or raise additional capital in the absence of the consummation of the Watson Transactions;

•	The value of our patents. The value of our delivery patent for the current formulation of CRINONE/PROCHIEVE, which expires in September 2013 may decrease in value as such date nears;

•	Possible Payment of Termination Fee. Our board of directors considered the termination fee that would be payable by us to Buyer if the Purchase and Collaboration Agreement was to be terminated in certain circumstances. Our board believed that the termination fee was customary and reasonable and would not unduly preclude a third party from making a Superior Proposal;

•	Personnel. Our ability to attract and retain key personnel; and

•	Contracts/Customers. Our ability to enter into agreements relating to Progesterone Products or obtain new customers.
•	Inability to Solicit Competing Proposals or to Terminate the Purchase and Collaboration Agreement or Vote on a Superior Proposal in the Event of a Change of Board Recommendation. Our board of directors considered that the Purchase and Collaboration Agreement contains provisions that make it more difficult for us to engage in a material strategic transaction with any party other than Buyer. These provisions could discourage a third party that might have an interest in Columbia or the Progesterone Products, even if that party were prepared to pay consideration with a higher value than that to be paid by Watson. Our board of directors also recognized our obligation to call, give notice of, convene and hold the Special Meeting, and to hold a vote of our stockholders on the Asset Sale proposal and the Charter Amendment proposal regardless of the commencement, disclosure, announcement or submission to us of any Acquisition Proposal (whether or not a Superior Proposal), and that we will not be entitled to terminate the Purchase and Collaboration Agreement if a Change of Board Recommendation occurs. Our board was mindful that the Purchase and Collaboration Agreement significantly limits our ability to pursue alternatives to the Watson Transactions. See “The Purchase and Collaboration Agreement—Termination of the Purchase and Collaboration Agreement,” beginning on page 116 “The Purchase and Collaboration Agreement—Procedure and Effect of Termination,” beginning on page 117 and “The Purchase and Collaboration Agreement—No Solicitation of Other Offers,” beginning on page 112.

•	Possible Disruption of our Business. Our board considered the possible disruption to our business that might result from the announcement of the Watson Transactions and the resulting distraction of the attention of Columbia management and employees. Our board also considered the fact that the Purchase and Collaboration Agreement contains certain limitations regarding our operations during the period between the signing of the Purchase and Collaboration Agreement and the Closing. See “The Purchase and Collaboration Agreement—Conduct of Business Prior to Closing,” beginning on page 93. Our board believed that such limitations were customary for transactions similar to the Watson Transactions and appropriately tailored to the specific requirements of the assets being sold.

•	Non-Competition Restrictions. Our board of directors considered the non-competition obligation that would be imposed on us as a result of the Watson Transactions. See “The Purchase and Collaboration Agreement—Non-Compete,” beginning on page 112. Based on the status of our development pipeline and the fact that the obligations were only minimally restrictive of our activities with respect to women’s healthcare, taken as a whole, our board did not believe that these obligations would materially interfere with the growth and development of our business.

•	Indemnification Obligations. Our board of directors was aware that the Purchase and Collaboration Agreement placed certain indemnification obligations on us. Our board considered the customary nature of such indemnification obligations in the Watson Transactions and the risk of liability to Buyer following the Closing.

•	Transaction Consideration Taxable. Our board of directors considered that the gain we would recognize on the sale of the Assets in connection with the Asset Sale would be taxable. In that regard, the board noted that we have the opportunity to shield substantially all such gain through our existing net operating loss carryforwards.

•	Acceleration of the Notes. Our board of directors was aware that consummation of the Asset Sale would trigger certain rights in the Notes, that could force us to redeem the Notes for a cash price equal to the principal amount of the outstanding Notes, plus accrued and unpaid interest. In recognition of this risk, all of the Notes have been amended and will be repurchased contemporaneously with the Closing. See “—Purchase of our Convertible Subordinated Notes,” beginning on page 67. In addition, our board was aware that our obligations owing to PharmaBio under the PharmaBio Agreement were senior to the Notes. Therefore, our obligations to PharmaBio under the PharmaBio Agreement would also needed to be prepaid at the Closing.

•	Rights of Our Series C Preferred Stockholders. Our board of directors was aware that the consummation of the Watson Transactions would result in a “triggering event” for the holders of our Series C Preferred Stock, providing such holders with the right to require us to redeem their shares of Series C Preferred Stock for the cash value of the Series C Preferred Stock, plus all accrued and unpaid dividends thereon on the date such redemption is demanded. See “—Preferred Stock,” beginning on page 73.
     In addition, our board of directors was aware of, and considered the interests that, certain of our directors and executive officers may have with respect to the Asset Sale and the other transactions described herein that differ from, or are in addition to, their interests as stockholders of the Columbia, as described in “—Interests of the Columbia’s Directors and Executive Officers in the Asset Sale.”
     The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the Asset Sale. In view of the wide variety of factors considered by our board, and the complexity of these matters, our board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board may have assigned different weights to various factors. Our board approved the Purchase and Collaboration Agreement and the transactions contemplated thereby and recommended the Asset Sale based upon the totality of the information presented to and considered by it.
     Our board of directors has approved the Purchase and Collaboration Agreement and the transactions contemplated thereby and recommends that you vote “FOR” the proposal to approve the Asset Sale and “FOR” adjourning the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale if there are insufficient votes to approve the Asset Sale.

Opinion of Columbia’s Financial Advisor
     On March 3, 2010, RBC delivered its oral opinion, subsequently confirmed in writing, to our board of directors to the effect that, as of such date, based upon and subject to the factors and assumptions made, matters considered and limits of the review undertaken by RBC set forth therein, the Upfront Payment and the Contingent Payments to be received by Columbia pursuant to the terms of the Purchase and Collaboration Agreement, in exchange for Columbia’s (i) transfer of the Assets and (ii) issuance of the Acquisition Shares to Buyer, was fair from a financial point of view to Columbia.
     The full text of RBC’s written opinion, dated March 3, 2010, which, among other things, sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by RBC in connection with the opinion, is attached as Annex C. RBC provided its opinion for the information and assistance of Columbia’s board of directors in connection with its consideration of the Asset Sale. The RBC opinion was not a recommendation to any member of our board of directors as to how any such member should vote with respect to the Watson Transactions or how any stockholder should vote with respect to the Asset Sale proposal. Columbia’s stockholders are urged to read the RBC opinion in its entirety.
     For the purpose of rendering its opinion, RBC undertook such review and inquiries as it deemed necessary or appropriate under the circumstances, including the following:
•	reviewed the financial terms of a draft of the Purchase and Collaboration Agreement provided to RBC on March 3, 2010;

•	reviewed financial information and estimates related to the Progesterone Products and to the operations associated therewith that were provided to RBC by Columbia’s management, including estimates as to corporate overhead costs attributable thereto and Columbia’s payment of the first $7,000,000 of development costs associated with the PTB Indication and other mutually agreed-upon product development (the “Forecast”);

•	conducted discussions with members of our senior management with respect to the prospects and financial outlook of the Assets; and

•	performed such other studies and analyses as it deemed appropriate.
     In arriving at its opinion, RBC performed the following analyses in addition to the review, inquiries and analyses referred to in the preceding paragraph:
•	reviewed selected market valuations of publicly-traded companies that it deemed comparable to the Assets; and

•	performed a discounted cash flow analysis using the Forecasts.

     RBC employed several analytical methodologies in rendering its opinion, and no one method of analysis should be regarded as critical to the overall conclusion reached by RBC. Each methodology has inherent strengths and weaknesses, and the nature of the available information may further affect the usefulness of particular methodologies. RBC’s overall conclusions were based on all the analyses and factors presented, taken as a whole, and also on application of RBC’s own experience and judgment. Such conclusions may have involved significant elements of subjective judgment and qualitative analysis. RBC therefore gave no opinion as to the standalone value or merit of any one or more parts of those analyses.
     In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all of the financial, legal, tax, operating and other information provided to it by Columbia, and did not assume any responsibility for independently verifying, and did not independently verify, such information. For all forward-looking financial information with respect to the Assets, RBC relied on the Forecasts. RBC assumed that all of the Forecasts represented the best currently available estimates and good faith judgments of Columbia’s management as to the financial performance of the Assets and expressed no opinion as to any aspect of the Forecasts or the assumptions on which they are based.
     In rendering its opinion, RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of Columbia, including any Assets or our liabilities. RBC did not assume any obligation to conduct, and did not conduct, a physical inspection of the property or facilities of Columbia, including any property or facilities relating to the Assets. RBC did not investigate, and made no assumptions regarding, any litigation or other claims affecting Columbia or the Assets. The RBC opinion relates to the Assets as a part of an on-going concern and, accordingly, RBC expressed no opinion regarding the liquidation value of the Assets. In addition, RBC did not perform any review or analysis regarding the fairness of the Consideration on an after-tax basis.
     RBC assumed, in all respects material to its analysis, that:
•	all conditions to the consummation of the Watson Transactions would be satisfied without waiver thereof;

•	the representations and warranties of each party contained in the Purchase and Collaboration Agreement were true and correct;

•	each party would perform all of the covenants and agreements required to be performed by it under the Purchase and Collaboration Agreement; and

•	the executed version of the Purchase and Collaboration Agreement would not differ, in any respect material to the RBC opinion, from the latest draft reviewed by RBC.
     The RBC opinion speaks only as of the date thereof, is based on the conditions as they existed on, and information that RBC was supplied, as of the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature that may exist or occur after such date. RBC did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date thereof and does not have an obligation to update, revise or reaffirm its opinion. RBC did not express an opinion as to the fairness of the amount or nature of any compensation to any officers, directors or employees of any party, or any class of such persons, relative to the Consideration. RBC expressed no opinion as to what the value of Common Stock or the Acquisition Shares will be when issued in connection with the Watson Transactions or the price at which our Common Stock will trade at any time.
     The RBC opinion was provided for the information and assistance of the board of directors of Columbia in connection with the Asset Sale. The RBC opinion did not address the merits of the underlying decision by Columbia to enter into the Purchase and Collaboration Agreement or the relative merits of entering into such agreement compared to any alternative business strategy or transaction in which Columbia might engage. The RBC opinion addresses solely the fairness to Columbia, from a financial point of view, of the Consideration. It does not in any way address other terms or conditions of the Purchase and Collaboration Agreement.
     Set forth below is a summary of the material financial analyses performed by RBC in connection with its opinion and reviewed with our board of directors at its meeting on March 3, 2010. The following summary, however, does not purport to be a complete description of the financial analyses performed by RBC. The order of analyses described does not represent relative importance or weight given to those analyses by RBC. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of RBC’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 2, 2010, and is not necessarily indicative of current market conditions. The Forecasts used by RBC in certain of its analyses were based on projections prepared by the management of Columbia for the fiscal years beginning January 1, 2010 and ending December 31, 2020.
Risk-Adjusted Forecasts
     In connection with the Forecast, RBC applied estimated risk-adjustments based on various third-party research (the “Risk Adjustments”) to the Forecasts, to account for the probability associated with the regulatory approvals necessary to Commercialize the PTB Indication. These adjustments resulted in a discount to projected revenue for the Assets of approximately 33%. Based on the foregoing, RBC calculated risk-adjusted projected revenue and EBITDA for the Assets on a standalone basis for the fiscal years 2010 through 2020 (the “Risk-Adjusted Projections”).
Comparable Companies Analysis
     RBC reviewed and compared certain financial and stock market information and management projections for the Assets to corresponding information for a group of publicly traded companies (the “peer group”). In selecting companies for the peer group, RBC selected companies that (i) were generally considered to be part of the specialty pharmaceuticals sector, (ii) were focused on developing and marketing products in a single therapeutic area and (iii) had annual revenues between $10 million and $100 million.

     The peer group to which the Assets, as a going concern, was compared consisted of the following publicly traded specialty pharmaceutical companies:
•	Cornerstone Therapeutics, Inc.

•	Inspire Pharmaceuticals, Inc.

•	Cumberland Pharmaceuticals, Inc.

•	Spectrum Pharmaceuticals, Inc.

•	BioSante Pharmaceuticals, Inc.
     The historical financial data used were based on publicly available financial statements for each of the selected companies, other than BioSante Pharmaceuticals, Inc., for which there was no available meaningful data. Estimates for 2010 and 2011 revenues were based on consensus estimates of securities and equity research analysts, or Wall Street consensus research estimates. None of the companies used in the comparable companies analysis is identical to the Assets, as a going concern. Accordingly, RBC believes the analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in RBC’s opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.
     The following table sets forth the mean and median forward multiples of the peer group derived by RBC, based on historical financial information and Wall Street consensus research estimates:

	Peer Group Mean	Peer Group Median
Enterprise value as a multiple of calendar year 2009 revenue	3.5x	3.9x
Enterprise value as a multiple of calendar year 2010 revenue	2.5x	2.5x
Enterprise value as a multiple of calendar year 2011 revenue	1.9x	1.6x
     Using the Risk-Adjusted Projections for 2012, RBC applied to the projected revenue forward trading multiples ranging from 2.0x to 3.0x and discount rates ranging from 25% to 35% (discounted to January 1, 2010). RBC selected the 2012 projected revenue based on estimates by Columbia’s management that 2012 will be the first year in which revenues are materially affected by the PTB Indication. The discount rate used in the analysis was based on RBC’s estimate of the weighted average cost of capital, or WACC, for the Assets after taking into account the estimated cost of capital to fund the Assets on a stand-alone basis. Based on the foregoing multiples and discount rates, RBC estimated a range of enterprise values for the Assets of $93.8 million to $163.6 million.

Discounted Cash Flow Analysis
     RBC performed a discounted cash flow analysis of the Assets to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that the Assets could generate based on (i) the Forecast for the remaining portion of the 2010 fiscal year through fiscal year 2020, taking into account the Risk Adjustments, and (ii) a range of growth rates in perpetuity, based on projected EBITDA for fiscal year 2020.
     RBC performed a discounted cash flow analysis of the Assets based on perpetual growth rates ranging from -1% to 1% and applied discount rates reflecting a weighted-average cost of capital ranging from 25% to 35% (discounted to January 1, 2010). The discount rate used in this analysis was based on RBC’s estimate of the WACC for the Assets after taking into account the estimated cost of capital to fund the Assets on a stand-alone basis. These calculations indicated implied enterprise values for Columbia ranging from $92.1 million to $178.1 million.
     RBC also performed a discounted cash flow analysis that analyzed the present value to existing shareholders of Columbia of the unlevered, after-tax free pro forma cash flows for the Asset Sale, taking into account the Risk-Adjusted Projections and the anticipated dilution from the issuance of the Acquisition Shares to Buyer. RBC assumed that each clinical phase, regulatory approval, product launch, or other milestone contemplated by the Purchase and Collaboration Agreement, will be realized in such time periods indicated in the Forecasts. Furthermore, RBC assumed that the Contingent Payment associated with the PTB Indication clinical trial results will equal $6,000,000, and that there will be no third party collaboration or generic entry with respect to the Progesterone Products. RBC applied (i) a range of discount rates of 13% to 17% based on estimated WACC of selected comparable publicly-traded companies referred to above and inherent regulatory risk (discounted to January 1, 2010) and (ii) terminal values based on perpetual growth rates ranging from -1% to 1%. These calculations implied net present values ranging from $104.1 million to $133.5 million.
General
     The foregoing summary describes all the analyses and factors that RBC deemed material in its presentation to our board of directors, but is not a comprehensive description of all analyses performed or factors considered by RBC in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. RBC believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all of such analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, RBC did not assign specific weights to any particular analyses.
     In conducting its analyses and arriving at its opinion RBC used a variety of generally accepted valuation methods. The analyses were prepared for the purpose of enabling RBC to provide its opinion to our board of directors as to the fairness, from a financial point of view, to us of the Consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, RBC made, and was provided by our management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC or Columbia. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Columbia or its advisors, neither Columbia nor RBC nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.
     The terms of the Purchase and Collaboration Agreement were determined through arms’-length negotiations between Watson and Columbia and were approved by our board of directors. The decision to enter into the Purchase and Collaboration Agreement was solely that of our board of directors. As described above, the opinion and presentation of RBC to our board of directors were only one of a number of factors taken into consideration by our board of directors in making its determination to approve the Purchase and Collaboration Agreement.
     Columbia selected RBC to provide the opinion based on RBC’s qualifications, expertise, reputation and experience in mergers and acquisitions. We retained RBC pursuant to a letter agreement, dated December 14, 2009, which is referred to below to as the “engagement letter.” RBC has earned a fee of $250,000 for delivery of its opinion, regardless of whether the Asset Sale or the Watson Transactions are consummated or whether such opinion is accepted. Regardless of whether the Asset Sale or the Watson Transactions are completed, Columbia has agreed to reimburse RBC for all reasonable travel, legal and other out-of-pocket expenses incurred by RBC in performing the services described in the engagement letter, including reasonable fees and disbursements of RBC’s legal counsel. We also agreed to indemnify RBC and certain related persons against certain liabilities, including certain liabilities under the United States federal securities laws arising out of its engagement or any transaction contemplated under the engagement letter.
     In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of Columbia and Watson and receive customary compensation, and may also actively trade securities of Columbia and Watson for its own account and the accounts of its customers. Accordingly, RBC and its affiliates may hold a long or short position in such securities.
     RBC is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. RBC is an affiliate of Royal Bank of Canada.
Torreya Partners
     On January 7, 2009 our board engaged Torreya Partners to assist in finding a partner for PROCHIEVE 8% for the PTB Opportunity. The engagement was subsequently expanded to include looking for a commercial partner for CRINONE 8% and STRIANT®. The engagement agreement included a retainer and monthly consultancy fee, the sum of which is deductible from any success fee or fees payable under this engagement agreement. The success fee arrangement includes percentages of dollars received by us payable upon receipt thereof of 6% for the first $10 million in proceeds, 5% for the next $10 million in proceeds, 2% for amounts over $20 million and up to $50 million and 1% for amounts in excess of $50 million in proceeds. Columbia has agreed to reimburse Torreya Partners for its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services up to a specified amount, and to indemnify Torreya Partners against certain liabilities that may arise out of its engagement. Torreya Partners was not engaged by, did not perform any services for, nor receive any compensation from Columbia (other than pursuant to the letter agreement referred to above) or Watson (or their affiliates).
Recent Developments
     On April 21, 2010, subsequent to the announcement of the Watson Transactions, the PharmaBio Amendment, the Note Purchase Agreements and the Note Amendment, we received a letter from Party D outlining a proposal (the “Party D Proposal”) to acquire the Assets and Acquisition Shares and to assume the Assumed Liabilities. The Party D Proposal indicated that Party D intended to match the financial and other terms of the Watson Transactions, except that the Upfront Payment would be increased from $47 million to $57 million and the PTB Product Launch Milestone Payment would be increased from $30 million to $35 million. The Party D Proposal also included a commitment of Party D to pay to us the $2 million Termination Fee should it become payable under the Purchase and Collaboration Agreement. The letter indicated that the Party D Proposal was non-binding and subject to technical, accounting, financial, operational, regulatory and legal/intellectual property due diligence. In addition, the letter indicated that the Party D Proposal was subject to approval of Party D’s board of directors. In compliance with our obligations under the Purchase and Collaboration Agreement, we notified Watson of the receipt of the Party D Proposal. See “The Purchase and Collaboration Agreement—No Solicitation of Other Offers,” beginning on page 112.
     On April 22, 2010, we convened a board meeting to consider the Party D Proposal. Representatives of our financial adviser, Torreya Partners, and our legal counsel, Kaye Scholer, participated in the meeting. After consultation with Torreya Partners and Kaye Scholer, our board determined in good faith that the Party D Proposal constituted a bona fide Acquisition Proposal (as defined herein) that may reasonably be expected to result in a “Superior Proposal” (as defined herein). Based on such determination and in compliance with our obligations under the Purchase and Collaboration Agreement, on April 22, 2010, we entered into a confidentiality agreement with Party D.
     Following the execution of the confidentiality agreement, we provided Party D with access to certain information relating to the Progesterone Products and our business for purposes of Party D’s due diligence and commenced discussions with Party D regarding the Party D Proposal.
     On May 3, 2010, representatives of Party D visited our headquarters in Livingston, New Jersey to attend a presentation on marketing, sales and clinical activities relating to our Products and the PREGNANT Study and to review certain of our documents.
     On May 5, 2010, we received a second non-binding letter from Party D clarifying certain aspects of, but not changing the terms of, the Party D Proposal.
     On May 6, 2010, we sent a letter to Party D outlining a number of issues relating to the Party D Proposal and formally requested that Party D’s management provide us with a presentation as to its organizational structure and its commercial, research and regulatory capabilities in the field of women’s health.
      On May 10, 2010, representatives of Party D visited our headquarters in Livingston, New Jersey, to discuss with our management a presentation by Party D to our board about Party D's women's health business.
     On May 13, 2010, representatives of Party D again visited our headquarters in Livingston, New Jersey to make a presentation to our management and board on Party D’s organizational structure and its commercial, research, and regulatory capabilities in the field of women’s health.
     On May 20, 2010, we received a third letter from Party D clarifying certain aspects of the Party D Proposal and increasing the amount of the Upfront Payment by an additional $2 million to $59 million. On the following day, we received drafts from Party D of proposed acquisition and related agreements. The letter and the subsequent draft agreements, while matching many of the financial and other terms of the Watson Transactions, included certain terms that were different from those in the Purchase and Collaboration Agreement, including with respect to the royalty payments.
     As required under the Purchase and Collaboration Agreement, we notified Buyer upon receiving the Party D Proposal and kept Buyer informed of material changes and developments in the status of the Party D Proposal.
     On May 25, 2010 we received a written proposal from Watson (the “Watson Note Proposal”), outlining the terms of the Watson Note. The Watson Note Proposal indicated that Watson would provide us with a forgivable term loan in the amount of $15 million. The Watson Note would bear interest at a rate of 4% per annum and mature December 31, 2011 (subject to acceleration and required prepayment in certain circumstances). If the Closing were to occur at any time prior to December 31, 2011, amounts owed under the Watson Note would be forgiven in their entirety. However, if we entered into a “Fundamental Transaction” (as defined herein), with any party other than Watson or a Watson affiliate prior to August 31, 2011, the Watson Note would become payable in its entirety, together with a prepayment penalty of $2 million (See “—The Watson Note,” beginning on page 64).
     On and after April 21, 2010, we negotiated the terms of the Party D Proposal with Party D and commencing on May 25, 2010, we negotiated the terms of the Watson Note Proposal with Watson. During that period our board met frequently (with representatives of our financial adviser, Torreya Partners, and our legal counsel, Kaye Scholer, participating in those meetings) to review the terms of the proposals, various financial analyses related to the Party D Proposal and the Watson Note Proposal (as well as the Purchase and Collaboration Agreement) and to discuss the status of negotiations and review documents related to the two proposals. Our board also considered the impact of the proposals on the Note Purchase Agreements and the Note Amendment.
     During the course of May 31, 2010 we convened board meetings to consider the Party D Proposal, the Watson Note Proposal, the Watson Transactions and related matters. Representatives of Torreya Partners and Kaye Scholer participated in the meetings. Our board considered financial information prepared by Torreya Partners relating to the two proposals, the material terms of the Party D Proposal (including the status of the negotiations relating thereto and the payment terms thereof) and the $15 million Watson Note in combination with the Watson Transactions (including the circumstances under which the Watson Note would be payable or forgiven) and various documents relating to the proposals that had been previously distributed to our board, including documents relating to the Party D Proposal, the Watson Note and the related Watson Note Proposal. With respect to the Party D Proposal, our board considered the additional costs that would be incurred by us if we were to pursue a transaction with Party D, both as a result of additional transaction expenses and the delay in closing. Moreover, our board considered that consummation of the Note Purchase Agreements are conditioned upon, and the Note Amendment applies to, the consummation of the Watson Transactions and, therefore, absent amendment of the Note Purchase Agreements and the Note Amendment, the closing conditions of the Note Purchase Agreements would not be satisfied should we consummate a transaction with Party D, and the redemption rights relating to the Notes would be triggered by a transaction with Party D. In addition, our board considered that, as of May 31, 2010, we had not resolved several significant issues with Party D, including the terms of the royalty payments, and that the terms of the transactions proposed by Party D may not be as advantageous to us as those in the Purchase and Collaboration Agreement (especially when coupled with the Watson Note Proposal). See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67.
     Our board considered that in certain circumstances, we would be required to repay the Watson Note, together with a $2 million prepayment fee, and also pay the Termination Fee (as defined herein) to Buyer. However, our board also considered the immediate and substantial liquidity that would be provided by the Watson Note and the fact that if the Closing occurs all amounts outstanding under the Watson Note would be forgiven (taken together with the terms of the Watson Transactions, including the $47 million Upfront Payment). Given the foregoing, our board determined that the Party D Proposal was not a “Superior Proposal” and authorized us to enter into the Watson Note.
     On June 1, 2010, we entered into the Watson Note, received the consent of PharmaBio to the Watson Note (as required under the PharmaBio Agreement) and we received $15 million in cash proceeds thereunder.
     After careful consideration, our board of directors has, as of the date of this proxy statement, not changed and has reaffirmed its recommendation that you vote “FOR” the proposal to approve the Asset Sale and “FOR” the proposal to approve the Charter Amendment.
Net Proceeds from the Watson Transactions
     The net proceeds from the Watson Transactions will vary based on transaction expenses, taxes payable on any gain, and the amounts, if any, of milestone and royalty payments. Because the Watson Transactions are, in part, a sale of assets, the amount by which the purchase price allocable to the sale of assets in connection with the Asset Sale exceeds the tax basis of such assets will be subject to United States federal and state income taxes. However, we do not anticipate that we will incur significant United States federal and state income tax liability as a result of such sale.
Use of the Upfront Payment from the Watson Transactions
     We intend to use a portion of the Upfront Payment to pay approximately $16 million in satisfaction of certain amounts owed to PharmaBio pursuant to the PharmaBio Agreement. On March 3, 2010, we entered into the PharmaBio Amendment to provide for the early termination of the PharmaBio Agreement and permit us to make certain payments thereunder on an accelerated and discounted basis under certain circumstances. See “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66.
     In addition, we will use approximately $26 million of the Upfront Payment toward the repurchase of all $40 million in outstanding principal amount of our Notes pursuant to the Note Purchase Agreements (and to pay accrued and unpaid interest thereon), attached as Annex D to this proxy statement. The Note Purchase Agreements provide for us, at the time of the Closing, to repurchase the Notes for an aggregate purchase price of $26 million, plus accrued and unpaid interest through (but excluding) the date of Closing, warrants to purchase 7.75 million shares of Common Stock and 7,407,407 shares of our Common Stock. Pursuant to the Note Purchase Agreements, the Notes were amended so that the Watson Transactions would not trigger the rights of the Note holders to compel us to redeem the Notes. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions including the Closing of the Watson Transactions, the filing of the Charter Amendment with the Secretary of State of the State of Delaware and the satisfaction of certain of our obligations owing to PharmaBio under the PharmaBio Agreement. See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67.
     We may use up to $600,000 of the Upfront Payment to redeem the outstanding shares of our Series C Preferred Stock. Upon a triggering event (the Watson Transactions would be a triggering event), the holders of our shares of Series C Preferred Stock have the right to require us to redeem their shares of Series C Preferred Stock in cash for the value of the shares of Series C Preferred Stock plus all accrued and unpaid dividends thereon on the date such redemption is demanded. As of the date hereof, 600 shares of our Series C Preferred Stock are outstanding, each with a value of $1,000. See “The Asset Sale (Proposal No. 1)—Preferred Stock,” beginning on page 73.
     Additionally, we expect to use a portion of the Upfront Payment (not to exceed $7 million incurred after January 1, 2010) to pay for completion of the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application). Pursuant to the Purchase and Collaboration Agreement, we are required to maintain a separate bank account for the purpose of paying those costs. See “The Purchase and Collaboration Agreement—Development and the Joint Development Committee—Development of PROCHIEVE for the PTB Indication,” beginning on page 103.
     We will also use a portion of the Upfront Payment to pay fees and expenses incurred in connection with the transactions described herein.
     To the extent the payments set forth above exceed the Upfront Payment, we will make such payments from our existing cash, which includes the cash proceeds from the Watson Note. See “—The Watson Note,” beginning on page 64.
     No proceeds from the Watson Transactions will be distributed to our stockholders.
Treatment of Stock Options and Stock-Based Awards
     Any unvested restricted stock and unvested and unexercised stock options granted and outstanding under either of our 1996 Plan or our 2008 Plan will become immediately and fully vested and exercisable upon a change in control of Columbia. Consummation of the Asset Sale will constitute a change in control for this purpose. See “—Accounting Treatment of the Asset Sale,” beginning on page 65.
Interests of Columbia’s Directors and Executive Officers in the Asset Sale
     As of May 25, 2010, the directors and executive officers of Columbia had, or were deemed to have had, beneficial ownership of, in the aggregate, approximately 2.5% of our Common Stock (including approximately 1.2% which represents shares of Common Stock that are purchasable under options held by such directors and executive officers but excluding approximately 8.9% which are held by affiliates of one of our directors). Additionally, Columbia’s directors and executive officers have interests in the Asset Sale that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the Purchase and Collaboration Agreement, the Asset Sale, the Charter Amendment and the other transactions described herein. All such interests are described below to the extent material, and except as described below, such persons have, to the knowledge of Columbia, no material interest in the Asset Sale and the other transactions described herein apart from those of stockholders generally.
     Anthony R. Campbell, a member of our board of directors, is a senior analyst of Dorset Management Corporation (“DMC”) and a member of Knott Partners Management LLC (“KPM”). DMC beneficially owns, in the aggregate with David M. Knott, a manager of KPM and president of DMC, $5 million in outstanding principal amount of outstanding Notes (or 12.5% thereof), which are to be repurchased by us in connection with the Note Purchase

Agreements. At the closings under the Note Purchase Agreements, DMC and David M. Knott would receive in exchange for their Notes an aggregate cash purchase price of $3,250,000, 925,926 shares of Common Stock and warrants to purchase 968,992 shares of our Common Stock. See “—Use of the Upfront Payment from the Watson Transactions,” beginning on page 59.
     The Asset Sale constitutes a change of control under our 2008 Plan and our 1996 Plan. Accordingly, unvested options exercisable for (or covering) an aggregate of 1,497,947 shares of Common Stock will vest and become exercisable upon consummation of the Asset Sale, at a weighted average exercise price of $1.79 per share. The aggregate number of shares subject to unvested options held by each director and/or executive officer that will vest and become exercisable (on an accelerated basis) at the Closing is as follows: Frank C. Condella, Jr., 100,000 shares at a weighted average exercise price of $0.87 per share; Lawrence A Gyenes, 125,000 shares at a weighted average exercise price of $1.17 per share; and Michael McGrane, 141,000 shares at a weighted average exercise price of $1.82 per share.
     In addition, an aggregate of 235,420 shares of restricted Common Stock will vest upon consummation of the Asset Sale. The aggregate number of shares of restricted stock held by each director and/or executive officer that will vest (on an accelerated basis) at the Closing is as follows: Valerie L. Andrews, 19,230 shares; Edward A. Blechschmidt, 19,230 shares; Anthony R. Campbell, 19,230 shares; Frank C. Condella, Jr., 19,230 shares; James S. Crofton, 19,230 shares; Stephen G. Kasnet, 19,230 shares; Michael McGrane, 24,156 shares; and Selwyn P. Oskowitz, M.D., 19,230 shares. See “—Treatment of Stock Options and Stock-Based Awards,” beginning on page 60, and “Summary Term Sheet—Interests of Columbia’s Directors and Executive Officers in the Asset Sale,” beginning on page 9.
Nature of Columbia’s Business Following the Watson Transactions
     After the Closing, we will continue the PREGNANT Study and the preparation of a new drug application or supplemental new drug application to market PROCHIEVE 8% for the PTB Indication. In addition, if the PREGNANT Study is successful, we expect to receive (at least a portion of) the milestone payments described herein. We also expect to receive the royalty payments contemplated by the Purchase and Collaboration Agreement and perform our obligations and receive payments under the Supply Agreement.
     After the Closing, we will also retain certain assets and rights relating to our Progesterone business, including all rights necessary to perform our obligations under the Agreement. The terms of the Merck Serono Agreement are not materially different from the license and supply agreement between us and Merck Serono, which expired on May 19, 2010, pursuant to its terms.
     If the PREGNANT Study is successful and we achieve milestones set forth in the Purchase and Collaboration Agreement, we intend to become a focused development company, with research and development centered on products to address women’s health needs, subject to the covenant not to compete in the Purchase and Collaboration Agreement (discussed herein).

Our aim would be to take new product candidates through proof-of-concept and then to enter into new partnership arrangements with respect to them. In addition, we would expect to enter into partnership discussions for STRIANT, and through a partner, attempt to build revenue from STRIANT and explore the potential to expand its labeling. We also would expect to continue to leverage our proprietary drug delivery systems to expand our product portfolio.
     As of May 28, 2010, 458 patients have enrolled in the PREGNANT Study. We currently expect enrollment to be completed during the second quarter of 2010, and the last infant in the PREGNANT Study to be born during the fourth quarter of 2010. In addition, we currently anticipate that we will report the topline results for the PREGNANT Study around the end of 2010, and that, if the outcomes of the PREGNANT Study are successful, the PTB NDA or the PTB Supplemental NDA would be filed with the FDA during the first half of 2011 and that the FDA would decide whether to approve the PTB NDA (or the PTB Supplemental NDA) by late 2011 or early 2012.
     If the PREGNANT Study is not successful, our resources will be limited and our board of directors will have to reassess our strategy.
Agreements Related to the Purchase and Collaboration Agreement
     In connection with the Asset Sale, we and Watson have agreed to enter into the License Agreement, the Supply Agreement and the Investor’s Rights Agreement.
License Agreement
     Pursuant to the license agreement we will enter into with Buyer at the Closing (the “License Agreement”) the parties will grant each other certain licenses to use certain intellectual property.
     We will grant to Buyer, subject to the Purchase and Collaboration Agreement and agreements with Dimera Incorporated and Merck Serono, an exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses, under the Patents and know-how under our control as of that time which relate primarily to Progesterone Products but that are not included among the Assets and any inventions and know-how arising from the parties’ activities under the Purchase and Collaboration Agreement that relate solely to the progressive hydration tablet technology described in our US Patent No. 6,248,358 (“Second Generation Delivery System”), in each case for the purposes of Developing, manufacturing, having manufactured, using, importing, exporting, marketing, selling, offering to sell or otherwise Commercializing the Progesterone Products in any and all fields.
     Buyer will grant to us
•	a non-exclusive, non-transferable, royalty-free and fully paid-up license to the Patents and know-how included among the Assets and the know-how arising from the Development activities pursuant to the Purchase and Collaboration Agreement for the purpose of supplying the Progesterone Products to Buyer under the terms and conditions of the Supply Agreement;

•	a non-exclusive, non-transferable, royalty-free and fully paid-up license to the Patents and know-how included among the Assets, the know-how arising from the Development activities and the Patents and know-how controlled by Buyer but identified for our use in writing, for the purposes of conducting our Development activities under the Purchase and Collaboration Agreement;

•	an exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses to the Patents and know-how included among the Assets and certain know-how arising from the Development activities pursuant to the Purchase and Collaboration Agreement for the purposes of our compliance with our agreements with Dimera Incorporated and Merck Serono; and
•	a non-exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses to Develop, manufacture, have manufactured, use, import, export, market, sell, offer to sell or otherwise Commercialize the Second Generation Delivery System to the extent that it incorporates or delivers any product other than the Progesterone Products in any and all fields.
     The License Agreement may be terminated upon mutual written agreement of the parties. If one party enters bankruptcy, the other party is entitled to a complete duplicate of, or access to, any intellectual property licensed under the License Agreement.
Supply Agreement
     Pursuant to the supply agreement we will enter with Buyer at the Closing (the “Supply Agreement”), we will be the exclusive supplier of PROCHIEVE 4%, PROCHIEVE 8% and CRINONE 8% to Buyer for sale in the United States at a price equal to 110% of the cost of goods sold. The initial purchase order under the Supply Agreement, of finished goods inventory held on hand by us at Closing, will be made by Buyer at the time of the execution of the Supply Agreement for a batch price set forth in the Supply Agreement, calculated based on an agreed upon cost of goods formula, which includes a monthly adjustment to reflect the then-current foreign currency exchange rates. The initial purchase order will be delivered to Buyer within 30 days after the Closing and each purchase order made pursuant to the Supply Agreement thereafter will be for a delivery date no earlier than 90 days following our receipt of such purchase order. The Supply Agreement, unless earlier terminated in accordance with its terms, shall remain in force through May 19, 2015, and shall renew automatically for two-year terms thereafter, unless either party gives written notice of its intention to not renew at least 180 days prior to expiration of the then applicable term. The Supply Agreement is terminable by Buyer upon 180 days’ notice (after the termination of the Joint Development Period) and by either party at any time pursuant to standard termination provisions, including the insolvency or uncured default of the other party.
Investor’s Rights Agreement
     Pursuant to an investor’s rights agreement we will enter with Buyer at the Closing (the “Investor’s Rights Agreement”), Buyer will have the right to nominate one director to our board of directors and we will use our commercially reasonable efforts to expand our board of directors and appoint such designee as a director. We have agreed to use our commercially reasonable efforts to facilitate the re-election of Buyer’s board designee until such time as Buyer ceases to hold at least 10% of our outstanding shares of Common Stock. Buyer will become subject to a six month “lock-up” commencing on the Closing (the “Initial Lock-Up Period”), during which it will not be permitted to sell the Shares, subject to certain limited exceptions. Following the Initial Lock-Up Period (and until 18 months after the Closing), subject to certain exceptions, Buyer will agree that it will not, during any fiscal quarter, transfer more than 2 million shares of

Common Stock. The transfer restrictions will expire at the time that Buyer no longer holds 10% of our outstanding shares of Common Stock. In order to provide Buyer with liquidity with respect to its holdings in Columbia following the Initial Lock-Up Period, we have agreed to use our commercially reasonable efforts to file a shelf registration statement with the SEC not later than 90 days prior to the end of the Initial Lock-Up Period and to keep such shelf registration statement effective until the earliest of the fourth anniversary of the Closing, the date on which all of the Shares have been transferred by Buyer or the date upon which the Shares may be sold by Buyer under Rule 144 (without limitation as to volume or compliance with certain specified provisions of Rule 144). Pursuant to the Investor’s Rights Agreement, we will also agree to certain indemnification and contribution provisions, including with respect to liabilities arising under the Securities Act.
The Watson Note
     The following is a summary of the terms of the Watson Note and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Watson Note, which is Exhibit 4.1 to our Current Report on Form 8-K, dated June 1, 2010, attached as Annex G to this proxy statement.
     As of the date hereof, we owe $15,000,000 in outstanding principal amount to Watson under the Watson Note. The Watson Note bears interest at the rate of 4% per annum (absent a default).
Forgiveness upon the Closing of the Watson Transactions
     Upon the occurrence of the Closing in accordance with the Purchase and Collaboration Agreement, all amounts otherwise due and payable under or in respect of the Watson Note will be deemed forgiven in full automatically and without need of further action by any person.
Required Repayment
     All amounts outstanding (including interest) under the Watson Note, if not previously forgiven, are payable on the Required Repayment Date (as defined below).
     “Required Repayment Date” means the earliest to occur of:
•	December 31, 2011;

•	following the occurrence of a Fundamental Transaction (as defined below) other than the Watson Transactions, the earlier of (i) the date upon which all of the obligations in respect of our Notes have been paid in full or (ii) 21 Trading Days (as defined in our Notes) after the occurrence of such Fundamental Transaction; or

•	the acceleration of all amounts payable under the Watson Note due to a default by Columbia.
     A “Fundamental Transaction” means that:
•	we shall, directly or indirectly, in one or more related transactions:
•	consolidate or merge with or into (whether or not we are the surviving corporation) another person or persons, or

•	sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ours to another person, or

•	allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of the capital stock of such person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) (“Voting Stock”) (not including any shares of Voting Stock held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or

•	consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock purchase agreement or other business combination), or

•	reorganize, recapitalize or reclassify our Common Stock, or
•	any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of our aggregate Voting Stock.
     Notwithstanding anything to the contrary contained in the foregoing, a “Fundamental Transaction” as defined in the Watson Note will not include the transactions contemplated by the Purchase and Collaboration Agreement.
Our Obligations with Respect to our Notes; Subordination
     There are no sinking fund or amortization provisions with respect to the Watson Note. The Watson Note is our unsecured obligation and there are no liens securing performance of our obligations under the Watson Note. There are no existing defaults in principal or interest with respect to the Watson Note. We are not obligated to make periodic interest payments under the Watson Note.
     All amounts payable by us under the Watson Note are and will be subordinate and junior in right of payment to the prior payment in full of certain of our obligations owing to PharmaBio under the PharmaBio Agreement and payment obligations under the Notes, to the extent and in the manner described in the Watson Note. As of the date hereof, there was approximately $16.5 million of “Senior Debt” owed to PharmaBio under the PharmaBio Agreement as well as approximately $40 million of “Senior Debt” owed to the holders of our Notes. See “—Senior Debt,” beginning on page 66 and “—Purchase of our Convertible Subordinated Notes,” beginning on page 67. If and so long as a Watson Note Senior Default (as defined below) has occurred and is continuing, and
     Watson has received a copy of written notice thereof that has been furnished to us by (i) PharmaBio or (ii) any holders of our Notes (such period of time being referred to as the “Watson Note Payment Suspension Period”), then, except as otherwise set forth in the Watson Note, we will not make, and the holder of the Watson Note will not accept or receive from us, payment in respect of the Watson Note unless and until the earlier of:
•	the obligations then subject to the Watson Note Senior Default have been paid in full;

•	the Watson Note Senior Default has been cured by us or waived by PharmaBio and/or the holders of the Notes then subject to the Watson Note Senior Default; or

•	PharmaBio and each of the holders of the Notes have terminated the Watson Note Payment Suspension Period.
     “Watson Note Senior Default” means:
a.	the occurrence and continuance (after any applicable grace period) of a default in payment of all or any part of the obligations under the PharmaBio Agreement or the Notes; or

b.	the occurrence and continuance (after any applicable grace period) of any other default of the terms and conditions of the PharmaBio Agreement or the Notes (other than a default under any Note that is described in the clause c. below) if the effect of such default is (1) to cause all or any portion of our obligations under the PharmaBio Agreement or the Notes to become due prior to its stated maturity or (2) to permit PharmaBio or any holder of a Note to cause any of our obligations under the PharmaBio Agreement or our Notes to become due prior to its stated maturity; provided, that, any Senior Default described in clause b.(2) arising as a result of a default under any of our Notes shall expire if and when the applicable holder does not exercise its right to cause such Note to become due within thirty five (35) days after it obtains knowledge of such default; or

c.	the occurrence of any event that provides any holder of our Notes with cash redemption rights prior to the stated maturity of such Notes; provided, that, in the case of this clause c., the holders of our Notes have exercised such redemption rights within the time period provided in our Notes.
     Upon any distribution of our assets or upon any dissolution, winding up, liquidation or reorganization involving us, whether in any bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities:
•	PharmaBio and the holders of the Notes will be entitled to receive payment in full of amounts due under the PharmaBio Agreement and the Notes, respectively, before the holder of the Watson Note is entitled to receive any payment thereon; and
•	any payment or distribution of our assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holder of the Watson Note would be entitled but for the subordination provisions of the Watson Note will be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to PharmaBio and the holders of the Notes, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and any premium or other amounts payable with respect to the PharmaBio Agreement and the Notes, to the extent necessary to make payment in full of all amounts owing to PharmaBio under the PharmaBio Agreement and to the holders of the Notes under the Notes remaining unpaid, after giving effect to any concurrent payment or distribution to PharmaBio under the PharmaBio Agreement and to the holders of the Notes under the Notes.
     Our consolidation with, or our merger into, another entity will not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of the subordination provisions of the Watson Note if such other entity is organized in the United States and such entity, as a part of such consolidation or merger, succeeds to our property and business and assumes our obligations.
     All payments or distributions by us upon or with respect to the Watson Note which are received by the holder thereof in violation of or contrary to the subordination provisions of the Watson Note will be received in trust for the benefit of PharmaBio and the holders of the Notes and will be paid over upon demand to PharmaBio and such holders in the same form as so received (with all necessary endorsements) to be applied to the payment of our obligations owing to PharmaBio under the PharmaBio Agreement and in respect of the Notes.
     Upon receipt by PharmaBio and the holders of our Notes of amounts sufficient to pay all obligations owing to PharmaBio under the PharmaBio Agreement and in respect of our Notes in full, to the extent any amounts which are otherwise payable with respect to the Watson Note but for the subordination provisions of the Watson Note have been paid over to PharmaBio and/or the holders of our Notes, the holder of the Watson Note will be subrogated to the rights of PharmaBio and the holders of our Notes to receive payments or distributions of cash, property or securities of ours applicable to obligations owing to PharmaBio under the PharmaBio Agreement and in respect of our Notes until the Watson Note is paid in full, and no such payments or distributions to PharmaBio and the holders of our Notes of cash, property or securities otherwise distributable to the holder of the Watson Note will, as between us, our creditors (other than PharmaBio and the holders of our Notes) and the holder of the Watson Note, be deemed to be payment by us to PharmaBio and the holders of our Notes. The subordination provisions of the Watson Note will continue to be effective or be reinstated, as the case may be, if at any time any payment to PharmaBio or in respect of our Notes is rescinded or must otherwise be returned by PharmaBio or the holders of our Notes for any reason whatsoever (including, without limitation, our insolvency, bankruptcy or reorganization) all as though such payment had not been made. Subject to the foregoing, the subordination provisions of the Watson Note will terminate when all of our payment obligations under the PharmaBio Agreement and in respect of the Notes have been indefeasibly and irrevocably paid in full.
     The subordination provisions of the Watson Note are for the purpose of defining the relative rights of PharmaBio and the holders of our Notes on the one hand and the holder of the Watson Note on the other hand, and those provisions will not impair (as between us and the holder of the Watson Note) our obligation to the holder of the Watson Note to pay to such holder the full amount of the Watson Note. None of the subordination provisions of the Watson Note will be construed to prevent the holder of the Watson Note from exercising all rights and remedies available under the Watson Note or under applicable law upon the occurrence of a default under the Watson Note or otherwise, subject to the rights of PharmaBio and the holders of our Notes as described above to receive payments otherwise payable to the holder of the Watson Note, and no provision of the Watson Note will be deemed to subordinate, to any extent, any claim or right of any other holder of the Watson Note to any claim against us by any creditor or any other person except to the extent expressly provided in the Watson Note.
     The subordination provisions of the Watson Note may not be amended or modified without the written consent of PharmaBio and the holders of our Notes.
     In the event that the Required Repayment Date occurs on December 31, 2011 and any portion of the debt outstanding under our Notes remains unpaid as of such date, the holders of our Notes shall be entitled to receive payment in full of the principal thereof, the interest due thereon and any premium or other payment obligation with respect thereto before the holders of the Watson Note are entitled to receive any payment upon the Watson Note.
Limitations on Indebtedness
     So long as the Watson Note is outstanding, we will not incur or guarantee, assume or suffer to exist any indebtedness that would rank senior or pari passu to the Watson Note, other than our obligations owing to PharmaBio under the PharmaBio Agreement, our Notes and the Watson Note Permitted Indebtedness (as defined below). Except as described above, the Watson Note does not limit the issuance of additional debt, senior indebtedness or securities.
     “Watson Note Permitted Indebtedness” means:
•	all of our obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP;

•	all of our reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, incurred in the ordinary course of our business;

•	unsecured indebtedness between us and any of our subsidiaries or between our subsidiaries; and

•	indebtedness existing on the date of the Watson Note.
Prepayment; Prepayment Fee
     We have no right to voluntarily prepay the principal amount outstanding under the Watson Note in whole or in part at any time prior to December 31, 2011. Notwithstanding anything to the contrary in the Watson Note, if the Required Repayment Date (as defined herein) occurs by reason of the occurrence of a Fundamental Transaction (as defined herein) prior to August 31, 2011, then we will pay to Watson on the Required Repayment Date, in addition to all other amounts due and payable under the Watson Note, a prepayment fee in the amount of Two Million Dollars ($2,000,000.00).
Defaults; Acceleration
     Upon and for so long as any one or more of the following events shall be continuing (each a “default” for the purposes of the Watson Note):
     (a) we will fail to make any payment required under the Watson Note on or before the date such payment is due;
     (b) any of the representations or warranties made by us in the Watson Note will prove to have been untrue, incorrect or misleading in any material respect when made;
     (c) we fail duly to observe the covenant in the Watson Note with regard to limitations on incurrence of indebtedness;
     (d) we will fail duly to observe or perform any covenant or agreement contained in the Watson Note (other than the failure referred to in paragraphs (a) or (c) above) and such failure will continue unremedied for a period of thirty (30) days following our knowledge thereof;
     (e) we or any of our subsidiaries defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity;
     (f) a judgment, to the extent not covered under an insurance policy, in excess of $1,000,000 is rendered against us and, within sixty (60) days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged in full; or
     (g) we make an assignment for the benefit of creditors or admit in writing our inability to pay our debts generally as they become due; or an order, judgment or decree is entered adjudicating us bankrupt or insolvent; or any order for relief with respect to us is entered under the federal bankruptcy code; or we petition or apply to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of ours, or of any substantial part of the assets of ours, or commence any proceeding relating to us under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against us and either we by any act indicate our approval thereof, consent thereto or acquiesce therein or such petition, application or proceeding is not dismissed within sixty (60) days;
then, on notice of acceleration by Watson to us in the case of a default specified in clauses (a) through (f) above, or automatically and immediately without demand, notice, protest or other action of any kind by Watson, which we hereby expressly waive, in the case of any default specified in clause (g) above, all amounts outstanding under the Watson Note will, subject to the subordination provisions of the Watson Note, be immediately due and payable in full. No periodic evidence is required to be furnished as to the absence of default or as to compliance with the terms of the Watson Note.
     If any payment under the Watson Note (whether of principal, interest, prepayment fee or other, and including the payment due on the Required Payment Date or upon any acceleration of the Watson Note) is not paid within five (5) days after the due date thereof, we shall pay to the holder of the Watson Note, in addition to the delinquent payment and without any requirement of notice or demand by Watson, a late payment charge equal to five percent (5%) of the amount of the delinquent payment. In addition, upon the occurrence of a default under the Watson Note and so long as the same shall remain uncured, all unpaid amounts under the Watson Note, together with all accrued but unpaid interest thereon, shall, from and after such default, bear interest at the rate of nine percent (9.00%) per annum, instead of four percent (4.00%) per annum.
Financing of the Asset Sale
     Buyer has represented that it has sufficient immediately available funds to enable it to consummate the Watson Transactions.
Stockholder Approval of the Asset Sale
     We are organized under the corporate laws of the State of Delaware. Under Section 271 of the Delaware General Corporation Law, any sale by us of “all or substantially all” our assets requires affirmative vote of the holders of a majority of the Voting Power of our outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class. We are selling a significant portion of our assets but retaining material on-going businesses and assets after the Asset Sale. Because the Delaware statute does not define the phrase “all or substantially all,” the meaning of the phrase is not entirely clear in this context. In light of the specific facts and circumstances of the Asset Sale, we have determined that the Asset Sale involves the sale by us of “all or substantially all” of our assets and, therefore, requires us to seek stockholder approval of the Asset Sale. The Purchase and Collaboration Agreement provides that if our stockholders fail to approve the Asset Sale, either Columbia or Watson may terminate the Purchase and Collaboration Agreement. The Purchase and Collaboration Agreement also provides that obtaining such approval is a condition to each of Columbia and Watson being obligated to consummate the transactions contemplated by the Purchase and Collaboration Agreement.
No Changes to the Rights of Stockholders
     There will be no change in the rights of our stockholders as a result of the Asset Sale.
Appraisal Rights in Respect of the Asset Sale
     Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Asset Sale.
Regulatory Approvals
     No filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the Purchase and Collaboration Agreement and, therefore, there is no applicable waiting period under the HSR Act for the Watson Transactions to be consummated. At any time before or after consummation of the Watson Transactions, notwithstanding that there is no requirement for a filing pursuant to the HSR Act, the Antitrust Division of the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Asset Sale or seeking divestiture of substantial assets of Buyer. At any time before or after the consummation of the Watson Transactions, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Asset Sale or seeking divestiture of substantial assets of Buyer. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
     In addition, we and Buyer do not believe that the Asset Sale is subject to or requires any filing under any foreign antitrust laws.
     Although there can be no assurance that the Watson Transactions will not be challenged by a governmental authority or private party on antitrust grounds, we, based on a review of information provided by Buyer relating to the businesses in which they and its affiliates are engaged, believe that the Watson Transactions can be effected in compliance with federal, state and foreign antitrust laws. The term “antitrust laws” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other United States federal, state and non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
     Other than applicable antitrust laws, neither we nor Buyer is aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the Watson Transactions, except for compliance with the applicable regulations of the SEC in connection with this proxy statement.
Accounting Treatment of the Asset Sale
     We will allocate the $47 million Upfront Payment, net of transaction expenses to:
•	the then fair value of the Acquisition Shares; and

•	the elimination of the remaining book value of the CRINONE intangible assets (which was $18.8 million as of December 31, 2009).
     The excess, if any, will be recorded as revenue over the remaining research and development period for the PREGNANT Study through the date of the PTB US Approval which, if it occurs, is currently expected to occur by mid-2011. In addition, forgiveness of the $15 million Watson Note plus accrued interest will be recorded as deferred revenue concurrent with the closing of the Watson Transactions and similarly amortized over the remaining research and development period.
     The value of unvested options ($900,525 at December 31, 2009) and the value of unvested shares of restricted stock ($311,817 at December 31, 2009) will be expensed on the date of the Closing.

     The accounting treatment for the Debt Retirement will be subsequently evaluated, subject to the timing of the Watson Transactions and the price of our Common Stock on the date of the Closing.
Certain United States Federal Income Tax Consequences of the Watson Transactions
     The following is a brief summary of the United States federal income tax consequences resulting from the Watson Transactions. This summary does not address all of the consequences that may arise for United States federal income tax purposes and does not address any state, local, non-U.S. or non-income tax considerations.
     The Watson Transactions and the forgiveness of the amounts owed under the Watson Note will not result in any U.S. federal income tax consequences to our stockholders.
     The sale of assets in connection with the Asset Sale and the forgiveness of the amounts owed under the Watson Note will be taxable transactions for United States federal income tax purposes. However, we do not anticipate that we will incur significant United States federal income tax liability as a result of such sale due to the tax basis we have in the Assets and due to the availability of net operating loss carryforwards with respect to both the Asset Sale and the forgiveness of the amounts owed under the Watson Note. We anticipate that we will incur an insignificant amount of United States federal alternative minimum tax in connection with the Asset Sale and the forgiveness of the amounts owed under the Watson Note.
     The issuance of the Acquisition Shares to Buyer will not be a taxable transaction for United States federal income tax purposes.
     Potential future receipt of milestone and/or royalty payments will be taxable events. The United States federal income tax consequences of the receipt of these payments cannot be determined at this time.
Senior Debt
     Pursuant to the PharmaBio Agreement, PharmaBio paid to us $15 million over a 15-month period that commenced on March 5, 2003. In return, PharmaBio receives from us a 9% royalty on net sales of STRIANT in the United States up to agreed annual sales levels, and a 4.5% royalty of net sales above those levels. The royalty term under the PharmaBio Agreement was initially seven years and the royalty payments thereunder commenced in the third quarter of 2003. As of December 31, 2009, we had paid $13.5 million in royalties to PharmaBio under the PharmaBio Agreement. The balance of the minimum royalty payments, estimated to be approximately $16.5 million, is due in November 2010.
     On July 22, 2009, we and PharmaBio amended the PharmaBio Agreement pursuant to which we agreed that, when the minimum royalty payment is due, we may, in our sole discretion, either pay the balance due or issue to PharmaBio a secured promissory note for that balance. The note would bear interest quarterly in arrears at the rate of 10% per annum and be due on November 30, 2011. In consideration for the right to issue the secured promissory note, we have
•	agreed that during the period from July 22, 2009 through November 30, 2010, we will place in escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the PharmaBio Agreement and $30.0 million; and
•	granted PharmaBio a warrant to purchase 900,000 shares of Common Stock.
     In further consideration for the right to issue the secured promissory note, we have agreed that if we issue the secured promissory note on November 30, 2010, then we will also on that date grant PharmaBio a warrant to purchase 900,000 shares of our Common Stock.
     On March 3, 2010, we entered into the PharmaBio Amendment. The PharmaBio Amendment provides for the early termination of the PharmaBio Agreement by permitting us to repay our outstanding debt thereunder on an accelerated and discounted basis on the date we consummate (and contingent upon us consummating) a transfer of assets, sale of stock, licensing agreement and/or similar transaction yielding gross cash proceeds to us of $40 million or more. The Watson Transactions would be such a transaction.
     Our obligations to PharmaBio under the PharmaBio Agreement are “senior” to the Notes. Therefore, the repurchase of our Notes is contingent upon us pre-paying the amount owing to PharmaBio under the PharmaBio Agreement. We intend to use a portion of the Upfront Payment to make such prepayment.
Purchase of our Convertible Subordinated Notes
The Notes
     The following is a summary of the terms of our Notes and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Securities Purchase Agreement (as defined herein) relating to the Notes, which includes the form of Note, which is Exhibit 4.11 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009.
     As of the date hereof, we had $39,999,997.75 in outstanding principal amount of our Convertible Subordinated Notes due December 31, 2011. Our Notes mature on December 31, 2011 unless earlier redeemed, repurchased or converted. Our Notes are not listed or registered on any national securities exchange. Our Notes bear interest at the rate of 8% per annum until the approval by the FDA of the new drug application, amendment or supplement permitting the marketing of progesterone gel 8% for the prevention of recurrent preterm birth, at which point that rate will reduce to 5% per annum.
Our Obligations with Respect to our Notes
     There are no sinking fund or amortization provisions with respect to our Notes. Our Notes are our unsecured obligations and there are no liens securing performance of our obligations under our Notes. There are no existing defaults in principal or interest with respect to our Notes.
     All amounts payable by us under our Notes are and will be subordinate and junior in right of payment to the prior payment in full of certain of our obligations owing to PharmaBio under the PharmaBio Agreement (the “Senior Debt”), to the extent and in the manner described in our Notes. As of the date hereof, there was approximately $16.5 million of “Senior Debt” owed to PharmaBio under the PharmaBio Agreement. See “—Senior Debt,” beginning on page 66. The holders of our Notes will, at all times, be entitled to receive payments on account of our Notes in accordance with the terms of our Notes; provided, however, that, if and so long as a Senior Default (as defined below) has occurred and is continuing, and written notice thereof has been delivered by PharmaBio to the holders of our Notes and us, referencing the subordination provisions of our Notes and demanding a suspension of payments during the period of such continuance in accordance with our Notes (the “Payment Suspension Period”), then, except as otherwise set forth in our Notes, we will not make, and the holders of our Notes will not accept or receive from us, payment in respect of our Notes unless and until the earlier of:
•	the time we have paid in full our obligations owing to PharmaBio under the PharmaBio Agreement;
•	the Senior Default has been cured by us or waived by PharmaBio; or
•	PharmaBio has terminated the Payment Suspension Period.
“Senior Default” means:
•	the occurrence and continuance (after any applicable grace period) of a default in payment of all or any part of the Senior Debt;
•	the breach or default by us of any term of any Notes if the effect of such breach or default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder of any Note to cause an amount exceeding $500,000 to become due prior to the stated maturity of our Notes; or
•	the occurrence of any event that provides the holder of any Note with cash redemption rights prior to the stated maturity of our Notes.

     Upon any distribution of our assets or upon any dissolution, winding up, liquidation or reorganization involving us, whether in any bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities:
•	the holders of our Senior Debt will be entitled to receive payment in full of the principal thereof, the interest due thereon and any premium or other payment obligation with respect thereto before the holders of our Notes are entitled to receive any payment; and
•	any payment or distribution of our assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of our Notes would be entitled but for the subordination provisions of our Notes will be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and any premium or other amounts payable with respect to the Senior Debt held or represented by each such holder, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.
     Our consolidation with, or our merger into, another entity will not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of the subordination provisions of our Notes if such other entity is organized in the United States and such entity, as a part of such consolidation or merger, succeeds to our property and business and assumes our obligations (including with respect to the Senior Debt and our Notes).
     All payments or distributions by us upon or with respect to our Notes which are received by the holders thereof in violation of or contrary to the subordination provisions of our Notes will be received in trust for the benefit of the holders of the Senior Debt and will be paid over upon demand to such holders in the same form as so received (with all necessary endorsements) to be applied to the payment of the Senior Debt.
     Upon receipt by the holders of the Senior Debt of amounts sufficient to pay all Senior Debt in full, to the extent any amounts which are otherwise payable with respect to our Notes but for the subordination provisions of our Notes have been paid over to the holders of the Senior Debt, the holders of our Notes will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities applicable to Senior Debt until our Notes are paid in full, and no such payments or distributions to the holders of the Senior Debt of cash, property or securities otherwise distributable to the holders of our Notes will, as between us, our creditors (other than the holders of Senior Debt) and the holders of our Notes, be deemed to be payment by us to the holders of the Senior Debt. The subordination provisions of our Notes will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holders of the Senior Debt for any reason whatsoever (including, without limitation, our insolvency, bankruptcy or reorganization) all as though such payment had not been made. Subject to the foregoing, the subordination provisions of our Notes will terminate when all the Senior Debt has been indefeasibly and irrevocably paid in full.
     The subordination provisions of our Notes are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the holders of our Notes on the other hand, and those provisions will not impair (as between us and the holders of our Notes) our obligation to the holders of our Notes to pay to such holders the full amount of our Notes. None of the subordination provisions of our Notes will be construed to prevent the holders of our Notes from exercising all rights and remedies available under our Notes, the Securities Purchase Agreement (as defined below) or under applicable law upon the occurrence of an event of default or otherwise, subject to the rights of the holders of the Senior Debt as described above to receive payments otherwise payable to the holders of our Notes, and no provision of our Notes will be deemed to subordinate, to any extent, any claim or right of any holder of our Notes to any claim against us by any creditor or any other person except to the extent expressly provided in our Notes.
     The subordination provisions of our Notes may not be amended or modified without the written consent of the holders of the Senior Debt.
     All payments due under any Note rank pari passu with the other Notes and are senior to all of our other indebtedness, other than the Senior Debt and Permitted Indebtedness (as defined below). So long as our Notes are outstanding, we will not incur or guarantee, assume or suffer to exist any indebtedness that would rank senior or pari passu to our Notes, other than:
•	the indebtedness evidenced by our Notes;
•	the Senior Debt; and
•	Permitted Indebtedness.

     So long as our Notes are outstanding, we will not allow or suffer to exist any lien, other than certain permitted liens (as specified in our Notes).
“Permitted Indebtedness” means:
•	all of our obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP;
•	all of our reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, incurred in the ordinary course of our business;
•	unsecured indebtedness between us and any of our subsidiaries or between our subsidiaries; and
•	any other indebtedness of ours in an aggregate original principal amount not to exceed $4,000,000 at any one time outstanding.
     Except as described above, our Notes do not limit the issuance of additional debt, senior indebtedness or securities.
     For the purposes of our Notes, an event of default is deemed to have occurred if:
•	we or one of our subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating us or any of our subsidiaries bankrupt or insolvent; or any order for relief with respect to us or any of our subsidiaries is entered under the Federal Bankruptcy Code; or we or any of our subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator in respect of us or any of our subsidiaries, or of any substantial part of the assets of ours or of any of our subsidiaries, or we or any of our subsidiaries commence any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any of our subsidiaries) relating to us or any of our subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against us or any of our subsidiaries and either (i) we or any of our subsidiaries by any act indicates its approval thereof, consents thereto or acquiesces therein or (ii) such petition, application or proceeding is not dismissed within 60 days (each an “Insolvency Default”);
•	a judgment, to the extent not covered under an insurance policy, in excess of $1,000,000 is rendered against us or any of our subsidiaries and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or
•	we or any of our subsidiaries defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity;
•	we fail to pay when due and payable (whether at maturity or otherwise) any principal, interest or other payment on any Note, and such failure to pay any such amount, other than principal, is not cured within 30 days after the occurrence thereof;
•	we breach any covenant or other term or condition in our Notes or in the Securities Purchase Agreement, dated December 21, 2006 (the “Securities Purchase Agreement”), subject to certain limited exceptions, with such breach not being cured within 30 days from our knowledge thereof; or
•	the representations and warranties contained in the Securities Purchase Agreement should not be true and correct on the date of the issuance of our Notes (except to the extent expressly made as of an earlier date, in which case, as of such earlier date) and such failure, individually or in the aggregate, results in a material adverse effect on our business, results of operations or financial condition, taken as a whole.
     Upon and during the pendency of any event of default under our Notes, the interest rate on our Notes will increase by 4% per annum, to the extent permitted by law.
     If an event of default (other than an Insolvency Default) has occurred, then the holders of at least 25% of the aggregate principal amount of our Notes then outstanding may declare all or any portion of our Notes held by such holders to be due and payable and demand immediate payment of the aggregate principal amount of such Notes, together with all accrued and unpaid interest thereon, and we will then give prompt notice of any such demand to the other holders of Notes, each of whom may also demand immediate payment of the aggregate principal amount of such Notes, together with all accrued and unpaid interest thereon. If an Insolvency Default occurs, the principal amount of our Notes (together with all accrued and unpaid interest thereon) shall become immediately due and payable without any action on the part of any holder of Notes.
     Upon a “change of control” (the Watson Transactions would have, absent the Note Amendment, been a change of control), we are required to provide the holders of our Notes written notice thereof and such holders have the right to cause us to redeem their Notes for a cash price equal to the principal amount of the outstanding Notes, plus accrued and unpaid interest thereon. Should a holder, upon notice of a change of control, convert its Notes to Common Stock, such holder may be entitled to a “make-whole premium” determined in accordance with a formula contained in our Notes.

     Our Notes are convertible, at the option of the holder, into shares of our Common Stock at a conversion price of $5.25. Holders of our Notes may not convert any portion of their Notes to Common Stock to the extent that the holder would beneficially own in excess of 9.99% of our outstanding Common Stock immediately after giving effect to such conversion. In the event that we subdivide the Common Stock, by means of stock split, stock dividend or otherwise, into a greater number of shares, or if we combine, by means of reverse stock split or otherwise, one or more classes of Common Stock into a smaller number of shares, the conversion price of our Notes will be adjusted accordingly.
     If within three trading days after we receive a conversion notice from a Note holder we fail to issue and deliver a certificate representing shares of Common Stock to which such holder is entitled upon such holder’s conversion of Notes or credit the holder’s balance account with The Depository Trust Company for the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of Notes, and if on or after such trading day such holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such holder of Common Stock issuable upon such conversion that the holder anticipated receiving from us, then we will, within three business days after such holder’s request and in such holder’s discretion, either:
•	pay cash to such holder in an amount equal to such holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point our obligation to deliver such certificate (and to issue such Common Stock) will terminate; or
•	promptly honor our obligation to deliver to such holder a certificate or certificates representing such Common Stock and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of such number of shares of Common Stock, times the closing bid price of our Common Stock on the conversion date.
     If at any time, the weighted average of our Common Stock over a 20 trading day period equals or exceeds 200% of the conversion price set forth in our Notes and certain events specified in our Notes did not occur, we will have the option to require a holder of our Notes to convert all or a portion of its Notes into Common Stock.
     If we declare a cash dividend on the Common Stock then we are obligated under our Notes to pay to the holders of our Notes the amount of the dividends that would have been paid to such holders had our Notes been fully converted into Common Stock at the time of the record date for such dividend. If at any time we grant, issue or sell any options, convertible securities or rights to purchase securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then each holder of our Notes shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder’s Notes immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights (without regard to any limitations on conversion in the Notes or elsewhere) or, if no such record is taken, the date as of which record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.
     Under the terms of the Securities Purchase Agreement, the holders of our Notes have certain registration rights with respect to the resale of shares of Common Stock issuable upon the conversion of our Notes (as well as with respect to certain other shares). Resale of such shares was registered under the Securities Act on a Form S-3 filed with the SEC, and we are required to keep such registration effective until the fifth anniversary of the closing date of the transactions contemplated by the Securities Purchase Agreement or the date upon which all shares held by the holders of our Notes may be sold under Rule 144 during any 90 day period or we could be liable for certain agreed upon liquidated damages, subject to certain limited exceptions.
     Under the Securities Purchase Agreement, we also agreed to certain covenants regarding our financial information, our SEC reports, our securities law disclosure, our furnishing of certain information, reservation of our shares for issuance upon conversion of convertible securities and the registration and transfer of our securities. In addition, we agreed to certain indemnification and contribution provisions, including with respect to liabilities arising under the Securities Act and the Exchange Act.
     Our Notes may be amended by us if we have obtained the written consent of holders of a majority of the outstanding principal amount of our Notes, provided, that no such amendment will change the rate or manner in which interest accrues on our Notes, any provision related to scheduled payments or prepayments of principal on our Notes, the conversion price of our Notes, the number of shares of Common Stock which our Notes are convertible into or the amendment and waiver provisions of our Notes, without the written consent of the holders of at least 75% of the outstanding principal amount of our Notes.
Note Purchase Agreements
     As of March 3, 2010, we entered into the Note Purchase Agreements with the holders of 100% of our Notes. Pursuant to the Note Purchase Agreements, the Note holders agreed, as of March 3, 2010, to amend our Notes in a manner such that the Watson Transactions would not constitute a “change of control” and we would not be required to offer to redeem any of the outstanding Notes (or entitle the holders of our Notes to any rights) as a result of the Watson Transactions (the “Note Amendment”). In addition, pursuant to the Note Purchase Agreements, at the time of the Closing, we and the Note holders agreed that we will repurchase our Notes at an aggregate purchase price of $26 million in cash (plus approximately $500,000 of estimated accrued and unpaid interest through the date of the closing of the Note purchases (assuming the closing occurs on June 1, 2010)), warrants to purchase 7,750,000 shares of Common Stock (the “Warrants”) and 7,407,407 shares of Common Stock (the “NPA Shares”). The number of NPA Shares is equal to 10 million divided by 110% of the average of the consolidated closing bid prices of the Common Stock over the ten trading days ending on March 3, 2010 (i.e., the date the Note Purchase Agreements were entered into) but not less than the consolidated closing bid price of the Common Stock on March 3, 2010. See “—Use of the Upfront Payment from the Watson Transactions,” beginning on page 59.
     The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the Closing of the Watson Transactions, the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and the satisfaction of certain of our obligations owing to PharmaBio under the PharmaBio Agreement.
     In the Note Purchase Agreements, both we and the holders of the Notes made various representations and warranties. In the Note Purchase Agreements, each holder of Notes made various covenants to us and we made covenants to the Note holders with respect to, among other things, our SEC reports and reporting obligations, certain disclosures made by us, our furnishing certain information to the Note holders, our reservation of certain shares and our obligations relating to the resale of certain securities by the Note holders.
     Each Note Purchase Agreement may be terminated in certain circumstances, including, among others, by any party to such Note Purchase Agreement if the closing contemplated thereunder does not occur on or prior to August 31, 2010. The Note Amendment will terminate and be of no further force and effect on the earliest of:

•	August 31, 2010, only if the closings contemplated under the Note Purchase Agreements do not occur on or prior to August 31, 2010;

•	the date, if any, after the date of the Note Purchase Agreements and prior to the closings contemplated under the Note Purchase Agreements, on which holders of at least 25% of the aggregate principal amount of our Notes have not consented to the Note Amendment or have terminated Note Purchase Agreements to which they are a party (in accordance with their terms); and

•	the business day after the Closing (of the Watson Transactions) if the closings under the Note Purchase Agreements do not occur on or prior to such business day.

     Under the Note Purchase Agreements, until 45 days after the our public announcement of the results of the PREGNANT Study, if we issue any shares of Common Stock (or Common Stock equivalents), subject to certain exceptions, for a price that is less than $2.00 per share, we must offer the parties to the Note Purchase Agreements the right to exchange their Warrants for cash payments of up to an aggregate of $3,999,996.
     Under the Note Purchase Agreements, we also agreed to reimburse the Note holders for certain fees and expenses incurred by them.
     The summary of the Note Purchase Agreements contained in this proxy statement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Note Purchase Agreements, which are included as Annex D to this proxy statement, and are incorporated herein by this reference.
Reasons for the Note Purchase Agreement
     The Watson Transactions would have constituted a “change of control” under our Notes. This would have triggered our obligation to redeem our Notes for their outstanding principal amount, plus accrued and unpaid interest thereon. However, satisfaction of this obligation was prohibited by the PharmaBio Agreement, unless we first satisfied our Senior Debt owing to PharmaBio. As a result, in connection with the Watson Transactions, we would have been potentially required to pay approximately $57 million in cash to satisfy our obligations in respect of the PharmaBio Agreement and our Notes, but not had sufficient cash resources to do so.
     We entered into the PharmaBio Amendment, the Note Purchase Agreements and the Note Amendment so that we would be able to, at the Closing, satisfy our obligations owing to PharmaBio under the PharmaBio Agreement and our obligations under our Notes with the Upfront Payment and our existing cash at the time of the Closing (together with the shares of Common Stock and Warrants issuable under the Note Purchase Agreements).
The Warrants
     The Warrants to be issued pursuant to the Note Purchase Agreements will be exercisable, subject to certain limitations specified therein, during the period commencing 180 days after, and ending on the fifth anniversary of, the date of the closings contemplated under the Note Purchase Agreements, unless earlier exercised or terminated as provided in the Warrants. The Warrants will be exercisable, subject to adjustment in certain circumstances, as described below, for an aggregate of 7,407,407 shares of Common Stock. The exercise price per share, subject to adjustment in certain circumstances, as described below, is $1.35 (which is equal to 110% of the average of the consolidated closing bid prices of the Common Stock over the ten trading days ending on March 3, 2010 (i.e., the date the Note Purchase Agreements were entered into)). Holders of the Warrants may not exercise their Warrants to the extent that the holder would beneficially own in excess of 9.99% of our outstanding Common Stock immediately after giving effect to such exercise.
     The exercise price (and the number of securities issuable upon exercise) of the Warrants may be adjusted in the event of certain changes in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, reclassification, combination or exchange of shares, reorganization, liquidation, dissolution, consolidation or merger effected by Columbia.
     The Warrants may not be modified and no provision of a Warrant will be waived without our consent and the consent of either the holders of a majority of the unexercised Warrants, provided that such modification does not adversely affect the non-consenting holder of a Warrant without adversely affecting all other holders in a similar manner, or the holder of each Warrant that would be modified.

     Upon the closing of the transactions contemplated under the Note Purchase Agreements, we intend to list the shares of Common Stock issuable upon the exercise of the Warrants on the NASDAQ Global Market, or upon such other primary exchange on which shares of our Common Stock are then listed.
     The foregoing summary of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Warrant, which is included as an Exhibit to the Note Purchase Agreements included as Annex D to this proxy statement, and is incorporated herein by this reference.
The NPA Shares
     At the closing of the transactions contemplated by the Note Purchase Agreements, we expect to issue the 7,407,407 NPA Shares pursuant to the Note Purchase Agreements.
     As of the date of this proxy statement, we are authorized to issue 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 151,000 shares have been designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 150,000 shares have been designated Series B Preferred Stock, 6,660 shares have been designated Series C Preferred Stock, 100,000 shares have been designated Series D junior participating convertible Preferred Stock and 100,000 shares have been designated Series E Preferred Stock.
     The following is a summary of the terms of the Common Stock and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of our Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws, which are Exhibits 3.1 and 3.2, respectively, to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009.
     Holders of the shares of Common Stock, subject to certain exceptions, and holders of the Series B Preferred Stock and Series E Preferred Stock vote together as a single class on all matters upon which our stockholders are entitled to vote. The holders of Common Stock are entitled to one vote for each share of such stock held of record by them. Our board of directors is not classified, and the holders of our voting securities may not accumulate votes. This means that the holders of more than 50% of the shares voting for the election of directors can elect all of our directors if they choose to do so; and, in such event, the holders of our remaining shares will not be able to elect any person to our board. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Common Stock. The holders of Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to prior rights of the holders of our preferred stock. We have never paid a cash dividend on our shares of Common Stock and do not anticipate paying cash dividends in the foreseeable future. In the event of liquidation, dissolution or winding up of Columbia, holders of shares of the Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and after payment of any preferential amounts to which the holders of our preferred stock are entitled, if any.
     We are currently subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations from engaging, under certain circumstances, in a “business combination,” which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of a corporation’s outstanding voting stock without the prior approval of such corporation’s board of directors.
     On March 12, 2002, our board declared a dividend distribution for each outstanding share of Common Stock of one right to purchase one one-thousandth (1/1000) of a share of preferred stock of Columbia, designated as Series D Junior Participating Preferred Stock, at a price of $30 per one one-thousandth (1/1000) of a share, subject to certain adjustments (the “Rights”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 12, 2002, by and between us and First Union National Bank, as Rights Agent (the “Rights Agreement”). Upon certain “triggering events” (described in the Rights Agreement), the Rights become exercisable to purchase shares of Common Stock (or, in the discretion of our board of directors, Series D junior participating convertible preferred stock). The foregoing is a summary of the terms of the Rights and the Rights Agreement and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Rights Agreement, which is Exhibit 10.6 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009.
     The Common Stock is traded on the NASDAQ Global Market.
      The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.
     Upon the closing of the transactions contemplated under the Note Purchase Agreements, we intend to list the NPA Shares on the NASDAQ Global Market, or upon such other primary exchange on which shares of our Common Stock are then listed.
Registration Rights
     Under the terms of the Note Purchase Agreements, we have granted Holders who are “Affiliates” (as such term is defined in Rule 405 of the Securities Act) of ours, certain registration rights with respect to the resale of the NPA Shares and the shares of Common Stock issuable upon the exercise of the Warrants. In certain circumstances, we could be liable for certain agreed upon liquidated damages to such holders for our failure to file a registration statement with the SEC by an agreed to date, cause that registration statement to be declared effective by the SEC by an agreed to date or if such registration statement is not continuously effective, subject to certain limited exceptions.

Preferred Stock
     Our Series C Preferred Stock was issued in January 1999. The Series C Preferred Stock has a stated value of $1,000 per share, and is convertible into Common Stock at the lower of: (i) $3.50 per share of Common Stock and (ii) 100% of the average of the closing prices during the three trading days immediately preceding the conversion notice. Upon a triggering event (the Watson Transactions would be a triggering event), the holders of our shares of Series C Preferred Stock have the right to require us to redeem their shares of Series C Preferred Stock in cash for the value of the shares of Series C Preferred Stock plus all accrued and unpaid dividends thereon on the date such redemption is demanded. As of the date hereof, 600 shares of our Series C Preferred Stock are outstanding, each with a value of $1,000.
     Additionally, we have authorized and outstanding shares of Series B Preferred Stock and Series E Preferred Stock. No rights under the Series B Preferred Stock or Series E Preferred Stock other than those voting rights described herein are implicated by the Watson Transactions or any other transaction described herein.

RISK FACTORS RELATING TO THE PROPOSAL TO APPROVE THE ASSET SALE
     You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (which are attached as Annexes E and F to this proxy statement, respectively), along with other information provided to you in this proxy statement, in deciding how to vote on the proposal to approve the Asset Sale pursuant to the terms of the Purchase and Collaboration Agreement. The special risk considerations described below are not the only ones facing Columbia. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occur, our business, financial condition or results of operations could be materially adversely affected, the market price of shares of our Common Stock may decline, and you may lose all or part of your investment.
The Watson Transactions may not be completed or may be delayed if the conditions to Closing are not satisfied or waived.
     The Watson Transactions may not be completed or may be delayed because the conditions to Closing, including approval of the Asset Sale proposal or Charter Amendment proposal by our stockholders, may not be satisfied or waived. If the Watson Transactions are not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Watson Transactions, our relationships with our customers, suppliers and employees may be damaged and our business may be harmed.
Failure to complete the Watson Transactions may be detrimental to us.
     If the Watson Transactions are not consummated, we may experience a significant liquidity shortage that will negatively impact our current business strategies, including the continuation of the PREGNANT Study. We have approximately $72 million in debt obligations (including the Watson Note) that mature over the next two years and there can be no assurances that we would have the means to satisfy such obligations or raise additional capital in the absence of the consummation of the Watson Transactions. If the Watson Transactions are consummated prior to December 31, 2011, the Watson Note will be forgiven. However, if the Watson Transactions are not completed we would be required to repay the $15 million Watson Note, plus accrued interest and in certain circumstances described under the caption “The Asset Sale (Proposal No. 1)—The Watson Note,” beginning on page 64, a prepayment fee of $2 million.
      Also, we estimate that the costs associated with concluding the PREGNANT Study, and if it is successful, Developing, launching and Commercializing the PROCHIEVE 8% for the PTB Indication, would be very significant. If the Watson Transactions are not consummated and the PREGNANT Study were to be delayed or unsuccessful, such liquidity concerns could become especially acute. If the Watson Transactions are not consummated, we may not have the resources to Develop, launch and Commercialize the PROCHIEVE 8% for the PTB Indication.
     Without consummation of the Watson Transactions, the risk of the failure of the PREGNANT Study would be borne entirely by Columbia and its stockholders.
     Already, as a result of our announcement of the Watson Transactions, third parties may be unwilling to enter into material agreements with us relating to our Progesterone Products. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable.

Employees working with the Assets to be sold under the Purchase and Collaboration Agreement may become concerned about the future of the business and lose focus or seek other employment. If we fail to complete the Watson Transactions, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition. The resultant potential for loss or disaffection of employees or customers could have a material, negative impact on the value of our business.
     In addition, if the Watson Transactions are not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Watson Transactions and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.
Failure to complete the Watson Transactions may cause the market price for shares of our Common Stock to decline.
     If our stockholders fail to approve the Watson Transactions, or if the Watson Transactions are not completed for any other reason, the market price of shares of our Common Stock may decline due to various potential consequences, including:
•	we may experience a significant liquidity shortage;

•	the failure to complete the Watson Transactions may create substantial doubt as to our ability to effectively implement our current business strategies, including the continuation of the PREGNANT Study;

•	our costs related to the Watson Transactions, such as legal, financial advisor and accounting fees, must be paid even if the Watson Transactions are not completed; and

•	we may not be able to sell any of our assets to another party on terms as favorable to us as the terms of the Purchase and Collaboration Agreement, if at all.
If the Watson Transactions are not completed, we may explore other potential transactions, but the alternatives may be less favorable to us and there can be no assurance that we will be able to complete an alternative transaction.
     If the Watson Transactions are not consummated, we may explore other potential transactions, including a sale of certain of our assets to another party on such terms as our board of directors may approve. The terms of an alternative transaction may be less favorable to us than the terms of the Watson Transactions and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

The amount of net proceeds that we will receive from the Watson Transactions is subject to uncertainties.
     The milestone and royalty payments contemplated by the Purchase and Collaboration Agreement are subject to uncertainties, many of which are beyond our control. It is possible that these payments may be materially less than we expect or may not be owed to us at all.
     Pursuant to the Purchase and Collaboration Agreement, the amount that we receive from Buyer is subject to the possibility of reduction after the Closing if Buyer or its affiliates successfully assert claims for indemnification pursuant to the indemnification provisions of the Purchase and Collaboration Agreement. See “The Purchase and Collaboration Agreement—Indemnification,” beginning on page 119. Furthermore, we may have unforeseen liabilities and expenses that must be satisfied from the net proceeds of the Asset Sale, leaving less to fund our remaining operations.
Management could spend or invest the milestone and royalty payments in ways with which our stockholders may not agree.
     Our management could spend or invest the milestone and royalty payments, if any, in ways with which our stockholders may not agree. The investment of these proceeds may not yield a favorable return.
By completing the Watson Transactions, our business will be modified.
     Sales of CRINONE and PROCHIEVE accounted for a significant portion of our revenue for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010. After giving effect to the Watson Transactions, we will no longer be directly involved in the Commercialization of Progesterone Products. We will be primarily in the business of supplying Progesterone Products to Watson and, pursuant to the Merck Serono Agreement, to Merck Serono. Therefore, we will be dependent upon our partners for the sale and marketing of Progesterone Products. If the Asset Sale is consummated, the right to receive royalties and milestone payments, the manufacturing revenues from CRINONE, PROCHIEVE and STRIANT sales will be our principal operations and, accordingly, our profitability will be entirely dependent thereon.
     Following the Closing, we will continue to conduct the PREGNANT Study (and certain development activities relating to the PTB Indication), and incur costs (up to $7 million incurred from January 1, 2010) associated therewith. If the PREGNANT Study is successful and we achieve milestones set forth in the Purchase and Collaboration Agreement, we intend to become a focused development company, with research and development centered on products to address women’s health needs, subject to the covenant not to compete in the Purchase and Collaboration Agreement (discussed herein). Our aim would be to take new product candidates through proof-of-concept and then to enter into new partnership arrangements with respect to them. In addition, we would expect to enter into partnership discussions for STRIANT, and through a partner, attempt to build revenue from STRIANT and explore the potential to expand its labeling. We also would expect to continue to leverage our proprietary drug delivery systems to expand our product portfolio.
     As of May 28, 2010, 458 patients have enrolled in the PREGNANT Study. We currently expect enrollment to be completed during the second quarter of 2010, and the last infant in the PREGNANT Study to be born during the fourth quarter of 2010. In addition, we currently anticipate that we will report the topline results for the PREGNANT Study around the end of 2010, and that, if the outcomes of the PREGNANT Study are successful, the PTB NDA or the PTB Supplemental NDA would be filed with the FDA during the first half of 2011 and that the FDA would decide whether to approve the PTB NDA (or the PTB Supplemental NDA) by late 2011 or early 2012.

     If the PREGNANT Study is not successful, the amount of milestone payments and royalties to be received under the Purchase and Collaboration Agreement will be severely reduced and our resources will be limited. If this occurs, our board of directors will have to reassess our business strategy.
We will be unable to compete in certain areas of the women’s healthcare business for a period after the Closing.
     As part of the Purchase and Collaboration Agreement, from the Closing until the second anniversary of the date on which we and Buyer terminate our relationship with respect to the joint development of the Progesterone Products, we have agreed not to manufacture, Develop or Commercialize products containing Progesterone or any other products which are approved or being Developed for the PTB Indication, subject to certain exceptions. Accordingly, the Purchase and Collaboration Agreement will restrict our future business activities.
The Purchase and Collaboration Agreement will expose us to contingent liabilities that could have a material adverse effect on our financial condition.
     We have agreed to indemnify Buyer and its affiliates for breaches of any representation, warranty or covenant made by us in the Purchase and Collaboration Agreement, as well as for losses arising out of or in connection with excluded assets or excluded liabilities, and for certain other matters. Significant indemnification claims by Buyer or its affiliates could have a material adverse effect on our financial condition. We will not be obligated to indemnify Buyer or its affiliates for any breach of the representations or warranties made by us under the Purchase and Collaboration Agreement until the aggregate amount of claims for indemnification exceed $500,000 (the “deductible”). In the event that claims for indemnification for breach of most of the representations and warranties made by us under the Purchase and Collaboration Agreement exceed this threshold, we will be obligated to indemnify Buyer and its affiliates for any damages or loss resulting from such breach in excess of the deductible up to $7.5 million (the “aggregate liability cap”). Claims for indemnification for breaches of covenants or liabilities relating to any excluded assets or excluded liabilities made by Buyer and its affiliates under the Purchase and Collaboration Agreement will not be subject to the deductible or the aggregate liability cap described above, and claims for breaches of representations and warranties classified as fundamental representations and claims arising due to fraud or intentional misrepresentation will not be subject to the aggregate liability cap.
Columbia’s directors and executive officers have interests in the Watson Transactions that may be different from, or in addition to, the interests of our stockholders.
     Our directors and executive officers have interests in the Watson Transactions (and the other transactions described herein) that are different from, or in addition to, the interests of our stockholders. These interests include the acceleration of the vesting of restricted stock awards and stock options held by such persons upon consummation of the Watson Transactions. In addition, affiliates of one of our directors owns Notes and will engage in transactions with us under the Note Purchase Agreements. As a result of these interests, Columbia’s directors and executive officers could be more likely to recommend a vote in favor of the Asset Sale than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders. See “The Asset Sale (Proposal No. 1)—Interests of Columbia’s Executive Officers and Directors in the Asset Sale,” beginning on page 60.
The Purchase and Collaboration Agreement and the Watson Note limit our ability to pursue alternatives to the Watson Transactions.
     The Purchase and Collaboration Agreement and the Watson Note contain provisions that make it more difficult for us to engage in a material strategic transaction with any party other than Buyer. These provisions include the prohibition on our ability to solicit competing Acquisition Proposals, the requirement that we pay a termination fee of $2 million if the Purchase and Collaboration Agreement is terminated in specified circumstances and “force the vote” provisions requiring that, even if our board changes its recommendation regarding the Watson Transactions or endorses a “superior proposal,” we are not entitled to terminate the Purchase and Collaboration Agreement and must submit the Asset Sale to our stockholders for approval. In addition, we agreed not to submit to the vote of our stockholders any Acquisition Proposal whether or not a Superior Proposal or propose to do so until after the termination of the Purchase and Collaboration Agreement. See “The Purchase and Collaboration Agreement—Termination of the Purchase and Collaboration Agreement,” beginning on page 116, “The Purchase and Collaboration Agreement—No Solicitation of Other Offers,” beginning on page 112 and “The Purchase and Collaboration Agreement—Procedure and Effect of Termination,” beginning on page 117.
     In addition to the potential $2 million termination fee under the Purchase and Collaboration Agreement, the Watson Note, plus accrued interest, would become due and payable in its entirety, together with a prepayment fee of $2 million, under certain specified circumstances (specifically, if a Fundamental Transaction (as defined herein) should occur prior to August 31, 2011). See “The Asset Sale (Proposal No. 1)—The Watson Note,” beginning on page 64. The Watson Transactions would not be a Fundamental Transaction.
     These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of Columbia or the Progesterone Products from considering or proposing an alternative transaction, even if that party were prepared to pay consideration with a higher value than that to be paid by Watson.

THE PURCHASE AND COLLABORATION AGREEMENT
     The summary of the material terms of the Purchase and Collaboration Agreement below and elsewhere in this proxy statement is subject to, and qualified in its entirety by reference to, the Purchase and Collaboration Agreement (and the related agreements), a copy of which is attached as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the Purchase and Collaboration Agreement that is important to you. We encourage you to carefully read the Purchase and Collaboration Agreement in its entirety.
     The Purchase and Collaboration Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Columbia, Buyer or Watson. Such information can be found elsewhere in this proxy statement (and the other documents which are attached as annexes to this proxy statement) and in the other public filings Columbia makes with the SEC, which are available without charge at www.sec.gov. and www.cbrxir.com.
     The representations, warranties and covenants contained in the Purchase and Collaboration Agreement were made only for purposes of the Purchase and Collaboration Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Purchase and Collaboration Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between parties to the Purchase and Collaboration Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. These representations, warranties and covenants contained in the Purchase and Collaboration Agreement are qualified by confidential information contained in confidential disclosure schedules that the parties exchanged and a confidential disclosure letter from us to Buyer in connection with the execution of the Purchase and Collaboration Agreement. The disclosure schedules and disclosure letter contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase and Collaboration Agreement. Since some of the information contained in the disclosure schedules and disclosure letter is non-public and some of such information is highly confidential, we do not believe that this information is required to be publicly disclosed under United States federal or state or non-U.S. securities laws or Delaware law (although any specific material facts that qualify the representations and warranties in the Purchase and Collaboration Agreement have been disclosed in this proxy statement or in the documents attached as annexes to this proxy statement). Finally, information concerning the subject matter of these representations, warranties and covenants may have changed since the date of the Purchase and Collaboration Agreement. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Columbia or Watson or any of their respective subsidiaries or affiliates.

General
     Under the terms of the Purchase and Collaboration Agreement, Buyer will acquire the Assets, and certain of our liabilities, and the Acquisition Shares for the Upfront Payment. Buyer has also agreed to make certain additional contingent milestone and royalty payments under the circumstances and on the terms described below. Watson has guaranteed Buyer’s obligations under the Purchase and Collaboration Agreement.
The Closing(s)
     The Purchase and Collaboration Agreement contemplates that at the Closing we will receive the Upfront Payment and transfer to Buyer the Acquisition Shares, each of the Assets, other than the regulatory filings and approvals necessary for Commercializing Progesterone Products for the PTB Indication (see “—Assets to be Sold,” beginning on page 81) and Buyer will assume certain liabilities relating to the Assets transferred at the Closing. The Closing will take place at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022 at 10:00 a.m., New York City time, or at such other place or time as we and the Buyer may mutually agree, three business days after our stockholders approve the transactions contemplated by the Purchase and Collaboration Agreement, provided all of the other conditions to the Closing have been satisfied or waived.
     Subsequently, at a “second closing”, we will transfer to Buyer the PTB NDA or PTB Supplemental NDA (the “Second Closing Date Assets”) and Buyer will assume certain liabilities arising out of the Second Closing Date Assets. The “second closing” will take place at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022 at 10:00 a.m., New York City time, or at such other place or time as we and Buyer may mutually agree, three business days after the Completion of PTB US Development, provided all of the other conditions have been satisfied or waived.
“Completion of PTB US Development” means the earliest of (i) PTB US Approval, (ii) mutual agreement of the Parties to cease the development of the PTB Indication or (iii) December 31, 2012.
“PTB NDA” means the Regulatory Filings and Regulatory Approval, to the extent made or obtained by or on behalf of Seller, necessary for Commercializing the Progesterone Products for the PTB Indication.
“PTB Supplemental NDA” means, with the approval of the Joint Development Committee, an Efficacy Supplement to NDA No. 20,701, which is a modification to our existing NDA for Progesterone Products to include the PTB Indication.
“PTB US Approval” means the approval by FDA of the PTB NDA or PTB Supplemental NDA, as applicable, expanding the PROCHIEVE label to include the PTB Indication, which approval has been accepted by the Joint Development Committee (as defined herein).

Progesterone Products
     Progesterone is a hormone manufactured by a woman’s ovaries in the second half of the menstrual cycle and by the placenta during pregnancy. Progesterone is responsible for preparing the uterus for pregnancy and, if pregnancy occurs, maintaining it until birth, or, if pregnancy does not occur, inducing menstruation. “Progesterone” means both (i) pregn-4-ene-3,20-dione and 17-alpha-hydroxypregn-4-ene-3,20-dione (“Natural Progesterone”), and (ii) 17-alpha-hydroxyprogesterone caproate, medroxyprogesterone acetate, norethindrone, norethindrone acetate, norethindrone enanthate, desogestrel, levonorgestrel, lynestrenol, ethynodiol diacetate, norgestrel, norgestimate, norethynodrel, gestodene, drospirenone, trimegestone, levodesogestrel, gestodyne, nesterone, etonogestrel, and derivatives from 19-nor-testoterone (“Synthetic Progesterone”). We market Progesterone Products under two brand names, CRINONE and PROCHIEVE, available in two strengths, an 8% progesterone gel and a 4% progesterone gel.
Assets to be Sold
     The Purchase and Collaboration Agreement provides that we will sell, convey, transfer, assign and deliver or cause our subsidiaries to sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase, take delivery of and acquire from us all of our right, title, and interest in and to the following assets (the “Assets”):
•	Certain of our United States and non-United States patents, patent applications, and other similar enforceable rights relating to the protection of inventions worldwide (and all rights related thereto, including all reissues, reexaminations, divisions, continuations, continuations-in-part, extensions or renewals of any of the foregoing) (“Patents”);

•	Certain of our trademarks, service marks, certification marks, trade dress, Internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith (“Trademarks”);

•	The advertising, promotional and media materials, sales training materials, trade show materials and videos primarily used by us for the importing, marketing, detailing, promoting, advertising, distributing and selling (the “Commercialization”, or as applicable, “Commercializing” or “Commercialize”) the Progesterone Products in our possession and control and the copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, copyright registrations, or any application therefore, in the United States or any foreign country, and all rights to register and obtain renewals and extensions of registrations, to the extent relating thereto;

•	All submissions, primarily relating to the Progesterone Products, to Regulatory Authorities of regulatory applications and any approval,

registration, license, permit, certificate, exemption, consent, confirmation, order, waiver, clearance or authorization from a Regulatory Authority in a jurisdiction that is necessary to market and sell the Progesterone Products (“Regulatory Approval”);
•	All rights and interest of Columbia under its contracts primarily related to the Progesterone Products;

•	The books, files, documents, data, information, records and complete and correct copies of all tax returns and other documents pertaining to taxes, if any, primarily related to the Assets in our possession or the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of the Progesterone Products (the “Business”), in our possession or control; provided, that we shall be entitled to exclude or appropriately redact such documents, information, materials and data from the applicable books and records to the extent not related to Assets or the Business and retain the original (in the case of such exclusion) or a copy (in the case of such redaction) thereof; provided, further, that any such exclusion or redaction may not degrade or impair Buyer’s ability to use any such books and records;

•	To the extent in our possession or control, all pre-clinical, clinical and process development data and reports primarily relating to the research, Commercialization or Development of the Progesterone Products, including all raw data from clinical trials of our marketed 8% vaginal gel Progesterone Product “PROCHIEVE” or other Progesterone Products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof (other than through user preferences)) to analyze data from such clinical trials; all market research data, market intelligence reports, statistical programs (if any) used for marketing and sales research primarily related to the marketing and sale of Progesterone Products; data contained in laboratory notebooks primarily relating to the Progesterone Products; all adverse experience reports and files primarily related to the Progesterone Products (including source documentation) and all periodic adverse experience reports and all data contained in electronic data bases primarily relating to adverse experience reports and periodic adverse experience reports for the Progesterone Products; all analytical and quality control data for the Progesterone Products; and all correspondence with the FDA primarily relating to the Progesterone Products; and

•	All refunds, credits and claims for refunds or credits relating to property taxes allocable to any tax period beginning after the date of the Closing, in our favor or any of our affiliates or any of their respective employees to the extent relating to any Asset or any Assumed Liability (as herein defined).

•	Prior to the Closing, Buyer shall assign to a wholly-owned subsidiary of Watson the rights and obligations of Buyer to purchase certain non-U.S. intellectual property rights that constitute part of the Assets. These non-U.S. Assets include the rights to Develop or Commercialize the Assets outside of the United States and the income, royalties, damages and payments made, due or payable with respect to such rights.
Excluded Assets
     All of our assets, properties, rights and interests not specifically identified as Assets above (collectively, the “Excluded Assets”) are expressly excluded from the purchase and sale contemplated by the Purchase and Collaboration Agreement and shall remain ours. The Excluded Assets include, without limitation, certain assets listed on a schedule to the Purchase and Collaboration Agreement. Notwithstanding anything set forth in the Purchase and Collaboration Agreement or the Other Agreements to the contrary, Buyer’s rights with respect to the Assets and the Business outside the United States (including the District of Columbia and Puerto Rico) shall be subject to the Merck Serono Agreement, which we will not amend or modify in a manner adverse to Buyer without its prior written consent.
     To the extent rights or assets held by us or our subsidiaries are necessary for the operation or conduct of the Business but such rights or assets are not included in the Assets and Buyer is not otherwise provided with the use of such rights or assets pursuant to the License Agreement or Supply Agreement, from and after the Closing, we will provide Buyer with access to and the right to use such rights or assets so as to allow Buyer to use such rights or assets in substantially the same manner as used by us in the operation or conduct of the Business immediately prior to the Closing.
     Furthermore, to the extent any Asset is necessary for the operation or conduct of our business (not constituting the Business) or the use by us of the Excluded Assets and we are not otherwise provided with the use of such rights or assets pursuant to the License Agreement or Supply Agreement, from and after the Closing, Buyer will provide us with access to and the right to use such Asset so as to allow us to continue to use such Asset in substantially the same manner as used by us in the operation or conduct of our business (not constituting the Business) or the use by us of the Assets immediately prior to the Closing.
Liabilities to be Assumed
     The Purchase and Collaboration Agreement provides that Buyer shall assume and pay, perform or otherwise discharge, when due, any and all of the following “Liabilities,” which includes indebtedness, guaranties, endorsements, claims, liabilities, losses, damages, deficiencies, costs, expenses, obligations, commitments or responsibilities, of whatever kind or nature, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, or absolute, contingent or otherwise, including any products liability (the “Assumed Liabilities”):
•	All Liabilities arising out of or relating to the Assets on and after the Closing; and

•	All Liabilities under the contracts assigned to Buyer to the extent such Liabilities arise on or after the date of the Closing.
Each of the foregoing shall be assumed by Buyer on the Closing with the exception of those liabilities arising out of the Second Closing Date Assets, which will be assumed as of the second closing date.
Excluded Liabilities
     Notwithstanding the foregoing, all of our Liabilities not specifically identified as Assumed Liabilities will be retained by us (“Excluded Liabilities”).
Purchase Price
     In addition to assuming the Liabilities discussed above, at the Closing, Buyer will pay us the Upfront Payment of $47 million in cash, as consideration for the Assets and the Acquisition Shares.
Milestone Payments
     In addition, Buyer will make the following milestone payments to us:
     Clinical Trial Results Milestone Payment

Milestone Payment
Milestone	(the “Clinical Trial Results
(the “Clinical Trial Results Milestone”)	Milestone Payment”)
Upon completion of the statistical analysis, and delivery to Buyer of a report from our third party statistician for the “PREGNANT Study” in accordance with the Purchase and Collaboration Agreement, if the primary endpoint, reduction in preterm birth (as currently prespecified in the clinical trial protocol), achieves a p value of ≤ 0.01 and the secondary endpoint, infant outcomes composite score (to be agreed to with the FDA in the final statistical analysis plan), achieves a p value of ≤ 0.05; OR
U.S. $8,000,000; OR

Upon completion of the statistical analysis, and delivery to Buyer of a report from our third party statistician for the PREGNANT Study in accordance with the Purchase and Collaboration Agreement, if the primary endpoint, reduction in preterm birth (as currently prespecified in the clinical trial protocol), achieves a p value of > 0.01 and ≤ 0.05 and the secondary endpoint, infant outcomes composite score (to be agreed to with the FDA in the final statistical analysis plan), achieves a p value of ≤ 0.05.
U.S. $6,000,000

     We will be entitled to a maximum of one Clinical Trial Results Milestone Payment.
     Product Approval Milestone Payment

Milestone	Milestone Payment
Acceptance by the FDA of a PTB NDA or a PTB Supplemental NDA filed by or on behalf of Seller or Buyer with the approval of the Joint Development Committee (the “PTB NDA Acceptance Milestone”)	U.S. $5,000,000 (“PTB NDA Acceptance Milestone Payment”)

First commercial sale of a PTB Product by or on behalf of Buyer in the United States (the “PTB Product Launch Milestone”)	U.S. $30,000,000 (“PTB Product Launch Milestone Payment”)

     We will be entitled to a maximum of one milestone payment in connection with each of the PTB NDA Acceptance Milestone and the PTB Product Launch Milestone.
“PTB Product” means the Progesterone Product approved by the PTB US Approval.
     Ex-U.S. Filing and Approval Milestone Payments

Milestone
(the “Ex-U.S. Filing/Approval Milestone”)	Milestone Payment
Filing and acceptance by the applicable Regulatory Authority of an MAA in a country or jurisdiction outside the United States seeking Regulatory Approval to market a Progesterone Product for the PTB Indication (the “Ex-U.S. Filing Milestone”)
U.S. $500,000

Grant by the applicable Regulatory Authority in a country or jurisdiction outside the United States of regulatory approval to market a Progesterone Product for the PTB Indication (the “Ex-U.S. Approval Milestone”)
U.S. $2,000,000

     We will be entitled to payment for a maximum of one Ex-U.S. Filing Milestone and one Ex-U.S. Approval Milestone.
“MAA” means an application for the authorization to market a pharmaceutical product in any country or group of countries outside the United States, as defined in the applicable laws and filed with the Regulatory Authority of a given country or group of countries.

Royalty Payments
     In addition, Buyer will make royalty payments to us on a country-by-country basis during the applicable Royalty Product or PTB Royalty Product Term.
     For sales in the United States, Buyer will make the following royalty payments to us on a quarterly basis based on sales in the United States:

Total Net Sales in any Calendar Year	Royalty Rate
Portion of aggregate Net Sales (as defined below) of Royalty Products and PTB Royalty Products which are less than or equal to U.S. $150,000,000	10%
Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are greater than U.S. $150,000,000 but less than or equal to U.S. $250,000,000	15%
Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are greater than U.S. $250,000,000	20%

“Net Sales” means, with respect to sales of a Progesterone Product by Buyer and its affiliates and/or licensees, sublicensees, distributors or other agents, the amount of gross sales (in dollars or other currencies) for such Progesterone Product, reduced by the sum of the following items relating to such sales that are actually given to or taken by, as applicable, Buyer, and its affiliates and/or licensees, sublicensees, distributors or other agents, to the extent such deductions are accrued and recognized under and in accordance with United States generally accepted accounting principles (or other internationally recognized accounting standard in use by Buyer):
•	trade, quantity and cash discounts;

•	adjustments for price adjustments, billing errors, rejected goods, returns, product recalls and damaged goods (excluding goods damaged while under the control of Buyer or its affiliates or their respective licensees, sub-licensees or distributors);

•	credits, charge-backs, reimbursements, and similar payments provided to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers;

•	rebates or other price reductions provided to any Regulatory Authority with respect to any state or federal Medicare, Medicaid or similar programs;

•	any invoiced charge for freight, insurance, handling or other transportation costs directly related to delivery of the Progesterone Products;

•	distributor fees per contract based solely as a percentage of gross sales; and

•	taxes that are in the nature of tariffs, duties, excise, sales, use or value-added taxes;
provided, however, that the foregoing deductions shall only be deducted once and only to the extent not otherwise deducted from gross sales.
     For sales of Royalty Products or PTB Royalty Products outside the United States in a country where Buyer or its affiliates is Commercializing Royalty Products or PTB Royalty Products, the royalty rate on annual Net Sales shall equal 10%.
Adjustments to Royalty Payments
     If Buyer or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights, or otherwise collaborates or partners with a third party to Commercialize any Royalty Product or PTB Royalty Product in any country outside the United States, in lieu of royalties on Net Sales of Royalty Products or PTB Royalty Products which may become payable with respect to such country, we and Buyer will share Gross Profits arising from the Commercialization of Royalty Products or PTB Royalty Products in such country with Buyer entitled to 80% and we will be entitled to 20% of such Gross Profits. “Gross Profits” means Net Sales less raw materials costs, conversion costs (direct labor), laboratory testing, quality control, freight, packaging, manufacturing variances, FDA annual user fees, depreciation and manufacturing management/overheads.
     Generic Entry. In the event of Generic Entry with respect to a Royalty Product or a PTB Royalty Product, then the royalty rates applicable to Net Sales of such Royalty Product or a PTB Royalty Product in such country will be reduced by 50%. Unless there is Impending Generic Entry with respect to a Royalty Product or a PTB Royalty Product in a country, neither Buyer nor its affiliates may introduce its own Generic Equivalent of such Product in such country. In the event of such Impending Generic Entry, in lieu of royalties on Net Sales of such Generic Equivalent which may become payable with respect to such country, Buyer and Columbia will share Gross Profits arising from the Commercialization of such Generic Equivalent in such country with Buyer entitled to 80% and Columbia entitled to 20% of such Gross Profits.
     “Generic Equivalent” means, with respect to any Progesterone Product in a given country, any true AB rated generic product (i.e., a non-proprietary product) (1) with the same active ingredient(s) and administration route as such Progesterone Product, and (2) that obtained Regulatory Approval in such country solely by means of an abbreviated NDA filing (or a similar procedure in a country other than the United States) for establishing bioequivalence of such Progesterone Product that does not require any human clinical trials other than solely for purposes of establishing bioequivalence to the Progesterone Product.
     “Impending Generic Entry” means that Launch of a Generic Equivalent for a Royalty Product or a PTB Royalty Product in a country is likely to occur within three months, as mutually determined by both Buyer and us. In the event of any dispute with respect thereto, the matter will be resolved by arbitration in accordance with the Purchase and Collaboration Agreement.
     Term of Royalties. Royalties and payments by Buyer to us with respect to sharing of Gross Profits, with respect to a Royalty Product (other than a PTB Royalty Product) sold in any country, will be payable on a country-by-country basis from the Closing until the latest of:
•	the expiration of the last to expire Valid Claim (as defined below) of any Patent in the Assets or licensed by Buyer under the License Agreement, and covering such Royalty Product in such country;

•	the expiration of any period of any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a

Progesterone Product other than Patents, including rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997 or rights similar thereto outside the United States (“Regulatory Exclusivity”), applicable to such Royalty Product in such country; and

•	the tenth anniversary of the date of Launch by Buyer of such Royalty Product in such country (or, if no such Launch of a Royalty Product occurs, the tenth anniversary of the Closing) (the “Royalty Product Term”).

Royalties and payments by Buyer to us with respect to sharing of Gross Profits with respect to a PTB Royalty Product sold in any country will be payable on a country-by-country basis from the Closing until the latest of:

•	the expiration of the last to expire Valid Claim of any Patent in the Assets or licensed by Buyer under the License Agreement and covering such PTB Royalty Product in such country;

•	the expiration of any period of Regulatory Exclusivity applicable to such PTB Royalty Product in such country; and

•	the tenth anniversary of the date of Launch by Buyer of such PTB Royalty Product in such country (or, if no such Launch occurs, the tenth anniversary of the Closing) (the “PTB Royalty Product Term”).

With respect to any Royalty Product which contains only Synthetic Progesterone (and, for the avoidance of doubt, no Natural Progesterone) sales of such Royalty Product shall only generate Net Sales for purposes of the Royalty payments if such Royalty Product is approved in the applicable country for the PTB Royalty Indication or any other indication for which PROCHIEVE is approved in the United States as of the date of the Purchase and Collaboration Agreement.
“Launch” means the launch of a Progesterone Product in a country or jurisdiction in such quantities as are customary for the general introduction of a pharmaceutical product in such country or jurisdiction.
“Valid Claim” means, with respect to any country, a claim of an issued Patent or Patent application (that has been pending for no more than seven years after the date from which such Patent application claims priority) that has not expired or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period).
     Payment. Buyer will make the royalty payments and payments by Buyer to us with respect to sharing of Gross Profits described herein on a quarterly basis not later than 45 days after the end of each calendar quarter (with payments made in respect of each of the first three calendar quarters of each applicable calendar year constituting Buyer’s good faith estimate of the royalty (or share of Gross Profits) owed for such quarter, and with the payment made in respect of the fourth calendar quarter of such calendar year including a “true up” for the first three calendar quarters’ payments, based on actual amounts owed by Buyer in respect of such three calendar quarters relative to amounts paid by Buyer).
     Other Revenue; Pricing. Buyer agrees that it shall not, and shall cause its affiliates not to, and, after the Closing, Buyer will cause all licensees, sublicensees, distributors or other agents to with whom it or its affiliates grant rights to Commercialize any Progesterone Product (to the extent such rights include the right to promote and sell such Progesterone Product) not to, distribute, bundle or otherwise sell such Progesterone Product in any manner that would have the effect of reducing the Net Sales or Gross Profits arising from the Commercialization of such Progesterone Product in favor of other revenue not subject to the royalties or sharing of Gross Profits set forth in the Purchase and Collaboration Agreement; provided, that, the foregoing proviso will not apply to actions which have an unintended effect of causing such reduction.
Set-Offs
     The milestone payments and royalty payments (if any) payable pursuant to the Purchase and Collaboration Agreement shall be subject to reduction for:
•	finally determined claims for indemnification made by Buyer and

•	breach of our obligation to use the cash in the Development Bank Account exclusively for Development Costs during the Seller Expense Period. See “—Development and the Joint Development Committee,” beginning on page 102.
Representations and Warranties
     In the Purchase and Collaboration Agreement, we made representations and warranties to Buyer relating to, among other things:
•	our organization, existence and power and authority to own our assets, including the Assets; and operate our business as currently conducted; qualification to do business and good standing;

•	our corporate power and authority to enter into the Purchase and Collaboration Agreement and Other Agreements to be executed by us pursuant to the Purchase and Collaboration Agreement and to consummate the transactions contemplated by the Purchase and Collaboration Agreement and the Other Agreements;

•	the lack of a violation of our charter documents, certain contracts or any law as a result of entering into the Purchase and Collaboration Agreement and the consummation of the transactions contemplated by the Purchase and Collaboration Agreement and the Other Agreements;

•	the requirement of any required governmental approvals or consents;

•	our and our subsidiaries’ title and sufficiency with respect to the Assets;

•	our capitalization;

•	our intellectual property;

•	the absence of litigation;

•	our real and personal property;

•	tax matters;

•	environmental, safety and health matters;

•	our compliance with all applicable laws and permits;

•	regulatory matters;

•	our suppliers;

•	the filing of required company reports and other documents with the SEC, compliance of such reports and documents and with applicable requirements of federal securities laws, rules and regulations, the accuracy and completeness of such reports and documents, including the content of our financial statements included in such reports and documents;

•	the absence of certain changes or events since December 31, 2008;

•	our material contracts;

•	the absence of brokers;

•	certain insurance related matters;

•	certain investment company related matters;

•	the listing of our Common Stock on the NASDAQ Global Market;

•	application of takeover protections; and

•	the receipt of a fairness opinion from our financial advisor.
     In the Purchase and Collaboration Agreement, Buyer made representations and warranties to us relating to, among other things:
•	its corporate organization, existence and power and authority to own, lease and operate its properties and carry on its business;

•	its corporate power and authority to enter into the Purchase and Collaboration Agreement and Other Agreements to be executed by it pursuant to the Purchase and Collaboration Agreement and to consummate the transactions contemplated by the Purchase and Collaboration Agreement and the Other Agreements;

•	its investment purpose in the Acquisition Shares and its status as an accredited investor;

•	its acknowledgment regarding the securities laws;

•	its ownership of our securities;

•	its acknowledgment of risk in holding the Acquisition Shares;

•	its capitalization;

•	the lack of violation of its charter documents, certain contracts or any law as a result of entering into the Purchase and Collaboration Agreement and the consummation of the transactions contemplated by the Purchase and Collaboration Agreement and the Other Agreements;

•	the absence of litigation;

•	the availability of financing;

•	lack of short sales;

•	absence of brokers; and

•	its independent investigation of the Assets and other matters relating to entering into the Purchase and Collaboration Agreement.
Material Adverse Effect
     Many of our representations and warranties are qualified by a Material Adverse Effect standard. “Material Adverse Effect” means any state of facts, change, development, event, occurrence, effect or condition that, individually or in the aggregate, is materially adverse to the business, assets, liabilities, results of operations or financial condition of Columbia and its subsidiaries, taken as a whole. The definition of “Material Adverse Effect” excludes any facts, change, development, event, occurrence, effect or condition resulting or arising from any one or more of the following:
•	changes, effects or events that generally affect the industr(ies) in which we operate (including the pharmaceutical industry and Progesterone products industry) or the manufacture, Development or Commercialization of Progesterone Products (including legal and regulatory changes) to the extent that they do not disproportionately affect us relative to other industry participants;

•	general economic or political changes, effects or events affecting the financing or securities markets generally to the extent that they do not disproportionately affect us relative to other industry participants;

•	changes, developments or events caused by an act of God or by acts of terrorism or war (whether or not declared) occurring after the execution date of the Purchase and Collaboration Agreement (including a material worsening of current conditions);

•	changes, effects or events arising from, or in connection with, the consummation (or anticipated consummation) of the transactions contemplated by the Purchase and Collaboration Agreement or any of them, or the announcement of the execution of, the Purchase and Collaboration Agreement or the Other Agreements related thereto and the pendency or public disclosure of the Purchase and Collaboration Agreement or the Watson Transactions;

•	any change in our accounting practices or policies required by United States GAAP;

•	any changes, effects or events that result from any action taken pursuant to or in accordance with the Purchase and Collaboration Agreement, the Other Agreements contemplated thereby or at the written request of Buyer;

•	any failure of Columbia to meet estimates or expectations of our revenues or earnings (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been or will be a Material Adverse Effect); or

•	any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before any Regulatory Authority made or brought (whether before or after the date of the Purchase and Collaboration Agreement) by any of our current or former stockholders, arising out of the Purchase and Collaboration Agreement or the Watson Transactions.

Investigation of Business
     Until the Closing, except as otherwise prohibited by applicable law or the terms of any contract entered into prior to the date of the Purchase and Collaboration Agreement or as would be reasonably expected to violate our attorney-client privilege, we will afford Buyer and its representatives reasonable access, during regular business hours and at agreed-upon times, at Buyer’s sole cost and expense, to our personnel, properties pertaining to the Assets and the Assumed Liabilities; provided, that such access shall not unreasonably interfere with our business and operations.
Conduct of Business Prior to Closing
     Until the Closing, except as expressly permitted by the Purchase and Collaboration Agreement, we will conduct our business only in the ordinary course of business consistent with past practice (including, with respect to Progesterone Products, research and development efforts, advertising, manufacturing and inventory levels thereof) and use commercially reasonable efforts to keep intact the Assets and the Business, and preserve the relationships of the Business with customers, suppliers, licensors, licensees, distributors, sales personnel, regulatory authorities and other persons, in each case, who are material to the Business. Without limiting the generality of the foregoing, until the Closing, we will:
•	use commercially reasonable efforts to keep in full force and effect, without amendment, all material rights relating to the Business, except those that expire in accordance with their terms;

•	use commercially reasonable efforts to comply in all material respects with all requirements of law and contractual obligations, in each case applicable to the operation of the Business;

•	maintain all books and records related to the Business in accordance with past practice;

•	not fail to maintain our existing insurance coverage to the extent relating to the Business in all material respects in effect as of the date of the Purchase and Collaboration Agreement; and

•	confer with Buyer prior to (A) effecting any material personnel changes that would affect Development of the Progesterone Products, (B) amending the PROCHIEVE PTB Development Plan or otherwise making any material decision with respect to Development of the Progesterone Products, or (C) entering into any discussions with, or making any commitments to, any Regulatory Authority with respect to the Progesterone Products or the Business.
     Without limiting the generality of the covenant described above or as otherwise expressly permitted by the terms of the Purchase and Collaboration Agreement, from the date of the

Purchase and Collaboration Agreement until the Closing, without the prior written consent of Buyer (which shall not be unreasonably withheld), we will not:
•	declare, set aside or pay any dividend or distribution or other capital return in respect of any shares of our capital stock, except with respect to our preferred stock to the extent required by the terms thereof, or redeem, purchase or acquire any shares of our capital stock other than preferred stock to the extent required by the terms thereof, in connection with any of our existing equity plans or in the ordinary course of business consistent with past practice;

•	subject any Assets to any material security interest, pledge, hypothecation, mortgage, lien or encumbrance, other than any licenses of intellectual property rights and encumbrances set forth on a schedule to the Purchase and Collaboration Agreement;

•	sell, transfer, lease, sublease, license or otherwise dispose of or grant any option or rights in, to or under any Assets;

•	enter into any Material Contract (as defined in the Purchase and Collaboration Agreement) primarily relating to the Progesterone Products or terminate (other than in accordance with its terms), extend or amend any such Material Contract;

•	abandon, terminate or materially alter the administration of any Development activities relating to any Progesterone Product (other than for safety concerns or in accordance with the terms of existing agreements with respect to such clinical trials) or terminate or materially alter our support of clinical trials sponsored by clinical investigators with respect to any Progesterone Product;

•	abandon, terminate or materially reduce our marketing activities (including expenditures for promotional activities and sales force activity) for any Progesterone Product or materially change the size of, or our business relationship with, the sales force for PROCHIEVE;

•	commence, sponsor or commit to participate in any clinical trials or investigator sponsored trials with respect to any Progesterone Product or provide any clinical grants with respect to any Progesterone Product;

•	commit to comply with any obligations imposed by a Regulatory Authority with respect to any Progesterone Product;

•	abandon any Patents or any litigation seeking to enforce our interest in any of our intellectual property that is an Asset or Excluded Asset that would (if not abandoned) be licensed to Buyer under the terms of the License Agreement other than in the ordinary course of business consistent with past practice;

•	to the extent that doing so would relate to the Assets or the Business and would have a material effect on the Assets or the Business after the Closing, make any election or change to any election with respect to taxes, adopt or change any accounting method with respect to taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or Closing agreement relating to any tax, settle or compromise on any claim, notice, audit report or assessment in respect of taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to taxes, change any annual tax accounting period, file any amended tax return, or surrender any right to claim a tax refund; or

•	agree, whether in writing or otherwise, to do any of the foregoing.
     Until the Closing, except as expressly permitted by the Purchase and Collaboration Agreement, neither Buyer or us will, without the prior written consent of the other party, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Assets set forth in the Purchase and Collaboration Agreement not being satisfied.
Trade Inventory
     Until the Closing, we will use commercially reasonable efforts to distribute Progesterone Products to our wholesalers and other customers in quantities such that the volume of Progesterone Products in the marketplace (including such amounts held by distributors, wholesalers, retailers and customers) remains at levels consistent with the levels established during the two years preceding the execution of the Purchase and Collaboration Agreement.
Notifications; Updated Schedules
     Prior to the Closing:
•	Columbia, on the one hand, and Buyer, on the other hand, shall promptly notify the other party in writing of any fact, change, condition, matter, circumstance, claim, event or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions to Closing set forth in the Purchase and Collaboration Agreement becoming incapable of being satisfied.

•	We shall give prompt notice to Buyer of (i) the existence, occurrence or non-occurrence of any fact, change, condition, matter, circumstance, claim or event the existence, occurrence or non-occurrence of which would cause our representations or warranties contained in the Purchase and Collaboration Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure by us to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by it thereunder. With respect to a notice contemplated by clause (i) above if the notice expressly acknowledges that the facts, changes, conditions, matters, circumstances claims and/or events (occurrence or nonoccurrence of which) described therein occurred after the date of the Purchase and Collaboration Agreement and would give rise to the failure of a condition in favor of Buyer set forth in the Purchase and Collaboration Agreement (a “MAE Notice”) the Schedules (the “Schedules”) included in the disclosure letter delivered to Buyer in connection with the Purchase and Collaboration Agreement will be deemed to include the information contained in any such MAE Notice (other than for purposes of the conditions and termination provisions of the Purchase and Collaboration Agreement) and no claim may be made by any Buyer Indemnitee for losses under the Purchase and Collaboration Agreement with respect to any of the facts, changes, conditions, matters, circumstances, claims or other events (or the existence, occurrence or nonoccurrence thereof) described in any such MAE Notice. A notice contemplated by clause (i) (other than a MAE Notice) or clause (ii) of the first sentence of this paragraph will not be deemed to update the Schedules or adversely affect Buyer’s rights with respect to the conditions to Closing, termination or indemnification under the Purchase and Collaboration Agreement, including Buyer’s rights under the Purchase and Collaboration Agreement.
•	We may, by delivery to Buyer, update the Schedules to correct typographical or immaterial errors and, upon Buyer’s written approval, any such updated Schedule shall replace the corresponding Schedule delivered by us in connection with the execution of the Purchase and Collaboration Agreement.
Efforts and Actions to Cause the Closing to Occur
     Each of the Parties shall use its commercially reasonable efforts, in the most expeditious manner practicable:
•	to satisfy or cause to be satisfied all the conditions precedent that are set forth as conditions to Closing of the Purchase and Collaboration Agreement, as applicable to each of them;

•	to cause the Watson Transactions to be consummated; and

•	without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Watson Transactions.
     The Parties shall, and will cause their respective subsidiaries to, at the request of another Party, take all actions such other Party may reasonably request to transfer the Assets and the Assumed Liabilities on the terms and conditions of the Purchase and Collaboration Agreement in connection with the consummation of the Watson Transactions.

     The Parties will, and will cause their respective subsidiaries to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the consummation of the Watson Transactions.
Listing
     We have agreed to use commercially reasonable efforts to cause the Acquisition Shares to be listed on the NASDAQ Global Market, or upon such other primary exchange on which shares of our Common Stock are then listed, upon issuance of the Acquisition Shares, if shares of our Common Stock are listed upon any such exchange as of the Closing.
Ownership Cap
     From the date of the Purchase and Collaboration Agreement until the Closing and after giving effect to the consummation of the Watson Transactions, neither Buyer nor Watson will (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of our voting power.
Conditions to the Closing(s)
     The Closing of the Watson Transactions is subject to customary closing conditions described below.
Conditions Precedent to Obligations of the Parties at the Closing.
     The respective obligations of the Parties to consummate the transactions contemplated by the Purchase and Collaboration Agreement to be consummated on the Closing are subject to the satisfaction or waiver (jointly by both Buyer and us) at or prior to the Closing of each of the following conditions:
•	No Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Watson Transactions to be consummated on the Closing.

•	Our stockholders shall have approved the Asset Sale and the Charter Amendment.

•	The Charter Amendment shall have been filed with the Secretary of State of the State of Delaware.

Conditions Precedent to Buyer’s Obligations at the Closing.
     The obligation of Buyer to consummate the Watson Transactions contemplated to be consummated on the Closing is subject to the satisfaction at or prior to the Closing of each of the following additional conditions, any one or more of which may be waived by Buyer in its sole discretion in writing:
•	Each of the representations and warranties made by us in the Purchase and Collaboration Agreement, shall be true and correct as of the date thereof and as of the Closing as though made on and as of the Closing (unless any such representation or warranty expressly relates to a particular date, in which case such representation or warranty shall be true and correct only as of such date) except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

•	We shall have performed and complied in all material respects with each of the covenants, agreements and obligations we are required to perform, at or prior to the Closing, under the Purchase and Collaboration Agreement.

•	We shall have made or caused to be made certain deliveries required to be made by us under the Purchase and Collaboration Agreement.

•	No Material Adverse Effect shall have occurred since the date of the Purchase and Collaboration Agreement.

•	We shall have established the Development Bank Account (as defined herein).
Conditions Precedent to our Obligations at the Closing.
     Our obligation to consummate the Watson Transactions contemplated by the Purchase and Collaboration Agreement to be consummated on the Closing is subject to the satisfaction on or prior to the Closing of each of the following additional conditions, any one or more of which may be waived by us in our sole discretion in writing:
•	Each of the representations and warranties of Buyer contained in the Purchase and Collaboration Agreement shall be true and correct in all material respects, as of the date of the Purchase and Collaboration Agreement and as of the Closing as though made on and as of the Closing (unless any such representation or warranty expressly relates to a particular date, in which case such representation or warranty shall be true and correct only as of such date), except where the failure of any representation or warranty to be true and correct would not prevent or materially delay the consummation of the Watson Transactions.

•	Buyer shall have performed and complied in all material respects with each of the covenants, agreements and obligations Buyer is required to perform at or prior to the Closing.

•	Buyer shall have made or caused to be made certain deliveries required under the Purchase and Collaboration Agreement.
Conditions Precedent to Obligations of the Parties at the Second Closing.
     The respective obligations of the Parties to consummate the transactions contemplated by the Purchase and Collaboration Agreement to be consummated on the second closing date are subject to the satisfaction or waiver (jointly by both Buyer and us) at or prior to the second closing date of each of the following conditions:
•	Completion of PTB US Development shall have occurred;
•	No Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions which are contemplated by this Purchase and Collaboration Agreement to be consummated on the second closing date; and
•	The Closing shall have occurred.
     Additionally, the respective obligations of the Parties to consummate the transactions contemplated by the Purchase and Collaboration Agreement to be consummated on the second closing date are subject to both Parties making certain deliveries and taking certain actions specified in the Purchase and Collaboration Agreement.
Product Returns, Rebate Charges and Wholesaler Charges
     NDC Numbers. Following the Closing, Buyer shall register with FDA to obtain its own National Drug Code (“NDC”) numbers with respect to Progesterone Products and shall use commercially reasonable efforts to have in place as soon as reasonably practicable all resources such that sales can be accomplished under the NDC numbers of Buyer. Thereafter, Buyer shall use, or cause to be used, its new NDC numbers on all invoices, orders, drug labels and labeling and other communications with all customers and regulatory authorities.
     Products Returns. Buyer shall be responsible for processing, or causing to be processed, all Progesterone Product returns requested on or after the Closing, including any returns of Progesterone Products sold, prior to the Closing. We shall be responsible for refunds owed with respect to Progesterone Products sold prior to the Closing; provided, however, if the Parties sell Progesterone Products from the same lot, then we and Buyer shall be responsible for Progesterone Products sold from such lot in proportion to their pro-rata sales of Progesterone Products from such lot. (For example, if we sold 80% of a lot prior to the Closing and Buyer sells the remaining 20% of the lot after the Closing, then we shall be responsible for 80% of the refunds owed with respect to such lot.) Buyer shall destroy, or cause to be destroyed, all such returned Progesterone Products in a manner consistent with applicable law.
     Rebate Charges. Buyer shall be responsible for processing, or causing to be processed, all amounts claimed by or under, or in respect of, Medicaid, state rebate programs, pharmaceutical benefit management organizations, managed care organizations, and other persons as rebates under contracts between such parties and Columbia or Buyer, as the context requires (“Rebate Charges”) requested on or after the Closing, including with respect to any Progesterone Products sold by us prior to the Closing. We shall be responsible for Rebate Charges for Progesterone Products sold prior to the Closing; provided, however, if we and Buyer sell Progesterone Products from the same lot, then we and Buyer shall be responsible for Rebate Charges for Progesterone Products sold from such lot in proportion to their pro-rata sales of Progesterone Products from such lot.
     Wholesaler Charges. Buyer shall be responsible for processing, or causing to be processed, all amounts claimed by wholesalers of the Progesterone Products as chargebacks or returns to the wholesaler under contracts between group purchasing organizations (collectively, “GPOs”) and us and amounts claimed by GPOs as administrative or marketing fees under contracts between GPOs and us (“Wholesaler Charges”) requested on or after the Closing, including with respect to any Progesterone Products sold by us prior to the Closing.
     Notices. The Parties shall agree upon an appropriate notice with respect to the transfer of Rebate Charge and Wholesaler Charge submissions to Buyer after the Closing.
Regulatory Matters and the Products
     Until the Closing, we shall be solely responsible for:
•	taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by law in respect of Regulatory Approvals, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports) with the appropriate Regulatory Authority;
•	submitting all applications for marketing authorizations of new drugs, where such authorizations have not yet been granted, and variation of existing authorizations; and
•	investigating all complaints and adverse drug experiences with respect to Progesterone Products sold pursuant to such regulatory approvals.
     Until the second closing date, we shall be solely responsible for
•	taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by law in respect of regulatory approvals solely for the PTB Indication, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports) with the appropriate Regulatory Authority;
•	submitting all applications for marketing authorizations of new drugs solely for the PTB Indication, where such authorizations have not yet been granted, and variation of existing authorizations; and
•	investigating all complaints and adverse drug experiences with respect to Progesterone Products sold pursuant to such regulatory approvals.
The costs incurred by us for activities pursuant to the foregoing shall constitute “Development Costs” of Columbia subject to the Seller Development Costs Cap. See “—Development and the Joint Development Committee,” beginning on page 102.
     From and after the Closing, Buyer, at its cost, shall be solely responsible for taking all actions and conducting all communication with third parties with respect to Progesterone Products sold pursuant to such Regulatory Approvals (whether sold before or after transfer of such regulatory approval), including responding to all complaints in respect thereof, including complaints related to tampering, contamination or counterfeiting.
     We shall provide Buyer with such data as is reasonably necessary to comply with Buyer’s reporting obligations for Best Price (as defined at 42 U.S.C. § 1396r-8(c)(1)(C)), Average Manufacturers Price (as defined at 42 U.S.C. § 1396r-8(k)(1)) and Average Sales Price (as defined at 42 U.S.C. § 1395w-3(a)(c)) for such period as is reasonably necessary, not to exceed one year after the Closing.
     From and after the Closing, Buyer promptly (and in any event within the time periods required by law) shall notify us within three business days if Buyer receives a complaint or a report of an adverse drug experience with respect to Progesterone Products. In addition, Buyer shall cooperate with our reasonable requests and assist us in connection with the investigation of and response to any complaint or adverse drug experience related to Progesterone Products sold by Buyer.
     From and after the Closing, Buyer shall be responsible for:
•	conducting all voluntary and mandatory recalls of units of Progesterone Products sold pursuant to such regulatory approvals (whether sold before or after transfer of such regulatory approval), including recalls required by any Regulatory Authority and recalls of units of Progesterone Products sold by us deemed necessary by us in its reasonable discretion;
•	conducting all communications and submitting all required reports to any Regulatory Authority concerning the recalls; and
•	notifying customers and consumers about the recalls.

     We promptly shall notify Buyer in the event that a recall of Progesterone Products sold by us is necessary. We shall be responsible for all costs associated with recalls of Progesterone Products sold prior to Closing; provided, however, if Buyer and us sell Progesterone Products from the same lot, then Buyer and us shall be responsible for the cost of recalls of Progesterone Products sold from such lot in proportion to their pro-rata sales of Progesterone Products from such lot.
     The Parties each agree to promptly prepare and file whatever filings, requests or applications are required or deemed advisable to be filed with any Regulatory Authority in connection with the Watson Transactions and transfer and assumption of the regulatory approvals and to cooperate with one another as reasonably necessary to accomplish the foregoing.
Tax Matters
     All transfer, documentary, sales, use, stamp, registration, value added, recording and other similar taxes and fees (including any penalties and interest) incurred as a result of the transactions contemplated by the Purchase and Collaboration Agreement will be paid equally by us, on the one hand, and Buyer, on the other hand. The Party having responsibility for the payment of such taxes will prepare and file all necessary tax returns and other documentation.
     The Parties agree to reasonably cooperate on certain tax matters, including in connection with the preparation and filing of tax returns and in connection with any tax audit or tax litigation.
     The Parties agree to allocate, between pre- and post-Closing tax periods, certain property taxes levied with respect to the Assets. In general, we will be responsible for such pre-Closing property taxes and Buyer will be responsible for such post-Closing property taxes.
Development and the Joint Development Committee
Development Generally; Development Plan.
     The Parties’ respective responsibilities for the Development (as defined below) of the Progesterone Products shall be set forth in the Development Plan (as defined below), subject to the Purchase and Collaboration Agreement. All Development activities will be overseen and supervised by the Joint Development Committee, as described below.
     The Parties will establish and, from and after the Closing, actively maintain and update a Development plan for the Development of the Progesterone Products (the “Development Plan”), including a Development budget therefor (the “Development Budget”). The Development Plan will include a Development plan for the Development by us of PROCHIEVE for the PTB Indication (the “PROCHIEVE PTB Development Plan”). In addition to the PROCHIEVE PTB Development Plan, the Development Plan shall include detailed plans and timelines for the Development of Second Generation Products after the Closing through the projected date of regulatory approval in each of (1) United States, (2) at least one of France, Germany or the United Kingdom, (3) Japan, and (4) at least one of Brazil, Russia, India, or China (the “Major Territories”) of a Second Generation Product (as defined below) for the PTB Indication. Buyer shall prepare and the Joint Development Committee shall approve a full Development Plan within 60 days of the Closing. The Development Plan and Development Budget may be updated from time to time after Closing by the Joint Development Committee as described below.
“Second Generation Product” means a Progesterone Product to be administered utilizing the Second Generation Delivery System or another system for delivering a drug or other biological or chemical product to a human or animal subject, including any oral formulation, patch, gel, “progressive hydration tablet” or other drug delivery technology approved by the Joint Development Committee.
Development of PROCHIEVE for the PTB Indication
     From and after the Closing until the second closing date, we will be responsible for Progesterone Product Development activities related to PROCHIEVE for the PTB Indication as set forth in the PROCHIEVE PTB Development Plan, including the conducting of the PREGNANT Study. We shall use commercially reasonable efforts to retain our employees who are responsible for, or tasked with, achievement of the regulatory approval for a PTB Product (the “PTB Product Team”) until the second closing date. If, due to the departure of one or more of our employees, the capabilities of the PTB Product Team are materially adversely impacted prior to the second closing date, we shall use commercially reasonable efforts promptly to replace any such employee(s). All Development Costs (as defined below) in connection with such Product Development activities incurred by or on behalf of us from and after the Closing will be borne by us; provided, that, notwithstanding any other provision of the Purchase and Collaboration Agreement or in the Other Agreements and notwithstanding any amendments or updates to the Development Plan, we shall be required to bear no more than $7,000,000 in such Development Costs (the “Seller Development Costs Cap”); and provided, further, that, if Buyer requests an increase in the size of the PREGNANT Study, any costs related to such increase, in excess of what is contemplated in the Development Plan, shall be borne by Buyer. All such Development Costs incurred by us and reasonably documented after January 1, 2010 shall count towards the Seller Development Costs Cap. All Development Costs in excess of the Seller Development Costs Cap will be borne by Buyer.
     On the Closing, we will establish a separate bank account at a nationally recognized financial institution (the “Development Bank Account”) for the purpose of paying Development Costs. The initial balance of the Development Bank Account will be equal to the excess of (A) the Seller Development Costs Cap minus (B) the amount of reasonably documented Development Costs incurred by us after January 1, 2010 through the Closing. Until the earlier of the time that (x) we have fulfilled our responsibilities set forth in the Development Plan and Development Budget and (y) we have incurred an amount of Development Costs (including any reasonably documented Development Costs incurred by us after January 1, 2010 and prior to the Closing) equal to the Seller Development Costs Cap (the “Seller Expense Period”), the funds in the Development Bank Account shall be used exclusively for the payment of Development Costs. We shall provide to Buyer full access to review the balances in the Development Bank Account on a current basis during the Seller Expense Period.

Lifecycle Management
     The Parties’ Development activities include, and the Development Plan will reflect, an active and sustained program with respect to the lifecycle management of Progesterone Products (including Development of a Second Generation Product under the supervision of the Joint Development Committee). Buyer will be responsible for all Development activities and Development costs associated therewith, provided, that any such activities may be allocated to us, at Buyer’s cost, with the mutual agreement of the Parties.
Columbia Development Activities
     We shall use commercially reasonable efforts to timely and diligently conduct all Development activities with respect to the Progesterone Products that are designated as our responsibility in the Purchase and Collaboration Agreement or the Development Plan (the “Columbia Development Activities”). All Columbia Development Activities shall be conducted by us in accordance with the Development Plan.
     No less than five business days prior to each scheduled meeting of the Joint Development Committee, we will provide the Buyer members of the Joint Development Committee with a written report on the status and progress of the Columbia Development Activities, which reports shall include information on progress versus plan, spend versus budget (quarterly), protocol deviations, notable safety and efficacy findings (including serious adverse events and events of interest from risk management perspective), inspection, audit findings, and summaries of all interactions, and copies of all correspondence, with regulatory authorities since the previous report.
     In addition, we shall make available to Buyer such information about the Columbia Development Activities as may be reasonably requested by Buyer from time to time.
     Buyer shall have the right to review any data generated by us during the conduct of the Columbia Development Activities, as may be reasonably requested by Buyer from time to time.
     We shall promptly inform Buyer in writing about any unforeseen and/or material results, problems, difficulties or issues in connection with the Columbia Development Activities or of which we are otherwise aware with respect to the Development of the Progesterone Products.
     We shall notify Buyer promptly upon scheduling, and provide Buyer with five days’ notice, of any Regulatory Authority meetings with FDA or the European Medicines Agency or any successor European governmental agency thereto (the “EMEA”) held by us for a Progesterone Product, and Buyer, at its option, may attend such meetings.
Buyer Development Activities
     Buyer shall use commercially reasonable efforts to timely and diligently conduct all Development activities with respect to the Progesterone Products that are designated as Buyer’s responsibility in the Purchase and Collaboration Agreement or the Development Plan (“Buyer Development Activities”). Without limiting the foregoing, Buyer shall use commercially reasonable efforts to achieve each of the milestones set forth in the Purchase and Collaboration

Agreement as soon as practicable, it being acknowledged that, prior to the second closing date, conducting of the PREGNANT Study and Development efforts with respect to the achievement of the NDA Acceptance Milestone shall be our responsibility. All Buyer Development Activities shall be conducted by Buyer in accordance with the Development Plan.
     No less than five business days prior to each scheduled meeting of the Joint Development Committee, Buyer will provide the Columbia members of the Joint Development Committee with a written report on the status and progress of Buyer Development Activities, which reports shall include information on progress versus plan, spend versus budget (quarterly), protocol deviations, notable safety and efficacy findings (including serious adverse events and events of interest from risk management perspective), inspection, audit findings, and summaries of all interactions, and copies of all correspondence, with regulatory authorities since the previous report.
     In addition, Buyer shall make available to us such information about Buyer Development Activities as may be reasonably requested by us from time to time.
     We shall have the right to review any data generated by Buyer during the conduct of Buyer Development Activities, as may be reasonably requested by us from time to time.
     Buyer shall promptly inform us in writing about any unforeseen material results, problems, difficulties or issues in connection with the Buyer Development Activities or of which Buyer is otherwise aware with respect to the Development of the Progesterone Products.
     Buyer shall notify us promptly upon scheduling, and provide us with five days notice, of any Regulatory Authority meetings with FDA or EMEA held by Buyer or its affiliate for a Progesterone Product and we, at our option, may attend such meeting.
Development Costs Reporting and Payment
     Each Party shall prepare and deliver to the other Party quarterly written reports in a form approved by the Joint Development Committee setting forth all Development Costs incurred in the performance of all Development activities, as set forth in the Purchase and Collaboration Agreement and the Development Plan in the applicable calendar quarter by such Party on an activity-by-activity basis. Such quarterly reports shall be submitted within 30 days after the end of the relevant calendar quarter for review by the Joint Development Committee and we will include in each such report an original invoice for Development Costs incurred by us or our subsidiaries payable under the Purchase and Collaboration Agreement, and Buyer shall pay us all such amounts within 30 days from the date of receipt by Buyer of the applicable invoice.
Compliance
     Each Party agrees that in performing its Development obligations under the Purchase and Collaboration Agreement (a) it shall comply with all applicable current international regulatory standards, including cGMP, cGLP, cGCP and other rules, regulations and requirements and (b) it will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the United States Federal Food, Drug and Cosmetic Act.

Regulatory
     The Joint Development Committee shall determine plans and strategies for seeking regulatory approvals for Progesterone Products.
     The Party responsible for Development of a Progesterone Product shall also be responsible for making all regulatory filings and seeking regulatory approval for such Progesterone Product in the applicable jurisdiction(s) and be responsible for conducting all meetings with regulatory authorities in connection therewith.
     Buyer shall fully cooperate with and provide assistance to us in connection with filings to any Regulatory Authority relating to the Progesterone Products, including by executing any required documents, providing access to personnel and providing such Party with copies of all reasonably required documentation.
     To the extent required, each Party shall grant or cause to be granted to the other and its affiliates or sublicensees cross-reference rights to any relevant drug master files and other filings submitted by such Party or its affiliates with any Regulatory Authority relevant to the Progesterone Products. In countries where cross-reference rights are deemed insufficient, each Party shall assist the other in preparing and providing the relevant regulatory authorities with equivalent “Regulatory Filings” which will include, with respect to any Progesterone Product, any submission to a federal, state or local Regulatory Authority, regulatory agency or other governmental body, including the FDA and EMEA (“Regulatory Authority”) of any appropriate regulatory application and shall include, without limitation, any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto, including any Investigational New Drug Application, New Drug Application, MAA or the corresponding application in any other country or group of countries, in order to enable such other Party to comply with its regulatory obligations and obtain the relevant regulatory approvals.
Joint Development Period
     With limited exception, our role in the Development of Progesterone Products as contemplated by the Purchase and Collaboration Agreement, including our participation in the Joint Development Committee and our rights and obligations in relation thereto, shall terminate upon termination of the period beginning on the Closing and ending on such date as the Parties mutually decide to cease joint activities with respect to Development of Progesterone Products (the “Joint Development Period”); provided, that either Party may terminate the Joint Development Period by written notice to the other Party at any time after the fifth anniversary of the Closing; provided, that such termination shall not limit or restrict any of either Party’s rights or obligations accrued prior to such termination.
     The Parties will establish a “Joint Development Committee,” composed of three senior executives of Columbia and three senior executives of Buyer, two of which will have responsibility for Development activities within the appointing Party’s organization. Prior to the Closing, each Party will designate its initial members to serve on the Joint Development Committee and notify the other Party of the dates of availability for the first meeting of the Joint

Development Committee. Each Party may replace its representatives on the Joint Development Committee on written notice to the other Party.
     The Joint Development Committee will oversee and supervise all Development activities for Progesterone Products by the Parties pursuant to the Purchase and Collaboration Agreement. Without limiting the foregoing, the Joint Development Committee shall: (A) review the Development Plan and Development Budget no less frequently than once per calendar year and consider and approve any proposed amendments or updates thereto; (B) be responsible for monitoring and reviewing the activities of the Parties in connection with Development of Progesterone Products under the Development Plan and assessing overall performance and compliance by the Parties with the Development Plan; (C) determine any matter within the Joint Development Committee’s responsibility delegated to any sub-committees established pursuant to the Purchase and Collaboration Agreement with respect to which such sub-committees have been unable to reach agreement; (D) perform any other activities related to the Development Plan as jointly requested by both Parties from time to time; (E) be solely responsible for approving any submission to the FDA of the PTB NDA or PTB Supplemental NDA; (F) be solely responsible for approving any amendments, modifications, supplements or updates to the PTB NDA or PTB Supplemental NDA; (G) be solely responsible for negotiating and accepting the PTB US Approval; and (H) consider and act upon such other matters as specified in the Purchase and Collaboration Agreement.
Meetings of the Joint Development Committee
     The Joint Development Committee shall meet on a quarterly basis and at such other times as the Parties may agree, with at least 30 days’ advance written notice to each Party. The first meeting of the Joint Development Committee shall be held as soon as reasonably practicable, but in no event later than 30 days following the Closing. Meetings shall be held face to face at such dates and places as are mutually agreed or by teleconference or videoconference should the members of the Joint Development Committee mutually decide. Unless otherwise agreed by the Parties, all in-person meetings of the Joint Development Committee shall be held on an alternating basis between our facilities and Buyer’s facilities.
     Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Joint Development Committee meetings, with the consent of the other Party (which shall not be unreasonably withheld); provided, that, if either Party intends to have any third party (including any consultant) attend such a meeting, such third party will be subject to the prior approval of the other Party and must be bound by a confidentiality agreement acceptable to both Parties.
     Buyer shall appoint one of its representatives on the Joint Development Committee to act as chairperson of the Joint Development Committee. The chairperson shall set agendas for Joint Development Committee meetings; provided that the agendas will include any reasonable matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of each Joint Development Committee meeting, which draft minutes shall be subject to review and comment by the Parties.

     In order to have a quorum for the conduct of business at any Joint Development Committee meeting, at least one representative of each Party must be present.
Decision Making
     Decisions of the Joint Development Committee shall be made by unanimous vote, with each Party’s representatives to the Joint Development Committee collectively having one vote. In the event of a disagreement among the Joint Development Committee with respect to a matter to be decided by the Joint Development Committee as specified herein, the matter shall be referred to “Senior Officers” (Columbia’s Chief Executive Officer and Watson’s Chief Executive Officer) who shall attempt in good faith to resolve such disagreement. If they cannot resolve such issue within 30 days of the matter being referred to them, then, subject to the paragraph below, the resolution and/or course of conduct shall (x) in the case of decisions made in respect of matters described in clauses (E) and (G) of the last sentence of the final paragraph in subsection “—Joint Development Period,” be determined by Buyer in its sole discretion and (y) in all other cases, be determined by Buyer in its reasonable discretion.
     Notwithstanding the foregoing, in no event shall Buyer in exercising its final decision-making authority described above have the right:
•	to modify or amend the terms and conditions of the Purchase and Collaboration Agreement or to determine any such issue in a manner that would conflict with the express terms and conditions of the Purchase and Collaboration Agreement; or

•	to approve or adopt any amendment, modification or update to the Development Plan or Development Budget or take any other action that would (A) unilaterally impose an obligation (financial or otherwise) on Columbia beyond those expressly provided in the Purchase and Collaboration Agreement, (B) excuse Buyer from any of its obligations specifically enumerated under the Purchase and Collaboration Agreement, or (C) reduce the rights of Columbia specifically enumerated under the Purchase and Collaboration Agreement.
Sub-Committees
     The Joint Development Committee may, at any time it deems necessary or appropriate, establish additional joint committees and delegate such of its responsibilities as it determines appropriate to such joint committees.
     In the event of a disagreement among the members of any such joint committee, the matter shall be referred to the Joint Development Committee for resolution pursuant to the Purchase and Collaboration Agreement.
“Develop” or “Development” means activities directly and specifically relating to the pre-clinical and clinical drug development of a Progesterone Product or the updating or review of the Progesterone Product labeling, including test method development and stability testing, assay development, toxicology, formulation, quality assurance/quality control development, statistical analysis, pharmacokinetic studies, clinical trials (including, without limitation, research to design clinical trials) and any other research and development activities with respect to a Progesterone Product.
“Development Costs” include expenses and other costs, including regulatory expenses, incurred by or on behalf of a Party or its affiliates in connection with the Development of the Progesterone Products in accordance with the applicable approved Development Plan (including the Development Budget) in accordance with GAAP (or other internationally recognized accounting standard used by such Party), including, without limitation, the costs of clinical trials, the preparation of medical writing and publishing on the data and results obtained from such clinical trials. Without limiting the generality of the foregoing, Development Costs include, to the extent included in the scope described above:
•	all out-of-pocket costs incurred by the Parties or their affiliates, including payments made to third parties with respect to any of the foregoing;

•	the cost of clinical supply, including without limitation (i) costs of manufacturing or procuring clinical supplies, including reasonable costs incurred in connection with the development of the manufacturing process for such clinical supplies, but excluding any capital expenditures or qualification or validation expenses relating to any manufacturing facility and (ii) expenses incurred to purchase and/or package placebos and comparator drugs, and costs and expenses of disposal of clinical samples; and

•	the costs of Regulatory Filings.

Commercialization and the Joint Commercialization Committee
Commercialization Generally
     With limited exception, Buyer shall be solely responsible to Commercialize the Progesterone Products from and after the Closing. All Commercialization activities shall be conducted in accordance with the terms of the Purchase and Collaboration Agreement. Buyer shall use commercially reasonable efforts to Commercialize Progesterone Products in order to maximize Net Sales during the period starting on the Closing and ending, on a country-by-country basis, upon expiration of the later to expire of the Royalty Product Term or the PTB Royalty Product Term, as applicable, in such country.
Compliance with Laws
     In connection with all Commercialization activities under the Purchase and Collaboration Agreement, Buyer and all of its sales representatives shall comply with all applicable rules, regulations and requirements, including the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, April 2003, PDMA, state laws and regulations governing the storage and distribution of pharmaceutical samples and aggregate spending on physician gifts, entertainment and expenses, the PhRMA Code, Sec. 1128B(b) of the Social

Security Act, the AMA Guidelines on Gifts to Physicians from Industry, the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, HIPAA and all other applicable laws.
Promotional Materials
     Buyer shall be responsible for developing and disseminating all promotional, advertising, communication and educational materials relating to the Commercialization of the Progesterone Products.
Launch
     Buyer shall or shall cause its affiliates, agents, licensees, sublicensees or distributors to Launch the PTB Product in the United States within six months after receipt of the PTB US Approval.
Potential Partners Ex-U.S.
     To the extent Buyer or any affiliate thereof is not seeking Regulatory Approval or Commercializing any Royalty Products or PTB Royalty Products in a country outside the United States and has no current plans to do so, we will be entitled to seek proposals from third parties to Develop and/or Commercialize Royalty Products and/or PTB Royalty Products in such country. Prior to initiating efforts to identify or solicit proposals from third parties, we shall notify the Buyer of our intent to do so. In such event Buyer shall cooperate with us in such efforts, including providing us or any third party such information and data regarding the Progesterone Product as may be reasonably requested by us or such third party, subject to such third party entering into a confidentiality agreement on terms approved in writing by Buyer (such approval not to be unreasonably withheld). Any proposals submitted by any such third party shall be reviewed and discussed by the Joint Commercialization Committee, provided that any decision whether or not to pursue any such proposals shall be subject to the approval of Buyer. For the avoidance of doubt, any activities of ours contemplated by the foregoing shall not constitute a breach of our covenant not to compete under the Purchase and Collaboration Agreement.
Joint Commercialization Committee
     The Parties will establish a Joint Commercialization Committee composed of one of our representatives and such number of representatives of Buyer as it shall determine, in its discretion. Prior to the Closing, each Party will designate its initial members to serve on the Joint Commercialization Committee and notify the other Party of the dates of availability for the first meeting of the Joint Commercialization Committee. Each Party may replace its representatives on the Joint Commercialization Committee on written notice to the other Party.
     The Joint Commercialization Committee will provide a means for the exchange of information between the Parties regarding Commercialization activities for Progesterone Products. Without limiting the foregoing, at each annual meeting of the Joint Commercialization Committee, the Committee shall review and discuss Buyer’s Commercialization activities with respect to Progesterone Products during the prior year and review and discuss Buyer’s planned

Commercialization activities for the next year. In furtherance thereof, at least 14 days prior to each annual meeting of the Joint Commercialization Committee, Buyer shall provide us a Commercialization presentation covering sales forecasts and the annual marketing plan, including sales force allocations and activities. The Joint Commercialization Committee shall also review and discuss opportunities or proposals to grant any license, sublicense, distribution or marketing rights to any third party to Commercialize any Royalty Products or PTB Royalty Products in any country outside the United States from time to time.
Meetings of the Joint Commercialization Committee
     The Joint Commercialization Committee shall meet on an annual basis, from time to time at our request for the purposes contemplated above under “—Potential Partners Ex-U.S.,” and at such other times as the Parties may agree, with at least 30 days’ advance written notice to each Party. The first meeting of the Joint Commercialization Committee shall be held as soon as reasonably practicable, but in no event later than 90 days following the Closing. Meetings shall be held face to face at such dates and places as are mutually agreed or by teleconference or videoconference should the members of the Joint Commercialization Committee mutually decide. Unless otherwise agreed by the Parties, all in-person meetings of the Joint Commercialization Committee shall be held at an alternating basis between our facility and Buyer’s facilities.
     Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Joint Commercialization Committee meetings in a non-voting capacity, with the consent of the other Party (which shall not be unreasonably withheld); provided, that, if either Party intends to have any third party (including any consultant) attend such a meeting, such third party will be subject to the prior approval of the other Party and must be bound by a confidentiality agreement acceptable to both Parties.
Decision Making
     The Joint Commercialization Committee shall have no decision-making authority and the Commercialization of the Progesterone Products from and after the Closing shall be in accordance with the Purchase and Collaboration Agreement.
Non-Compete
     During the Joint Development Period and for a period of two years thereafter (the “Non-Compete Period”), we and our subsidiaries and any successor to all or substantially all of our assets, taken as a whole, shall not, directly or indirectly: (1) engage in the manufacture, Development or Commercialization anywhere in the world (A) of products containing Progesterone, or (B) any other products which are approved or being Developed for any pre-term birth indication ((i) and (ii), collectively, “Competing Activities”); or (2) engage in, own, manage, operate, advise, control or in any way participate in the ownership, management, operation, financing or control of any business engaged in Competing Activities (a “Competing Business”). The restrictions described above shall not be construed to preclude, prohibit or restrict:

•	us, from performing our obligations under the Purchase and Collaboration Agreement or the Other Agreements;

•	any investment by us or our subsidiaries in any class of publicly traded debt or equity securities of any Competing Business so long as we do not hold at any time during such period more than 5% of such class of issued and outstanding voting securities of such publicly traded company, and so long as we do not otherwise exercise any management or control with respect to such Competing Business; or

•	certain other agreed upon activities.
No Solicitation of Other Offers
     From the execution date of the Purchase and Collaboration Agreement until the Closing or, if earlier, the termination of the Purchase and Collaboration Agreement, we shall not, and cause our subsidiaries not to, and will use commercially reasonable efforts to cause our representatives not to, directly or indirectly:
•	solicit, initiate or knowingly or intentionally facilitate any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined below) or any proposal that would reasonably be expected to lead to any Acquisition Proposal;

•	furnish to any person any non-public information relating to us or any of our subsidiaries in connection with an Acquisition Proposal, except as permitted below;

•	participate or engage in discussions or negotiations with any person with respect to any Acquisition Proposal, except to notify such person as to the existence of the provisions of the Purchase and Collaboration Agreement or to the extent specifically permitted below;

•	approve, endorse or recommend any Acquisition Proposal, except as permitted below; or

•	enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby, except as permitted below.
     Without limiting the foregoing, we agreed that any violation of the restrictions described in the preceding sentence by any of our representatives or subsidiaries shall be a breach of the Purchase and Collaboration Agreement by us. Pursuant to the Purchase and Collaboration Agreement, on the date of the Purchase and Collaboration Agreement, we agreed to, and agreed to cause each of our subsidiaries to, immediately cease, and use commercially reasonable efforts to cause our representatives to terminate any solicitation, discussion or negotiation with any persons conducted by us or our subsidiaries or any of our representatives prior to the date of the Purchase and Collaboration Agreement with respect to any Acquisition Proposal.
     Notwithstanding anything to the contrary described above, if at any time following the date of the Purchase and Collaboration Agreement and prior to the earlier of obtaining the (i) adoption of a resolution by the holders of our outstanding capital stock having a majority of the Voting Power associated with all shares of our outstanding capital stock approving the sale and transfer of the Assets and the Assumed Liabilities pursuant to the Purchase and Collaboration Agreement, and approval of the Charter Amendment by the (x) holders of a majority of the outstanding shares of the Common Stock and (y) holders of our capital stock having a majority of the Voting Power associated with all shares of our outstanding capital stock (the “Required Seller Stockholder Vote”) and (ii) the termination of the Purchase and Collaboration Agreement (1) we have fully complied with our obligations described in the paragraph above and have received an Acquisition Proposal from any person or “group” (as determined under Section 13(d)(3) of the Exchange Act) that our board of directors believes in good faith to be bona fide, and (2) our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal (as defined below), then we may:
•	furnish information (including non-public information) with respect to us and our subsidiaries to the person or group making such Acquisition Proposal;

•	participate in discussions or negotiations with the person or group making such Acquisition Proposal regarding such Acquisition Proposal; provided, that we:
•	will not, and will not allow our subsidiaries to (and will use commercially reasonable efforts to cause our representatives not to), disclose any non-public information to such person or group without first entering or having entered into a confidentiality agreement with such person or group that is at least as restrictive on such person or group as that certain Mutual Non-Disclosure Agreement, dated as of April 15, 2009, between us and Watson (including any amendments or supplements thereto) is on Buyer; and

•	will promptly provide to Buyer any material non-public information concerning us or our subsidiaries provided by us to such other person or group which was not previously made available to Buyer, except to the extent restricted by applicable laws.
     We will promptly (within 48 hours of, or the next business day immediately following, if later) notify Buyer in the event that any of us, our subsidiaries or our representatives receives any Acquisition Proposal or written indication by any person or group that it is considering making an Acquisition Proposal and shall disclose to Buyer the identity of the other person making such Acquisition Proposal. We will keep Buyer informed (orally and in writing) on a current basis of the occurrence of any material changes or developments of the status of any such Acquisition Proposal or written indication (including the material terms and conditions thereof and of any material modification thereto), and any material developments related thereto.

     Notwithstanding the foregoing paragraphs, our board of directors may, at any time prior to obtaining the Required Seller Stockholder Vote, withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyer, the “Seller Board Recommendation” its unanimous:
•	determination that the sale of the Assets and the transfer of the Assumed Liabilities on the terms and subject to the conditions of the Purchase and Collaboration Agreement are expedient and in the best interests of Columbia;

•	approval of the sale and issuance of the Acquisition Shares on the terms and subject to the conditions of the Purchase and Collaboration Agreement;

•	determination that the approval of the Charter Amendment is advisable and in the best interests of our stockholders;

•	approval of the Purchase and Collaboration Agreement and the Watson Transactions; and/or

•	its resolution to recommend the approval of the asset sale contemplated by the Purchase and Collaboration Agreement, the Charter Amendment (the “Seller Board Recommendation”) and/or endorse or recommend to our stockholders any Superior Proposal (a “Change of Board Recommendation”) if, but only if:
•	our board of directors concludes in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary obligations under applicable law; and

•	in the case of any Superior Proposal, we have given Buyer five business days’ prior written notice that the board of directors intends to make a Change of Board Recommendation (the “Superior Proposal Notice”) and for a period of not less than five business days after Buyer’s receipt of such Superior Proposal Notice, we will, if requested by Buyer, negotiate in good faith with Buyer to revise the Purchase and Collaboration Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a “Former Superior Proposal”).
     The terms and conditions described herein will again apply to any inquiry or proposal made by any person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as their proposal is a Former Superior Proposal). We may, if we receive an Acquisition Proposal, delay the mailing of this proxy statement and/or the holding of the Special Meeting of our stockholders to provide a reasonable opportunity for our board of directors to consider such Acquisition Proposal and to determine the effect of the same, if any, on the Seller Board Recommendation, which is included herein.

     Nothing contained in the Purchase and Collaboration Agreement will prohibit our board of directors from disclosing the fact that our board of directors has received an Acquisition Proposal and the terms of such Acquisition Proposal, if our board of directors determines, after consultation with its outside legal counsel, that:
•	failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or

•	we are otherwise required to make such disclosure.
“Acquisition Proposal” means any inquiry, offer or proposal, or any indication of interest in making an offer or proposal, made by a person or group at any time which is structured to permit such person or group to acquire beneficial ownership of any Assets or at least 25% of the assets of, or equity interest in, us and our subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, in each case other than the Watson Transactions, and

“Superior Proposal” means any bona fide Acquisition Proposal made by a person or group (except that references in the definition thereof to “at least 25% of the assets of, or equity interest in, us and our subsidiaries, taken as a whole,” shall be replaced by “more than 50% of the assets of, or equity interests in, us and our subsidiaries, taken as a whole,”) in each case other than the Watson Transactions, made in writing that our board of directors has determined in its good faith judgment (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof) is more favorable to us and/or our stockholders than the Watson Transactions.
     Notwithstanding anything to the contrary contained herein, in no event shall any acquisition by any person or group from us at any time after the termination of this Agreement of any equity “securities” (as defined in Section 2(a)(1) of the Securities Act) of us constitute an Acquisition Proposal or a Superior Proposal if our board of directors shall in good faith determine that such acquisition is made in connection with a bona fide financing or capital raising arrangement (an “Equity Financing”), nor shall any agreement entered into by any person or group with us after the termination of the Purchase and Collaboration Agreement in connection with or relating to an Equity Financing constitute an Acquisition Proposal or a Superior Proposal.
     Notwithstanding anything to the contrary contained in the Purchase and Collaboration Agreement, our obligation to call, give notice of, convene and hold the Special Meeting of our stockholders and to hold a vote of our stockholders on the asset sale contemplated by the Purchase and Collaboration Agreement and the Charter Amendment will not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Board Recommendation. We have agreed that we will not submit to the vote of our stockholders any Acquisition Proposal (whether or not a Superior Proposal) or propose to do so.
Termination of the Purchase and Collaboration Agreement
     The Purchase and Collaboration Agreement may be terminated prior to the Closing:
•	at any time before the Closing by mutual written consent of the Parties; or

•	by either Party, by delivery of written notice of termination to the other, if the Closing has not occurred on or before the Outside Date; provided, that such failure is not due to the failure of the Party seeking to terminate the Purchase and Collaboration Agreement to comply in all material respects with its obligations under the Purchase and Collaboration Agreement; or

•	by either Party, by delivery of written notice of termination to the other, if our Special Meeting of the stockholders is held and the Required Seller Stockholders Vote is not obtained at the Seller Stockholders’ Meeting (or at any adjournment thereof); or

•	by either Party, by delivery of written notice of termination to the other, if any Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Watson Transactions and such order, decree, ruling or other action shall have become final and non-appealable; provided, that, in order for either party to seek to terminate the Purchase and Collaboration Agreement pursuant to this reason, it must have used its commercially reasonable efforts to lift and rescind such order, decree, ruling or other action.
     The Purchase and Collaboration Agreement may be terminated by us prior to the Closing by delivery of a written notice of termination to Buyer, if:
•	(A) any representation or warranty of Buyer set forth in the Purchase and Collaboration Agreement shall have become untrue, (B) such misrepresentation is not capable of being cured prior to the Outside Date and (C) as a result of the preceding clauses (A) and (B), the closing conditions with respect to the accuracy of Buyer’s representation and warranties are not capable of being met; or

•	(A) a material breach of any covenant or obligation in the Purchase and Collaboration Agreement has been committed by Buyer, (B) such breach has not been waived by us and such breach is not cured by Buyer within 10 days after written notice thereof is delivered by us to Buyer or is incapable of being cured by Buyer and (C) as a result of the preceding clauses (A) and (B), the closing conditions with respect to Buyer’s performance are not capable of being met.
     The Purchase and Collaboration Agreement may be terminated by Buyer prior to the Closing by delivery of a written notice of termination to us, if:
•	(A) any representation or warranty of ours set forth in the Purchase and Collaboration Agreement shall have become untrue, (B) such misrepresentation is not capable of being cured prior to the Outside Date and (C) as a result of the preceding clauses (A) and (B), the closing condition with respect to the accuracy of our representation and warranties is not capable of being met;

•	(A) a material breach of any covenant or obligation in the Purchase and Collaboration Agreement has been committed by us, (B) such breach has not been waived by Buyer and such breach is not cured by us within 10 days after written notice thereof is delivered by Buyer to us or is incapable of being cured by us and (C) as a result of the preceding clauses (A) and (B), the closing condition with respect to our performance is not capable of being met; or

•	if, prior to obtaining the Required Seller Stockholders Vote a Change of Board Recommendation shall have occurred; provided, that any such termination must occur within five business days following the occurrence of any Change of Board Recommendation (the “Change of Board Recommendation Clause”).
Procedure and Effect of Termination
     Upon termination of the Purchase and Collaboration Agreement by either Party, the Purchase and Collaboration Agreement will terminate forthwith and become void and there shall be no Liability or obligation on the part of the Parties or their respective representatives, except as provided below. Termination of the Purchase and Collaboration Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from the Purchase and Collaboration Agreement except those set forth in certain provisions relating to confidentiality and any other provisions of the Purchase and Collaboration Agreement that specifically state that they shall survive termination of the Purchase and Collaboration Agreement, including those described under the caption “Procedure and Effect of Termination.”
     In the event that the Purchase and Collaboration Agreement is terminated by Buyer under the Change of Board Recommendation Clause in the manner described above (see “—No Solicitation of Other Offers,” beginning on page 112), then we will pay to Buyer a fee of $2 million (the “Termination Fee”) within 2 business days after such termination.
     In the event that:
•	an Acquisition Proposal has been publicly announced;

•	thereafter, the Purchase and Collaboration Agreement is terminated by either Party following the Outside Date or if Required Seller Stockholders Vote is not obtained; and

•	within 12 months after the termination of the Purchase and Collaboration Agreement, we have entered into an agreement regarding or consummated a transaction which would have constituted an Acquisition Proposal (excluding an Equity Financing and/or any agreement relating thereto), then we will pay to Buyer the Termination Fee upon the earlier of:
•	two business days following entering into any such agreement; and

•	immediately upon the consummation of any such transaction.
     The Termination Fee will be the sole and exclusive remedy of Buyer under circumstances where the Termination Fee is payable by us and upon payment of the Termination Fee in accordance with the Purchase and Collaboration Agreement, we shall not have any further Liability or obligation relating to or arising out of the Purchase and Collaboration Agreement; provided, however, that nothing in the Purchase and Collaboration Agreement will limit the ability of either Party to obtain specific performance of the Purchase and Collaboration Agreement or to recover damages (including damages in excess of the Termination Fee) in the event of fraud or a willful breach of the Purchase and Collaboration Agreement by the other Party.
Survival of Representations, Warranties and Covenants
     The representations, warranties and the covenants, agreements and obligations to be performed on or prior to the Closing (the “Pre-Closing Covenants”) contained in the Purchase and Collaboration Agreement shall survive the Closing solely for purposes of the indemnification provisions of the Purchase and Collaboration Agreement and:
•	shall terminate and no longer survive at the close of business on the 18th month anniversary of the Closing (the “Basic Survival Period”);

•	provided, however, that our representations and warranties pertaining to power, authorization, board action to enter into the Purchase and Collaboration Agreement, and title and sufficiency of assets and capitalization (collectively, the “Fundamental Representations”) and the tax representations and warranties shall survive the Closing until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The period of time a representation, warranty or Pre-Closing Covenant survives the Closing pursuant to the preceding sentence shall be the “Survival Period” with respect to such representation, warranty or Pre-Closing Covenant;

•	subject to certain procedures set forth in the Purchase and Collaboration Agreement, so long as a Party gives written notice of an indemnification claim notice, including a description of the claim and the amount of claimed Losses (as defined below) for such claim on or before the expiration of the applicable Survival Period, such Indemnified Party shall be entitled to pursue its rights to indemnification under the Purchase and Collaboration Agreement, as applicable;

•	subject to certain procedures set forth in the Purchase and Collaboration Agreement, in the event notice of any claim(s) for indemnification shall have been given within the applicable Survival Period and such claim(s) have not been finally resolved by the expiration of such Survival Period, the representations, warranties or Pre-Closing Covenants, as applicable, that are the subject of such claim(s) shall survive the end of the Survival Period of such representations, warranties or Pre-Closing Covenants until such claim(s) are finally resolved, but such representations, warranties and Pre-Closing Covenants shall only survive with respect to such asserted claim(s); and

•	the covenants and agreements contained in the Purchase and Collaboration Agreement that require by their terms performance or compliance on and after the Closing shall continue in force thereafter in accordance with their terms or if no term is specified, indefinitely.

Indemnification
Indemnification by Columbia
     Subject to the limitations and terms discussed in this section and those discussed under the heading “—Notifications; Updated Schedules,” on and after the Closing, we shall indemnify, reimburse, defend and hold harmless Buyer and its affiliates and each of their respective representatives, successors and assigns (“Buyer Indemnitees”) from and against, and hold them harmless from, with respect to any claim or matter, all losses, obligations and other Liabilities or other damages, diminution in value, fines, fees, taxes, penalties, interest obligations, deficiencies, losses and reasonable expenses (“Losses”) incurred (payable promptly upon written request), without duplication, to the extent arising from, in connection with, or otherwise with respect to:
•	subject to the applicable Survival Period, any breach of any representation or warranty made by us contained in the Purchase and Collaboration Agreement (“Seller Representation Indemnification”);

•	any breach of any representation and warranty made by us under any Other Agreement or any covenant, agreement or obligation of ours contained in the Purchase and Collaboration Agreement or in any Other Agreement;

•	any Excluded Liability; and

•	any fees, expenses or other payments incurred or owed by us to any brokers, financial advisors or other comparable Persons retained or employed by us in connection with the Watson Transactions.
Indemnification by Buyer
     Subject to the limitations and terms of the indemnification section of the Purchase and Collaboration Agreement, on and after the Closing, Buyer shall indemnify and defend us, our affiliates and each of our respective representatives, successor and assigns (“Seller Indemnitees”) from and against, and agrees to hold them harmless from, any Losses, as incurred (payable promptly upon written request), without duplication, to the extent arising from, in connection with, or otherwise with respect to:
•	subject to the limitations set forth in the Purchase and Collaboration Agreement, any breach of any representation or warranty of Buyer contained in the Purchase and Collaboration Agreement (“Buyer Representation Indemnification”);

•	any breach of any representation or warranty of Buyer under any Other Agreement or any covenant, agreement or obligation of Buyer contained in the Purchase and Collaboration Agreement or in any Other Agreement;

•	any Assumed Liability;

•	any fees, expenses or other payments incurred or owed by Buyer to any brokers, financial advisors or other comparable persons retained or employed by Buyer in connection with the Watson Transactions; and

•	Certain of our Losses arising out of or resulting from certain agreed upon circumstances.
Limitation on Losses; Calculation of Losses; Treatment of Indemnification Payments
     The Parties shall have no indemnification obligations pursuant to a breach of such Party’s representation or warranty contained in the Purchase and Collaboration Agreement, as applicable, except to the extent that the aggregate amount of Losses incurred or suffered by Buyer or us that the other Party is otherwise responsible for, exceeds $500,000 (the “Deductible”), at which time the party (the “Indemnified Party”) entitled to any indemnification provided for under the Purchase and Collaboration Agreement in respect of, arising out of or involving a claim made by any person against the such party, shall be entitled to assert claims against the other Party for all Losses in excess of, but excluding the Deductible; provided, that, subject to the immediately following proviso, the maximum liability of either Party pursuant to its obligations with respect to Seller Representation Indemnification or Buyer Representation Indemnification, as applicable, shall not in any case exceed $7,500,000 (the “Liability Cap”); provided further, that for purposes of claims made by us or Buyer pursuant to the Seller Representation Indemnification or the Buyer Representation Indemnification, respectively, arising from the other Party’s breach of a Fundamental Representation or the other Party’s fraud or intentional misrepresentation, the Liability Cap shall be inapplicable.
     The amount of any Loss for which indemnification is provided under the obligations discussed in this section shall be reduced to take account of certain tax benefits actually realized by the Indemnified Party and with respect to certain insurance payments.
     Notwithstanding anything to the contrary herein, we shall not in any event be liable to the Buyer Indemnitees and Buyer shall not in any event be liable to the Seller Indemnitees on account of any indemnity obligation, respectively, for any indirect, consequential or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).
Sole Remedy
     Each of the Parties acknowledges and agrees that its sole and exclusive remedy after the Closing with respect to any and all claims and causes of action relating to the Purchase and Collaboration Agreement (including the Schedules), the Other Agreements and the Watson Transactions, the Assets, the Assumed Liabilities and the Acquisition Shares (other than claims of, or causes of action arising from fraud) shall be pursuant to the indemnification provisions set forth in the indemnification section of the Purchase and Collaboration Agreement or as provided in the “Specific Performance” section of the Purchase and Collaboration Agreement described below.
Assignment; Binding Effect
     The Purchase and Collaboration Agreement shall be binding upon and inure to the benefit of the Parties thereto and their respective successors and assigns. Prior to the Closing, Buyer shall assign its rights and obligations to Develop or Commercialize the Assets outside of the United States and the income, royalties, damages and payments made, due or payable with respect to such rights and obligations to a wholly-owned subsidiary of Watson. In addition, from and after the Closing, either Party may: (a) assign its rights and obligations under the Purchase and Collaboration Agreement or any part thereof to one or more of its affiliates without the consent of the other Party; and (b) assign the Purchase and Collaboration Agreement in its entirety without the other Party’s consent to an entity that acquires all or substantially all of the assets of the assigning party to which the Purchase and Collaboration Agreement relates, whether by merger, acquisition or otherwise; provided, however, that in the event we assign the Purchase and Collaboration Agreement pursuant to subsection (b) above, Buyer shall have the right, at any time during the six-month period after such assignment and upon 30 days’ prior written notice to us, to (i) terminate the Parties’ relationship with respect to our joint Development of the Development of the Progesterone Products and ours or our successors and assigns role in such Development, including participation in the Joint Development Committee, and (ii) disband the Joint Commercialization Committee. Other than as described above, neither Party may sell, transfer, assign, license, sublicense, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, the Purchase and Collaboration Agreement or any of its rights or obligations under the Purchase and Collaboration Agreement without the prior written consent of the other Party hereto and any attempted assignment or transfer of the Purchase and Collaboration Agreement shall be null and void.
Watson Guarantee of Obligations
     Watson has unconditionally and irrevocably guaranteed the prompt performance, payment and discharge when due, of each and every obligation of Buyer and each and every successor or assignee of Buyer under the Purchase and Collaboration Agreement and the Other Agreements and of the Non-US Asset Purchaser (as defined in the License Agreement) under the License Agreement, including the payment obligations. We are obligated to unconditionally and irrevocably guaranteed the prompt performance, payment and discharge when due, of each and every obligation of each and every successor or assignee of ours under the Purchase and Collaboration Agreement and the Other Agreements, including the payment obligations.
Specific Performance
     The Parties agreed that, except with respect to the payment of any Termination Fee, the Parties are entitled to an injunction or injunctions to prevent breaches of the Purchase and Collaboration Agreement and to enforce specifically the terms and provisions of the Purchase and Collaboration Agreement in addition to any other remedy to which they are entitled at law or in equity.
Fees and Expenses
     Except as otherwise provided in the Purchase and Collaboration Agreement, Columbia, on the one hand, and Buyer, on the other hand, shall each pay their respective expenses (including legal, investment banking, finder’s, broker’s and accounting fees) incurred in connection with the Purchase and Collaboration Agreement.
Arbitration
     Except as otherwise provided in the Purchase and Collaboration Agreement, all disputes, differences, controversies and claims arising out of or related to the Purchase and Collaboration Agreement shall be resolved by final and binding arbitration administered by the American Arbitration Association.
Governing Law
     The Purchase and Collaboration Agreement is governed by the laws of the State of Delaware.

PROJECTED FINANCIAL INFORMATION
     In connection with RBC’s preparation of its fairness opinion, we provided RBC with certain projections regarding the Assets and Columbia as a whole for fiscal years 2010 through 2020 (the “Projections”). In addition, we provided RBC with certain internal financial analyses and forecasts for the Assets, which were derived from the Projections, and certain probabilities assigned to the likelihood that the forecasts will be achieved and the milestone payments contemplated by the Purchase and Collaboration Agreement will be made, in each case prepared by our management, for use by RBC in connection with their financial analyses. We also provided the Projections and the other material described above to our board in connection with their consideration of the Watson Transactions.
     We do not, as a matter of course, publicly disclose projections or forecasts as to future financial performance for any of our businesses, including with respect to the Assets. We are especially guarded about making projections for extended periods due to the inherent unpredictability of the underlying assumptions and estimates. The Projections were not prepared with a view to public disclosure and are included in this proxy statement in summary form only because such information was made available to RBC and our board. The Projections were prepared using our best preliminary interpretation of the accounting rules in effect at the time to reflect the application of United States generally accepted accounting principles but were not prepared with a view to compliance with published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, our independent auditors have not examined, compiled or otherwise applied procedures to the Projections and accordingly assume no responsibility for them. The Projections included in this proxy statement have been prepared by and are the sole responsibility of our management. The Projections were prepared solely for internal use in support of our own long-range planning and are subjective in many respects and thus susceptible to various interpretations based on actual experience and business developments.
     In compiling the projections, our management took into account our historical performance, combined with estimates regarding revenues, operating income, net income, cash flows and other factors. Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that we believed were reasonable at the time the Projections were prepared. However, the Projections are not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new Progesterone Products, and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause the Projections or the underlying assumptions not to be reflective of actual future results. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not reflect any changes to our operations or strategy that may be implemented after the Asset Sale is completed. Accordingly, there can be no assurance that the Projections will be realized, and actual results may be materially greater or less than those contained in the Projections. The inclusion of the Projections should not be regarded as an indication that we, our board, RBC or any other recipient of the Projections considered the Projections, or now considers the Projections, to be predictive of actual future results. The Projections are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the risks and uncertainties described above under the caption “Cautionary Statements Concerning Forward Looking Statements” and the risks referred to therein.
     Readers of this proxy statement are cautioned not to place undue reliance on the Projections set forth below. No one has made or makes any representation to any stockholder or anyone else regarding the information included in the Projections or our ultimate performance compared to the information included in the Projections. For the foregoing reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future results, and they should not be relied on as such. Columbia does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date when the Projections were made or to reflect the occurrence of future events even in the event that any of the assumptions underlying the Projections are shown to be in error.
     The “Stand-Alone Product Revenue Projections” for the fiscal years 2010 through 2020 were as follows:
Stand-Alone Product Revenue Projections

($ in millions)	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020

United States Infertility Sales	$18.8	$27.5	$25.6	$27.7	$29.6	$32.3	$34.9	$37.7	$40.8	$44.1	$47.6
United States Pre-term Birth Sales	0.0	20.3	82.0	134.4	180.4	193.8	205.7	216.0	226.8	238.1	250.0
Ex-United States Infertility Royalties	8.7	10.0	12.7	12.9	12.2	11.8	11.3	10.8	10.2	9.6	9.0
Ex-United States Pre-term Birth Sales	0.0	0.0	6.7	27.0	44.4	59.5	63.9	67.9	71.3	69.1	66.5
Other Continuing Revenues	2.0	1.7	1.7	1.8	2.0	1.7	1.7	1.7	1.7	1.7	1.7

Total Revenues	$29.5	$59.5	$128.7	$203.8	$268.6	$299.1	$317.5	$334.1	$350.8	$362.6	$374.8

     The key assumptions underlying the “Stand-Alone Product Revenue Projections” included:
(1)	The data set forth under “Stand-Alone Product Revenue Projections” represents our revenues that would be derived from sales of our products on a stand-alone basis, without giving effect to the Watson Transactions.

(2)	We would have sufficient funds to effect the transactions contemplated by the Note Purchase Agreements at the closing thereunder and the satisfaction of our payment obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment)(collectively, the "Debt Retirement"), pay for the completion of the PREGNANT Study, fund the Launch and Commercialization of PROCHIEVE 8% for the PTB Indication, and to pay for the Development, Launch and Commercialization of a Second Generation Product.

(3)	Continued growth in our United States infertility business through life cycle management.

(4)	The PREGNANT Study is successful and the Launch and Commercialization of PROCHIEVE 8% in the United States for the PTB Indication occurs during the third quarter of 2011.

(5)	Launch and Commercialization of PROCHIEVE 8% outside the United States for the PTB Indication commences in 2012.

(6)	Ex-United States Infertility Royalties represents royalties for CRINONE.

(7)	Infertility royalties of Progesterone Products outside the United States decline as a result of the loss of patent protection in 2014.

(8)	Other Continuing Revenues include primarily revenues relating to STRIANT.
     The “Company Projections” for the fiscal years 2010 through 2020 were as follows:
Company Projections

($ in millions)	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020

Revenues	$54.6	$27.1	$45.4	$52.3	$44.3	$37.3	$40.0	$42.6	$45.8	$48.6	$51.4
Operating Income	$3.8	$6.0	$30.6	$37.1	$29.1	$28.2	$30.6	$32.8	$35.7	$38.1	$40.6
Net Income	$0.4	$6.8	$31.9	$38.8	$31.4	$31.2	$33.2	$23.5	$25.6	$27.5	$29.5
Cash Flows from Operations	($8.0)	($0.2)	$16.9	$25.7	$35.0	$34.8	$36.8	$27.1	$29.2	$31.1	$33.1
Cash Flows from Upfront Payment/Milestones	$41.6	$35.5	$2.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
     The key assumptions underlying the “Company Projections” included:
(1)	The assumptions in notes (3), (4), (5) and (7) set forth under “Stand-Alone Product Revenue Projections.”

(2)	Data presented gives effect to the Watson Transactions and the Debt Retirement as if they were consummated during the second quarter of 2010.

(3)	Revenues include royalty streams from Watson and Merck Serono, receipt of the Upfront Payment (to the extent described in note (4) below), receipt of the milestone payments (as described in note (4) below, some portion of which is deferred for revenue recognition purposes) and receipt of payments under the Supply Agreement.

(4)	Cash flow from Upfront Payment/Milestones reflects receipt by us of the following under the Purchase and Collaboration Agreement:
•	$33.6 million in initial Upfront Payment, after allocating $13.4 million to the purchase of the Acquisition Shares (determined by using a share price of $1.20 per share, which was the share price on the date the Projections were made).

•	$8.0 million in respect of the Clinical Trial Results Milestone Payment.

•	$5.0 million in respect of the PTB NDA Acceptance Milestone Payment.

•	$30 million in respect of the PTB Product Launch Milestone Payment.

•	$0.5 million in respect of the Ex-U.S. Filing Milestone.

•	$2.0 million in respect of the Ex-U.S. Approval Milestone.
(5)	Our sales, marketing and certain administrative support costs are eliminated following consummation of the Watson Transactions.

(6)	Our research and development activities are limited to completion of the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application).

(7)	We do not engage in new product Development or in-licensing activities other than in respect of the Commercialization of Progesterone Products for the PTB Indication.

(8)	Our tax net operating loss carryforwards are fully utilized by 2016 and we become a taxpayer thereafter.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
     Set forth below is our selected financial data as of the dates and for the periods indicated. The consolidated financial and operating data as of and for the years ended December 31, 2009, 2008, 2007, 2006, 2005, and the quarterly periods ended March 31, 2010 and 2009 were derived from the consolidated financial statements included in our filings on Form 10-K/A or Form 10-Q for each of the respective periods. The data should be read in conjunction with our financial statements and notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (which are attached as Annexes E and F to this proxy statement, respectively).

	March 31,		December 31,
	2010	2009	2009	2008	2007	2006	2005
Statement of Operations Data:
(000’s except per share data)

Net revenues	$7,173	$7,321	$32,196	$36,229	$29,627	$17,393	$22,041
Gross profit	5,996	5,541	23,002	25,294	20,613	9,573	13,929
Operating expenses	10,979	8,788	36,165	32,552	28,721	20,733	21,160
Interest expense	2,303	2,048	8,851	7,882	7,946	2,670	3,491
Change in fair value of derivative	2,782	—	—	—	—	—	—
Net loss	(10,179)	(5,334)	(21,870)	(14,077)	(14,292)	(12,485)	(10,104)
Loss per common share	(0.16)	(0.10)	(0.39)	(0.27)	(0.28)	(0.26)	(0.25)
Weighted average number of common shares outstanding-basic and diluted	65,389	54,297	56,359	52,439	51,124	48,089	41,752

Balance Sheet Data:
(000’s)

Working capital (deficiency)	$7,522	$10,672	$14,256	$12,305	$14,461	$23,410	$(3,471)
Total assets	38,261	42,880	43,757	45,622	56,589	65,839	14,732
Notes payable	33,749	30,763	32,966	30,075	27,536	25,299	—
Long-term portion of financing agreements	15,868	13,587	15,234	13,126	11,426	13,277	10,921
Redeemable preferred series C stock	600	600	600	775	1,125	3,200	3,250
Shareholders’ equity (deficiency)	$(23,426)	$(9,866)	$(13,766)	$(5,893)	$2,015	$12,616	$(20,573)

UNAUDITED STATEMENTS OF NET REVENUES AND DIRECT COSTS
FOR U.S. PROGESTERONE PRODUCTS
FOR THE FISCAL YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
AND THE QUARTERS ENDED MARCH 31, 2009 AND 2010
     The Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products represent certain financial information regarding the Assets to be sold under the Purchase and Collaboration Agreement. The Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products should be read in conjunction with the notes related thereto and our Selected Historical Consolidated Financial Data included in this proxy statement beginning on page 126 as well as our financial statements and the related notes which are incorporated by reference into this proxy statement from our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 and our unaudited financial statements and the related notes for the quarter ended March 31, 2010 which are incorporated by reference into this proxy statement from our Quarterly Report on 10-Q for such period (which are attached as Annexes E and F to this proxy statement, respectively).
     The Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products do not purport to represent, and are not necessarily indicative of, what financial results would have been, had we operated the Assets as a separate stand-alone entity, subsidiary or division for the periods presented.
     The Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products have been prepared from our books and records in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions about reported amounts of revenues and expenses during the respective reporting periods. These estimates and assumptions are based on our management’s best estimates and judgment. Management evaluates its estimates and assumptions on an on-going basis, considering historical experience, the current economic environment and other factors that management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. In the opinion of our management, all adjustments (consisting of only normal and recurring adjustments) considered necessary for a fair presentation have been included in the Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products.

UNAUDITED STATEMENTS OF NET REVENUES AND DIRECT COSTS
FOR U.S. PROGESTERONE PRODUCTS
FOR THE FISCAL YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
AND THE QUARTERS ENDED MARCH 31, 2009 AND 2010

	Year Ended December 31,			Quarter Ended March 31,
	2007	2008	2009	2009	2010
NET REVENUES[1,4]	$12,471,894	$15,833,265	$15,182,828	$3,252,773	$4,356,251

COST OF REVENUES[1]	1,226,311	1,491,390	1,116,754	283,352	329,872

Gross profit	11,245,583	14,341,875	14,066,074	2,969,421	4,026,379

OPERATING EXPENSES:
Selling and distribution[2]	10,111,796	12,685,618	11,982,229	2,793,236	3,250,319
Amortization of licensing right[3]	5,044,728	5,044,728	5,044,728	1,261,182	1,261,182

Total operating expenses	15,156,524	17,730,346	17,026,957	4,054,418	4,511,501

Direct expenses in excess of net revenues	$(3,910,941)	$(3,388,471)	$(2,960,883)	$(1,084,997)	$(485,122)

1.	Represents the unaudited revenues and direct cost of revenues for the U.S. Progesterone Products.

2.	Represents direct sales, marketing and distribution costs in support of U.S. Progesterone Products revenues.

3.	Amortization of acquired intangible assets for the U.S. Progesterone Products.

4.	Net revenues are derived from gross sales of U.S. Progesterone Products, net of returns, allowances, distributor fees and discounts.
Revenues from the sale of U.S. Progesterone Products are recorded at the time goods are shipped to customers. We believe that we have not made any shipments in excess of our customers’ ordinary course of business inventory levels. Our return policy allows U.S. Progesterone Products to be returned for a period beginning three months prior to the expiration date of the U.S. Progesterone Products and ending twelve months after the expiration date. Provisions for returns on sales to wholesalers, distributors and retail chain stores are estimated based on a percentage of sales, using such factors as historical sales information, distributor inventory levels and U.S. Progesterone Products prescription data, and are recorded as a reduction to sales in the same period as the related sales are recognized. We assume that our customers are using the first-in, first-out method in filling orders so that the oldest saleable U.S. Progesterone Products are used first. We record a provision for returns on a quarterly basis using an estimated rate and adjust the provision if our analysis indicates that the potential for U.S. Progesterone Products non-saleability exists.
We estimate fees we pay to our distributors and specialty pharmacies for customer services that include supplemental sales calling, providing information about their customers and the processing of sales returns.

UNAUDITED PRO FORMA
FINANCIAL STATEMENTS
     The following Unaudited Pro Forma Financial Statements give effect to the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement (as defined below) and are based upon the Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 and the related notes beginning on page 127 of this proxy statement, our financial statements for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 and the related notes and certain estimates, adjustments and assumptions that our management believes to be reasonable. The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 are presented as if the Watson Transactions and the Debt Retirement were completed as of January 1, 2009 and the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010 is presented as if the Watson Transactions, the issuance and forgiveness of the Watson Note, and the Debt Retirement were consummated at March 31, 2010.
     The Unaudited Pro Forma Financial Statements include adjustments to reflect the effects of the Watson Transactions and the issuance and forgiveness of the Watson Note. After the Closing, we will no longer be directly involved in the Commercialization of Progesterone Products and we will primarily be involved in the supplying of Progesterone Products to Buyer and Merck Serono. The Unaudited Pro Forma Financial Statements also include adjustments in respect of the effects of the (a) satisfaction of our payment obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment) and (b) transactions contemplated to occur at the closings under the Note Purchase Agreements, and the resulting elimination of substantially all of our debt (collectively, the “Debt Retirement”). See “The Asset Sale (Proposal No. 1)—Nature of Columbia’s Business Following the Watson Transactions,” beginning on page 61, “The Asset Sale (Proposal No. 1)—The Watson Note,” beginning on page 64, “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66, and “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67. The Unaudited Pro Forma Financial Statements should be read in conjunction with our Selected Historical Consolidated Financial Data beginning on page 126 of this proxy statement, the Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal years ended December 31, 2007, 2008 and 2009 and the quarters ended March 31, 2009 and 2010 beginning on page 127 of this proxy statement as well as our audited financial statements for the fiscal year ended December 31, 2009 and our unaudited financial statements for the quarter ended March 31, 2010 and the related notes which are incorporated by reference into this proxy statement from our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (which are attached as Annexes E and F to this proxy statement, respectively).
     The Unaudited Pro Forma Financial Statements are based on the issuance of the $15 million Watson Note, the transactions that are contemplated to occur at the closings under the Purchase and Collaboration Agreement, the Note Purchase Agreements and the PharmaBio Agreement (as amended by the PharmaBio Amendment), including our sale of the Assets, our receipt of the $47,000,000 cash Upfront Payment from Buyer, the issuance by us of the 11,200,000 Acquisition Shares to Buyer, the forgiveness of the $15,000,000 Watson Note the payment by us to PharmaBio of $16,028,197 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010), and the payment by us of approximately $26,800,000 in cash (including accrued and unpaid interest), and the issuance by us of Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 NPA Shares under the Note Purchase Agreements. The issuance and forgiveness of the Watson Note has not been broken out separately in the Unaudited Pro Forma Financial Statements; instead the net effect of the issuance and forgiveness of the Watson Note, results in $15,000,000 of deferred revenue. The Unaudited Pro Forma Financial Statements do not give effect to our receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to us pursuant to the terms of the Purchase and Collaboration Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in our Research and Development or General and Administrative expenses that may occur following the consummation of the Watson Transactions.
     Pro forma information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the Asset Sale, the issuance and forgiveness of the Watson Note and the Debt Retirement, factually supportable, and expected to have a continuing impact. The Unaudited Pro Forma Financial Statements are prepared in accordance with Article 11 of Regulation S-X.
     The Unaudited Pro Forma Financial Statements set forth below are not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement will not differ significantly from those presented below. Accordingly, the Unaudited Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers of this proxy statement are cautioned not to place undue reliance on such information and no one makes any representation regarding the information set forth below or our ultimate performance compared to it.

Unaudited Pro Forma Consolidated Statement of Operations
For the Quarter Ended March 31, 2010

	For the Quarter Ended March 31, 2010A
		Pro Forma Adjustments
	Historical
	Columbia	Sale of U.S.	Pro Forma
	Laboratories,	Progesterone	Adjustments
	Inc.	Products (-) B	(+)		Pro Forma
NET REVENUES	$7,172,899	$4,356,251	$798,484	C	$3,615,132

COST OF REVENUES	1,176,579	329,872	329,872	D	1,176,579

Gross profit	5,996,320	4,026,379	468,612		2,438,553

OPERATING EXPENSES:
Selling and distribution	3,250,319	3,250,319	—		—
General and administrative	4,126,318	—	(1,525,000)	E	2,601,318
Research and development	2,341,818	—	—		2,341,818
Amortization of licensing right	1,261,182	1,261,182	—		—

Total operating expenses	10,979,637	4,511,501	(1,525,000)		4,943,136

Loss from operations	(4,983,317)	(485,122)	1,993,612		(2,504,583)

OTHER INCOME (EXPENSE):
Interest income	1,620	—	—		1,620
Interest expense	(2,302,794)	—	2,302,794	F	—
Change in fair value of derivative	(2,781,660)	—	2,781,660	G	—
Other, net	(110,685)	—	—		(110,685)

	(5,193,519)	—	5,084,454		(109,065)

Net loss before income tax	(10,176,836)	(485,122)	7,078,066		(2,613,648)
State income tax benefits	(2,200)	—	—		(2,200)

Net loss	$(10,179,036)	$(485,122)	7,078,066		(2,615,848)

LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.16)				(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC AND DILUTED	65,388,921		18,607,407	X,Y	83,996,328	X,Y

Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2009

	For the Year Ended December 31, 2009A
		Pro Forma Adjustments
	Historical
	Columbia	Sale of U.S.	Pro Forma
	Laboratories,	Progesterone	Adjustments
	Inc.	Products (-) B	(+)		Pro Forma

NET REVENUES	$32,196,381	$15,182,828	$2,746,712	C	$19,760,265

COST OF REVENUES	9,194,538	1,116,754	1,116,754	D	9,194,538

Gross profit	23,001,843	14,066,074	1,629,958		10,565,727

OPERATING EXPENSES:
Selling and distribution	11,982,229	11,982,229	—		—
General and administrative	10,559,298	—	—		10,559,298
Research and development	8,579,035	—	—		8,579,035
Amortization of licensing right	5,044,728	5,044,728	—		—

Total operating expenses	36,165,290	17,026,957	—		19,138,333

Loss from operations	(13,163,447)	(2,960,883)	1,629,958		(8,572,606)

OTHER INCOME (EXPENSE):
Interest income	33,830	—	—		33,830
Interest expense	(8,851,253)	—	8,848,828	F	(2,425)
Other, net	(243,720)	—	—		(243,720)

	(9,061,143)	—	8,848,828		(212,315)

Net loss before income tax	(22,224,590)	(2,960,883)	10,478,786		(8,784,921)
State income tax benefits	355,032	—	—		355,032

Net loss	$(21,869,558)	$(2,960,883)	10,478,786		(8,429,889)

LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.39)				(0.11)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC AND DILUTED	56,358,843		18,607,407	X, Y	74,966,250	X, Y

Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2010

	As of March 31, 2010 A
	Historical
	Columbia
	Laboratories,	Pro Forma
	Inc.	Adjustments		Pro Forma
CURRENT ASSETS
Cash and cash equivalents of which $9,220,493 is interest bearing	$11,284,243	$		$
Upfront Payment from Watson	—	47,000,000	H
Payment for Notes	—	(25,999,999)	I
Payment for Notes accrued interest	—	(800,000)	J
Payment for PharmaBio	—	(16,028,197)	K
Payment for Series C preferred stock	—	(600,000)	L
Transaction costs	—	(2,475,000)	M
Sale of finished goods inventory to Watson	—	598,560	N
Watson Note	—	15,000,000	O

Cash and cash equivalents	11,284,243	16,695,364			27,979,607
Accounts receivable, net of allowances for doubtful accounts of $100,000	3,297,668	—			3,297,668
Inventories	3,088,990	(598,560)	N		2,490,430
Prepaid expenses and other current assets	1,009,323	—			1,009,323

Total current assets	18,680,224	16,096,804			34,777,028

PROPERTY AND EQUIPMENT	637,812	—			637,812

INTANGIBLE ASSETS — NET	17,509,150	(17,509,150	)P		—
Deposits/long term investments	483,328	—			483,328
Deferred charges	950,696	(950,696)	Q		—

OTHER ASSETS	1,434,024	(950,696)			483,328

TOTAL ASSETS	$38,261,210	$(2,363,042)			$35,898,168

Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2010

	Historical
	Columbia	As of March 31, 2010 A
	Laboratories,	Pro Forma
	Inc.	Adjustments		Pro Forma
CURRENT LIABILITIES:
Current portion of financing agreements	$58,563	$(58,563	) R	$—
Accounts payable	2,805,472	—		2,805,472
Accrued expenses	5,512,142	(800,000	) J	4,712,142
Derivative embedded within convertible notes, fair value	2,781,660	(2,781,660	) G	—

Total current liabilities	11,157,837	(3,640,223)		7,517,614
NOTES PAYABLE	33,749,209	(33,749,209	) S	—
DEFERRED REVENUE	312,181	15,000,000	O	32,819,031
		17,506,850	T
LONG-TERM PORTION OF FINANCING AGREEMENTS	15,867,735	(15,867,735	) U	—
REDEEMABLE WARRANTS	—	2,456,798	V	2,456,798

TOTAL LIABILITIES	61,086,962	(18,293,519)		42,793,443

COMMITMENTS AND CONTINGENCIES
Contingently redeemable series C preferred stock, 600 shares issued and outstanding in 2009 (liquidation preference of $600,000)	600,000	(600,000	) L	—

SHAREHOLDERS’ EQUITY (DEFICIENCY):
Preferred stock, $.01 par value; 1,000,000 shares authorized		—		—
Series B convertible preferred stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	—		1
Series E convertible preferred stock 59,000 shares issued and outstanding (liquidation preference of $5,900,000)	590	—		590
Common Stock $.01 par value; 100,000,000 shares authorized; 65,761,986 shares issued (footnotes W, X, and Y)	657,619	186,074	X, Y	843,693
Capital in excess of par value	243,191,797	19,723,851	X, Y	264,916,425
		2,000,777	AA
Less cost of 152,795 treasury shares	(306,369)	—		(306,369)
Accumulated deficit	(267,158,299)	(904,448	) Z	(272,538,524)
		(2,000,777	) AA
		(2,475,000	) M
Accumulated other comprehensive income	188,909	—		188,909
Shareholders’ equity (deficiency)	(23,425,752)	16,530,477		(6,895,275)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)	$38,261,210	$(2,363,042)		$35,898,168

NOTES TO UNAUDITED PRO FORMA
FINANCIAL STATEMENTS
Description of Transaction and Basis of Presentation
     The historical information in the Unaudited Pro Forma Financial Statements is derived from our Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 and the related notes and our financial statements for the fiscal year ended December 31, 2009 and the unaudited financial statements for the quarter ended March 31, 2010 and the related notes which are incorporated by reference in this proxy statement from our Annual Report on Form 10-K/A for the fiscal year ended as of December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (which are attached as Annexes E and F to this proxy statement, respectively). The Unaudited Pro Forma Financial Statements as of and for the year ended at December 31, 2009 and the quarter ended March 31, 2010 are presented to illustrate the estimated effects of the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement on Columbia had those transactions occurred on January 1, 2009 for purposes of the Unaudited Pro Forma Consolidated Statements of Operations and at March 31, 2010 for purposes of the Unaudited Pro Forma Consolidated Balance Sheet including but not limited to the following:
•	We will no longer be directly involved in the Commercialization of Progesterone Products and will primarily be in the business of supplying Progesterone Products to Buyer and Merck Serono. See “The Asset Sale (Proposal No. 1)—Nature of Columbia’s Business Following the Watson Transactions,” beginning on page 61;

•	The (a) satisfaction of our payment obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment) and (b) transactions contemplated to occur at the closings under the Note Purchase Agreements, and the resulting elimination of substantially all of our debt, including the payment by us to PharmaBio of $16,028,197 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010), and payment by us of approximately $26,800,000 in cash (including accrued and unpaid interest), and the issuance by us of Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 NPA Shares under the Note Purchase Agreements. See “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66 and “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67;

•	The sale by us of the Assets, our receipt of the $47,000,000 cash Upfront Payment from Buyer and the issuance of the 11,200,000 Acquisition Shares to Buyer; and

•	The issuance of the Watson Note pursuant to which Watson loaned us $15,000,000 and the forgiveness of such amount upon the closing of the Watson Transactions. See “The Asset Sale (Proposal No. 1)—The Watson Loan,” beginning on page 59.

•	Each of the other Pro Forma Adjustments described in the notes below.
     The Unaudited Pro Forma Financial Statements do not give effect to our receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to us pursuant to the terms of the Purchase and Collaboration Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in our Research and Development or General and Administrative expenses that may occur following the consummation of the Watson Transactions.
Allocation of $47,000,000 Upfront Payment

Upfront Payment from Buyer	$47,000,000
Acquisition Shares	(11,984,000)
Write-off of Net Book Value of Intangible Assets to be sold by us pursuant to the Purchase and Collaboration Agreement	(17,509,150)

Net Proceeds (Deferred Revenue)	$17,506,850
Pro Forma Adjustments
     Pro forma information is intended to reflect the impact of the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement on our historical financial position and results of operations through adjustments that are directly attributable to the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement, factually supportable and expected to have a continuing impact. These Unaudited Pro Forma Financial Statements reflect the adjustments that, in the opinion of our management, are necessary to present fairly the pro forma results of operations and financial position set forth above.
A.	The pro forma information is presented on the basis that the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement had occurred (x) as of January 1, 2009 for the Unaudited Pro Forma Consolidated Statements of Operations for the year ended as of December 31, 2009 and the quarter ended March 31, 2010, and (y) at March 31, 2010 for the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010, including that as of such dates we transferred the Assets to Buyer, received the $47,000,000 cash Upfront Payment from Buyer, received the $15,000,000 proceeds of the Watson Note and the Watson Note was forgiven, issued the 11,200,000 Acquisition Shares to Buyer, paid to PharmaBio $16,028,197 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010), paid approximately $26,800,000 in cash (including accrued and unpaid interest) and issued the Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 NPA Shares under the Note Purchase Agreements, and that, after the Closing, we are no longer directly involved in the Commercialization of the Progesterone Products and we will primarily be involved in the supplying of Progesterone Products to Buyer and Merck Serono. The unaudited pro forma information does not give effect to our receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to us pursuant to the Purchase and Collaboration Agreement. In addition, the Unaudited Pro Forma Financial Statements do not give effect to any adjustments in respect of potential reductions in our Research and Development or General and Administrative expenses that may occur following the consummation of the Watson Transaction. These Unaudited Pro Forma Financial Statements reflect all adjustments that, in the opinion of our management, are necessary to present fairly the pro forma results of operations and financial position presented herein.
B.	Represents the unaudited net revenues and direct expenses for the U.S. Progesterone Products for the year ended December 31, 2009 and the quarter ended March 31, 2010.

C.	Represents the Net Sales that we would have made to Buyer under the Supply Agreement and royalties that we would have received under the Purchase and Collaboration Agreement had all Progesterone Products sold by us in the U.S. during the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010 been manufactured by us and sold to Buyer under the Supply Agreement during 2009 and the first quarter of 2010, respectively (at the pricing set forth in that Agreement), and then sold during 2009 and the first quarter of 2010, respectively, by Buyer to its customers at the prices that we sold Progesterone Products to our customers during the relevant period.

D.	Represents cost of revenues that we would have incurred had all Progesterone Products sold by us in the U.S. during the fiscal year ended December 31, 2009 and the quarter ended March 31, 2010, respectively, been manufactured by us and sold to Buyer under the Supply Agreement during 2009 and the first quarter of 2010, respectively.

E.	Represents the reversal of the costs directly related to the Watson Transactions and the Debt Retirement incurred during the quarter ended March 31, 2010.

F.	Represents interest expense on the Notes and obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment) as if the Debt Retirement had occurred on January 1, 2009.

G.	Represents the reversal of the non-cash charge for the embedded derivative related to the Notes which was booked during the first quarter of 2010 as it is a non-recurring charge directly related to the Watson Transaction and Debt Retirement that has no continuing impact.

H.	Represents the $47,000,000 Upfront Payment in cash that would be received by us from Buyer under the Purchase and Collaboration Agreement.

I.	Represents the approximately $26,000,000 cash payment that would be made by us to the Note holders at the closings under the Note Purchase Agreements.

J.	Represents the approximately $800,000 of accrued and unpaid interest on our Notes that would be paid by us at the closings under the Note Purchase Agreements.

K.	Represents the $16,028,197 in cash (which is the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio

Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010).
L.	Assumes that all holders of our Series C Preferred Stock had exercised their rights, resulting from the Asset Sale, to have their shares of Series C Preferred Stock redeemed by us as of March 31, 2010 and that we had redeemed such shares on such date.

M.	Reflects the remaining estimated transaction related costs and expenses unpaid at March 31, 2010, which include fees and expenses relating to legal services, accounting services, investment advisory fees, fairness opinion fees and proxy statement printing and distribution. Total transaction costs are estimated to be $4,000,000.

N.	Represents the finished goods inventory of Progesterone Products to be sold by us to Buyer at the Closing pursuant to the Supply Agreement.

O.	Reflects the cash proceeds and the forgiveness of the $15,000,000 Watson Note.

P.	Reflects the write-off of net book value of intangible assets that would be sold by us pursuant to the Purchase and Collaboration Agreement.

Q.	Reflects the write-off of deferred charges related to financing costs for the Notes and obligations owing to PharmaBio under the PharmaBio Agreement.

R.	Represents payment of the current portion of our obligations owing to PharmaBio under the PharmaBio Agreement.

S.	Represents the settlement of our Notes which is $39,999,998, less the unamortized discount related to the relative fair market value of the warrants issued by us in connection with the sale of the Notes and the beneficial conversion feature.

T.	Reflects deferred revenue from the $47,000,000 Upfront Payment that would be received by us from Buyer under the Purchase and Collaboration Agreement less the value of the 11,200,000 Acquisition Shares as determined by the closing price of our Common Stock on March 31, 2010, and the write off of the net book value of intangible assets described in Note P.

U.	Represents the payment of the unpaid portion of the $30 million minimum royalty obligation payable under the PharmaBio Agreement (without giving effect to the PharmaBio Amendment), net of unamortized imputed interest and the value of certain warrants issued to PharmaBio.

V.	Represents the fair market of our contingent obligation as of March 31, 2010 under the Note Purchase Agreements to purchase the Warrants for an aggregate purchase price of $3,999,996 in the circumstances described under the “The Asset Sale (Proposal No. 1)—Repurchase Offer of our Convertible Subordinated Notes,” beginning on page 67.

W.	Assumes that, as of March 31, 2010, (a) the Charter Amendment proposal had been approved by our stockholders and (b) we had amended our Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of Common Stock from 100,000,000 to 150,000,000.
X.	Assumes that we had issued the 11,200,000 Acquisition Shares to Buyer as of January 1, 2009 at a price of $1.07 per share (which was the closing price of our Common Stock on March 31, 2010).

Y.	Assumes that we had issued the 7,407,407 NPA Shares under the Note Purchase Agreements as of January 1, 2009 at a price of $1.07 (which was the closing price of our Common Stock on March 31, 2010).

Z.	Represents unamortized expense for options and restricted shares issued under our 2008 Plan or our 1996 Plan that would vest and/or become exercisable upon consummation and as a result of the Asset Sale.

AA.	Represents net loss on extinguishment of debt as of March 31, 2010, less the value of the embedded derivative related to the Notes.

MARKET PRICE OF COMMON STOCK
     Shares of our Common Stock are listed for trading on the NASDAQ Global Market under the symbol “CBRX.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share as reported on the NASDAQ Global Market.

	Common Stock
	High	Low
YEAR ENDED DECEMBER 31, 2008
First Quarter	$2.51	$1.89
Second Quarter	$4.29	$2.13
Third Quarter	$4.47	$2.15
Fourth Quarter	$2.76	$0.92
YEAR ENDED DECEMBER 31, 2009
First Quarter	$1.74	$1.09
Second Quarter	$1.70	$1.06
Third Quarter	$1.59	$1.08
Fourth Quarter	$1.51	$0.65
YEAR ENDING DECEMBER 31, 2010
First Quarter	$1.43	$1.03
     The closing sale price of shares of our Common Stock on the NASDAQ Global Market on March 3, 2010, the last trading day before the announcement of the Asset Sale, was $1.35. On May 28, 2010, the most recent practicable date before this proxy statement was printed, the closing price for shares of our Common Stock on the NASDAQ Global Market was $1.05. You are encouraged to obtain current market quotations for shares of our Common Stock in connection with voting your shares.
     We have never declared or paid dividends on shares of our Common Stock.

COMPARATIVE SHARE DATA
     The following table sets forth our selected per share and unaudited pro forma per share information after giving effect to the Watson Transactions, the Debt Retirement and the issuance and forgiveness of the Watson Note. This data is derived from, and should be read together with, the Unaudited Pro Forma Financial Statements (and the notes thereto) commencing on page 129 of the proxy statement.
     The pro forma data includes adjustments to reflect the effects of the Watson Transactions and the issuance and forgiveness of the Watson Note. After the Closing, we will no longer be directly involved in the Commercialization of Progesterone Products and we will primarily be involved in the supplying of Progesterone Products to Buyer and Merck Serono. The pro forma data set forth below also includes adjustments in respect of the effects of the (a) satisfaction of our payment obligations owing to PharmaBio under the PharmaBio Agreement (as amended by the PharmaBio Amendment) and (b) transactions contemplated to occur at the closings under the Note Purchase Agreements, and the elimination of substantially all of our debt (collectively, the “Debt Retirement”). See “The Asset Sale (Proposal No. 1)—Nature of Columbia’s Business Following the Watson Transactions,” beginning on page 61, “The Asset Sale (Proposal No. 1)—The Watson Note,” beginning on page 64, “The Asset Sale (Proposal No. 1)—Senior Debt,” beginning on page 66, and “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67. The pro forma data should be read in conjunction with the Unaudited Pro Forma Financial Statements (and the notes thereto) beginning on page 129 of this proxy statement, our Selected Historical Consolidated Financial Data beginning on page 126 of this proxy statement and Unaudited Statements of Net Revenues and Direct Costs for U.S. Progesterone Products for the fiscal years ended December 31, 2008 and 2009 and the quarter ended March 31, 2010 beginning on page 127 of this proxy statement as well as our audited financial statements for the fiscal year ended December 31, 2009 and the related notes which are incorporated by reference into this proxy statement from our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 and our unaudited financial statements for the quarter ended March 31, 2010 and the related notes which are incorporated by reference into this proxy Statement from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (which are attached as Annexes E and F to this proxy statement, respectively).
     The pro forma data set forth below is based on the transactions that are contemplated to occur at the closings under the Purchase and Collaboration Agreement, the Note Purchase Agreements and the PharmaBio Agreement (as amended by the PharmaBio Amendment), including our sale of the Assets, our receipt at the Closing of the $47,000,000 cash Upfront Payment from Buyer, the issuance of the 11,200,000 Acquisition Shares to Buyer, the payment by us to PharmaBio of $16,028,197 in cash (which represents the net present value of our payment obligations under the PharmaBio Agreement (as amended by the PharmaBio Amendment) of $16,500,000 due in November 2010, discounted at a rate of 4.6% to March 31, 2010), and the payment by us of approximately $26,800,000 in cash (including accrued and unpaid interest), and the issuance by us of Warrants to purchase 7,750,000 shares of Common Stock and the 7,407,407 NPA Shares under the Note Purchase Agreements and the issuance and forgiveness of the $15,000,000 Watson Note. The pro forma data set forth below does not give effect to our receipt of any portion of the up to $45,500,000 in contingent milestone payments that may be payable to us pursuant to the Purchase and Collaboration Agreement. In addition, the pro forma data set forth below does not give effect to any adjustments in respect of potential reductions in our Research and Development or General and Administrative expenses that may occur following the consummation of the Watson Transactions.
     Pro forma information is intended to provide investors with information about the continuing impact of a transaction but showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the Asset Sale and the Debt Retirement, factually supportable, and expected to have a continuing impact. The pro forma data is prepared in accordance with Article 11 of Regulation S-X.
     The pro forma data set forth below is not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement will not differ significantly from those presented below. Accordingly, the pro forma data set forth below is presented for illustrative purposes only and does not purport to represent, and is not necessarily indicative of, what our actual financial position and results of operations would have been had the Watson Transactions, the issuance and forgiveness of the Watson Note and the Debt Retirement occurred on the dates indicated in the Unaudited Pro Forma Financial Statements, nor are they indicative of our future financial position or results of operations. We do not intend to update or otherwise revise the pro forma data set forth below to reflect the occurrence of future events even in the event that any of the estimates, adjustments and assumptions underlying the pro forma data presented below are shown to be in error. The information set forth below is a “forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the risks and uncertainties described under the caption “Cautionary Statements Concerning Forward Looking Statements” and the risks referred to therein. Readers of this proxy statement are cautioned not to place undue reliance on such information and no one makes any representation regarding the information set forth below or our ultimate performance compared to it.

	Quarter Ended		Year Ended
	March 31, 2010		December 31, 2009
	Historical		Historical
	Columbia		Columbia
	Laboratories,		Laboratories,
	Inc.	Pro Forma	Inc.	Pro Forma
Loss per common share -basic and diluted	$(0.16)	$(0.03)	$(0.39)	$(0.11)

Weighted Average Number of shares used in calculating loss per common share -basic and diluted	65,388,921	83,996,328	56,358,843	74,966,250

Book value per share	$(0.36)	$(0.08)	$(0.21)	$0.01
Outstanding shares used in calculating book value per share	65,609,191	84,216,598	65,630,051	84,237,458

Shareholders’ equity (deficiency)	(23,425,752)	(6,895,275)	(13,766,493)	1,211,051

APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF
INCORPORATION (PROPOSAL NO. 2)
The Charter Amendment Proposal
     Columbia stockholders are also being asked to approve the Charter Amendment to increase the number of Columbia’s authorized shares of Common Stock from 100,000,000 to 150,000,000. The text of the Charter Amendment is included in this proxy statement as Annex B.
Reasons for the Charter Amendment
     Columbia has the authority to issue 100,000,000 shares of Common Stock. As of the close of business on the Record Date, there were 65,567,198 shares of Common Stock issued and outstanding. In addition, as of the Record Date, 27,710,830 additional shares of Common Stock were issuable or purchasable upon the conversion or exercise of outstanding shares of Preferred Stock, warrants, options and other convertible securities.
     Pursuant to the terms of the Purchase and Collaboration Agreement, we, at the Closing, will sell to Buyer the 11,200,000 Acquisition Shares. In addition, on March 3, 2010, we entered into the Note Purchase Agreements with the holders of all of our outstanding $40 million in principal amount of Notes. Pursuant to the Note Purchase Agreements, at the Closing, we will repurchase our Notes for an aggregate purchase price of $26 million, plus accrued and unpaid interest through (but excluding) the date of Closing, in cash, warrants to purchase 7.75 million shares of Common Stock and 7,407,407 shares of our Common Stock. See “The Asset Sale (Proposal No. 1)—Purchase of our Convertible Subordinated Notes,” beginning on page 67 and “The Asset Sale (Proposal No. 1)—The Purchase and Collaboration Agreement—The Closings,” beginning on page 80.
     In order to be able to:
•	effectuate the terms of the Purchase Collaboration Agreement, including the issuance of the Acquisition Shares;

•	effectuate the terms of the Note Purchase Agreement, including the issuance of the shares of Common Stock to be issued pursuant to the Note Purchase Agreements as well as in connection with the exercise of the warrants issued thereunder; and

•	have additional shares available for future issuances for capital raising activities or acquisitions, for conversions or exercises of outstanding convertible securities (including our preferred stock) and for compensation of our directors, officers, employees and consultants, additional shares of Common Stock need to be authorized.
     We are seeking stockholder approval of the Charter Amendment even if the Asset Sale is not approved by our stockholders and the Watson Transactions are not consummated. If the Watson Transactions are not consummated, in order to have additional shares available for future issuances for capital raising activities or acquisitions, for conversions or exercises of outstanding convertible securities (including our preferred stock) and for compensation of our directors, officers, employees and consultants, additional shares of Common Stock need to be authorized.
     We have no current plans or commitments to issue any of the shares of Common Stock that would be authorized by Proposal No. 2 other than the Acquisition Shares, the shares of Common Stock to be issued pursuant to the Note Purchase Agreements and in connection with the warrants issued thereunder, any shares of Common Stock issued with respect to the conversion or exercise of any of our outstanding options, warrants or convertible securities (including our preferred stock) or in connection with the compensation of our directors, officers, employees and consultants.

Required Vote
     The affirmative vote of (i) the holders of a majority of our outstanding shares of Common Stock, and (ii) the holders of a majority of the Voting Power of our outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class, is required to approve the Charter Amendment. Our shares of Series C Preferred Stock have no voting rights. Broker non-votes, abstentions or the failure to vote on the Charter Amendment proposal will have the same effect as a vote against the Charter Amendment proposal.
     The approval of the Charter Amendment proposal is a condition to the approval of the Asset Sale proposal. However, approval of the Asset Sale proposal is not a condition to the approval of the Charter Amendment Proposal.
Recommendation
     After careful consideration, Columbia’s board of directors has unanimously determined that the approval of the Charter Amendment is advisable and in the best interests of the stockholders of Columbia, unanimously approved Charter Amendment, and recommends that Columbia’s stockholders vote or instruct their vote to be cast “FOR” the Charter Amendment proposal.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 3)
The Adjournment Proposal
     If the number of Shares present in person or represented by proxy at the Special Meeting voting in favor of the proposal to approve the Asset Sale and in favor of the proposal to approve the Charter Amendment, as applicable, is insufficient to approve the Asset Sale and/or the Charter Amendment at the time of the Special Meeting, as applicable, we intend to move to adjourn the Special Meeting to a later date in order to enable our board of directors to solicit additional proxies in respect of the proposal to approve the Asset Sale and/or the proposal to approve the Charter Amendment, as applicable.
     In this proposal regarding the adjournment of the Special Meeting, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the proposal to approve the Charter Amendment. If our stockholders approve the Adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Asset Sale and/or the Charter Amendment. Among other things, approval of the Adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Asset Sale and/or the Charter Amendment such that either or both proposals would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Asset Sale and/or the Charter Amendment and seek to convince the holders of Shares that voted against the Asset Sale proposal and/or the Charter Amendment proposal to change their votes to votes in favor of the Asset Sale and the Charter Amendment. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
Vote Required and Board Recommendation
     Our stockholders present may adjourn the Special Meeting, despite the absence of a quorum to a later date if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale and/or the proposal to approve the Charter Amendment. Approval of the Adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of our Common Stock, Series B Preferred Stock and Series E Preferred Stock present in person or by proxy at the Special Meeting, whether or not a quorum is present. Abstentions and broker non-votes are not counted as votes “for” or “against” the Adjournment proposal and are not counted in determining the number of votes cast on the Adjournment proposal. No proxy that is specifically marked “AGAINST” the proposal to approve the Asset Sale or the Charter Amendment will be voted in favor of the Adjournment proposal, unless it is specifically marked “FOR” the proposal to adjourn the Special Meeting.

     Our board of directors believes that if the Shares present in person or represented by proxy at the Special Meeting voting in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment are not sufficient to approve the Asset Sale and/or the Charter Amendment, it is in the best interests of Columbia and its stockholders to enable our board to continue to seek to obtain a sufficient number of additional votes in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment, as applicable.
     Approval of the Adjournment proposal is not conditioned upon the approval of the Asset Sale proposal or the Charter Amendment proposal.
     Our board of directors recommends that you vote “FOR” adjournment of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or the Charter Amendment if there are insufficient votes to do so.

OWNERSHIP OF COLUMBIA
Security Ownership of Certain Beneficial Owners and Management
     Common Stock. The following table sets forth, as of May 25, 2010, information with respect to the beneficial ownership of shares of Columbia’s Common Stock by:
•	each person known to us to be the beneficial owner of more than 5% of the shares of Columbia’s Common Stock;

•	each of Columbia’s directors and director nominees;

•	each of Columbia’s executive officers who were serving as executive officers at the end of the last fiscal year (collectively, the “named executive officers”); and

•	all of Columbia’s current directors and named executive officers as a group.
     The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the SEC; the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before July 24, 2010 (60 days after May 25, 2010) through the conversion of shares of convertible preferred stock or convertible debt or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power (or shares such powers with his or her spouse) with respect to the class of shares set forth in the following tables.
Common Stock

	Number of Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned (1)	of Total (2)
David M. Knott/Dorset Management Corporation (3)	6,107,803	8.9%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791
John P. Curran (4)	6,600,272	9.99%
230 Park Avenue New York, New York 10017
Goldman Capital Management, Inc. (5)	4,585,350	7.0%
320 Park Avenue New York, New York 10022
Perry Corp. and Richard C. Perry (6)	4,457,142	6.8%
767 Fifth Avenue, 19th Floor New York, NY 10153

Common Stock

	Number of Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned (1)	of Total (2)
Directors and Named Executive Officers:
Valerie L. Andrews (7)(8)(9)	48,981	*
Edward A. Blechschmidt (7)(8)(9)	84,731	*
Anthony R. Campbell (7)(8)(9)(10)	6,381,642	9.3%
Frank C. Condella, Jr. (9)	162,764	*
James S. Crofton (7)(8)(9)	48,981	*
Lawrence A. Gyenes (9)	50,000	*
Stephen G. Kasnet (7)(8)(9)	136,981	*
Michael McGrane (7)(8)(9)	753,571	1.1%
Selwyn P. Oskowitz, M.D. (7)(8)(9)	123,681	*
All Directors and Executive Officers as a Group (10 persons) (7) (8) (9) (10)	7,791,332	11.7%

*	Signifies less than 1%

(1)	Includes shares that may be acquired through the conversion of shares of convertible preferred stock or convertible debt or the exercise of warrants, stock options, or other rights, in each case, that are convertible or exercisable on or before July 24, 2010.

(2)	Based on 65,567,198 shares outstanding at May 25, 2010. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before July 24, 2010 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

(3)	Based on Schedule 13D/A, filed on March 18, 2010 with the SEC by Dorset Management Corporation and David M. Knott in which (a) Dorset Management Corporation reported beneficial ownership of 6,012,473 shares of Common Stock, which includes 2,152,381 shares of Common Stock issuable upon the conversion of the Notes and the conversion of shares of Series E Preferred Stock, and 657,002 shares of Common Stock that are issuable upon the exercise of warrants or options to purchase shares of Common Stock, and (b) David M. Knott reported beneficial ownership of the shares reported as beneficially owned by Dorset Management Corporation plus 95,330 additional shares of Common Stock.

(4)	Based on Schedule 13G/A filed on April 27, 2010 with the SEC by John P. Curran, which reported beneficial ownership of 6,600,272 shares of Common Stock. The Schedule 13G/A reported that Mr. Curran does not have sole voting and dispositive power over any shares of Columbia’s Common Stock and has shared voting and dispositive power over 6,600,272 of Columbia’s Common Stock. Mr. Curran disclaimed beneficial ownership in the securities reported in the Schedule 13G/A except to the extent of his pecuniary interest therein.

(5)	Based on a telephone conversation on March 17, 2010, between Frank C. Condella, Jr., Chief Executive Officer of the Company, and Neil Goldman, President of Goldman Capital Management, Inc., in which Mr. Goldman reported beneficial ownership of 4,585,350 shares of Common Stock.

(6)	Based on a Schedule 13D filed on March 12, 2010 with the SEC by Perry Corp. and Richard C. Perry, which reported beneficial ownership of 4,457,142 shares of Common Stock issuable upon conversion of Notes or exercise of warrants to purchase Common Stock.

(7)	Includes shares which may be acquired upon the exercise of options exercisable within 60 days after May 25, 2010, as follows: Ms. Andrews, 12,000 shares; Mr. Blechschmidt, 15,000 shares; Mr. Campbell, 25,000 shares; Mr. Crofton, 12,000 shares; Mr. Kasnet, 12,000 shares; Mr. McGrane, 663,810 shares; and, Dr. Oskowitz, 83,000 shares.

(8)	Includes restricted shares that were unvested on May 25, 2010, as follows: Ms. Andrews, 19,230 shares; Mr. Blechschmidt, 19,230 shares; Mr. Campbell, 19,230 shares; Mr. Condella, 19,230 shares; Mr. Crofton, 19,230 shares; Mr. Kasnet, 19,230 shares; Mr. McGrane, 24,156 shares; and, Dr. Oskowitz, 19,230 shares.

(9)	Excludes (a) restricted stock that would not vest within 60 days after May 25, 2010 and (b) shares that may be acquired through the exercise of options that would not vest or become exercisable within 60 days after May 25, 2010, in each case, other than because vesting, exercisability or conversion will be accelerated in connection with the Asset Sale (because the Asset Sale constitutes a change of control under our 2008 Plan and our 1996 Plan). The number of shares subject to unvested options held by each director and/or executive officer that are excluded from the number of shares presented in the table above and that would vest and become exercisable (on an accelerated basis) at the Closing is as follows: Frank C. Condella, Jr., 100,000 shares; Lawrence A Gyenes, 125,000 shares; and Michael McGrane, 141,000 shares. The number of shares of restricted stock held by each director and/or executive officer that are excluded from the number of shares presented in the table above and that would vest (on an accelerated basis) at the Closing is as follows: Valerie L. Andrews, 19,230 shares; Edward A. Blechschmidt, 19,230 shares; Anthony R. Campbell, 19,230 shares; Frank C. Condella, Jr., 19,230 shares; James S. Crofton, 19,230 shares; Stephen G. Kasnet, 19,230 shares; Michael McGrane, 24,156 shares; and Selwyn P. Oskowitz, M.D., 19,230 shares.

(10)	Includes direct ownership of 122,265 shares of Common Stock and indirect ownership of 126,574 shares of Common Stock (including 100,000 shares that have been pledged as security). Also includes beneficial ownership of the shares described in footnote 3 above reported as beneficially owned by Dorset Management Corporation and David M. Knott.
     Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of May 25, 2010.
     Series E Preferred Stock. The following table sets forth, as of May 25, 2010, information with respect to each person known to us to be the beneficial owner of more than 5% of Columbia’s Series E Preferred Stock. No director, director nominee, or named executive officer owns any shares of Series E Preferred Stock.
Series E Preferred Stock

	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	of Total (1)
Perry Corp. and Richard C. Perry (2)	35,000	59.3%
767 Fifth Avenue, 19th Floor New York, NY 10153
Knott Partners Offshore Master Fund, L.P.	9,580	16.2%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791
Knott Partners, L.P.	7,980	13.5%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791
Shoshone Partners, L.P.	5,180	8.8%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791

(1)	Based on 59,000 shares of Series E Preferred Stock outstanding at May 25, 2010.

(2)	Based on a Schedule 13D filed on March 12, 2010 with the SEC by Perry Corp. and Richard C. Perry, which reported beneficial ownership of 1,750,000 shares of Common Stock issuable upon conversion of Preferred Stock.

     As of May 25, 2010, we know of no persons, other than those listed above, who beneficially own, as determined under rules of the SEC, more than 5% of our outstanding shares of Common Stock, Series B Preferred Stock or Series E Preferred Stock.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Dismissal of McGladrey & Pullen, LLP
     On July 2, 2008, the Audit Committee of our Board of Directors made the decision to dismiss McGladrey & Pullen, LLP (“McGladrey”) as our independent registered public accounting firm. McGladrey was dismissed on July 3, 2008.
     McGladrey was appointed as our independent registered public accounting firm on December 10, 2007, when Goldstein Golub Kessler LLP (“GGK”) resigned as our independent registered public accounting firm after notifying us that the partners of GGK who were primarily responsible for overseeing the audit by GGK of our financial statements had become partners of McGladrey pursuant to a limited asset purchase agreement.
     The resignation of GGK and the appointment of McGladrey as our independent registered public accounting firm was previously reported by us.
     The audit report of McGladrey on the consolidated financial statements of Columbia and its subsidiaries as of and for the year ended December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
     In connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2007 and from January 1, 2008 through July 7, 2008, there were no disagreements between us and McGladrey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of McGladrey would have caused McGladrey to make reference to the subject matter of the disagreement in connection with their reports on our financial statements for such year.
     During the fiscal years ended December 31, 2007 and from January 1, 2008 through July 7, 2008, there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)), except that as of December 31, 2007, our internal control over financial reporting was not effective due to the existence of a material weakness as more fully described in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2007. We concluded that a material weakness in internal control over financial reporting existed related to our control environment because our method for accounting for interest on certain financing agreements and the classification of our contingently redeemable Series C Convertible Preferred Stock were not correct.
     During the quarter ended March 31, 2008, we reviewed our finance and equity agreements from 2004 through that time to assure documentation exists to support the our accounting treatment. This documentation was reviewed with an external consultant in complex transactions, and we believe the material weakness has been remediated. The Audit Committee of our Board of Directors discussed this matter with McGladrey. We authorized McGladrey to respond fully to inquiries of our new independent registered public accounting firm concerning the material weakness.
     During 2008, we provided McGladrey a copy of the foregoing disclosures and McGladrey furnished a letter addressed to the SEC stating that they agreed with such disclosures as they concerned McGladrey.
Engagement of BDO Seidman, LLP
     On July 2, 2008, the Audit Committee of our Board of Directors engaged BDO Seidman, LLP to serve as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2008. We did not, nor did anyone on our behalf, consult BDO Seidman, LLP during the two fiscal years prior to such date or any subsequent interim period prior to our engagement of that firm regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on our financial statements, or any matter being the subject of “disagreement” or “reportable event” within the meaning set forth in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

SUBMISSION OF STOCKHOLDER PROPOSALS
     Stockholder proposals intended for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Columbia Laboratories, Inc., at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039. Any such proposal concerning Columbia’s 2010 Annual Meeting of Stockholders was required to be submitted by a stockholder prior to December 20, 2009. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must have been received by the Corporate Secretary at the above address by March 8, 2010. The proxy to be solicited on behalf of our board for the 2010 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2010 Annual Meeting of Stockholders.
OTHER MATTERS
     At this time, we know of no other matters to be submitted to our stockholders at the Special Meeting. If any other matters properly come before the Special Meeting in which your proxy has provided discretionary authority, your shares of common stock will be voted in accordance with the discretion of the persons named on the enclosed proxy card in accordance with their best judgment.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “SEC Filings” section of our Investor Relations website at http://www.cbrxir.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.
     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to our Corporate Secretary at Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039, telephone (973) 994-3999, on our website at http://www.cbrxir.com, or from the SEC through the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
     THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT

JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.
INCORPORATION BY REFERENCE
     We have enclosed certain information which we incorporate by reference into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC and which we have annexed to this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. We incorporate by reference the documents listed below.

Filings	Period/Date

Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, attached as Annex E to this proxy statement	April 30, 2010
Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, attached as Annex F to this proxy statement	May 6, 2010
Current Report on Form 8-K, dated June 1, 2010, attached as Annex G to this proxy statement	June 1, 2010
     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above under “Where You Can Find More Information.”
     You should only rely on information provided or incorporated in this proxy statement. No person has been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.
     THIS PROXY STATEMENT IS DATED June 1, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE

AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
PURCHASE AND COLLABORATION AGREEMENT
by and among
COLUMBIA LABORATORIES, INC.,
COVENTRY ACQUISITION, INC.
and
WATSON PHARMACEUTICALS, INC.
Dated as of March 3, 2010

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SCHEDULES AND EXHIBITS

Annex 1.1	Definitions

Exhibit A	Asset Transfer Documentation
Exhibit B	Form of Investor’s Rights Agreement
Exhibit C	Form of Supply Agreement
Exhibit D	Form of License Agreement
Exhibit E	Form of Charter Amendment

PURCHASE AND COLLABORATION AGREEMENT
     THIS PURCHASE AND COLLABORATION AGREEMENT (this “Agreement”), dated as of March 3, 2010 (the “Execution Date”), is entered into by and among Columbia Laboratories, Inc., a Delaware corporation (“Seller”), Watson Pharmaceuticals, Inc., a Nevada corporation (“Parent”) (solely for purposes of Section 11.2 herein) and Coventry Acquisition, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Buyer”). Each of Seller and Buyer is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”
RECITALS
     WHEREAS, subject to the terms and conditions of this Agreement, Seller wishes to sell the Purchased Assets and eleven million two hundred thousand (11,200,000) shares (the “Shares”) of common stock, $.01 par value per share, of Seller (the “Common Stock”), and transfer the Assumed Liabilities to Buyer, and Buyer wishes to purchase the Purchased Assets, the Shares and assume the Assumed Liabilities from Seller.
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth herein and in the Other Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I.
DEFINITIONS
          1.1 Definitions. Unless the context requires otherwise, all capitalized terms used herein shall have the meanings specified in Annex 1.1 or elsewhere in this Agreement, as applicable.
          1.2 Other Definitional Provisions.
          (a) When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule, Recital or Preamble, such reference is to an Article, Section, Exhibit, Schedule, Recital or Preamble of or to this Agreement unless otherwise indicated.
          (b) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
          (c) A term defined in the singular has a comparable meaning when used in the plural, and vice versa.
          (d) Words of one gender include the other gender.
          (e) The term “dollars” and “$” means United States dollars.
          (f) The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

ARTICLE II.
PURCHASE AND SALE
          2.1 Purchase and Sale of Assets. On the terms and subject to the conditions hereof and in consideration of the Purchase Price paid or payable to Seller by Buyer, Seller will sell, convey, transfer, assign and deliver or cause its Subsidiaries to sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase, take delivery of and acquire from Seller or its Subsidiaries, all of Seller’s and its Subsidiaries’ right, title and interest in and to the following assets, properties, rights and interests, free and clear of any Encumbrances (collectively, the “Purchased Assets”):
          (a) the Patents listed on Schedule 2.1(a);
          (b) the Trademarks listed on Schedule 2.1(b);
          (c) all Promotional Materials in Seller’s possession and control and all Copyrights thereto;
          (d) all Regulatory Filings and Regulatory Approvals primarily related to the Products, other than the PTB NDA and the PTB Supplemental NDA, including the Regulatory Approvals listed on Schedule 2.1(d) and all files related thereto;
          (e) the Contracts listed on Schedule 2.1(e) (the “Assigned Contracts”);
          (f) all Books and Records and complete and correct copies of all Tax Returns and other documents pertaining to Taxes, if any, primarily related to the Purchased Assets or the Business in Seller’s possession or control; provided, that Seller shall be entitled to exclude or appropriately redact such documents, information, materials and data from the applicable Books and Records to the extent not related to Purchased Assets or the Business and retain the original (in the case of such exclusion) or a copy (in the case of such redaction) thereof; provided, further, that any such exclusion or redaction may not degrade or impair Buyer’s ability to use any such Books and Records;
          (g) to the extent in Seller’s possession or control, all pre-clinical, clinical and process development data and reports primarily relating to the research, Commercialization or Development of the Products, including all raw data from clinical trials of Prochieve or other Products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof (other than through user preferences)) to analyze data from such clinical trials; all market research data, market intelligence reports, statistical programs (if any) used for marketing and sales research primarily related to the marketing and sale of Products; data contained in laboratory notebooks primarily relating to the Products; all adverse experience reports and files primarily related to the Products (including source documentation) and all periodic adverse experience reports and all data contained in electronic data bases primarily relating to adverse experience reports and periodic adverse experience reports for the Products; all analytical and quality control data for the Products; and all correspondence with the FDA primarily relating to the Products (all of the foregoing referenced in this paragraph (g), collectively, “Product Data”);

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          (h) all refunds, credits and claims for refunds or credits relating to Property Taxes allocable to any Post-Closing Tax Period, in favor of Seller or any of its Affiliates or any of their respective employees to the extent relating to any Purchased Asset or any Assumed Liability; and
          (i) the Regulatory Filings and Regulatory Approval, to the extent made or obtained by or on behalf of Seller, necessary for Commercializing the PTB Indication, which Regulatory Filings and Regulatory Approval will consist of an Original NDA (the “PTB NDA”) or, with the approval of the Joint Development Committee, an Efficacy Supplement to NDA No. 20,701 (the “PTB Supplemental NDA”).
For the purposes hereof, the “First Closing Date Purchased Assets” shall consist of the Purchased Assets listed in Section 2.1(a)-(h) above and the “Second Closing Date Purchased Assets” shall consist of the Purchased Assets listed in Section 2.1(i).
          2.2 Shares. On the terms and subject to the conditions hereof and in consideration of the Purchase Price paid or payable to Seller by Buyer, Seller will issue and sell the Shares to Buyer, and Buyer will purchase, take delivery and receive from Seller the Shares.
          2.3 Excluded and Other Assets.
          (a) Notwithstanding anything to the contrary contained in this Agreement, all assets, properties, rights and interests of Seller or its Affiliates not specifically identified as Purchased Assets in Section 2.1 (collectively, the “Excluded Assets”) are expressly excluded from the purchase and sale contemplated hereby and as such are not included in the Purchased Assets and shall remain the assets, property rights and interests of Seller or its Affiliates, as applicable. The Excluded Assets include, without limitation, the assets listed on Schedule 2.3.
          (b) Notwithstanding paragraphs (f) and (g) of Section 2.1, Seller shall be entitled to retain copies of and shall have the right to use any Books and Records, Tax Returns and other documents pertaining to Taxes and Product Data in connection with its use of the Excluded Assets and its businesses not constituting the Business.
          (c) (i) To the extent rights or assets held by Seller or any of its Subsidiaries are necessary for the operation or conduct of the Business but such rights or assets are not included in the Purchased Assets and Buyer is not otherwise provided with the use of such rights or assets pursuant to the Other Agreements, from and after the First Closing, Seller or one of its Subsidiaries shall provide Purchaser with access to and the right to use such rights or assets so as to allow Buyer to use such rights or assets in substantially the same manner as used by Seller or its Subsidiaries in the operation or conduct of the Business immediately prior to the First Closing.
          (ii) To the extent any Purchased Asset is necessary for the operation or conduct of Seller’s or one of its Subsidiaries’ business not constituting the Business or the use by Seller or its Affiliates of the Excluded Assets and Seller is not otherwise provided with the use of such rights or assets pursuant to the Other Agreements, from and after the First Closing, Buyer or one of its Subsidiaries shall provide Seller with access to and the right to use such Purchased Asset so as to allow Seller and its Subsidiaries to

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continue to use such Purchased Asset in substantially the same manner as used by Seller or its Subsidiaries in the operation or conduct of Seller’s or one of its Subsidiaries’ business not constituting the Business or the use by Seller or its Affiliates of the Excluded Assets immediately prior to the First Closing.
          (iii) In the event of a conflict between this Section 2.3(c) and the License Agreement, the provisions of the License Agreement shall control.
          (d) Notwithstanding any other provision of this Agreement or the Other Agreements to the contrary, Buyer’s rights with respect to the Purchased Assets and Business outside the United States shall be subject to the Merck-Serono Agreement. Seller shall not and shall cause its Subsidiaries not to amend or modify the Merck-Serono Agreement in a manner adverse to Buyer without Buyer’s prior written consent. For purposes of this Section 2.3(d), “United States” means the several United States, the District of Columbia and Puerto Rico.
          2.4 Assumed Liabilities. On the terms and subject to the conditions hereof, Buyer shall assume and pay, perform or otherwise discharge, when due, any and all of the following Liabilities (collectively, the “Assumed Liabilities”):
          (a) all Liabilities arising out of or relating to the use of the First Closing Date Purchased Assets on and after the First Closing Date;
          (b) all Liabilities under the Assigned Contracts, to the extent such Liabilities arise on or after the First Closing Date; and
          (c) all Liabilities arising out of or relating to the use of the Second Closing Date Purchased Assets after the Second Closing Date.
For purposes hereof, (i) the “First Closing Date Assumed Liabilities” shall consist of the Assumed Liabilities listed in Section 2.4(a)-(b) above and Buyer shall assume and pay, perform or otherwise discharge when due the First Closing Date Assumed Liabilities on and following the First Closing Date and (ii) the “Second Closing Date Assumed Liabilities” shall consist of the Assumed Liabilities listed in Section 2.4(c) and Buyer shall assume and pay, perform or otherwise discharge when due the Second Closing Date Assumed Liabilities on and following the Second Closing Date. Notwithstanding anything in this Agreement to the contrary, the Assumed Liabilities with respect to Taxes shall consist of (i) any Liability for Property Taxes imposed (x) on the First Closing Date Purchased Assets attributable to the Post-Closing Tax Period or (y) on the Second Closing Date Purchased Assets attributable to the Second Post-Closing Tax Period, in each case to the extent and in the manner in which Buyer is liable for Property Taxes as set forth in Section 8.6(c), and (ii) any Liability for Transfer Taxes for which Buyer is liable pursuant to Section 8.6(a).
          2.5 Excluded Liabilities. Seller shall retain and shall be responsible for, and Buyer shall not assume or have any responsibility for, any of the Liabilities of Seller not specifically included in the Assumed Liabilities pursuant to Section 2.4 (the “Excluded Liabilities”). Notwithstanding anything in this Agreement to the contrary, the Excluded Liabilities with respect to Taxes shall consist of (i) any Liability of Seller for Taxes (including any Liability of Seller for the Taxes of any other Person under Treasury Regulations

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Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract, or otherwise) other than Property Taxes imposed on the Purchased Assets and Transfer Taxes, (ii) any Liability for Property Taxes otherwise imposed (x) on the First Closing Date Purchased Assets attributable to the Pre-Closing Tax Period or (y) on the Second Closing Date Purchased Assets attributable to the Second Pre-Closing Tax Period, in each case to the extent and in the manner in which Seller is liable for Property Taxes as set forth in Section 8.6(c), and (iii) any Liability for Transfer Taxes for which Seller is liable pursuant to Section 8.6(a).
          2.6 Nonassignable Assets. In the event that Seller is unable to sell, assign, transfer or convey any Purchased Asset (including any Contracts, Regulatory Filings or Regulatory Approvals) to Buyer due to a failure to obtain a required consent of a Third Party (such asset, a “Nonassignable Asset”), such Nonassignable Asset shall be held, as of and from the applicable Closing, by Seller for the benefit and burden of Buyer, and the covenants and obligations thereunder shall be fully performed by Buyer on Seller’s behalf (to the extent such covenants and obligations are Assumed Liabilities) at Buyer’s sole cost, and all rights and benefits (to the extent such rights and benefits are Purchased Assets) existing thereunder shall be for Buyer’s account. To the extent permitted by applicable Law and by the terms of the applicable Nonassignable Asset, each of Seller and Buyer shall take or cause to be taken such actions as the other Party may reasonably request which are required to be taken or appropriate in order to provide Buyer with, and relieve Seller of, the benefits and burdens of the Nonassignable Asset, including, if appropriate, entry into subcontracts for the performance thereof. Seller shall promptly pay over to Buyer the net amount (after expenses and Taxes) of all payments received by it in respect of all Nonassignable Assets with respect to periods from and after the applicable Closing. Buyer shall promptly pay over to Seller any payments, and perform and discharge any obligations (including any and all Taxes, but only to the extent not deducted in computing a payment made by Seller pursuant to the preceding sentence), owed by Seller with respect to such Nonassignable Assets during the period when Buyer enjoys the full benefit of such Nonassignable Asset.
          2.7 Purchase Price. In addition to any other amounts due hereunder, in consideration of the sale, assignment, conveyance, license and delivery of the Purchased Assets and the Shares pursuant to this Agreement, Buyer shall: (a) at the First Closing pay to Seller, by wire transfer of immediately available funds directly to the Seller Account, an amount equal to Forty-Seven Million Dollars ($47,000,000) (the “Upfront Payment”), (b) pay to Seller the amounts required pursuant to and in accordance with Section 2.8 (the “Post-Closing Payments”) by wire transfer of immediately available funds directly to the Seller Account and (c) assume the Assumed Liabilities (the items set forth in clauses (a) through (c) collectively, the “Purchase Price”).

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          2.8 Milestone and Royalty Payments.
          (a) Clinical Trial Milestone Payment.
               (i) Milestone Payment.

Milestone (the “Clinical Trial Results Milestone”)	Milestone Payment (the “Clinical Trial Results Milestone Payment”)
Upon completion of the statistical analysis, and delivery to Buyer of a report from Seller’s Third Party statistician for the PREGNANT Study in accordance with Section 2.8(a)(ii), if the primary endpoint, reduction in preterm birth (as currently prespecified in the clinical trial protocol), achieves a p value of ≤ 0.01 and the secondary endpoint, infant outcomes composite score (to be agreed to with the FDA in the final statistical analysis plan), achieves a p value of ≤ 0.05; OR
U.S. $8,000,000; OR

Upon completion of the statistical analysis, and delivery to Buyer of a report from Seller’s Third Party statistician for the PREGNANT Study in accordance with Section 2.8(a)(ii), if the primary endpoint, reduction in preterm birth (as currently prespecified in the clinical trial protocol), achieves a p value of > 0.01 and ≤ 0.05 and the secondary endpoint, infant outcomes composite score (to be agreed to by the FDA in the final statistical analysis plan), achieves a p value of ≤ 0.05.
U.S. $6,000,000
For avoidance of doubt, Seller shall be entitled to a maximum of one (1) Clinical Trial Results Milestone Payment.
               (ii) Notice and Payment.
          Seller shall provide to Buyer written notice of achievement of a Clinical Trial Results Milestone, together with a report from Seller’s Third Party statistician with completed tables from the PREGNANT Study Statistical Analysis Plan. Upon receipt of such notice, Buyer will have a period of thirty (30) days to review such notice and data. If Buyer reasonably believes that the Clinical Trial Results Milestone was not achieved, it shall notify Seller within such thirty (30) day period and the Parties shall discuss and attempt to resolve the dispute. If the Parties are unable to resolve the dispute within fifteen (15) days of Seller’s receipt of Buyer’s

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notice, the matter shall be submitted for resolution pursuant to Section 11.10. Buyer shall pay to Seller the Clinical Trial Results Milestone Payment within two (2) Business Days following expiration of such thirty (30) day period or resolution of any dispute in accordance with this Section 2.8(a)(ii), as applicable.
          (b) Other Milestone Payments.
               (i) Milestone Payment.

Milestone	Milestone Payment
Acceptance by the FDA of a PTB NDA or a PTB Supplemental NDA filed by or on behalf of Seller or Buyer with the approval of the Joint Development Committee (the “PTB NDA Acceptance Milestone”)	U.S. $5,000,000 (“PTB NDA Acceptance Milestone Payment”)

First commercial sale of a PTB Product by or on behalf of Buyer in the U.S. (the “PTB Product Launch Milestone”)	U.S. $30,000,000 (“PTB Product Launch Milestone Payment”)
          For purposes hereof: “PTB Product” means the Product approved by the PTB US Approval.
          For avoidance of doubt, Seller shall be entitled to a maximum of one (1) PTB NDA Acceptance Milestone Payment and one (1) PTB Product Launch Milestone Payment.
               (ii) Notice and Payment.
     (A) If Seller achieves the PTB NDA Acceptance Milestone, Seller shall provide to Buyer written notice of achievement of such PTB NDA Acceptance Milestone. Upon receipt of such notice, Buyer will have a period of ten (10) days to review such notice (the “Review Period”). If Buyer reasonably believes that the PTB NDA Acceptance Milestone was not achieved, it shall notify Seller within such ten (10) day period and the Parties shall discuss and attempt to resolve the dispute. If the Parties are unable to resolve the dispute within ten (10) days of Seller’s receipt of Buyer’s notice, the matter shall be submitted for resolution pursuant to Section 11.10. Buyer shall pay to Seller the PTB NDA Acceptance Milestone Payment within two (2) Business Days following expiration of the Review Period or resolution of any dispute in accordance with this Section 2.8(b)(ii)(A), as applicable. If Buyer achieves the PTB NDA Acceptance Milestone, Buyer shall provide to Seller written notice of achievement of the PTB NDA Acceptance Milestone promptly but in no event later than ten (10) days after such achievement, which notice shall be accompanied by payment to Seller of the PTB NDA Acceptance Milestone Payment.

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     (B) If Buyer achieves the PTB Product Launch Milestone, Buyer shall provide to Seller written notice of achievement of the PTB Product Launch Milestone promptly but in no event later than ten (10) days after such achievement, which notice shall be accompanied by payment to Seller of the PTB Product Launch Milestone Payment.
          (c) Ex-U.S. Filing and Approval Milestone Payments.
               (i) Milestone Payments.

Milestone	Milestone Payment
(the “Ex-U.S. Filing/Approval Milestone”)
Filing and acceptance by the applicable Regulatory Authority of an MAA in a country or jurisdiction outside the United States seeking Regulatory Approval to market a Product for the PTB Indication (the “Ex-U.S. Filing Milestone”)
U.S. $500,000

Grant by the applicable Regulatory Authority in a country or jurisdiction outside the United States of Regulatory Approval to market a Product for the PTB Indication (the “Ex-U.S. Approval Milestone”)	U.S. $2,000,000

For avoidance of doubt, Seller shall be entitled to payment for a maximum of one (1) Ex-U.S. Filing Milestone (i.e., a maximum payment of U.S. $500,000) and one (1) Ex-U.S. Approval Milestone (i.e., a maximum payment of U.S. $2,000,000).
               (ii) Notice and Payment.
          Buyer shall provide to Seller written notice of achievement of an Ex-U.S. Filing Milestone or Ex-U.S. Approval Milestone promptly but in no event later than ten (10) days after such achievement, which notice shall be accompanied by payment to Seller of the applicable milestone payment.
          (d) Royalty Payments; Gross Profit Share.
          (i) Royalty Rates. Buyer shall make the following royalty payments to Seller on a country-by-country basis during the applicable Royalty Product Term or PTB Royalty Product Term, based on annual aggregate Net Sales of Royalty Products and PTB Royalty Products in the Territory, at the applicable rates set forth below.

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     (A) For sales of Royalty Products and PTB Royalty Products in the U.S.:

Total Net Sales in any Calendar Year	Royalty Rate

Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are less than or equal to U.S. $150,000,000	Ten percent (10%)

Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are greater than U.S. $150,000,000 but less than or equal to U.S. $250,000,000	Fifteen percent (15%)

Portion of aggregate Net Sales of Royalty Products and PTB Royalty Products which are greater than U.S. $250,000,000	Twenty percent (20%)

     (B) For sales of Royalty Products and PTB Royalty Products outside the U.S. in a country where Buyer or its Affiliates is Commercializing Royalty Products and/or PTB Royalty Products, the royalty rate on annual Net Sales shall equal ten percent (10%).
     (C) Notwithstanding Section 2.8(d)(i)(B), if Buyer or any of its Affiliates grants any licenses, sublicenses, distribution or marketing rights, or otherwise collaborates or partners with a Third Party to Commercialize any Royalty Products or PTB Royalty Products in any country outside the U.S., in lieu of royalties on Net Sales of Royalty Products or PTB Royalty Products under Section 2.8(d)(i)(B), as applicable, which may become payable with respect to such country, Buyer and Seller shall share Gross Profits arising from the Commercialization of such Royalty Products or PTB Royalty Products, as applicable, in such country with Buyer entitled to eighty percent (80%) and Seller entitled to twenty percent (20%) of such Gross Profits.
     (D) Royalties under Section 2.8(d)(i)(A) or 2.8(d)(i)(B), and payments by Buyer to Seller with respect to sharing of Gross Profits under Section 2.8(d)(i)(C), with respect to a Royalty Product (other than a PTB Royalty Product) sold in any country in the Territory, will be payable on a country-by-country basis from the First Closing Date until the latest of (i) the expiration of the last to expire Valid Claim of any Patent in the Purchased Assets or licensed by Buyer under the License Agreement, and covering such Royalty Product in such country, (ii) the expiration of any period of Regulatory Exclusivity applicable to such Royalty Product in such country and (iii) the tenth (10th) anniversary of the date of Launch by Buyer of such Royalty Product in such country (or, if no such Launch occurs, the tenth (10th) anniversary of the First Closing Date) (the “Royalty Product Term”).

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     (E) Royalties under Section 2.8(d)(i)(A) or 2.8(d)(i)(B), and payments by Buyer to Seller with respect to sharing of Gross Profits under Section 2.8(d)(i)(C), with respect to a PTB Royalty Product sold in any country in the Territory, will be payable on a country-by-country basis from the First Closing Date until the latest of (i) the expiration of the last to expire Valid Claim of any Patent in the Purchased Assets or licensed by Buyer under the License Agreement and covering such PTB Royalty Product in such country, (ii) the expiration of any period of Regulatory Exclusivity applicable to such PTB Royalty Product in such country and (iii) the tenth (10th) anniversary of the date of Launch by Buyer of such PTB Royalty Product in such country (or, if no such Launch occurs, the tenth (10th) anniversary of the First Closing Date (the “PTB Royalty Product Term”).
With respect to any Royalty Product which contains only Synthetic Progesterone (and, for the avoidance of doubt, no Natural Progesterone) sales of such Royalty Product shall only generate Net Sales for purposes of this Section 2.8(d) if such Royalty Product is approved in the applicable country for the PTB Indication or any other indication for which Prochieve is approved in the U.S. as of the Execution Date.
          (ii) Generic Entry. In the event of Generic Entry with respect to a Royalty Product or a PTB Royalty Product in any country in the Territory, then the royalty rates applicable to Net Sales of such Royalty Product or PTB Royalty Product in such country in accordance with Section 2.8(d)(i)(A) or (B), as applicable, shall be reduced by fifty percent (50%). Unless there is Impending Generic Entry with respect to a Royalty Product or PTB Royalty Product in a country, neither Buyer nor its Affiliates may introduce its own Generic Equivalent of such Product in such country. In the event of such Impending Generic Entry, in lieu of royalties on Net Sales of such Generic Equivalent which may become payable with respect to such country, Buyer and Seller shall share Gross Profits arising from the Commercialization of such Generic Equivalent in such country, with Buyer entitled to eighty percent (80%) and Seller entitled to twenty percent (20%) of such Gross Profits. For purposes hereof, “Impending Generic Entry” means that Launch of a Generic Equivalent for a Royalty Product or PTB Royalty Product in a country is likely to occur within three (3) months, as mutually determined by the Parties. In the event of any dispute with respect thereto, the matter will be resolved in accordance with Section 11.10.
          (iii) Payment. Buyer shall make the royalty payments to Seller and payments by Buyer to Seller with respect to sharing of Gross Profits described in Sections 2.8(d)(i)(A), (B) and (C) above on a quarterly basis not later than forty-five (45) days after the end of each calendar quarter (with payments made in respect of each of the first three (3) calendar quarters of each applicable calendar year constituting Buyer’s good faith estimate of the royalty (or share of Gross Profits) owed for such quarter, and with the payment made in respect of the fourth calendar quarter of such calendar year including a “true up” for the first three (3) calendar quarters’ payments, based on actual amounts owed by Buyer in respect of such three (3) calendar quarters relative to amounts paid by Buyer).

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          (iv) Other Revenue; Pricing. Buyer agrees that it shall not, and shall cause its Affiliates not to, and, after the First Closing Date, Buyer shall cause all licensees, sublicensees, distributors or other agents to whom it or its Affiliates grant rights to Commercialize any Product (to the extent such rights include the right to promote and sell such Product) not to, distribute, bundle or otherwise sell such Product in any manner that would have the effect of reducing the Net Sales or Gross Profits arising from the Commercialization of such Product in favor of other revenue not subject to the royalties or sharing of Gross Profits set forth in Sections 2.8(d)(i)(A), (B) and (C); provided, that this clause (iv) will not apply to actions which have an unintended effect of causing such reduction.
          (v) Reports. In connection with any payments made pursuant to Sections 2.8(d)(i)(A), (B) and (C), Buyer shall simultaneously deliver to Seller a schedule setting forth in reasonable detail the calculation of Net Sales and Gross Profits and the amounts payable by it pursuant to each of the clauses of Sections 2.8(d)(i)(A), (B) and (C), in each case, on a Product-by-Product and country-by-country basis, and including deductions from gross sales to arrive at Net Sales.
          (vi) Books and Records; Audit Rights.
     (A) Each Party shall keep, and shall require its Affiliates to keep, complete, true and accurate books and records in accordance with GAAP (or other internationally recognized accounting standard in use by such Party) in relation to this Agreement, including Development Costs under Section 8.7 and, with respect to Buyer, in relation to Net Sales, Gross Profits and royalties. Each Party will keep such books and records at its principal place of business (or the place of business of its Subsidiaries) for at least three (3) years following the calendar quarter to which they pertain. After the First Closing Date, Buyer shall ensure that any licensees, sublicensees, distributors or other agents to whom it or its Affiliates grant rights to Commercialize any Product (to the extent such rights include the right to promote and sell such Product) to be bound by similar record keeping obligations in relation to Net Sales, Gross Profits and royalties.
     (B) Each Party (the “Audit Rights Holder”) may, upon written request and at its expense (except as provided for in Section 2.8(d)(vi)(F)), cause an internationally-recognized independent accounting firm selected by it (except one that serves as such Party’s independent auditors or to whom the auditee otherwise has a reasonable objection) (the “Audit Team”) to audit during ordinary business hours the books and records of the other Party (“Auditee”) and its Affiliates (and with respect to Buyer, its licensees, sublicensees, distributors or other agents) for a given calendar year and the correctness of any payments made or required to be made to or by such Party during such calendar year, and any report, data or calculation underlying such payment (or lack thereof), pursuant to the terms of this Agreement.

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     (C) In respect of each audit of the Auditee’s books and records: (i) the Auditee shall be audited not more frequently than once per year; and (ii) the Audit Rights Holder shall only be entitled to audit books and records of an Auditee from the three (3) calendar years prior to the calendar year in which the audit request is made.
     (D) In order to initiate an audit for a particular calendar year, the Audit Rights Holder must provide written notice to the Auditee, which notice shall include one or more proposed dates for the audit and which notice shall be given not less than forty-five (45) days prior to the first proposed audit date. The Auditee will reasonably accommodate the scheduling of such audit. The Auditee shall provide the Audit Team(s) with full and complete access to the applicable books and records relating to the Products and otherwise reasonably cooperate with such audit.
     (E) The audit report and basis for any determination by an Audit Team shall be made available for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Audit Team as to matters which the Auditee disputes (to be completed no more than thirty (30) days after the applicable audit report is provided to such Auditee and to be limited to the disputed matters). If the Parties disagree as to such further determination, the Audit Rights Holder and the Auditee shall mutually select an internationally-recognized independent accounting firm that shall make a final determination as to the remaining matters in dispute, which determination shall be binding upon the Parties.
     (F) If any audit finds any under-reporting or underpayment, or overcharging by any Party, the underpaying or overcharging Party shall remit such underpayment or reimburse such overcharge to the other Party within fifteen (15) days of receiving the final audit report establishing such obligation. Further, if the audit for any one or more calendar years shows an under-reporting or underpayment or an overcharge by the Auditee for that period in excess of five percent (5%) of the amounts properly determined, the Auditee shall reimburse the Audit Rights Holder for its out-of-pocket expenses, including the fees and expenses paid by it to the Audit Team(s), in connection with said audit, which reimbursement shall be made within thirty (30) days of receiving appropriate invoices and other support for such audit-related costs.
     (G) After the First Closing Date, Buyer shall ensure that any licensees, sublicensees, distributors or other agents to whom it or its Affiliates grant rights to Commercialize any Product (to the extent such rights include the right to promote and sell such Product), to be bound by similar audit provisions.

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          (vii) Foreign Exchange. The royalties and payments by Buyer with respect to sharing of Gross Profits received by this Section 2.8 will be payable in U.S. dollars. For the purpose of computing the Net Sales of or Gross Profits arising from the Commercialization of Products sold in a currency other than U.S. dollars, such currency shall be converted from the local currency to U.S. dollars by Buyer using the relevant exchange rate, as reported by the Wall Street Journal, in effect on the last Business Day of the relevant calendar quarter in which such sales were made (or such Gross Profits were realized).
          (e) License or Assignment of Rights. Notwithstanding anything to the contrary in this Agreement, Buyer shall not sell, assign, transfer, dispose of or convey any of the Purchased Assets or rights in any Products to any other Person unless such Person has agreed to be bound by the terms and conditions of this Section 2.8; provided, however, that Buyer shall and hereby does guarantee the payment by such Person of amounts payable to Seller pursuant to this Section 2.8.
          (f) Interest. If a Party fails to pay in full on or before the date due any payment that is required to be paid under this Agreement, such Party will also pay to the other Party, on demand, interest on any such amount beginning on such due date at an annual rate (calculated on the basis of a 360-day year) equal to the “base rate” as announced by JPMorgan N.A., or any successor thereto, in New York, New York in effect on such due date, plus two percent (2%) to be assessed from the date payment of the amount in question first became due.
          (g) Set Off. The Post-Closing Payments (if any) payable pursuant to this Section 2.8 shall be subject to reduction for (i) claims for indemnification made by Buyer pursuant to Article X, which are finally determined pursuant to Section 10.6 to be due and owing to Buyer and (ii) breach of Seller’s obligation to use the cash in the Development Bank Account exclusively for Development Costs during the Seller Expense Period as required by Section 8.7(c).
          2.9 Purchase Price Allocation. Seller and Buyer agree that the Purchase Price shall be allocated among the Purchased Assets and the Shares, and the portion of the Purchase Price allocated to the Purchased Assets shall be allocated among the Purchased Assets in accordance with Section 1060 of the Code, pursuant to an allocation schedule (the “Allocation Schedule”) as agreed by Buyer and Seller in accordance with this Section 2.9. Buyer shall provide to Seller the Allocation Schedule within ninety (90) days after the First Closing Date. Thereafter, Seller shall have thirty (30) days either to (a) agree with and accept the Allocation Schedule or (b) in good faith suggest changes to the Allocation Schedule and attempt to agree with Buyer as to the contents of the Allocation Schedule. Seller and Buyer shall provide each other promptly with any other information required to complete the Allocation Schedule. If Seller and Buyer agree on the Allocation Schedule within one hundred and thirty-five (135) days following the First Closing Date, Seller and Buyer shall file IRS Form 8594 and any required attachments thereto (“Form 8594”), together with all federal, state and local Tax Returns, in a manner consistent with and in accordance with the Allocation Schedule. In addition, Seller and Buyer hereby undertake and agree to timely file any information that may be required to be filed pursuant to the U.S. Treasury Regulations promulgated under Section 1060(b) of the Code in a manner consistent with and in accordance with the Allocation Schedule. In any proceeding

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related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that the Allocation Schedule is not a correct allocation of the Purchase Price. If Seller and Buyer are unable to reach an agreement within one hundred and thirty-five (135) days following the First Closing Date, Seller and Buyer shall, within fifteen (15) days after the expiration of such one hundred and thirty-five (135) day period, at their joint expense, engage the Independent Accounting Firm to determine the appropriate Allocation Schedule, and they shall use their commercially reasonable efforts to cause the Independent Accounting Firm to determine the Allocation Schedule in a manner that is reasonable and in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, within thirty (30) days after it is retained for such purpose. The determination of the Allocation Schedule by the Independent Accounting Firm shall be binding on Seller and Buyer. Not later than thirty (30) days prior to filing its respective Form 8594 relating to this transaction, Seller and Buyer shall each deliver to the other party a copy of its Form 8594, and within ten (10) days after filing its Form 8594 with the IRS pursuant to this Section 2.9, each Party shall provide the other with a copy of such form as filed. To the extent required by applicable Law, the Allocation will be revised to reflect any adjustment of the Purchase Price pursuant to this Agreement.
          2.10 Withholding. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller such amounts as Buyer is required to deduct and withhold under the Code, or any Tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
ARTICLE III.
CLOSING
          3.1 Closing. Upon the terms and subject to the conditions of this Agreement:
          (a) the closing of the purchase and sale of the Shares and the First Closing Date Purchased Assets and the assumption of the First Closing Date Assumed Liabilities (the “First Closing”) shall be held on a date to be specified by the Parties (the “First Closing Date”) no later than the third (3rd) Business Day after satisfaction or waiver of each of the conditions set forth in Sections 7.1, 7.2 and 7.3 at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022 unless the Parties agree otherwise. The Parties will exchange (or cause to be exchanged) at the First Closing the funds, agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 3.2; and
          (b) the closing of the purchase and sale of the Second Closing Date Purchased Assets and the assumption of the Second Closing Date Assumed Liabilities (the “Second Closing” and together with the First Closing, the “Closing”), shall be held on a date to be specified by the Parties (the “Second Closing Date” and each of the First Closing Date and Second Closing Date, a “Closing Date”) no later than the third (3rd) Business Day after satisfaction or waiver of the conditions set forth in Sections 7.4, 7.5 and 7.6 at the offices of Kaye Scholer LLP, 425 Park Ave., New York, NY 10022, unless the Parties agree otherwise. The Parties will exchange (or cause to be exchanged) at the Second Closing the agreements,

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instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 3.3.
          3.2 Transactions at First Closing. At the First Closing, subject to the terms and conditions hereof:
          (a) Seller’s Actions and Deliveries. Seller shall deliver or cause to be delivered to Buyer:
               (i) executed counterparts of each of the following:
     (A) Asset Transfer Documentation providing for the transfer to Buyer of the First Closing Date Purchased Assets;
     (B) all such filings and submissions of Seller to the FDA, duly executed by Seller, as are necessary to transfer Seller’s rights with respect to Regulatory Approvals and Regulatory Filings included in the First Closing Date Purchased Assets, including in accordance with 21 CFR 314.72 from Seller to Buyer;
     (C) the Supply Agreement;
     (D) the License Agreement; and
     (E) the Investor’s Rights Agreement;
               (ii) the Shares in accordance with Section 3.2(c) below;
               (iii) complete and accurate copies of the following documents:
     (A) a certificate of good standing of Seller from the Secretary of State of the State of Delaware, as of a date reasonably close to (and in no event more than five (5) days prior to) the First Closing Date;
     (B) resolutions of the board of directors of Seller authorizing the execution and delivery by Seller of this Agreement, the Other Agreements to which Seller will be a party and all other instruments and documents to be delivered by Seller in connection herewith and the consummation by Seller of the Transactions, certified by the Secretary of Seller; and
     (C) a certificate from the Secretary of Seller as to the incumbency and signatures of its officers who will execute documents at the First Closing or who have executed this Agreement; and
          (iv) a duly executed certificate (in the form provided for in section 1.1445-2 of the U.S. Treasury Regulations) from Seller providing that Seller is not a “foreign person” for U.S. federal income tax purposes.

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          (b) Buyer’s Actions and Deliveries. Buyer shall deliver or cause to be delivered to Seller:
          (i) the Upfront Payment in full by wire transfer of immediately available funds directly to the Seller Account;
          (ii) executed counterparts of each of the following:
     (A) Asset Transfer Documentation providing for the transfer to Buyer of the First Closing Date Purchased Assets and the assumption by Buyer of the First Closing Date Assumed Liabilities;
     (B) all such filings and submissions of Buyer to the FDA, duly executed by Buyer, as are necessary to transfer Seller’s rights with respect to Regulatory Approvals and Regulatory Filings included in the First Closing Date Purchased Assets, including in accordance with 21 CFR 314.72 from Seller to Buyer;
     (C) the Supply Agreement;
     (D) the License Agreement; and
     (E) the Investor’s Rights Agreement; and
     (iii) complete and accurate copies of the following documents:
     (A) certificates of good standing of each of Buyer and Parent from the Secretary of State of Delaware and Nevada, respectively, as of a date reasonably close to (and in no event more than five (5) days prior to) the First Closing Date;
     (B) resolutions of the board of directors of each of Buyer and Parent authorizing the execution and delivery by Buyer and Parent of this Agreement, the Other Agreements to which Buyer will be a party and all other instruments and documents to be delivered by Buyer in connection herewith and the consummation by Buyer of the Transactions, as applicable, certified by the Secretary of Buyer; and
     (C) certificates from the Secretary of each of Buyer and Parent as to the incumbency and signatures of its officers who will execute documents at the First Closing or who have executed this Agreement.
          (c) Shares. Seller will instruct the Transfer Agent to deliver to Buyer at the First Closing a certificate representing the Shares in the name of Buyer, bearing the legends set forth in Section 5.4 and described in Section 4.1(e) of the Investor’s Rights Agreement.

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          (d) Charter Amendment. Seller shall, subject to obtaining the Required Seller Stockholders Vote, take all actions necessary to cause the Charter Amendment to be filed with the Secretary of State of the State of Delaware at or prior to the First Closing Date.
          (e) Certain Adjustments. In the event Seller changes the number of outstanding shares of Common Stock issued and outstanding prior to the First Closing Date as a result of a reclassification, stock split (including a reverse split), dividend (including any dividend or distribution with a record date prior to the First Closing Date), recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the number of shares of Common Stock issued to Buyer at the First Closing shall be equitably adjusted so as to preserve the economic benefits that Buyer reasonably expected on the Execution Date to receive as a result of the consummation transactions contemplated by this Agreement.
          3.3 Transactions at Second Closing. At the Second Closing, subject to the terms and conditions hereof:
          (a) Seller’s Actions and Deliveries. Seller shall deliver or cause to be delivered to Buyer all such filings and submissions of Seller to the FDA, duly executed by Seller, as are necessary to transfer Seller’s rights with respect to the PTB NDA or the PTB Supplemental NDA, as applicable, in accordance with 21 CFR 314.72 from Seller to Buyer.
          (b) Buyer’s Actions and Deliveries. Buyer shall deliver or cause to be delivered to Seller all such filings and submissions of Buyer to the FDA, duly executed by Buyer, as are necessary to transfer Seller’s rights with respect to the PTB NDA or the PTB Supplemental NDA, as applicable, in accordance with 21 CFR 314.72 from Seller to Buyer.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF SELLER
          Except as set forth in the disclosure letter supplied by Seller to Buyer and dated as of the Execution Date (the “Seller Disclosure Letter”), which letter identifies the section (or, if applicable, subsection) to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other sections and subsections to the extent that it is readily apparent from the text of such disclosure), Seller represents and warrants to Buyer as follows:
          4.1 Organization.
          (a) Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets, including the Purchased Assets, and carry on its business as currently conducted as disclosed in the SEC Documents. Seller is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.
          (b) Schedule 4.1(b) of the Seller Disclosure Letter sets forth a list of each of Seller’s Subsidiaries, including each such Subsidiary’s jurisdiction of incorporation or

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organization and Seller’s direct or indirect beneficial ownership interest in such Subsidiary, as of the Execution Date. Each such Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing, if applicable, under the Laws of the jurisdiction of its organization and has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted and is qualified to do business and is in good standing, if applicable, as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect.
          (c) Seller has delivered or made available to Buyer a copy of the certificate or articles of incorporation and bylaws (or like organizational documents) of Seller and each of its Subsidiaries, and each such copy is true, correct and complete in all material respects. Seller is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Each Subsidiary of Seller is not in violation of any of the provisions of its respective certificate or articles of incorporation or bylaws (or like organizational documents).
          4.2 Authority; Board Action.
          (a) Seller has all requisite corporate power and authority and has taken all corporate actions necessary to execute and deliver this Agreement and the Other Agreements to which Seller will become a party and, subject to receipt of the Required Seller Stockholders Vote, the filing of the Charter Amendment with the Secretary of State of the State of Delaware at or prior to the First Closing and the satisfaction of the conditions set forth in Article VII, to consummate the Transactions. The execution and delivery of this Agreement and the Other Agreements by Seller and the consummation by Seller of the Transactions have been duly and validly authorized by the board of directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Other Agreements or to consummate the Transactions, other than obtaining the Required Seller Stockholders Vote and the filing of the Charter Amendment with the Secretary of State of the State of Delaware at or prior to the First Closing. This Agreement has been (and, when executed and delivered by Seller, the Other Agreements will have been) duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer (Parent and the other parties hereto or thereto), constitutes (and, when executed and delivered by Seller, each Other Agreement will constitute) a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Laws of general application relating to or affecting creditors’ rights generally (the “Equitable Exceptions”).
          (b) Seller’s board of directors has unanimously (i) determined that the sale of the Purchased Assets and the transfer of the Assumed Liabilities on the terms and subject to the conditions of this Agreement are expedient and in the best interests of Seller, (ii) approved the sale and issuance of the Shares on the terms and subject to the conditions of this Agreement, (iii) determined that the approval of the Charter Amendment is advisable and in the best interests of the stockholders of Seller, (iv) approved this Agreement and the Transactions and (v) subject to Section 6.5, resolved to recommend the approval of the asset sale contemplated by this Agreement and the Charter Amendment by the stockholders of Seller (the “Seller Board Recommendation”) at the Seller Stockholders’ Meeting.

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          4.3 No Conflicts; Enforceability.
          (a) Subject to obtaining the Required Seller Stockholders Vote and the filing of the Charter Amendment with the Secretary of State of the State of Delaware at or prior to the First Closing, the execution, delivery and performance of this Agreement by Seller and the Other Agreements to which Seller is a party by Seller (i) except as set forth on Schedule 4.3(a) of the Seller Disclosure Letter, are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) assuming all of the consents, approvals, authorizations and permits described in Section 4.3(b) and/or Schedule 4.3(b) of the Seller Disclosure Letter have been obtained and all the filings and notifications described in Section 4.3(b) and/or Schedule 4.3(b) of the Seller Disclosure Letter have been made and any waiting periods thereunder have terminated or expired, conflict with any Law applicable to Seller, and (iii) except as set forth on Schedule 4.3(a) of the Seller Disclosure Letter, does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require the consent of any Third Party pursuant to any Material Contract binding on Seller or any applicable order, writ, injunction or decree of any Regulatory Authority to which Seller is a party or by which Seller is bound or to which any of its assets is subject, except in the case of clauses (ii) and (iii) only for such conflicts, breaches and defaults that would not reasonably be expected to have either (A) a Material Adverse Effect or (B) an adverse effect on the Purchased Assets or the Business.
          (b) The execution, delivery and performance of this Agreement and the Other Agreements by Seller and the consummation of the Transactions by Seller do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Regulatory Authority, except (i) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, (ii) compliance with any applicable federal, foreign or state securities or blue sky Laws, including, without limitation, filings required under the Exchange Act and the Securities Act, (iii) any such consent, approval, authorization, permit, filing, or notification set forth on Schedule 4.3(b) of the Seller Disclosure Letter (including, without limitation, the filings contemplated by Sections 3.2(a)(i)(B) and 3.3(a) and (iv) any such consent, approval, authorization, permit, filing, or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, an adverse effect on the Purchased Assets or a Material Adverse Effect or to materially delay or impair or prevent, consummation of the Transactions.
          4.4 Title; Sufficiency of Assets.
          (a) Except as set forth on Schedule 4.4(a) of the Seller Disclosure Letter, Seller or one of its Subsidiaries owns, leases, licenses or has the right to use the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, and has the right to sell and transfer to Buyer the Purchased Assets and Assumed Liabilities, free and clear of all Encumbrances.

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          (b) The Purchased Assets and the assets set forth on Schedule 2.3 of the Seller Disclosure Letter constitute all of the assets of Seller and its Subsidiaries primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of the Products (the “Business”).
          4.5 Capitalization.
          (a) The authorized capital stock of Seller, as of March 1, 2010, consisted of (i) 100,000,000 shares of Common Stock, of which 65,626,451 shares were issued and outstanding, (ii) 120,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, none of which were issued or outstanding, (iii) 150,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of which 130 shares were issued and outstanding, (iv) 6,660 shares of Series C Convertible Preferred Stock, $0.01 par value per share, of which 600 shares were issued and outstanding, (v) 100,000 shares of Series D Junior Participating Preferred Stock, $0.01 par value per share, none of which were issued or outstanding and (vi) 100,000 shares of Series E Convertible Preferred Stock, $0.01 par value per share, of which 59,000 shares were issued and outstanding (the preferred stock referred to in clauses (ii) through (vi), collectively, the “Preferred Stock”). As of March 1, 2010, all of the issued and outstanding shares of Common Stock and shares of Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive rights of any stockholder of Seller. As of March 1, 2010, options and warrants and convertible notes to purchase an aggregate of 24,522,106 shares of Common Stock were outstanding and the shares of the Seller’s Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series E Convertible Preferred Stock were convertible into 2,600, 504,201 and 2,950,000 shares of Common Stock, respectively. Seller’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), as in effect on the Execution Date, and Seller’s Amended and Restated By-Laws (the “Bylaws”) as in effect on the Execution Date, are each filed as exhibits to the SEC Documents. Subject to obtaining the Required Seller Stockholders Vote and the filing of the Charter Amendment with the Secretary of State of the State of Delaware on or prior to the First Closing Date, the Shares will be duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights of any stockholder of Seller.
          (b) Except for the options, warrants, convertible notes and the Preferred Stock described in Section 4.5(a) or as otherwise set forth on Schedule 4.5(a) of the Seller Disclosure Letter, as of March 1, 2010, there were no outstanding (i) securities of Seller convertible into or exchangeable for shares of capital stock of Seller, (ii) options, warrants, rights or other agreements or commitments to acquire from Seller, or obligations of Seller to issue, any capital stock, (iii) obligations of Seller to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to the issuance of any capital stock, or (iv) obligations of Seller or any of its Subsidiaries to make any payments directly or indirectly based (in whole or in part) on the price or value of the shares of Seller’s capital stock.

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          4.6 Intellectual Property.
          (a) Except as set forth on Schedule 4.6(a) of the Seller Disclosure Letter, Seller or one of its Subsidiaries owns and possesses all right, title and interest in and to its Intellectual Property that is part of the Purchased Assets and has the right to assign such Intellectual Property that is part of the Purchased Assets free and clear of any Encumbrances, subject to Section 2.3(d). None of the Encumbrances identified in Schedule 4.6(a) of the Seller Disclosure Letter will interfere with Seller’s ability to perform its obligations under this Agreement and the Other Agreements. All Intellectual Property that is part of the Purchased Assets is fully transferable to Buyer in accordance with the terms of this Agreement without restriction and without payment of any kind to any Person, subject to Section 2.3(d).
          (b) Schedule 4.6(b) of the Seller Disclosure Letter sets forth a complete and accurate list of all Intellectual Property that is part of the Purchased Assets for which Seller has made a filing or registered with a Regulatory Authority in the United States or a foreign country. Each item of Intellectual Property listed in Schedule 4.6(b) of the Seller Disclosure Letter (i) is in a form required by Applicable Law, (ii) has not been disclaimed, (iii) has been duly maintained in accordance with applicable Law, including the submission of all filings required by applicable Law, and (iv) there are no material actions that must be taken by Seller within one hundred twenty (120) days after the First Closing Date for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property that is part of the Purchased Assets.
          (c) To Seller’s Knowledge, all Patents, Trademarks and registered Copyrights, if any, that are part of the Purchased Assets, other than pending applications, are valid and enforceable.
          (d) Except as set forth on Schedule 4.6(d) of the Seller Disclosure Letter, (i) none of the Intellectual Property that is part of the Purchased Assets is the subject of (A) any pending adverse judgment, injunction, order, decree or agreement restricting (x) Seller’s use thereof or (y) assignment or license thereof by Seller, or (B) any threatened litigation or claim of infringement made in writing or any pending litigation to which Seller is a party and (ii) to Seller’s Knowledge, there is no unauthorized use, infringement or misappropriation of any of Seller’s Intellectual Property that is part of the Purchased Assets by any Third Party and Seller has not sent any Person any written claim, demand/or notice asserting infringement of the Intellectual Property that is part of the Purchased Assets.
          (e) To Seller’s Knowledge, the Intellectual Property that is part of the Purchased Assets and the Excluded Assets that would (if not abandoned) be licensed to Buyer under the terms of the License Agreement, is all that is necessary for the Development, manufacture, and Commercialization of Products currently under Development or being Commercialized by Seller, in accordance with Seller’s past practice.
          (f) Except as set forth on Schedule 4.6(f) of the Seller Disclosure Letter, (i) Seller has not granted any licenses to the Intellectual Property that is part of the Purchased Assets to Third Parties, (ii) Seller is not party to any agreements with Third Parties that materially limit or restrict Seller’s use of the Intellectual Property that is part of the Purchased

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Assets and (iii) no royalties are paid or payable by Seller or Buyer on or with respect to any of the Intellectual Property that is part of the Purchased Assets except as provided in this Agreement in Section 2.7 and Section 2.8.
          (g) All material issuance, renewal, maintenance and other payments that are or have become due with respect to the Intellectual Property that is part of the Purchased Assets have been timely paid by or on behalf of Seller.
          (h) To Seller’s Knowledge, the Development, manufacture, and Commercialization of Products in accordance with Seller’s past practice or as currently contemplated by Seller does not and would not infringe or misappropriate any Intellectual Property of any Third Party anywhere in the world.
          4.7 Absence of Litigation. As of the Execution Date, except as set forth on Schedule 4.7 of the Seller Disclosure Letter, there is no material claim, action, suit, proceeding or investigation pending or, to the Knowledge of Seller, threatened in writing, against Seller or any of its Subsidiaries. Except as set forth on Schedule 4.7 of the Seller Disclosure Letter, there are no suits, claims, actions, proceedings or investigations that would reasonably be expected to have (i) an adverse effect on the Purchased Assets or the Business, and (ii) with respect to Seller and its Subsidiaries, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Seller, except as set forth on Schedule 4.7 of the Seller Disclosure Letter, neither Seller nor any of its Subsidiaries is a party or subject to or in default under any order, decree, or injunction, and there are no outstanding orders, decrees, or injunctions of any Regulatory Authority that apply to the Purchased Assets or Seller that restricts the ownership, disposition or use of the Purchased Assets by Seller, or the conduct of the Business of Seller as being conducted by it on the Execution Date. To the Knowledge of Seller, there is not pending any investigation by the SEC involving Seller or any current or former director or officer of Seller.
          4.8 Real and Personal Property. Seller has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to Seller free and clear of all Encumbrances and imperfections of title except those that (i) do not materially interfere with the use of such property by Seller or (ii) would not reasonably be expected to have a Material Adverse Effect.
          4.9 Taxes.
          (a) Each of Seller and its Subsidiaries has timely filed (taking into account all properly and timely requested extensions of time within which to file) all required U.S. federal, state and non-U.S. income and franchise Tax Returns and has paid all required Taxes whether or not shown as due on such Tax Returns. Neither Seller nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction in which Seller or any of its Subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction.
          (b) There are no Encumbrances on any of the Purchased Assets for Taxes (other than for current Taxes not yet due and payable). None of the Purchased Assets are property that is required to be treated for any Tax purposes as being owned by any other Person.

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          (c) No deficiencies for material Taxes with respect to Seller or any if its Subsidiaries have been claimed, proposed or assessed in writing by any Tax authority. There are no audits, investigations, disputes, notices of deficiency, claims or other Actions, pending or threatened in writing, for or relating to any material Liability for Taxes of Seller or any if its Subsidiaries.
          (d) The unpaid Taxes of Seller and its Subsidiaries did not, as of the date of the Financial Statements, exceed the reserve for Liability for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets contained in the Financial Statements (rather than in any notes thereto). Since the date of the most recent Financial Statements, neither Seller nor any of its Subsidiaries has incurred any material Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.
          (e) Seller has delivered or made available to Buyer complete and accurate copies of all material federal, state and local income Tax Returns of Seller and any predecessor for the 2008 Tax year.
          (f) Each of Seller and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders of Seller or other Person.
          (g) Neither Seller nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is Seller) or any similar group for U.S. federal, state, local or non-U.S. Tax purposes. Neither Seller nor any of its Subsidiaries has any Liability for the Taxes of any Person (other than Taxes of Seller or any of its Subsidiaries) (i) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of U.S. state, local or non-U.S. law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.
          (h) None of Seller and any of its Subsidiaries or predecessors has been a party to any transaction intended to qualify under Section 355 of the Code.
          (i) Neither Seller nor any of its Subsidiaries is or has ever been a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.
          (j) Neither Seller nor any of its Subsidiaries is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.
          4.10 Environmental, Safety and Health.
          (a) Except as set forth on Schedule 4.10 of the Seller Disclosure Letter, (i) the Purchased Assets and Seller’s operations as described in the SEC Documents are now and for the previous three (3) years immediately prior to the Execution Date have been in material compliance with all applicable Environmental, Safety and Health Laws, (ii) Seller has obtained all the material permits required under Environmental, Safety and Health Laws that are necessary

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to operate the Business as currently operated as described in the SEC Documents, and all such permits are in good standing or Seller has timely applied for their issuance, amendment or renewal, (iii) there are no Environmental Claims pending or, to Seller’s Knowledge, threatened in writing against Seller, and, (iv) to Seller’s Knowledge, there are no facts or circumstances that would reasonably be expected to form the basis of any material Environmental Claim against Seller that would reasonably be expected to have a Material Adverse Effect.
          (b) Seller is not in possession of any material audits, studies, analyses, tests or monitoring pertaining to Hazardous Substances in, on or under any Site or pertaining to Seller’s compliance with Environmental, Safety and Health Laws and, to Seller’s Knowledge, no such audits, studies, analyses, tests or monitoring have been conducted in the previous three years preceding the Execution Date.
          (c) To Seller’s Knowledge, neither the execution and delivery of this Agreement nor the consummation of the Transactions triggers any requirement under the New Jersey Industrial Site Recovery Act, or other Law of similar effect, that is reasonably likely to result in Buyer or Seller incurring any material liability or obligation.
          4.11 Compliance with Laws. Seller has, since January 1, 2008, complied in all material respects and is, as of the Execution Date, in compliance in all material respects with all Laws and/orders of all Regulatory Authorities with respect to its business, and no notice, charge, claim, action or assertion has been received by Seller or has been filed, commenced or, to the Knowledge of Seller, threatened in writing against Seller alleging any violation of any of the foregoing. The subject matter of Section 4.6, Section 4.9, Section 4.10, Section 4.12, Section 4.13 and Section 4.15 is excluded from the provisions of this Section 4.11 and the representations and warranties of Seller with respect to those subject matters are exclusively set forth in those referenced sections.
          4.12 Permits. Seller has all material franchises, permits, licenses, authorizations, registrations, certificates, approvals, exemptions, consents, confirmations, orders, waivers and clearances and any similar authority necessary for the conduct of the Business as being conducted by it on the Execution Date. Seller has all franchises, permits, licenses and any similar authority necessary for the conduct of all other business, other than the Business, as being conducted by it on the Execution Date, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.12 of the Seller Disclosure Letter, Seller has not received any written notice of any Action relating to revocation or modification of any such franchise, permit, license or similar authority.
          4.13 Regulatory Matters.
          (a) Seller is the sole and exclusive owner of the Product Regulatory Approvals and all Product Regulatory Approvals are in full force and effect.
          (b) Seller is conducting the Business in material compliance with the Product Regulatory Approvals and all applicable Laws.

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          (c) Seller has filed with the FDA all material applications, exemptions, requests, notices, information, supplemental applications and annual or other reports, including adverse experience reports, product deviation reports and annual reports with respect to each NDA and IND, related to Seller’s Development, manufacture, testing, study, distribution or sale of Products. To the Knowledge of Seller, all applications, exemptions, requests, notices, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Approval of the FDA or other Regulatory Authorities relating to the Products, when submitted to the FDA or other Regulatory Authorities were true, complete and correct in all material respects as of the date of submission and any necessary or required material updates, changes, corrections or modifications to such applications, exemptions, requests, notices, submissions, information, claims, reports or statistics have been submitted to FDA and other Regulatory Authorities.
          (d) All pre-clinical and clinical trials conducted by or on behalf of the Seller with regard to the Products were and are being conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable Laws promulgated by the FDA relating thereto, including without limitation the FDCA and its applicable implementing regulations. No IND filed by or on behalf of Seller with the FDA regarding the Products has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign Regulatory Authority has commenced, or, to the Knowledge of Seller, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate or suspend, any ongoing clinical investigation conducted by or on behalf of Seller involving the Products.
          (e) Seller has made available to Buyer all material information in its possession or control concerning the safety, efficacy, side effects or toxicity of the Products (in animals or humans), associated with or derived from any pre-clinical or clinical use, studies, investigations or tests of the Product. Since January 1, 2005, no Product has been recalled, suspended, discontinued, or withdrawn from the market, and no Product is currently involved in any ongoing, and to the Knowledge of Seller, threatened or potential recall, discontinuance, withdrawal, or suspension from the market within the Territory. Seller has no Knowledge of any serious adverse events from the use of the Products that are not disclosed in the package inserts, adverse experience reports or periodic safety update for the Products.
          (f) As of the Execution Date, Seller has not received notice that Seller, its Products or any of the Purchased Assets or the ownership, manufacturing, operation, storage, Development, Commercialization, warehousing, packaging, labeling, handling, testing, and/or marketing thereof is in material violation of any Regulatory Approval or applicable Law and such violation has not been remedied, except for such violations that would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of Seller, there are no facts or circumstances existing which would lead to any suspension, loss of or material modification to any Regulatory Approval or refusal by a Regulatory Authority to renew or accept for filing any Regulatory Approval on terms not substantially less advantageous, in the aggregate, to Seller than the terms of those Regulatory Approvals currently in force. There are no outstanding orders, injunctions or decrees of any Regulatory Authority that apply to Seller that restrict the ownership, disposition or use of Products by Seller.

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          (g) To the Knowledge of Seller, (i) there are no investigations, audits, actions or other proceedings pending with respect to a violation by the Seller of the FDCA or other applicable Law that would reasonably be expected to result in material administrative, criminal or material civil liability and (ii) there are no facts or circumstances existing that would reasonably be expected to serve as a basis for such an investigation, audit, action or other proceeding.
          4.14 Suppliers. Seller has used reasonable business efforts to maintain, and, to the Knowledge of the Seller, currently maintains, good working relationships with all of the material suppliers to the Business. Schedule 4.14 of the Seller Disclosure Letter also specifies for the period beginning on January 1, 2009 and ending on the Execution Date the names of the material suppliers to the Business. None of such suppliers has given Seller or any of its Subsidiaries written notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Seller or any of its Subsidiaries relating to the Business. To the Knowledge of Seller, such suppliers are manufacturing and otherwise operating in material compliance with applicable FDA requirements with respect to the products and materials supplied to Seller.
          4.15 SEC Documents, Financial Statements. Seller has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2007 pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Execution Date and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements and the related notes have been prepared in accordance with GAAP during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of Seller as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K prior to the Execution Date to which Seller or any Subsidiary of Seller is a party, or the property or assets of Seller or any Subsidiary of Seller are subject, have been filed as exhibits to the SEC Documents.

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          4.16 Absence of Certain Changes or Events. Except as set forth on Schedule 4.16 of the Seller Disclosure Letter or as otherwise expressly contemplated by this Agreement or the Other Agreements, from December 31, 2008 to the Execution Date, Seller has conducted its business, including the Business, in the ordinary course of business, consistent with past practice and Seller has not, with respect to the Business or any of the Purchased Assets:
          (a) sold, transferred, leased, subleased, licensed or otherwise disposed of any assets that would constitute Purchased Assets or any other material assets necessary for the conduct of the Business.
          (b) surrendered, revoked or otherwise terminated any material permits relating to the Business, except in connection with any renewal or reissuance thereof;
          (c) waived, released or assigned any rights, which rights, but for such waiver, release or assignment, would have been classified as Purchased Assets, other than in the ordinary course of business consistent with past practice;
          (d) made any election or change to any election in respect to Taxes, adopted or changed any accounting method in respect to Taxes, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax, settled or compromised on any claim, notice, audit report or assessment in respect of Taxes, changed any annual Tax accounting period, filed any material amended Tax Return, or surrendered any right to claim a Tax refund; or
          (e) agreed, whether in writing or otherwise, to do any of the foregoing, except as expressly contemplated by this Agreement.
          4.17 Contracts. All Material Contracts (other than those Contracts that constitute Material Contracts solely by reason of clause (i) of the definition thereof) are listed on Schedule 4.17 of the Seller Disclosure Letter. To the Knowledge of Seller, all Material Contracts are valid and enforceable against the other parties thereto in accordance with their respective terms, (i) subject to the Equitable Exceptions and (ii) except as rights to indemnity and contribution may be limited by state or federal securities Laws or public policy underlying such Laws. Seller is not in material breach of or default under any of the Material Contracts, and to the Knowledge of Seller, no other party to a Material Contract is in material breach of or default under any Material Contract. As of the Execution Date, Seller has not received written notice of termination of any of the Material Contracts. Complete and correct copies of all Material Contracts and amendments thereto have been made available to Buyer.
          4.18 Brokers, Etc. No broker, investment banker, agent, finder or other intermediary acting on behalf of Seller or under the authority of Seller, except for Torreya Partners LLC (whose fees shall be borne solely by Seller), is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.
          4.19 Insurance. Seller is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Seller believes are prudent and customary for a company (i) in the businesses and location in which Seller is engaged, and

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(ii) with the resources of Seller. As of the Execution Date, Seller has not received any written notice that Seller will not be able to renew its existing insurance coverage as and when such coverage expires.
          4.20 Investment Company. Seller is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). Seller shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
          4.21 Exchange. As of the Execution Date, except as set forth on Schedule 4.21 of the Seller Disclosure Letter, the issued and outstanding shares of Common Stock are listed on the Exchange, and, to Seller’s Knowledge, there are no proceedings to revoke or suspend such listing. Except as set forth on Schedule 4.21 of the Seller Disclosure Letter, Seller is in compliance in all material respects with the requirements of the Exchange for continued listing of the Common Stock thereon.
          4.22 Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the Transactions will not impose any restriction on Buyer, under any share acquisition, business combination, “poison pill” (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Certificate of Incorporation or the Laws of the State of Delaware.
          4.23 Fairness Opinion. Prior to the execution of this Agreement, RBC Capital Markets Corporation has delivered to Seller’s board of directors its written opinion to the effect that, as of the date thereof and based upon and subject to the limitations, assumptions and other matters set forth therein, the Upfront Payment and the Post-Closing Payments to be received by Seller are fair, from a financial point of view, to Seller.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer represents and warrants to Seller as follows:
          5.1 Organization. Buyer is duly incorporated, and validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
          5.2 Authority. Buyer has all requisite corporate power and authority and has taken all actions necessary to execute and deliver this Agreement and the Other Agreements to which Buyer will become a party and, subject to the satisfaction of the conditions set forth in Article VII, to consummate the Transactions. The execution and delivery of this Agreement and the Other Agreements by Buyer and the consummation by Buyer of the Transactions have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the Other Agreements or to consummate the Transactions. This Agreement has been (and, when executed and delivered by Buyer, the Other Agreements will have been) duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller,

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constitutes (and, when executed and delivered by Buyer, each Other Agreement will constitute) a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by Equitable Exceptions.
          5.3 Investment Purpose; Status. Buyer is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. Buyer is purchasing the Shares for its own account and not with a view toward the sale or distribution thereof and has no intention of selling or distributing any of the Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of the Shares. Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and the Investor’s Rights Agreement.
          5.4 Securities Laws.
          (a) Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Seller is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.
          (b) The Investor’s Rights Agreement will contain provisions restricting the transfer of the Shares.
          (c) In addition to the legends described in the Investor’s Rights Agreement, the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. (THE “COMPANY”) SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
          5.5 Ownership Cap. Assuming compliance by Seller with Section 6.2(b)(i), neither Buyer nor Parent will, after giving effect to the consummation of the Transactions, (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of Seller.
          5.6 Acknowledgement of Risk.
          (a) Buyer acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) the Purchased Assets represent a significant portion of Seller’s business operations and the Transactions will alter Seller’s business operations following their consummation; (ii) an investment in Seller is

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speculative, and only buyers who can afford the loss of their entire investment should consider investing in Seller and the Shares; (iii) Buyer may not be able to liquidate its investment; (iv) transferability of the Shares is limited and restricted; (v) in the event of a disposition of the Shares, Buyer could sustain the loss of its entire investment; and (vi) Seller has not paid any dividends on the Common Stock since January 1, 2001, and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents.
          (b) Buyer is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.
          (c) Buyer has, in connection with Buyer’s decision to purchase the Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of Seller contained herein, and Buyer has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of Buyer’s own counsel and has not relied upon or consulted any counsel to Seller.
          5.7 No Conflicts; Enforceability.
          (a) The execution, delivery and performance of this Agreement by Buyer and Parent and the Other Agreements to which Buyer or Parent is a party by Buyer or Parent (i) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate or articles of incorporation or bylaws of Buyer or Parent, (ii) conflict with any Law applicable to Buyer or Parent, and (iii) does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, any material agreement binding on Buyer or Parent or any applicable order, writ, injunction or decree of any Regulatory Authority to which Buyer or Parent is a party or by which Buyer or Parent is bound.
          (b) The execution, delivery and performance of this Agreement and the Other Agreements by Buyer or Parent and the consummation of the Transactions by Buyer do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Regulatory Authority, except (i) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, (ii) compliance with any applicable federal, foreign or state securities or blue sky Laws, including, without limitation, filings received under the Exchange Act or Securities Act and (iii) any material consent, approval, authorization, permit, filing, or notification the failure of which to make or obtain would not reasonably be expected to materially delay or impair or prevent, consummation of the Transactions.
          5.8 Litigation. There is no Action pending or, to Buyer’s knowledge, threatened in writing, directly or indirectly involving Buyer or Parent (or to Buyer’s knowledge, any Third Party) that would prohibit, hinder, materially delay or otherwise impair Buyer’s ability to perform its obligations hereunder or under the Other Agreements, including the assumption of the Assumed Liabilities, would affect the legality, validity or enforceability of this Agreement or the Other Agreements, or prevent or materially delay the consummation of the Transactions.
          5.9 Financing. Buyer has, or has available to it, and at the Closing will have, sufficient immediately available funds, marketable securities, other investments or capital

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commitments to enable Buyer to consummate the Transactions on the terms and conditions set forth herein.
          5.10 No Short Sales. Neither Buyer nor Parent has ever engaged in any short sales or similar transactions with respect to the Common Stock or other securities of Seller, nor has Buyer or Parent ever, directly or indirectly, knowingly caused any Person to engage in any short sales or similar transactions with respect to the Common Stock or other securities of Seller.
          5.11 Brokers, Etc. No broker, investment banker, agent, finder or other intermediary acting on behalf of Buyer or Parent or under the authority of Buyer or Parent is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.
          5.12 Independent Investigation. In making the decision to enter into this Agreement and the Other Agreements and to consummate the Transactions, Buyer and Parent have conducted their own independent investigation, review and analysis of the Purchased Assets, the Assumed Liabilities, the Products, the Shares and Seller, which investigation, review and analysis was done by Buyer, Parent and their respective Affiliates and Representatives. Buyer acknowledges that it and its Representatives have been provided adequate access to the personnel, properties, premises and records of Seller for such purpose. In entering into this Agreement and the Other Agreements, Buyer acknowledges that Buyer and Parent and their respective Affiliates have relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Seller or its Representatives (except the specific representations and warranties of Seller set forth in Article IV).
ARTICLE VI.
COVENANTS PRIOR TO CLOSING
          6.1 Access to Information. From the Execution Date until the First Closing Date, except as otherwise prohibited by applicable Law or the terms of any Contract entered into prior to the Execution Date or as would be reasonably expected to violate the attorney-client privilege of Seller, Seller shall afford Buyer and its Representatives reasonable access, during regular business hours and at agreed-upon times, at Buyer’s sole cost and expense, to Seller’s personnel, properties pertaining to Purchased Assets and the Assumed Liabilities; provided, that such access shall not unreasonably interfere with Seller’s business and operations.
          6.2 Conduct of the Business.
          (a) From the Execution Date through the First Closing Date, except as expressly permitted by this Agreement or as set forth on Schedule 6.2(a) of the Seller Disclosure Letter, Seller shall conduct its business only in the ordinary course of business consistent with past practice (including, with respect to Products, research and development efforts, advertising, manufacturing and inventory levels thereof) and use commercially reasonable efforts to keep intact the Purchased Assets and the Business, and preserve the relationships of the Business with customers, suppliers, licensors, licensees, distributors, sales personnel, regulatory authorities and other Persons, in each case, who are material to the Business. Without limiting the generality of the foregoing, from the Execution Date to the First Closing Date, Seller shall:

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          (i) use Commercially Reasonable Efforts to keep in full force and effect, without amendment, all material rights relating to the Business, except those that expire in accordance with their terms;
          (ii) use commercially reasonable efforts to comply in all material respects with all requirements of Law and contractual obligations, in each case applicable to the operation of the Business;
          (iii) maintain all Books and Records related to the Business in accordance with past practice;
          (iv) not fail to maintain its existing insurance coverage to the extent relating to the Business in all material respects in effect as of the Execution Date; and
          (v) confer with Buyer prior to (A) effecting any material personnel changes that would affect Development of the Products, (B) amending the Prochieve PTB Development Plan or otherwise making any material decision with respect to Development of the Products, or (C) entering into any discussions with, or making any commitments to, any Regulatory Authority with respect to the Products or the Business.
          (b) Without limiting the generality of the lead-in paragraph of Section 6.2(a), and except as set forth in Schedule 6.2(b) of the Seller Disclosure Letter or as otherwise expressly permitted by the terms of this Agreement, from the Execution Date to the First Closing Date, without the prior written consent of Buyer (which shall not be unreasonably withheld or delayed), Seller shall not:
          (i) declare, set aside or pay any dividend or distribution or other capital return in respect of any shares of capital stock of Seller, except with respect to Preferred Stock to the extent required by the terms thereof, or redeem, purchase or acquire any shares of capital stock of Seller other than Preferred Stock to the extent required by the terms thereof, in connection with any existing Seller equity plans or in the ordinary course of business consistent with past practice;
          (ii) subject any Purchased Assets to any material Encumbrances, other than Encumbrances set forth on Schedule 4.4(a) of the Seller Disclosure Letter;
          (iii) sell, transfer, lease, sublease, license or otherwise dispose of or grant any option or rights in, to or under any Purchased Assets;
          (iv) enter into any Material Contract primarily relating to the Products or terminate (other than in accordance with its terms), extend or amend any such Material Contract;
          (v) abandon, terminate or materially alter the administration of any Development activities relating to any Product (other than for safety concerns or in accordance with the terms of existing agreements with respect to such clinical trials) or terminate or materially alter Seller’s support of clinical trials sponsored by clinical investigators with respect to any Product;

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          (vi) abandon, terminate or materially reduce its marketing activities (including expenditures for promotional activities and sales force activity) for any Product or materially change the size of, or its business relationship with, the sales force for Prochieve;
          (vii) commence, sponsor or commit to participate in any clinical trials or investigator sponsored trials with respect to any Product or provide any clinical grants with respect to any Product;
          (viii) commit to comply with any obligations imposed by a Regulatory Authority with respect to any Product;
          (ix) abandon any patents or patent filings or any litigation seeking to enforce Seller’s interest in any Intellectual Property of Seller that is a Purchased Asset or Excluded Asset that would (if not abandoned) be licensed to Buyer under the terms of the License Agreement, other than in the ordinary course of business consistent with past practice;
          (x) to the extent that doing so would relate to the Purchased Assets or the Business and would have a material effect on the Purchased Assets or the Business after the applicable Closing Date, make any election or change to any election with respect to Taxes, adopt or change any accounting method with respect to Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax, settle or compromise on any claim, notice, audit report or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, change any annual Tax accounting period, file any amended Tax Return, or surrender any right to claim a Tax refund; or
          (xi) agree, whether in writing or otherwise, to do any of the foregoing set forth in clauses (ii) through (x) above.
          (c) From the Execution Date to the First Closing Date, except as expressly permitted by this Agreement, each Party shall not, without the prior written consent of the other Party, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Purchased Assets set forth in Article VII not being satisfied.
          6.3 [Omitted.]
          6.4 Proxy Statement; Seller Stockholders’ Meeting.
          (a) Proxy Statement. As promptly as practicable after the Execution Date, unless this Agreement is terminated pursuant to Article IX, Seller shall prepare and file with the SEC a proxy statement relating to the Seller Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”); provided, that Seller shall not file the Proxy Statement with the SEC later than March 19, 2010 without the consent of Buyer, such consent not to be unreasonably withheld. Seller, after consultation with Buyer, will use commercially reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement as

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promptly as practicable following receipt of the same. Buyer shall furnish all information as Seller may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to Section 6.5, as promptly as practicable after the clearance of the Proxy Statement by the SEC, Seller shall mail the Proxy Statement to its stockholders. Subject to Section 6.5, the Proxy Statement shall include the Seller Board Recommendation. Seller will advise Buyer, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Seller Stockholders’ Meeting, any event or circumstance relating to Buyer, or its officers or directors, should be discovered by Buyer which should be set forth in an amendment or a supplement to the Proxy Statement, Buyer shall promptly inform Seller. If at any time prior to the Seller Stockholders’ Meeting, any event or circumstance relating to Seller or any Subsidiary of Seller, or their respective officers or directors, should be discovered by Seller which should be set forth in an amendment or a supplement to the Proxy Statement, Seller shall promptly inform Buyer. All documents that Seller is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) Information Supplied. None of the written information supplied or to be supplied by Buyer or any of its Affiliates, directors, officers, employees, agents or Representatives expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to Seller’s stockholders and at the time of Seller Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Buyer is responsible for filing with the SEC in connection with the Transactions will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the written information supplied or to be supplied by Seller or any of its Subsidiaries or Representatives expressly for inclusion or incorporation by reference in any document to be filed by Buyer with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are filed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (c) Seller Stockholders’ Meeting. Seller shall call and hold a meeting of its stockholders (the “Seller Stockholders’ Meeting”) as promptly as practicable following the date on which the Proxy Statement is cleared by the SEC for the purpose of obtaining the Required Seller Stockholders Vote. Except as permitted by Section 6.5, the Proxy Statement shall include the Seller Board Recommendation.

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          (d) No Restriction. Nothing in this Section 6.4 shall be deemed to prevent Seller or the board of directors of Seller from taking any action they are permitted or required to take under, and in compliance with, Section 6.5 or are required to take under applicable Law.
          6.5 No Solicitation; Acquisition Proposals.
          (a) From the Execution Date until the First Closing Date or, if earlier, the termination of this Agreement pursuant to Article IX, Seller shall not, and shall cause its Subsidiaries not to, and shall use commercially reasonable efforts to cause its Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly or intentionally facilitate any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal or any proposal that would reasonably be expected to lead to any Acquisition Proposal, (ii) furnish to any Person any non-public information relating to Seller or any of its Subsidiaries in connection with an Acquisition Proposal (except to the extent specifically permitted pursuant to Section 6.5(b)), (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, except to notify such Person as to the existence of the provisions of this Agreement or to the extent specifically permitted pursuant to Section 6.5(b), (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 6.5(d)), or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby (except for confidentiality agreements specifically permitted pursuant to Section 6.5(b)). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of Seller or any Subsidiary of Seller shall be a breach of this Section 6.5(a) by Seller. On the Execution Date, subject to Section 6.5(b) Seller shall, and shall cause each of its Subsidiaries to, immediately cease and use commercially reasonable efforts to cause its Representatives to terminate any solicitation, discussion or negotiation with any Persons conducted by Seller or its Subsidiaries or any of their Representatives prior to the Execution Date with respect to any Acquisition Proposal.
          (b) Notwithstanding anything to the contrary contained in Section 6.5(a), if at any time following the Execution Date and prior to the earlier of obtaining the Required Seller Stockholder Vote and the termination of this Agreement pursuant to Article IX (i) Seller has fully complied with its obligations in Section 6.5(a) and has received an Acquisition Proposal from any Person or “group” (as determined under Section 13(d)(3) of the Exchange Act) that the board of directors of Seller believes in good faith to be bona fide, and (ii) the board of directors of Seller determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal, then Seller may (A) furnish information (including non-public information) with respect to Seller and its Subsidiaries to the Person or group making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person or group making such Acquisition Proposal regarding such Acquisition Proposal; provided, that Seller (x) will not, and will not allow its Subsidiaries to (and will use commercially reasonable efforts to cause its Representatives not to), disclose any non-public information to such Person or group without first entering or having entered into a confidentiality agreement with such Person or group that is at least as restrictive on such Person or group as the Confidentiality Agreement is on Buyer and (y) will promptly provide to Buyer any material non-public information concerning Seller or its

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Subsidiaries provided by Seller to such other Person or group which was not previously made available to Buyer, except to the extent restricted by applicable Laws.
          (c) From and after the Execution Date, Seller shall promptly (within 48 hours of, or the next Business Day immediately following, if later) notify Buyer in the event that any of Seller, its Subsidiaries or its Representatives receives any Acquisition Proposal or written indication by any Person or group that it is considering making an Acquisition Proposal and shall disclose to Buyer the identity of the other Person making such Acquisition Proposal. Seller shall keep Buyer informed (orally and in writing) on a current basis of the occurrence of any material changes or developments of the status of any such Acquisition Proposal or written indication (including the material terms and conditions thereof and of any material modification thereto), and any material developments related thereto.
          (d) Notwithstanding anything to the contrary contained in Section 6.5(a), the board of directors of Seller may, at any time prior to obtaining the Required Seller Stockholder Vote, withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyer, the Seller Board Recommendation and/or endorse or recommend to Seller’s stockholders any Superior Proposal (a “Change of Board Recommendation”) if, but only if, (A) the board of directors of Seller concludes in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary obligations under applicable Law and (B) in the case of any Superior Proposal, Seller has given Buyer five (5) Business Days prior written notice that the board of directors intends to make a Change of Board Recommendation (the “Superior Proposal Notice”) and for a period of not less than five (5) Business Days after Buyer’s receipt of such Superior Proposal Notice, Seller shall, if requested by Buyer, negotiate in good faith with Buyer to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a “Former Superior Proposal”). The terms and conditions of this Section 6.5 shall again apply to any inquiry or proposal made by any Person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as their proposal is a Former Superior Proposal). Seller may, if it receives an Acquisition Proposal, delay the mailing of the Proxy Statement and/or the holding of the Seller Stockholders’ Meeting, in each case to provide a reasonable opportunity for the board of directors of Seller to consider such Acquisition Proposal and to determine the effect of the same, if any, on the Seller Board Recommendation. Except as permitted by this Section 6.5, the Proxy Statement shall include the Seller Board Recommendation.
          (e) Nothing contained in this Agreement shall prohibit the board of directors of Seller from disclosing the fact that the board of directors of Seller has received an Acquisition Proposal and the terms of such Acquisition Proposal, if the board of directors of Seller determines, after consultation with its outside legal counsel, that (i) failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law or (ii) Seller is otherwise required to make such disclosure.
          (f) For purposes of this Agreement, (i) “Acquisition Proposal” means any inquiry, offer or proposal, or any indication of interest in making an offer or proposal, made by a Person or group at any time which is structured to permit such Person or group to acquire beneficial ownership of any Purchased Assets or at least twenty-five percent (25%) of the assets

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of, or equity interest in, Seller and its Subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, in each case other than the Transactions, and (ii) “Superior Proposal” means any bona fide Acquisition Proposal made by a Person or group (except that references in the definition thereof to “at least twenty-five percent (25%) of the assets of, or equity interest in, Seller and its Subsidiaries, taken as a whole,” shall be replaced by “more than fifty percent (50%) of the assets of, or equity interests in, Seller and its Subsidiaries, taken as a whole”), in each case other than the Transactions, made in writing that the board of directors of Seller has determined in its good faith judgment (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof) is more favorable to Seller and/or Seller’s stockholders than the Transactions. Notwithstanding anything to the contrary contained herein, in no event shall any acquisition by any Person or group from Seller at any time after the termination of this Agreement of any equity “securities” (as defined in Section 2(a)(1) of the Securities Act) of Seller constitute an Acquisition Proposal or a Superior Proposal if the board of directors of Seller shall in good faith determine that such acquisition is made in connection with a bona fide financing or capital raising arrangement (an “Equity Financing”), nor shall any agreement entered into by any Person or group with Seller after the termination of this Agreement in connection with or relating to an Equity Financing constitute an Acquisition Proposal or a Superior Proposal.
          (g) Notwithstanding anything to the contrary contained in this Agreement, the obligation of Seller to call, give notice of, convene and hold the Seller Stockholders’ Meeting and to hold a vote of Seller’s stockholders on the asset sale contemplated by this Agreement and the Charter Amendment shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Board Recommendation. Seller agrees that it shall not submit to the vote of its stockholders any Acquisition Proposal (whether or not a Superior Proposal) or propose to do so.
          6.6 Transition Activities. Between the Execution Date and the First Closing Date, Seller shall promptly furnish Buyer with such reasonable sample quantities of any Promotional Materials that Seller may have utilized in connection with Products during the three (3) month period prior to the Execution Date, for use by Buyer in preparing its own Promotional Materials. All costs and expenses incurred by Buyer with respect to creating any Promotional Materials shall be borne by Buyer.
          6.7 Trade Inventory. Between the Execution Date and the First Closing, Seller shall use Commercially Reasonable Efforts to distribute Products to its wholesalers and other customers in quantities such that the volume of Products in the marketplace (including such amounts held by distributors, wholesalers, retailers and customers) remains at levels consistent with the levels established during the two (2) years preceding the Execution Date.
          6.8 Cooperation Regarding Financial Statements; etc. In the event that Buyer is required to include any audited financial statements with respect to the Business in any filing to be made by Buyer under the Securities Act or Exchange Act, with respect to or as a result of the transactions contemplated by this Agreement, Seller shall (i) use commercially reasonable

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efforts to provide Buyer with the financial statements and other information and documents pertaining to the Business that Buyer will be required by applicable rules and regulations of the SEC to include in its filings and (ii) use commercially reasonable efforts to cause the independent auditors for Seller to promptly deliver such information and provide access to files and work papers in connection therewith as Buyer may reasonably request. Buyer shall reimburse Seller for any reasonable out of pocket costs incurred by Seller in connection therewith.
          6.9 Notifications; Updated Schedules. Between the Execution Date and the First Closing Date:
          (a) Seller, on the one hand, and Buyer, on the other hand, shall promptly notify the other Party in writing of any fact, change, condition, matter, circumstance, claim, event or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII becoming incapable of being satisfied;
          (b) Seller shall give prompt notice to Buyer of (i) the existence, occurrence or non-occurrence of any fact, change, condition, matter, circumstance, claim or event the existence, occurrence or non-occurrence of which would cause the representations or warranties of Seller contained in Article IV to be untrue or inaccurate in any material respect at or prior to the First Closing Date and (ii) any material failure of Seller to perform, comply with or satisfy any covenant, condition or agreement to be performed, complied with or satisfied by it hereunder. With respect to a notice contemplated by clause (i) of the first sentence of this paragraph (b) if the notice expressly acknowledges that the facts, changes, conditions, matters, circumstances claims and/or events (occurrence or nonoccurrence of which) described therein occurred after the Execution Date and would give rise to the failure of a condition in favor of Buyer set forth in Article VII (a “MAE Notice”) the Schedules included in the Seller Disclosure Letter hereto shall be deemed to include the information contained in any such MAE Notice (other than for purposes of Articles VII and IX) and no claim may be made by any Buyer Indemnitee (including under Article X hereof) for Losses hereunder with respect to any of the facts, changes, conditions, matters, circumstances, claims or other events (or the existence, occurrence or nonoccurrence thereof) described in any such MAE Notice. A notice contemplated by clause (i) (other than a MAE Notice) or clause (ii) of the first sentence of this paragraph (b) shall not be deemed to update the Schedules included in the Seller Disclosure Letter or adversely affect Buyer’s rights under this Agreement, including for the purposes of Buyer’s rights under Articles VII, IX and X of this Agreement.
          (c) Seller may, by delivery to Buyer, update the Schedules to correct typographical or immaterial errors and, upon Buyer’s written approval, any such updated Schedule shall replace the corresponding Schedule delivered by Seller in connection with the execution of this Agreement.
          6.10 Further Assurances; Further Documents.
          (a) Each of the Parties shall use its commercially reasonable efforts, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions

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precedent that are set forth in Article VII, as applicable to each of them, (ii) to cause the Transactions to be consummated and (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Transactions.
          (b) Each of Buyer and Seller shall, and shall cause its respective Subsidiaries to, at the request of another Party, take all actions such other Party may reasonably request to transfer the Purchased Assets and the Assumed Liabilities on the terms and conditions of this Agreement in connection with the consummation of the Transactions.
          (c) Each of Buyer and Seller shall, and shall cause its respective Subsidiaries to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the consummation of the Transactions.
          6.11 Listing. Seller shall use commercially reasonable efforts to cause the Shares to be listed on the Exchange, or upon such other primary exchange on which the Common Stock is then listed, upon their issuance if the Common Stock is listed upon any such exchange as of the First Closing Date.
          6.12 Ownership Cap. From the Execution Date until the First Closing Date and after giving effect to the consummation of the Transactions, subject to Seller’s compliance with Section 6.2(b)(i), Buyer shall not and shall cause Parent not to (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of Seller.
ARTICLE VII.
CONDITIONS TO CLOSING
          7.1 Conditions Precedent to Obligations of Buyer and Seller at the First Closing. The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement to be consummated on the First Closing Date are subject to the satisfaction or waiver (jointly by Buyer and Seller) at or prior to the First Closing Date of each of the following conditions:
          (a) Order. No Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions which are contemplated by this Agreement to be consummated on the First Closing Date.
          (b) Stockholder Approval. The Required Seller Stockholders Vote shall have been obtained.
          (c) Charter Amendment. The Charter Amendment shall have been filed with the Secretary of State of the State of Delaware.

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          7.2 Conditions Precedent to Buyer’s Obligations at the First Closing. The obligation of Buyer to consummate the transactions contemplated by this Agreement to be consummated on the First Closing Date is subject to the satisfaction at or prior to the First Closing Date of each of the following additional conditions, any one or more of which may be waived by Buyer in its sole discretion in writing:
          (a) Representations and Warranties. Each of the representations and warranties of Seller contained in Article IV, shall be true and correct as of the Execution Date and as of the First Closing Date as though made on and as of the First Closing Date (unless any such representation or warranty expressly relates to a particular date, in which case such representation or warranty shall be true and correct only as of such date) except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, be expected to have a Material Adverse Effect. Buyer shall have received a certificate as to satisfaction of the conditions set forth in this Section 7.2(a) dated as of the First Closing Date and executed by a duly authorized officer of Seller.
          (b) Performance. Seller shall have performed and complied in all material respects with each of the covenants, agreements and obligations Seller is required to perform, at or prior to the First Closing Date, under this Agreement.
          (c) Deliveries/Actions. Seller shall have made or caused to be made each of the deliveries required to be made, and take each the actions required to be taken, by Seller under Section 3.2(a).
          (d) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the Execution Date.
          (e) Establishment of Development Bank Account. Seller shall have established the Development Bank Account in accordance with Section 8.7(c).
          7.3 Conditions Precedent to Seller’s Obligations at the First Closing. The obligation of Seller to consummate the transactions contemplated by this Agreement to be consummated on the First Closing Date is subject to the satisfaction on or prior to the First Closing Date of each of the following additional conditions, any one or more of which may be waived by Seller in its sole discretion in writing:
          (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in Article V shall be true and correct in all material respects, as of the Execution Date and as of the First Closing Date as though made on and as of the First Closing Date (unless any such representation or warranty expressly relates to a particular date, in which case such representation or warranty shall be true and correct only as of such date), except where the failure of any representation or warranty to be true and correct would not prevent or materially delay the consummation of the Transactions. Seller shall have received a certificate as to satisfaction of the conditions set forth in this Section 7.3(a) dated as of the First Closing Date and executed by a duly authorized officer of Buyer.

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          (b) Performance. Buyer shall have performed and complied in all material respects with each of the covenants, agreements and obligations Buyer is required to perform at or prior to the First Closing Date under this Agreement.
          (c) Deliveries/Actions. Buyer shall have made or caused to be made each of the deliveries required to be made, and take each the actions required to be taken, by Buyer under Section 3.2(b).
          7.4 Conditions Precedent to Obligations of Buyer and Seller at the Second Closing. The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement to be consummated on the Second Closing Date are subject to the satisfaction or waiver (jointly by Buyer and Seller) at or prior to the Second Closing Date of each of the following conditions:
          (a) PTB US Development. Completion of PTB US Development shall have occurred.
          (b) Order. No Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions which are contemplated by this Agreement to be consummated on the Second Closing Date.
          (c) First Closing. The First Closing shall have occurred.
          7.5 Conditions Precedent to Buyer’s Obligations to the Second Closing. The obligation of Buyer to consummate the transactions contemplated by this Agreement to be consummated on the Second Closing Date are subject to the Seller making each of the deliveries required to be made, and take each the actions required to be taken, by Seller under Section 3.3(a) each of which may be waived in Buyer’s sole discretion in writing.
          7.6 Conditions Precedent to Seller’s Obligations to the Second Closing. The obligation of Seller to consummate the transactions contemplated by this Agreement to be consummated on the Second Closing Date are subject to Buyer making each of the deliveries required to be made, and take each the actions required to be taken, by Buyer under Section 3.3(b) each of which may be waived in Seller’s sole discretion in writing.
ARTICLE VIII.
ADDITIONAL COVENANTS
          8.1 Confidentiality; Publicity.
          (a) The terms of the Confidentiality Agreement shall apply to any information provided by Seller to Buyer pursuant to this Agreement.
          (b) The Parties jointly agree that no public release or announcement concerning the Transactions shall be issued by either of them without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable United

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States securities exchange or Regulatory Authority to which the relevant Party is subject or submits, wherever situated, in which case the Party required to make the release or announcement shall use its reasonable commercial efforts to allow, if reasonably practical, the other Party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the Party required to make such disclosure.
          8.2 Use of Trade or Service Marks; Name Change. Other than as expressly provided in this Agreement and/or the Other Agreements, Buyer shall not use or permit any of its Affiliates or distributors to use any of Seller’s corporate marks, trademarks or service marks or names now or hereafter owned or used by Seller.
          8.3 Notification of Customers. Promptly after the First Closing Date, Buyer and Seller shall jointly notify all customers set forth on Schedule 8.3 of the Seller Disclosure Letter of the transfer to Buyer of the Purchased Assets and Assumed Liabilities (in each case, to the extent transferred on the First Closing Date), and that all purchase orders for Products submitted after the First Closing Date should be sent to Buyer at the address of Buyer set forth in Section 11.4.
          8.4 Products Returns, Rebate Charges and Wholesaler Charges.
          (a) NDC Numbers. Following the First Closing Date, Buyer shall register with FDA to obtain its own NDC numbers with respect to Products and shall use commercially reasonable efforts to have in place as soon as reasonably practicable all resources such that sales can be accomplished under the NDC numbers of Buyer. Thereafter, Buyer shall use, or cause to be used, its new NDC numbers on all invoices, orders, drug labels and labeling and other communications with all customers and Regulatory Authorities.
          (b) Products Returns. Buyer shall be responsible for processing, or causing to be processed, all Product returns requested on or after the First Closing Date, including any returns of Products sold by Seller prior to the First Closing Date. Seller shall be responsible for refunds owed with respect to Products sold prior to the First Closing Date; provided, however, if Buyer and Seller sell Product from the same lot, then Buyer and Seller shall be responsible for Products sold from such lot in proportion to their pro-rata sales of Products from such lot. (For example, if Seller sold 80% of a lot prior to the First Closing Date and Buyer sells the remaining 20% of the lot after the First Closing Date, then Seller shall be responsible for 80% of the refunds owed with respect to Products sold from such lot.) Buyer shall destroy, or cause to be destroyed, all such returned Products in a manner consistent with applicable Law.
          (c) Rebate Charges. Buyer shall be responsible for processing, or causing to be processed, all Rebate Charges requested on or after the First Closing Date, including with respect to any Products sold by Seller prior to the First Closing Date. Seller shall be responsible for Rebate Charges for Products sold prior to the First Closing Date; provided, however, if Buyer and Seller sell Product from the same lot, then Buyer and Seller shall be Rebate Charges for Products sold from such lot in proportion to their pro-rata sales of Products from such lot.

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          (d) Wholesaler Charges. Buyer shall be responsible for processing, or causing to be processed, all Wholesaler Charges requested on or after the First Closing Date, including with respect to any Products sold by Seller prior to the First Closing Date.
          (e) Notices. Buyer and Seller shall agree upon an appropriate notice with respect to the transfer of Rebate Charge and Wholesaler Charge submissions to Buyer after the First Closing Date.
          8.5 Regulatory Matters.
          (a) Until the First Closing Date, Seller shall be solely responsible for (i) taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by Law in respect of Regulatory Approvals, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports, with the appropriate Regulatory Authority), (ii) submitting all applications for marketing authorizations of new drugs, where such authorizations have not yet been granted, and variation of existing authorizations, and (iii) investigating all complaints and adverse drug experiences with respect to Products sold pursuant to such Regulatory Approvals.
          (b) Until the Second Closing Date, Seller shall be solely responsible for (i) taking all actions, paying all fees and conducting all communication with the appropriate Regulatory Authority required by Law in respect of Regulatory Approvals solely for the PTB Indication, including preparing and filing all reports (including adverse drug experience reports, product deviation reports, annual reports, with the appropriate Regulatory Authority), (ii) submitting all applications for marketing authorizations of new drugs solely for the PTB Indication, where such authorizations have not yet been granted, and variation of existing authorizations, and (iii) investigating all complaints and adverse drug experiences with respect to Products sold pursuant to such Regulatory Approvals. The costs incurred by Seller for activities pursuant to this Section 8.5(b) shall constitute Development Costs of Seller subject to the Seller Development Costs Cap.
          (c) From and after the First Closing, Buyer, at its cost shall be solely responsible for taking all actions and conducting all communication with third parties with respect to Products sold pursuant to such Regulatory Approvals (whether sold before or after transfer of such Regulatory Approval), including responding to all complaints in respect thereof, including complaints related to tampering, contamination, or counterfeiting.
          (d) Seller shall provide Buyer with such data as is reasonably necessary to comply with Buyer’s reporting obligations for Best Price (as defined at 42 U.S.C. § 1396r-8(c)(1)(C)), Average Manufacturers Price (as defined at 42 U.S.C. § 1396r-8(k)(1)) and Average Sales Price (as defined at 42 U.S.C. § 1395w-3(a)(c)) for such period as is reasonably necessary, not to exceed one (1) year after the First Closing Date.
          (e) From and after the First Closing Date, Buyer promptly (and in any event within the time periods required by Law) shall notify Seller within three (3) Business Days if Buyer receives a complaint or a report of an adverse drug experience with respect to Products. In addition, Buyer shall cooperate with Seller’s reasonable requests and use Commercially

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Reasonable Efforts to assist Seller in connection with the investigation of and response to any complaint or adverse drug experience related to Products sold by Buyer.
          (f) From and after the First Closing Date, Buyer shall be responsible for (i) conducting all voluntary and mandatory recalls of units of Products sold pursuant to such Regulatory Approvals (whether sold before or after transfer of such Regulatory Approval), including recalls required by any Regulatory Authority and recalls of units of Products sold by Seller deemed necessary by Seller in its reasonable discretion, (ii) conducting all communications and submitting all required reports to any Regulatory Authority concerning the recalls and (iii) notifying customers and consumers about the recalls. Seller promptly shall notify Buyer in the event that a recall of Products sold by Seller is necessary. Seller shall be responsible for all costs associated with recalls of Products sold prior to First Closing Date; provided, however, if Buyer and Seller sell Product from the same lot, then Buyer and Seller shall be responsible for the cost of recalls of Products sold from such lot in proportion to their pro-rata sales of Products from such lot.
          (g) Seller and Buyer each agree to promptly prepare and file whatever filings, requests or applications are required or deemed advisable to be filed with any Regulatory Authority in connection with the Transactions and transfer and assumption of the Regulatory Approvals and to cooperate with one another as reasonably necessary to accomplish the foregoing.
          8.6 Tax Matters.
          (a) All Transfer Taxes shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer. Any Tax Return that must be filed in connection with Transfer Taxes shall be duly prepared and timely filed by the Party primarily or customarily responsible under applicable local Law for filing such Tax Return (the “Filing Party”), and such Filing Party will use commercially reasonable efforts to provide such Tax Return to the other Party at least ten (10) Business Days prior to the date such Tax Return is due to be filed. The Parties agree to use their commercially reasonable efforts to resolve any disagreements over such Tax Return as promptly as possible. The non-Filing Party shall furnish its fifty percent (50%) share of such Transfer Taxes to the Filing Party no later than the later of (x) five (5) Business Days after such Tax Returns have been provided by the Filing Party or (y) two (2) Business Days prior to such filing. The Filing Party shall provide the non-Filing Party with evidence reasonably satisfactory to the non-Filing Party that such Transfer Taxes have been paid by the Filing Party.
          (b) Buyer and Seller agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by Buyer or Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets for a period of at least seven (7) years following the applicable Closing Date.

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          (c) Seller shall be responsible for and shall promptly pay when due (x) all Property Taxes levied with respect to the First Closing Date Purchased Assets attributable to the Pre-Closing Tax Period and (y) all Property Taxes levied with respect to the Second Closing Date Purchased Assets attributable to the Second Pre-Closing Tax Period, and Buyer shall be responsible for and shall promptly pay when due (x) all Property Taxes levied with respect to the First Closing Date Purchased Assets attributable to the Post-Closing Tax Period and (y) all Property Taxes levied with respect to the Second Closing Date Purchased Assets attributable to the Second Post-Closing Tax Period. All Property Taxes levied with respect to the Purchased Assets for the First Closing Straddle Period or the Second Closing Straddle Period (as the case may be) shall be apportioned between Buyer and Seller based on the number of days of such Straddle Period included in the Pre-Closing Tax Period or the Second Pre-Closing Tax Period (as the case may be) and the number of days of such Straddle Period included in the Post-Closing Tax Period or the Second Pre-Closing Tax Period (as the case may be). Seller shall be liable for the proportionate amount of such Property Taxes that is attributable to the relevant Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Property Taxes that is attributable to the relevant Post-Closing Tax Period. Upon receipt of any bill for such Property Taxes, Buyer or Seller, as applicable, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.6(c) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that Buyer or Seller makes any payment for which it is entitled to reimbursement under this Section 8.6(c), the applicable party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.
          (d) Seller shall promptly notify Buyer in writing upon receipt by Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to or give rise to an Encumbrance on the Purchased Assets. Each of Buyer and Seller shall promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the Allocation Schedule.
          (e) Buyer and Seller shall cooperate fully with each other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Purchased Assets or the Allocation Schedule. To the extent there arise any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to the Purchased Assets for a Pre-Closing Tax Period (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”) and Seller acknowledges in writing to Buyer that Seller shall be obligated to pay in full any Liability that results from a Tax Matter under the terms of its indemnity under this Agreement (a “Complete Indemnity Obligation”), then Seller shall be entitled, if it so elects at its own cost, risk and expense, by written notice to Buyer within ten (10) Business Days of the institution thereof, to take sole control of the conduct of such Tax Matter, including any settlement or compromise thereof, provided, however, that Seller shall keep Buyer reasonably informed of the progress of any such Tax Matter and shall not effect any such settlement or compromise of such Tax Matter which would result in a material adverse Tax consequence to Buyer without obtaining Buyer’s prior written consent thereto, which shall not be unreasonably withheld or delayed; and,

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provided, further, that to the extent Seller would not have a Complete Indemnity Obligation to Buyer hereunder in respect of any Tax Matter, Seller and Buyer shall each be entitled to exercise joint control of the conduct of such Tax Matter with the other Party, with each bearing its own costs and expenses. In the event of any conflict or overlap between the provisions of this Section 8.6(e) and Section 10.6 (relating to indemnification procedures), the provisions of this Section 8.6(e) shall control.
          (f) Seller and Buyer hereby waive compliance with any “bulk sales” Laws (including Laws relating to obtaining Tax clearance certificates and any requirement to withhold any amount from payment of the Purchase Price or Post-Closing Payments) applicable to the sale to Buyer of the Purchased Assets by Seller.
          8.7 Development.
          (a) Development Generally; Development Plan.
          (i) The Parties’ respective responsibilities for the Development of the Products shall be set forth in the Development Plan, subject to this Section 8.7 and the other provisions of this Agreement. All Development activities after the First Closing Date will be overseen and supervised by the Joint Development Committee.
          (ii) The Parties will establish and, from and after the First Closing Date, actively maintain and update a Development plan for the Development of Products (the “Development Plan”), including a Development budget therefor (the “Development Budget”). The Development Plan will include a Development plan for the Development by Seller of Prochieve for the PTB Indication (the “Prochieve PTB Development Plan”). The initial Prochieve PTB Development Plan is attached hereto as Schedule 8.7 of the Seller Disclosure Letter. In addition to the Prochieve PTB Development Plan, the Development Plan shall include detailed plans and timelines for the Development of Next Generation Products after the First Closing Date through to the projected date of Regulatory Approval in each Major Territory of a Next Generation Product for the PTB Indication. Buyer shall prepare and the Joint Development Committee shall approve a full Development Plan, as described in this Section 8.7(a)(ii) within sixty (60) days of the First Closing Date. The Development Plan and Development Budget may be updated from time to time after First Closing Date by the Joint Development Committee in accordance with Section 8.9.
          (b) Development of Prochieve for the PTB Indication.
          (i) From and after the First Closing Date until the Second Closing Date, Seller will be responsible for Product Development activities related to Prochieve for the PTB Indication as set forth in the Prochieve PTB Development Plan, including the conduct of the PREGNANT Study. Seller shall use Commercially Reasonable Efforts to retain its employees who are responsible for, or tasked with, achievement of Regulatory Approval for a PTB Product (the “PTB Product Team”) until the Second Closing Date. If, due to the departure of one or more employees of Seller, the capabilities of the PTB Product Team are materially adversely impacted prior to the Second Closing Date, Seller

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shall use Commercially Reasonable Efforts promptly to replace any such employee(s). All Development Costs in connection with such Product Development activities incurred by or on behalf of Seller from and after the First Closing Date will be borne by Seller; provided, that notwithstanding any other provision hereof or in the Other Agreements and notwithstanding any amendments or updates to the Development Plan, Seller shall be required to bear no more than seven million Dollars ($7,000,000) in such Development Costs (the “Seller Development Costs Cap”) and provided, further, that, if Buyer requests an increase in the patient enrollment in the PREGNANT Study in excess of five hundred (500) patients, any costs related to such increase, in excess of what is contemplated in the Development Plan, shall be borne by Buyer. All Development Costs incurred by Seller and reasonably documented after January 1, 2010 shall count towards the Seller Development Costs Cap. All Development Costs in excess of the Seller Development Costs Cap will be borne by Buyer.
     (c) On the First Closing Date, Seller shall establish a separate bank account at a nationally recognized financial institution (the “Development Bank Account”) for the purpose of paying Development Costs. The initial balance of the Development Bank Account shall be equal to the excess of (A) the Seller Development Costs Cap minus (B) the amount of reasonably documented Development Costs incurred by Seller after January 1, 2010 through the First Closing Date. Seller shall provide to Buyer full access to review the balances in the Development Bank Account on a current basis during the Seller Expense Period. Until the earlier of the time that (x) Seller has fulfilled its responsibilities set forth in the Development Plan and Development Budget and (y) Seller has incurred an amount of Development Costs (including any reasonably documented Development Costs incurred by Seller after January 1, 2010 and prior to the First Closing Date) equal to the Seller Development Costs Cap (the “Seller Expense Period”), the funds in the Development Bank Account shall be used exclusively for the payment of Development Costs.
     (d) Lifecycle Management. The Parties’ Development activities hereunder include and the Development Plan will reflect an active and sustained program with respect to the lifecycle management of Products (including Development of a Next Generation Product as contemplated by Section 8.7(a)(ii)) under the supervision of the Joint Development Committee. Buyer will be responsible for all Development activities and Development costs associated therewith, provided, that any such activities may be allocated to Seller, at Buyer’s cost, with the mutual agreement of the Parties.
          (e) Seller Development Activities.
          (i) Seller shall use Commercially Reasonable Efforts to timely and diligently conduct all Seller Development Activities. All Seller Development Activities shall be conducted by Seller in accordance with the Development Plan.
          (ii) No less than five (5) Business Days prior to each scheduled meeting of the Joint Development Committee, Seller will provide the Buyer members of the Joint Development Committee with a written report on the status and progress of Seller Development Activities, which reports shall include information on progress

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versus plan, spend versus budget (quarterly), protocol deviations, notable safety and efficacy findings (including serious adverse events and events of interest from risk management perspective), inspection, audit findings, and summaries of all interactions, and copies of all correspondence, with Regulatory Authorities since the previous report.
          (iii) In addition, Seller shall make available to Buyer such information about Seller Development Activities as may be reasonably requested by Buyer from time to time.
          (iv) Buyer shall have the right to review any data generated by Seller during the conduct of Seller Development Activities, as may be reasonably requested by Buyer from time to time.
          (v) Seller shall promptly inform Buyer in writing about any unforeseen and/or material results, problems, difficulties or issues in connection with the Seller Development Activities or of which Seller is otherwise aware with respect to the Development of Products.
          (vi) Seller shall notify Buyer promptly upon scheduling, and provide Buyer with five (5) days notice, of any Regulatory Authority meetings with FDA or EMEA held by Seller or its Subsidiary for a Product, and Buyer, at its option, may attend such meetings.
          (f) Buyer Development Activities.
          (i) Buyer shall use Commercially Reasonable Efforts to timely and diligently conduct all Buyer Development Activities. Without limiting the foregoing, Buyer shall use Commercially Reasonable Efforts to achieve each of the Milestones set forth in Section 2.8(a) and (b) as soon as practicable, it being acknowledged that prior to the Second Closing Date, conduct of the PREGNANT Study and Development efforts with respect to the achievement of the PTB NDA Acceptance Milestone shall be Seller’s responsibility. All Buyer Development Activities shall be conducted by Buyer in accordance with the Development Plan.
          (ii) No less than five (5) Business Days prior to each scheduled meeting of the Joint Development Committee, Buyer will provide the Seller members of the Joint Development Committee with a written report on the status and progress of Buyer Development Activities, which reports shall include information on progress versus plan, spend versus budget (quarterly), protocol deviations, notable safety and efficacy findings (including serious adverse events and events of interest from risk management perspective), inspection, audit findings, and summaries of all interactions, and copies of all correspondence, with Regulatory Authorities since the previous report.
          (iii) In addition, Buyer shall make available to Seller such information about Buyer Development Activities as may be reasonably requested by Seller from time to time.

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          (iv) Seller shall have the right to review any data generated by Buyer during the conduct of Buyer Development Activities, as may be reasonably requested by Seller from time to time.
          (v) Buyer shall promptly inform Seller in writing about any unforeseen material results, problems, difficulties or issues in connection with the Buyer Development Activities or of which Buyer is otherwise aware with respect to the Development of the Products.
          (vi) Buyer shall notify Seller promptly upon scheduling, and provide Seller with five (5) days notice, of any Regulatory Authority meetings with FDA or EMEA held by Buyer or its Affiliate for a Product, and Seller, at its option, may attend such meetings.
          (g) Development Costs Reporting and Payment. Each Party shall prepare and deliver to the other Party quarterly written reports in a form approved by the Joint Development Committee setting forth all Development Costs incurred in the performance of all Development activities, as set forth in this Agreement and the Development Plan in the applicable calendar quarter by such Party on an activity-by-activity basis. Such quarterly reports shall be submitted within thirty (30) days after the end of the relevant calendar quarter for review by the Joint Development Committee and Seller shall include in each such report an original invoice for Development Costs incurred by Seller or its Subsidiaries payable hereunder, and Buyer shall pay Seller all such amounts within thirty (30) days from the date of receipt by Buyer of the applicable invoice.
          (h) Compliance. Each Party agrees that in performing its Development obligations under this Agreement (a) it shall comply with all applicable current international regulatory standards, including cGMP, cGLP, cGCP and other rules, regulations and requirements and (b) it will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the U.S. Federal Food, Drug and Cosmetic Act.
          (i) Regulatory.
          (i) The Joint Development Committee shall determine plans and strategies for seeking Regulatory Approvals for Products.
          (ii) The Party responsible for Development of a Product shall also be responsible for making all Regulatory Filings and seeking Regulatory Approval for such Product in the applicable jurisdiction(s) and be responsible for conducting all meetings with Regulatory Authorities in connection therewith (subject to Sections 8.7(e)(vi) and 8.7(f)(vi)).
          (iii) Buyer shall fully cooperate with and provide assistance to Seller in connection with filings to any Regulatory Authority relating to the Products, including by executing any required documents, providing access to personnel and providing such Party with copies of all reasonably required documentation.

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          (iv) To the extent required, each Party shall grant or cause to be granted to the other and its Affiliates or sublicensees cross-reference rights to any relevant drug master files and other filings submitted by such Party or its Affiliates with any Regulatory Authority relevant to the Products. In countries where cross-reference rights are deemed insufficient, each Party shall assist the other in preparing and providing the relevant Regulatory Authorities with equivalent Regulatory Filings in order to enable such other Party to comply with its regulatory obligations and obtain the relevant Regulatory Approvals.
          (j) Joint Development Period. Notwithstanding the other provisions of this Section 8.7, Seller’s role in the Development of Products as contemplated by this Agreement, including its participation in the Joint Development Committee and its rights and obligations set forth in this Section 8.7 in relation thereto, shall terminate upon termination of the Joint Development Period; provided, that such termination shall not limit or restrict any rights or obligations of Buyer or Seller accrued prior to such termination.
          8.8 Commercialization.
          (a) Commercialization Generally. Subject to the other provisions of this Agreement, including the other provisions of this Section 8.8, Buyer shall be solely responsible to Commercialize the Products in the Territory from and after the First Closing Date. All Commercialization activities shall be conducted in accordance with the terms of this Agreement. Buyer shall use Commercially Reasonable Efforts to Commercialize Products in order to maximize Net Sales in the Territory during the Marketing Term.
          (b) Compliance with Laws. In connection with all Commercialization activities under this Agreement, Buyer and all of its sales representatives shall comply with all applicable rules, regulations and requirements, including the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, April 2003, PDMA, state Laws and regulations governing the storage and distribution of pharmaceutical samples and aggregate spending on physician gifts, entertainment and expenses, the PhRMA Code, Section 1128B(b) of the Social Security Act, the AMA Guidelines on Gifts to Physicians from Industry, the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, HIPAA and all other applicable Laws.
          (c) Promotional Materials. Buyer shall be responsible for developing and disseminating all promotional, advertising, communication and educational materials relating to the Commercialization of the Products hereunder.
          (d) Launch. Buyer shall or shall cause its Affiliates, agents, licensees, sublicensees or distributors to Launch the PTB Product in the United States within six (6) months after receipt of the PTB US Approval.
          (e) Potential Partners Ex-U.S. To the extent Buyer or any Affiliate thereof is not seeking Regulatory Approval or Commercializing any Royalty Products or PTB Royalty Products in a country outside the U.S. and has no current plans to do so, Seller shall be entitled to seek proposals from Third Parties to Develop and/or Commercialize Royalty Products and/or

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PTB Royalty Products in such country. Prior to initiating efforts to identify or solicit proposals from Third Parties, Seller shall notify the Buyer of its intent to do so. In such event Buyer shall cooperate with Seller in such efforts, including providing Seller or any Third Party such information and data regarding the Product as may be reasonably requested by Seller or such Third Party, subject to such Third Party entering into a confidentiality agreement on terms approved in writing by Buyer (such approval not to be unreasonably withheld). Any proposals submitted by any such Third Party shall be reviewed and discussed by the Joint Commercialization Committee, provided that any decision whether or not to pursue any such proposals shall be subject to the approval of Buyer. For the avoidance of doubt, any activities of Seller contemplated by this Section 8.8(e) shall not constitute a breach of Section 8.11.
          8.9 Joint Development Committee.
          (a) Generally.
          (i) The Parties will establish a Joint Development Committee, composed of three (3) senior executives of Seller and three (3) senior executives of Buyer, two (2) of which will have responsibility for Development activities within the appointing Party’s organization. Prior to the First Closing Date, each Party will designate its initial members to serve on the Joint Development Committee and notify the other Party of the dates of availability for the first meeting of the Joint Development Committee. Each Party may replace its representatives on the Joint Development Committee on written notice to the other Party.
          (ii) The Joint Development Committee will oversee and supervise all Development activities for Products by the Parties pursuant to this Agreement. Without limiting the foregoing, the Joint Development Committee shall: (A) review the Development Plan and Development Budget no less frequently than once per calendar year and consider and approve any proposed amendments or updates thereto; (B) be responsible for monitoring and reviewing the activities of the Parties in connection with Development of Products under the Development Plan and assessing overall performance and compliance by the Parties with the Development Plan; (C) determine any matter within the Joint Development Committee’s responsibility delegated to any sub-committees established pursuant to Section 8.9(d) with respect to which such sub-committees have been unable to reach agreement; (D) perform any other activities related to the Development Plan as jointly requested by both Parties from time to time; (E) be solely responsible for approving any submission to the FDA of the PTB NDA or PTB Supplemental NDA; (F) be solely responsible for approving any amendments, modifications, supplements or updates to the PTB NDA or PTB Supplemental NDA; (G) be solely responsible for negotiating and accepting the PTB US Approval and (H) consider and act upon such other matters as specified in this Agreement.
          (b) Meetings of the Joint Development Committee.
          (i) The Joint Development Committee shall meet on a quarterly basis and at such other times as the Parties may agree, with at least thirty (30) days advance written notice to each Party. The first meeting of the Joint Development Committee shall

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be held as soon as reasonably practicable, but in no event later than thirty (30) days following the First Closing Date. Meetings shall be held face to face at such dates and places as are mutually agreed or by teleconference or videoconference should the members of the Joint Development Committee mutually decide. Unless otherwise agreed by the Parties, all in-person meetings of the Joint Development Committee shall be held on an alternating basis between Seller’s facility and Buyer’s facilities.
          (ii) Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Joint Development Committee meetings, with the consent of the other Party (which shall not be unreasonably withheld); provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Third Party will be subject to the prior approval of the other Party and must be bound by a confidentiality agreement acceptable to both Parties.
          (iii) Buyer shall appoint one (1) of its representatives on the Joint Development Committee to act as chairperson of the Joint Development Committee. The chairperson shall set agendas for Joint Development Committee meetings; provided that the agendas will include any reasonable matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of each Joint Development Committee meeting, which draft minutes shall be subject to review and comment by the Parties.
          (iv) In order to have a quorum for the conduct of business at any Joint Development Committee meeting, at least one (1) representative of each Party must be present.
          (c) Decision Making.
          (i) Decisions of the Joint Development Committee shall be made by unanimous vote, with each Party’s representatives to the Joint Development Committee collectively having one vote. In the event of a disagreement among the Joint Development Committee with respect to a matter to be decided by the Joint Development Committee as specified herein, the matter shall be referred to the Senior Officers who shall attempt in good faith to resolve such disagreement. If they cannot resolve such issue within thirty (30) days of the matter being referred to them, then, subject to Section 8.9(c)(ii) below, the resolution and/or course of conduct shall (x) in the case of decisions made in respect of matters described in clauses (E) and (G) of the last sentence of Section 8.9(a)(ii), be determined by Buyer in its sole discretion and (y) in all other cases, be determined by Buyer in its reasonable discretion.
          (ii) Notwithstanding the foregoing, in no event shall Buyer in exercising its final decision-making authority described in Sections 8.9(c)(i) have the right:
     (A) to modify or amend the terms and conditions of this Agreement or to determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement; or

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     (B) to approve or adopt any amendment, modification or update to the Development Plan or Development Budget or take any other action that would (A) unilaterally impose an obligation (financial or otherwise) on Seller beyond those expressly provided in this Agreement, (B) excuse Buyer from any of its obligations specifically enumerated under this Agreement, or (C) reduce the rights of Seller specifically enumerated under this Agreement.
          (d) Sub-Committees.
          (i) The Joint Development Committee may, at any time it deems necessary or appropriate, establish additional joint committees and delegate such of its responsibilities as it determines appropriate to such joint committees.
          (ii) In the event of a disagreement among the members of any such joint committee, the matter shall be referred to the Joint Development Committee for resolution pursuant to Section 8.9(c) above.
          8.10 Joint Commercialization Committee.
          (a) Generally.
          (i) The Parties will establish a Joint Commercialization Committee composed of one (1) representative of Seller and such number of representatives of Buyer as it shall determine, in its discretion. Prior to the First Closing Date, each Party will designate its initial members to serve on the Joint Commercialization Committee and notify the other Party of the dates of availability for the first meeting of the Joint Commercialization Committee. Each Party may replace its representatives on the Joint Commercialization Committee on written notice to the other Party.
          (ii) The Joint Commercialization Committee will provide a means for the exchange of information between the Parties regarding Commercialization activities for Products. Without limiting the foregoing, at each annual meeting of the Joint Commercialization Committee, the Committee shall review and discuss Buyer’s Commercialization activities with respect to Products during the prior year and review and discuss Buyer’s planned Commercialization activities for the next year. In furtherance thereof, at each annual meeting of the Joint Commercialization Committee, Buyer shall provide to Seller a Commercialization presentation covering sales forecasts and the annual marketing plan, including sales force allocations and activities. The Joint Commercialization Committee shall also review and discuss opportunities or proposals to grant any license, sublicense, distribution or marketing rights to any Third Party to Commercialize any Royalty Products or PTB Royalty Products in any country outside the U.S. from time to time, including as contemplated by Section 8.8(e).
          (b) Meetings of the Joint Commercialization Committee.
          (i) The Joint Commercialization Committee shall meet on an annual basis, from time to time at the request of Seller for the purpose contemplated by

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Section 8.8(e), and at such other times as the Parties may agree, in each case, with at least thirty (30) days advance written notice to each Party. The first meeting of the Joint Commercialization Committee shall be held as soon as reasonably practicable, but in no event later than ninety (90) days following the First Closing Date. Meetings shall be held face to face at such dates and places as are mutually agreed or by teleconference or videoconference should the members of the Joint Commercialization Committee mutually decide. Unless otherwise agreed by the Parties, all in-person meetings of the Joint Commercialization Committee shall be held at an alternating basis between Seller’s facility and Buyer’ facilities.
          (ii) Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Joint Commercialization Committee meetings in a non-voting capacity, with the consent of the other Party (which shall not be unreasonably withheld); provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Third Party will be subject to the prior approval of the other Party and must be bound by a confidentiality agreement acceptable to both Parties.
          (c) Decision Making. The Joint Commercialization Committee shall have no decision-making authority and the Commercialization of the Products in the Territory from and after the First Closing Date shall be in accordance with Section 8.8 hereof.
          8.11 Covenant Not to Compete.
          (a) Seller understands that Buyer shall be entitled to protect and preserve the value of the Business following the First Closing Date to the extent permitted by Law and that Buyer would not have entered into this Agreement absent the provisions of this Section 8.11. During the Joint Development Period and for a period of two (2) years thereafter (the “Non-Compete Period”), Seller and its Subsidiaries, and any successor to all or substantially all of their assets, taken as a whole, shall not, directly or indirectly (1) engage in the manufacture, Development or Commercialization in the Territory (A) of Products containing Progesterone, or (B) any other products which are approved or being Developed for any pre-term birth indication ((i) and (ii), collectively, “Competing Activities”); or (2) engage in, own, manage, operate, advise, control or in any way participate in the ownership, management, operation, financing or control of any business engaged in Competing Activities (a “Competing Business”). The restrictions set forth in this Section 8.11 shall not be construed to preclude, prohibit or restrict (i) Seller, from performing its obligations under this Agreement or the Other Agreements; (ii) any investment by Seller or its Subsidiaries in any class of publicly traded debt or equity securities of any Competing Business so long as Seller does not hold at any time during such period more than five percent (5%) of such class of issued and outstanding voting securities of such publicly traded company, and so long as Seller does not otherwise exercise any management or control with respect to such Competing Business; or (iii) any activity set forth on Schedule 8.11.
          (b) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or scope, the court is hereby requested and authorized by the Parties to revise the foregoing restriction to include the

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maximum restrictions allowable under applicable Law. Each of the Parties acknowledges, however, that this Section 8.11 has been negotiated by the Parties and that the Territory and Non-Compete Period are reasonable in light of the circumstances pertaining to the Parties.
          (c) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article X and other remedies at law, if any, would be inadequate in the case of any breach of the covenants contained in this Section 8.11, and, accordingly, Buyer shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.
ARTICLE IX.
TERMINATION AND SURVIVAL
          9.1 Termination.
          (a) This Agreement may be terminated prior to the First Closing Date:
          (i) at any time before the First Closing Date by mutual written consent of Buyer and Seller;
          (ii) by either Party, by delivery of written notice of termination to the other, if the First Closing Date has not occurred on or before August 30, 2010 (the “Outside Date”); provided, that such failure is not due to the failure of the Party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement;
          (iii) by either Party, by delivery of written notice of termination to the other, if the Seller Stockholders’ Meeting is held and the Required Seller Stockholders Vote is not obtained at the Seller Stockholders’ Meeting (or at any adjournment thereof); or
          (iv) by either Party, by delivery of written notice of termination to the other, if any Regulatory Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable; provided that in order for either party to seek to terminate this Agreement pursuant to this Section 9.1(a)(iv), it must have used its commercially reasonable efforts to lift and rescind such order, decree, ruling or other action.
          (b) This Agreement may be terminated by Seller prior to the First Closing Date by delivery of a written notice of termination to Buyer, if:
          (i) (A) any representation or warranty of Buyer set forth in this Agreement shall have become untrue, (B) such misrepresentation is not capable of being cured prior to the Outside Date and (C) as a result of the preceding clauses (A) and (B), the condition set forth in Section 7.3(a) is not capable of being met; or

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          (ii) (A) a material breach of any covenant or obligation in this Agreement has been committed by Buyer, (B) such breach has not been waived by Seller and such breach is not cured by Buyer within ten (10) days after written notice thereof is delivered by Seller to Buyer or is incapable of being cured by Buyer and (C) as a result of the preceding clauses (A) and (B), the condition set forth in Section 7.3(b) is not capable of being met.
          (c) This Agreement may be terminated by Buyer prior to the First Closing Date by delivery of a written notice of termination to Seller, if:
          (i) (A) any representation or warranty of Seller set forth in this Agreement shall have become untrue, (B) such misrepresentation is not capable of being cured prior to the Outside Date and (C) as a result of the preceding clauses (A) and (B), the condition set forth in Section 7.2(a) is not capable of being met;
          (ii) (A) a material breach of any covenant or obligation in this Agreement has been committed by Seller, (B) such breach has not been waived by Buyer and such breach is not cured by Seller within ten (10) days after written notice thereof is delivered by Buyer to Seller or is incapable of being cured by Seller and (C) as a result of the preceding clauses (A) and (B), the condition set forth in Section 7.2(b) is not capable of being met; or
          (iii) if, prior to obtaining the Required Seller Stockholders Vote a Change of Board Recommendation shall have occurred; provided, that any such termination must occur within five (5) Business Days following the occurrence of any Change of Board Recommendation.
          9.2 Procedure and Effect of Termination.
          (a) Upon termination of this Agreement by Seller or Buyer pursuant to Section 9.1, this Agreement shall terminate forthwith and become void and there shall be no Liability or obligation on the part of the Parties or their respective Representatives, except as provided in this Section 9.2. Termination of this Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from this Agreement except those set forth in: (i) Section 8.1(a), this Article IX and Article XI; (ii) the Confidentiality Agreement; and (iii) any other provisions of this Agreement that specifically state that they shall survive termination of this Agreement.
          (b) In the event that this Agreement is terminated pursuant to Section 9.1(c)(iii), then Seller shall pay to Buyer a fee of two million dollars ($2,000,000) (the “Termination Fee”) within two (2) Business Days after such termination.
          (c) In the event that an Acquisition Proposal has been publicly announced and, thereafter, (x) this Agreement is terminated pursuant to Section 9.1(a)(ii) or Section 9.1(a)(iii) and (y) within twelve (12) months after the termination of this Agreement, Seller shall have entered into an agreement regarding or consummated a transaction which would have constituted an Acquisition Proposal (excluding an Equity Financing and/or any agreement relating thereto), then Seller shall pay to Buyer, the Termination Fee upon the earlier of (i) two

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(2) days following entering into any such agreement or (ii) immediately upon the consummation of any such transaction.
          (d) The Termination Fee shall be the sole and exclusive remedy of Buyer under circumstances where the Termination Fee is payable by Seller and upon payment of the Termination Fee in accordance with this Section 9.2, Seller shall not have any further Liability or obligation relating to or arising out of this Agreement; provided, however, that nothing in this Agreement shall limit the ability of either Party to obtain specific performance of this Agreement or to recover damages (including damages in excess of the Termination Fee) in the event of fraud or a willful breach of this Agreement by the other Party.
          (e) Each of the Parties acknowledges that the agreements contained in this Section 9.2 are an integral part of the Transactions contemplated by this Agreement and that without these agreements, Buyer would not enter into this Agreement. Accordingly, if Seller fails promptly to pay an amount due pursuant to this Section 9.2, and, in order to obtain such payment, Buyer commences a suit that results in a judgment against Seller, Seller shall pay to Buyer its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.
ARTICLE X.
INDEMNIFICATION
          10.1 Survival of Representations.
          (a) The representations and warranties and the covenants, agreements and obligations to be performed on or prior to the First Closing Date (the “Pre-Closing Covenants”) contained in this Agreement shall survive the First Closing Date solely for purposes of this Article X and shall terminate and no longer survive at the close of business on the eighteenth (18th) month anniversary of the First Closing Date (the “Basic Survival Period”); provided, however, that the representations and warranties of Seller in Sections 4.2, 4.4 and 4.5 and of the Buyer in Sections 5.2 and 5.3 (collectively, the “Fundamental Representations”) and the representations and warranties of Seller in Section 4.9 shall survive the First Closing Date until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The period of time a representation, warranty or the Pre-Closing Covenants survives the First Closing Date pursuant to the preceding sentence shall be the “Survival Period” with respect to such representation, warranty or the Pre-Closing Covenants. Subject to Section 10.6, so long as a Party gives written notice of an indemnification claim notice, including a description of the claim and the amount of claimed Losses for such claim on or before the expiration of the applicable Survival Period, such Indemnified Party shall be entitled to pursue its rights to indemnification under Section 10.2 or 10.3, as applicable. Subject to Section 10.6, in the event notice of any claim(s) for indemnification under Section 10.2 or 10.3 shall have been given within the applicable Survival Period and such claim(s) have not been finally resolved by the expiration of such Survival Period, the representations, warranties or Pre-Closing Covenants, as applicable, that are the subject of such claim(s) shall survive the end of

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the Survival Period of such representations, warranties or Pre-Closing Covenants until such claim(s) are finally resolved, but such representations, warranties and Pre-Closing Covenants shall only survive with respect to such asserted claim(s).
          (b) The covenants and agreements contained in this Agreement that require by their terms performance or compliance on and after the First Closing Date shall continue in force thereafter in accordance with their terms or if no term is specified, indefinitely.
          10.2 Indemnification by Seller. Subject to the limitations and terms of this Article X and Section 6.9(b), on and after the First Closing Date, Seller shall indemnify, reimburse and defend Buyer and its Affiliates and each of their respective Representatives, successors and assigns (“Buyer Indemnitees”) from and against, and hold them harmless from, any Losses incurred (payable promptly upon written request), without duplication, to the extent arising from, in connection with, or otherwise with respect to:
          (a) subject to Section 10.1, any breach of any representation or warranty of Seller contained in this Agreement;
          (b) any breach of any representation and warranty of Seller under any Other Agreement or any covenant, agreement or obligation of Seller contained in this Agreement or in any Other Agreement;
          (c) any Excluded Liability; and
          (d) any fees, expenses or other payments incurred or owed by Seller to any brokers, financial advisors or other comparable Persons retained or employed by Seller in connection with the Transactions.
          10.3 Indemnification by Buyer. Subject to the limitations and terms of this Article X, on and after the First Closing Date, Buyer shall indemnify and defend Seller, its Affiliates and each of their respective Representatives, successor and assigns (“Seller Indemnitees”) from and against, and agrees to hold them harmless from, any Losses, as incurred (payable promptly upon written request), without duplication, to the extent arising from, in connection with, or otherwise with respect to:
          (a) subject to Section 10.1, any breach of any representation or warranty of Buyer contained in this Agreement;
          (b) any breach of any representation or warranty of Buyer under any Other Agreement or any covenant, agreement or obligation of Buyer contained in this Agreement or in any Other Agreement;
          (c) any Assumed Liability;
          (d) any fees, expenses or other payments incurred or owed by Buyer to any brokers, financial advisors or other comparable Persons retained or employed by Buyer in connection with the Transactions; and

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          (e) any Losses of Seller arising out of or resulting from the circumstances described in Schedule 10.3(e).
          10.4 Limitation on Losses; Calculation of Losses; Treatment of Indemnification Payments.
          (a) Seller and Buyer shall have no indemnification obligations pursuant to Section 10.2(a) and Section 10.3(a) as applicable, except to the extent that the aggregate amount of Losses incurred or suffered by Indemnified Parties, that Buyer or Seller, as applicable, is otherwise responsible for under Section 10.2(a) or Section 10.3(a) as applicable, exceeds five hundred thousand dollars ($500,000) (the “Deductible”), at which time an Indemnified Party shall be entitled to assert claims against Buyer or Seller, as applicable, for all Losses in excess of, but excluding the Deductible; provided, that, subject to the immediately following proviso, the maximum liability of Buyer and Seller for all claims by Indemnified Parties under Section 10.2(a) or Section 10.3(a) as applicable, shall not in any case exceed seven million five hundred thousand dollars ($7,500,000) (the “Liability Cap”); provided further, that for purposes of claims made by Buyer Indemnitees pursuant to Sections 10.2(a) or Seller Indemnitees pursuant to Section 10.3(a) arising from the breach of a Fundamental Representation or fraud or intentional misrepresentation by Buyer or Seller, as applicable, the Liability Cap shall be inapplicable.
          (b) The amount of any Loss for which indemnification is provided under Section 10.2 or Section 10.3 shall be reduced to take account of any Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Loss in the Tax year of such incurrence or payment, or in the subsequent two (2) Tax years. In computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment under Section 10.2 or Section 10.3 or the incurrence or payment of any indemnified Loss.
          (c) The amount of Losses recoverable by an Indemnified Party under Section 10.2 or Section 10.3 shall be reduced by the amount of any payment received under insurance policies or from any third-party indemnitor by such Indemnified Party (or an Affiliate thereof) with respect to the Losses to which such claim for indemnification relates, less the reasonable cost incurred in obtaining such payment. If an Indemnified Party (or an Affiliate) receives any insurance or other payment in connection with any claim for Losses for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within thirty (30) days of receiving such payment, the amount of such payment (less the reasonable cost incurred in obtaining such payment) not to exceed the amount previously received by the Indemnified Party under Section 10.2 or Section 10.3, as applicable, with respect to such claim from the Indemnifying Party.
          (d) Any indemnity payment under Section 10.2 or Section 10.3 shall be treated as an adjustment to the Purchase Price, including for Tax purposes, to the maximum extent allowable under applicable Law.
          (e) Notwithstanding anything to the contrary herein, Seller shall not in any event be liable to the Buyer Indemnitees and Buyer shall not in any event be liable to the Seller

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Indemnitees on account of any indemnity obligation set forth in Section 10.2 or Section 10.3, respectively, for any indirect, consequential or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).
          10.5 No Termination of Indemnification. Except with respect to the Pre-Closing Covenants, the obligations to indemnify and hold harmless any Party pursuant to Sections 10.2(b)-(d) and Section 10.3(b)-(e), shall not terminate.
          10.6 Procedures.
          (a) In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a “Third-Party Claim”), such Indemnified Party must notify the indemnifying party (the “Indemnifying Party”) in writing (and in reasonable detail) of the Third-Party Claim within fifteen (15) Business Days after receipt by such Indemnified Party of notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim.
          (b) If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (i) a conflict of interest arises between the Indemnifying Party and the Indemnified Party such that legal counsel cannot represent both the Indemnifying Party and the Indemnified Party or (ii) the Indemnified Party is advised in writing by counsel that one or more legal defenses is available to it that are different from those of the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except under the conditions described in the prior sentence), separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third-Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim

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without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld). The Indemnifying Party may not settle, compromise or discharge any Third-Party Claim without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld), unless such settlement, compromise or discharge shall obligate the Indemnifying Party to pay the full amount of the Liability in connection with such Third-Party Claim, releases the Indemnified Party completely in connection with such Third-Party Claim and does not materially adversely affect the Indemnified Party.
          (c) In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 10.2 or Section 10.3 that does not involve a Third-Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party and in any event prior to the expiration of the underlying representations and warranties, if applicable. Except as provided in Section 10.5, the failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability that it may have to such Indemnified Party under Section 10.2 or Section 10.3, except to the extent that the Indemnifying Party shall have been actually prejudiced as a result of such failure. If the Indemnifying Party disputes its Liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with Section 11.10.
          (d) To the extent of any conflict between this Section 10.6 and Section 8.6(e), Section 8.6(e) shall control.
          10.7 Sole Remedy. Each of Buyer and Seller acknowledges and agrees that its sole and exclusive remedy after the First Closing Date with respect to any and all claims and causes of action relating to this Agreement (including the Schedules), the Other Agreements and the Transactions, the Purchased Assets, the Assumed Liabilities and the Shares (other than claims of, or causes of action arising from fraud) shall be pursuant to the indemnification provisions set forth in this Article X or as provided in Section 11.11.
          10.8 Effect of Investigation or Knowledge. Any claim by Buyer or its Affiliates or any of their Representatives for indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to Buyer, nor, subject to the limitations set forth in Section 6.9(b), shall such a claim be adversely affected by Buyer’s knowledge on or before any Closing Date of any breach of the type specified in Section 10.2 or of any state of facts that may give rise to such a breach. Subject to the limitations set forth in Section 6.9(b), the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not adversely affect the right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants or obligations.

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ARTICLE XI.
MISCELLANEOUS
          11.1 Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors’ and assigns. Prior to the First Closing, Buyer shall assign its rights and obligations to purchase certain Non-United States Purchased Assets to a wholly-owned Subsidiary of Parent. In addition, from and after the First Closing Date, either Party may (a) assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of the other Party; and (b) assign this Agreement in its entirety without the other Party’s consent to an entity that acquires all or substantially all of the assets of the assigning party to which this Agreement relates, whether by merger, acquisition or otherwise; provided, however, that in the event Seller assigns this Agreement pursuant to clause (b) above, Buyer shall have the right, at any time during the six (6) month period after such assignment and upon thirty (30) days’ prior written notice to Seller or Seller’s successors and assigns, as applicable, to (i) terminate the Joint Development Period and Seller’s or Seller’s successors and assigns role in the Development of Products as contemplated by Section 8.7 (subject to Section 8.7(j)), (ii) disband the Joint Development Committee and the rights and obligations set forth in Section 8.9, and (iii) disband the Joint Commercialization Committee and terminate the rights and obligations set forth in Section 8.10. Other than as provided in this Section 11.1, neither Party may sell, transfer, assign, license, sublicense, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of Law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto and any attempted assignment or transfer of this Agreement shall be null and void.
          11.2 Guarantee of Obligations.
          (a) Parent will receive substantial benefits from the consummation of the Transactions, and for other good and valuable consideration the sufficiency of which is clearly acknowledged as a material inducement for Seller to enter into this Agreement, Parent hereby unconditionally and irrevocably guarantees the prompt performance, payment and discharge when due, of each and every obligation of Buyer and each and every successor or assignee of Buyer under this Agreement and the Other Agreements and of the Non-US Asset Purchaser (as defined in the License Agreement) under the License Agreement, including the payment obligations hereunder and thereunder. Seller will receive substantial benefits from the consummation of the Transactions, and for other good and valuable consideration the sufficiency of which is clearly acknowledged as a material inducement for Buyer to enter into this Agreement, Seller hereby unconditionally and irrevocably guarantees the prompt performance, payment and discharge when due, of each and every obligation of each and every successor or assignee of Seller under this Agreement and the Other Agreements and of Columbia Laboratories (Bermuda) Ltd. under the License Agreement, including the payment obligations hereunder and thereunder.
          (b) This Agreement constitutes the legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms. Parent has the unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by Parent have

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been duly authorized by all necessary action on behalf of Parent and this Agreement has been duly executed and delivered by Parent.
          11.3 Expenses. Except as otherwise specified herein, each Party shall bear its own expenses with respect to the preparation of this Agreement and the Transactions.
          11.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted if telecopied (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:
          If to Seller, to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
Attention: General Counsel
Facsimile: 973.994.3001
          with copies (which shall not constitute notice) sent concurrently to:
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Adam H. Golden and Steven G. Canner
Facsimile: 212.836.8689
          If to Buyer or Parent, to:
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 92880
Attention: General Counsel
Facsimile: 951.493.5817
          with copies (which shall not constitute notice) sent concurrently to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Attention: R. Scott Shean
Facsimile: 714.755.8290
provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.
          11.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Regulatory Authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or of the remainder of this Agreement.
          11.6 Amendments; Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties hereto. This Agreement (and all Annexes, Exhibits and Schedules attached hereto), the Other

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Agreements and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and preliminary agreements made prior to the Execution Date. In the event of any conflict between any specific provision of this Agreement and a provision of any of the Asset Transfer Documentation, the provisions of this Agreement shall govern.
          11.7 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement; provided, however, the Buyer Indemnitees and Seller Indemnitees that are not Parties are intended third-party beneficiaries of this Agreement and shall be entitled to the benefits of Article X and enforce the same as if they were Parties hereto (subject to the limitations contained therein).
          11.8 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof. Except as provided in Section 9.2, all remedies either under this Agreement or by Law or otherwise afforded, will be cumulative and not in the alternative.
          11.9 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.
          11.10 Arbitration.
          (a) All disputes, differences, controversies and claims of the Parties arising out of or relating to the Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 11.10.
          (b) Following the delivery of a written demand for arbitration by either Party, each of Buyer and Seller shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two chosen arbitrators shall mutually, within ten (10) Business Days after selection select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge, subject to Section 11.10(i) below, selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after delivery of the written demand for arbitration (or such other time period as the Parties may agree), the Parties shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria.
          (c) The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the

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Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by Buyer and Seller, the sole discovery available to each Party shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.
          (d) The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the Parties agree to extend such time. The award shall be final and binding upon the Parties.
          (e) Any judicial proceeding arising out of or relating to this Agreement or the relationship of the Parties, including without limitation any proceeding to enforce this section, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each Party accepts the jurisdiction of the Enforcing Court.
          (f) Each Party shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section, including attorneys’ fees, unless determined otherwise by the Arbitrator.
          (g) The Parties agree that the existence, conduct and content of any arbitration pursuant to this section shall be kept confidential and no Party shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by Law or by any Regulatory Authority (or any exchange on which such Party’s securities are listed) or for financial reporting purposes in such Party’s financial statements.
          (h) Notwithstanding the foregoing, none of the provisions of this Section 11.10 shall restrict the right of any Party to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.
          (i) For purposes of resolving any disputes pursuant to Section 2.8(a)(ii) or Section 2.8(d)(ii), the Arbitrators shall consist of current or former executives with knowledge of and experience in the pharmaceutical industry.
          11.11 Injunctive Relief. Except as set forth in Section 9.2, the Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement, including Section 8.11, were not performed in accordance with their specific terms or were otherwise breached and that such damages would not be fully compensable by an award of money damages. It is accordingly agreed that, except as set forth in Section 9.2, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. The parties agree that notwithstanding Section 11.10, any Action brought for an injunction or injunction, or for specific performance shall be heard and exclusively in the Delaware Chancery Court sitting in New Castle County and each Party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

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          11.12 Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
          11.13 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the Parties hereto delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
          11.14 Schedules. Buyer agrees that any disclosure by Seller of any item or matter under any Section or subsection in the Schedules delivered by Seller in connection with this Agreement, or in attachments thereto, and documents referred to therein, (a) shall be deemed disclosure for all purposes of Article IV and (b) shall not establish any threshold of materiality or concede the materiality of any matter or item disclosed therein.
          11.15 Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Pages to Follow.]

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     IN WITNESS WHEREOF, the Parties hereto have caused this Purchase and Collaboration Agreement to be executed by their respective duly authorized officers as of the date first above written.

COLUMBIA LABORATORIES, INC.
By:	/s/ Frank C. Condella, Jr.
	Name:	Frank C. Condella, Jr.
	Title:	Interim Chief Executive Officer

COVENTRY ACQUISITION, INC.
By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	Authorized Signatory

WATSON PHARMACEUTICALS, INC. (solely for purpose of Section 11.2)
By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	President and Chief Executive Officer

ANNEX 1.1
DEFINITIONS
     “AAA” has the meaning set forth in Section 11.10(a).
     “Acquisition Proposal” has the meaning set forth in Section 6.5(f).
     “Action” means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before any Regulatory Authority.
     “Affiliate” of a Party or Person means any Person, whether de jure or de facto, that directly or indirectly, controls, is controlled by, or is under common control with such Party or Person, as applicable. Solely as used in this definition, “control” means (i) direct or indirect ownership of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such Party or Person, or (ii) the possession of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this Agreement, Buyer and Seller shall be deemed not to be Affiliates. For purposes of this Agreement and the Confidentiality Agreement, any Wholesaler Affiliate shall be deemed not to be an Affiliate of Buyer.
     “Agreement” has the meaning set forth in the Preamble.
     “Allocation Schedule” has the meaning set forth in Section 2.9.
     “ANDA” has the meaning set forth in the definition of Generic Equivalent.
     “Arbitrator” has the meaning set forth in Section 11.10(b).
     “Asset Transfer Documentation” means the Asset Transfer Documentation in substantially the form attached hereto as Exhibit A.
     “Assigned Contracts” has the meaning set forth in Section 2.1(e).
     “Assumed Liabilities” has the meaning set forth in Section 2.4.
     “Audit Rights Holder” has the meaning set forth in Section 2.8(d)(vi)(B).
     “Audit Team” has the meaning set forth in Section 2.8(d)(vi)(B).
     “Auditee” has the meaning set forth in Section 2.8(d)(vi)(B).
     “Basic Survival Period” has the meaning set forth in Section 10.1(a).

     “Books and Records” means all books, records, files, documents, data, information and correspondence primarily related to the conduct of the Business and not constituting Product Data.
     “Business” has the meaning set forth in Section 4.4(b).
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, United States of America are authorized or obligated by Law to be closed.
     “Buyer” has the meaning set forth in the Preamble.
     “Buyer Development Activities” means all Development activities with respect to the Products that are designated as Buyer’s responsibility in this Agreement or the Development Plan.
     “Buyer Indemnitees” has the meaning set forth in Section 10.2.
     “Bylaws” has the meaning set forth in Section 4.5(a).
     “Certificate of Incorporation” has the meaning set forth in Section 4.5(a).
     “Change of Board Recommendation” has the meaning set forth in Section 6.5(d).
     “Charter Amendment” means the Amendment to the Certificate of Incorporation of Seller, in substantially the form attached hereto as Exhibit E.
     “Clinical Trial Results Milestone” has the meaning set forth in Section 2.8(a).
     “Clinical Trial Results Milestone Payment” has the meaning set forth in Section 2.8(a).
     “Closing” has the meaning set forth in Section 3.1(b).
     “Closing Date” has the meaning set forth in Section 3.1(b).
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Commercialize” means to import, market, detail, promote, advertise, distribute and sell; and “Commercialization” or “Commercializing” will have the corresponding meaning.
     “Commercially Reasonable Efforts” means the carrying out of obligations or tasks by a Party in a sustained and diligent manner using good faith efforts and resources commonly used in the pharmaceutical industry for a similar product (or activities designed to identify such product) of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of Regulatory Approval, its profitability and all other relevant factors, which efforts shall be consistent with the exercise of prudent scientific and business judgment applied in the pharmaceutical industry by a party of similar size to products or research, development, regulatory approval and marketing projects of similar scientific and commercial potential. Without limiting the generality of the foregoing, Commercially Reasonable Efforts requires that: (i) a Party promptly assign responsibility for such obligations to specific employee(s) or consultant(s) who are held accountable for progress and monitor such progress on an ongoing basis, (ii) such Party set and consistently seek to achieve specific and meaningful objectives for carrying out such obligations and (iii) such Party consistently makes and implements decisions and allocates resources designed to advance progress with respect to such objectives.
     “Common Stock” has the meaning set forth in the Recitals.
     “Competing Activities” has the meaning set forth in Section 8.11(a).
     “Competing Business” has the meaning set forth in Section 8.11(a).
     “Complete Indemnity Obligation” has the meaning set forth in Section 8.6(e).
     “Completion of PTB US Development” means the earliest of (i) PTB US Approval, (ii) mutual agreement of the Parties to cease the development of the PTB Indication or (iii) December 31, 2012.
     “Confidentiality Agreement” means that certain Mutual NonDisclosure Agreement, dated as of April 15, 2009 between Seller and Parent (including any amendments or supplements thereto).
     “Contracts” means any and all binding commitments, contracts, purchase orders, leases, licenses or other agreements.
     “Control” or “Controlled” means, with respect to any Intellectual Property, the legal authority or right (whether by ownership, license or otherwise) of a Party or its Affiliates to grant a license or a sublicense of or under such Intellectual Property to another Person, without breaching the terms of any agreement with a Third Party.
     “Copyrights” means any copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, copyright registrations, or any application therefore, in the U.S. or any foreign country, and all rights to register and obtain renewals and extensions of registrations.
     “Deductible” has the meaning set forth in Section 10.4(a).
     “Delivery System” means a system for delivering a drug or other biological or chemical product to a human or animal subject, including any oral formulation, patch, gel, “progressive hydration tablet” or other drug delivery technology.
     “Develop” or “Development” means activities directly and specifically relating to the pre-clinical and clinical drug development of a Product or the updating or review of the Product labeling, including test method development and stability testing, assay development, toxicology, formulation, quality assurance/quality control development, statistical analysis, pharmacokinetic studies, clinical trials (including, without limitation, research to design clinical trials) and any other research and development activities with respect to a Product.
     “Development Bank Account” has the meaning set forth in Section 8.7(c).
     “Development Budget” has the meaning set forth in Section 8.7(a)(ii).
     “Development Costs” means expenses and other costs, including regulatory expenses, incurred by or on behalf of a Party or its Affiliates in connection with the Development of the Products in accordance with the applicable approved Development Plan (including the Development Budget), in accordance with GAAP (or other internationally recognized accounting standard used by such Party), including, without limitation, the costs of clinical trials, the preparation, collection and/or validation of data from such clinical trials and the preparation of medical writing and publishing on the data and results obtained from such clinical trials. Without limiting the generality of the foregoing, Development Costs shall include, to the extent included in the scope set forth above:
     (a) all out-of-pocket costs incurred by the Parties or their Affiliates, including payments made to Third Parties with respect to any of the foregoing;
     (b) the cost of clinical supply, including without limitation (i) costs of manufacturing or procuring clinical supplies, including reasonable costs incurred in connection with the development of the manufacturing process for such clinical supplies, but excluding any capital expenditures or qualification or validation expenses relating to any manufacturing facility, (ii) expenses incurred to purchase and/or package placebos and comparator drugs, and (iii) costs and expenses of disposal of clinical samples; and
     (c) the costs of Regulatory Filings.
     “Development Plan” has the meaning set forth in Section 8.7(a)(ii).
     “Dispute” and, collectively, “Disputes” have the meanings set forth in Section 11.10(a).
     “Efficacy Supplement” means an NDA submission to FDA requesting approval for a change to an approved product, including a request for approval of a new indication for an approved product.
     “EMEA” means the European Medicines Agency or any successor European governmental agency thereto.
     “Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien or encumbrance, other than any licenses of Intellectual Property.
     “Enforcing Court” has the meaning set forth in Section 11.10(e).
     “Environmental Claim” means any and all administrative or judicial actions, suits, orders, written claims, Encumbrances, notices, notices of violations, complaints, requests for information, proceedings, or other written communication (written or oral), whether criminal or civil, pursuant to any applicable Environmental, Safety and Health Law by any Person (including any Regulatory Authority) alleging, asserting, or claiming any actual or potential (i) violation of or Liability under any Environmental, Safety and Health Law, (ii) violation of any environmental permit, or (iii) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on or resulting from the presence, Release, or threatened Release into the environment, of any Hazardous Substances at any location.
     “Environmental, Safety and Health Laws” means any and all applicable Laws that relate to protection of the environment, or the imposition of Liability for, or standards of conduct concerning, the manufacture, processing, generation, distribution, use, treatment, storage, disposal, Release, cleanup, transport or handling of Hazardous Substances, including the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, any other so-called “Superfund” or “Superlien” Laws, and the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic chemicals, and the state analogues thereto.
     “Equitable Exceptions” has the meaning set forth in Section 4.2(a).
     “Equity Financing” has the meaning set forth in Section 6.5(f).
     “Exchange” means the NASDAQ Global Market.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Excluded Assets” has the meaning set forth in Section 2.3(a).
     “Excluded Liabilities” has the meaning set forth in Section 2.5.
     “Execution Date” means the date set forth in the Preamble.
     “Ex-U.S. Approval Milestone has the meaning set forth in Section 2.8(c)(i).
     “Ex-U.S. Filing Milestone has the meaning set forth in Section 2.8(c)(i).
     “Ex-U.S. Filing/Approval Milestone Payment” has the meaning set forth in Section 2.8(c)(ii).
     “FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.
     “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

     “Federal Health Care Program” means any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States government (including the Medicare and Medicaid programs).
     “Filing Party” has the meaning set forth in Section 8.6(a).
     “Financial Statements” means the financial statements of Seller included in the SEC Documents.
     “First Closing” has the meaning set forth in Section 3.1(a).
     “First Closing Date” has the meaning set forth in Section 3.1(a).
     “First Closing Date Assumed Liabilities” has the meaning set forth in Section 2.4.
     “First Closing Date Purchased Assets” has the meaning set forth in Section 2.1.
     “First Closing Straddle Period” means any Tax period beginning before or on and ending after the First Closing Date.
     “Form 8594” has the meaning set forth in Section 2.9.
     “Former Superior Proposal” has the meaning set forth in Section 6.5(d).
     “Fundamental Representations” has the meaning set forth in Section 10.1(a).
     “GAAP” means United States generally accepted accounting principles.
     “Generic Entry” means, with respect to any Product in any country, that a Generic Equivalent of such Product has been Launched by a Third Party and Net Sales of such Product in such country for any calendar quarter thereafter have fallen by fifty percent (50%) from the average quarterly Net Sales of such Product in such country over the last four (4) complete calendar quarters ending prior to such Launch and such decline in Net Sales is directly attributable to the marketing or sale in such country of such Generic Equivalent in such country.
     “Generic Equivalent” means, with respect to any Product in a given country, any true AB rated generic product (i.e., a non-proprietary product) (1) with the same active ingredient(s) and administration route as such Product, and (2) that obtained Regulatory Approval in such country solely by means of an abbreviated NDA (“ANDA”) filing (or a similar procedure in a country other than the United States) for establishing bioequivalence of such Product that does not require any human clinical trials other than solely for purposes of establishing bioequivalence to the Product.
     “Gross Profit” means Net Sales less raw materials costs, conversion costs (direct labor), laboratory testing, quality control, freight, packaging, manufacturing variances, FDA annual user fees, depreciation and manufacturing management/overheads.

     “Hazardous Substance” means any material, substance, waste, compound, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Regulatory Authority under any Environmental, Safety and Health Law, including petroleum or petroleum products (including crude oil) and any derivative or by-product thereof, natural gas, synthetic gas and any mixture thereof, or any substance that is or contains polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos-containing materials (ACMs) or lead, and, for the avoidance of doubt, excluding radio frequencies.
     “Impending Generic Entity” has the meaning set forth in Section 2.8(d)(ii).
     “IND” means an Investigational New Drug Application for a pharmaceutical product filed with the FDA and all amendments and supplements thereto or equivalent applications in other countries.
     “Indemnified Party” has the meaning set forth in Section 10.6(a).
     “Indemnifying Party” has the meaning set forth in Section 10.6(a).
     “Independent Accounting Firm” means a nationally recognized firm of independent public accountants, mutually selected by the Parties.
     “Indication” means the indication(s) for which a Product is being Developed or for which it is approved, including assisted reproductive technology indications and the PTB Indication.
     “Intellectual Property” means intellectual property rights, including Trademarks, Copyrights, Patents and Know-How, whether registered or unregistered, and all applications and registrations therefor.
     “Investment Company Act” has the meaning set forth in Section 4.20.
     “Investor’s Rights Agreement” means the Investor’s Rights Agreement, in substantially the form attached hereto as Exhibit B.
     “IRS” means the Internal Revenue Service of the United States.
     “Joint Development Period” means the period beginning on the First Closing Date and ending on such date as (i) the Parties mutually decide to cease joint activities with respect to Development of Products; provided, that Seller or Buyer may terminate the Joint Development Period by written notice to the other Party at any time after the fifth (5th) anniversary of the First Closing Date or (ii) terminated by Buyer pursuant to Section 11.1.
     “Know-How” means research and development data, information, reports, studies, validation methods and procedures, unpatented inventions, knowledge, trade secrets, technical or other data, or other materials, methods, procedures, processes, flow diagrams, materials, developments or technology, including all biological, chemical, pharmacological, toxicological, clinical, manufacturing, analytical, safety, quality assurance, quality control and other data, information, reports or studies, other than any of the foregoing which is the subject of a Patent.
     “Knowledge” means, with respect to Seller, the actual knowledge of any executive officer of Seller.
     “Launch” means the launch of a Product in a country or jurisdiction within the Territory in such quantities as are customary for the general introduction of a pharmaceutical product in such country or jurisdiction.
     “Launch Quantities” has the meaning set forth in Section 2.8(b).
     “Law” means each provision of any currently existing federal, provincial, state, local or foreign law, statute, ordinance, order, code, rule or regulation, promulgated or issued by any Regulatory Authority.
     “Liability” means, collectively, any indebtedness, guaranty, endorsement, claim, liability, loss, damage, deficiency, cost, expense, obligation, commitment or responsibility, of whatever kind or nature, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, or absolute, contingent or otherwise, including any products liability.
     “Liability Cap” has the meaning set forth in Section 10.4(a).
     “License Agreement” means the License Agreement between Buyer and Seller, in substantially the form attached hereto as Exhibit D.
     “Losses” means, with respect to any claim or matter, all losses, obligations and other Liabilities or other damages, diminution in value, fines, fees, Taxes, penalties, interest obligations, deficiencies and reasonable expenses.
     “MAA” means an application for the authorization to market a pharmaceutical product in any country or group of countries outside the United States, as defined in the applicable Laws and filed with the Regulatory Authority of a given country or group of countries.
     “MAE Notice” has the meaning set forth in Section 6.9(b).
     “Major Territories” means the (i) United States, (ii) at least one of France, Germany or the United Kingdom, (iii) Japan, and (iv) at least one of Brazil, Russia, India, or China.
     “Marketing Term” means the period starting on the First Closing Date and ending, on a country-by-country basis, upon expiration of the later to expire of the Royalty Product Term or the PTB Royalty Term, as applicable, in such country.
     “Material Adverse Effect” means any state of facts, change, development, event, occurrence, effect or condition that, individually or in the aggregate, is materially adverse to the business, assets, liabilities, results of operations or financial condition of Seller and its Subsidiaries, taken as a whole, but shall exclude any facts, change, development, event, occurrence, effect or condition to the extent resulting or arising from any one or more of the following: (a) changes, effects or events that generally affect the industr(ies) in which Seller operates (including the pharmaceutical industry and Progesterone products industry) or the manufacture, Development or Commercialization of Progesterone products (including legal and regulatory changes) to the extent that they do not disproportionately affect Seller relative to other industry participants, (b) general economic or political changes, effects or events affecting the financing or securities markets generally to the extent that they do not disproportionately affect Seller relative to other industry participants, (c) changes, developments or events caused by an act of God or by acts of terrorism or war (whether or not declared) occurring after the Execution Date (including, a material worsening of current conditions), (d) changes, effects or events arising from, or in connection with, the consummation (or anticipated consummation) of the Transactions or any of them, or the announcement of the execution of, this Agreement or the Other Agreements, the pendency or public disclosure of this Agreement or the Transactions, (e) any change in accounting practices or policies of Seller as required by GAAP, (f) any changes, effects or events that result from any action taken pursuant to or in accordance with this Agreement, the Other Agreements or at the written request of Buyer, (g) any failure of Seller to meet estimates or expectations of Seller’s revenues or earnings (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been or will be a Material Adverse Effect), or (h) any Action made or brought (whether before or after the Execution Date) by any of the current or former stockholders of Seller, arising out of this Agreement or the Transactions.
     “Material Contract” shall mean each Contract to which Seller or any of its Subsidiaries is a party, in each case, with a Third Party (excluding Contracts that are the subject of Section 4.6(f)),
          (i) which has been included in the list of exhibits of any SEC Document filed by Seller with the SEC, since January 1, 2009;
          (ii) which relates primarily to the Products and involves or is reasonably expected to involve payment by or to Seller or any of its Subsidiaries after the First Closing Date of more than $500,000 per year, including any such Contract relating to the clinical trial, supply, manufacture, marketing or co-promotion of, or collaboration with respect to, any Product or Product candidate;
          (iii) which relates to or evidences third-party indebtedness for borrowed money of Seller or any of its Subsidiaries in excess of $1.0 million;
          (iv) which relates to the Products and contains any covenant limiting, in any material respect, the ability of Seller or any of its Subsidiaries to engage in any line of business or compete with any Third Party;
          (v) which is a material Contract of the type described in clauses (i) — (iii) above and contains any provisions contemplating or relating to a change in control or similar event with respect to Seller or any one or more of its Subsidiaries and having the effect of providing that the consummation of the transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancellation or material acceleration, or a loss of a material benefit or the creation of any material Encumbrance upon any of the properties or assets of Seller or any of its Subsidiaries, or to any increased, accelerated or additional material rights or material entitlements of any Person;
          (vi) which relates to the Products and which involves the grant of a “most favored nation” pricing or terms that (i) apply to Seller or any of its Subsidiaries or (ii) following the consummation of the transactions contemplated by this Agreement would apply to Buyer or any of its Subsidiaries;
          (vii) which relates primarily to the Products and involves the settlement or other resolution of any suit, claim, action, proceeding or investigation that has any continuing obligations, Liabilities or restrictions on Seller or any of its Subsidiaries and which was entered into within two (2) years prior to the Execution Date; or
          (viii) which relates to the disposition or acquisition by Seller or any of its Subsidiaries, with obligations to Third Parties remaining to be performed or liabilities continuing after the Execution Date, of any assets related to the Purchased Assets or the Business, other than Contracts for the sale of Product inventory in the ordinary course.
     “Merck-Serono Agreement” means the Amended and Restated License and Supply Agreement, dated June 4, 2002, by and between Columbia Laboratories (Bermuda) Limited and Ares Trading S.A., as amended by Amendment No. 1 thereto dated December 21, 2006, as amended, from time to time, subject to Section 2.3(d).
     “Natural Progesterone” has the meaning set forth in the definition of Progesterone.
     “NDA” means a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314, and all amendments or supplements filed pursuant to the requirements of the FDA.
     “NDC” means the “National Drug Code”, which is the eleven digit code registered by a company with the FDA with respect to a pharmaceutical product.
     “Net Sales” means with respect to sales of a Product by Buyer, and its Affiliates and/or licensees, sublicensees, distributors or other agents, the amount of gross sales (in dollars or other currencies) for such Product, reduced by the sum of the following items relating to such sales that are actually given to or taken by, as applicable, Buyer and its Affiliates, licensees, sublicensees, distributors or other agents, to the extent such deductions are accrued and recognized under and in accordance with GAAP (or other internationally recognized accounting standard in use by Buyer):
          (a) trade, quantity and cash discounts;

          (b) adjustments for price adjustments, billing errors, rejected goods, returns, product recalls and damaged goods (excluding goods damaged while under the control of Buyer or its Affiliates or their respective licensees, sub-licensees, or distributors);
          (c) credits, charge-backs, reimbursements, and similar payments provided to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers;
          (d) rebates or other price reductions provided to any Regulatory Authority with respect to any state or federal Medicare, Medicaid or similar programs;
          (e) any invoiced charge for freight, insurance, handling, or other transportation costs directly related to delivery of the Products;
          (f) distributor fees per Contract based solely as a percentage of gross sales and
          (g) Taxes that are in the nature of tariffs, duties, excise, sales, use or value-added Taxes;
provided, however, that the foregoing deductions shall only be deducted once and only to the extent not otherwise deducted from gross sales.
     “Next Generation Product” means a Product to be administered utilizing the Seller Next Generation Delivery System or another Delivery System approved by the Joint Development Committee.
     “Nonassignable Asset” has the meaning set forth in Section 2.6.
     “Non-Compete Period” has the meaning set forth in Section 8.11(a).
     “Non-United States Purchased Assets” means the following, to the extent included in the Purchased Assets: (i) Seller’s rights to the Development or Commercialization outside of the geographic territory of the United States of (A) the Products in existence at the time of the First Closing, (B) the Products in Development at the time of the First Closing, and (C) in-process research and development in existence at the time of the First Closing; (ii) all income, royalties, damages, and payments made, due or payable with respect to the rights described in the preceding clause (i); and (iii) all causes of action (in law or equity) and rights to sue, counterclaim, and/or recover related to the rights set forth in clauses (i) and (ii).
     “Original NDA” means a complete new NDA that has never before been submitted to the FDA.
     “Other Agreements” means, collectively, the License Agreement, the Supply Agreement, the Investor’s Rights Agreement and Asset Transfer Documentation.
     “Outside Date” has the meaning set forth in Section 9.1(a)(ii).

     “Parent” has the meaning set forth in the Preamble.
     “Party” or “Parties” has the meaning set forth in the Preamble.
     “Patents” means United States and non-United States patents, patent applications, and other similar enforceable rights relating to the protection of inventions worldwide (and all rights related thereto, including all reissues, reexaminations, divisions, continuations, continuations-in-part, extensions or renewals of any of the foregoing).
     “Permitted Encumbrances” means (a) statutory liens for current Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the balance sheet contained in the Financial Statements, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of Seller or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), and (c) all other Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or Regulatory Authority.
     “Post-Closing Payments” has the meaning set forth in Section 2.7.
     “Post-Closing Tax Period” means any Tax period beginning after the First Closing Date and that portion of a First Closing Straddle Period beginning after the First Closing Date.
     “Pre-Closing Covenants” has the meaning set forth in Section 10.1(a).
     “Pre-Closing Tax Period” means any Tax period ending on or before the First Closing Date and that portion of any First Closing Straddle Period ending on the First Closing Date.
     “Preferred Stock” has the meaning set forth in Section 4.5(a).
     “PREGNANT Study” means the Phase III clinical trial being conducted by Seller of Prochieve to reduce the risk of preterm birth in women with a short cervix (the “PTB Indication”) as measured by transvaginal ultrasound in mid-pregnancy.
     “Prochieve” means Seller’s currently marketed eight percent (8%) vaginal gel Product that is the subject of the PREGNANT Study.
     “Prochieve PTB Development Plan” has the meaning set forth in Section 8.7(a)(ii).
     “Product Data” has the meaning set forth in Section 2.1(g).
     “Product Regulatory Approvals” means Regulatory Approvals for Products sold by Seller or its Subsidiaries.

     “Products” means all pharmaceutical products containing Progesterone as an active pharmaceutical ingredient, including all forms and formulations thereof and regardless of Delivery System utilized to administer such product or Indication(s) for which such products are approved.
     “Progesterone” means (i) pregn-4-ene-3,20-dione and 17-alpha-hydroxypregn-4-ene-3,20-dione (“Natural Progesterone”), and (ii) 17-alpha-hydroxyprogesterone caproate, medroxyprogesterone acetate, norethindrone, norethindrone acetate, norethindrone enanthate, desogestrel, levonorgestrel, lynestrenol, ethynodiol diacetate, norgestrel, norgestimate, norethynodrel, gestodene, drospirenone, trimegestone, levodesogestrel, gestodyne, nesterone, etonogestrel, and derivatives from 19-nor-testoterone (“Synthetic Progesterone”).
     “Promotional Materials” means the advertising, promotional and media materials, sales training materials, trade show materials and videos used by Seller primarily for the Commercialization of Products.
     “Property Taxes” means real and personal ad valorem and specific property Taxes (other than Transfer Taxes) imposed on a periodic basis and based on or with respect to (i) the assessed valuations of assets or (ii) each article of a class of assets without regard to its value. For the avoidance of doubt, Property Taxes shall not include any Taxes calculated based on income, gross receipts, profits or sales.
     “Proxy Statement” has the meaning set forth in Section 6.4(a).
     “PTB Indication” has the meaning set forth in the definition of PREGNANT Study.
     “PTB NDA” has the meaning set forth in Section 2.1(i).
     “PTB NDA Acceptance Milestone” has the meaning set forth in Section 2.8(b)(i).
     “PTB NDA Acceptance Milestone Payment” has the meaning set forth in Section 2.8(b)(i).
     “PTB Product” has the meaning set forth in Section 2.8(b)(i).
     “PTB Product Launch Milestone” has the meaning set forth in Section 2.8(b)(i).
     “PTB Product Launch Milestone Payment” has the meaning set forth in Section 2.8(b)(i).
     “PTB Product Team” has the meaning set forth in Section 8.7(b)(i).
     “PTB Royalty Product” means any pharmaceutical product that contains Progesterone as an active pharmaceutical ingredient covered by a Regulatory Approval indicated for pre-term birth, except any and all Generic Equivalents of Products that are not (and never were) Commercialized pursuant to this Agreement. For the avoidance of doubt, the foregoing exception shall not limit Section 2.8(d)(ii).

     “PTB Royalty Product Term” has the meaning set forth in Section 2.8(d)(i)(E).
     “PTB Supplemental NDA” has the meaning set forth in Section 2.1(i).
     “PTB US Approval” means the approval by FDA of the PTB NDA or PTB Supplemental NDA, as applicable, expanding the Prochieve label to include the PTB Indication, which approval has been accepted by the Joint Development Committee.
     “PTO” means the United States Patent and Trademark Office.
     “Purchase Price” has the meaning set forth in Section 2.7.
     “Purchased Assets” has the meaning set forth in Section 2.1.
     “Rebate Charges” means amounts claimed by or under, or in respect of, Medicaid, state rebate programs, pharmaceutical benefit management organizations, managed care organizations, and other Persons as rebates under Contracts between such parties and Seller or Buyer, as the context requires.
     “Regulatory Approval” means, with respect to a Product in any country or jurisdiction, any approval, registration, license, permit, certificate, exemption, consent, confirmation, order, waiver, clearance or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to market and sell such Product in such country or jurisdiction.
     “Regulatory Authority” means any federal, state or local regulatory authority, regulatory agency or other governmental body, including the FDA and EMEA.
     “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Product other than Patents, including rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997 or rights similar thereto outside the United States.
     “Regulatory Filings” means, with respect to any Product, any submission to a Regulatory Authority of any appropriate regulatory application and shall include, without limitation, any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any IND, NDA, MAA or the corresponding application in any other country or group of countries.
     “Release” means any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.
     “Representatives” means, with respect to any Person, the directors, officers, managers, employees, independent contractors, agents, attorneys, advisors or consultants of such Person.

     “Required Seller Stockholders Vote” means the (i) adoption of a resolution by the holders of Seller’s outstanding capital stock having a majority of the voting power associated with all shares of Seller’s outstanding capital stock approving the sale and transfer of the Purchased Assets and the Assumed Liabilities pursuant to this Agreement and (ii) approval of the Charter Amendment by the (x) holders of a majority of the outstanding shares of the Common Stock and (y) holders of Seller’s capital stock having a majority of the voting power associated with all shares of Seller’s outstanding capital stock.
     “Review Period” has the meaning set forth in Section 2.8(b)(ii)
     “Royalty Product” means any pharmaceutical product that contains Natural Progesterone or 17-alpha-hydroxyprogesterone caproate that is delivered transvaginally, except any and all Generic Equivalents of Products that are not (and never were) Commercialized pursuant to this Agreement. For the avoidance of doubt, the foregoing exception shall not limit Section 2.8(d)(ii).
     “Royalty Product Term” has the meaning set forth in Section 2.8(d)(i)(D).
     “SEC” means the United States Securities and Exchange Commission.
     “SEC Documents” has the meaning set forth in Section 4.15.
     “Second Closing” has the meaning set forth in Section 3.1(b).
     “Second Closing Date” has the meaning set forth in Section 3.1(b).
     “Second Closing Date Purchased Assets” has the meaning set forth in Section 2.1.
     “Second Closing Date Assumed Liabilities” has the meaning set forth in Section 2.4.
     “Second Post-Closing Tax Period” means any Tax period beginning after the Second Closing Date and that portion of a Second Closing Straddle Period beginning after the Second Closing Date.
     “Second Pre-Closing Tax Period” means any Tax period ending on or before the Second Closing Date, and that portion of any Second Closing Straddle Period ending on the Second Closing Date.
     “Second Closing Straddle Period” means any Tax period beginning before or on and ending after the Second Closing Date.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Seller” has the meaning set forth in the Preamble.

     “Seller Account” means a bank account in the United States to be designated by Seller in a written notice to Buyer at least three (3) Business Days before the First Closing or, with respect to any payments due thereafter, at least three (3) Business Days prior to the date that such payment becomes due and payable.
     “Seller Board Recommendation” has the meaning set forth in Section 4.2(b).
     “Seller Disclosure Letter” has the meaning set forth in Article IV.
     “Seller Development Costs Cap” has the meaning set forth in Section 8.7(b)(i)
     “Seller Development Activities” means all Development activities with respect to the Products that are designated as Seller’s responsibility in this Agreement or the Development Plan.
     “Seller Expense Period” has the meaning set forth in Section 8.7(c).
     “Seller Indemnitees” has the meaning set forth in Section 10.3.
     “Seller Next Generation Delivery System” means the progressive hydration tablet technology described in Seller’s US Patent No. 6,248,358.
     “Seller Stockholders’ Meeting” has the meaning set forth in Section 6.4(c).
     “Seller’s SEC Filings” means all forms, reports and other documents filed with the SEC by Seller under the Securities Act or Exchange Act, as the case may be since and including January 1, 2007.
     “Senior Officers” means, for Seller, the Chief Executive Officer, and for Buyer, the Chief Executive Officer of Parent.
     “Shares” has the meaning set forth in the Recitals.
     “Site” means any of the real properties owned, leased or operated by Seller and used in connection with its business, including all soil, subsoil, surface waters and groundwater thereat.
     “Subsidiary” means, when used with reference to an entity, any other entity of which (a) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, or (b) a majority of the outstanding securities of which, are owned directly or indirectly by such entity.
     “Superior Proposal” has the meaning set forth in Section 6.5(f).
     “Superior Proposal Notice” has the meaning set forth in Section 6.5(d).
     “Supply Agreement” means the Supply Agreement between Buyer and Seller, in substantially the form attached hereto as Exhibit C.
     “Survival Period” has the meaning set forth in Section 10.1(a).

     “Synthetic Progesterone” has the meaning set forth in the definition of Progesterone.
     “Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, whether contested or not.
     “Tax Matter” has the meaning set forth in Section 8.6(e).
     “Tax Return” means any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other information or filing required to be supplied to any taxing authority with respect to Taxes, including attachments thereto and amendments thereof.
     “Termination Fee” has the meaning set forth in Section 9.2(b).
     “Territory” means the world.
     “Third Party” means any Person other than a Party or its Affiliates.
     “Third-Party Claim” has the meaning set forth in Section 10.6(a).
     “Trademarks” means trademarks, service marks, certification marks, trade dress, Internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.
     “Transactions” means the transactions contemplated by this Agreement and the Other Agreements.
     “Transfer Agent” means American Stock Transfer and Trust Company, LLC.
     “Transfer Taxes” means any and all transfer, documentary, sales, use, stamp, registration, value added, recording and other similar Taxes and fees (including any penalties and interest) incurred as a result of the transfer of the Purchased Assets, Shares and Assumed Liabilities pursuant to the consummation of the transactions contemplated by this Agreement (including recording fees and any real property or leasehold interest transfer tax and any similar Tax).
     “United States” or “U.S.” means the United States of America and its territories and possessions.
     “Upfront Payment” has the meaning set forth in Section 2.7.

     “Valid Claim” means, with respect to any country, a claim of an issued Patent or Patent application (that has been pending for no more than seven (7) years after the date from which such Patent application claims priority) that has not expired or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period).
     “Wholesaler Affiliate” means an Affiliate of Buyer, substantially all of the business of which consists of the wholesale distribution of pharmaceutical products.
     “Wholesaler Charges” means amounts claimed by wholesalers of the Products as chargebacks or returns to the wholesaler under contracts between group purchasing organizations (collectively, “GPOs”) and Seller and amounts claimed by GPOs as administrative or marketing fees under contracts between GPOs and Seller.

Exhibit A

Asset Transfer Documentation

Exhibit B
INVESTOR’S RIGHTS AGREEMENT
Dated [•], 2010

i

INVESTOR’S RIGHTS AGREEMENT
     This Investor’s Rights Agreement (this “Agreement”) is dated as of [•], 2010, and is between Columbia Laboratories, Inc., a Delaware corporation (the “Company”), and Coventry Acquisition, Inc., a Delaware corporation (the “Investor”). All capitalized terms used and not defined herein shall have such meanings as set forth in the Purchase and Collaboration Agreement, dated as of March 3, 2010, by and between the Company and the Investor (the “Purchase and Collaboration Agreement”).
RECITALS
     WHEREAS, the Investor and the Company are parties to the Purchase and Collaboration Agreement pursuant to which Investor, among other things, acquired from the Company 11,200,000 shares of Common Stock (the “Shares”); and
     WHEREAS, the Company and the Investor are entering into this Agreement pursuant to the Purchase and Collaboration Agreement.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:
SECTION 1
DEFINITIONS
     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
          (a) “AAA” shall have the meaning set forth in Section 5.13(a).
          (b) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).
          (c) “Agreement” shall have the meaning set forth in the Preamble.
          (d) “Arbitrator” shall have the meaning set forth in Section 5.13(b).
          (e) “Board” shall mean the Company’s board of directors.
          (f) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York City.
          (g) “Bylaws” shall mean the Company’s Amended and Restated Bylaws, as amended from time to time.

          (h) “Certificate” shall mean the Company’s Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware and as amended from time to time.
          (i) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          (j) “Common Stock” shall mean the Company’s common stock, $0.01 par value per share.
          (k) “Company” shall have the meaning set forth in the Preamble.
          (l) “DGCL” shall mean the General Corporation Law of the State of Delaware.
          (m) “Dispute” shall have the meaning set forth in Section 5.13(a).
          (n) “Enforcing Court” shall have the meaning set forth in Section 5.13(e).
          (o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
          (p) “Filing Date” shall have the meaning set forth in Section 2.1(a).
          (q) “Financial Statements” shall mean the financial statements of the Company filed with the Commission in connection with the registration contemplated under this Agreement.
          (r) “Indemnified Party” shall have the meaning set forth in Section 2.4(c).
          (s) “Indemnifying Party” shall have the meaning set forth in Section 2.4(c).
          (t) “Initial Lock-Up Period” shall have the meaning set forth in Section 4.1(a).
          (u) “Investor” shall have the meaning set forth in the Preamble.
          (v) “Investor Designee” shall have the meaning set forth in Section 3.1.
          (w) “Nasdaq Stock Market” shall have the meaning set forth in Section 2.3(i).
          (x) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).
          (y) “Purchase and Collaboration Agreement” shall have the meaning set forth in the Preamble.

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          (z) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
          (aa) “Registrable Securities” shall mean (i) any Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares referenced in (i) above, in each case until Transferred by the Investor to the extent permitted by this Agreement; provided, however, that Registrable Securities shall not include any securities described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a Registration Statement or Rule 144, or which have been sold in a private transaction.
          (bb) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but, for the avoidance of doubt, excluding the fees of legal counsel for the Investor).
          (cc) “Registration Statement” shall mean any registration statement of the Company filed with the Commission on the appropriate form pursuant to the Securities Act which covers any Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, all exhibits thereto and all materials incorporated by reference therein.
          (dd) “Registration Period” shall have the meaning set forth in Section 2.1(b).
          (ee) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
          (ff) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
          (gg) “Selling Expenses” shall mean all underwriting discounts and the selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel for the Investor.
          (hh) “Shares” shall have the meaning set forth in the Recitals.
          (ii) “Shelf Registration Statement” shall have the meaning set forth in Section 2.1(a).
          (jj) “Subsidiary” shall mean, when used with reference to an entity, any other entity of which (i) securities or other ownership interests having ordinary voting power to elect a

3

majority of the board of directors or other Persons performing similar functions, or (ii) a majority of the outstanding securities of which, are owned directly or indirectly by such entity.
          (kk) “Transaction Delay Notice” shall have the meaning set forth in Section 2.5(b).
          (ll) “Transaction Delay Period” shall have the meaning set forth in Section 2.5(b).
          (mm) “Transfer” and “Transferred” shall mean to directly or indirectly sell, transfer, exchange, assign, pledge, hypothecate, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of.
SECTION 2
REGISTRATION RIGHTS
     2.1 Shelf-Registration.
          (a) The Company shall use commercially reasonable efforts to file not later than ninety (90) days before the end of the Initial Lock-Up Period (the “Filing Date”) a Registration Statement pursuant to Rule 415 under the Securities Act with the Commission covering the resale of the Registrable Securities on a delayed or continuous basis (the “Shelf Registration Statement”), and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable “blue sky” or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) of the Registrable Securities as promptly as possible after the filing thereof. The Shelf Registration Statement will be on Form S-3; provided, that if Form S-3 is not available for use by the Company on the Filing Date, then the Registration Statement will be on such form as is then available.
          (b) Except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Shelf Registration Statement pursuant to Section 2.5, use commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective, and to keep such Shelf Registration Statement free of any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, in light of the circumstances in which they were made, until the earliest of the following: (i) the date of the fourth (4th) anniversary of the date on which the Shelf Registration Statement is initially declared effective by the Commission, (ii) the date all of the Registrable Securities have been Transferred by the Investor and (iii) the date all of the Registrable Securities then held by the Investor may be sold by the Investor under Rule 144 during any ninety (90) day period without complying with the provisions of clause (c) or (f) of Rule 144. The period of time during which the Company is required hereunder to keep the Shelf Registration Statement effective is referred to herein as the “Registration Period.” The rights of the Investor under this Section 2 shall terminate on the last day of the Registration Period.

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     2.2 Expenses. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 2, shall be borne by the Company. All Selling Expenses relating to the sale of Registrable Securities registered hereunder by or on behalf of the Investor shall be borne by the Investor.
     2.3 Registration Procedures. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall:
          (a) notify the Investor within three (3) Business Days:
               (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;
               (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein, upon which the Company will use its commercially reasonable efforts to file the same with the Commission;
               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;
               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, upon which the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such suspension or address any such proceedings, as applicable; and
               (v) of the occurrence of any event that requires the making of any changes in the Shelf Registration Statement or the prospectus forming a part thereof so that, as of such date, the Shelf Registration Statement and the prospectus forming a part thereof, as applicable, do not contain an untrue statement of material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (provided, that, in no event shall such notice contain any material, non-public information);
          (b) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as reasonably practicable;
          (c) promptly furnish the Investor, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including Financial Statements and schedules, and, if explicitly requested, all exhibits in the form filed with the Commission;
          (d) during the Registration Period, promptly deliver to the Investor, without charge, as many copies of the prospectus included in the Shelf Registration Statement and any

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amendment or supplement thereto as the Investor may reasonably request; and, subject to the limitations contained herein, the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by the prospectus forming a part thereof or any amendment or supplement thereto;
          (e) during the Registration Period, if the Investor so requests, deliver to the Investor, without charge, (i) one copy of the following documents: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by an independent registered public accounting firm of recognized standing), (B) its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly report(s) on Form 10-Q (or similar form), and (E) a copy of the full Shelf Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);
          (f) prior to any public offering of Registrable Securities pursuant to the Shelf Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or “blue sky” laws of such United States jurisdictions as the Investor reasonably requests in writing; provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement;
          (g) upon the occurrence of any event contemplated by Section 2.3(a)(v) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Shelf Registration Statement, pursuant to Section 2.5, the Company shall use commercially reasonable efforts to as soon as reasonably practicable prepare a post effective amendment to the Shelf Registration Statement or a supplement to the prospectus forming a part thereof, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (h) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission which could affect the sale of the Registrable Securities;
          (i) use commercially reasonable efforts to cause the Registrable Securities included in the Shelf Registration Statement to be listed on the NASDAQ Global Market (“NASDAQ Stock Market”) or, if the Common Stock is not then listed on the NASDAQ Stock Market, on the principal national securities exchange on which the Common Stock is then listed,

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or if the Common Stock is not then listed on a national securities exchange, authorized for quotation on any automated quotation system on which the Common Stock is then quoted;
          (j) during the Registration Period, furnish to the Investor, without charge, copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Shelf Registration Statement or any document incorporated by reference therein within five (5) Business Days after the Company’s receipt thereof;
          (k) use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Investor to sell Registrable Securities under Rule 144; and
          (l) if the Investor so requests in writing, permit a single counsel, designated by the Investor to review and provide reasonable comments to the Shelf Registration Statement and all amendments and supplements thereto, within three (3) Business Days prior to the filing thereof with the Commission;
provided, that, in the case of clause (l) above, the Company shall not be required (A) to delay the filing of the Shelf Registration Statement or any amendment or supplement thereto to incorporate any comments to the Shelf Registration Statement or any amendment or supplement thereto by or on behalf of the Investor if such comments would require or result in a delay in the filing of the Shelf Registration Statement, amendment or supplement, as the case may be, and the Company reasonably believes (after consulting with legal counsel) that such comments are not necessary to incorporate into the Shelf Registration Statement or any amendment or supplement thereto in order to comply with the Securities Act or (B) to provide, and shall not provide, the Investor or its representatives with material, non-public information unless the Investor agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.
     2.4 Indemnification.
          (a) To the extent permitted by law, the Company shall (subject to Section 2.4(c) below) indemnify the Investor, each of its directors and officers, and each person who controls the Investor within the meaning of Section 15 of the Securities Act, with respect to any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 2.4(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in case of any prospectus, in light of the circumstances in which they were made), or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor and each person controlling the Investor, for reasonable legal and other out-of-pocket expenses reasonably incurred in

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connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Shelf Registration Statement, prospectus, amendment or supplement.
          (b) The Investor will indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 2.4(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in case of any prospectus, in light of the circumstances in which they were made), and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Shelf Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, the Investor’s aggregate liability pursuant to this Section 2.4(b) and Section 2.4(d) shall be limited to the net amount received by the Investor from the sale of the Registrable Securities pursuant to the Shelf Registration Statement.
          (c) Each party entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim, action or litigation as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim, action or litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim, action or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense (and after the assumption of the defense of any such claim, action or litigation by the Indemnifying Party, the Indemnified Party shall not be entitled to reimbursement or indemnification for its legal or other out-of-pocket expenses incurred in action with investigating or defending any such claim, action or litigation except for out-of- pocket costs (excluding legal or other professional fees or expenses) solely to the extent incurred by the Indemnified Party for it to comply with any order or legally binding determination of a court or other governmental authority or to provide assistance in the defense or investigation of such claim at the request or direction of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such failure is materially prejudicial to the Indemnifying Party in defending such claim, action or litigation. The Indemnified Party shall not settle, compromise, or consent to the entry of any judgment with respect to any such claim, action or litigation without the prior written consent of the

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Indemnifying Party (which consent will not be unreasonably withheld) and the Indemnifying Party shall not be liable for any compromise, settlement or consent to the entry of any judgment with respect to any claim, action or litigation effected without its prior written consent. No Indemnifying Party, in its defense of any such claim, action or litigation, shall, except with the consent of each Indemnified Party, settle, compromise or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim, action or litigation.
          (d) If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to in this Section 2.4 shall include the reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.4(c). No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (f) The obligations of the Company and the Investor under this Section 2.4 shall survive the completion of any offering of Registrable Securities under the Shelf Registration Statement.
     2.5 Registration Covenants.
          (a) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event:
               (i) requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Investor, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Investor will forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and prospectus forming a part thereof contemplated by Section 2.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, the Investor shall deliver to the Company all copies, other than

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permanent file copies then in the Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;
               (ii) contemplated by Section 2.3(a)(iii), the Investor shall forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and the prospectus forming a part thereof contemplated by Section 2.1 until its receipt of a notice from the Company stating that the stop order of the type referred to in Section 2.3(a)(iii) is no longer applicable or that the Commission will not issue any such stop order pursuant to the proceedings of the type referred to in Section 2.3(a)(iii); or
               (iii) contemplated by Section 2.3(a)(iv), the Investor shall forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and the prospectus forming a part thereof contemplated by Section 2.1 until its receipt of a notice from the Company that any suspension of the type referred to in Section 2.3(a)(iv) is no longer applicable or that no Person will issue any such suspension pursuant to any proceedings (threatened or initiated) of the type referred to in Section 2.3(a)(iv).
          (b) Notwithstanding anything in this Agreement to the contrary, if the Company delivers to the Investor a certificate, signed by an officer of the Company (the “Transaction Delay Notice”), stating that in the good faith judgment of the Board (i) continued use of the Shelf Registration Statement for purposes of effecting offers or sales of the Registrable Securities pursuant thereto would require, under the Securities Act or the Exchange Act, premature disclosure in the Shelf Registration Statement (or the prospectus that is a part thereof or any document that is or would be incorporated therein) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) it is therefore desirable to suspend the use by the Investor of the Shelf Registration Statement (and the prospectus that is a part thereof) for purposes of effecting offers or sales of the Registrable Securities pursuant thereto, then the right of the Investor to use the Shelf Registration Statement (and the prospectus that is a part thereof) for purposes of effecting offers or sales of the Registrable Securities pursuant thereto shall be suspended. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to suspend the use of the Shelf Registration Statement on more than two (2) occasions during any twelve (12) month period, and each such suspension shall not be for more than thirty (30) days per such occasion (the “Transaction Delay Period”). The Investor hereby covenants and agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration Statement during the periods the Shelf Registration Statement is withdrawn or the ability to sell thereunder is suspended as set forth in this Section 2.5(b). During the period the ability of the Investor to sell Registrable Securities under the Shelf Registration Statement is suspended pursuant to this Section 2.5(b) the Company shall not file a Registration Statement during the related Transaction Delay Period for the offer or sale of any securities for its own account or for the offer or sale of any securities for the account of any stockholder of the Company.

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          (c) As a condition to the inclusion of its Registrable Securities, the Investor shall furnish to the Company such information, including completing an investor questionnaire in the form provided by the Company, as shall be required in connection with any registration referred to in this Section 2.
          (d) The Investor acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not Transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been Transferred in accordance with the Shelf Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.
          (e) At the end of the Registration Period the Investor shall discontinue sales of Registrable Securities pursuant to the Shelf Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by the Shelf Registration Statement which remain unsold, and the Investor shall notify the Company of the number of Registrable Securities registered which remain unsold immediately upon receipt of such notice from the Company.
     2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
          (a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144; and
          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.
SECTION 3
BOARD OF DIRECTORS
     3.1 Investor Designee.
          (a) Upon execution of this Agreement and in accordance with the terms of this Section 3, the Investor shall have the right to designate one Person for election to the Board as its nominee in its sole discretion (the “Investor Designee”). Within five (5) Business Days after the date hereof, the Company shall take all commercially reasonable actions to expand the Board in accordance with the Certificate, the Bylaws and the DGCL to create one vacancy on the Board and appoint the Investor Designee to fill such vacancy.
          (b) Subject to Section 3.5, following the appointment of the Investor Designee pursuant to Section 3.1(a), for applicable subsequent elections of the members of the Board, the Company shall take all such actions as are commercially reasonable to facilitate the Investor Designee’s re-election to the Board.
          (c) The Investor Designee must be eligible under applicable law and regulations of any national securities exchange on which Company securities are traded to serve

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on the Board; provided, however, that the Investor Designee shall not be required to be “independent” under the listing rules of any applicable national securities exchange, if any, on which Company securities are traded.
     3.2 Designation. The initial Investor Designee shall be [•].
     3.3 Change in Designee. From time to time, subject to Section 3.5, the Investor may, in its sole discretion, notify the Company in writing of its intention to remove the Investor Designee that is serving on the Board and/or to select a new Investor Designee for election to the Board (whether to replace a prior Investor Designee or to fill a vacancy on the Board caused by the resignation or removal of a prior Investor Designee). Subject to Section 3.5, in the event of such an initiation of a removal or selection of an Investor Designee under this Section 3.3, the Company shall take such commercially reasonable actions as are necessary to facilitate such removal or election. Notwithstanding the foregoing sentence, the Company shall not be required to hold a special meeting of stockholders to replace an Investor Designee and in no event shall there be more than one Investor Designee on the Board.
     3.4 Information. The Investor shall at the request of the Company provide, and shall cause the Investor Designee to provide, all information regarding the Investor Designee that the Company may reasonably request for inclusion in any proxy statement or other report that is required to contain such information that the Company is required to file with the Commission or any national securities exchange on which the Company’s securities are listed. The Investor represents, warrants and agrees that any such information supplied to the Company will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     3.5 Termination of Rights. The rights provided to the Investor under this Section 3 shall terminate at the first time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock; provided, however, that an Investor Designee who is appointed or elected prior to the time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock may continue as a director of the Company until the Company’s next meeting of stockholders held after the time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock at which the stockholders are requested to take action with respect to the election of directors of the Company. For purposes of this Section 3.5, in determining, at any time, how many shares of Common Stock the Investor holds, only the Shares then held by the Investor should be considered and no other shares of Common Stock held by the Investor shall be considered.
     3.6 No Compensation. The Investor Designee shall not be entitled to receive compensation in any form from the Company in connection with such designation or in respect of his or her position as a member of the Board.
     3.7 Confidentiality Agreement. Notwithstanding anything contained herein to the contrary, no Investor Designee shall be entitled to become a member of the Board unless and until he or she executes a confidentiality agreement in a form agreed to by the Company, the Investor and the Investor Designee, each acting reasonably.

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SECTION 4
LOCK-UP AGREEMENT
     4.1 Lock-Up Agreement.
          (a) Except as otherwise permitted in this Section 4.1, the Investor agrees not to Transfer the Shares or any legal or beneficial interest therein, without the prior written consent of the Company, from the date hereof until the date which is six (6) months after the date of this Agreement (the “Initial Lock-Up Period”); provided that the Investor shall have the right to participate in any buy-back of Common Stock by the Company, any tender offer or exchange offer for shares of Common Stock or in any extraordinary business combination or recapitalization transaction involving the Company that is approved by the stockholders of the Company by a vote required under applicable law.
          (b) Notwithstanding Section 4.1(a), the Investor shall be permitted to Transfer any portion or all of the Shares at any time to any Affiliate under common control with the Investor; provided, that any transferee agrees in writing to be bound by the provisions of this Section 4 to the reasonable satisfaction of the Company; provided, further that any such Transfer shall not relieve the Investor from its obligations hereunder.
          (c) Following the Initial Lock-Up Period, subject to Sections 4.3 and 5.3, the Investor agrees that it will not, during any fiscal quarter of the Company, Transfer more than two million (2,000,000) of the Shares; provided, however, the restrictions in this Section 4.1(c) shall terminate eighteen (18) months following the date of this Agreement.
          (d) In addition to the foregoing Transfer restrictions, the Investor shall not be entitled to transfer any Registrable Securities at any time if such Transfer would violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the applicable Transfer of Registrable Securities.
          (e) Each certificate representing the Registrable Securities shall bear the following legend:
THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN INVESTOR’S RIGHTS AGREEMENT, DATED AS OF [•], 2010, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH INVESTOR’S RIGHTS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER

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JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.
          (f) In the event that the restrictive legend set forth in Section 4.1(e) has ceased to be applicable, the Company shall promptly provide the Investor or its permitted transferee, with new certificates for such Registrable Securities not bearing the legend with respect to which the restriction has ceased and terminated.
     4.2 Stop-Transfer Instructions. In order to enforce Section 4.1, the Company may impose stop-transfer instructions with respect to any Company securities owned by the Investor.
     4.3 Termination of Lock-Up Agreement. This Section 4 shall terminate at the first time when the Investor, and its Affiliates (other than the Company), in the aggregate, cease to hold at least ten percent (10%) of the then outstanding Common Stock. For purposes of this Section 4.3, in determining, at any time, how many shares of Common Stock the Investor and its Affiliates hold, only the Shares then held by the Investor and its Affiliates shall be considered and no other shares of Common Stock held by the Investor and/or its Affiliates shall be considered.
SECTION 5
MISCELLANEOUS
     5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.
     5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
          (a) if to the Investor, to the address or electronic mail address of the Investor set forth beneath its name on the signature pages hereto, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626-1925, Attention: R. Scott Shean; and
          (b) if to the Company, to the address or electronic mail address of the Company set forth beneath its name on the signature pages hereto, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022, Attention: Adam H. Golden and Steven G. Canner.
     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid,

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specifying next-business-day delivery, two (2) Business Days after deposit with the courier), (ii) if sent via registered or certified mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day in either case confirmed in writing.
     5.3 Information. The Investor hereby acknowledges that it is aware (and the Investor agrees that any Person, including the Investor Designee, who otherwise receives from the Investor confidential non-public information relating to the Company has been and will be advised) that the United States securities laws restrict any Person who possesses material, non-public information regarding the Company from purchasing or selling securities of the Company and from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.
     5.4 Successors and Assigns. Except as permitted by Section 4.1(b), this Agreement and the rights and obligations of the parties hereunder shall not be assignable or otherwise transferred, in whole or in part, by the Company or the Investor without the written consent of both parties hereto. Any attempted assignment or transfer of this Agreement shall be null and void.
     5.5 Entire Agreement. This Agreement and the exhibits hereto, the Purchase and Collaboration Agreement and the Other Agreements (as defined in the Purchase and Collaboration Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
     5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
     5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic,

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business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
     5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
     5.9 Counterparts. This Agreement may be executed and delivered by PDF signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5.10 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
     5.11 Injunctive Relief. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damages would not be fully compensable by an award of money damages. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.
     5.12 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware.
     5.13 Arbitration.
          (a) All disputes, differences, controversies and claims of the parties hereto arising out of or relating to this Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 5.13.
          (b) Following the delivery of a written demand for arbitration by either party hereto, each of the Company and Investor shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two (2) chosen arbitrators shall mutually, within ten (10) Business Days after selection, select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after the delivery of the written demand for arbitration (or such other time period as the parties hereto may agree), the parties hereto shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria

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          (c) The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by the Company and the Investor, the sole discovery available to each party hereto shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.
          (d) The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the parties hereto agree to extend such time. The award shall be final and binding upon the parties hereto.
          (e) Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties hereto, including without limitation any proceeding to enforce this Section 5.13, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each party hereto accepts the jurisdiction of the Enforcing Court.
          (f) Each party hereto shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section 5.13, including attorneys’ fees, unless determined otherwise by the Arbitrator.
          (g) The parties hereto agree that the existence, conduct and content of any arbitration pursuant to this Section 5.13 shall be kept confidential and no party hereto shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by law or by any court, regulatory or governmental authority (or any exchange on which such party’s securities are listed) or for financial reporting purposes in such party’s financial statements.
          (h) Notwithstanding the foregoing, none of the provisions of this Agreement (including this Section 5.13) shall restrict the right of any party hereto to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.
     5.14 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all securities into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation or otherwise) which may be issued in respect of, in conversion of, in exchange for, or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation or otherwise) to assume this Agreement or enter into a new agreement with the Investor on terms substantially the same as this Agreement as a condition of any such transaction.

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     5.15 Conflict. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
(signature page follows)

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:
	Address:	354 Eisenhower Parkway Plaza 1, Second Floor Livingston, New Jersey 07039

COVENTRY ACQUISITION, INC.
By:
Name:
Title:
	Address:	311 Bonnie Circle Corona, California 92880-2882

[Signature Page to the Investor’s Rights Agreement]

Exhibit C
SUPPLY AGREEMENT
     THIS SUPPLY AGREEMENT (this “Agreement”) is made as of [•], 2010 (the “Effective Date”), by and between Columbia Laboratories, Inc., a corporation existing and organized under the laws of the State of Delaware, having a place of business at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039 (“Supplier”), and Coventry Acquisition, Inc., a corporation existing and organized under the laws of the State of Delaware, having a place of business at 311 Bonnie Circle, Corona, California 92880 (hereinafter “Buyer”). Capitalized terms used herein but not otherwise defined herein shall have the definitions ascribed to them in the Purchase and Collaboration Agreement (as hereinafter defined).
WITNESSETH :
     WHEREAS, Buyer and Supplier have entered into that certain Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase and Collaboration Agreement”), providing for the purchase by Buyer from Supplier of certain assets related to, and a collaboration with respect to the Development of, the Products (as hereinafter defined); and
     WHEREAS, in connection with the Purchase and Collaboration Agreement, Buyer and Supplier have agreed to enter into this Agreement pursuant to which Supplier will be the exclusive supplier of the Products for Buyer.
     NOW THEREFORE, in consideration of the premises, which are incorporated herein by reference, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1. SCOPE OF AGREEMENT
     1.1 Appointment of Supplier. Subject to the terms and conditions hereof, Buyer hereby appoints Supplier as its exclusive source and supplier of all of the requirements of Buyer, its Affiliates and Partners for the products identified on Exhibit 1.1 hereto in the United States in packaged, ready-for-sale form (the “Products”), and Supplier agrees to act as the exclusive source and supplier of the requirements of Buyer, its Affiliates and Partners for the Products. For purposes hereof “Partner” means any Third Party to whom Buyer or its Affiliates has sold, assigned, transferred, disposed of, licensed or conveyed any of the Purchased Assets or rights in any Products. Notwithstanding anything to the contrary, upon written notice from Buyer, provided to Supplier in accordance with Section 19 at least thirty (30) days prior to the date of any requested change, Buyer may designate any of Buyer’s Affiliates or Partners for the purpose of furnishing purchase orders and for receipt of shipments of Products from Supplier; provided that, at any time, there shall be only one such party and that any such designation shall not relieve Supplier of its obligations hereunder.
     1.2 Inventory on Hand. Buyer shall purchase the quantities of finished goods Products in inventory of Supplier or its Affiliates (“Inventory”) on the First Closing Date for the Purchase Price determined in accordance with Section 5.1, including any partial Batches (as defined in Section 2.3 below). Within thirty (30) days after the Effective Date, Supplier shall deliver the Inventory to Buyer in accordance with Section 3.1, subject to acceptance by Buyer in accordance with Section 3.2. Except as otherwise provided in this Agreement, the other terms and conditions of this Agreement shall apply to such Product to the same extent as if it were ordered pursuant to a Purchase Order furnished pursuant to Section 2.3.
2. FORECASTS; PURCHASE ORDERS; MANUFACTURE
     2.1 Supplier Forecasts. Supplier’s forecasts for Product in place immediately prior to the First Closing Date shall govern for the first four (4) months after the First Closing Date. Supplier shall use Commercially Reasonable Efforts during such period to meet Buyer requirements for Product in excess of said pre-closing forecasts, but inability to supply such excess amounts of Product shall not constitute a breach of this Agreement by Supplier.
     2.2 Buyer Forecasts. At the First Closing, and on or before the fifteenth (15th) day of each calendar month during the Term (as hereinafter defined) Buyer shall and agrees to submit to Supplier a written forecast of Buyer’s, its Affiliates’ and Partners’ requirements, by calendar month, for the following twelve (12) calendar months for Product (the “Rolling Forecast”). The first Rolling Forecast shall include Supplier’s forecast for the first four (4) months after the First Closing and any additional amount of Product required by Buyer, its Affiliates and Partners in each of the first four (4) calendar months after the First Closing. The first four (4) calendar months of each Rolling Forecast for Products will be firm orders (the “Binding Forecast”). It is understood that such forecasts, updated monthly, that extend beyond the Binding Forecast, are intended to be good faith estimates only, and shall not be binding upon Buyer or Supplier. Buyer shall be bound to purchase from Supplier, and Supplier shall supply, one hundred percent (100%) of those quantities of the Products set forth in each Binding Forecast. Supplier shall comply with Purchase Orders for Products furnished pursuant to Section 2.3 and shall use Commercially Reasonable Efforts to supply amounts in excess of one hundred percent (100%) of the Binding Forecast amounts; provided, however, that inability to supply amounts in excess of one hundred percent (100%) shall not constitute a breach of this Agreement by Supplier. Supplier shall notify Buyer in writing of any prospective problems of which it is aware that might prevent it from meeting Buyer’s forecasted order quantities or estimated delivery dates.
     2.3 Binding Purchase Orders. At the First Closing and with each Binding Forecast referenced in Section 2.2 hereof, Buyer shall furnish to Supplier a binding purchase order (each, a “Purchase Order”) for the quantity of the Products which Buyer shall purchase and Supplier shall deliver in accordance with the most recent Binding Forecast and this Agreement. Supplier shall acknowledge receipt of such Purchase Order. Each such Purchase Order shall designate the quantity of the Products ordered, taking into consideration the fact that all Purchase Orders must be for one or more full batches (each a “Batch”). A Batch of 8% Product, as identified on Exhibit 1.1, is approximately 610,000 individual applicators, provided however, that production yields may vary, and a yield of between 580,000 and 620,000 individual applicators will be considered an 8% Product Batch. A Batch of 4% Product, as identified on Exhibit 1.1, is approximately 150,000 individual applicators, provided however, that production yields may vary, and a yield of between 140,000 and 160,000 individual applicators will be considered a 4% Product Batch. The initial Purchase Order(s) shall first be filled by utilizing Supplier’s inventory on hand (other than Inventory), including finished goods and in-transit and in-process inventory of Supplier, labeled with the name and NDC number of Supplier, until exhausted. Each

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Purchase Order shall specify a delivery date for the ordered Product no earlier than ninety (90) days following Supplier’s receipt of the Purchase Order.
     2.4 Buyer’s Ability to Require Supplier to Subcontract the Manufacture of Product.
          (a) In the event that (i) the parties reasonably determine that the demand for any Product is projected to exceed (as evidenced by the Rolling Forecasts provided by Buyer to Supplier) or (ii) the demand for any Product actually exceeds (as evidenced by Purchase Orders provided by Buyer to Supplier) Supplier’s capacity to supply Buyer with such Product, Buyer shall have the right to require Supplier to employ a manufacturer selected by Buyer and reasonably acceptable to Supplier (“Subcontract Manufacturer”), for the manufacture of such Product pursuant to the terms of this Agreement. Buyer shall exercise this right by (A) specifying to Supplier the amount of any such excess demand for such Product and the monthly period(s) in which such excess demand is expected to occur or has occurred and (B) notifying Supplier of the amounts of such excess demand for such Product which the Subcontract Manufacturer shall manufacture and supply to Supplier.
          (b) If Supplier is unable to manufacture or supply substantially all of any Product required to be supplied to Buyer under the terms of this Agreement for any reason whatsoever including, for example, and without limitation, an injunction against such manufacture issued by a government authority, Buyer shall have the right to require Supplier to employ a Subcontract Manufacturer, selected by Buyer and reasonably acceptable to Supplier, for the manufacture of such Product for the remaining Term pursuant to the terms of this Agreement. Buyer’s rights under this Section 2.4(b) shall be exercisable only if (i) Supplier’s inability to manufacture or supply such Product could reasonably be expected to result in the unavailability of such Product for commercial sale for at least thirty (30) days, (ii) Buyer provides reasonable evidence of the Subcontract Manufacturer’s ability to start manufacture of such Product more rapidly than Supplier could restart manufacture of such Product, and (iii) Supplier’s inability to manufacture or supply such Product did not result, wholly or in part, from a breach by Buyer of its representations, warranties or obligations under this Agreement.
          (c) If, more than four (4) times in any two (2) year period, Supplier fails to supply, in conforming form, all or substantially all of the amount of Products subject to an accepted Purchase Order submitted in accordance with this Agreement (excluding amounts in excess of one hundred percent (100%) of amounts covered by the applicable Binding Forecast) within thirty (30) days after the delivery date specified for such Products in the respective Purchase Orders in accordance with Section 2.3 (such failure, a “Critical Supply Failure”), such Critical Supply Failure shall constitute a material breach under Section 10.2(c), and Buyer shall have the right, at Buyer’s sole discretion, to (i) require Supplier to employ a Subcontract Manufacturer (selected by Buyer and reasonably acceptable to Supplier), for the manufacture of such Product for the remaining Term pursuant to the terms of this Agreement or (ii) terminate this Agreement pursuant to Section 10.2(c).
          (d) Supplier agrees that, notwithstanding anything to the contrary in this Agreement, Buyer, at any time after the Effective Date, may designate Buyer, or an Affiliate of Buyer or a Third Party, for the manufacture and supply of Product, provided that (i) Buyer will bear the cost and expense of establishing Buyer, or an Affiliate of Buyer or a Third Party, for the

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manufacture and supply of any Product and (ii) Buyer, or an Affiliate of Buyer or a Third Party, may only supply up to fifty percent (50%) of the amount of Product ordered in excess of three (3) Batches per calendar year.
     2.5 Provisions Applicable With Subcontract Manufacturer Supplier. If, at any time, Supplier subcontracts with a Subcontract Manufacturer pursuant to Sections 2.4(a) — (c), or subcontracts with an Affiliate or a Third Party other than pursuant to Sections 2.4(a) — (c), for the manufacture and supply of any Product, such Subcontract Manufacturer or such Affiliate or a Third Party shall be reasonably acceptable to Buyer. Supplier shall provide the Subcontract Manufacturer, the Affiliate or Third Party, as applicable, or cause the Subcontract Manufacturer, the Affiliate or Third Party to be provided, with all rights required for the manufacture of such Product and with all assistance reasonably requested by the Subcontract Manufacturer in setting up and overseeing its manufacturing facility, including know-how concerning the manufacture of such Product, and copies of all written or other tangible forms of recorded know-how reasonably related to the manufacture of such Product. Supplier shall obtain and enforce agreements from any such Subcontract Manufacturer, Affiliate or Third Party requiring the Subcontract Manufacturer, Affiliate or Third Party to keep all such information conveyed to such Subcontract Manufacturer, Affiliate or Third Party confidential and not to use any such rights, materials or information to manufacture Products other than for Products for sale to Supplier.
3. SHIPMENTS AND ACCEPTANCE
     3.1 Delivery. Supplier shall deliver all Products DDP (as such term is defined and used in Incoterms 2000, ICC Official Rules for Interpretation of Trade Terms) to Buyer’s warehouse in Gurnee, Illinois, United States, or any other single destination within the United States identified by Buyer at least thirty (30) days prior to the requested delivery date. Title and risk of loss will transfer from Supplier to Buyer upon delivery of Product to Buyer.
     3.2 Inspection; Rejection. Buyer may inspect the shipment of Product upon receipt to verify such shipment’s conformity to the relevant Purchase Order as of the time the Product was delivered to Buyer. If Buyer determines that any portion or all of any shipment of the Product did not conform to the Purchase Order as of the time it was delivered to Buyer (each non-conforming Product, a “Defective Product”), then Buyer shall be entitled to reject such portion or all of any shipment of Product that includes Defective Product. Buyer shall notify Supplier in writing if the shipment of Product includes Defective Product that existed at the time of the delivery of the Products to Buyer. Such notification shall be made as soon as reasonably practicable after discovery of the nonconformity, but not later than thirty (30) days after delivery of the Products. Such notice shall specify the reasons for rejection. If Buyer does not so reject the Products within thirty (30) days after delivery, Buyer shall be deemed to have accepted the Products. After Buyer accepts a Product, or is deemed to have accepted a Product, except with respect to Latent Defects (as defined herein below), Buyer shall have no recourse against Supplier except as set forth in Section 6 hereof. After notice of rejection is received by Supplier, Buyer shall cooperate with Supplier in determining whether such rejection is justified. Supplier shall notify Buyer as soon as reasonably possible, but not later than thirty (30) days after receipt of the notice from Buyer, whether it accepts Buyer’s basis for rejection. Notwithstanding anything to the contrary, if a portion or all of any shipment of Product has a latent defect that renders such Product a Defective Product prior to the expiry date of such Product and that

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(a) was not reasonably discoverable within the inspection period specified in this Section 3.2 and (b) was attributable to Supplier’s manufacture and/or supply and (iii) did not occur after receipt of such Product by Buyer as described in Section 3.2 (each such defect, a “Latent Defect”), Buyer shall promptly, and in no event more than twenty (20) days after the discovery or notification of such Latent Defect, notify Supplier of such Latent Defect. If Supplier accepts Buyer’s determination that the Product is a Defective Product or that the Product contains a Latent Defect, then Buyer shall be entitled to the remedies set forth in Section 6.5 hereof. If Supplier does not accept Buyer’s determination that the Product is a Defective Product or that the Product contains a Latent Defect, and Buyer does not accept Supplier’s conclusion, then Supplier and Buyer shall jointly select an independent Third Party to determine whether it conforms to the Purchase Order. The parties agree that such Third Party’s determination shall be final. If the Third Party rules that the Product conformed to the Purchase Order as of the time the Product was delivered to Buyer or that the Product does not contain a Latent Defect, as applicable, then Buyer shall be deemed to have accepted the Product at the agreed upon price and Buyer shall bear the cost of such independent Third Party determination. If the Third Party rules that the Product does not conform to the Purchase Order at the time the Product was delivered to Buyer or that the Product contains a Latent Defect, then Buyer shall be entitled to the remedies set forth in Section 6.5 hereof and Supplier shall bear the cost of such independent Third Party determination.
4. RECORDS AND AUDIT RIGHTS, PUBLIC STATEMENTS; RECALLS
     4.1 Records; Audit Rights. Supplier shall maintain, and shall cause its Affiliates and contract manufacturers and other agents to maintain, all records necessary to comply with all applicable Laws relating to the manufacture, filling, packaging, testing, storage and shipment of Products. All such records shall be maintained for such period as may be required by applicable Laws; provided, however, that all records relating to the manufacture, stability and quality control of Products shall be retained until the parties agree to dispose of such records. Buyer and its authorized representatives shall have the right, at Buyer’s sole cost and expense, to audit, inspect, and observe the manufacture, storage, disposal, and transportation of Products once per contract year, during normal business hours upon thirty (30) days’ prior written notice; provided that Buyer may conduct additional audits if required to address serious manufacturing issues or complaints that necessitate reporting to a regulatory authority or for any for cause audits.
     4.2 Public Statements. Neither party shall use, or authorize others to use, the name, symbols, or marks of the other in any advertising or publicity material or make any form of representation or statement with regard to the services provided hereunder which would constitute an express or implied endorsement by such other of any commercial product or service without the other’s prior written approval.
     4.3 Recalls. Buyer, in Buyer’s sole discretion, shall determine whether any Product must be withdrawn or recalled from the market. To the extent legally required, Buyer shall notify all regulatory authorities of any such withdrawal or recall. All costs of withdrawals or recalls (including costs incurred by Supplier while assisting Buyer) shall be borne by Buyer, except in the case of recalls or withdrawals caused solely by the negligence or willful malfeasance of Supplier, its Affiliates or subcontractors or by the material breach by Supplier of its representations and warranties in this Agreement, in which case Supplier shall credit Buyer

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for the cost of the recalled or withdrawn Product and Buyer’s reasonable costs incurred with such withdrawals or recalls. Buyer shall give Supplier prompt written notice of any withdrawals or recalls that Buyer believes was caused or may have been caused by the negligence or willful malfeasance of Supplier, its Affiliates or subcontractors or the material breach by Supplier of its representations and warranties in this Agreement.
5. PRICE AND PAYMENT
     5.1 Price.
          (a) The purchase price for Products supplied hereunder (the “Purchase Price”) shall be one hundred and ten percent (110%) of COGS calculated in accordance with this Section 5.1(a) and paid in accordance with Section 5.1(d). For purposes hereof “COGS” means internal and external costs incurred in manufacturing, acquiring, product testing activities for quality assurance and quality control, packaging, transporting, storing and/or cGMP compliance determined in accordance with United States generally accepted accounting principles, as consistently applied by Supplier in accordance with Supplier’s past practice and in the ordinary course of Supplier’s business, in each case to the extent related and allocable to the Product supplied to Buyer hereunder. Notwithstanding the foregoing, “COGS” shall (i) include payroll taxes and customs charges consistent in type and nature with those set forth on Exhibit 5.1(a), and (ii) exclude any and all (A) costs attributable to general corporate activities, including, by way of example, executive management, investor relations, business development, legal affairs and finance, (B) Taxes other than as described in clause (i) above, and (C) the NDA maintenance fee and applicable FDA establishment fees. Exhibit 5.1(a) to this Agreement sets forth further detail on the calculation of COGS. For purposes hereof “cGMP” means current good manufacturing practices of the FDA and other appropriate agencies, as set forth in 21 C.F.R. Parts 210 and 211 and all applicable FDA rules, regulations, guides and guidances, as amended from time to time and in effect during the term of this Agreement.
          (b) Buyer shall reimburse Supplier the amount actually paid by Supplier in connection with applicable FDA establishment fees to the extent related and allocable to the Product supplied to Buyer hereunder; provided, that, with respect to the period from the Effective Date through September 30, 2010, Buyer’s liability for such establishment fees shall be an amount equal to $457,200 multiplied by a fraction, the numerator of which is (i) the number of days during such period, and the denominator of which is (ii) 365. Supplier shall provide Buyer with a detailed invoice of any amounts due and payable pursuant to this Section 5.1(b) and Buyer shall pay the amount of such invoice within thirty (30) days following receipt.
          (c) Supplier shall at all times use Commercially Reasonable Efforts to keep the cost of acquiring any Product from a contract manufacturer or Subcontract Manufacturer, if applicable, as low as possible.
          (d) For each Batch of Product supplied hereunder, Buyer shall pay Supplier the Purchase Price (the “Batch Price”) calculated as set forth in this Section 5.1(d). For the period from the Effective Date through December 31, 2010, the Batch Price for 8% Product and the Batch Price for 4% Product shall equal the amount for such Product set forth on Exhibit 5.1(d), subject to adjustment in accordance with Section 5.1(e) below. For each calendar year

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thereafter, Supplier shall notify Buyer of the Batch Price applicable to purchases of Product during such calendar year no later than December 31st of the year immediately preceding such calendar year. Such Batch Price shall be Supplier’s good faith estimate of COGS for such calendar year, determined based on Buyer’s Rolling Forecast, Supplier’s projected costs for such calendar year and foreign currency exchange rates in effect as of the last Business Day of November immediately preceding Supplier’s notice, subject to adjustment in accordance with Section 5.1(e); provided, however, that, except for adjustment in accordance with Section 5.1(e), the Batch Price in any calendar year shall not be greater than one hundred twenty percent (120%) of the Batch Price in the prior, just-ended calendar year.
          (e) The Batch Price shall be adjusted on a monthly basis to reflect foreign currency exchange rates in effect as published in the Wall Street Journal on the last Business Day of the month immediately preceding the applicable month.
          (f) On or after each shipment of the Product, Supplier shall provide Buyer with an invoice setting forth the Batch Price payable for such delivery pursuant to this Section 5. Each such invoice shall, to the extent applicable, identify the Purchase Order number, quantities of the Product, aggregate Batch Price of Product supplied pursuant to such Purchase Order and the total amount to be remitted to Supplier.
          (g) Buyer will pay amounts due pursuant to this Agreement within forty-five (45) days of the date of invoice.
          (h) Buyer will make all payments to Supplier, due pursuant to this Agreement, to Supplier’s accounts in the United States.
     5.2 Intentionally Omitted.
     5.3 Interest. If a party (or any successor thereto pursuant to the terms of this Agreement) fails to pay in full on or before the date due any payment that is required to be paid under this Agreement, such party (or any successor thereto pursuant to the terms of this Agreement) will also pay to the other Party, on demand, interest on any such amount beginning on such due date at an annual rate (calculated on the basis of a 360-day year) equal to the “base rate” as announced by JPMorgan N.A., or any successor thereto, in New York, New York in effect on such due date, plus three (3) percent to be assessed from the date payment of the amount in question first became due.
     5.4 Taxes.
          (a) Supplier and Buyer each shall cooperate with the other party, as reasonably requested by the other party, to minimize or eliminate Taxes to the extent legally permissible, including by making available to such other party any existing resale certificates, exemption certificates or other existing information relevant for such purpose.
          (b) If applicable Tax Law requires Buyer to withhold any Tax from a payment to Supplier, Buyer shall withhold such Tax and shall pay the amount withheld to the relevant Tax authority.

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          (c) As soon as practicable after any payment of withheld Taxes by Buyer to a Tax authority, Buyer shall deliver to Supplier the original or a certified copy of a receipt issued by such Tax authority evidencing such payment, a copy of the return reporting that payment or other evidence of such payment reasonably satisfactory to Supplier.
6. REPRESENTATIONS AND WARRANTIES
     6.1 Representations and Warranties of Supplier. Supplier represents and warrants to Buyer that:
          (a) the Products shall be manufactured and packaged in compliance with the provisions of the Federal Food, Drug, and Cosmetic Act located at 21 U.S.C. §§ 301 to 397 (2000), as it may be amended from time to time, and regulations promulgated thereunder (the “Act”), the laws or regulations imposed by other involved health regulatory authorities within the Territory, and cGMPs;
          (b) as of the time of delivery to Buyer (i) Product (other than Inventory) with an FDA approved shelf-life greater than or equal to thirty (30) months shall have minimum dating of not less than twenty-four (24) months shelf-life prior to expiration, (ii) Product (other than Inventory) with an FDA approved shelf-life less than thirty (30) months shall have minimum dating of not less than eighteen (18) months shelf-life prior to expiration and (iii) Inventory shall have minimum dating of not less than twelve (12) months shelf-life prior to expiration;
          (c) as of the time any Product is delivered to Buyer and during the shelf life of such Product, such Product shall conform to the specifications set forth in the NDA for such Product (the “Specifications”); and
          (d) upon transfer of the risk of loss of a Product, as provided in Section 3.1, good and valid title to such Product sold hereunder will be conveyed by Supplier to Buyer free and clear of any Encumbrances created by Supplier.
     6.2 Representations and Warranties of Buyer. Buyer represents and warrants to Supplier that Buyer will not make any false claims in any packaging, labeling, advertising or promotional material regarding the Products.
     6.3 EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AND COLLABORATION AGREEMENT, THE WARRANTIES SET FORTH IN SECTION 6.1 OF THIS AGREEMENT ARE THE EXCLUSIVE WARRANTIES GIVEN BY SUPPLIER TO BUYER WITH RESPECT TO THE SUPPLY OF PRODUCTS HEREUNDER, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     6.4 EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AND COLLABORATION AGREEMENT, THE WARRANTIES SET FORTH IN

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SECTION 6.2 OF THIS AGREEMENT ARE THE EXCLUSIVE WARRANTIES GIVEN BY BUYER TO SUPPLIER WITH RESPECT TO THE PURCHASE OF PRODUCT HEREUNDER, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     6.5 Remedy. Any Product delivered to Buyer by Supplier which is finally determined to be a Defective Product or contain a Latent Defect in accordance with Section 3.2, shall be replaced at Supplier’s expense, as Buyer’s sole and exclusive remedy.
7. INDEMNIFICATION
     Each party agrees that it shall indemnify the other party for and hold such other party harmless against any Losses incurred by such other party as a result of a breach of a representation, warranty, covenant, agreement or obligation of such party contained in this Agreement, in accordance with the terms and conditions contained in the Purchase and Collaboration Agreement.
8. INSURANCE
     8.1 Coverage. Each party shall maintain during the performance of this Agreement the following insurance or self-insurance in amounts no less than that specified for each type:
          (a) Commercial general liability insurance with combined limits of not less than $1,000,000 per occurrence, $1,000,000 per accident for bodily injury, including death, and property damage, a general aggregate limit of not less than $1,000,000 and products/completed operations aggregate of not less than $1,000,000 which coverage shall insure such party for product liability claims and its obligations under this Agreement;
          (b) Workers compensation insurance in the amounts required by the law of the state(s) in which such party’s workers are located and employer’s liability insurance with limits of not less than $500,000 per occurrence;
          (c) automobile liability insurance covering automobiles and trucks used by or on behalf of such party either on or away from the other parties’ premises with combined single limit of not less than $1,000,000 per occurrence and $1,000,000 per accident for bodily injury, including death, and property damage, which policy shall include coverage for all hired, owned and no-owned automobiles and trucks; and
          (d) Product Liability Insurance with limits not less than $10,000,000.
     8.2 Evidence. Each party shall provide the other with evidence of its insurance or self insurance. Each party shall provide to the other thirty (30) days prior, written notice of any cancellation or material change in its coverage. Each party agrees to deliver to the other concurrently with the execution of this Agreement and thereafter annually, a certificate from the

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insurance company(ies) evidencing that all the insurance required by this Agreement is in force, including a broad form vendors’ endorsement naming the other party as an additional insured.
9. CONFIDENTIALITY
     The terms of the Confidentiality Agreement shall apply to any information provided by Supplier to Buyer.
10. TERM AND TERMINATION
     10.1 Term. This Agreement shall come into effect on the Effective Date. Unless otherwise terminated as provided in Section 10.2 or Section 12.2 hereof, this Agreement shall remain in force through May 19, 2015 (for the purpose of this Section 10 the “Initial Term”). This Agreement shall renew automatically in two (2) year increments after the Initial Term (each, a “Renewal Term” and, collectively with the Initial Term, the “Term”) unless either party gives written notice to the other of its intention to not renew at least one hundred and eighty (180) days prior to expiration of the Initial Term or the then applicable Renewal Term.
     10.2 Termination.
          (a) Purchase and Collaboration Agreement. Buyer shall have a right to terminate this Agreement, upon one hundred and eighty (180) days prior written notice to Supplier, upon the expiration or termination of the Joint Development Period, as provided in the Purchase and Collaboration Agreement.
          (b) Insolvency. A party may immediately terminate this Agreement without written notice to the other party, if (i) the other party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such it (except for involuntary bankruptcy proceedings which are dismissed within sixty (60) days); (ii) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of the other party (collectively, the “Receiver”) and that party has not caused the underlying action or the Receiver to be dismissed within sixty (60) days after the Receiver’s appointment; (iii) the Board of Directors of the other party shall have passed a resolution to wind up that party, or such a resolution shall have been passed other than a resolution for the solvent reconstruction or reorganization of that party; (iv) a resolution shall have been passed by that party or that party’s directors to make an application for an administration order or to appoint an administrator; or (e) the other party makes a general assignment, composition or arrangement with or for the benefit of all or the majority of that party’s creditors, or makes, suspends or threatens to suspend making payments to all or the majority of that party’s creditors.
          (c) Default. In the event either party commits a material breach or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach or default is not cured within one hundred and twenty (120) days (or within fifteen (15) days in the case of any payment default or obligation to pay royalties hereunder) after the receipt of notice thereof from the other party specifying such breach or default, the party not in breach or default shall be entitled (without prejudice to any of its other rights) to terminate this Agreement, without additional penalty, termination fee or cost, by giving notice to take effect immediately.

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11. EFFECT OF EXPIRATION OR TERMINATION
     11.1 Mutual Obligations. Upon expiration or termination of this Agreement pursuant to Section 10 with effect as of the effective date of termination:
          (a) the party terminating this Agreement shall be released from all obligations and duties imposed or assumed hereunder except from those provided in Sections 4.1, 4.2, 6, 7, 8 and 9 and this Section 11 and Section 21; and
          (b) the other party shall lose the benefit of any rights granted in this Agreement, except for those accrued prior to the effective date of termination and those set forth in Sections 4.1, 4.2, 6, 7, 8 and 9 and this Section 11 and Section 21.
     11.2 Purchase Orders.
          (a) Where this Agreement is terminated by Buyer pursuant to Section 10.2(a) or by Supplier pursuant to Section 10.2(b) or 10.2(c), Supplier will be entitled, at its option, to fill or cancel any Purchase Orders that were submitted by Buyer prior to such termination. If Supplier elects to fill any such Purchase Orders, Supplier shall use commercially reasonable efforts to fill any such Purchase Orders. If Supplier elects not to fill any such Purchase Orders, Buyer shall reimburse Supplier for the costs (including, but not limited to, raw material costs) incurred in connection with Purchase Orders that Supplier had started to supply prior to the termination of this Agreement and that are canceled by Supplier pursuant to this Section 11.2(a).
          (b) Where this Agreement is terminated by Buyer pursuant to Section 10.2(b) or 10.2(c), Supplier will be entitled, at its option, to fill or cancel any Purchase Orders that were submitted by Buyer, its Affiliates or sublicensees prior to such termination; provided that if Supplier elects not to fill any such Purchase Orders, Supplier shall be liable for the costs (including, but not limited to, raw material costs) incurred in connection with Purchase Orders that Supplier had started to manufacture prior to the expiration or termination of this Agreement and that are canceled by Supplier pursuant to this Section 11.2(b).
     11.3 Financial Obligations. In the event that this Agreement is terminated pursuant to Section 10.2 by either party, Buyer shall make all payments accruing prior to the effective date of termination to Supplier in the manner specified herein. Supplier may proceed to enforce payment of all outstanding payments. Each party may proceed to collect any other monies owed to such party and to exercise any or all of the rights and remedies contained herein or otherwise available to such party by law or in equity, successively or concurrently at the option of such party.
     11.4 Transition upon Termination; HSR.
          (a) Upon expiration or termination of this Agreement for any reason pursuant to Sections 10 or 12.2, Supplier and its Affiliates shall provide to Buyer, its Affiliates or Third Party designee(s) such cooperation and assistance as may be reasonably required to facilitate Buyer, its Affiliates or Third Party designee(s) to bring about a smooth and orderly transition to one or more new manufacturers and suppliers of Product following such expiration or termination and continuing for such period of time following such termination as is reasonably

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necessary to fully effectuate such transition. Buyer shall pay the reasonable internal and external costs incurred by Supplier in providing such cooperation and assistance.
          (b) Upon the expiration or termination of this Agreement, Buyer and Supplier will determine whether any transfer of rights under this Agreement to Buyer is subject to the premerger notification requirements of the HSR Act. If HSR Act filings are required, Buyer and Supplier will use commercially reasonable efforts to make such filings and cause the HSR Act waiting period to expire or terminate.
     11.5 No Release. Termination of this Agreement for any reason whatsoever shall neither be deemed a release, nor shall it relieve either party from any obligation under this Agreement which may have accrued prior thereto.
12. FORCE MAJEURE
     12.1 Suspension of Obligations. If by reason of “force majeure”, which shall mean for the purpose of this Agreement (a) acts of God, war, riots, civil unrest, acts of the public enemy, fires, earthquakes, severe weather or storms, or (b) to the extent beyond the reasonable control of the affected party, strikes, labor disputes, labor shortages, product transportation interruptions or shortages, accidents, unavailability of raw materials or supplies, or any act in consequence of compliance with any order of any government or governmental authority, and, in the case of either (a) or (b), the affected party is delayed or prevented from complying with its obligations under this Agreement, such affected party shall promptly give notice to the other party with an estimated date by which the contingency will be removed.
     12.2 Termination. To the extent that a party is or has been delayed or prevented by force majeure from complying with its obligations under this Agreement, the other party may suspend the performance of its obligations until the contingency is removed. If the party delayed or prevented from complying with its obligations under this Agreement cannot permanently remove the contingency, or if the contingency affecting such party results in a delay extending beyond three (3) months, the other party (upon notice) shall have a right to terminate this Agreement and Section 11, subject to Section 6.5(b), if applicable, shall apply, with the party delayed or prevented from complying with its obligations under this Agreement deemed to be the non-terminating party.
13. NOTICES
     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted if telecopied (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the parties at the following addresses:
If to Supplier, to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, New Jersey 07039
Attention: General Counsel
Facsimile: 973.994.3001

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with copies (which shall not constitute notice) sent concurrently to:
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Adam H. Golden and Steven G. Canner
Facsimile: 212.836.8689
If to Buyer, to:
Coventry Acquisition, Inc.
311 Bonnie Circle
Corona, CA 92880
Attention: General Counsel
Facsimile: 951.493.5817
with copies (which shall not constitute notice) sent concurrently to:
Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa, CA 92626-1925
Attention: R. Scott Shean
Facsimile: 714.755.8290
provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.
14. ASSIGNMENT
     Neither party may assign its rights and obligations under this Agreement without the other party’s prior written consent, except that: either party may (a) assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of the other party; and (b) assign this Agreement in its entirety without the other party’s consent to an entity that acquires all or substantially all of the business or assets of the assigning party to which this Agreement relates, whether by merger, acquisition or otherwise; provided, however, that in the event of Supplier’s exercise of its right under clause (b), notwithstanding the Product quantity and minimum order requirements set forth in Section 2.4(d), Buyer, or an Affiliate of Buyer or a Third Party, may manufacture and supply any and all amounts of Product that Buyer, or an Affiliate of Buyer or a Third Party, may require, without further obligation to Supplier under the terms of this Agreement; provided, further, that to the extent an assignment of rights or obligations by Supplier pursuant to this Section 14 increases the Taxes (including without limitation any withholding Taxes) of, or the amounts owed under Section 5.1(a) subsection (i) by, Buyer (or an Affiliate or Partner of Buyer that has been designated by Buyer pursuant to Section 1 as of the time of such assignment by Supplier), Supplier or the assignee shall indemnify Buyer (or such Affiliate or Partner of Buyer) for and hold it harmless against such increase. In the case of any permitted assignment, the assigning party shall remain responsible for the performance of this Agreement by the assignee. The assigning party shall provide the other party with prompt written notice of any such assignment. Any permitted assignee shall assume all obligations of its assignor under this Agreement, and no permitted assignment shall relieve the assignor of liability hereunder. Any attempted assignment in contravention of the foregoing shall be void. Subject to the terms of this Agreement, this

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Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
15. NO WAIVER
     The failure of either party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.
16. RELATIONSHIP OF THE PARTIES
     Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Supplier and Buyer, or to constitute one as the agent of the other. Both parties shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind, or commit the other party.
17. HEADINGS, INTERPRETATION
     The headings of sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement in any way. Words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; and words denoting persons shall include bodies corporate, and vice versa.
18. SEVERABILITY
     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Regulatory Authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or of the remainder of this Agreement.
19. ENTIRE AGREEMENT; AMENDMENT OR MODIFICATION
     This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties hereto. This Agreement, the Purchase and Collaboration Agreement, the Confidentiality Agreement and the Other Agreements contain the entire agreement of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of both parties.
20. FORMS
     The parties recognize that, during the Term, a Purchase Order, acknowledgement form or similar routine document (collectively “Forms”) may be used to implement or administer provisions of this Agreement. Therefore, the parties agree that the terms of this Agreement will prevail in the event of any conflict between this Agreement and the printed provision of such

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Forms, or typed provisions of Forms that add to, vary, modify or are at conflict with the provisions of this Agreement with respect to Product sold hereunder during the Term.
21. GOVERNING LAW
     This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.
22. ARBITRATION
     22.1 All disputes, differences, controversies and claims of the parties arising out of or relating to this Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 22.
     22.2 Following the delivery of a written demand for arbitration by either party, each of Buyer and Supplier shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two chosen arbitrators shall mutually, within ten (10) Business Days after their selection, select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after delivery of the written demand for arbitration (or such other time period as the Parties may agree), the parties shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria.
     22.3 The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by Buyer and Supplier, the sole discovery available to each party shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.
     22.4 The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the parties agree to extend such time. The award shall be final and binding upon the parties.
     22.5 Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties, including without limitation any proceeding to enforce this Section 22, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each party accepts the jurisdiction of the Enforcing Court.
     22.6 Each party shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section 22, including attorneys’ fees, unless determined otherwise by the Arbitrator.

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     22.7 The parties agree that the existence, conduct and content of any arbitration pursuant to this Section 22 shall be kept confidential and no party shall disclose to any Person any information about such arbitration, except as may be required by Law or by any Regulatory Authority (or any exchange on which such Party’s securities are listed) or for financial reporting purposes in such party’s financial statements.
     22.8 Notwithstanding the forgoing, none of the provisions of this Agreement (including the provision of this Section 22) shall restrict the right of any party to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above mentioned.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

COVENTRY ACQUISITION, INC.
By:
Name:
Title:

Exhibit D
LICENSE AGREEMENT
          This LICENSE AGREEMENT (the “Agreement”), dated as of                , 2010 (the “Effective Date”), is entered into by and between Columbia Laboratories, Inc., a Delaware corporation, and Columbia Laboratories (Bermuda) Ltd., a Bermuda corporation (together, “Seller”), and Coventry Acquisition, Inc., a Delaware corporation (“Buyer”). Seller and Buyer are each referred to herein as a “Party”, and collectively, as the “Parties.”
RECITALS
          WHEREAS, the Columbia Laboratories, Inc., Watson Pharmaceuticals, Inc., a Nevada corporation and Buyer have entered into a Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “PCA”), for the sale by Seller, and the purchase by Buyer, of the First Closing Date Purchased Assets on the First Closing Date and the Second Closing Date Purchased Assets on the Second Closing Date (each as defined in the PCA);
          WHEREAS, pursuant to the PCA, the Parties will collaborate with respect to certain Development activities relating to the Products (as defined in the PCA); and
          WHEREAS, as a condition to the First Closing (as defined in the PCA) under the PCA, Buyer will grant to Seller certain licenses, and Seller will grant Buyer certain licenses, on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I.
DEFINITIONS
          For the purposes of this Agreement, the following terms shall have the following meanings. All other capitalized terms used herein and not defined in this Agreement shall be as defined in the PCA.
          “Ascend Agreement” means the License and Supply Agreement, dated as of September 27, 2007, between Columbia Laboratories, Inc. and Ascend Therapeutics, Inc.
          “Buyer Introduced Technology” means all Patents and Know-How Controlled by Buyer from time to time during the Joint Development Period covering technology identified by Buyer in writing for use by Seller in Seller Development Activities.
          “Buyer Technology” means the Purchased Asset Technology and Collaboration Technology.
          “Collaboration Invention” shall have the meaning set forth in Section 3.2(a) hereof.

          “Collaboration Invention Patent” shall have the meaning set forth in Section 3.2(a) hereof.
          “Collaboration Technology” shall have the meaning set forth in Section 3.2(a) hereof.
          “Dimera Agreement” means the Reciprocal License Agreement, dated as of May 19, 2004, among Columbia Laboratories, Inc., Columbia Laboratories (Bermuda) Ltd. and Dimera Incorporated.
          “Effective Date” means the date set forth in the Preamble.
          “Excluded Asset Patents” shall have the meaning set forth in the definition of Excluded Asset Technology.
          “Excluded Asset Technology” means (a) the Patents (“Excluded Asset Patents”) and Know-How Controlled by Seller and/or its Affiliates as of the First Closing Date which relate primarily to the Products and are not included in the Purchased Assets, and (b) the Seller Next Generation Delivery System Patents.
          “Non-US Asset Purchaser” shall have the meaning set forth in Section 2.3(a) hereof.
          “Non-US Rights to Intellectual Property” shall have the meaning set forth in Section 2.3(a) hereof.
          “Product Infringement” shall have the meaning set forth in Section 3.4(a)(i) hereof.
          “Purchased Asset Patents” shall have the meaning set forth in the definition of Purchased Asset Technology.
          “Purchased Asset Technology” means the Patents (“Purchased Asset Patents”) and Know-How included in the Purchased Assets.
          “Seller Next Generation Delivery System Invention” shall have the meaning set forth in Section 3.2(b) hereof.
          “Seller Next Generation Delivery System Patents” means any Patent Controlled by Seller and/or its Affiliates containing at least one claim that, without a license thereunder, would be infringed by the manufacture, use, marketing, importing, exporting, sale, offer for sale or other Commercialization of any product utilizing a Seller Next Generation Delivery System.
          “Seller Next Generation Delivery System Technology” shall have the meaning set forth in Section 3.2(b) hereof.
          “Territory” means worldwide.

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ARTICLE II.
CERTAIN LICENSES RELATING TO THE PRODUCTS
          2.1 Grant of Licenses.
          (a) Grant of Technology Licenses to Buyer. Subject to the terms and conditions of this Agreement, the PCA, the Ascend Agreement, the Merck-Serono Agreement, and the Dimera Agreement, Seller hereby grants to Buyer an exclusive (even as to Seller and its Affiliates), irrevocable, perpetual, royalty-free and fully paid-up (except as provided in the PCA) license, with the right to grant sublicenses subject to Section 2.2, under the Excluded Asset Technology and Seller Next Generation Delivery System Technology to Develop, manufacture, have manufactured, use, import, export, market, sell, offer to sell or otherwise Commercialize the Products in the Territory in any and all fields.
          (b) Grant of Technology Licenses to Seller. Subject to the terms and conditions of this Agreement and the PCA, including without limitation Section 8.11 of the PCA, Buyer hereby grants to Seller:
               (i) a non-exclusive, non-transferable (except pursuant to Section 6.8), royalty-free and fully paid-up license under the Buyer Technology to manufacture, have manufactured, import and export the Products for the purpose of supply of such Products to Buyer under the terms and conditions of the Supply Agreement;
               (ii) a non-exclusive, non-transferable (except pursuant to Section 6.8), royalty-free and fully paid-up license under the Buyer Technology, Collaboration Technology and Buyer Introduced Technology for the sole purpose of conducting the Seller Development Activities during the Joint Development Period;
               (iii) an exclusive (even as to Buyer and its Affiliates), irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses subject to Section 2.2, under (A) the Purchased Asset Technology and Collaboration Technology (but solely to the extent such Collaboration Technology arises out of clinical trials conducted by or on behalf of Seller on the Product known as progesterone/COL-1620 vaginal gel containing progesterone in a concentration of either four percent (4%) or eight percent (8%)) to the extent required to permit Seller or its Affiliate to perform under and comply with the terms of the Merck-Serono Agreement and (B) the Purchased Asset Technology to the extent required to permit Seller or its Affiliate to perform under and comply with the terms of the Dimera Agreement; and
               (iv) a non-exclusive, irrevocable, perpetual, royalty-free and fully paid-up license, with the right to grant sublicenses subject to Section 2.2, under Collaboration Technology to Develop, manufacture, have manufactured, use, import, export, market, sell, offer to sell or otherwise Commercialize the Seller Next Generation Delivery System to the extent that it incorporates or otherwise delivers any product other than Products in the Territory in any and all fields.
          2.2 Sublicenses. In the event that a Party shall have the right to grant sublicenses under licenses granted pursuant to Section 2.1 of this Agreement, each such Party shall ensure that its sublicensee shall be subject to a written agreement with terms and condition

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that are consistent with, and no less protective of, the other Party than the terms and conditions hereunder, provided that, it is acknowledged that the Seller shall have no obligation to amend the Merck-Serono Agreement or the Dimera Agreement notwithstanding that such agreements include licenses that constitute sublicenses hereunder.
          2.3 Non-U.S. Rights.
          (a) To the extent that rights licensed by Seller hereunder are to be used in connection with or in order to exploit the Non-United States Purchased Assets purchased by a wholly-owned Subsidiary of Parent pursuant to Section 11.1 of the PCA (such licensed rights, the “Non-US Rights to Intellectual Property,” and such wholly-owned Subsidiary, the “Non-US Asset Purchaser”), such Non-US Rights to Intellectual Property shall be licensed to the Non-US Asset Purchaser.
          (b) To the extent that rights licensed to Seller hereunder are rights to use the Non-United States Purchased Assets purchased by the Non-US Asset Purchaser, such rights shall be licensed to Columbia Laboratories (Bermuda) Ltd.
ARTICLE III.
DEVELOPMENT UNDER THE PCA
          3.1 Invention Disclosures. Each Party shall promptly disclose to the other Party any inventions and other Know-How, including any inventions or other Know-How related to the Products or any Next Generation Product, arising under the Parties’ activities conducted pursuant to the PCA during the Joint Development Period. Such disclosures shall be provided in writing and in sufficient detail for the other Party to understand the scope and nature of such inventions and other Know-How. Any such disclosure shall be treated as the Confidential Information (as defined in the PCA) of the disclosing Party, subject to the terms of this Article III.
          3.2 Ownership of Inventions. All inventions arising from the Parties’ activities pursuant to the PCA during the Joint Development Period, including any Patents covering such inventions, shall be owned as follows:
          (a) All inventions arising from the Parties’ activities under the PCA (each, a “Collaboration Invention”) and any Patent covering any such an invention (each, a “Collaboration Invention Patent”) and Know-How arising from the Parties’ activities under the PCA (Collaboration Invention Patents and such Know-How, collectively, “Collaboration Technology”) shall be owned by Buyer. Notwithstanding the previous sentence, Collaboration Invention and Collaboration Technology shall exclude any Seller Next Generation Delivery System Inventions and Seller Next Generation Delivery System Technology. Seller and Affiliates of Seller shall assign, and hereby assign, to Buyer all right, title and interest in and to Collaboration Inventions, and all right, title and interest in, to and under Collaboration Technology, in each case, held by Seller and/or Affiliates of Seller. Seller shall, and shall cause its Affiliates to, cooperate with Buyer and take all reasonable actions and execute agreements, instruments and documents as may be reasonably required to perfect Buyer’s right, title and

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interest in and to Collaboration Inventions and Buyer’s right, title and interest in, to and under Collaboration Technology.
          (b) All inventions arising from the Parties’ activities under the PCA that relate solely to the Seller Next Generation Delivery System (each a “Seller Next Generation Delivery System Invention”) and any Patent covering such an invention (each such Patent to constitute a Seller Next Generation Delivery System Patent) and Know-How arising from the Parties’ activities under the PCA that relates solely to the Seller Next Generation Delivery System (Seller Next Generation Delivery System Patents and such Know-How, collectively, “Seller Next Generation Delivery System Technology”) shall be owned by Seller. Buyer and Affiliates of Buyer shall assign, and hereby assign, to Seller all right, title and interest in and to Seller Next Generation Delivery System Inventions, and all right, title and interest in, to and under Seller Next Generation Delivery System Technology, in each case, held by Buyer and/or Affiliates of Buyer. Buyer shall, and shall cause its Affiliates to, cooperate with Seller and take all reasonable actions and execute agreements, instruments and documents as may be reasonably required to perfect Seller’s right, title and interest in and to Seller Next Generation Delivery System Inventions and Seller’s right, title and interest in, to and under Seller Next Generation Delivery System Technology.
          (c) Determination of inventorship shall be made in accordance with United States patent laws.
          3.3 Patent Prosecution.
          (a) Purchased Asset Patents and Collaboration Invention Patents.
               (i) Subject to Sections 3.3(a)(ii) and 3.3(a)(iii), Buyer will have the responsibility for, and the obligation with respect to, filing, prosecuting and maintaining the Purchased Asset Patents and Collaboration Invention Patents, at Buyer’s sole cost and expense. Seller will fully cooperate with Buyer, at Buyer’s expense, in connection with the filing, prosecution and maintenance of such Purchased Asset Patents and such Collaboration Invention Patents, including by providing access to relevant Persons and executing all documentation reasonably requested by Buyer or its Affiliates.
               (ii) Buyer will consult with Seller and keep Seller reasonably informed of the status of the Purchased Asset Patents and Collaboration Invention Patents, and will provide Seller with all material filings and correspondences with the patent authorities with respect to such Purchased Asset Patents and such Collaboration Invention Patents for Seller’s review and comment; provided that Buyer shall have full and complete control over the filing, prosecution and maintenance of the Purchased Asset Patents and the Collaboration Invention Patents.
               (iii) Buyer will notify Seller of any decision not to file applications for, or to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Purchased Asset Patent or Collaboration Invention Patent. Buyer will provide such notice at least sixty (60) days prior to any filing or payment due date, or any other due date that requires action, in connection with such Purchased Asset Patent or Collaboration Invention Patent.

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In such event, Buyer shall permit Seller, at Seller’s sole discretion and expense, to file or to continue prosecution or maintenance of such Purchased Asset Patent or such Collaboration Invention Patent, in each case, in Buyer’s name.
          (b) Excluded Asset Patents. Seller will have the responsibility for, and the obligation with respect to, filing, prosecuting and maintaining the Excluded Asset Patents at Seller’s sole cost and expense. Buyer will fully cooperate with Seller, at Seller’s expense, in connection with the filing, prosecution and maintenance of the Excluded Asset Patents, including by providing access to relevant Persons and executing all documentation reasonably requested by Seller or its Affiliates. Seller shall have full and complete control over the filing, prosecution and maintenance of the Excluded Asset Patents; provided that, so long as Buyer is Developing and/or Commercializing a Product utilizing the Seller Next Generation Delivery System, Seller will:
               (i) consult with Buyer and keep Buyer reasonably informed of the status of the Seller Next Generation Delivery System Patents with respect to such Product, and will provide Buyer with all material filings and correspondences with the patent authorities with respect to such Seller Next Generation Delivery System Patents for Buyer’s review and comment; and
               (ii) notify Buyer of any decision not to file applications for, or to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Seller Next Generation Delivery System Patents with respect to such Product. Seller will provide such notice at least sixty (60) days prior to any filing or payment due date, or any other due date that requires action, in connection with any such Seller Next Generation Delivery System Patent and Buyer, at Buyer’s sole discretion and expense, will have a right to file or to continue prosecution or maintenance of such Seller Next Generation Delivery System Patent in Seller’s name.
          3.4 Patent Infringement.
          (a) Purchased Asset Patents and Collaboration Invention Patents.
               (i) Each Party will notify the other of any infringement by a Third Party of any of the Purchased Asset Patents, Collaboration Invention Patents or Seller Next Generation Delivery System Patents that cover a Product of which such Party becomes aware, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Purchased Asset Patents, Collaboration Invention Patents or Seller Next Generation Delivery System Patents that cover a Product (collectively “Product Infringement”).
               (ii) Buyer will have the sole right to bring and control any legal action in connection with Product Infringement at Buyer’s own expense as it reasonably determines appropriate, and Seller shall have the right, at Seller’s own expense, to be represented in any such action by counsel of its own choice.

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               (iii) If Buyer fails to bring an action or proceeding with respect to, or to terminate, infringement of any Purchased Asset Patents, Collaboration Invention Patents or Seller Next Generation Delivery System Patents that cover a Product (A) within ninety (90) days following notice of alleged infringement or (B) prior to ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Seller shall have the right, upon prior consultation with Buyer, to bring and control any such action at Seller’s own expense and by counsel of its own choice.
               (iv) At the request of the Party prosecuting the Product Infringement action or proceeding, the other Party, at the prosecuting Party’s expense, shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.
               (v) In connection with any such proceeding, Buyer shall not enter into any settlement admitting the invalidity of, or otherwise impairing the Purchased Asset Patents, Collaboration Invention Patents or Seller Next Generation Delivery System Patents that cover a Product in any manner that would impair royalties payable pursuant to the PCA without the prior written consent of Seller, which will not be unreasonably withheld or delayed.
               (vi) Any recoveries resulting from an action relating to a claim of Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any remainder will be considered Net Sales for purposes of Section 2.8(d) of the PCA.
          (b) Excluded Asset Patents.
               (i) Each Party will notify the other of any infringement by a Third Party of any of the Excluded Asset Patents of which such Party becomes aware, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of such Excluded Asset Patent.
               (ii) Seller will have the sole right to bring and control any legal action in connection with infringement of any Excluded Asset Patent (other than Seller Next Generation Delivery System Patents that cover a Product) at Seller’s own expense as it reasonably determines appropriate.
               (iii) If Seller fails to bring an action or proceeding with respect to, or to terminate, infringement of any Excluded Asset Patent (other than Seller Next Generation Delivery System Patents) (A) within ninety (90) days following notice of alleged infringement or (B) prior to ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Buyer shall have the right, upon prior consultation with Seller, to bring and control any such action at its own expense and by counsel of its own choice.
               (iv) At the request of the Party prosecuting the infringement action or proceeding, the other Party shall provide reasonable assistance in connection therewith,

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including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.
               (v) In connection with any such proceeding, the Party prosecuting the infringement action or proceeding shall not enter into any settlement admitting the invalidity of, or otherwise impairing any Excluded Asset Patent (other than Seller Next Generation Delivery System Patents) utilized in a Product in any manner that would impair the other Party’s Development and/or Commercialization of such Product or a product utilizing the Seller Next Generation Delivery System without the prior written consent of the other Party, which will not be unreasonably withheld or delayed.
               (vi) Any recoveries resulting from an action relating to a claim of infringement of any Excluded Asset Patent (other than Seller Next Generation Delivery System Patents) utilized in a Product shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any remainder will be retained by Seller.
          3.5 Third Party Agreements. Each Party shall ensure that any agreement entered into with Third Parties engaged to perform Development activities pursuant to the PCA provides for ownership of inventions and other rights in favor of such Party consistent with this Agreement.
ARTICLE IV.
CONSIDERATION; NO IMPLIED LICENSES
          4.1 Consideration. The rights and obligations provided under this Agreement are being provided as a condition to the First Closing under the PCA. As such, no further consideration, financial or otherwise, will be due under this Agreement, except as expressly provided herein.
          4.2 No Implied Licenses. Any Intellectual Property rights of a Party not expressly granted to the other Party under the provisions of this Agreement shall be retained by such Party. Except as expressly provided in this Agreement, a Party does not grant to the other Party any right or license in any Intellectual Property right, whether by implication, estoppel or otherwise.
ARTICLE V.
TERM AND TERMINATION
          5.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until the Parties mutually agree in writing to terminate this Agreement.
          5.2 Bankruptcy. Any licenses granted under or pursuant to this Agreement by either Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that during the term of this Agreement, each Party, as a licensee of rights under this Agreement, shall

8

retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code, then the other Party (which is not a Party to such proceeding) will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property licensed to such other Party under this Agreement and all embodiments of such intellectual property, and same, if not already in such other Party’s possession, will be promptly delivered by the Party to such other Party (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue, and thereafter continues, to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.
ARTICLE VI.
MISCELLANEOUS
          6.1 Disclaimer of Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT OR THE PCA, NEITHER PARTY MAKES ANY REPRESENTATIONS NOR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE RELATED TO ANY AND ALL OF THE INTELLECTUAL PROPERTY LICENSED HEREUNDER, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.
          6.2 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.
          6.3 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.
          6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when transmitted if telecopied (which is confirmed), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:

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          If to Seller, to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
Attention: General Counsel
Facsimile: 973.994.3001
with copies (which shall not constitute notice) sent concurrently to:
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Adam H. Golden and Steven G. Canner
Facsimile: 212.836.8689
If to Buyer, to:
Coventry Acquisition, Inc.
311 Bonnie Circle
Corona, CA 92880
Attention: General Counsel
Facsimile: 951.493.5817
with copies (which shall not constitute notice) sent concurrently to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Attention: R. Scott Shean
Facsimile: 714.755.8290
provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.
          6.5 (a) Relationship of the Parties. The Parties are independent contractors. Nothing herein is intended, or shall be deemed, to constitute a partnership, agency, joint venture or employment relationship between the Parties. Neither Party shall be responsible for the other Party’s acts or omissions; and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.
          (b) No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
          6.6 Amendment; Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties hereto. This Agreement, the PCA, the Other Agreements and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and preliminary agreements made prior to the Effective Date.
          6.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Regulatory Authority to be

10

invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or of the remainder of this Agreement.
          6.8 Assignment and Transfer.
          (a) Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party, except that either Party may, without consent of the other Party, assign or otherwise transfer this Agreement and its rights and obligations hereunder in whole or in part: (i) to any Affiliate; (ii) in connection with a merger, reorganization or a sale or transfer of all or substantially all of the assets to which this Agreement relates. Any attempted assignment or other transfer not in accordance with this Section 6.8 shall be void. Any permitted assignee shall assume in writing all assigned obligations of its assignor under this Agreement. The Party making any assignment or other transfer permitted under this Section 6.8 shall provide prompt written notice to the other Party of such assignment or transfer. The assignor shall remain jointly and severally liable with any such assignee(s) with respect to all obligations and liabilities of the assignor hereunder.
          (b) Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.
          6.9 Arbitration.
          (a) All disputes, differences, controversies and claims of the Parties arising out of or relating to the Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 6.9.
          (b) Following the delivery of a written demand for arbitration by either Party, each of Buyer and Seller shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two chosen arbitrators shall mutually, within ten (10) Business Days after selection select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after delivery of the written demand for arbitration (or such other time period as the Parties may agree), the Parties shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria.
          (c) The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by Buyer and Seller, the sole discovery available to each Party shall be its right to conduct up to two (2) non expert depositions of no more than three (3) hours of testimony each.

11

          (d) The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the Parties agree to extend such time. The award shall be final and binding upon the Parties.
          (e) Any judicial proceeding arising out of or relating to this Agreement or the relationship of the Parties, including without limitation any proceeding to enforce this Section 6.9, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each Party accepts the jurisdiction of the Enforcing Court.
          (f) Each Party shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section 6.9, including attorneys’ fees, unless determined otherwise by the Arbitrator.
          (g) The Parties agree that the existence, conduct and content of any arbitration pursuant to this Section 6.9 shall be kept confidential and no Party shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by Law or by any Regulatory Authority (or any exchange on which such Party’s securities are listed) or for financial reporting purposes in such Party’s financial statements.
          (h) Notwithstanding the foregoing, none of the provisions of this Section 6.9 shall restrict the right of any Party to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.
          6.10 Remedies.
          (a) Injunctive Relief. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damages would not be fully compensable by an award of money damages. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. The parties agree that notwithstanding Section 6.9, any Action brought for an injunction, or for specific performance shall be heard and exclusively in the Delaware Chancery Court sitting in New Castle County and each Party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.
          (b) Indemnification. Seller represents and warrants to Buyer that, other than the Non-US Rights to Intellectual Property, any Intellectual Property licensed by Seller to Buyer hereunder (including without limitation any Excluded Asset Technology and Seller Next Generation Delivery System Technology licensed by Seller to Buyer pursuant to Section 2.1(a)) is owned directly by Columbia Laboratories, Inc., and has not been assigned or otherwise transferred to any other Person. Seller shall indemnify, reimburse and defend Buyer and its

12

Affiliates and each of their respective Representatives, successors and assigns from and against, and hold them harmless from, any Taxes (including without limitation any withholding Taxes) arising from any breach of the foregoing representation and warranty.
          6.11 Interpretation. Unless the context of this Agreement otherwise requires, (a) words of one gender include the other gender; and (b) words using the singular or plural number also include the plural or singular number, respectively. Reference to days are to calendar days unless specified otherwise. References to any statute, act, or regulation are to that statute, act, or regulation as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. The headings contained in this Agreement are for convenience of reference only and shall not be considered in interpreting this Agreement. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.
          6.12 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the Parties hereto delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
          6.13 Further Actions. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, as may be reasonably necessary or as the other Party may reasonably request in connection with this Agreement in order to carry out more effectively the provisions and purposes hereof.
[Remainder of Page Left Intentionally Blank]

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          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

COLUMBIA LABORATORIES (BERMUDA) LTD.
By:
Name:
Title:

COVENTRY ACQUISITION, INC.
By:
Name:
Title:

Exhibit E
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COLUMBIA LABORATORIES, INC.
     Columbia Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: The first paragraph of Article FOURTH of the Restated Certificate of Incorporation, as previously amended, of the Corporation is hereby deleted in its entirety and replaced with the following:
     “The total number of shares of capital stock which the Corporation is authorized to issue is one hundred fifty-one million (151,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be denominated common stock, $.01 par value per share (“Common Stock”), and one million (1,000,000) shares shall be denominated preferred stock, $.01 par value per share (“Preferred Stock”).”
     SECOND: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Columbia Laboratories, Inc. has caused this Certificate to be signed by [•], its [•], this [•] day of [•], 2010.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

Annex B
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COLUMBIA LABORATORIES, INC.
     Columbia Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: The first paragraph of Article FOURTH of the Restated Certificate of Incorporation, as previously amended, of the Corporation is hereby deleted in its entirety and replaced with the following:
     “The total number of shares of capital stock which the Corporation is authorized to issue is one hundred fifty-one million (151,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be denominated common stock, $.01 par value per share (“Common Stock”), and one million (1,000,000) shares shall be denominated preferred stock, $.01 par value per share (“Preferred Stock”).”
     SECOND: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Columbia Laboratories, Inc. has caused this Certificate to be signed by [•], its [•], this [•] day of [•], 2010.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

Annex C
March 3, 2010
STRICTLY PRIVATE AND CONFIDENTIAL
Board of Directors
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
Members of the Board:
     You have requested our opinion as to the fairness, from a financial point of view, to Columbia Laboratories, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) to be received by the Company under the proposed Purchase and Collaboration Agreement, to be dated as of March 3, 2010 (the “Agreement”), by and among the Company, Watson Pharmaceuticals, Inc., a Nevada corporation (“Parent”), and Coventry Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Buyer”), pursuant to which the Company will transfer, or cause to be transferred, the Purchased Assets (as defined below) to Buyer, and Buyer will assume certain associated liabilities (the “Transaction”).
     Pursuant to the Agreement and subject to the terms and conditions thereof, the Company will sell and Buyer will purchase (a) certain assets (the “Purchased Assets”) of the Company primarily relating to the research, development, regulatory approval, distribution, marketing, sale and promotion of all pharmaceutical products containing progesterone as an active ingredient (each, a “Product”) and (b) 11,200,000 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”). In consideration for the Purchased Assets and the Shares, Buyer will pay to the Company: (i) at the initial closing, $47,000,000, (ii) upon the delivery of results from the Company’s Phase III clinical trial being conducted for a pre-term birth indication (“PTB Indication”) for the drug branded “Prochieve” (the “Clinical Trial Results”), and (A) if the Clinical Trial Results reflect a primary endpoint p-value that is less than or equal to 0.05 and greater than 0.01, $6,000,000 or (B) if the Clinical Trial Results reflect a primary endpoint p-value that is less than or equal to 0.01, $8,000,000; provided, however, in each case, the Clinical Trial Results reflect a secondary endpoint p-value that is less than or equal to 0.05 (the “Clinical Trial Results Milestone Payment”), (iii) upon acceptance by the U.S. Food and Drug Administration of a new drug application or a supplemental new drug application regarding the PTB Indication, $5,000,000, (iv) upon the first commercial sale of a product for the PTB Indication in the U.S., $30,000,000, (v) upon the filing and acceptance by the applicable regulatory authority of an application for the authorization to market a Product for the PTB Indication in any country or jurisdiction outside of the U.S., $500,000, (vi) upon a grant by the applicable regulatory authority outside of the U.S. of regulatory approval to market a Product for the PTB Indication, $2,000,000 (each of clauses (ii)

Board of Directors, Columbia Laboratories, Inc., March 3, 2010 — Page 2
through (vi), a “Milestone Payment”), and (vii) periodic royalty payments (each a “Royalty Payment”) based on the sales of certain Products, including such Products associated with the PTB Indication (each a “Royalty Product”), at the rates of (A) 10% of the portion of annual U.S. net sales which are less than or equal to $150,000,000, (B) 15% of the portion of annual U.S. net sales which are greater than $150,000,00 and less than or equal to $250,000,000, (C) 20% of the portion of annual U.S. net sales which are greater than $250,000,000, and (D) 10% of annual net sales outside of the U.S. in a country where Buyer or its affiliates are commercializing any such Product; provided, however, that (x) if Buyer or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights or otherwise collaborates or partners with a third party to commercialize any Royalty Product (a “Third Party Collaboration”) in a country outside of the U.S., in lieu of royalties payable in respect of net sales, the Company will be entitled to 20% of gross profits associated with such commercialization in such country, (y) if generic entry by a third party with respect to any Product occurs in any country, such that the quarterly net sales of such Product in such country is reduced by 50% in relation to the average quarterly net sales of such Product over the last four complete quarters (a “Generic Entry”), and certain other circumstances set forth in the Agreement are met, the royalty rate shall be reduced by 50%, and (z) in the event that a generic entry by the Buyer or any of its affiliates with respect to any Product in a country occurs in certain circumstances permitted by the Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of gross profits associated the commercialization of such generic product in such country (collectively, the “Consideration”).
     RBC Capital Markets Corporation (“RBC”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.
     We have been engaged to render this opinion to the Board of Directors of the Company (the “Board”) and will be entitled to receive a fee upon delivery thereof, without regard to the conclusion reached herein or whether the Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, RBC or an affiliate may act as a market maker and/or broker in the publicly traded securities of the Company and receive customary compensation, and may also actively trade securities of the Company for our own account and the accounts of our customers, and, accordingly, RBC and its affiliates may hold a long or short position in such securities.
     For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed a draft of the Agreement provided to us on March 3, 2010 (the “Latest Draft Agreement”); (ii) we reviewed financial information and estimates relating to the Purchased Assets and to the operations associated therewith that were provided to us by the Company’s management, including estimates as to corporate overhead costs attributable thereto and the Company’s payment of the first $7,000,000 of development costs associated with the PTB Indication and other mutually agreed-upon product development (the “Forecasts”); (iii) we conducted discussions with members of senior management of the Company with

Board of Directors, Columbia Laboratories, Inc., March 3, 2010 — Page 3
respect to the prospects and financial outlook of the Purchased Assets; and (iv) we performed such other studies and analyses as we deemed appropriate.
     In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we reviewed selected market valuations of publicly-traded companies that we deemed comparable to the Purchased Assets; and (ii) we performed a discounted cash flow analysis using the Forecasts.
     Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the standalone value or merit of any one or more parts of the analyses.
     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company, and have not assumed responsibility for independently verifying and have not independently verified such information. For all forward-looking financial information with respect to the Purchased Assets, we have relied on the Forecasts. We assumed that the Forecasts were reasonably prepared and represent the best currently available estimates and good faith judgments of the Company’s management as to the Purchased Assets’ financial performance and express no opinion as to any aspect of the Forecasts or the assumptions on which they are based.
     For the purposes of our analyses, we have assumed that (i) the passage of each clinical phase, regulatory approval or product launch, as contemplated by the Agreement, will be realized, in such time periods indicated in the Forecasts, and (ii) each associated Milestone Payment and Royalty Payment payable to the Company after the initial closing will be paid, in each foregoing case, on a probability risk-adjusted basis. In connection with the foregoing, we have assumed, with the consent of the Company’s management, that there will be no Third Party Collaboration or Generic Entry related to any Product in any country during the length of the Forecasts. Furthermore, we have assumed for purposes of our analyses that the Clinical Trial Results Milestone Payment to be received by the Company will be $6,000,000. We express no opinion with respect to the actual likelihood of any of the foregoing to occur.
     In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of the Company, including any Purchased Assets or liabilities of the Company. We have not assumed any obligation to conduct, and have not conducted, a physical inspection of the property or facilities of the Company, including any property or facilities relating to the Purchased Assets. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Company or the Purchased Assets. Our opinion relates to the Purchased Assets as part of an on-going going concern and, accordingly, we express no opinion regarding the

Board of Directors, Columbia Laboratories, Inc., March 3, 2010 — Page 4
liquidation value of the Purchased Assets. In addition, we have not performed any review or analysis regarding the fairness of the Consideration on an after-tax basis.
     We have assumed, in all respects material to our analysis, that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, that the representations and warranties of each party contained in the Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement. In addition, we have relied upon the Company to advise us promptly if any information previously provided to us has become inaccurate or is required to be updated during our review.
     Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. We are not expressing an opinion as to the fairness of the amount or nature of any compensation to any officers, directors or employees of any party, or any class of such persons, relative to the Consideration. We express no opinion as to what the value of Common Stock or the Shares will be when issued pursuant to the Transaction or the price at which Common Stock will trade at any time.
     This opinion is provided for the information and assistance of the Board in connection with the proposed Transaction. This opinion should not be construed as creating any fiduciary duty on the part of RBC to any shareholder of the Company or any other person or entity. All advice (written and oral) and this opinion rendered by RBC in connection with the proposed Transaction are intended for the use and benefit of the Board. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBC, except as provided in the following sentence. Such opinion may be included in any disclosure document filed by the Company with the Securities and Exchange Commission with respect to the proposed Transaction and subsequently mailed to the Company’s stockholders; provided however, that such opinion must be reproduced in full and that any description of or reference to RBC be in a form reasonably acceptable to RBC and its counsel. RBC shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself. This opinion was approved by a fairness committee of RBC.
     Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of such Transaction compared to any alternative business strategy or transaction in which the Company might engage and does not constitute recommendation to any member of the Board as to how to vote in connection with the proposed Transaction.

Board of Directors, Columbia Laboratories, Inc., March 3, 2010 — Page 5
     Our opinion addresses solely the fairness to the Company, from a financial point of view, of the Consideration. Our opinion does not in any way address other terms or conditions of any of the proposed Transaction.
     Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the Company is fair, from a financial point of view, to the Company.
Very truly yours,
RBC CAPITAL MARKETS CORPORATION

Annex D
NOTE PURCHASE AND AMENDMENT AGREEMENT*
     Note Purchase and Amendment Agreement, dated as of March 3, 2010 (this “Agreement”), by and among Columbia Laboratories, Inc., a Delaware corporation (the “Company”), the holders of the Notes (as defined below) listed on Schedule I attached hereto (each a “Holder” and collectively, the “Holders”).*
PRELIMINARY STATEMENT
     The Holders own the aggregate principal amount of the Company’s Convertible Subordinated Notes due December 31, 2011 (the “Notes”) set forth on Schedule I; the Notes owned by the Holders being referred to herein as the “Holder Notes”.
     The Notes were purchased by the Holders pursuant to that certain Securities Purchase Agreement, dated December 21, 2006 (the “SPA”), among the Company, the Holders and the other purchasers of the Notes named therein.
     The Holders wish to sell to the Company, and the Company wishes to purchase, the Holder Notes, on the terms and conditions hereinafter set forth.
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
PURCHASE AND SALE
     1.1 Note Purchase. At the Closing, on the terms and subject to the conditions hereof and in consideration of the Purchase Price (as defined below) and the agreements of the Company set forth herein, each Holder will sell, convey, transfer, assign and deliver to the Company, and the Company will purchase, take delivery of and acquire from each Holder, all of such Holder’s right, title and interest in the Holder Notes.
     1.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Holder Notes shall be (i) $11,699,998.54 in cash (the “Cash Consideration”), plus accrued and unpaid interest on the Notes (calculated in accordance with the Notes) up to (but excluding) the Closing Date payable in cash, (ii) warrants to purchase 3,488,370 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), substantially in the form attached as Exhibit A hereto (the “Warrants”) and (iii) 3,333,330 shares of Common Stock (the “Shares”), in each case as allocated among the Holders as set forth on Schedule I.
     1.3 Amendment Consent. Each Holder hereby irrevocably consents and agrees that the Notes shall be amended as set forth in the amendment (the “Amendment”) to the Notes, in the form attached as Exhibit B hereto. The Amendment will become effective on the date that the Note Amendment Condition is satisfied; provided, on the Amendment Termination Date (as defined below), if it occurs, the Amendment will terminate and be of no further force and effect, and from and after the Amendment Termination Date, the Notes shall no longer be modified by the Amendment. The Company will notify the Holders when the Note Amendment Condition

*	See Attachment A hereto for important information regarding the Note Purchase and Amendment Agreements.

has been satisfied. “Amendment Termination Date” means the earliest of (i) August 31, 2010, only if the Closing has not occurred on or prior to August 31, 2010, (ii) the date, if any, after the date hereof and prior to the Closing Date, on which holders of at least 25% of the aggregate principal amount of the Notes have not consented to the Amendment or have rightfully terminated the Note Purchase and Amendment Agreements (as defined in Section 7.10) that they are a party to (in accordance with the terms of such Note Purchase and Amendment Agreements), and (iii) the Business Day following the date on which the Sale Condition is satisfied, only if the Closing has not occurred on or prior to such Business Day.
     1.4 Closing. The closing of the purchase and sale of the Holder Notes (the “Closing”) shall take place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 at 10:00 a.m. New York City time on the date on which the Sale Condition is satisfied; provided, that, (i) all of the other conditions set forth in Sections 1.5, 1.6 and 1.7 have been satisfied or waived (by the appropriate party) on or prior to such date, (ii) all closings under all Note Purchase and Amendment Agreements (as defined in Section 7.10) shall occur on the same date and (iii) the satisfaction of the Sale Condition shall occur contemporaneously with the Closing, or at such other place, date and time as the parties hereto may agree in accordance with Section 7.10 (the “Closing Date”).
     1.5 General Closing Conditions. The respective obligations of the Company and the Holders to consummate the Closing are subject to the satisfaction or waiver (jointly by the Company and the Holders) at or prior to the Closing of the following conditions:
     (a) The initial consummation, on the same date as the Closing, by the Company of the transaction (or series of related transactions) publicly announced by the Company in a Current Report on Form 8-K filed by the Company on or prior to the date which is one Business Day after the date hereof (the “Form 8-K”) with the Securities and Exchange Commission (the “SEC”), which transaction includes the license, sale, transfer or other disposition of rights or assets of the Company related to, and/or the co-development, co-promotion, co-marketing, distribution or other collaboration with respect to, one or more of the Company’s products (and a sale of Company capital stock), pursuant to which the Company receives proceeds of at least $40 million in cash consideration at the initial closing thereof (the “Sale Condition”);
     (b) The filing, after the date hereof, with, and the acceptance of such filing by, the Secretary of State of the State of Delaware of an amendment to the Company’s certificate of incorporation to increase the number of the Company’s authorized shares of Common Stock (the “Charter Amendment”);
     (c) The Company shall have received written consents from the holders of at least 75% of the outstanding principal amount of the Notes to the Amendment (the “Note Amendment Condition”);
     (d) The Company shall have obtained (i) all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the sale and offer of the Warrants (and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and collectively with the Warrants and the Shares, the “Securities”)) and the Shares issued pursuant to this Agreement and (ii) if the Company determines it to be necessary, approval by the Company’s stockholders of the transactions (or certain of or all of them) contemplated by the Note Purchase

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and Amendment Agreements (as defined in Section 7.10) to the extent required by the listing rules of the NASDAQ Global Market or otherwise (the “Stockholder Approval”);
     (e) The Company shall have satisfied in full its obligations in respect of the Senior Debt (as defined in the Notes) and obtained an acknowledgement from the holder of the Senior Debt in substantially the form of Exhibit C hereto (the “Senior Debt Satisfaction”); and
     (f) No governmental authority (including a court) of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including the Amendment), which order, decree, ruling or other action is in effect at the time the Closing would otherwise occur.
     1.6 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction or waiver (by the Company in its sole discretion) at or prior to the Closing of the following conditions:
     (a) The representations and warranties of each Holder contained in Article II shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct only as of such earlier date);
     (b) All covenants and agreements contained in this Agreement to be performed by the Holders on or prior to the Closing Date shall have been performed or complied with in all material respects; and
     (c) The Holders shall have made the deliveries required pursuant to Section 1.8.
     1.7 Conditions to the Obligations of the Holders. The obligations of the Holders to consummate the Closing are subject to the satisfaction or waiver (by the Holders in their sole discretion) at or prior to the Closing of the following conditions:
     (a) (i) the representation and warranty of the Company contained in Section 3(h) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date and (ii) each of the other representations and warranties of the Company set forth in Article III shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty expressly relates to a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;
     (b) All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects; and
     (c) The Company shall have made the deliveries required pursuant to Section 1.9.

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     1.8 Closing Deliveries by the Holders. Each Holder shall (and covenants and agrees to), at the Closing, deliver to the Company the original Holder Notes, duly endorsed for transfer to the Company or its designated purchaser or accompanied by duly executed note powers in blank.
     1.9 Closing Deliveries by the Company. The Company shall (and covenants and agrees to), at the Closing, deliver or cause to be delivered to the Holders (a) a wire transfer of immediately available funds in the aggregate amount of the Cash Consideration, (b) the Warrants and (c) the Shares.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE HOLDERS
     Each Holder agrees, represents and warrants (both as of the date of this Agreement and as of the Closing Date) as follows:
     (a) Each Holder that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Holder that is an individual is competent to enter into this Agreement. Each Holder has duly executed and delivered this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each Holder and this Agreement constitutes a valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms.
     (b) Each Holder is the lawful owner, of record and beneficially, of the principal amount of Holder Notes set forth opposite its name on Schedule I hereto under the column “Principal Amount of Holder Notes Owned”, free and clear of all Encumbrances. At the Closing, the Company will acquire good and valid title to the Holder Notes, free and clear of all Encumbrances and thereafter no Holder will have any right, title or interest in and to any Holder Notes.
     (c) The execution and delivery of this Agreement by each Holder, the performance by each Holder of its obligations hereunder and the consummation of the transactions contemplated by this Agreement do not (i) violate, contravene or breach the governing documents of any Holder; (ii) violate, contravene or breach, or constitute a default under, any contract, agreement, indenture or instrument to which any Holder is a party, or any Holder’s properties or assets are bound, or to which any Holder may be subject; or (iii) violate, contravene or breach any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority applicable to any Holder.
     (d) No Holder is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform its obligations hereunder or under the Holder Notes in accordance with the terms hereof or thereof, or Transfer (as defined herein) the Holder Notes in accordance with the terms hereof other than such as have been made or obtained, or, with respect to filings with the SEC, which will be made as required by such Holder.

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     (e) Each Holder is an “accredited investor” (as such term is defined under Rule 501(a) of the Securities Act, as defined herein). Each Holder is acquiring the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities and has no arrangement or understanding with any other Persons regarding the sale or distribution of such Securities, except, in each case, as would not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that by making the representations herein, such Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Each Holder agrees not to, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) (collectively, “Transfer”) any of the Securities except in compliance with the Securities Act.
     (f) Each Holder understands that the Securities being offered and sold to it under the Agreement are being offered and sold in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws (including the Securities Act) and that the Company is relying upon the truth and accuracy of, and each Holder’s compliance with the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of each Holder to acquire the Securities.
     (g) Each Holder acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) an investment in the Company is speculative, and only those who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) such Holder may not be able to liquidate its investment; (iii) transferability of the Securities may be limited; (iv) such Holder is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and (v) such Holder has, in connection with such Holder’s decision to engage in the transactions contemplated by this Agreement, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein. Each Holder understands that a description of certain risks relating to an investment in the Company are set forth in the Company’s filings with the SEC and each Holder has carefully reviewed such filings.
     (h) Each Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein or of any of the transactions contemplated hereby.
     (i) Transfer or Resale.
     (i) Each Holder understands that the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Securities may not be transferred unless (A) the resale thereof is

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registered pursuant to an effective registration statement under the Securities Act, (B) such Holder has executed and delivered to the Company a certificate in substantially the form annexed hereto as Exhibit D (the “Certificate”), in which case such Holder may Transfer its Shares and Warrants in accordance with Rule 144 under the Securities Act, or (C) each such Holder has delivered to the Company an opinion of counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the Securities Act; and
     (ii) Neither the Company nor any other Person is under any obligation to register the resale by any Holder of any Securities of the Company acquired pursuant to this Agreement, except as provided in Article V hereof.
     (iii) Subject to Section 2(j), each Holder understands that the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Securities):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.
     (j) In the event that a Holder provides the Company with the Certificate, the Company shall promptly provide such Holder, at such Holder’s request, without any expense to such Holder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates representing the Shares and Warrants held by such Holder not bearing the legend described in Section 2(i)(iii). For the avoidance of doubt, a Holder may provide the Certificate at any time prior to, on or following the Closing Date, including with respect to the Shares and Warrants that will delivered on the Closing Date in accordance with Section 1.9. If a Holder provides the Company with the Certificate on or prior to the Closing Date, the Shares and the Warrants to be issued to such Holder at the Closing shall be issued without any restrictive legend.
     (k) Each Holder is a resident of the jurisdiction set forth across from its name on to Schedule I hereto.
     (l) Between the time that a Holder learned about the transactions contemplated by this Agreement and the public announcement thereof, no Holder has engaged in any short sales or similar transactions with respect to the Common Stock, nor has any Holder, directly or indirectly, knowingly caused any Person to engage in any short sales or similar transactions with respect to Common Stock.
     (m) The Holders and their Affiliates (as defined in the rules promulgated under the Securities Act) and their Associates (as defined in the rules promulgated under the Securities Act) collectively Beneficially Own (as defined in the Rights Agreement, dated as of March 13, 2002, between the Company and First Union National Bank, as rights agent, as amended (the “Rights Agreement”)) and, immediately after the Closing will Beneficially Own, less than 15% of the outstanding shares of Common Stock. No Holder or any “affiliate” or “associate” thereof

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is or has been an “interested stockholder” (as each such term is defined in Section 203 of the Delaware General Corporation Law).
     (n) No Holder will, after giving effect to the consummation of the transactions contemplated by this Agreement, (i) “beneficially own” (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of the Company.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
     The Company agrees, represents and warrants (both as of the date of this Agreement and as of the Closing Date) as follows:
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has duly executed and delivered this Agreement. The execution, delivery and, subject to obtaining the Stockholder Approval, performance of this Agreement has been duly authorized by all necessary corporate action of the Company and this Agreement constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.
     (b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated by this Agreement by the Company do not (a) violate, contravene or breach the certificate of incorporation or by-laws of the Company (subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware and obtaining the Stockholder Approval); (b) violate, contravene or breach, or constitute a default under, any contract, agreement, indenture or instrument to which the Company is a party or by which any of its property or assets are bound, or to which the Company may be subject (subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware, the Senior Debt Satisfaction and obtaining the Stockholder Approval); or (c) violate, contravene or breach any statute or law or any judgment, decree, order, regulation, or rule of any court of governmental authority applicable to the Company (subject to obtaining the Stockholder Approval).
     (c) Subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and obtaining the Stockholder Approval, (i) the Securities will be duly authorized, (ii) upon issuance in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company, (iii) upon issuance in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company and (iv) assuming the representations and warranties of the Holders set forth in Article II are true and correct, the offer and issuance by the Company of the Warrants and the Shares in exchange for the Holder Notes is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.
     (d) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform its obligations hereunder or under the Warrants in accordance with the terms hereof or thereof, or to issue and sell the Shares and Warrants (and the Warrant Shares) in accordance with the terms hereof, other than such as have been made or obtained, and except for the registration of the Warrant Shares and the Shares under the Securities Act pursuant to Article V to the extent required hereby, any filings required to be made under federal and state securities laws, any required filings or notifications regarding the issuance or listing of additional shares with the NASDAQ Global Market, the filing of the Charter Amendment with the Secretary of State of the State of Delaware and obtaining the Stockholder Approval (if applicable).

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     (e) On the date of this Agreement, the authorized capital stock of the Company consisted of (i) 100,000,000 shares of Common Stock, of which 65,630,051 shares were issued and outstanding, (ii) 120,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, none of which were issued or outstanding, (iii) 150,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of which 130 shares were issued and outstanding, (iv) 6,660 shares of Series C Convertible Preferred Stock, $0.01 par value per share, of which 600 shares were issued and outstanding, (v) 100,000 shares of Series D Junior Participating Preferred Stock, $0.01 par value per share, none of which were issued or outstanding and (vi) 100,000 shares of Series E Convertible Preferred Stock, $0.01 par value per share, of which 59,000 shares were issued and outstanding (clauses (ii) through (vi), collectively, the “Preferred Stock”). On the date of this Agreement, all of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable. On the date of this Agreement, options to purchase an aggregate of 5,960,304 shares of Common Stock were outstanding. On the date of this Agreement, warrants to purchase an aggregate of 10,942,755 shares of Common Stock were outstanding. On the date of this Agreement, no stockholder of the Company has preemptive rights with respect to the Securities and there are no outstanding securities or obligations issued by the Company (other than under the Note Purchase and Amendment Agreements) that are convertible into, or exercisable or exchangeable for, any shares of Common Stock other than (i) options granted under the Company’s stock option plans, (ii) the Preferred Stock, (iii) the warrants and options described in this paragraph, (iv) the Notes and (v) under the Rights Agreement.
     (f) From January 1, 2009 through the date of this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and included, to the extent required, detailed descriptions of material indebtedness for borrowed money, and, except as otherwise disclosed therein, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may otherwise conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

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     (g) As of the date hereof, the issued and outstanding shares of Common Stock are listed on NASDAQ Global Market.
     (h) The Company has received written consents from the holders of at least 75% of the outstanding principal amount of the Notes to the Amendment, and such holders have entered into agreements with the Company to sell their Notes to the Company for the same purchase price per $1.00 of principal amount of Notes as the Holders.
     (i) The Company will have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to enable it to (i) to make payment of the Cash Consideration and (ii) consummate the Senior Debt Satisfaction.
     (j) The Company is not, and has never been, an “issuer” of the type defined in Rule 144(i)(1) under the Securities Act.
ARTICLE IV
COVENANTS
     4.1 No Transfer or Conversion. Each Holder agrees that from the date hereof until the earlier of the termination of this Agreement (in accordance with the terms hereof) or the Closing that it will not (x) Transfer any Holder Note owned thereby (or any portion thereof) (other than to the Company at the Closing) or (y) exercise any right to convert the Note (or any portion thereof) into any other security. A pledge of the Holder Notes in connection with a bona fide margin agreement or other loan financing arrangement that is secured by the Holder Notes shall not be deemed to be a Transfer of the Holder Notes so long as the pledge does not prohibit the Holder’s ability to deliver the Holder Notes at the Closing; provided, further, that any pledgee or other party that becomes the owner of Holder Notes as a result of exercising remedies with respect to such pledge shall have agreed, prior to exercising any such remedies, to and be obligated to comply with this Agreement (as if it were a Holder).
     4.2 Release. From and after the Closing, each Holder agrees that all obligations of the Company arising under or in respect of the Holder Notes will have been satisfied and discharged and irrevocably waived in full.
     4.3 Reporting Status; Listing Obligation. The Common Stock is registered under Section 12 of the Exchange Act. The Company covenants only to each Affiliate Holder that during the period in which the registration statement filed pursuant to Article V hereto remains effective, the Company agrees to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) with the SEC all reports required to be filed by the Company under the Exchange Act, and the Company will use its commercially reasonable efforts to maintain its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. Until each Holder Transfers all of the Shares and Warrant Shares, the Company shall use commercially reasonable efforts to maintain the listing of its Common Stock on a national stock exchange in the United States.
     4.4 Securities Laws Disclosure; Publicity. As soon as reasonably practicable but not later than one Business Day after the date of this Agreement, the Company shall issue a press release and shall file the Form 8-K with the SEC, in each case announcing the signing of this Agreement, the signing of the agreement relating to the Sale Condition and describing the terms of the transactions contemplated hereby and thereby and including as an exhibit to the Form 8-K the material transaction documents, in the form required by the Exchange Act. At the time of the filing of the Form 8-K with the SEC, no Holder shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the SEC or any regulatory agency, without the prior written consent of such Holder, which shall not be unreasonably withheld, except in connection with the filing of this Agreement with the SEC, in any registration statement contemplated by Article V (and amendments and supplements relating thereto) filed with the SEC, in any proxy statement used by the Company in connection with its efforts to obtain the Stockholder Approval and/or obtain the approval of its stockholders of the transaction contemplated by Section 1.5(a) and/or to the extent such disclosure is required by law, regulations or the rules of any securities exchange, in which case the Company shall provide the Holders with prior notice of such disclosure.

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     4.5 Furnishing of Information. As long as any Holder owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, the Company will use commercially reasonable efforts to prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Holders to sell the Shares and the Warrant Shares under Rule 144 under the Securities Act. The Company further covenants that it will use commercially reasonable efforts to take such further action as any Holder of Securities may reasonably request, to the extent required from time to time, to enable such Holder to sell the Shares and the Warrant Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144 under the Securities Act.
     4.6 Reservation of Shares. So long as any Holder owns any Warrants, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock then issuable as Warrant Shares upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).
     4.7 Pledge of Securities. The Company will not object if the Securities are pledged by a Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a Transfer of the Securities hereunder or under the Warrants, and no Holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, Section 2(i) hereof; provided, that, a Holder and its pledgee shall be required to comply with the provisions of Section 2(i) hereof in order to effect a Transfer of the Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with an acknowledgement of a pledge of the Securities to such pledgee by a Holder.
     4.8 Holding. For the purposes of Rule 144(d) under the Securities Act, the Company acknowledges that, the holding period of the Shares and the Warrants may be “tacked” onto the holding period of the Holder Notes. The Company agrees not to take a position contrary to that set forth in the preceding sentence. Subject to Section 2(i) hereof and a Holder delivering to the Company the Certificate at any time reasonably requested by the Company, the Company agrees to take all commercially reasonable actions, including, without limitation, the issuance by its legal counsel (which may be its internal counsel) of any legal opinions, necessary (i) to cause the Company’s transfer agent to issue to such Holder certificates evidencing the Shares and the Warrants held thereby that are free of any restrictive legends (including those set forth in Section 2(i)(iii)) and to instruct the Company’s transfer agent for its Common Stock not to issue any stop-order with respect to the Transfer of the Shares and Warrants held by such Holder and (ii) upon any “cashless exercise” of the Warrants pursuant to Section 2.3 thereof, to cause the Company’s transfer agent to issue to such Holder certificates evidencing the Warrant Shares acquired in connection with such cashless exercise that are free of any restrictive legends (including those set forth in Section 2(i)(iii)) and to instruct the Company’s transfer agent for its Common Stock not to issue any stop-order with respect to the Transfer of the Warrant Shares acquired in connection with such “cashless exercise”.
     4.9 Conditions to Closing. The parties hereto will use commercially reasonable efforts to cause the conditions to Closing to be satisfied and the Closing to occur as expeditiously as possible; provided, that nothing contained herein shall obligate the Company to fulfill the Sale Condition, to consummate the Senior Debt Satisfaction or obtain the Stockholder Approval.
     4.10 Preemptive Rights. If, during the period commencing on the day after the Closing Date and ending forty-five (45) days after the date that the Company publicly announces the results of the Phase III clinical trial currently being conducted by the Company with respect to its vaginal gel product, Prochieve 8%, to reduce the risk of preterm birth in women with a short cervix as measured by transvaginal ultrasound in mid-pregnancy results, the Company issues (other than in an Exempt Issuance) any shares of Common Stock for a purchase price that is less than $2.00 per share of Common Stock or securities that are convertible into or exercisable for shares of Common Stock for a total purchase price (which shall include the purchase price paid for each such security plus the conversion or exercise price payable thereunder to acquire a share of Common Stock) that is less than $2.00 per share of Common Stock, on the date of any such issuance, the Company will deliver to each Holder written notice thereof (the “Sale Offer”). During the ten (10) day period following delivery of the Sale Offer, each Holder shall have the right, exercisable by delivering written notice to the Company (the “Exercise Notice”), to sell to the Company all or any number of the Warrants held by such Holder (as specified in such Exercise Notice) for an amount in cash equal to the product of (a) a fraction, the numerator of which is equal to the number of Warrants such Holder elects to sell to the Company as specified by such Holder in the Exercise Notice and the denominator of which is equal to 7,750,000 and (b) $3,999,996 (the “Warrant Price”). Such Exercise Notice shall be accompanied by the certificate representing the Warrants to be sold by such Holder, duly endorsed for transfer (and the number of Warrants such Holder sells to the Company under this Section 4.10 shall be cancelled and not exercisable). If a Holder does not deliver an Exercise Notice to the Company during such ten (10) day period, the Sale Offer for such Holder shall expire and such Holder shall have no further rights with respect thereto. If a Holder elects pursuant to an Exercise Notice to have the Company purchase Warrants from such Holder, the Company shall pay the Warrant Price in cash to such Holder within twenty (20) days after the Company receives the Exercise Notice to such account as shall be specified in writing by such Holder by wire transfer of immediately available funds. Notwithstanding anything to the contrary contained herein, the Company shall not be required to purchase any Warrants under this Section 4.10 to the extent such purchase would violate the Delaware General Corporation Law or the board of directors of the Company reasonably determines, after receiving advice from counsel, that it could have liability in connection therewith under the Delaware General Corporation Law. “Exempt Issuance” shall mean any or all of the following (a) the issuance of any shares of Common Stock pursuant to the conversion or exercise of any options, warrants, preferred stock or other convertible securities of the Company that are outstanding on the date hereof and/or on the Closing Date, (b) the issuance of any (x) options, warrants, other convertible securities or rights to purchase shares of Common Stock (and the issuance of any shares of Common Stock pursuant thereto) or (y) shares of Common Stock, in each case, pursuant to any of the Company’s compensatory or stock option plans or programs or as compensation to any officer, director, consultant, agent, advisor or employee of the Company or any subsidiary thereof, (c) the issuance of any shares of Common Stock in connection with the transactions described in Section 1.5(a), (d) the issuance of shares of Common Stock and warrants under the Note Purchase and Amendment Agreements (and the issuance of any shares of Common Stock under such warrants), (e) the issuance of any securities pursuant to the Rights Plan (and the issuance of any securities underlying such securities) and (f) the issuance of any warrants to purchase shares of Common Stock (and the issuance of any shares of Common Stock thereunder) pursuant to any agreement that the Company is a party to as of the date hereof.
     4.11 Ownership Cap. Each Holder agrees that from the date hereof until the earlier of the termination of this Agreement and/or the Closing (and after giving effect to the consummation of the transactions contemplated by this Agreement) that it will not (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of the Company.

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ARTICLE V
REGISTRATION RIGHTS
     The Company will use commercially reasonable efforts to file, as soon as reasonably practicable after the Closing, but in no event later than ninety (90) days after the Closing, a registration statement with the SEC covering the resale of the Shares and the Warrant Shares that are issued or issuable hereunder or under the Warrants to an Affiliate Holder. For the avoidance of doubt, the Shares issued to and the Warrant Shares issuable under the Warrants to any Holder that is not an Affiliate Holder shall not be covered by such registration statement. Reference is made to Section 6 of the SPA. The Company and each Affiliate Holder agrees that the terms, conditions and provisions of such Section 6 are hereby incorporated herein by this reference and shall apply, mutatis mutandis, to the Shares and the Warrant Shares issued or issuable to an Affiliate Holder (and not to the Warrants) and such Shares and Warrant Shares shall be deemed to be “Registrable Securities” and the Company and each Affiliate Holder (as if each such Affiliate Holder were a Purchaser under the SPA) shall comply with each of the provisions thereof, except that (a) the registration statement with respect to the resale of such Shares and Warrant Shares shall be filed with the SEC no later than ninety (90) days after the Closing Date (as defined herein) (and the definition of “Filing Date” in the SPA shall be deemed to be modified to reflect the foregoing), (b) the “Effectiveness Deadline” shall mean the date which is two hundred seventy (270) calendar days after the Closing Date (as defined herein) (and the definition of “Effectiveness Deadline” in the SPA shall be deemed to be modified to reflect the foregoing) and (c) Section 6.4 of the SPA shall be deemed to be modified so that (x) the amount that the Company shall be obligated to pay to any Affiliate Holder during a “Non-Liquidity Payment Period” (as defined in the SPA) and during which a “Registration Default” (as defined in the SPA) remains uncured, shall be such Affiliate Holder’s Warrant Percentage (as set forth across from such Affiliate Holder’s name on Schedule I) multiplied by $50,000 (and, notwithstanding anything to the contrary in the SPA, such amount may not be modified without the prior written consent of the Company) and (y) the maximum aggregate amount that the Company shall be required to pay to the Purchasers (as defined in Section 7.10) under this Agreement and the Other Purchase Agreements (as defined in Section 7.10) in respect of “Registration Defaults” (i.e., amounts payable under Section 6.4 of the SPA) shall be equal to the product of $250,000 and the sum of all of the “Warrant Percentages” of the Affiliate Holders as set forth on each Schedule I to each of the Note Purchase and Amendment Agreements (and, notwithstanding anything to the contrary in the SPA, such amount may not be modified without the prior written consent of the Company). For the avoidance of doubt, the reference to the Closing Date in Section 6.5(a) of the SPA shall be deemed to be a reference to the Closing Date of this Agreement.
ARTICLE VI
TERMINATION
     6.1 Termination. This Agreement may be terminated prior to the Closing:
     (a) at any time by mutual written consent of all of the parties hereto;
     (b) by any party hereto, by delivery of written notice of termination to the others, if the Closing has failed to occur on or before August 31, 2010; provided, that such failure is not due to (x) the failure of the Company to comply in all material respects with its obligations under this Agreement if the Company is the party seeking to terminate this Agreement pursuant to this Section 6.1(b) or (y) the failure of any Holder to comply in all material respects with its obligations under this Agreement if any Holder is the party seeking to terminate this Agreement pursuant to this Section 6.1(b); or
     (c) by any party hereto, by delivery of written notice of termination to the others, if any governmental authority (including a court) of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including the Amendment) and such order, decree, ruling or other action shall have become final and non-appealable; provided, that in order for any party to seek to terminate this Agreement pursuant to this Section 6.1(c) it

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must have used its commercially reasonable efforts to lift and rescind such order, decree, ruling or other action.
     6.2 Effect of Termination. Upon termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation of any party hereto arising hereunder, except that the provisions of this Article VI and Articles VII and VIII shall survive any termination of this Agreement and any party that has willfully breached this Agreement shall have liability to the others therefor. On the date of any termination of this Agreement, the Holders’ consents to the Amendment will terminate as of the date of the termination of this Agreement and be of no further force and effect as of such date.
ARTICLE VII
MISCELLANEOUS
     7.1 Governing Law; Jurisdiction; Service of Process; No Jury Trial. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transactions contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.
     7.2 Specific Performance. The parties acknowledge that the subject matter of this Agreement is unique and that no adequate remedy of law would be available for breach of this Agreement by any party. Accordingly, the Company and each Holder agree that each party hereto shall be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required), and the Company and each Holder hereby waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.
     7.3 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement; provided, that the Company will pay the reasonable out-of-pocket and reasonably documented attorneys’ fees and expenses actually incurred by the Holders in connection with the negotiation, execution and delivery of this Agreement not to exceed, in the aggregate, the amount set forth on Schedule I across from the caption “Expenses Cap”.

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     7.4 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     7.5 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. References herein to “parties” or “parties hereto” are to the signatories of this Agreement.
     7.6 Assignment. No party hereto may assign this Agreement or any of its rights arising hereunder, in whole or in part, to any other Person; provided, however, that any Holder may, after the Closing, assign its rights under Sections 4.3, 4.5, 4.7 and Article V hereunder to any transferee of the Securities (and such transferee will be deemed to be a Holder for purposes of such Sections); provided, further, that any such transferee executes and delivers to the Company a joinder to this Agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the provisions hereof (and those incorporated herein) as if it were a “Holder”.
     7.7 Survival. Notwithstanding any investigation made by any party to this Agreement, all representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or any Holder and the Closing.
     7.8 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any statute or rule of law will not affect the validity or enforceability of any other provision hereof.
     7.9 Independent Nature of Holders’ Obligations and Rights. The obligations of a Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
     7.10 Exclusive Agreement; Amendment; Waivers. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is (together with the Exhibits and Schedule hereto and any “side letters” entered into as of the date hereof between the Company and any Holder) intended as a complete and exclusive statement of the terms of the agreement

13

among the parties with respect thereto. This Agreement cannot be waived, amended, changed or terminated except by a written instrument executed by the Company and the “Purchasers” (as defined below) that would be entitled to receive a “Majority of the Warrants” (as defined below) at the closings under all of the Note Purchase and Amendment Agreements (as defined below); provided, however, that to the extent that such waiver, amendment or modification made after the date of this Agreement adversely affects a particular Purchaser, decreases the Purchase Price or alters the relative proportion of the Cash Consideration, the Shares and the Warrant consideration, such waiver, amendment or modification shall not be effective against such Purchaser without the consent of such Purchaser; provided further, that any waiver, amendment or modification made after the date of this Agreement that has the effect of providing for additional conditions to Closing shall require the consent of the Company and the Purchasers that would be entitled to receive a Supermajority of the Warrants at the closings under all of the Note Purchase and Amendment Agreements. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party providing the waiver (either the Company or the requisite Purchasers). On or after the date hereof, the Company expects to enter into one or more note purchase and amendment agreements on substantially similar terms to this Agreement with (some or all of) the other holders of the Notes (the “Other Purchase Agreements” and together with this Agreement, the “Note Purchase and Amendment Agreements”). For purposes of this Section 7.10, (a) “Purchasers” shall mean the parties (including the Holders) that execute the Note Purchase and Amendment Agreements other than the Company and “Majority of the Warrants” shall mean warrants to be issued by the Company at the closings under the Note Purchase and Amendment Agreements that would entitle the Purchasers to acquire at least 50.1% of the total number of shares of Common Stock purchasable under such warrants on the date such warrants are initially issued (without regard to any provisions in such warrants which limit the ability of a Purchaser to exercise any such warrants). “Supermajority of the Warrants” shall mean warrants to be issued by the Company at the closings under the Note Purchase and Amendment Agreements that would entitle the Purchasers to acquire at least 66 2/3% of the total number of shares of Common Stock purchasable under such warrants on the date such warrants are initially issued (without regard to any provisions in such warrants which limit the ability of a Purchaser to exercise any such warrants). The parties hereto acknowledge and agree that the Company has or may enter into side letters with certain Purchasers relating to the subject matter of this Agreement.
     7.11 Counterparts; Signatures by Facsimile; Captions. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.
     7.12 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by Express

14

Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below, in the case of the Company or on Schedule I, in the case of any Holder (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):
If to the Company:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, New Jersey 07039
Attention: Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Telephone: (973) 486-8860
Telecopier: (866) 994-3001
with a copy to:
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Adam H. Golden, Esq.
and Steven G. Canner, Esq.
Telephone: (212) 836-8030
Telecopier: (212) 836-8689
ARTICLE VIII
DEFINITIONS
     8.1 As used in this Agreement, the following terms have the meanings specified or referred to in this Article VIII.
     “Affiliate Holder” means any Holder that is an “affiliate” (as such term is defined under Rule 405 of the Securities Act) of the Company on the Closing Date.
     “Business Day” — Any day that is not a Saturday or Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
     “Encumbrance” — Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, except for restrictions on the Transfer of securities under the terms of the Warrant, this Agreement, the Securities Act, and the rules and regulations of the SEC thereunder and restrictions imposed by the “Blue Sky” laws of any jurisdiction that do not interfere with the purchase and sale of the Notes contemplated hereby.
     “Material Adverse Effect” means a material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby.
     “Person” — Any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, other entity, or governmental body.
[Remainder of this page intentionally left blank.]

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COLUMBIA LABORATORIES, INC.
By:	/s/ Lawrence A. Gyenes
	Name:	Lawrence A. Gyenes
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

PERRY PARTNERS INTERNATIONAL INC. By: Perry Corp., Investment Manager of Perry Partners International, Inc.
By:	/s/ Michael C. Neus
	Name:	Michael C. Neus
	Title:	General Counsel

PERRY PARTNERS, L.P. By: Perry Corp., General Partner of Perry Partners L.P.
By:	/s/ Michael C. Neus
	Name:	Michael C. Neus
	Title:	General Counsel

[Signature page to Note Purchase and Amendment Agreement]

EXHIBIT A
[THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THESE SECURITIES WERE ISSUED.]1
COLUMBIA LABORATORIES, INC.
WARRANT TO PURCHASE COMMON STOCK

No. W-	, 2010
Void After                     , 20152
     THIS CERTIFIES THAT, for value received,                                         , with its principal office at                                                             , or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Columbia Laboratories, Inc., a Delaware corporation, with its principal office at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the “Company”), up to                      3  shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), subject to adjustment as provided herein. This Warrant is one of a series of substantially similar Warrants being issued as of the date hereof (the “Issuance Date”) pursuant to the terms of those certain Note Purchase and Amendment Agreements (the “NPA Warrants”), dated on or after March 3, 2010, each by and among the Company and certain other persons or entities (each a “Purchaser” and together, the “Purchasers”), including the original Holder of this Warrant (the “Note Purchase Agreements” and including the Note Purchase and Amendment Agreement, dated as of March 3, 2010, between the Company and the original Holder, the “Note Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

[1]	Legend shall be removed if the Certificate contemplated in Section 2(i)(i)(B) of the Note Purchase Agreement has been delivered to the Company in accordance with the terms therein (or omitted if the Certificate is delivered on or prior to the Closing Date).

[2]	Insert five-year anniversary of Issuance Date.

[3]	Insert applicable numbers from Schedule I to Note Purchase Agreement.

     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:
          (a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
          (b) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
          (c) “Exercise Period” shall mean the period commencing 180 days after the date hereof and ending at 5:00 p.m., New York time, on                     , 20154, unless sooner exercised or terminated as provided below.
          (d) “Exercise Price” shall mean $1.35, subject to adjustment pursuant to Section 5 below.
          (e) “Exercise Shares” shall mean the shares of the Common Stock issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.
          (f) “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.
          (g) “Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any

[4]	Insert five-year anniversary of Issuance Date.

day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
     2. EXERCISE OF WARRANT.
          2.1 Method of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 2.5), this Warrant may be exercised by the Holder at any time during the Exercise Period, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant to the Company and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2.3). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Common Stock shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Exercise Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Exercise Shares to which the Holder is entitled pursuant to such exercise which certificates shall not bear any restrictive legends unless required pursuant to the Note Purchase Agreement or the Company places (or causes to be placed) a restrictive legend thereon in accordance with Section 4.3(b) hereof. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been exercised, irrespective of the date such Exercise Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Exercise Shares as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 2.1 and the number of Exercise Shares represented by this Warrant submitted for exercise is greater than the number of Exercise Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 2.4) representing the right to purchase the number of Exercise Shares purchasable immediately prior to such exercise under this Warrant, less the number of Exercise Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant.

Fractional shares shall be treated as provided in Section 6. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Exercise Shares upon exercise of this Warrant.
          2.2 Company’s Failure to Timely Deliver Securities. If within three Trading Days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such Exercise Shares on the Company’s share register or credit the Holder’s balance account with DTC for the number of Exercise Shares to which the Holder is entitled upon such Holder’s exercise hereunder or if the Company fails to deliver to the Holder the certificate or certificates representing the applicable Exercise Shares (or credit the Holder’s balance account at DTC with the applicable Exercise Shares) within three Trading Days after its obligation to do so under clause (ii) below and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exercise Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Exercise Shares) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Exercise Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Exercise Shares, times (B) the Closing Bid Price on the date of exercise.
          2.3 Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

	X =	Y (B-A)
B

Where:	X =	the number of Exercise Shares to be issued to the Holder.

	Y =	the number of Exercise Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.
     A = the Exercise Price.
     B = the Current Market Price of one share of Common Stock.
     “Current Market Price” means on any particular date:

          (a) if the Common Stock is traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such market over the five trading days ending immediately prior to the applicable date of valuation;
          (b) if the Common Stock is traded on any registered national stock exchange but is not traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such exchange over the five trading days ending immediately prior to the applicable date of valuation;
          (c) if the Common Stock is traded over-the-counter, but not on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or a registered national stock exchange, the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and
          (d) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.
          2.4 Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or, subject to Section 8, such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional shares shall be treated as provided in Section 6.
          2.5 Limitations on Exercise.
          (a) The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange

Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the NPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
          (b) The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant, if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise, redemption or conversion, as applicable, of the NPA Warrants or otherwise without breaching the Company’s obligations under the rules or regulations of the applicable Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the applicable Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders. Unless and until such approval or written opinion is obtained, no Holder shall be issued in the aggregate, upon exercise or conversion, as applicable, of any NPA Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock underlying the NPA Warrants issued to such Holder pursuant to the Note Purchase Agreements on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock underlying the NPA Warrants issued to the Purchasers pursuant to the Note Purchase Agreements on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s NPA Warrants, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder of NPA Warrants shall exercise all of such Holder’s NPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such Holder’s Exchange Cap Allocation, then the difference between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of NPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the NPA Warrants then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 2.5(b), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Closing Sale Price and the Exercise Price as of the date of the attempted exercise.
          2.6 Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the

Warrants then outstanding (the “Required Reserve Amount”) (such event an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.
     3. COVENANTS OF THE COMPANY.
          3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.
          3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
     4. REPRESENTATIONS OF HOLDER.
          4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or distribution of said Warrant or Exercise Shares or any part thereof and has no present intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or, except in accordance with the provisions of Article V of the Note Purchase Agreement, if applicable, the Exercise Shares, and except as would not result in a violation of the Securities Act of 1933, as amended. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act of 1933, as amended, and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except in accordance with the provisions of Article V of the Note Purchase Agreement, if applicable, or pursuant to and in accordance with the Securities Act of 1933, as amended.
          4.2 Securities Are Not Registered.
          (a) The Holder understands that the offer and sale of the Warrant or the Exercise Shares have not been registered under the Securities Act of 1933, as amended, on the basis that no distribution or public offering of the securities of the Company is to be effected and/or pursuant to specific exemptions from the registration provisions of the Securities Act of 1933, as amended, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder realizes that the basis for such exemptions may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the Warrants and/or the Exercise Shares for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Warrants and/or the Exercise Shares. The Holder represents and warrants that it has no such present intention.
          (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Note Purchase Agreement, if applicable, the Exercise Shares, or to comply with any exemption from such registration.
          4.3 Disposition of Warrant and Exercise Shares.
          (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
          (i) There is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with said registration statement;
          (ii) Solely with respect to the Warrant, the Holder shall have furnished to the Company the Certificate, after which the Holder may dispose of such Warrant in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended;
          (iii) Solely with respect to the Exercise Shares that the Holder acquires pursuant to the “cashless exercise” provisions of Section 2.3 hereof, and only if the Holder shall have furnished to the Company the Certificate at the time of such “cashless exercise”, the Holder may dispose of such Exercise Shares in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended; or
          (iv) If reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act of 1933, as amended, or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended.
          (b) The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form (except such legend will not be placed on Exercise Shares acquired under the Warrant pursuant to a “cashless exercise” pursuant to Section 2.3 if immediately prior to such “cashless exercise” the Holder provides the Certificate to the Company):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER

APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.
     5. ADJUSTMENTS. In the event of changes in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, combination or exchange of shares, reorganization, liquidation, dissolution, consolidation or merger effected by the Company, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the Exercise Price and/or number, class and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from its Chief Financial Officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment. For the avoidance of doubt, if necessary to effectuate the provisions of this paragraph 5, any successor to the Company or surviving entity in a reorganization, consolidation or merger effected by the Company shall deliver to the Holder confirmation (or a new warrant to the effect) that such successor or surviving entity shall have all of the obligations of the Company under this Warrant with the same effect as if such successor or surviving entity had been named as the Company herein, and that there shall be issued upon exercise of this Warrant (or a new warrant) at any time after the consummation of such reorganization, consolidation or merger, in lieu of the shares of Common Stock issuable upon the exercise of this Warrant prior to such transaction, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to such transaction and had the Holder continued to hold such shares until after such transaction.
     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the fair market value of the Common Stock on the date of exercise of this Warrant by such fraction.
     7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     8. TRANSFER OF WARRANT. Subject to applicable laws and compliance with Section 4.3, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.
          8.1 Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.
          8.2 If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, (i) the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, and (ii) the Holder has not furnished to the Company the Certificate at such time, the Company may require, as a condition of allowing such transfer (A) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, and (B) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company; provided, in any case that the transferee shall be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act of 1933, as amended, or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act of 1933, as amended.
     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     10. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Purchasers holding Warrants representing at least a majority of the number of Exercise Shares then issuable upon exercise of any then unexercised Warrants issued pursuant to the Note Purchase Agreements, provided, however, that such modification, amendment or waiver is made with respect to all unexercised Warrants issued pursuant to the Note Purchase Agreements and does not adversely affect the Holder without adversely affecting all holders of Warrants in a similar manner; or (ii) the Holder.
     11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.
     12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
     13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws.
     14. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
     15. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
     16. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
     17. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Note Purchase Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of ___, 2010.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:
Address:

Attention: [•]
Facsimile: [•]

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
COLUMBIA LABORATORIES, INC.
     The undersigned holder hereby exercises the right to purchase                                          of the shares of Common Stock (“Exercise Shares”) of Columbia Laboratories, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
                             a “Cash Exercise” with respect to                      Exercise Shares; and/or
                             a “Cashless Exercise” with respect to                      Exercise Shares.
     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Exercise Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                         to the Company in accordance with the terms of the Warrant.
     3. Delivery of Exercise Shares. The Company shall deliver to the holder                      Exercise Shares in accordance with the terms of the Warrant.
Date:                     ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and, if applicable, hereby directs [Insert name of Company’s transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 2010 from the Company and acknowledged and agreed to by [Insert name of Company’s transfer agent].

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

ASSIGNMENT FORM
     (To assign the foregoing Warrant, subject to compliance with Section 4.3 of the Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated:                     , 201_

Holder’s Signature:

Holder’s Address:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B
FORM OF AMENDMENT NO. 1
TO
CONVERTIBLE SUBORDINATED NOTE
     This Amendment No. 1 (this “Amendment”) to each of Columbia Laboratories, Inc.’s (the “Company”) Convertible Subordinated Notes due December 31, 2011 (each, a “Note” and collectively, the “Notes”), is made as of March 3, 2010. Except as otherwise provided herein, capitalized terms used herein shall have the meanings set forth in the Notes. For purposes hereof, the “Note Purchase Agreements” shall mean the Note Purchase and Amendment Agreements, dated on or after March 3, 2010, each by and among the Company and certain other persons relating to the Notes.
     1. The definition of Fundamental Transaction is hereby amended and restated in its entirety to read as follows:
“‘Fundamental Transaction’ means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company, excluding, in each case of clauses (A)(i), (ii), (iii), (iv) and/or (v) and/or (B) of this definition a Permitted Transaction. A “Permitted Transaction” shall mean, the transaction (or series of related transactions) publicly announced by the Company in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on or prior to the date that is one Business Day after the date of Amendment No. 1 to the Notes (the “Form 8-K”), which transaction includes the license, sale, transfer or other disposition of rights or assets of the Company related to, and/or the co-development, co-promotion, co-marketing, distribution or other collaboration with respect to, one or more of the Company’s products with (and possibly a sale of Company capital stock), pursuant to which the Company (is to, or) receives proceeds of at least $40 million in cash consideration at the initial closing thereof. For the avoidance of doubt, a “Permitted Transaction” shall not include any transaction (or series of related transactions) (x) that is not contemplated by the Form 8-K and (y) the initial closing of which does not occur contemporaneously with the closings under the Note

Purchase and Amendment Agreements, each dated on or after March 3, 2010, each by and among the Company and certain holders of the Notes. “Business Day” shall mean any day that is not a Saturday or Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.”
     2. Except as provided herein, the Notes remain in full force and effect.
     3. On the Amendment Termination Date (as defined in the Note Purchase Agreements), if it occurs, this Amendment shall automatically terminate and be of no further force and effect as of the Amendment Termination Date.
     4. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
[Remainder of page intentionally blank.]

     IN WITNESS WHEREOF, the Company has duly executed this AMENDMENT as of the date first above written.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

Exhibit C
SENIOR DEBT SATISFACTION
Reference is made to that certain letter agreement, dated March 3, 2010 (the “Letter Agreement”), between Columbia Laboratories, Inc. (the “Company”) and PharmaBio Development Inc. (“PharmaBio”). This acknowledgement is delivered pursuant to the Letter Agreement.
PharmaBio acknowledges and agrees that all of the “Senior Debt” (as defined in the Company’s Convertible Subordinated Notes due December 31, 2011) has been satisfied and paid in full.
Acknowledged this ___ day of ___ 2010.

PHARMABIO DEVELOPMENT INC.
By:
Name:
Title:

C-1

Exhibit D

FORM OF

CERTIFICATE OF NON-AFFILIATE HOLDER
     Reference is made to those certain Note Purchase and Amendment Agreements, dated on or after March 3, 2010 (the “Agreement”), by and among Columbia Laboratories, Inc. (the “Company”) and certain other parties (the “Holders”). This Certificate is being delivered pursuant to Section 2(i)(i)(B) of the Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings provided in the Agreement.
The undersigned[, being a duly authorized officer or representative of the]1 Holder hereby certifies that:
     (1) such Holder is not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of the Company nor has such Holder been such an “affiliate” during the three (3) months preceding the date hereof;
     (2) such Holder acquired its Holder Notes at least one year prior to the date hereof; and
     (3) to such Holder’s knowledge, all of the [Shares] [Warrants] [Warrant Shares]2 to be issued to the Holder without restrictive legends contemporaneously herewith may be sold by such Holder under Rule 144 under the Securities Act during any ninety (90) day period.
DATED: ______ ___, 20___

[HOLDER]

By:
Name:
Title:

[1]	This Certificate shall be executed, in the case of an entity by a duly authorized officer or representative thereof or in the case of an individual, by such individual.

[2]	Insert all applicable securities that the Holder is requiring the Company to issue without restrictive legends.

D-1

SCHEDULE I

				Allocation
						Number of Shares
Name/Address of	Jurisdiction of	Principal Amount of	Warrant	Cash		Covered by
Holder	Organization	Holder Notes Owned	Percentage	Consideration*	Shares	Warrants
PERRY PARTNERS INTERNATIONAL INC. 767 5thAve. 19th Floor New York, NY 10153 (212) 583-4146	British Virgin Islands	$12,415,903.50	31.04%	$8,070,337.28	2,299,257	2,406,182

PERRY PARTNERS, L.P. 767 5thAve. 19th Floor New York, NY 10153 (212) 583-4146	Delaware	$5,584,094.25	13.96%	$3,629,661.26	1,034,073	1,082,188

Aggregate Principal Amount of Holder Notes Owned:		$17,999,997.75

Expenses Cap:		$100,000

*	Excluding accrued and unpaid interest on the Notes.

ATTACHMENT A TO NOTE PURCHASE AND AMENDMENT AGREEMENTS
Note Purchase and Amendment Agreements substantially similar to the Note Purchase and Amendment Agreement included as Annex D to this proxy statement, each, dated as of March 3, 2010, were entered into between Columbia Laboratories, Inc. and the Holders listed on this Attachment A. Set forth below are the material details in which such Note Purchase and Amendment Agreements differ from the Note Purchase and Amendment Agreement included as Annex D to this Current Report on Form 8-K.

			Allocation
	Principal			Number of
	Amount of			Shares
	Holder Notes	Warrant	Cash	Covered by	Common
Holder	Owned	Percentage	Consideration*	Warrants	Stock	Expenses Cap
14159 L.P.	$140,000	0.35%	$91,000	27,132	25,909		(1)
BAKER BROTHERS LIFE SCIENCES, L.P.	$4,256,000	10.64%	$2,766,400	824,806	787,624		(1)
667, L.P. (#1)	$805,000	2.01%	$523,250	156,008	148,790		(1)
667, L.P. (#2)	$719,000	1.80%	$467,350	139,341	133,244		(1)
BAKER TISCH INVESTMENTS, L.P. (#1)	$42,000	0.11%	$27,300	8,140	8,143		(1)
BAKER TISCH INVESTMENTS, L.P. (#2)	$38,000	0.10%	$24,700	7,364	7,402		(1)
KENNETH E. BEEBE AND JANET E. BEEBE	$100,000	0.25%	$65,000	19,379	18,582		(2)
KIRK AND DANA BEEBE	$100,000	0.25%	$65,000	19,379	18,582		(2)
BEEBE 88 PARTNERS	$30,000	0.08%	$19,500	4,984	5,946		(2)
BEEBE 98 PARTNERS	$40,000	0.08%	$26,000	6,646	5,946		(2)
THE ASCEND FUND	$1,500,000	3.75%	$975,000	290,699	278,722		(2)
CURRAN FAMILY PARTNERS II	$2,000,000	5.00%	$1,300,000	387,597	370,371	$1,500
HIGHBRIDGE INTERNATIONAL LLC	$6,000,000	15.00%	$3,900,000	1,162,790	1,111,112	$15,000
KNOTT PARTNERS, LP	$136,000	00.34%	$88,400	26,355	25,165		(3)
KNOTT PARTNERS OFFSHORE MASTER FUND, LP	$3,940,000	9.85%	$2,561,000	763,566	729,047		(3)
SHOSHONE PARTNERS, LP	$628,000	1.57%	$408,200	121,705	116,203		(3)

			Allocation
	Principal			Number of
	Amount of			Shares
	Holder Notes	Warrant	Cash	Covered by	Common
Holder	Owned	Percentage	Consideration*	Warrants	Stock	Expenses Cap
FINDERNE, LLC	$55,000	0.14%	$35,750	10,661	10,362	(3)
COMMONFUND HEDGED EQUITY COMPANY	$158,000	0.40%	$102,700	30,619	29,606	(3)
MULSANNE PARTNERS, LP	$83,000	0.21%	$53,950	16,086	15,543	(3)
MORRISON FAMILY TRUST DTD 51593	$700,000	1.75%	$455,000	135,659	129,420	(4)
MORRISON 1997 CRT	$430,000	1.08%	$279,500	83,333	79,870	(4)
LAURIE C. MORRISON TRUST	$100,000	00.25%	$65,000	19,381	18,488	(4)

*	Excluding accrued and unpaid interest on the Notes.

(1)	14159 L.P., BAKER BROTHERS LIFE SCIENCES, L.P., 667, L.P. (#1), 667, L.P. (#2), BAKER TISCH INVESTMENTS, L.P. (#1) and BAKER TISCH INVESTMENTS, L.P. (#2) have an expense cap of $4,500, in the aggregate.

(2)	KENNETH E. BEEBE AND JANET E. BEEBE, KIRK AND DANA BEEBE, BEEBE 88 PARTNERS, BEEBE 98 PARTNERS and THE ASCEND FUND have an expense cap of $1,500, in the aggregate.

(3)	KNOTT PARTNERS, LP, KNOTT PARTNERS OFFSHORE MASTER FUND, LP, SHOSHONE PARTNERS, LP, FINDERNE, LLC, COMMONFUND HEDGED EQUITY COMPANY and MULSANNE PARTNERS, LP have an expense cap of $4,000, in the aggregate.

(4)	MORRISON FAMILY TRUST DTD 51593, MORRISON 1997 CRT and LAURIE C. MORRISON TRUST have an expense cap of $1,000, in the aggregate.

2

Annex E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
FORM 10-K/A
Amendment No. 1

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2009
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ____________ to ____________
Commission File number 1-10352
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-2758596 (I.R.S. Employer Identification No.)

354 Eisenhower Parkway
Livingston, New Jersey	07039
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 994-3999
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value	NASDAQ Global Market
(Title of each class)	(Name of exchange on which registered)
     Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☑
     Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☑
     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
     Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐
     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). ☐ Yes ☑ No
     The aggregate market value of Common Stock held by non-affiliates of the registrant on June 30, 2009, the last business day of the registrant’s most recently completed second fiscal quarter, based on the closing price on that date of $1.14 was $57,554,824.
     Number of shares of Common Stock of Columbia Laboratories, Inc. issued and outstanding as of April 27, 2010 are 65,605,886.

Explanatory Note
     The purpose of this Annual Report on Form 10-K/A, Amendment No. 1 (“Form 10-K/A”) is to amend and restate the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 of Columbia Laboratories, Inc., a Delaware corporation (together with its subsidiaries, “Columbia,” the “Company,” “we,” “our,” and “us”), that was filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2010 (the “2009 10-K”), to include Part III, Items 10 through 14 that were previously omitted from the 2009 10-K in reliance on General Instruction G(3) to Form 10-K. General Instruction G(3) to Form 10-K provides that registrants may incorporate by reference certain information from a definitive proxy statement which involves the election of directors if such definitive proxy statement is filed with the SEC within 120 days after the end of the fiscal year. We do not now anticipate that the Company’s definitive proxy statement involving the election of directors will be filed before April 30, 2010 (i.e., within 120 days after the end of the Company’s 2009 fiscal year). The reference on the cover of the 2009 10-K to the incorporation by reference of the registrant’s definitive proxy statement into Part III of the Annual Report is hereby deleted.
     In addition, as required by Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), new certifications (the “Certifications”) by our principal executive officer and principal financial officer are filed as exhibits to this Annual Report on Form 10-K/A under Item 15 of Part IV hereof.
     For purposes of this Annual Report on Form 10-K/A, and in accordance with Rule 12b-15 under the Exchange Act, Items 10 through 14 of our 2009 10-K have been amended and restated in their entirety. In addition, Item 15 of Part IV is being refiled and has been amended to reflect the filing of the Certifications. Except as stated herein, this Form 10-K/A does not reflect events occurring after the filing of the Form 10-K on March 12, 2010 and no attempt has been made in this Form 10-K/A to modify or update other disclosures as presented in the 2009 10-K and included herein. Accordingly, this Form 10-K/A should be read in conjunction with our other filings with the SEC subsequent to the filing of our 2009 10-K, as information in such filings may update or supersede certain information contained in this Form 10-K/A.

Index to Annual Report on Form 10-K/A, Amendment No. 1
Fiscal Year Ended December 31, 2009
     “CRINONE®,” “PROCHIEVE®” and “STRIANT®” are registered trademarks of Columbia Laboratories, Inc. RepHresh®, Replens® and Advantage-S® are registered trademarks of Lil’ Drug Store Products, Inc. Other brands, names and trademarks contained in this Annual Report are the property of their respective owners.

PART I
Item 1. Business
General
     We are in the business of developing, manufacturing and selling pharmaceutical products that utilize our proprietary bioadhesive drug delivery technologies. We are focused predominantly on the women’s reproductive healthcare market. Our bioadhesive vaginal gel products provide patient-friendly solutions for infertility, pregnancy support, amenorrhea, and other obstetric, gynecologic and medical conditions.
     Our sales organization in the U.S. currently promotes our natural progesterone gel product, CRINONE 8%. We also continue to sell PROCHIEVE 8% in the U.S. CRINONE and PROCHIEVE are two brands of the same product that is approved in the U.S. for supplementation or replacement of progesterone as part of an Assisted Reproductive Technology (“ART”) treatment for infertile women with progesterone deficiency and for treatment of secondary amenorrhea. Outside the U.S., CRINONE has been approved for marketing for one or more medical indications including supplementation or replacement as part of an ART treatment for infertile women, treatment of secondary amenorrhea, the prevention of hyperplasia in postmenopausal women receiving hormone replacement therapy (“HRT”), the reduction of symptoms of premenstrual syndrome (“PMS”), menstrual irregularities, dysmenorrhea, and dysfunctional uterine bleeding. We promote CRINONE in the U.S. to a full range of reproductive endocrinologists, obstetricians and gynecologists who treat infertility. We also promote STRIANT testosterone buccal system for the treatment of hypogonadism in men; however, our continuing focus in fiscal 2010 is to increase prescriptions of CRINONE.
     We derive additional revenues from our established marketing partnership with Merck Serono S.A. (“Merck Serono”), through which CRINONE 8% is commercialized in territories outside the U.S
     All of our products and product candidates utilize our Bioadhesive Delivery System (“BDS”), which consists principally of a polymer (polycarbophil) and an active ingredient. The BDS is based upon the principle of bioadhesion, a process by which the polymer adheres to epithelial surfaces or mucosa. Our vaginal products adhere to the vaginal epithelium and the buccal products adhere to the mucosal membrane of the gum and cheek. The polymer remains attached to epithelial surfaces or mucosa and is discharged upon normal cell turnover, a physiological process that, depending upon the area of the body, occurs every 12 to 72 hours, or longer. Both vaginal and buccal BDS products provide sustained and controlled delivery of active drug ingredients. Its extended period of attachment permits use of BDS in products when extended duration of effectiveness is desirable or required.
Recent Events
     On March, 3, 2010, we entered into a definitive agreement to sell , subject to shareholder approval, substantially all of our progesterone related assets and 11.2 million shares of common stock to Watson Pharmaceuticals, Inc. (the “Watson Transaction”) for a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy. Watson will also have the right to designate a member of Columbia’s Board of Directors. The closing of the transaction is subject to customary conditions, including approval by Columbia’s stockholders. It is expected to close during the second quarter of 2010.See “Item 7 — MD&A — Watson Transaction and Debt Restructuring.”
     On March 3, 2010 we also entered into contingent agreements with the holders of our senior debt and our convertible subordinated notes under which, if the Watson transaction closes and the other conditions to consummation of such agreements are satisfied, we will repay our outstanding debt on an accelerated and discounted basis and issue the holders of convertible subordinated notes shares of common stock and warrants to purchase common stock. See “Item 1. Business — Watson Transactions and Debt Restructuring.”

1

Segments
     The Company is currently engaged solely in one business segment — the development, licensing and sale of pharmaceutical products. In certain foreign countries, these products may be classified as medical devices or cosmetics by those countries’ regulatory agencies. See Note 10 to the consolidated financial statements for information on foreign operations.
Operations
     Our sales and marketing organization operates solely in the U. S., and is specifically focused on a select group of REIs and OB/GYNs. We also market STRIANT to general endocrinologists, urologists and a select number of primary care physicians. Our marketing and sales efforts for STRIANT are primarily focused on maintaining the current prescription levels. We have entered into partnerships to commercialize our products outside the U.S. and within certain markets in the U.S., and seek to enter into additional partnerships to commercialize our products in new countries and with additional audiences in the U.S. that we do not currently address.
     We are substantially dependent on three manufacturers for the products that we sell to marketing partners around the world and commercialize ourselves in the U.S. Our CRINONE and PROCHIEVE vaginal gel products are each manufactured in bulk by Fleet Laboratories Limited, Watford, Herts, United Kingdom (“Fleet”) and filled into overwrapped single-use disposable applicators by Maropack AG, Zell, Switzerland (“Maropack”). Our single buccal product is manufactured for us by Mipharm S.p.A., Milan, Italy (“Mipharm”). Lubrizol, Inc. (“Lubrizol”) is the only supplier of medical grade, cross-linked polycarbophil, the polymer used in our BDS-based products.
     Our wholly owned subsidiary, Columbia Laboratories (Bermuda) Ltd., entered into a new agreement dated December 8, 2009, with Fleet, our long-standing manufacturer of our progesterone vaginal gel, for delivery in bulk containers. Pursuant to the agreement, Fleet exclusively manufactures and supplies, and we exclusively purchase from Fleet, our requirements of bulk progesterone gel. We granted Fleet a non-exclusive, royalty-free license to use and practice our intellectual property solely and exclusively in connection with the manufacture and supply of bulk progesterone gel to us. Fleet will manufacture and supply us with bulk progesterone gel at a fixed price per batch in pounds sterling pursuant to rolling monthly forecasts and firm quarterly forecasts. The price may be adjusted annually on the anniversary date of the agreement to take into account any documented decrease or increase in the cost of raw materials or any other decrease or increase in the cost of manufacturing. The initial term of the agreement is five years and the agreement automatically renews for additional periods of two years unless either party gives to the other party, not less than six months prior to expiration of the agreement, written notice of its intention not to extend the agreement; provided, however, that upon termination of the agreement, Fleet agrees to perform its obligations under the agreement until the earlier of one year and Columbia’s engagement and qualification of an alternative manufacturer.
     Columbia Laboratories (Bermuda) Ltd. has an agreement with Maropack to fill our bulk progesterone gel into overwrapped single-use disposable applicators. The current term of the agreement is one (1) year with automatic one (1) year renewals. Either party may terminate the agreement on six (6) months prior written notice before the end of any renewal term. Prices are renegotiated annually based on forecasted production volumes. Payments under the agreement are made in Swiss francs.
     Columbia Laboratories (Bermuda) Ltd. entered into an agreement dated May 7, 2002 with Mipharm to manufacture at least eighty-five percent (85%) of our requirements for our STRIANT testosterone buccal product for sale in the U. S., Europe and Latin America. Pursuant to the agreement Mipharm built and operates a dedicated suite for the manufacture of hormone products, one-half the cost of which was paid by us. The original term of the agreement is twelve (12) years with automatic three (3) year renewals. Either party may terminate the agreement on twelve (12) months prior written notice before the end of any term. The price of the product may increase based on increases in labor costs in Italy or raw materials. Payments under the agreement are made in Euros.

2

Products

Progesterone Products	•	CRINONE® 8% (progesterone gel) marketed and sold by the Company in the U.S.

	•	CRINONE® 8% sold to Merck Serono for resale outside the U.S.

	•	PROCHIEVE® 8% (progesterone gel) sold by the Company in the U.S.

	•	PROCHIEVE® 4% sold to Ascend Therapeutics, Inc., for resale in the U.S., pursuant to an agreement that will terminate on July 23, 2010.

Other Products	•	STRIANT® (testosterone buccal system) marketed and sold by the Company in the U.S.

	•	STRIANT® sold to Mipharm, S.p.A. for resale in Italy.

	•	Royalty and licensing revenues.
     In 2009, we also sold Replens® Vaginal Moisturizer and RepHresh® Vaginal Gel to Lil’ Drug Store Products, Inc. (“Lil’ Drug Store”) for resale pursuant to a supply agreement that expired on October 31, 2009.
     Progesterone Products: CRINONE and PROCHIEVE
     Progesterone is a hormone manufactured by a woman’s ovaries in the second half of the menstrual cycle and by the placenta during pregnancy. Progesterone is responsible for preparing the uterus for pregnancy and, if pregnancy occurs, maintaining it until birth, or, if pregnancy does not occur, inducing menstruation.
     Our principal product is a sustained release gel that delivers natural progesterone vaginally. Our vaginal progesterone gel product is marketed under the two brand names CRINONE and PROCHIEVE. CRINONE/PROCHIEVE utilizes the Company’s patented BDS, which enables the progesterone to achieve a preferential uptake of drug from the vagina to the uterus, or a “First Uterine Pass Effect™.” The product is available in two strengths, an 8% progesterone gel and a 4% progesterone gel. It is the first product designed and FDA approved to deliver progesterone directly to the uterus, thereby providing a therapeutic benefit and avoiding high blood levels of metabolites seen with orally-delivered synthetic progestins.
     The Company sells CRINONE and PROCHIEVE brand progesterone gels in the U.S. CRINONE brand progesterone gel is sold outside the U.S. by Merck Serono under a worldwide (excluding the U.S.) license from the Company. Upon closing of the Watson Transaction, Watson will be responsible for marketing and selling CRINONE AND PROCHIEVE in the U.S.
     CRINONE/PROCHIEVE in the 8% progesterone gel is approved in the U.S. for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (“ART”) treatment for infertile women with progesterone deficiency. CRINONE/PROCHIEVE in both the 8% and 4% progesterone gels is approved in the U.S. for the treatment of secondary amenorrhea (loss of menstrual period). Outside the U.S., CRINONE has been approved for marketing for one or more medical indications in 60 countries. The medical indications include: progesterone supplementation or replacement as part of an ART treatment for infertile women; the treatment of secondary amenorrhea; the prevention of hyperplasia in post-menopausal women receiving hormone replacement therapy (“HRT”); the reduction of symptoms of premenstrual syndrome (“PMS”); menstrual irregularities; dysmenorrhea; and dysfunctional uterine bleeding. PROCHIEVE is not marketed outside the U.S.
     CRINONE 8% is principally marketed to REIs who generally perform the more technical procedures to assist women who are infertile to become pregnant. Our 2010 focus for CRINONE commercialization will be to continue to seek to convert sales of pharmacy compounded intramuscular progesterone injections, progesterone suppositories, and progesterone tablets to sales of CRINONE. Marketing materials showing our compilation of 20 clinical trials that have been conducted to compare CRINONE to other forms of progesterone provide us with a compelling case for the efficacy of CRINONE. These data show that CRINONE is as effective as, and in some cases numerically more effective than, all the other delivery systems for progesterone. Importantly, the completion of our large prospective, randomized trial conducted at Brigham and Women’s hospital which demonstrated equivalent efficacy of CRINONE compared to intramuscular (IM) injections adds significant weight to this already large database. In the seven clinical trials that included an arm evaluating patient preference, patients preferred CRINONE over the competing product in all seven clinical trials. Our sales force uses these materials to persuade physicians to prescribe CRINONE over the competing progesterone injections and suppositories that are pharmacy compounded, as well as over Endometrin®, a vaginal progesterone tablet that requires three doses per day to achieve results comparable to once-daily CRINONE.

3

     PROCHIEVE 8% continues to be available to obstetricians and gynecologists who may use progesterone in conjunction with clomiphene citrate to assist women who are infertile become pregnant. We expect that in 2010 we will continue to invest significant resources in the development program for PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix as measured by transvaginal ultrasound at mid-pregnancy. This program includes a clinical trial in pregnant women which we have named the PREGNANT
(PROCHIEVE® Extending GestatioN A New Therapy) study. In 2007, we reported data from our completed clinical trial of PROCHIEVE 8% in pregnant women with a history of a prior preterm birth. In that clinical trial, the study endpoints were not met, and the trial demonstrated that there was no benefit from administering vaginal progesterone to that patient population. However, a secondary analysis of the data from that earlier study demonstrated a statistically significant improvement in the rate of preterm birth and infant outcomes in trial participants who had a short cervix at mid-pregnancy. This secondary analysis was conducted on a subset of patients with a short cervix at mid-pregnancy from the previous trial; the PREGNANT clinical trial is designed to confirm these data in a larger trial. The PREGNANT study was designed based in part on discussions with the FDA and the data published in the following article Vaginal Progesterone is Associated with a Decrease in Risk for Early Preterm Birth and Improved Neonatal Outcome in Women with a Short Cervix: a Secondary Analysis from a Randomized, Double-blind, Placebo-controlled Trial. DeFranco EA, O’Brien JM, Adair CD, et al., Ultrasound Obstet Gynecol 2007;30:697-705. Based on those positive data and our discussions with the U.S. Food and Drug Administration (“FDA”), we designed the Phase III PREGNANT study. The PREGNANT study is a randomized, double-blind, placebo-controlled Phase III clinical trial designed to evaluate the ability of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix of between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of this clinical trial is a reduction in preterm births at less than or equal to 32 weeks versus placebo.
     In October 2008, we announced a collaboration with the Perinatology Research Branch (PRB) of the Eunice Kennedy Shriver National Institutes of Child Health and Human Development, part of the National Institutes of Health (NIH), under which we amended the study protocol to reflect the addition of nine NIH sponsored sites and an increase in the number of patients from 300 to 450. With the increase in patients, the power of the study to show statistically significant improvements in both the obstetrical endpoints and infant outcomes becomes even stronger. All clinical data, whether generated by NIH sites or our sites, will be collected centrally and, assuming success in the study, the results will be available to us for regulatory filings. We believe that, if the study is successful, the participation of the NIH will have a positive impact on physicians’ adoption of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy as measured by transvaginal ultrasound, which will lead to improved patient care and a more rapid reduction in the incidence of preterm birth. If the results of the PREGNANT trial confirm the results seen in the earlier clinical trial, we expect to file a NDA supplement seeking approval of PROCHIEVE 8% for this indication and utilize the name PROCHIEVE solely in connection with the preterm birth indication. We expect to enroll at least 450 patients in the PREGNANT study and we expect to complete enrollment in the second quarter of 2010, with the last baby born and study results available in the fourth quarter of 2010.
     In September 2007, we licensed PROCHIEVE 4% (which is marketed only in the U.S.) to Ascend Therapeutics, Inc. (“Ascend”) to market this product effective January 1, 2008 under a five year license and supply agreement. Merck Serono suspended any promotional support for the 4% progesterone vaginal gel outside the U.S. but maintains the marketing rights. On January 21, 2010, Ascend notified us that it was terminating the license and supply agreement as of July 23, 2010, pursuant to the terms of the agreement.
     The most common side effects of CRINONE/PROCHIEVE 8% are breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. The most common side effects of PROCHIEVE 4% when used in combination with estrogen include cramps, fatigue, depression, emotional lability, sleep disorder, and headache. CRINONE /PROCHIEVE is contraindicated in the U.S. in patients with active thrombophlebitis or thromboembolic disorders, or a history of hormone-associated thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.
     Other Vaginal Gel Women’s Products
     Replens® Vaginal Moisturizer. Replens Vaginal Moisturizer. Replens is a vaginal gel product indicated for replenishment of vaginal moisture on a sustained basis and to relieve the discomfort associated with vaginal dryness. Replens was the first product developed utilizing the BDS. In May 2000, the Company sold the U.S. rights for Replens to Lil’ Drug Store, pursuant to an agreement under which the Company received royalties of 10% of sales of Replens in the U.S. until October 2005. On June 29, 2004, the Company sold the remaining worldwide marketing rights for Replens to Lil’ Drug Store and executed two related agreements with Lil’ Drug Store: a promotion agreement that expired at the end of 2006 and a five year supply agreement for Lil’ Drug Store’s requirements for Replens in non-U.S. markets that on expired October 31, 2009. See “Item 1. Business — Licensing and Development Agreements.”

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     RepHresh® Vaginal Gel. RepHresh Vaginal Gel is a feminine hygiene product that can eliminate vaginal odor. On June 29, 2004, the Company sold the worldwide marketing rights to the product to Lil’ Drug Store and executed two related agreements with Lil’ Drug Store: a promotion agreement that expired at the end of 2006 and a five year supply agreement that expired on October 31, 2009. See “Item 1. Business — Licensing and Development Agreements.”
     Products Outside of the Women’s Reproductive Healthcare Market
     STRIANT (testosterone buccal system). STRIANT is approved in the U.S., and several European countries for treatment of hypogonadism in men, but is currently marketed only in the U.S. and Italy. Hypogonadism is characterized by a deficiency or absence of endogenous testosterone production. Signs and symptoms of hypogonadism can include decreased libido (sexual desire), erectile dysfunction (ED), fatigue, depression, reduced muscle mass, and osteoporosis. The purpose of testosterone replacement therapy is to provide and maintain normal levels of testosterone. It is estimated that hypogonadism affects 38.7% of men aged 45 years or older in the U.S., approximately one million of whom currently receive treatment. The treatment for hypogonadism is to replace testosterone through one of many available delivery systems including transdermal patches, topical gels, injectable formulations of testosterone and the STRIANT buccal system.
     STRIANT utilizes the BDS to achieve controlled and sustained delivery of testosterone via the buccal cavity — the small depression in the mouth where the gum meets the upper lip above the incisor teeth. The product, which has the appearance of a small monoconvex tablet, rapidly adheres to the buccal mucosa. STRIANT is absorbed into the bloodstream and delivered directly into the superior vena cava (major blood vessel), bypassing the gastrointestinal system and liver. In clinical trials, STRIANT produced circulating testosterone concentrations in hypogonadal males approximating physiologic levels seen in healthy young men.
     The clinical data supporting the approval of STRIANT by the FDA were generated from a 12-week U.S. multi-center, open-label, single arm trial that evaluated the efficacy, safety and tolerability of STRIANT in 98 men with hypogonadism. The most frequent adverse events that occurred with STRIANT in that trial at an incidence of 1% or greater which were possibly, probably or definitely related to the use of STRIANT were: gum or mouth irritation (9.2%), bitter taste (4.1%), gum pain (3.1%), gum tenderness (3.1%), headache (3.1%), gum edema (2.0%), and taste perversion (2.0%). A total of 16 patients reported 19 gum-related adverse events. Of these, ten patients (10.2%) reported 12 events of mild intensity, four patients (4.1%) reported five events of moderate intensity, and two patients (2.0%) reported two events of severe intensity. Four patients (4.1%) discontinued treatment with STRIANT due to gum- or mouth-related adverse events, including two with severe gum irritation, one with mouth irritation and one with “bad taste in mouth.” The majority of the gum-related adverse events were transient and resolved within one to 14 days. Patients on STRIANT should be advised to regularly inspect the gum region where they apply STRIANT and report any abnormality to their health care professional.
     STRIANT is not indicated for women and must not be used in women. Testosterone supplements may cause fetal harm. STRIANT should not be used in patients with known hypersensitivity to any of its ingredients, including testosterone U.S.P that is chemically synthesized from soy. Androgens are contraindicated in men with carcinoma of the breast or known carcinoma of the prostate. Edema with or without congestive heart failure may be a serious complication in patients with preexisting cardiac, renal or hepatic disease. In addition to discontinuation of the drug, diuretic therapy may be required. Gynecomastia frequently develops and occasionally persists in patients being treated with androgens for hypogonadism. The treatment of hypogonadal men with testosterone esters may potentiate sleep apnea in some patients, especially those with risk factors such as obesity or chronic lung diseases. Geriatric patients treated with androgens may be at an increased risk for the development of prostatic hyperplasia and prostatic carcinoma. In diabetic patients, the metabolic effects of androgens may decrease blood glucose and, therefore, insulin requirements.
     We market and sell STRIANT in the U.S. STRIANT sales constituted less than 1% of the market for testosterone replacement products in 2009. Due to our focus on increasing prescriptions for our progesterone gel products and increasing our overall business in products for women’s reproductive health, our marketing and sales organization is not undertaking activities beyond those that we believe are required to maintain current U.S. sales of STRIANT.
     In October 2002, the Company and Ardana plc (then Ardana Biosciences, Ltd., “Ardana”) entered into a license and supply agreement under which Ardana licensed and sold STRIANT in several European countries (excluding Italy). See “Item 1. Business — Licensing and Development Agreements.” In July 2008, we terminated the license and supply agreement with Ardana. Prior to termination, Ardana had marketed and sold STRIANT in the United Kingdom itself, and sold STRIANT in Ireland, Germany, Sweden, Finland, Norway, Denmark, and the Netherlands through other distributors. Distribution in countries other than Italy and the United Kingdom has been discontinued; the marketing authorization in the United Kingdom has been transferred to our subsidiary, Columbia Laboratories (UK) Ltd. Revenues are not expected to be material.

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     In May 2003, the Company and Mipharm entered into a license and supply agreement under which Mipharm will market, distribute and sell STRIANT in Italy. See “Item 1. Business — Licensing and Development Agreements.” Mipharm launched STRIANT into the Italian market in November 2007. In 2009, Mipharm assigned its rights to market STRIANT in Italy to Sandoz, S.p.A.
     Advanced Formula Legatrin PM. In May 2000, the Company licensed Advanced Formula Legatrin PM®, a product for the relief of occasional pain and sleeplessness associated with minor muscle aches to Lil’ Drug Store, who pays the Company a royalty of 20% of the net sales of the product. The license agreement had an initial five-year term with provisions for automatic renewal. The license for Advanced Formula Legatrin PM was renewed to May 2015. See “Item 1. Business — Licensing and Development Agreements.”
Research and Development
     The Company spent $8.6 million in 2009, $6.2 million in 2008 and $5.8 million in 2007 on research and development activities. The expenditures in 2009, 2008 and 2007 were primarily costs associated with the Company’s clinical study of PROCHIEVE 8% (progesterone gel) for the prevention of recurrent preterm birth, discussed below. The expenditures in 2008 also included some small residual costs associated with the development of a vaginally-administered lidocaine candidate to prevent and relieve dysmenorrhea. The Company cannot predict whether it will be successful in the development of the products listed below or any other product candidates.
     Generally the Company’s drug development activities take the following steps in the U.S. (and comparable steps in foreign countries). After the Company formulates an active drug ingredient into the BDS, it files an Investigational New Drug Application (“IND”) with the FDA to begin to test the product in humans. The IND becomes effective and the studies may begin if the FDA does not disapprove the IND within 30 days of its submission. The IND describes how, where, and by whom the studies will be conducted; information about the safety of the active drug ingredient; how it is thought to work in the body; any toxic effects it may have; and how it is manufactured. All clinical studies must also be reviewed and approved by an Institutional Review Board (“IRB”) that is responsible for the study site. Progress reports on clinical studies must be submitted at least annually to the FDA and the IRB.
     Clinical studies are divided into three phases. Phase I studies typically involve small numbers of normal, healthy volunteers. Phase I studies are intended to assess a drug’s safety profile, including the safe dosage range. Phase I studies also determine how the drug is absorbed, distributed, metabolized, and excreted, as well as the duration of its action. Columbia has historically developed products using already approved active ingredients and developed them in our BDS technology. This has typically meant that Phase I studies are not required. Phase II studies involve volunteer patients (people with the disease intended to be treated) to assess the drug’s effectiveness and to further evaluate its safety. Phase III studies usually involve larger numbers of patients in clinics and hospitals to confirm the product’s efficacy and identify possible adverse events. Phase III studies are the “pivotal” studies that regulatory agencies require to show both safety and efficacy on a statistically representative population of people intended to be treated.
     Following the completion of all three phases of clinical trials, the Company analyzes all of the data and files a New Drug Application (“NDA”) with the FDA if the data successfully demonstrate both safety and effectiveness. The NDA contains all of the scientific information that the Company has gathered. NDAs typically run thousands of pages. If the FDA approves the NDA, the new product becomes available for physicians to prescribe. The Company must continue to submit periodic reports to the FDA, including any cases of adverse reactions and appropriate quality-control records. For some medicines, the FDA requires additional studies after approval (Phase IV studies) to evaluate long-term effects of the drug. The FDA also has the authority to require a Risk Evaluation and Mitigation Strategy (REMS) from manufacturers to ensure that the benefits of a drug or biological product outweigh its risks. The development, clinical testing and filing of an application to the respective regulatory agencies of those countries where the drug is intended to be approved for marketing and sales can cost millions of dollars.
     PROCHIEVE 8% in Preventing Preterm Birth. In February 2007, we reported the results of our Phase III multi-center, randomized, double-blind, placebo-controlled, clinical trial designed to assess the efficacy, safety and tolerability of PROCHIEVE 8% in reducing the risk of preterm birth in pregnant women with a previous preterm birth before 35 weeks gestation. The study did not achieve a statistically significant reduction in the incidence of preterm birth at week 32, the primary endpoint in the study population. The incidence and profile of adverse events in patients receiving PROCHIEVE 8% was similar to placebo.
     In April 2007, we reported that evaluation of a secondary endpoint of the study revealed a possible effect of PROCHIEVE 8% in delaying cervical shortening. Although an effect on cervical length was not the primary focus of this trial, pursuant to the study protocol, cervical length measurements were performed on all women at baseline (at approximately 20 weeks gestation) and at 28 weeks gestation. Data from the study show a statistically significant delay in cervical shortening in patients treated with PROCHIEVE 8%, and suggest a correlation between the cervical length data, PROCHIEVE 8% administration, and both a reduction in the likelihood of preterm birth and an improvement in infant outcomes.

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     Evaluation of treatment by cervical length at baseline revealed that the “responders” to progesterone were patients with a short cervix at baseline. Further evaluation of all randomized patients, including patients randomized with a short cervix only, show that patients with a cervical length less than 3.0 cm had a significant treatment effect to reduce the incidence of preterm birth at less than 37 weeks gestation. A further evaluation of the patients with baseline short cervical length revealed that in women with a baseline cervical length less than 2.8 cm, there was a statistically significant reduction in preterm birth at less than or equal to 32 weeks gestation. These delays in delivery were associated with significant improvements in infant outcomes.
     On the basis of these analyses and discussions with the FDA, we designed the PREGNANT study which is underway. This randomized, double-blind, placebo-controlled Phase III clinical trial is designed to evaluate the ability of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix of between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of the PREGNANT clinical trial is a reduction in preterm births at less than or equal to 32 weeks gestation versus placebo.
     In 2008, we recruited 19 study sites, filed the protocol with each site’s IRB and trained their staff on the protocol for the PREGNANT study. In October 2008, we announced a collaboration with the Perinatology Research Branch (PRB) of the Eunice Kennedy Shriver National Institutes of Child Health and Human Development, part of the National Institutes of Health (NIH) under which we amended the study protocol to reflect the addition of nine NIH sponsored sites and an increase in the number of patients from 300 to 450. With the increase in patients, the power of the study to show statistically significant improvements in both the obstetrical endpoints and infant outcomes becomes even stronger. All clinical data, whether generated by NIH sites or our sites, will be collected centrally and, assuming success in the study, the results will be available to us for regulatory filings. We believe that, if the study is successful, the participation of the NIH will have a positive impact on physicians’ adoption of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy as measured by transvaginal ultrasound, which will lead to improved patient care and a more rapid reduction in the incidence of preterm birth. We expect to enroll at least 450 patients in the PREGNANT study and we expect to complete enrollment in the second quarter of 2010, with the last baby born and study results available in the fourth quarter of 2010.
     Watson Development Collaboration. Pursuant to our agreement with Watson, we will collaborate with respect to the development of progesterone products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all development activities. Columbia will be responsible for completion of the PREGNANT study and such other activities as determined by the joint development committee. We will be responsible for the costs of conducting the PREGNANT study and the preparation, filing and approval process of the related new drug application (or supplemental new drug application) up to a maximum amount of $7 million from January 1, 2010. All other development costs incurred in connection with the development collaboration will be paid by Watson.
     Progesterone Progressive Hydration Vaginal Product. We are developing a vaginal progesterone product using our progressive hydration patented technology that would extend patent protection for our progesterone franchise for an additional 6 years. The strategy would be to transition from the current product to the new product, which initially would be protected by both the progesterone delivery and progressive hydration patents.
     PROCHIEVE 4% for the Prevention of Endometrial Hyperplasia. In 2004, a third party study was initiated to evaluate the long-term effects of Hormone Replacement Therapy in menopausal women. The study investigators selected PROCHIEVE 4% as the active progesterone to be administered to all menopausal women with an intact uterus who receive estrogen to prevent them from developing endometrial hyperplasia. We are supplying PROCHIEVE 4% for this trial, therefore, our costs are minimal, but we will have access to the data and could possibly utilize the data for publication purposes in a peer reviewed medical journal. The study is now expected to be completed in 2011.
     Terbutaline Vaginal Gel. In December 2002, the Company entered into a development and license agreement with Ardana to develop the Company’s terbutaline vaginal gel product candidate for the treatment of infertility, dysmenorrhea and endometriosis. In 2007, Ardana elected to suspend development of the product as a result of slow recruitment in a proof of concept clinical trial. In July 2008, we terminated the development and license agreement pursuant to our rights under the agreement to terminate it in the event of the insolvency of Ardana. Ardana announced in June 2008 that it suspended trading in its shares, was no longer in a position to continue its operations, and had appointed administrators of the company. We may consider further investment, if resources allow, at a later date.
     Testosterone Progressive Hydration Vaginal Tablet. In October 2000, the Company completed a Phase I trial of its testosterone progressive hydration vaginal tablet for women. The study demonstrated that testosterone could be delivered vaginally over a period of days. A preliminary clinical plan, with a focus on reducing the size of systemic uterine fibroids is under review. We

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are not currently investing further in this drug candidate due to our investment in the PREGNANT trial. We may consider further investment, if resources allow, at a later date.
     Vaginally Administered Carbamide Peroxide. The Company is conducting pre-clinical development activities for a vaginally-administered carbamide peroxide product for treating or preventing vaginal infections. The product candidate is being investigated to determine the benefit of releasing and maintaining a very low concentration of peroxide over an extended period of time, in order to provide the benefits of oxygen release without adversely affecting normally-desired local vaginal flora. We do not plan to invest in development of this drug candidate at this time, but may consider further investment as resources become available at a later date.
     Peptide Delivery System. The Company has completed a program that demonstrates that the BDS can deliver therapeutic doses of small chain peptides for extended periods of time using the Company’s progressive hydration buccal technology.
Licensing and Development Agreements
Merck Serono S.A.
     In May 1995, the Company entered into a license and supply agreement with American Home Products Corporation, now Wyeth (“Wyeth”), for its Wyeth-Ayerst Laboratories division to market CRINONE worldwide. The Company agreed to supply CRINONE at a price equal to 30% of Wyeth’s net selling price. In July 1999, Wyeth assigned the license and supply agreement to Serono (now Merck Serono).
     In December 2006, the Company purchased from Merck Serono the full U.S. marketing rights for CRINONE. As a result, the Company holds the U.S. marketing rights to both CRINONE and PROCHIEVE brand progesterone vaginal gel products, and Merck Serono retains the marketing rights to CRINONE for the rest of the world. Upon closing of the Watson Transaction, U.S. marketing rights to CRINONE and PROCHIEVE will be sold to Watson.
     CRINONE is sold outside the U.S. by Merck Serono, Our license and supply agreement with Merck Serono expires on May 19, 2010, and is renewable upon mutual agreement of the parties for five (5) year periods at commercial terms to be agreed upon. Merck Serono has informed us that they wish to renew the agreement for an additional 5 years, and we are in negotiations with them to renew the agreement on terms that are not materially different from the current agreement. There can be no assurance, however, that we will reach a renewal agreement or that any renewal agreement will not differ materially from the current agreement.
Mipharm S.p.A.
     In May 2003, the Company and Mipharm entered into an agreement under which Mipharm will market, distribute and sell STRIANT in Italy. In exchange for these rights, Mipharm is obligated to pay the Company an aggregate of $1.4 million upon achievement of certain milestone events, including $0.4 million that was paid in 2003. We received a payment of $0.1 million, less VAT withholding, in 2004 on account of the UK approval of STRIANT and a payment of $0.2 million, less VAT withholding, in 2007 on marketing authorization received by Mipharm in Italy. Mipharm will provide additional performance payments upon the achievement of certain levels of sales in Italy and the Company will receive a percentage markup on the cost of goods for each unit sold. Mipharm is a manufacturer of STRIANT under a May 2002 agreement. In 2007, Mipharm launched sales of STRIANT in Italy. In 2009, Mipharm assigned its rights to market STRIANT in Italy to Sandoz, S.p.A.
Ardana plc
     In October 2002, the Company and Ardana entered into a license and supply agreement under which Ardana would market, distribute and sell STRIANT in 18 European countries (excluding Italy). Under the agreement, the Company received $6.0 million. In December 2002, the Company and Ardana executed a development and license agreement (described above) to develop the Company’s terbutaline vaginal gel product. In 2007, Ardana elected to suspend development of the product as a result of slow recruitment in a proof of concept clinical trial. In July 2008, we terminated the license and supply agreement and the development and license agreement pursuant to our rights under the agreements to terminate it in the event of the insolvency of Ardana. Ardana announced in June 2008 that it suspended trading in its shares, was no longer in a position to continue its operations, and had appointed administrators of the company. In the quarter ended September 30, 2008, the Company recognized $2.9 million of deferred revenue from the cancellation of the agreement.

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Lil’ Drug Store Products, Inc.
     In June 2004, the Company and Lil’ Drug Store entered into an asset purchase agreement, a five year supply agreement, and a 2 1/2 year promotion agreement. Under the agreements, Lil’ Drug Store acquired the Company’s over-the-counter women’s healthcare products, RepHresh® Vaginal Gel and Advantage-S® Bioadhesive Contraceptive Gel, and foreign marketing rights for Replens® Vaginal Moisturizer. The Company sold the U.S. marketing rights for Replens to Lil’ Drug Store in May 2000. Under the terms of the asset purchase agreement, Lil’ Drug Store also purchased the U.S. inventory of RepHresh and Advantage-S from the Company. The production and sale of Advantage-S was discontinued during 2006. The promotion agreement expired at the end of 2006. The Company supplied RepHresh and foreign requirements for Replens under the supply agreement until it expired on October 31, 2009.
     In May 2000, the Company licensed Advanced Formula Legatrin PM®, a product for the relief of occasional pain and sleeplessness associated with minor muscle aches, to Lil’ Drug Store. Lil’ Drug Store pays the Company a royalty of 20% of the net sales of the product. The license agreement had an initial five-year term with provisions for automatic renewal. The license for Advanced Formula Legatrin PM was renewed to May 2015.
Ascend Therapeutics, Inc.
     In September 2007, the Company and Ascend entered into a five year license and supply agreement for the Company’s PROCHIEVE 4% progesterone gel, pursuant to which Ascend is responsible for marketing and sales of PROCHIEVE 4% in the U.S. Ascend will purchase product from the Company at a transfer price equal to 35% of Ascend’s net selling price with minimum annual purchase obligations that increase over the life of the agreement. On January 21, 2010, Ascend notified us that it was terminating the license and supply agreement, as of July 23, 2010, pursuant to the terms of the agreement.
Financing Agreements
     On July 31, 2002, PharmaBio Development (“PharmaBio”), an affiliate of Quintiles Transnational Corp., agreed to pay $4.5 million in four equal quarterly installments commencing third quarter 2002 for the right to receive a 5% royalty on net sales of the Company’s women’s healthcare products in the U.S. for five years, beginning in the first quarter of 2003. The royalty payments were subject to an aggregate minimum ($8 million) and maximum ($12 million) amounts. Because the minimum amount exceeded $4.5 million, the Company recorded the amounts received as liabilities. The excess of the minimum ($8 million) paid by the Company over the $4.5 million received by the Company was recognized as interest expense over the five-year term of the agreement, assuming an interest rate of 17%. The final payment under this agreement was made in February 2008.
     On March 5, 2003, the Company and PharmaBio entered into a second agreement under which PharmaBio paid $15 million to the Company over a 15-month period that commenced with the signing of the agreement. In return, PharmaBio receives a 9% royalty on net sales of STRIANT in the U.S. up to agreed annual sales levels, and a 4.5% royalty of net sales above those levels. The royalty term is seven years. Royalty payments commenced in the third quarter of 2003 and are subject to aggregate minimum ($30 million) and maximum ($55 million) amounts. Because the minimum amount exceeds $15 million, the Company has recorded the amounts received as liabilities. The excess of the minimum ($30 million) to be paid by the Company over the $15 million received by the Company is being recognized as interest expense over the seven-year term of the agreement, assuming an interest rate of 15%. As of December 31, 2009, the Company has paid $13.5 million in royalties (including the true-up payment for the difference between royalties paid through November 2006 and $13.0 million) to PharmaBio under this agreement. The balance of the minimum royalty payments, estimated to be approximately $16.5 million is due in November, 2010.
     On July 22, 2009, the Company and PharmaBio entered into an amendment to their agreement pursuant to which they agreed that, when the minimum royalty payment is due, the Company may, in its sole discretion, either pay the balance due or issue to PharmaBio a secured promissory note for that balance. The note would bear interest quarterly in arrears at the rate of 10% per annum and be due on November 30, 2011. In consideration for the right to issue the secured promissory note, the Company (a) agreed that during the period from July 22, 2009 through November 30, 2010, the Company will escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the agreement and $30.0 million, and (b) granted PharmaBio a warrant to purchase 900,000 shares of the Company’s common stock. In further consideration for the right to issue the secured promissory note, the Company has agreed that if it issues the secured promissory note on November 30, 2010, the Company will also on that date grant PharmaBio a warrant to purchase 900,000 shares of the Company’s common stock.
     On March 3, 2010 we entered into contingent agreements with PharmaBio and the holders of our convertible subordinated notes under which, if the Watson transaction closes and the other conditions to consummation of such agreements are satisfied, we will repay our outstanding debt on an accelerated and discounted basis and issue the holders of convertible subordinated notes shares of common stock and warrants to purchase common stock. See “Item 1. Business — Watson Transaction and Debt Restructuring.”

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Patents, Trademarks and Proprietary Information
     We actively seek protection for our products and technology by means of U.S. and foreign patents, trademarks, and copyrights, as appropriate. The following table sets forth U.S. patents granted to the Company since 2002.

Year Granted	Nature of Patent

2009	Low concentration of peroxide for treating or preventing vaginal infections.

2006	Bioadhesive progressive hydration tablets using desmopressin or prostaglandin E2 as the active ingredient.

2004	Compositions and methods for safely preventing or treating premature labor using a beta-adrenergic agonist, such as terbutaline.

2004	Methods of safely treating endometriosis or infertility, and for improving fertility, using a beta-adrenergic agonist.

2003	Use of progestin therapy for maintaining amenorrhea.

2003	Bioadhesive progressive hydration tablet.

2002	Use of certain polycarboxylic acid polymers for vaginal pH buffering to prevent miscarriage and premature labor associated with bacterial vaginosis.
     The Company continues to develop the core BDS and has filed additional patent applications in the U.S. and other countries around the world. In 2008, we also filed patent applications in the U.S. and around the world for use of progesterone to prevent or treat preterm birth in women with a short cervix. Our patent applications, if allowed, would strengthen our intellectual property position, providing patent protection until the year 2028 for PROCHIEVE 8% in women with a short cervix at mid-pregnancy. We believe our patents are important to our business and we intend to continue to protect them, including through legal action, when appropriate. While patent applications do not ensure the ultimate issuance of a patent, and having patent protection cannot ensure that competitors will not emerge, this is a fundamental step in protecting the Company’s technologies.
     The following table sets forth the expiration dates of the principal U.S. patents for the Company’s marketed products and current development projects.

Subject of patent	Year of Expiration	Product or Project

Progressive hydration tablets	2019	STRIANT —
		testosterone progressive hydration vaginal tablet —
		peptide delivery system —
		progesterone progressive hydration vaginal product

First Uterine Pass Effect™	2018	vaginally administered lidocaine —
		terbutaline vaginal gel —
		testosterone vaginal gel

Progesterone delivery	2013	CRINONE /PROCHIEVE

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     The Company owns registrations of “CRINONE”, “STRIANT”, and “STRIANT SR” as trademarks in countries throughout the world and “PROCHIEVE” in the U.S. Applications for the registration of trademarks do not ensure the ultimate registration of these marks; however, the Company believes marks with pending applications will be registered. In addition, there can be no assurance that such trademarks will afford the Company adequate protection or that the Company will have the financial resources to enforce its rights under such trademarks.
     The Company also relies on confidentiality and nondisclosure agreements to protect its intellectual property. There can be no assurance that other companies will not acquire information that the Company considers to be proprietary. Moreover, there can be no assurance that other companies will not independently develop know-how comparable, or superior, to that of the Company.
Sales of Products
     Our products consist of our “Progesterone Products” that we promote through our own sales force to reproductive endocrinologists and obstetricians and gynecologists, sell to wholesalers and specialty pharmacies, and sell to licensees for resale. We supplement our Progesterone Products revenues by selling other products that use our BDS, which we refer to as “Other Products.” As of December 31, 2009:

Products

Progesterone Products	•	CRINONE® 8% (progesterone gel) marketed and sold by the Company in the U.S.

	•	CRINONE® 8% sold to Merck Serono for resale outside the U.S.

	•	PROCHIEVE® 8% (progesterone gel) sold by the Company in the U.S.

	•	PROCHIEVE® 4% sold to Ascend Therapeutics, Inc. for resale in the U.S pursuant to an agreement that will terminate on July 23, 2010.

Other Products	•	STRIANT® (testosterone buccal system) marketed and sold by the Company in the U.S.

	•	STRIANT® sold to Mipharm, S.p.A. for resale in Italy.

	•	Royalty and licensing revenues.
     In 2009, we also sold Replens® Vaginal Moisturizer and RepHresh® Vaginal Gel to Lil’ Drug Store for resale pursuant to a supply agreement that expired on October 31, 2009.
     Prior to establishing our own sales force in 2002, we generally out-licensed marketing rights to our products. In October 2002, our sales force began to call on obstetricians and gynecologists to encourage prescriptions for PROCHIEVE 8%. The sales force began sales efforts for PROCHIEVE 4% in April 2003, and in September 2003 began to call on endocrinologists, urologists and certain primary healthcare doctors to encourage prescriptions for STRIANT.
     On December 22, 2006, the Company acquired the U.S. marketing rights to CRINONE and added reproductive endocrinologists to its infertility physician targets. In addition to these specialists, who typically handle the more sophisticated infertility treatments, the Company’s sales force calls on obstetricians and gynecologists, general endocrinologists, urologists and certain primary healthcare physicians. Our 35 person sales force is predominantly focused on promoting CRINONE to women’s reproductive healthcare providers with the aim of building the Company’s infertility business.
     Upon closing of the Watson Transaction, U.S. marketing rights to CRINONE and PROCHIEVE will be sold to Watson.

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Success of Marketing Efforts
     Our business is dependent on market acceptance of our products by physicians, healthcare payors, patients, and the medical community. Medical doctors’ willingness to prescribe our products depends on many factors, including:
•	Perceived efficacy of our products;

•	Convenience and ease of administration;

•	Prevalence and severity of adverse side effects in both clinical trials and commercial use;

•	Availability of alternative treatments;

•	Cost effectiveness;

•	The pricing of our products; and

•	Our ability to obtain third party coverage or reimbursement for our products.
     Even though we have received regulatory approval for CRINONE/PROCHIEVE and STRIANT, and even if we receive regulatory approval and satisfy the above criteria for any of our other investigational indications and product candidates, physicians may not prescribe our products. We promote CRINONE and STRIANT on our own behalf in the U.S. We have entered into agreements with other companies for the distribution and marketing of PROCHIEVE 4% in the U.S., CRINONE, and STRIANT in certain countries outside the U.S. Factors that could affect our success in marketing our products include:
•	The effectiveness of our production, distribution and marketing capabilities;

•	The successful marketing of our products by our distribution and marketing partners;

•	The success of competing products; and

•	The availability and extent of reimbursement from third party payors.
     If any of our products or product candidates fail to achieve market acceptance, we or our marketing partners may be unable to sell the products successfully, which would limit our ability to generate revenue and could harm our business.
Competition
     We and our marketing partners compete against established pharmaceutical and consumer product companies which market products addressing similar needs. Further, numerous companies are developing, or may develop, enhanced delivery systems and products that compete with our present and proposed products. It is possible that we may not have the resources to withstand these and other competitive forces. Some of these competitors possess greater financial, research and technical resources than our Company or our partners. Moreover, these companies may possess greater marketing capabilities than our Company or our partners, including the resources to implement extensive advertising campaigns.
     The pharmaceutical industry is subject to change as new delivery technologies are developed, new products enter the market, generic versions of available drugs become available and treatment paradigms evolve to reflect these and other medical research discoveries. We face significant competition in all areas of our business. The rapid pace of change in the pharmaceutical industry continually creates new opportunities for existing competitors and start-ups and can quickly render existing products less valuable. Customer requirements and physician and patient preferences continually change as new treatment options emerge, are more or less heavily promoted and become less expensive. As a result, we may not gain, and may lose, market share.
     CRINONE/PROCHIEVE, a natural progesterone product, competes in markets with other progestins, both synthetic and natural, that may be delivered by pharmacy-compounded injections, by pharmacy-compounded vaginal suppositories, with Prometrium® (oral micronized progesterone) marketed by Solvay Pharmaceuticals, Inc. (“Solvay”), and Endometrin® (progesterone vaginal insert) marketed by Ferring Pharmaceuticals, Inc. (“Ferring”). CRINONE/PROCHIEVE and Endometrin are the only

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progestin products approved by FDA for use in infertility or for use in pregnant women. Endometrin was approved by the FDA in June 2007.
     STRIANT competes against other testosterone products that can be delivered by injection, transdermal patch and transdermal gel. Some of the more successful testosterone products include AndroGel® (testosterone gel) marketed by Solvay, Testim® (testosterone gel) marketed by Auxilium Pharmaceuticals, Inc. (“Auxilium”), and Androderm® (testosterone transdermal system) marketed by Watson Pharma, Inc. . Competition is based primarily on delivery method. Transdermal testosterone gels currently have the largest market share and transdermal testosterone patches have the next largest market share, followed by injectable products. STRIANT is priced comparably to the gels and patches.
Customers
     Our customers include trade customers, such as drug wholesalers, specialty pharmacies, and chain drug stores, and our marketing partners. We make calls on the Company’s trade customers and doctors to promote CRINONE, PROCHIEVE and STRIANT. Our practice, in the case of our trade customers, is to ship our products promptly upon receipt of purchase orders from customers; consequently, backlog orders are not significant. In the case of our marketing partners, firm purchase orders are received by the Company ninety to one hundred twenty days in advance of the expected shipping date.
Revenue by Product
     The following table sets forth the percentage of the Company’s consolidated net revenues, consisting of sales, licensing fees, sales force promotional fees, and royalty revenues, by revenue source for each product accounting for 3% or more of consolidated revenues in any of the three years ended December 31:

	2009	2008	2007
CRINONE®	69%	59%	64%
RepHresh®	10%	9%	11%
Replens®	10%	8%	8%
PROCHIEVE®	5%	7%	5%
STRIANT®	5%	6%	7%
Royalty income	1%	9%	2%
Licensing fees	0%	2%	3%

Total	100%	100%	100%

     The following table presents information about Columbia’s net revenues, including royalty and license revenue, by customer for each of the three years ended December 31:

(in millions)	2009	2008	2007

Merck-Serono (formerly Serono)	$8.6	$9.2	$8.2
Lil’ Drug Store Products, Inc.	6.6	6.2	6.0
Cardinal Healthcare	5.7	5.6	6.0
McKesson	4.6	5.0	3.9
All others (none over 5%)	6.7	10.2	5.5

Total	$32.2	$36.2	$29.6

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     The following table sets forth the Company’s consolidated net revenues, based on sales by geographic area, for each area accounting for 5% or more of consolidated revenues in any of the three years ended December 31:
Sales by Geographic Area

(in millions)	2009	2008	2007

United States	$20.0	$18.0	$15.2

Switzerland	8.6	9.2	8.1
Other European Countries	3.6	9.0	6.3

Subtotal International	12.2	18.2	14.4

Total	$32.2	$36.2	$29.6

Employees
     As of February 23, 2010, the Company had 62 employees: 4 in management, 4 in production, 39 in sales and marketing, 5 in research and development and 12 in support functions. Our success is highly dependent on our ability to attract and retain qualified employees. Competition for employees is intense in the pharmaceutical industry. We believe we have been successful in our efforts to recruit qualified employees, but we cannot guarantee that we will continue to be as successful in the future. None of the Company’s employees are represented by a labor union or are subject to collective bargaining agreements. We believe that our relationship with our employees is good.
     The Company has employment agreements with four employees: Mr. Condella, interim chief executive officer, Mr. Mills, president and chief operating officer, Mr. McGrane, senior vice president, general counsel and secretary, and Mr. Gyenes, senior vice president, chief financial officer and treasurer. The Board of Directors of the Company has adopted an amended and restated Incentive Plan and an Indemnification Agreement for Officers and Directors and an Executive Change of Control Severance Agreement for Officers. On March 11, 2009, the Company entered into amended and restated employment agreements and new Executive Change in Control Severance Agreements with Messrs. Mills and McGrane, in order to effect certain technical changes required in order to comply with Internal Revenue Code 409A and the regulations thereunder. On July 15, 2009 and December 11, 2009, the Company entered into agreements with Messrs. Gyenes and Condella, respectively.
Watson Transaction and Debt Restructuring
     On March 3, 2010, the Company, Watson Pharmaceuticals, Inc., as a guarantor of the Buyer’s obligations (“Watson”), and Coventry Acquisition, Inc., a subsidiary of Watson (the “Buyer”), entered into a Purchase and Collaboration Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed to sell, subject to shareholder approval, to the Buyer (i) substantially all of its assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, including CRINONE 8% progesterone gel, PROCHIEVE 4% progesterone gel and PROCHIEVE 8% progesterone gel, each sold by the Company in the U.S. (collectively, the “Progesterone Products”), including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings (the “Purchased Assets”), and (ii) 11,200,000 shares (the “Shares”) of the Company’s Common Stock. After the closing, the Company will retain certain assets and rights relating to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono. The transactions pursuant to the Purchase Agreement and the ancillary agreements thereto are referred to collectively herein as the “Watson Transaction.”
     At the closing of the Watson Transaction, in consideration for the sale of the Purchased Assets and the Shares, the Buyer will pay the Company $47 million in cash and assume certain liabilities associated with the Purchased Assets. In addition, the Buyer agreed to pay the Company up to $45.5 million in cash upon the achievement of several contingent milestones. The Buyer also agreed to make royalty payments to the Company of 10 to 20 percent of annual net sales of certain progesterone products; provided, however that royalty rates would be reduced by 50% in a particular country if a generic entry by a third party occurs in such country and certain other circumstances are fulfilled. In addition, if the Buyer commercializes a product through a third party outside of the U.S., in lieu of royalties, the Company will be entitled to 20% of gross profits associated with such commercialization. If the Buyer or its affiliates effects a generic entry with respect to a progesterone product in a country in the circumstances permitted by the Purchase Agreement,

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in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of the gross profits associated with the commercialization of such generic product in such country.
     Pursuant to the Purchase Agreement, the Company and the Buyer have also agreed to collaborate with respect to the development of progesterone products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all development activities. The Company will be responsible for completion of the PREGNANT Study and such other activities as determined by the joint development committee. The Company will be responsible for the costs of conducting the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or the supplemental new drug application) up to a maximum of $7 million incurred after January 1, 2010. All other development costs incurred in connection with the development collaboration will be paid by the Buyer.
     The parties also agreed to enter into various ancillary agreements, including an Investor’s Rights Agreement (pursuant to which the Buyer will have the right to designate a member of the Company’s board of directors for the period set forth therein, the Buyer will obtain certain registration rights pertaining to the Shares and the Buyer will agree to certain transfer restrictions pertaining to the Shares), a Supply Agreement pursuant to which the Company will supply PROCHIEVE 4%, PROCHIEVE 8% and CRINONE 8% to the Buyer for sale in the U.S. at a price equal to 110% of cost of goods sold, and a License Agreement relating to the grant of certain intellectual property licenses.
     The closing of the Watson Transaction is subject to customary closing conditions, including Company stockholder approval.
     As part of the Purchase Agreement, from the date of the closing of the Watson Transaction until the second anniversary of the date on which the Company and the Buyer terminate their relationship with respect to the joint development of progesterone products, the Company agreed not to manufacture, develop or commercialize products containing progesterone or any other products for the preterm birth indication, subject to certain exceptions. The joint development collaboration is terminable by either party five years after the closing of the Watson Transaction.
     The Shares are being offered and sold to the Buyer under the Purchase Agreement in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Buyer and certain representations made by the Buyer to the Company.
PharmaBio Amendment
     On March 3, 2010, the Company entered into an amendment (the “PharmaBio Amendment”) with PharmaBio to the Investment and Royalty Agreement dated March 5, 2003, between the Company and PharmaBio, as previously amended and supplemented (the “PharmaBio Agreement”). The PharmaBio Amendment provides for the early termination of the PharmaBio Agreement by permitting the Company to make certain payments required thereunder on an accelerated and discounted basis on the date the Company consummates (and contingent upon the Company consummating) a transfer of assets, sale of stock, licensing agreement and/or similar transaction yielding gross cash proceeds to the Company of $40 million or more.
Note Purchase and Amendment Agreements
     On March 3, 2010, the Company entered into Note Purchase and Amendment Agreements (the “Note Purchase Agreements”) with all of the holders (the “Holders”) of the Company’s Convertible Subordinated Notes due December 31, 2011 (the “Notes”). Under the Note Purchase Agreements, the Company agreed to purchase, subject to the satisfaction of certain conditions, the approximately $40 million in aggregate principal amount of Notes held by the Holders. The aggregate purchase price for the Notes is $26 million in cash (plus accrued and unpaid interest through but excluding the date of the closing of the Note purchases), warrants to purchase 7,750,000 shares of Common Stock at an exercise price of $1.35 per share (the “Warrants”) and 7,407,407 shares of Common Stock. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the consummation of the Watson Transaction. Pursuant to the Note Purchase Agreements, the Holders consented, effective on March 3, 2010, to an amendment to the Notes (the “Amendment”) that eliminates the right of any holder of the Notes to cause the Company to redeem the Notes by virtue of the Watson Transaction. The Amendment terminates if the note purchase closings do not occur on or prior to August 31, 2010 and in certain other circumstances. Each Note Purchase Agreement may be terminated in certain circumstances, including, among others, by any party thereto, if the closings thereunder do not occur on or prior to August 31, 2010.
     The warrants to be issued under the Note Purchase Agreements will be exercisable, subject to the limitations set forth therein, during the period commencing 180 days after, and ending on the fifth anniversary of their issuance, unless earlier exercised or terminated as provided in such warrants.

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     Under the terms of the Note Purchase Agreements, the Company has granted the Holders who are “Affiliates” (as defined under Rule 405 of the Securities Act) of the Company certain registration rights with respect to the resale of the shares of the Company’s common stock to be issued under the Note Purchase Agreements and the shares of Company common stock issuable upon the exercise of the warrants to be issued under the Note Purchase Agreements.
     Under the Note Purchase Agreements, until 45 days after the Company’s announcement of the results of the PREGNANT Study, if the Company issues any shares of Company common stock (or common stock equivalents) for a price that is less than $2.00 per share, the Company must offer the Holders, subject to certain exceptions, the right to exchange their warrants for cash payments of up to an aggregate of $3,999,996.
     The shares and warrants to be issued under the Note Purchase Agreements are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Holders and certain representations made by them to the Company.
     None of the Shares or the shares and warrants to be issued under the Note Purchase Agreements have been registered under the Securities Act (or the laws of any state or other jurisdiction) and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements thereof. This Form 10-K does not constitute an offer for the sale of any securities of the Company or a solicitation of any offer to buy any securities of the Company.
     The foregoing is a summary of the terms of the Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the Warrants, the Amendment and the PharmaBio Amendment, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the Warrants, the Amendment and the PharmaBio Amendment, which were more fully summarized and filed as exhibits to the Company’s current report on Form 8-K filed with the SEC on March 4, 2010.
Additional Information about the Proposed Transactions and Where to Find It:
     This communication is not a solicitation of a proxy from any security holder of the Company. In connection with stockholder approval of certain transactions contemplated by the Purchase Agreement, the Company intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and it intends to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COMPANY SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, WATSON, THE BUYER, THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT. Free copies of the proxy statement and other documents filed with the SEC by the Company, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from the Company by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com or on the Company’s investor relations website at www.cbrxir.com.
Participation in the Solicitation:
     The Company and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transactions contemplated by the Purchase Agreement. Information regarding the special interests of these directors, executive officers and members of management in the transactions contemplated by the Purchase Agreement and certain related transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional informational regarding the Company’s directors and executive officers is also included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Company’s proxy statement, dated April 9, 2009, filed with the SEC on April 17, 2009. The Company’s Form 10-K and proxy statement are available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting it as described above.

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Available Information
     The Company’s Internet address is www.columbialabs.com. Through a link on the “Investor” section of this website, which is also accessible at www.cbrxir.com, we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC. In addition, we will provide electronic or paper copies of our filings free of charge upon request. Information contained on our corporate website or any other website is not incorporated into this Annual Report and does not constitute a part of this Annual Report.
     In addition, the public may read and copy any materials filed by the Company with the SEC at the SEC’s Reference Room, which is located at 100 F Street NE, Washington, D.C., 20549. Interested parties may call (800) SEC-0330 for further information on the Reference Room. The SEC also maintains a website containing reports, proxy materials and information statements, among other information, at http://www.sec.gov.
Corporate Information
     Columbia was incorporated as a Delaware corporation in 1986. Our principal executive offices are located at 354 Eisenhower Parkway, Livingston, New Jersey 07039, and our telephone number is (973) 994-3999. The Company’s wholly-owned subsidiaries are Columbia Laboratories (Bermuda) Ltd. (“Columbia Bermuda”), Columbia Laboratories (France) SA (“Columbia France”) and Columbia Laboratories (UK) Limited (“Columbia UK”).

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Item 1A. Risk Factors
We have a history of losses and we may not have sufficient funds to continue operations unless we are able to raise additional funds which may not be available to us.
     We have had a history of losses since our founding. For the fiscal year ended December 31, 2009, we had a net loss of $21.9 million. If we and our partners are unable to successfully develop and market our products, and otherwise increase sales of our products, and contain our operating expenses, we may not have sufficient funds to continue operations unless we are able to raise additional funds from sales of securities or otherwise. Additional financing may not be available to us on acceptable terms, if at all.
We have a substantial amount of debt.
     As of December 31, 2009, we had remaining future minimum payments due to PharmaBio pursuant to certain financing agreements of approximately $16.5 million, initially payable in November 2010. On July 22, 2009, we entered into an agreement with PharmaBio pursuant to which we can, in our sole discretion, extend the due date of the balance of our obligation to PharmaBio to November 2011. In addition, as of December 31, 2009, we had outstanding approximately $40 million principal amount of our convertible subordinated notes due December 31, 2011. Our annual interest expense is more than $8 million of which approximately $3.2 million is the annual cash portion of the expense relating to the convertible subordinated notes due December 31, 2011. Unless we generate substantial additional sales from our products or raise substantial additional capital, we may not be able to pay the interest on our debt or repay our debt at maturity. Our substantial amount of debt may make it difficult for us to access debt and equity markets to raise additional capital. On March 3, 2010 we entered into contingent agreements with PharmaBio and the holders of our convertible subordinated notes under which, if the Watson transaction closes and the other conditions to consummation of such agreements are satisfied, we will repay our outstanding debt on an accelerated and discounted basis and issue the holders of convertible subordinated notes shares of common stock and warrants to purchase common stock. See “Item 1. Business — Watson Transaction and Debt Restructuring.”
Our Phase III PREGNANT Study to reduce the incidence of preterm birth may be further delayed and may not be successful.
     Our lead Research & Development opportunity is the PREGNANT study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix as measured by transvaginal ultrasound in mid-pregnancy. This randomized, double-blind, placebo-controlled clinical trial will evaluate the effect of PROCHIEVE 8% on reducing the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint is a reduction in the incidence of preterm birth at less than or equal to 32 weeks gestation vs. placebo. The study which we expect to complete by the end of 2010 may be further delayed and may not demonstrate the safety or efficacy of the product for this indication. In addition, the study may provide insufficient safety or efficacy data to meet FDA requirements for approval of the indication. In such event, a substantial portion of the contingent payments under the Watson Transaction would not be paid. Even if the study is successful, we may not have sufficient funds to complete the FDA approval process or to commercialize the product.
Our business is heavily dependent on the continued sale of CRINONE 8% by Merck Serono.
     Our operating results are heavily dependent on the revenues and royalties derived from the sale of CRINONE 8% to Merck Serono for sale outside the U.S. Revenues from these sales of in 2009 constituted approximately 27% of our total revenues. We do not control the amount and timing of marketing resources that Merck Serono devotes to our product. Failure of Merck Serono to effectively market CRINONE 8% in its territories outside the U.S. could have a material adverse effect on our business, financial condition and results of operations. Our license and supply agreement with Merck Serono expires on May 19, 2010, and is renewable upon mutual agreement of the parties for five (5) year periods at commercial terms to be agreed upon. Merck Serono has informed us that they wish to renew the agreement for an additional 5 years, and we are in negotiations with them to renew the agreement on terms that are not materially different from the current agreement. There can be no assurance, however, that we will reach a renewal agreement or that any renewal agreement will not differ materially from the current agreement.
The price of our Common Stock has been and may continue to be volatile.
     Historically, the market price of our Common Stock has fluctuated over a wide range. Between 2007 and 2008, our Common Stock traded in a range from $.92 to $5.25 per share. In 2009, our Common Stock traded in a range from $.65 to $1.74 per share. It is likely that the price of our Common Stock will fluctuate in the future. The market prices of securities of small specialty pharmaceutical companies, including ours, from time to time experience significant price and volume fluctuations. In particular, the market price of our Common Stock may fluctuate significantly due to a variety of factors, including: the results of clinical trials for our product candidates; FDA’s determination with respect to new drug applications for new products and new indications; and our

18

ability to develop additional products. In addition, the occurrence of any of the risks described in these “Risk Factors” could have a material and adverse impact on the market price of our Common Stock.
The current stock market and credit market conditions are extremely volatile and may restrict our ability to raise additional funds to meet our capital needs.
     The current stock market and credit market conditions are extremely volatile. It is difficult to predict whether these conditions will continue or worsen and, if so, whether the conditions would impact the Company and whether the impact would be material. In particular, constriction and volatility in the equity and debt markets may restrict our future ability to access these markets to meet our future capital or liquidity needs.
A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.
     A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will continue to be financed through the sale of equity securities and equity linked securities (warrants and convertible debt), a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop our product candidates and continue our current operations. If we are unable to raise sufficient capital in the future, and we are unable to generate funds from operations sufficient to meet our obligations, we will not be able to have the resources to continue our normal operations.
If we do not meet the continued listing requirements of the NASDAQ Global Market, our common stock may be delisted.
     Our common stock is listed on the NASDAQ Global Market. The NASDAQ Global Market requires us to continue to meet certain listing standards. During 2009, the closing price of our common stock on the NASDAQ Global Market ranged from $0.65 to $1.74. On December 9, 2009, we received a letter from the NASDAQ Global Market indicating that for 30 consecutive business days the Company’s common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by NASDAQ Listing Rule 5450(a)(1). On January 13, 2010, we received a notice from the NASDAQ Global Market indicating that the Company had regained compliance with the Minimum Bid Price Requirement for continued listing on the NASDAQ Global Market as set forth in Marketplace Rule 5450(a)(1). The notice stated that the closing bid price of the Company’s common stock had been at or above the required minimum $1.00 per share for the previous 10 consecutive business days. While we are currently in compliance with the NASDAQ Global Market continued listing requirements, we cannot assure you that we will remain in compliance. If we do not meet the NASDAQ Global Market’s continued listing standards, we will be notified by the NASDAQ Global Market and we will be required to take corrective action to meet the continued listing standards; otherwise our common stock will be delisted from the NASDAQ Global Market. A delisting of our common stock on the NASDAQ Global Market would reduce the liquidity and market price of our common stock and the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to access the public capital markets. A delisting would also reduce the value of our equity compensation plans, which could negatively impact our ability to retain key employees.
The development of our pharmaceutical products is uncertain and subject to a number of significant risks.
     Some of our pharmaceutical products are in various stages of development. In the U.S. and most foreign countries, we must complete extensive human clinical trials that demonstrate the safety and efficacy of a product in order to apply for regulatory approval to market the product.
     The process of developing product candidates involves a degree of risk and may take several years. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including:
•	Clinical trials may show our product candidates to be ineffective for the indications studied or to have harmful side effects;

•	Product candidates may fail to receive regulatory approvals required to bring the products to market;

•	Manufacturing costs or other factors may make our product candidates uneconomical; and

•	The proprietary rights of others and their competing products and technologies may prevent our product candidates from being effectively commercialized.

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     Success in early clinical trials does not ensure that large-scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals.
     The length of time necessary to complete clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict. The speed with which we can complete clinical trials and applications for marketing approval will depend on several factors, including the following:
•	The rate of patient enrollment which is a function of factors including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the study, and the nature of the study protocol;

•	Institutional review board, or IRB, approval of the study protocol and the informed consent form;

•	Prior regulatory agency review and approval;

•	Analysis of data obtained from clinical activities, which are susceptible to varying interpretations and which interpretations could delay, limit or prevent regulatory approval;

•	Changes in the policies of regulatory authorities for drug approval during the period of product development; and

•	The availability of skilled and experienced staff to conduct and monitor clinical studies and to prepare the appropriate regulatory applications.
     In addition, developing product candidates is very expensive and will continue to have a significant impact on our ability to generate profits. Factors affecting our product development expenses include:
•	Our ability to raise any additional funds that we need to complete our trials;

•	The number and outcome of clinical trials conducted by us and/or our collaborators;

•	The number of products we may have in clinical development;

•	In licensing or other partnership activities, including the timing and amount of related development funding, license fees or milestone payments; and

•	Future levels of our revenue.
     Clinical trials are expensive and can take years to complete, and there is no guarantee that the clinical trials will demonstrate sufficient safety and/or efficacy of the products to meet FDA requirements, or those of foreign regulatory authorities.
We may experience adverse events in clinical trials, which could delay or halt our product development.
     Our product candidates may produce serious adverse events. These adverse events could interrupt, delay or halt clinical trials of our product candidates and could result in FDA or other regulatory authorities denying approval of our product candidates for any or all targeted indications. An Institutional Review Board or independent data safety monitoring board, the FDA, other regulatory authorities, or we ourselves may suspend or terminate clinical trials at any time. Our product candidates may prove not to be safe for human use.
Delays or failures in obtaining regulatory approvals may delay or prevent marketing of the products that we are developing.
     Other than PROCHIEVE 8% (progesterone gel) which is being evaluated for the reduction of the risk of preterm birth in women with a short cervix at mid-pregnancy, and PROCHIEVE 4% (progesterone gel), which is being evaluated for the prevention of endometrial hyperplasia in women with an intact uterus undergoing estrogen replacement therapy, none of our product candidates have received regulatory approval from the FDA or any foreign regulatory authority. The regulatory approval process typically is extremely expensive, takes many years, and the timing or likelihood of any approval cannot be accurately predicted. Delays in

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obtaining regulatory approval can be extremely costly in terms of lost sales opportunities and increased clinical trial costs. If we fail to obtain regulatory approval for our current or future product candidates or expanded indications for currently marketed products, we will be unable to market and sell such products and indications and therefore may never be profitable.
     As part of the regulatory approval process, we must conduct clinical trials for each product candidate to demonstrate safety and efficacy. The number of clinical trials that will be required varies depending on the product candidate, the indication being evaluated, the trial results, and the regulations applicable to any particular product candidate.
     The results of initial clinical trials of our product candidates do not necessarily predict the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through initial clinical trials. The data collected from the clinical trials of our product candidates may not be sufficient to support FDA or other regulatory approval. In addition, the continuation of a particular study after review by an IRB or independent data safety monitoring board does not necessarily indicate that our product candidate will achieve the clinical endpoint.
     The FDA and other regulatory agencies can delay, limit or deny approval for many reasons, including:
•	A product candidate may not be deemed to be safe or effective;

•	The manufacturing processes or facilities we have selected may not meet the applicable requirements; and

•	Changes in their approval policies or adoption of new regulations may require additional clinical trials or other data.
     Any delay in, or failure to receive, approval for any of our product candidates could prevent us from growing our revenues or achieving profitability.
Healthcare insurers and other payors may not pay for our products or may impose limits on reimbursement.
     Our ability to commercialize our prescription products will depend, in part, on the extent to which reimbursement for our products is available from third-party payors, such as health maintenance organizations, health insurers and other public and private payors. If we succeed in bringing new prescription products to market or expand the approved label for existing products, we cannot be assured that third-party payors will pay for such products, or establish and maintain price levels sufficient for realization of an appropriate return on our investment in product development.
     Many health maintenance organizations and other third-party payors use formularies, or lists of drugs for which coverage is provided under a healthcare benefit plan, to control the costs of prescription drugs. Each payor that maintains a drug formulary makes its own determination as to whether a new drug will be added to the formulary and whether particular drugs in a therapeutic class will have preferred status over other drugs in the same class. This determination often involves an assessment of the clinical appropriateness of the drug and, in some cases, the cost of the drug in comparison to alternative products. Our current or our future products may not be added to payors’ formularies, our products may not have preferred status to alternative therapies, and formulary decisions may not be conducted in a timely manner. Once reimbursement at an agreed level is approved by a third-party payor, we may lose that reimbursement entirely or we may lose the similar or better reimbursement we receive compared to competitive products. As reimbursement is often approved for a period of time, this risk is greater at the end of the time period, if any, for which the reimbursement was approved. We may also decide to enter into discount or formulary fee arrangements with payors, which could result in us receiving lower or discounted prices for CRINONE, PROCHIEVE and STRIANT or future products.
We face significant competition from pharmaceutical companies, which may adversely impact our market share.
     We and our marketing partners compete against established pharmaceutical companies that market products addressing similar needs. Further, numerous companies are developing, or may develop, enhanced delivery systems and products that compete with our present and proposed products. It is possible that we may not have the resources to withstand these and other competitive forces. Some of these competitors may possess greater financial, research and technical resources than our company or our partners. Moreover, these companies may possess greater marketing capabilities than our company or our partners, including the resources to implement extensive advertising campaigns.
     The pharmaceutical industry is subject to change as new delivery technologies are developed, new products enter the market, generic versions of available drugs become available, and treatment paradigms evolve to reflect these and other medical research discoveries. We face significant competition in all areas of our business. The rapid pace of change in the pharmaceutical industry

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continually creates new opportunities for existing competitors and start-ups, and can quickly render existing products less valuable. Customer requirements and physician and patient preferences continually change as new treatment options emerge, are more or less heavily promoted, and become less expensive. As a result, we may not gain, and may lose, market share.
     CRINONE/PROCHIEVE, a natural progesterone product, competes in markets with other progestins, both synthetic and natural, including Endometrin® (progesterone vaginal insert) marketed by Ferring, Prometrium® (oral micronized progesterone) marketed by Solvay, pharmacy-compounded injections and pharmacy-compounded vaginal suppositories. In June 2007, Ferring obtained FDA approval for and launched Endometrin®, a competing product for use in infertility. Ferring is one of the leading companies in the infertility market and, in addition to Endometrin, offers gonadotropin hormones generally used for the treatment of infertility. Ferring may have greater awareness among key reproductive endocrinology opinion leaders than Columbia.
     STRIANT competes against other testosterone products that can be delivered by injection, transdermal patch and transdermal gel. Some of the more successful testosterone products include AndroGel® (testosterone gel) marketed by Solvay, Testim® (testosterone gel) marketed by Auxilium, and Androderm® (testosterone transdermal system) marketed by Watson. Competition is based primarily on delivery method. Transdermal testosterone gels currently have the largest market share and transdermal testosterone patches have the next largest market share, followed by injectable products. STRIANT is priced comparably to the gels and patches.
Our products could demonstrate hormone replacement risks.
     In the past, certain studies of female hormone replacement therapy products, such as estrogen, have reported an increase in health risks. Progesterone is a natural female hormone present at normal levels in most women through their lifetimes. However, some women require progesterone supplementation due to a natural or chemical-related progesterone deficiency. It is possible that data suggesting risks or problems may come to light in the future which could demonstrate a health risk associated with progesterone or progestin supplementation or our 8% and 4% progesterone gels. It is also possible that future study results for hormone replacement therapy could be negative and could result in negative publicity about the risks and benefits of hormone replacement therapy. As a result, physicians and patients may not wish to prescribe or use progestins, including our progesterone gels.
     Similarly, while testosterone is a natural male hormone, present at normal levels in most men through their lifetimes, some men require testosterone replacement therapy, or TRT, to normalize their testosterone levels. It is possible that data suggesting risks or problems may come to light in the future that could demonstrate a health risk associated with TRT or STRIANT. It is also possible that future study results for hormone replacement therapy could be negative and could result in negative publicity about the risks and benefits of TRT. As a result, physicians and patients may not wish to prescribe or use TRT products, including STRIANT.
     In addition, investors may become concerned about these issues and decide to sell our Common Stock. These factors could adversely affect our business and the price of our Common Stock.
We may be exposed to product liability claims.
     We could be exposed to future product liability claims by consumers. Although we presently maintain product liability insurance coverage at what we believe is a commercially reasonable level, such insurance may not be sufficient to cover all possible liabilities. An award against us in an amount greater than our insurance coverage could have a material adverse effect on our operations. Some customers require us to have a minimum level of product liability insurance coverage before they will purchase or accept our products for distribution. If we fail to satisfy insurance requirements, our ability to achieve broad distribution of our products could be limited. This could have a material adverse effect upon our business and financial condition.
Steps taken by us to protect our proprietary rights might not be adequate; in which case, competitors may infringe on our rights or develop similar products. The U.S. and foreign patents upon which our original Bioadhesive Delivery System was based have expired.
     Our success and competitive position are partially dependent on our ability to protect our proprietary position for our technology, products and product candidates. We rely primarily on a combination of patents, trademarks, copyrights, trade secret laws, third-party confidentiality and nondisclosure agreements, and other methods to protect our proprietary rights. The steps we take to protect our proprietary rights, however, may not be adequate. Third parties may infringe or misappropriate our patents, copyrights, trademarks, and similar proprietary rights. Moreover, we may not be able or willing, for financial, legal or other reasons, to enforce our rights.

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     Bio-Mimetics, Inc. held the patent upon which our original Bioadhesive Delivery System, or BDS, was based and granted us a license under that patent. Bio-Mimetics’ patent contained broad claims covering controlled release products that include a bioadhesive. However, this U.S. patent and its corresponding foreign patents expired in November 2003. Based upon the expiration of the original Bio-Mimetics patent, other parties will be permitted to make, use or sell products covered by the claims of the Bio-Mimetics patent, subject to other patents, including those which we hold. We have obtained numerous patents with claims covering improved methods of formulating and delivering therapeutic compounds using the BDS. We cannot assure you that any of these patents will enable us to prevent infringement, or that our competitors will not develop alternative methods of delivering compounds, potentially resulting in competitive products outside the protection that may be afforded by our patents. Other companies may independently develop or obtain patent or similar rights to equivalent or superior technologies or processes. Additionally, although we believe that our patented technology has been independently developed and does not infringe on the proprietary rights of others, we cannot assure you that our products do not and will not infringe on the proprietary rights of others. In the event of infringement, we may be required to modify our technology or products, obtain licenses or pay license fees. We may not be able to do so in a timely manner or upon acceptable terms and conditions. This may have a material adverse effect on our operations.
     The standards that the U.S. Patent and Trademark Office and its foreign counterparts use to grant patents are not always applied predictably or uniformly and can change. Limitations on patent protection in some countries outside the U.S., and the differences in what constitutes patentable subject matter in these countries, may limit the protection we seek outside of the U.S. For example, methods of treating humans are not patentable subject matter in many countries outside of the U.S. In addition, laws of foreign countries may not protect our intellectual property to the same extent as would laws of the U.S. In determining whether or not to seek a patent or to license any patent in a particular foreign country, we weigh the relevant costs and benefits, and consider, among other things, the market potential of our product candidates in the jurisdiction and the scope and enforceability of patent protection afforded by the law of the jurisdiction.
     We own registrations of the following as trademarks in countries throughout the world: CRINONE, STRIANT, and STRIANT SR, and PROCHIEVE in the U.S. These trademarks, however, may not afford us adequate protection or we may not have the financial resources to enforce our rights under these trademarks.
We are subject to government regulation, which could affect our ability to sell products.
     Nearly every aspect of the development, manufacture and commercialization of our pharmaceutical products is subject to time-consuming and costly regulation by various governmental entities, including the Food and Drug Administration, or FDA, the Drug Enforcement Administration and state agencies, as well as regulatory agencies in those foreign countries in which our products are manufactured or distributed. The FDA has the power to seize adulterated or misbranded products and unapproved new drugs, to require their recall from the market, to enjoin further manufacture or sale, and to publicize certain facts concerning a product.
     We employ various quality control measures in our efforts to ensure that our products conform to their intended specifications and meet the standards required under applicable governmental regulations, including FDA’s current Good Manufacturing Practices regulations. Notwithstanding our efforts, our products or the ingredients we purchase from our suppliers for inclusion in our products may contain undetected defects or non-conformities with specifications. Such defects or non-conformities could compel us to recall the affected product, make changes to or restrict distribution of the product, or take other remedial actions. The occurrence of such events may harm our relations with or result in the loss of customers, injure our reputation, impair market acceptance of our products, harm our financial results, and, in certain circumstances, expose us to product liability or other claims.
We are dependent on third-party suppliers of raw materials for our products, the loss of whom could impair our ability to manufacture and sell our products.
     Medical grade, cross-linked polycarbophil, the polymer used in our BDS-based products is currently available from only one supplier, Lubrizol, Inc., or Lubrizol. We believe that Lubrizol will supply as much of the material as we require because our products rank among the highest value-added uses of the polymer. In the event that Lubrizol cannot or will not supply enough of the product to satisfy our needs, we will be required to seek alternative sources of polycarbophil. An alternative source of polycarbophil may not be available on satisfactory terms or at all, which would impair our ability to manufacture and sell our products.
     We currently purchase testosterone from only one supplier and progesterone from two suppliers. If our suppliers are unable or unwilling to satisfy our needs, we will be required to seek alternative sources of supply. While several alternative sources of progesterone and testosterone exist, the time needed to obtain regulatory approvals for new suppliers may impair our ability to manufacture and sell our products.
We are dependent upon third-party developers and manufacturers, the loss of which could result in a loss of revenues.

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     We rely on third parties to develop and manufacture our products, including Fleet, which manufacturers our vaginal gel products in bulk, Maropack, which fills our vaginal gel products into applicators and Mipharm which manufacturers STRIANT. These third parties may not be able to satisfy our needs in the future, and we may not be able to find or obtain FDA approval of alternate developers and manufacturers. Delays in the development and manufacture of our products could have a material adverse effect on our business. This reliance on third parties could have an adverse effect on our profit margins. Any interruption in the manufacture of our products would impair our ability to deliver our products to customers on a timely and competitive basis, and could result in the loss of revenues.
The loss of our key executives could have a significant impact on our company.
     Our success depends in large part upon the abilities and continued service of our executive officers and other key employees. Our employment agreements with our executive officers are terminable by them on short notice. The loss of key employees may result in a significant loss in the knowledge and experience that we, as an organization, possess, and could cause significant delays in, or outright failure of, the development and commercialization of our products and product candidates. If we are unable to attract and retain qualified and talented senior management personnel, our business may suffer.
We may be limited in our use of our net operating loss carryforwards.
     As of December 31, 2009, we had certain net operating loss carryforwards of approximately $162.0 million that may be used to reduce our future U.S. federal income tax liabilities. Our ability to use these loss carryforwards to reduce our future U.S. federal income tax liabilities could be lost if we were to experience more than a 50% change in ownership within the meaning of Section 382(g) of the Internal Revenue Code. If we were to lose the benefits of these loss carryforwards, our future earnings and cash resources would be materially and adversely affected.
Sales of large amounts of Common Stock may adversely affect our market price. The issuance of preferred stock or convertible debt may adversely affect rights of common stockholders.
     As of February 23, 2010, we had 65,630,051 shares of Common Stock outstanding, of which 61,324,589 shares were freely tradable by non-affiliates. As of that date, approximately 4,305,462 shares of Common Stock were restricted or held by affiliates. We also have the following securities outstanding: series B convertible preferred stock, series C convertible preferred stock, series E convertible preferred stock, convertible subordinated notes, warrants, and options. If all of these securities are exercised or converted, an additional 27,931,558 shares of Common Stock will be outstanding, all of which will have been registered for resale under the Securities Act. The exercise and conversion of these securities is likely to dilute the book value per share of our Common Stock. In addition, the existence of these securities may adversely affect the terms on which we can obtain additional equity financing.
     Pursuant to our agreement with Watson, we have agreed to sell Watson 11.2 million shares of Common Stock. In addition, pursuant to our contingent agreements with the holders of our convertible subordinated notes we have agreed to issue to the holders of convertible subordinated notes warrants to purchase 7,750,000 shares of Common Stock at an exercise price of $1.35 per share and 7,407,407 shares of Common Stock.
     In March 2002, our Board of Directors authorized shares of series D junior participating preferred stock in connection with its adoption of a stockholder rights plan, under which we issued rights to purchase series D convertible preferred stock to holders of our Common Stock. Upon certain triggering events, such rights become exercisable to purchase shares of Common Stock (or, in the discretion of our Board of Directors, series D convertible preferred stock) at a price substantially discounted from the then current market price of our Common Stock.
     Under our certificate of incorporation, our Board of Directors has the authority to issue up to 1.0 million shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. In addition, we may issue convertible debt without shareholder approval. The rights of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock or convertible debt that may be issued in the future. While we have no present intention to authorize or issue any additional series of preferred stock or convertible debt, such preferred stock or convertible debt, if authorized and issued, may have other rights, including economic rights senior to the Common Stock, and, as a result, their issuance could have a material adverse effect on the market value of our Common Stock.
We acquired marketing rights to CRINONE in the U.S. in December 2006, and we may never realize the anticipated benefits of the acquisition.

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     In December 2006, we purchased the marketing rights in the U.S. to CRINONE from Merck Serono, and we began in 2007 to call on reproductive endocrinologists, a medical specialty in infertility. Our goal is to grow CRINONE prescriptions with these specialists. We believe the reproductive endocrinologists are particularly important because of their influence on prescribing practices of obstetricians and gynecologists who also treat infertility. Our efforts to grow the CRINONE business may not be successful and we may fail to realize the anticipated benefits of the acquisition.
Our corporate compliance program cannot guarantee that we are in compliance with all potentially applicable regulations.
     We are a relatively small company and we rely heavily on third parties to conduct many important functions. As a pharmaceutical company, we are subject to a large body of legal and regulatory requirements. In addition, as a publicly traded company we are subject to significant regulations, including the Sarbanes-Oxley Act of 2002, some of which have either only recently been adopted or are currently proposals subject to change. We cannot assure you that we are or will be in compliance with all potentially applicable laws and regulations. Failure to comply with all potentially applicable laws and regulations could lead to the imposition of fines, cause the value of our common stock to decline, impede our ability to raise capital or lead to the de-listing of our stock.
We could be negatively impacted by future interpretation or implementation of federal and state fraud and abuse laws, including anti-kickback laws, false claims laws and federal and state anti-referral laws.
     Various federal and state laws pertain to health care fraud and abuse, including anti-kickback laws, false claims laws and physician self-referral laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs, including Medicare, Medicaid, and veterans’ health programs. We do not currently participate in government programs; including Medicare (except Medicare Part D), Medicaid and veteran’s health programs and we have not been challenged by a governmental authority under any of these laws and believe that our operations are in compliance with such laws.
     However, because of the far-reaching nature of these laws, we may be required to alter one or more of our practices to be in compliance with these laws. Health care fraud and abuse regulations are complex, and even minor, inadvertent irregularities can potentially give rise to claims that the law has been violated. Any violations of these laws could result in a material adverse effect on our business, financial condition and results of operations. If there is a change in law, regulation or administrative or judicial interpretations, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition and results of operations.
     We could become subject to false claims litigation under federal or state statutes, which can lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in federal health care programs. These false claims statutes include the federal False Claims Act, which allows any person to bring suit alleging the false or fraudulent submission of claims for payment under federal programs or other violations of the statute and to share in any amounts paid by us to the government in fines or settlement. Such suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that companies like us may have to defend a false claim action. We could also become subject to similar false claims litigation under state statutes. If we are unsuccessful in defending any such action, such action may have a material adverse effect on our business, financial condition and results of operations.
Anti-takeover provisions could impede or discourage a third-party acquisition of our company. This could prevent stockholders from receiving a premium over market price for their stock.
     We are a Delaware corporation. Anti-takeover provisions of Delaware law impose various obstacles to the ability of a third party to acquire control of our company, even if a change in control would be beneficial to our existing stockholders. In addition, our Board of Directors has adopted a stockholder rights plan and has designated a series of preferred stock that could be used defensively if a takeover is threatened. Our incorporation under Delaware law, our stockholder rights plan, and our ability to issue additional series of preferred stock, could impede a merger, takeover or other business combination involving our company or discourage a potential acquirer from making a tender offer for our Common Stock. This could reduce the market value of our Common Stock if investors view these factors as preventing stockholders from receiving a premium for their shares.
We are exposed to market risk from foreign currency exchange rates.
     With two operating subsidiaries and third party manufacturers in Europe, economic and political developments in the European Union can have a significant impact on our business. All of our products are currently manufactured in Europe. We are

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exposed to currency fluctuations related to payment for the manufacture of our products in Euros and other currencies and selling them in U.S. dollars and other currencies.
Item 1B. Unresolved Staff Comments
     None.
Item 2. Properties
     As of December 31, 2009, the Company leased the following properties:

Location	Use	Square feet	Expiration	Annual Rent
Livingston, NJ	Corporate office	9,450	October, 2013	$217,350
Paris, France	European logistics office	150	3 months notice	$19,529
Item 3. Legal Proceedings
     Claims and lawsuits have been filed against the Company and its subsidiaries from time to time. Although the results of pending claims are always uncertain, the Company does not believe the results of any such actions, individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operation. Additionally, the Company believes that it has adequate reserves or insurance coverage in respect of these claims, but no assurance can be given as to the sufficiency of such reserves or insurance in the event of any unfavorable outcome resulting from these actions.
     In connection with the 1989 purchase of the assets of Bio-Mimetics, Inc., which assets consisted of the patents underlying the Company’s BDS, other patent applications, and related technology, the Company agreed to pay Bio-Mimetics a royalty equal to two percent of the net sales of products based on the assets up to an aggregate of $7.5 million or until the last of the relevant patents expired. The Company determined that the obligation to pay royalties on STRIANT, PROCHIEVE, and CRINONE terminated in September of 2006, with the expiration of a certain Canadian patent, but continues on Replens® and RepHresh®. On December 28, 2007, Bio-Mimetics filed a complaint in the U.S. District Court for Massachusetts (Bio-Mimetics, Inc. v. Columbia Laboratories, Inc.) alleging breach of contract and unfair or deceptive trade practices, for the Company’s failure to continue royalty payments on STRIANT, PROCHIEVE, and CRINONE. To date, the Company has paid approximately $3.9 million in royalty payments and Bio-Mimetics seeks a judgment that we are obligated to pay the remaining $3.6 million in full. The Company has denied all such allegations and believes it has no contractual liability to Bio-Mimetics for the disputed royalty payments and intends to defend this action vigorously.
Item 4. (Removed and Reserved)
None.

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PART II
Item 5. Market for the Registrant’s Common Equity and Related Stockholder Matters and
Issuer Purchases of Equity Securities
     The Company’s Common Stock is traded on the NASDAQ Global Market under the symbol CBRX. The following table sets forth for the periods indicated the high and low sales prices of the Common Stock on the NASDAQ Global Market.

	High	Low
Fiscal Year Ended December 31, 2008
First Quarter	$2.51	$1.89
Second Quarter	4.29	2.13
Third Quarter	4.47	2.15
Fourth Quarter	2.76	0.92

Fiscal Year Ended December 31, 2009
First Quarter	$1.74	$1.09
Second Quarter	1.70	1.06
Third Quarter	1.59	1.08
Fourth Quarter	1.51	0.65
     At March 3, 2010, there were approximately 300 shareholders of record of the Company’s Common Stock, one shareholder of record of the Company’s Series B convertible preferred stock (“Series B Preferred Stock”), 3 shareholders of record of the Company’s contingently redeemable Series C Convertible Preferred Stock (“Series C Preferred Stock”) and 7 shareholders of record of the Company’s Series E convertible preferred stock (“Series E Preferred Stock”). The Company estimates that there were approximately 4,600 beneficial owners of its Common Stock on such date.
     The Series C Preferred Stock was issued and sold by the Company in January 1999 to 24 accredited investors, through which the Company raised approximately $6.4 million, net of expenses. The Series C Preferred Stock has a stated value of $1,000 per share, and is convertible into Common Stock at the lower of: (i) $3.50 per share of Common Stock and (ii) 100% of the average of the closing prices during the three trading days immediately preceding the conversion notice, not to exceed 2,352,361 shares as of December 31, 2009. The Series C Preferred Stock pays a 5% dividend, payable quarterly in arrears on the last day of the quarter. The security holders of Series C Preferred Stock have certain redemption rights due to events beyond the control of the Company such as delisting, dividend defaults and certain other defaults. The terms of the Series C Preferred Stock have remained the same since inception.
     During 2005, the Company raised $6.9 million from the issuance and sale of 69,000 shares of Series E Preferred Stock. The Series E Preferred Stock has a stated value of $100 per share. Each share of the Series E Preferred Stock may be converted by the holder into 50 shares of Common Stock, subject to adjustment, and will automatically be converted into Common Stock at that rate upon the date that the average of the daily market prices of the Company’s Common Stock for the 20 consecutive trading days preceding such date exceeds $6.00 per share. The Series E Preferred Stock pays no dividends and contains voting rights equal to the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible. Upon liquidation of the Company, the holders of the Series E Preferred Stock are entitled to $100 per share.
     On March 10, 2006, the Company raised $30 million in gross proceeds to the Company from the issuance and sale of 7,428,220 shares of its Common Stock at a price of $4.04 per share and warrants to purchase 1,857,041 shares of Common Stock with an exercise price of $5.39 per share. The warrants became exercisable on September 9, 2006, and expire on March 13, 2011, unless earlier exercised or terminated. Proceeds were used for general corporate purposes.
     On December 22, 2006, the Company raised approximately $40 million in gross proceeds to the Company from the issuance and sale of convertible subordinated notes. The notes bear interest at a rate of 8% per annum and mature on December 31, 2011. They are convertible into shares of Common Stock at a conversion price of $5.25. Investors also received warrants to purchase 2,285,714 shares of Common Stock at an exercise price of $5.50 per share. The warrants became exercisable on June 20, 2007, and expire on December 22, 2011, unless earlier exercised or terminated. The Company used the proceeds of this offering to acquire from Merck Serono the U.S. marketing rights to CRINONE for $33 million, purchase Serono’s current inventory of that product, and pay other costs related to the transaction. On April 1, 2007, the Company recorded a liability from the contract with Merck Serono for certain sales returns associated with sales made by Merck Serono. The Company recorded the estimated liability of $1,000,000 as an increase in the purchase price that is being amortized over the remaining term of the license. The balance of approximately $3.7 million was used for general corporate purposes.

27

     All of such securities were issued in unregistered offerings pursuant to Section 4(2) of the Securities Act of 1933, as amended or Regulation D thereunder.
     On August 26, 2008, the Company raised approximately $4.7 million in gross proceeds to the Company from the issuance and sale of 1,333,000 shares of its common stock at a price of $3.50 per share in a registered offering. During 2008, outstanding options were exercised resulting in the issuance of 318,149 shares of Common Stock and the receipt of $0.6 million by the Company. Proceeds were used for general corporate purposes. In addition, 350 shares of Series C Preferred Stock were converted into 235,426 shares of Common Stock, and 4,547 shares of Series E Preferred Stock were converted into 227,350 shares of Common Stock.
     On January 6, 2009, the Company raised approximately $0.75 million in gross proceeds to the Company from the issuance and sale of 451,807 shares of its common stock at a price of $1.66 per share in a registered offering. On October 22, 2009, the Company raised approximately $11.8 million in gross proceeds to the Company from the issuance and sale of 10,900,000 shares of its common stock at a price of $1.08 per share and warrants to purchase 5,450,000 shares of Common Stock with an exercise price of $1.52 per share in a registered offering. The warrants became exercisable on April 30, 2010, and expire on April 30, 2015, unless earlier exercised or terminated. Proceeds will be used for general corporate purposes including the completion of the preterm birth clinical trial. In addition, on March 25, 2009, 175 shares of Series C Preferred Stock were converted into 117,449 shares of Common Stock. During 2009, no options were exercised
Equity Compensation Plan Information
     The following table sets forth aggregate information for the fiscal year ended December 31, 2009, regarding the Company’s compensation plans, including individual compensation agreements, under which equity securities of the Company are authorized for issuance:

			Number of securities
			remaining available for
	Number of securities to be	Weighted average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	[excluding securities reflected
Plan Category	warrants and rights	warrants and rights	in column (a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,960,304	$2.20	6,071,254
Equity compensation plans not approved by security holders	450,000	$7.79	—
Total	6,410,304	$2.59	6,071,254
     The Company has two shareholder-approved equity compensation plans. The 1996 Long-term Performance Plan (the “1996 Plan”), adopted in October 1996, provided for the grant of stock options, stock appreciation rights and restricted stock to certain designated employees of the Company, non-employee directors of the Company and certain other persons performing significant services for the Company as designated by the Compensation Committee of the Board of Directors. On May 13, 2008, shareholders approved the 2008 Long-term Incentive Plan (the “2008 Plan”), which provides for the grant of stock options, stock appreciation rights and restricted stock to certain designated employees of the Company, non-employee directors of the Company and certain other persons performing significant services for the Company as designated by the Compensation Committee of the Board of Directors. Upon approval of the 2008 Plan, the Company stopped making grants under the 1996 Plan.
     The equity compensation plan not approved by the security holders represents 10 year warrant grants to key executives of the Company in 1999 and 2001.

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Stockholder Rights Plan
     On March 12, 2002, the Company adopted a Stockholder Rights Plan (the “Rights Plan”) designed to protect company stockholders in the event of takeover activity that would deny them the full value of their investment. The Rights Plan was not adopted in response to any specific takeover threat. In adopting the Rights Plan, the Board declared a dividend distribution of one preferred stock purchase right for each outstanding share of Common Stock of the Company, payable to stockholders of record at the close of business on March 22, 2002. The rights will become exercisable only in the event, with certain exceptions, a person or group of affiliated or associated persons acquires 15% or more of the Company’s voting stock, or a person or group of affiliated or associated persons commences a tender or exchange offer which, if successfully consummated, would result in such person or group owning 15% or more of the Company’s voting stock. The rights will expire on March 12, 2012. Each right, once exercisable, will entitle the holder (other than rights owned by an acquiring person or group) to buy one one-thousandth of a share of a series of the Company’s Series D Junior Participating Preferred Stock at a price of $30 per one-thousandth of a share, subject to adjustments. In addition, upon the occurrence of certain events, holders of the rights (other than rights owned by an acquiring person or group) would be entitled to purchase either the Company’s preferred stock or shares in an “acquiring entity” at approximately half of market value. Further, at any time after a person or group acquires 15% or more (but less than 50%) of the Company’s outstanding voting stock, subject to certain exceptions, the Board of Directors may, at its option, exchange part or all of the rights (other than rights held by an acquiring person or group) for shares of the Company’s Common Stock having a fair market value on the date of such acquisition equal to the excess of (i) the fair market value of preferred stock issuable upon exercise of the rights over (ii) the exercise price of the rights. The Company generally will be entitled to redeem the rights at $0.01 per right at any time prior to the close of business on the tenth day after there has been a public announcement of the beneficial ownership by any person or group of 15% or more of the Company’s voting stock, subject to certain exceptions.
Dividend Policy
     The Company has never paid a cash dividend on its Common Stock and does not anticipate the payment of cash dividends in the foreseeable future. The Company intends to retain any earnings for use in the development and expansion of its business. The Company is required to pay a 5% dividend on its Series C Preferred Stock on the last day of each quarter.
     Applicable provisions of the Delaware General Corporation Law may affect the ability of the Company to declare and pay dividends on its Common Stock as well as on its Series C Preferred Stock. In particular, pursuant to the Delaware General Corporation Law, a company may pay dividends out of its surplus, as defined, or out of its net profits, for the fiscal year in which the dividend is declared and/or the preceding year. Surplus is defined in the Delaware General Corporation Law to be the excess of net assets of the company over capital. Capital is defined to be the aggregate par value of shares issued unless otherwise established by the Board of Directors.

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Performance Graph
Comparison of Five-Year Cumulative Total Return*
Columbia Laboratories, Inc., Russell 2000 Index, Value Line Drug, And Peer Group

*	Assumes $100 invested at the close of trading on December 31, 2004 in Columbia Laboratories, Inc. Common Stock, Russell 2000 Index, Value Line Drug, and Peer Group.
Source: Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.
Peer Group Companies are Acadia Pharmaceuticals, Inc., Adolor Corp., Ariad Pharmaceuticals, Inc., ArQule, Inc., BioSante Pharmaceuticals, Inc., Cytokinetics, DepoMed, Inc., GenVec Inc., MiddleBrook Pharmaceuticals, Inc., Neurocrine Biosciences, Inc., SuperGen, Inc., Unigene, and Vical, Inc.

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Item 6. Selected Financial Data
     The following selected financial data are derived from the Company’s audited financial statements and are qualified in their entirety by reference to, and should be read in conjunction with, such consolidated financial statements and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this Annual Report. The historical results are not necessarily indicative of the results we expect for future periods.
Financial Highlights

	December 31
	2009	2008	2007	2006	2005
Statement of Operations Data: (000’s except per share data)

Net revenues	$32,196	$36,229	$29,627	$17,393	$22,041
Gross profit	23,002	25,294	20,613	9,573	13,929
Operating expenses	36,165	32,552	28,721	20,733	21,160
Interest expense	8,851	7,882	7,946	2,670	3,491
Net loss	(21,870)	(14,077)	(14,292)	(12,485)	(10,104)
Loss per common share	(0.39)	(0.27)	(0.28)	(0.26)	(0.25)
Weighted average number of common shares outstanding-basic and diluted	56,359	52,439	51,124	48,089	41,752

Balance Sheet Data: (000’s)

Working capital (deficiency)	$14,256	$12,305	$14,461	$23,410	$(3,471)
Total assets	43,757	45,622	56,589	65,839	14,732
Notes payable	32,966	30,075	27,536	25,299	—
Long-term portion of financing agreements	15,234	13,126	11,426	13,277	10,921
Redeemable preferred series C stock	600	775	1,125	3,200	3,250
Shareholders’ equity (deficiency)	(13,766)	(5,893)	2,015	12,616	(20,573)

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Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
     The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand the Company’s financial condition and results of operations. The MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes (“Notes”).
     We are in the business of developing, manufacturing and selling pharmaceutical products that utilize our proprietary bioadhesive drug delivery technologies. Our bioadhesive vaginal gel products provide patient-friendly solutions for infertility, pregnancy support, amenorrhea, and other obstetric, gynecologic and medical conditions.
     We have a 35 person sales organization that promotes our natural progesterone gel product, CRINONE 8% in the U.S. We acquired the U.S. marketing rights to CRINONE in December 2006, and promote it to a full range of reproductive endocrinologists, obstetricians and gynecologists who treat infertility. We also promote STRIANT testosterone buccal system for the treatment of hypogonadism in men; however, our focus is on increasing prescriptions of CRINONE.
     We derive additional revenues from our established marketing partnership with Merck Serono through which CRINONE 8% is commercialized in territories outside the U.S
     On March 3, 2010, we entered into a definitive agreement to sell substantially all of our progesterone related assets and 11.2 million shares of common stock to Watson Pharmaceuticals, Inc. for a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy. See “Item 1. Business — Watson Transaction and Debt Restructuring.”
     On March 3, 2010 we also entered into contingent agreements with the holders of our senior debt and our convertible subordinated notes under which, if the Watson transaction closes and the other conditions to consummation of such agreements are satisfied, we will repay our outstanding debt on an accelerated and discounted basis and issue the holders of convertible subordinated notes shares of common stock and warrants to purchase common stock. See “Item 1. Business — Watson Transaction and Debt Restructuring.”
     Our net loss for 2009 was $21.9 million, or $0.39 per basic and diluted common share. We expect to continue to incur operating losses in the near future because of the significant non-cash items related to the CRINONE acquisition that our future financial statements will reflect, significant sales, distribution and research and development costs and increased payments on our consolidated debt. Our sales and distribution expenses are expected to be higher in 2010. In 2010, we expect that our research and development expenses will be higher than those in 2009, primarily as a result of our investment in our PREGNANT clinical trial of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy including the preparation for filing an NDA early in 2011.
     Our 2009 revenues reflect the third full year of our marketing both brands of 8% progesterone gel in the U.S., and in particular, our attention to CRINONE 8%. In 2009, we recognized the commercial benefit of the medical/marketing foundations laid in previous years. Prescriptions for CRINONE climbed 12% from December 2008 to December 2009. This increase is in spite of a reduction in total ART procedures in 2009 due, most likely, to the cash out-of-pocket nature of infertility therapy, and the economy. Our CRINONE 8% sales and marketing activities in 2009 included:
•	Continued very strong presence at the annual meeting of the American Society of Reproductive Medicine in 2009. After three years of our strong presence at ASRM, we are receiving recognition as a major player in the market for infertility treatments.

•	Emphasis in our marketing materials to four new clinical trials added to our previous 16 clinical trials that have been conducted to compare CRINONE to other forms of progesterone, which provide us with a compelling case for the efficacy of CRINONE. We believe that this data shows that CRINONE is as effective as, and in some cases numerically more effective, than other delivery systems for progesterone. Of particular note is the completion of the well powered, prospective randomized, Harvard-affiliated, Brigham & Women’s study which concluded that CRINONE’s efficacy is statistically equivalent to painful IM therapy, with significant patient preference. This is consistent with the other six clinical trials that included an arm evaluating patient preference. Patients statistically preferred CRINONE over the competing product in all seven clinical trials.

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•	Meetings of our Infertility Advisory Committee of respected reproductive endocrinologists from around the U.S. who provide us with insight on how to best communicate to physicians and patients all the clinical information that is available for CRINONE.

•	Numerous Speaker Programs where key opinion leaders and a number of reproductive endocrinologists speak on behalf of CRINONE.
     Our partner Merck Serono has exclusive rights to market CRINONE in all countries outside of the U.S. Increased unit volume of CRINONE in non-U.S. markets by Merck Serono, who pays us a transfer price on CRINONE sales, contributed to growth for CRINONE in 2009. Non-U.S. progesterone units were up 8% over 2008 while sales dollars were down 6% primarily due to lower selling prices related to foreign exchange rates relative to the dollar, and price adjustments for government tenders. We expect that CRINONE sales will continue to increase outside the U.S., especially in China where the product was approved in December of 2008 and launched in mid 2009. Our license and supply agreement with Merck Serono expires on May 19, 2010, and is renewable upon mutual agreement of the parties for five (5) year periods at commercial terms to be agreed upon. Merck Serono has informed us that they wish to renew the agreement for an additional 5 years, and we are in negotiations with them to renew the agreement on terms that are not materially different from the current agreement. There can be no assurance, however, that we will reach a renewal agreement or that any renewal agreement will not differ materially from the current agreement.
     Clinical development of PROCHIEVE 8% for Prevention of Preterm Birth in Women with Mid-pregnancy Short Cervix.
     We expect that in 2010 we will invest significant resources in the development program for PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix as measured by transvaginal ultrasound at mid-pregnancy. This program includes a clinical trial in pregnant women that we have named the PREGNANT study. In 2007, we reported data from our completed clinical trial of PROCHIEVE 8% in pregnant women with a history of prior preterm birth. In that clinical trial, the study endpoints were not met, and the trial demonstrated that there was no benefit of administering vaginal progesterone to this patient population. However, secondary analyses of the data from this earlier study demonstrated a statistically significant improvement in the rate of preterm birth and infant outcomes in trial participants who had a short cervix in mid-pregnancy. The PREGNANT clinical trial is designed to confirm these data in a larger trial. If the results of the PREGNANT trial confirm the results seen in the earlier clinical trial, we expect to file a NDA supplement seeking approval of PROCHIEVE 8% for this indication.
     The clinical trial data were published in October 2007 in the peer-reviewed journal Ultrasound in Obstetrics & Gynecology (also known as the “White Journal”), which, was followed by the publication of an abstract entitled “Progesterone Reduces the Rate of Cervical Shortening in Women at Risk for Preterm Birth” in the December 2007 supplement of the American Journal of Obstetrics and Gynecology . Because we were able to publish data in advance of the 2008 Annual Meeting of the Society for Maternal-Fetal Medicine in late January 2008, the data underlying this abstract were discussed in an oral presentation at that meeting.
     The PREGNANT study was designed based in part on the data set forth in the White Journal and discussions with the FDA. This randomized, double-blind, placebo-controlled Phase III clinical trial is designed to evaluate the ability of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix of between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of this clinical trial is a reduction in preterm births at less than or equal to 32 weeks versus placebo.
     In October 2008 we announced a collaboration with the Perinatology Research Branch (PRB) of the Eunice Kennedy Shriver National Institutes of Child Health and Human Development, part of the National Institutes of Health (NIH) under which we amended the study protocol to reflect the addition of nine NIH sponsored sites and an increase in the number of patients from 300 to 450. With the increase in patients, the power of the study to show statistically significant improvements in both the obstetrical endpoints and infant outcomes becomes even stronger. All clinical data, whether generated by NIH sites or our sites, will be collected centrally and, assuming success in the study, the results will be available to us for regulatory filings. We believe that, if the study is successful, the participation of the NIH will have a positive impact on physicians’ adoption of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy as measured by transvaginal ultrasound, which will lead to improved patient care and a more rapid reduction in the incidence of preterm birth. We expect to enroll at least 450 patients in the PREGNANT study and we expect to complete enrollment in the second quarter of 2010, with the last baby born and study results in the fourth quarter of 2010.

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Clinical development of vaginally-administered lidocaine for the treatment of dysmenorrhea.
     In 2008, we continued to invest in our vaginal lidocaine drug candidate which we were evaluating to treat the severe uterine cramps that result in the debilitating pain of dysmenorrhea. In the U.S. alone, this common, painful condition seriously affects about 5.6 million women in the age range of 20 to 45 to the point where they frequently miss work. This figure exclude very young women between the onset of menstruation and age 20 who can suffer dysmenorrhea at a higher percentage than the more mature female population between the ages of 20 and 45.
     In September 2008, we announced results from a 70-patient Phase II cross-over study in patients with dysmenorrhea. The primary endpoint of the study was to show a difference between lidocaine and placebo in terms of the time-weighted average patient-assessed pain intensity over four treatment days. Data from the clinical trial did not show a significant difference between the pain scores for the lidocaine and placebo treatment cycles. Patients in the clinical trial were also asked to make a subjective assessment of the treatment at the end of each cycle, and to compare the first and second cycles to one another. The data suggest a trend for patients to favor their lidocaine treatment cycle. The clinical trial did not reveal any significant adverse events and those adverse events that occurred were similar in both kind and frequency for lidocaine and placebo.
Results of Operations
Summary
     Our products consist of Progesterone Products that we promote through our own sales force to REIs and OB/GYNs and sell to wholesalers and specialty pharmacies and from sales to licensees. We supplement our Progesterone Product revenue by selling other products that use our BDS which we refer to as “Other Products”. Most of the Other Product revenue is based on sales of products to licensees.

Products

Progesterone Products	•	CRINONE 8% progesterone gel marketed and sold by us in the U.S.

	•	CRINONE 8% sold by us to Merck Serono for resale outside the U.S.

	•	PROCHIEVE 8% progesterone gel sold by us in the U.S.

	•	PROCHIEVE 4% progesterone gel sold to Ascend for sale in the U.S pursuant to an agreement that will terminate on July 23, 2010.

Other Products	•	STRIANT testosterone buccal system marketed and sold by us in the U.S.

	•	STRIANT sold to MiPharm for resale in Italy.

	•	Replens® Vaginal Moisturizer sold to Lil’ Drug Store for resale outside the U.S.

	•	RepHresh® Vaginal Gel sold to Lil’ Drug Store for resale on a worldwide basis.

	•	Royalty and licensing revenues.
     All of our products are manufactured in Europe by third parties on behalf of our foreign subsidiaries who sell the products to our worldwide licensees, and to the Company in the case of the products we commercialize ourselves in the U.S. Because our European revenues reflect these sales and are reduced only by our product manufacturing costs, we have historically shown a profit from our European operations.
     Revenues from our U.S. operations principally relate to the Company’s products that we promote to physicians through our sales representatives, as well as income from products that we have licensed. The Company charges our U.S. operations all Selling and Distribution expenses that support our marketing, sales and distribution efforts. Research and Development expenses are charged to our U.S. operations for product development which principally supports new products and new label indications for products to be sold in this country. In addition, the majority of our General and Administrative expenses represent the Company’s management activities as a public company and are charged to our U.S. operations. The amortization of the repurchase of the U.S. rights to

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CRINONE is also charged to our U.S. operations. As a result, we have historically shown a loss from our U.S. operations that has been significantly greater than, and offsets, the profits from our European operations.
Net Revenues

	Percentage			Percentage
	from prior			from prior
(In thousands, except percentages)	2009	year	2008	year	2007

Net revenues	$32,196	(11%)	$36,229	22%	$29,628
     Net revenues decreased 11% in 2009 to $32.2 million as compared to $36.2 million in 2008 and $29.6 million in 2007. Net revenues from Progesterone Products decreased 1% to $23.8 million from $24.1 million in 2008 and compared with $20.5 million in 2007. The decrease from 2008 levels was primarily as a result of decreased sales of CRINONE outside the U.S and PROCHIEVE in the U.S. Net revenues from domestic CRINONE in 2009 increased 10% over 2008, with unit volume accounting for most of the increase. Total prescriptions for CRINONE in 2009 were 14% higher than 2008 and 27% higher than 2007. These increases were achieved despite a major economic downturn during 2009 impacting patients’ decisions to postpone or forego elective infertility procedures that are not reimbursed by health insurers in many major markets, including California. CRINONE net revenues from sales outside the U.S. in 2009 were 6% lower than in 2008 and can be attributed to a number of factors including lower selling prices due to foreign exchange rates relative to the dollar and price adjustments for government tenders. Sales volumes for CRINONE sold outside the U.S. were 8% higher than in 2008. PROCHIEVE net revenues in 2009 were $1.6 million or $0.5 million below net revenues of $2.1 million for 2008.
     Net revenues increased 23% in 2008 to $36.3 million as compared to $29.6 million in 2007 and $17.4 million in 2006. Net revenues from Progesterone Products increased 18% to $24.1 million from $20.5 million in 2007 and $11.2 million in 2006. Unit sales increased for Progesterone Products from 2007 to 2008 by 30% worldwide. This volume increase was offset by price and other sales adjustments due Merck Serono. The increase in net revenues from Progesterone Products in 2008 is as a result of expanding the sales force across the U.S. in late 2007 and realizing the growth from converting doctors over to CRINONE. U.S. sales increased by 21%. International CRINONE marketed by Merck Serono grew by 13%. The growth in 2007 in Progesterone Products was primarily as a result of the acquisition of U.S. CRINONE marketing rights purchased from Merck Serono in December 2006 and the cancellation of the sale of a semi-annual batch of CRINONE to Merck Serono in anticipation of the U.S. rights acquisition.
     Net revenues from Other Products in 2009 decreased by 31% or $3.8 million, to $8.4 million from $12.2 million in 2008. The principal driver of the decrease was the recognition of the deferred revenue from Ardana in 2008 as a result of its bankruptcy coupled with lower STRIANT sales both domestically and internationally.
     Net revenues from Other Products in 2008 increased by 33% to $12.2 million from $9.2 million in 2007. The principal driver of the increase is the recognition of the deferred revenue from Ardana as a result of their bankruptcy. The deferred income that accelerated as a result of the bankruptcy was $2.9 million. International sales of Replens were up 16%. Net revenues in 2007 were up 48% over 2006 from $6.2 million to $9.2 million. The principal drivers for the increase during this period were additional batch orders of RepHresh from Lil’ Drug Stores and increased STRIANT sales.
     Gross profit as a percentage of net revenues was 71% in 2009 as compared with 70% in 2008 and 2007. Although the gross profit percentage did not materially change, there were a number of offsetting events including the recognition of the deferred income from the Ardana bankruptcy with no underlying costs, increases in CRINONE and STRIANT profitability primarily through the effects of higher volume and, to a lesser extent, price increases offset by international CRINONE price adjustments recognized for government tenders during the period which lowered international CRINONE margins.
     Gross profit as a percentage of net revenues was 70% in 2008 as compared with 70% in 2007 and 55% in 2006. Although the gross profit percentage did not change, there were a number of offsetting events including the recognition of the deferred income from the Ardana bankruptcy with no underlying costs, increases in CRINONE and STRIANT profitability primarily through the effects of higher volume and, to a lesser extent, price increases offset by international CRINONE price adjustments recognized for government tenders during the period, lowering international CRINONE margins. For 2007, the gross profit percentage for Progesterone Products improved 26% based on the shift from the previous Merck Serono license arrangement to the current full U.S. ownership of CRINONE. Gross profit percentage on Other Products decreased to 63% in 2007 from 73% in 2006 principally due to the loss of promotion fee income from Lil’ Drug Store.

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Selling and Distribution

		Percentage			Percentage
		from prior			from prior
(In thousands, except percentages)	2009	year		2008	year		2007

Selling and distribution	$11,982	(6%)		$12,685	25%		$10,112
As a percentage of revenue	37%	2	pp	35%	1	pp	34%
Note: pp = percentage points
     Selling and distribution expenses include payroll, employee benefits, equity compensation and other personnel-related costs associated with sales and marketing personnel, and advertising, promotions, tradeshows, seminars, and other marketing-related programs. Selling and distribution expenses were approximately $12.0 million, $12.7 million and $10.1 million in 2009, 2008 and 2007, respectively. Selling and distribution expenses decreased by approximately 6% in 2009 compared to 2008 and increased by approximately 25% in 2008 compared to 2007. The primary reason for the 2009 decrease was the leveling off of marketing expenditures from 2008 levels when the sales organization was increased by more than 30% over 2007 levels. The increase in 2008 from 2007 reflected increases in sales force and marketing expenses.
     Included in the 2009 expenses were sales force and management costs of approximately $6.7 million, product marketing expenses of approximately $4.3 million and $1.0 million in sales information and distribution costs. Expenses in 2008 included approximately $6.2 million in sales force and management costs, approximately $5.4 million in product marketing expenses and approximately $1.1 million in distribution costs. Expenses in 2007 included approximately $4.7 million in sales force and management costs, approximately $4.3 million in product marketing expenses and approximately $1.1 million in distribution costs.
General and Administrative

		Percentage			Percentage
		from prior			from prior
(In thousands, except percentages)	2009	year		2008	year		2007

General and administrative	$10,559	23%		$8,615	10%		$7,825
As a percentage of revenue	33%	8	pp	25%	(1	)pp	26%
     General and administrative costs include payroll, employee benefits, equity compensation, and other personnel-related costs associated with finance, legal, regulatory affairs, information technology, facilities and certain human resources, and other administrative personnel, as well as legal costs and other administrative fees. General and Administrative expenses increased by approximately $1.9 million, or 23%, to approximately $10.6 million in 2009 from approximately $8.6 million in 2008, which was an increase of $0.8 million from $7.8 million in 2007. The increase in 2009 reflected additional legal fees for patent applications for preterm birth ($0.3 million), the Bio-Mimetics litigation ($0.6 million), business development activities ($0.3 million) and severance costs ($0.5 million). The increase in 2008 cost over 2007 reflected additional legal fees for patent applications for preterm birth ($0.3 million), the Bio-Mimetics litigation ($0.4 million), and additional accounting expenses from the change in auditors and the restatement of 2006 financial statements ($0.3 million).

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Research and Development

		Percentage			Percentage
		from prior			from prior
(In thousands, except percentages)	2009	year		2008	year		2007

Research and development	$8,579	38%		$6,206	7%		$5,779
As a percentage of revenue	27%	10	pp	17%	(3	)pp	20%
     Research and development costs include payroll, employee benefits, equity compensation and other personnel-related costs associated with product development, external contractors and consultants as well as the cost of conducting and administering clinical studies and the cost of regulatory activities and fees for our products. Research and development expenses increased $2.4 million, or 38%, to approximately $8.6 million in 2009 from $6.2 million 2008, which was an increase of $0.4 million from $5.8 million in 2007. The increase in 2009 was primarily due to higher costs for the PREGNANT study, including the enrollment of a greater number of patients at more study centers in 2009 versus 2008. The clinical PREGNANT trial expenses in 2008 were lower than in 2007, when most of the trial start up costs were incurred. This was partly offset by the absence of expenses related to the development of vaginal lidocaine in 2009. We completed a Phase II study of this candidate in the third quarter of 2008; associated costs were $0.8 million in 2008 and $1.4 million in 2007.
Amortization of CRINONE® Acquisition
     We purchased the marketing rights for U.S. sales of CRINONE® 8% from Merck Serono in December 2006 for $33.0 million. In the second quarter of 2007, we recognized a $1.0 million adjustment to the purchase price to reflect contingent liabilities for Merck Serono sales returns. The $33.0 million charge is being amortized over 6.75 years, and the $1.0 million charge is being amortized over 6.5 years. Amortization expense of the acquisition cost for CRINONE® U.S. marketing rights for 2009, 2008 and 2007 was $5.0 million.
Other Income and Expense
     Interest expense was $8.9 million, $7.9 million and $7.9 million in 2009, 2008 and 2007, respectively. Interest expense in 2009 included cash interest of $3.2 million and $3.1 million in charges associated with amortization of the beneficial conversion feature, amortization of the warrant costs and issuance costs, related to the Company’s convertible subordinated notes.
     Interest expense in 2009, 2008, and 2007 included approximately $2.2 million, $1.9 million and $2.3 million, respectively, as a result of amortizing the difference between the minimum amounts to be paid to PharmaBio and the amounts received as interest expense under the PharmaBio agreements.
     Other income in 2009 reflected foreign exchange losses of approximately $0.2 million. In 2008 and 2007, other income included interest income from marketable securities of $0.3 million and $1.0 million, respectively.
State Income Tax Benefit
     In each of the years 2009, 2008 and 2007, we realized proceeds from the sale of its New Jersey state net operating losses of $0.4 million, $0.9 million, and $0.8 million, respectively.
Net Loss
     The net loss for 2009 was $21.9 million or $0.39 per share as compared to a net loss of $14.1 million, or $0.27 per share, in 2008 and a net loss of $14.3 million or $0.28 per share in 2007.

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Contractual Obligations
     As previously disclosed, in July 2002 and March 2003, the Company entered into agreements with PharmaBio, under which we received upfront money in exchange for royalty payments on our women’s healthcare products and STRIANT, respectively. We owe royalty payments to PharmaBio for a fixed period of time. These royalty payments are subject to minimum and maximum amounts. On February 29, 2008, the Company made the final payment under the STRIANT agreement. As discussed below, the remaining minimum payment on the STRIANT agreement must be made by November 2011. In addition, the Company enters into operating leases for many of our facility and equipment needs. These leases allow us to conserve cash by paying a monthly lease rental fee for the use of, rather than purchasing, facilities and equipment. At the end of the lease, we have no further obligation to the lessor.
     On December 22, 2006, the Company issued (i) subordinated convertible notes in aggregate principal amount of $40 million (the “Convertible Notes”) and (ii) warrants to purchase 2,285,714 shares of Common Stock (the “Warrants”) with an exercise price of $5.50 per share. A portion of the proceeds were used to acquire the U.S. marketing rights to CRINONE® and the balance was used to pay related expenses and for working capital. The Convertible Notes bear interest at the rate of 8% per annum, payable quarterly in arrears commencing April 1, 2007. The Convertible Notes are convertible into shares of Common Stock at a conversion price of $5.25 per share. The conversion price is subject to adjustment if the Company subdivides or combines the outstanding Common Stock and under certain other circumstances. The maturity date of the Convertible Notes is December 31, 2011. In the event of a “change of control”, as defined in the Convertible Notes, the holder of each note is entitled to a “make-whole premium” if the holder exercises its rights to convert the Convertible Note, in whole or in part, during the “change of control redemption/conversion period,” as defined in the Convertible Notes. The make-whole premium is calculated in accordance with paragraph 5(e)(iii)(B) of the notes and decreases as our Common Stock price increases and the date of the change of control extends from the closing. No make-whole premium is due if the stock price is $3.50 or less or $10.50 or greater. In the event of a change of control, the holder of each note may also require the Company to redeem all or any portion of the note. The Convertible Notes contain customary events of default. The Convertible Notes are subordinated to the Company’s obligations to PharmaBio. The Warrants were exercisable beginning on June 20, 2007, and ending on December 22, 2011, at an exercise price of $5.50 per share, subject to adjustment in certain circumstances. The Company will be required to make certain cash payments to the holders of the Convertible Notes and Warrants if it does not meet its registration obligations under the agreement relating to the transaction.
     On July 22, 2009, the Company and PharmaBio entered into an amendment (the “Second Amendment”) to the STRIANT Agreement, in which it was agreed that when the minimum royalty payment is due the Company may, in its sole discretion, either pay the balance due under the STRIANT Agreement or issue to PharmaBio a secured promissory note for that balance. In consideration for the right to issue the secured promissory note, the Company has (a) agreed that during the period from July 22, 2009 through November 30, 2010, the Company will escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the STRIANT Agreement and $30.0 million, and (b) granted PharmaBio a warrant to purchase 900,000 shares of the Company’s Common Stock. In further consideration for the right to issue the secured promissory note, the Company has agreed that if it issues the secured promissory note on November 30, 2010, the Company will on that date grant PharmaBio a second warrant to purchase 900,000 shares of the Company’s Common Stock. Each warrant is exercisable beginning November 30, 2010 and expires on the date five years from its issue date. The warrants are exercisable at $1.15 per share, permit cashless exercise, and provide piggyback registration rights. If the Company issues the secured promissory note, it would bear interest quarterly in arrears at the rate of 10% per annum, be due on November 30, 2011, be secured by Columbia’s assets, and contain customary representations, warranties, and events of default. Using the Black Scholes valuation model, the Company determined the value of the initial warrant to purchase 900,000 shares of the Company’s Common Stock to be $719,904, or $0.80 per share, which is being amortized over the 16 months through November 2010. The amortization expense recorded in the quarter ended December 31, 2009 was approximately $225,000.
     On March 3, 2010 we entered into contingent agreements with PharmaBio and the holders of our Convertible Notes under which, if the Watson transaction closes and the other conditions to consummation of such agreements are satisfied, we will repay our outstanding debt on an accelerated and discounted basis and issue the holders of Convertible Notes shares of common stock and warrants to purchase common stock. See “Item 1. Business — Watson Transaction and Debt Restructuring.”
     Our future contractual obligations without giving effect to the Watson Transaction or the contingent agreements with PharmaBio and the holders of our Convertible Notes, include the following:

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	For the Fiscal Years Ended December 31,
	Total	2010	2011	2012	2013	Beyond

$40 million convertible notes	$40,000	$—	$40,000	$—	$—	$—
Interest on $40 million convertible notes	7,200	3,200	4,000	—	—	—
PharmaBio Striant® finance agreement	16,526	145	16,381	—	—	—
Operating lease obligations	936	271	245	233	187	—
Executive agreements	1,961	1,961	—	—	—	—

Total	$66,623	$5,577	$60,626	$233	$187	$—

Recent Accounting Pronouncements
     In October 2009, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force), which amends ASC 605-25, Revenue Recognition: Multiple-Element Arrangements. ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for revenue arrangements entered into or materially modified after the fiscal year 2010. Earlier application is permitted with required transition disclosures based on the period of adoption. We are currently evaluating the application date and the impact of this standard on our consolidated financial statements.
     In June 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) ASC 105 (formerly No. 168). The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the “Codification”). This standard replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (“ASC”) will become the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The adoption of the Codification changed the Company’s references to GAAP accounting standards but did not impact the Company’s results of operations, financial position or liquidity.
     Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 805, Business Combinations (formerly SFAS No.141(R), Business Combinations). The new standard applies to all transactions or other events in which an entity obtains control of one or more businesses. Additionally, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement date for all assets acquired and liabilities assumed; and requires the acquirer to disclose additional information needed to evaluate and understand the nature and financial effect of the business combination. ASC 805 will impact the Company in the event of any future acquisition.
     Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 260, Earnings Per Share (formerly FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities). The new guidance clarifies that non-vested share-based payment awards that entitle their holders to receive nonforfeitable dividends or dividend equivalents before vesting should be considered participating securities and included in basic earnings per share. The Company’s adoption of the new accounting standard did not have a material effect on previously reported or current earnings per share.
     Effective January 1, 2009, the Company adopted a new accounting standard included in FASB ASC 470-20, “Debt with Conversion and other Options (Including Partial Cash Settlement) ,” which applies to all convertible debt instruments that have a net settlement feature; which means that such convertible debt instruments, by their terms, may be settled either wholly or partially in cash upon conversion. FASB ASC 470-20 requires issuers of convertible debt instruments that may be settled wholly or partially in cash upon conversion to separately account for the liability and equity components in a manner reflective of the issuer’s nonconvertible debt borrowing rate. Previous guidance provided for accounting for this type of convertible debt instrument entirely as

39

debt. FASB ASC 470-20 was effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The adoption of the new accounting standard did not affect the Company’s financial statements.
     Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 815-40 “Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). The new standard provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The adoption of ASC 815-40 did not affect the Company’s financial statements.
     Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 470 “Transition Guidance for Conforming to Issue No. 98-5 (“EITF no. 08-4”)”. The objective of the new standard to provide transition guidance for conforming changes made to EITF No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rations,” that result from EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments,” and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This standard is effective for financial statements issued for fiscal years ending after December 15, 2008. The adoption of this new standard did not affect the Company’s accounting for the convertible notes and related warrants transactions.
Off-Balance Sheet Arrangements
     We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.
Impact of Inflation
     Sales revenues, manufacturing costs, selling and distribution expenses, general and administrative expenses, and research and development costs tend to reflect the general inflationary trends.
Liquidity and Capital Resources
     Cash and cash equivalents were $14.8 million and $12.5 million at December 31, 2009 and December 31, 2008, respectively.
     The Company believes that the approximately $14.8 million of cash on hand at December 31, 2009 will allow it to sustain its operations for the next twelve months.
     Cash provided by (used in) operating, investing, and financing activities is summarized as follows:

	2009	2008	2007
Cash flows:
Operating activities	$(9,055,667)	$(5,136,488)	$(7,914,299)
Investing activities	(49,853)	(375,926)	(102,021)
Financing activities	11,332,531	959,191	(40,803)
Operating Activities:
     The net loss in 2009 of $21.9 million is reduced by non-cash items totaling $13.8 million resulting in cash losses of $8.1 million. Changes to assets and liabilities increased the amount by $1.0 million.
     The net loss in 2008 of $14.1 million is reduced by non-cash items totaling $10.1 million leaving cash losses of $4.0 million. Changes to assets and liabilities increased the amount by $1.4 million.

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Investing Activities:
     In 2009 the Company invested $0.1 million in processing equipment and computer equipment and software upgrades.
     In 2008 the Company invested $0.4 million in processing equipment and computer equipment and software upgrades.
Financing Activities:
     Net cash raised in financing activities in 2009 was $11.3 million. The Company raised $0.75 million from the issuance of 451,807 shares in January, and $11.5 million from the issuance of 10,900,000 shares in October 2009 in a public offering. The Company acquired $0.1 million of treasury stock.
     Net cash raised in financing activities in 2008 was $1.0 million. The Company raised $4.1 million in equity placement of 1,333,000 shares in August. Stock option exercises raised an additional $0.6 million through the issuance of 318,149 shares. Other financing activities included the final payment made to PharmaBio under the 2002 Women’s Healthcare products arrangement of $3.6 million. The Company bought $0.1 million of treasury stock and paid $0.1 million in Series C Preferred Stock dividends.
     As previously discussed, on July 31, 2002, we entered into an investment and royalty agreement with PharmaBio under which we received $4.5 million in return for a 5% royalty to PharmaBio on net sales of the Company’s women’s healthcare products in the U.S. for five years, beginning in the first quarter of 2003. The royalty payments were subject to aggregate minimum ($8 million) and maximum ($12 million) amounts. Because the minimum amount exceeded $4.5 million, the Company recorded the amounts received as liabilities. The excess of the minimum ($8 million) paid by the Company over the $4.5 million received by the Company was recognized as interest expense over the five-year term of the agreement, assuming an interest rate of 17%. The final payment under this agreement was made in February 2008.
     Also, as previously discussed, on March 5, 2003, we entered into a second investment and royalty agreement with PharmaBio under which we received $15.0 million in return for a 9% royalty to PharmaBio on net sales of STRIANT in the U.S. up to agreed annual sales revenues, and a 4.5% royalty of net sales above those levels. The royalty term is seven years. Royalty payments commenced in the 2003 third quarter and are subject to aggregate minimum ($30.0 million) and maximum ($55.0 million) amounts, including a true-up payment due on November 14, 2006 for the difference between royalties paid to that period and $13.0 million. On April 14, 2006, the Company made an advance payment of $11.6 million on the contractually required true-up payment. This amount represented the present value of a $12.0 million true-up payment due November 14, 2006, calculated using a six percent annual discount factor. Because the minimum amount exceeds $15.0 million, the Company has recorded the amounts received as liabilities. The excess of the minimum ($30.0 million) to be paid by the Company over the $15.0 million received by the Company is being recognized as interest expense over the seven-year term of the agreement, assuming an interest rate of 15%. As of December 31, 2009, the Company has paid $13.5 million in royalties (including the true-up payment) to PharmaBio under this agreement. The balance of the minimum royalty payments due November, 2010 is estimated to be approximately $16.5 million.
     On July 22, 2009, the Company and PharmaBio entered into an amendment to this agreement in which they agreed that, when the minimum royalty payment is due, the Company may, in its sole discretion, either pay the balance due or issue to PharmaBio a secured promissory note for that balance. The note would bear interest quarterly in arrears at the rate of 10% per annum and be due on November 30, 2011. In consideration for the right to issue the secured promissory note, the Company (a) agreed that during the period from July 22, 2009 through November 30, 2010, the Company will escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the agreement and $30.0 million, and (b) granted PharmaBio a warrant to purchase 900,000 shares of the Company’s common stock. In further consideration for the right to issue the secured promissory note, the Company has agreed that if it issues the secured promissory note on November 30, 2010, the Company will also on that date grant PharmaBio a warrant to purchase 900,000 shares of the Company’s common stock. Each warrant is exercisable beginning November 30, 2010 and expires on the date five years from its issue date. The warrants are exercisable at $1.15 per share, permit cashless exercise, and provide piggyback registration rights. The second promissory note would be secured by Columbia’s assets, and contain customary representations, warranties, and events of default. Using the Black Scholes valuation model, the Company determined the value of the initial warrant to purchase 900,000 shares of the Company’s Common Stock to be $719,904, or $0.80 per share, which is being amortized over the 16 month period from July 2009 through November 2010. The amortization expense recorded for 2009 was approximately $225,000.
     The Company has an effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, we may offer from time to time Common Stock, preferred stock, debt securities and warrants up to an aggregate amount of $50 million. To date the Company has sold approximately $12.5 million in Common Stock under the registration statement. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience

41

significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the marketing of one or more of our products and the development and/or commercialization of one or more of our product candidates.
     As of December 31, 2009, the Company had outstanding exercisable options and warrants that, if exercised, would result in approximately $51.5 million of additional capital and would cause the number of shares of Common Stock outstanding to increase by 16,903,059 shares. However, there can be no assurance that any such options or warrants will be exercised. The aggregate intrinsic value of exercisable options and warrants at December 31, 2009 were $0.0 and $0.0, respectively.
     In connection with the 1989 purchase of the assets of Bio-Mimetics, which assets consisted of the patents underlying the Company’s BDS, other patent applications and related technology, the Company pays Bio-Mimetics a royalty equal to two percent of the net sales of products based on the BDS up to an aggregate of $7.5 million or until the last of the relevant patents expires. The Company is required to prepay 25% of the remaining royalty obligation, in cash or stock at the option of the Company, if the closing price of the Company’s Common Stock is $20.00 or more on March 2, or within 30 days after that date, of any year. Royalty payments on STRIANT, PROCHIEVE®, and CRINONE® expired in September of 2006, but continue on Replens® and RepHresh®. On December 28, 2007, Bio-Mimetics filed a complaint in the U.S. District Court for Massachusetts (Bio-Mimetics, Inc. v Columbia Laboratories, Inc.) alleging breach of contract, and unfair or deceptive trade practices for the Company’s failure to continue royalty payments on STRIANT®, PROCHIEVE®, and CRINONE®. To date, the Company has paid approximately $3.9 million in royalty payments and Bio-Mimetics seeks a judgment that we are obligated to pay the remaining $3.6 million in full. The Company denies the allegations and intends to defend this action vigorously.
     The Company anticipates it will spend approximately $0.1 million on equipment in 2010.
     As of December 31, 2009, the Company had available net operating loss carryforwards of approximately $162.0 million to offset its potential future U.S. taxable income. There can be no assurance that the Company will have sufficient income to utilize the net operating loss carryforwards or that the net operating loss carryforwards will be available at that time.
     In accordance with Statement of Financial Accounting Standards ASC 740, as of December 31, 2009 and 2008, other assets in the accompanying consolidated balance sheet include deferred tax assets of approximately $62.9 million, $56.1 million, respectively, (comprised primarily of a net operating loss carryforward) for which a valuation allowance has been recorded because the probability of realizing the deferred tax assets are not determinable.
Watson Transaction and Debt Restructuring
     On March 3, 2010, the Company, Watson Pharmaceuticals, Inc., as a guarantor of the Buyer’s obligations (“Watson”), and Coventry Acquisition, Inc., a subsidiary of Watson (the “Buyer”), entered into a Purchase and Collaboration Agreement (the “Purchase Agreement”) which is subject to stockholder approval. Pursuant to the Purchase Agreement, the Company agreed to sell, subject to shareholder approval, to the Buyer (i) substantially all of its assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, including CRINONE 8% progesterone gel, PROCHIEVE 4% progesterone gel and PROCHIEVE 8% progesterone gel, each sold by the Company in the U.S. (collectively, the “Progesterone Products”), including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings (the “Purchased Assets”), and (ii) 11,200,000 shares (the “Shares”) of the Company’s Common Stock. The Company will retain certain assets and rights relating to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono. The transactions pursuant to the Purchase Agreement and the ancillary agreements thereto are referred to collectively herein as the “Watson Transaction.”
     At the closing of the Watson Transaction, in consideration for the sale of the Purchased Assets and the Shares, the Buyer agreed to pay the Company $47 million in cash and assume certain liabilities associated with the Purchased Assets. In addition, the Buyer agreed to pay the Company up to $45.5 million in cash upon the achievement of several contingent milestones. The Buyer also agreed to make royalty payments to the Company of 10 to 20 percent of annual net sales of certain progesterone products; provided, however that royalty rates would be reduced by 50% in a particular country if a generic entry by a third party occurs in such country and certain other circumstances are fulfilled and, if the Buyer commercializes a product through a third party outside of the U.S., in lieu of royalties, the Company will be entitled to 20% of gross profits associated with such commercialization. In addition, if the Buyer or its affiliates effects a generic entry with respect to a progesterone product in a country in the circumstances permitted by the Purchase Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of the gross profits associated with the commercialization of such generic product in such country.

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     Pursuant to the Purchase Agreement, the Company and the Buyer have also agreed to collaborate with respect to the development of progesterone products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all development activities. The Company will be responsible for completion of the PREGNANT Study and such other activities as determined by the joint development committee. The Company will be responsible for the costs of conducting the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or the supplemental new drug application) up to a maximum of $7 million from January 1, 2010. All other development costs incurred in connection with the development collaboration will be paid by the Buyer.
     Upon the closing of the Watson Transaction which is subject to customary closing conditions including Company stockholder approval, the operations of the Company will be materially changed as our revenue streams will be dependent primarily on royalty streams from our partners, Watson and Merck Serono (if our agreement with Merck Serono is renewed), supplemented by payments for the achievement of significant development and approval milestones. In addition, the Company will receive revenues under its Supply Agreement with Watson. On the operating expense side, the Company intends to eliminate all selling and distribution expenses, reduce certain of its general and administrative expenses in support of the sales and distribution efforts and be limited to $7 million in third-party out-of-pocket costs to complete the PREGNANT study and, if successful, prepare the FDA filings and pay the related filing fees. The Company will have no financial obligations to fund additional development initiatives on the Progesterone Products. The Company will place into a restricted account the required operating cash for financing the completion of the PREGNANT study and preparation for and filing of the related new drug application (or the supplemental new drug application) up to the amount to fulfill our $7 million obligation.
     On March 3, 2010, the Company entered into an amendment (the “PharmaBio Amendment”) with PharmaBio to the Investment and Royalty Agreement dated March 5, 2003, between the Company and PharmaBio, as previously amended and supplemented (the “PharmaBio Agreement”). The PharmaBio Amendment provides for the early termination of the PharmaBio Agreement by permitting the Company to make certain payments required thereunder on an accelerated and discounted basis on the date the Company consummates (and contingent upon the Company consummating) a transfer of assets, sale of stock, licensing agreement and/or similar transaction yielding gross cash proceeds to the Company of $40 million or more.
     Lastly, on March 3, 2010, the Company entered into Note Purchase and Amendment Agreements (the “Note Purchase Agreements”) with all of the holders (the “Holders”) of the Company’s Convertible Subordinated Notes due December 31, 2011 (the “Notes”). Under the Note Purchase Agreements, the Company agreed to purchase, subject to the satisfaction of certain conditions, the approximately $40 million in aggregate principal amount of Notes held by the Holders. The aggregate purchase price for the Notes will be $26 million in cash (plus accrued and unpaid interest through but excluding the date of the closing of the Note purchases), warrants to purchase 7,750,000 shares of Common Stock at an exercise price of $1.35 per share (the “Warrants”) and 7,407,407 shares of Common Stock. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the consummation of the Watson Transaction. Pursuant to the Note Purchase Agreements, the Holders consented, effective on March 3, 2010, to an amendment to the Notes (the “Amendment”) that eliminates the right of any holder of the Notes to cause the Company to redeem the Notes by virtue of the Watson Transaction. The Amendment terminates if the note purchase closings do not occur on or prior to August 31, 2010 and in certain other circumstances. Each Note Purchase Agreement may be terminated in certain circumstances, including, among others, by any party thereto, if the closings thereunder do not occur on or prior to August 31, 2010.
Critical Accounting Policies and Estimates
     Our financial statements and accompanying notes are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates. These estimates and assumptions are affected by management’s application of accounting policies. Critical accounting policies for us include revenue recognition, impairment of intangible assets, and accounting for the agreements with PharmaBio. For a detailed discussion on the application of these and other accounting policies, see Note 1 of the consolidated financial statements included in Item 8 of this Annual Report on Form 10-K.
      Revenue recognition. The Company’s revenue recognition is significant because revenue is a key component of our results of operations. In addition, revenue recognition determines the timing of certain expenses, such as commissions and royalties. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause operating results to vary significantly from quarter to quarter. Revenues on sales of products by Columbia are discussed in detail below. License fees are recorded over the life of the license. Royalty revenues, based on sales by licensees, are recorded as revenues as those sales are made by licensees.

43

     Sales Returns. Revenues from the sale of products are recorded at the time goods are shipped to customers. The Company believes that it has not made any shipments in excess of its customers’ ordinary course of business inventory levels. Our return policy allows product to be returned for a period beginning three months prior to the product expiration date and ending twelve months after the product expiration date. Provisions for returns on sales to wholesalers, distributors and retail chain stores are estimated based on a percentage of sales, using such factors as historical sales information, distributor inventory levels and product prescription data, and are recorded as a reduction to sales in the same period as the related sales are recognized. We also continually analyze the reserve for future sales returns and increase such reserve if deemed appropriate. The Company purchases prescription data on all its products from IMS Health, a leading provider of market intelligence to the pharmaceutical and healthcare industries. The Company also purchases certain information regarding inventory levels from its larger wholesale customers. This information includes for each of the Company’ products, the quantity on hand, the number of days of inventory on hand, and a 28 day forecast of sales by units. Using this information and historical information, the Company estimates potential returns by taking the number of product units sold by the Company by expiration date and then subtracting actual units and potential units that may be sold to end users (consumers) based on prescription data up to five months prior to the product’s expiration date. The Company records a provision for returns on a quarterly basis using an estimated rate and adjusts the provision if its analysis indicates that the potential for product non-salability exists. Sales adjustments for international sales are estimated to recognize changes in foreign exchange rates and government tenders that may fluctuate within a year.
     Accounting For PharmaBio Agreements. In July 2002 and March 2003, the Company entered into agreements with PharmaBio under which the Company received upfront money paid in quarterly installments in exchange for royalty payments on certain of the Company’s products to be paid to PharmaBio for a fixed period of time. The royalty payments are subject to minimum and maximum amounts. Because the minimum amounts exceed the amount received by the Company, the Company has recorded the monies received as liabilities. We are recording the excess of the minimum to be paid by the Company over the amount received by the Company as interest expense over the terms of the agreements.
Forward-Looking Statements
     This Annual Report on Form 10-K contains statements that are forward-looking. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, the Company’s expectations regarding sales, earnings or other future financial performance and liquidity, completion or outcome of clinical studies, product introductions, entry into new geographic regions, and general optimism about future operations or operating results. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects, or “plans,” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties.
     These forward looking expectations are based on current assumptions within the bounds of management’s knowledge of our business and operations and which management believes are reasonable. These assumptions are subject to risks and uncertainties, and actual results could differ materially from expectations because of issues and uncertainties such as those listed in “Risk Factors” and elsewhere in this Annual Report, which, among others, should be considered in evaluating our future financial performance. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements in this Annual Report. Readers are advised to consult any further disclosures the Company may make on related subjects in subsequent reports filed with the SEC.

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Item 7A. Quantitative and Qualitative Disclosures About Market Risks
     The Company does not believe that it has material exposure to market rate risk. The Company may, however, require additional financing to fund future obligations and no assurance can be given that the terms of future sources of financing will not expose the Company to material market risk. Expenditures primarily related to manufacturing in 2009 were approximately $0.6 million less than they would have been if the average 2008 exchange rates had been in effect in 2009.
Item 8. Financial Statements and Supplementary Data
     The financial statements and supplementary data required by this item are set forth at the pages indicated in Item 15, set forth in this annual report.
Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     None
Item 9A. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
     The Company maintains disclosure controls and procedures designed to ensure that the information the Company must disclose in its filings with the SEC is recorded, processed, summarized and reported on a timely basis. The Company ‘s management, under the supervision and with the participation of the Chief Executive Officer and the Chief Financial Officer, evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of December 31, 2009. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2009, the Company’s disclosure controls and procedures were effective.
Changes in Internal Control over Financial Reporting
     There were no changes in the Company’s internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Exchange Act Rules 13a — 15 or 15d — 15 that occurred during the last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
Management’s Annual Report on Internal Control over Financial Reporting
     The Company’s management is responsible for establishing and maintaining an adequate system of internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.
     Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance and may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Further, because of changes in conditions, effectiveness of internal control over financial reporting may vary over time.
     Management of the Company conducted an evaluation of the effectiveness, as of December 31, 2009, of the Company’s internal control over financial reporting based on the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO Framework”). Based on its evaluation under the COSO Framework, management has concluded that the Company’s internal control over financial reporting was effective as of December 31, 2009.
     BDO Seidman, LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s internal control over financial reporting (see Report of Independent Registered Public Accounting Firm).

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Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
Columbia Laboratories, Inc.
Livingston, NJ
We have audited Columbia Laboratories, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying “Item 9A. Management’s Annual Report on Internal Control over Financial Reporting”. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, Columbia Laboratories, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Columbia Laboratories, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive operations, shareholders’ deficiency, and cash flows for the years then ended and our report dated March 12, 2010, expressed an unqualified opinion thereon.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Woodbridge, NJ
March 12, 2010

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Item 9B. Other Information
     In the fourth quarter of 2009 the Company reported all required disclosures on Form 8-K.
PART III
Item 10. Directors, Executive Officers and Corporate Governance
     Our Executive Officers and Directors as of April 27, 2010, were as follows:

Name	Age	Position with the Company
Frank C. Condella	55	Interim Chief Executive Officer, Director
Lawrence A. Gyenes	59	Senior Vice President, Chief Financial Officer and Treasurer
Michael McGrane	60	Senior Vice President, General Counsel and Secretary
Stephen G. Kasnet	64	Chairman of the Board
Edward A. Blechschmidt	57	Vice Chairman of the Board
Valerie L. Andrews	50	Director
Anthony R. Campbell	62	Director
James S. Crofton	58	Director
Selwyn P. Oskowitz, M.D.	64	Director
     Officers serve at the discretion of the Board of Directors. There is no family relationship between any of the executive officers or between any of the executive officers and the Company’s directors. There is no arrangement or understanding between any executive officer, director and any other person pursuant to which the executive officer was selected or director was elected, except with respect to Messrs. Condella’s, Mills’, McGrane’s and Gyenes’ employment agreements.
     Mr. Condella has served as Interim Chief Executive Officer since December 2009 and has been a Director of Columbia since March 2009. Mr. Condella has over 30 years of experience in both privately and publicly held companies, all of which were in the life sciences industry. He was Chief Executive Officer of Skyepharma plc from March 2006 to September 2008, President of European Operations and Managing Director, UK, at IVAX Corporation from 2002 to February 2006, and President and Chief Executive Officer of Faulding Pharmaceutical Co., from 2000 to 2001. Previously, he was Vice-President of Specialty Care Products at Hoffman-La Roche and Vice-President and General Manager of the Lederle unit of American Home Products. Mr. Condella is the non-executive Chairman of Skyepharma plc and a director of Fulcrum Pharma plc. Mr. Condella holds a MBA degree and a B.S. degree in pharmacy from Northeastern University.
     Mr. Condella has a wide ranging business background, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in marketing and sales.
     Mr. Mills has served as President and has been a member of the Company’s Board of Directors since January 2006. He was Chief Executive Officer from March 2006 to December 2009. Mr. Mills joined Columbia in May 2001 as Senior Vice President, Operations and was named Chief Operating Officer in September 2003. Prior to joining the Company, Mr. Mills served five years as Senior Vice President, Manufacturing Operations, at Watson Pharmaceuticals, Inc. from 1996 to 2001. During his 34-year career in the pharmaceutical industry he also served as Vice President, Operations, at Alpharma, Inc. from 1993 to 1996 and held various positions with Aventis SA, including Director-Plant Operations. Mr. Mills holds a B.S. degree from Grove City College.
     Mr. Mills has a wide ranging business background, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in manufacturing operations. As previously disclosed, on April 15, 2010, Mr. Mills resigned from his position as President and Chief Operating Officer of the Company and resigned from the Company’s Board of Directors, both effective May 14, 2010, pursuant to his Amended and Restated Employment Agreement with the Company, dated March 11, 2009 (the “Employment Agreement”), as amended by an Addendum to the Employment Agreement on December 11, 2009 (the “Addendum”), for Good Reason (as defined in the Employment Agreement and Addendum) pursuant to Section 6(d) of the Employment Agreement. The Employment Agreement was filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Addendum was filed as an Exhibit to the Company’s Current Report on Form 8-K dated December 11, 2009.
     Mr. Gyenes has served as Senior Vice President, Chief Financial Officer and Treasurer since July 2009. Mr. Gyenes has over 35 years of financial experience in both privately and publicly held companies, most all of which were in the life sciences industry. He

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most recently served as Senior Vice President and Chief Financial Officer of Acusphere, Inc., a former NASDAQ-listed specialty pharmaceutical company. Prior to joining Acusphere, Mr. Gyenes was Chief Financial Officer of Zila, Inc., a former NASDAQ-listed oral cancer screening company, a consultant to investment management firms, and Senior Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc., a NASDAQ-listed specialty pharmaceutical company. He also held senior financial positions with Reliant Pharmaceuticals, Inc., Rand McNally & Co., CompuServe Corporation, Helene Curtis, Inc., and G.D. Searle & Co., and was a consultant to DuPont Pharmaceuticals Company in its sale to Bristol-Meyers Squibb. Mr. Gyenes holds an MBA degree from the University of Chicago and a BS degree in Accounting from the University of Illinois.
     Mr. McGrane has served as Senior Vice President since January 2006, and our General Counsel and Secretary since January 2002. He joined the Company from The Liposome Company, Inc., a biotechnology company, where he served as Vice President, General Counsel and Secretary from 1999 to 2001, prior to which he was Vice President, General Counsel and Secretary to Novartis Consumer Health, Inc. from 1997 to 1998. Previously, Mr. McGrane held various positions, including Associate General Counsel, with Novartis Pharmaceuticals Corporation from 1984 to 1996, and was Regulatory Counsel to the U.S. Food and Drug Administration from 1975 to 1984. Mr. McGrane received his J.D. degree from Georgetown University and his B.A. degree from Cornell College. He is a member of the New Jersey bar.
     Mr. Kasnet has been a director of the Company since August 2004 and Chairman of the Board since November 2004. He is a director and chairman of the audit committee of Two Harbor Investment Corp (real estate) and a director of First Ipswich Bancorp. (banking). He was President and Chief Executive Officer of Dartmouth Street Capital LLC (real estate) from April 2007 through September 2009. He was President and Chief Executive Officer of Harbor Global Company, Ltd. (investment management and real estate), from June 2000 through 2006. He previously held senior management positions with various financial organizations, including Pioneer Group, Inc.; First Winthrop Corporation and Winthrop Financial Associates; and Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd. (forestry) and is a director of Tenon Ltd. (wood products). He was Chairman of Warren Bank from 1990 to 2003. He is also a trustee and vice president of the board of The Governor’s Academy, Byfield, MA.
     Mr. Kasnet has extensive experience in matters of finance, corporate strategy and senior leadership relevant to public companies.
     Mr. Blechschmidt has been a director of Columbia since August 2004 and Vice Chairman of the Board since November 2004. He was Chief Executive Officer of Novelis, Inc. (aluminum rolled products) from December 2006 to May 2007. He was Chairman, Chief Executive Officer and President of Gentiva Health Services (home healthcare) from March 2000 until his retirement in July 2002. He previously served as Chief Executive Officer and a Director of Olsten Corporation (“Olsten”) (staffing services), the conglomerate from which Gentiva Health Services was split off and taken public. Before joining Olsten, Mr. Blechschmidt was President and Chief Executive Officer of both Siemens’ Nixdorf Americas (information technology) and Siemens’ Pyramid Technology (information technology), prior to which he served more than 20 years with Unisys Corporation (information technology), ultimately as Chief Financial Officer. He is currently a director of Healthsouth Corp. (healthcare), Lionbridge Technologies, Inc. (business services), Diamond Foods, Inc (snack foods) and, VWR International, LLC, (laboratory supplies).
     Mr. Blechschmidt has extensive experience in matters of finance, corporate strategy and senior leadership relevant to public companies, including in the healthcare field.
     Ms. Andrews has been a director of Columbia since October 2005 and is Vice President and Deputy General Counsel of Vertex Pharmaceuticals Incorporated. Before joining Vertex in 2002, Ms. Andrews was Executive Director of Licensing for Massachusetts General and The Brigham and Women’s Hospitals, and prior to that a partner in the law firm of Hill & Barlow. She served as a law clerk to Chief Judge Levin H. Campbell of the U.S. Court of Appeals for the First Circuit from 1988 to 1989, and earlier rose to the rank of Captain in the U.S. Air Force.
     Ms. Andrews has extensive experience in business and legal matters, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in corporate governance, strategic transactions, risk management, and compliance matters.
     Mr. Campbell has been a director of Columbia since December 2008 and is a Portfolio Manager and Senior Analyst for Dorset Management Corporation since January 2000 and a Director of Knott Partners Management, LLC (investment advisors) since 2004. Mr. Campbell founded Windsor Partners, L.P. (investment advisors) in 1986. He was Principal and Managing Director of Berg Capital Corporation, a registered investment advisor, from 1984 through 1985, and also served as General Partner of Chelsea Partners, a private investment partnership, during that time. Mr. Campbell was a Vice President at the First Boston Corporation from 1975 through 1984, and from 1969 until 1975 was at McLeod, Young, Weir, Ltd. (investment advisors) in Canada and was appointed a Vice President in 1973.
     Mr. Campbell has extensive experience in matters of finance and corporate strategy relevant to public companies.

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     Mr. Crofton has been a director of Columbia since October 2005. He has been Senior Vice President and Chief Financial Officer of Sarnoff Corporation (technology) since 1999. Previously, Mr. Crofton was Chief Financial Officer of EA Industries, Inc. (electronics manufacturing), and prior to that served in various positions, including Vice President of Finance, with Unisys Corporation (information technology). Mr. Crofton was previously a director of American Mold Guard, Inc. (construction materials).
     Mr. Crofton has extensive experience in matters of finance, corporate strategy and senior leadership relevant to public companies. He qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.
     Dr. Oskowitz has been a director of the Company since January 1999. Dr. Oskowitz has been an assistant professor of obstetrics, gynecology and reproductive biology at Harvard Medical School since 1993. He is a reproductive endocrinologist at, and Director of, Boston IVF, a fertility clinic with which he has been associated since 1986. Dr. Oskowitz is a past President of the Boston Fertility Society.
     Dr. Oskowitz has extensive experience as a practicing reproductive endocrinologist and in academic medicine with particular experience in understanding the scientific nature of our business and assisting us in drug development.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules issued thereunder, require our directors and executive officers and beneficial owners of more than 10% of the outstanding shares of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Copies of these reports are furnished to Columbia. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on our review of the copies of such reports furnished to us and representations from the persons subject to Section 16(a) with respect to our company, we believe that during 2009 all of our executive officers, directors and 10% stockholders complied with the Section 16(a) requirements.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board in General
     Directors are required by Columbia to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board can fill vacancies and newly created directorships, as well as amend the bylaws to provide for a greater or lesser number of directors.
     The Board is currently comprised of eight members. The members of the Board are Valerie L. Andrews, Edward A. Blechschmidt, Anthony R. Campbell, Frank C. Condella, Jr., James S. Crofton, Stephen G. Kasnet, Robert S. Mills, and Selwyn P. Oskowitz, M.D.
The Role of the Board in Corporate Governance
     Pursuant to the Company’s bylaws and the General Corporation Law of the State of Delaware, Columbia’s business and affairs are managed under the direction of the Board. The Board plays an important role in the governance of the Company and in directing management’s overriding objective, the pursuit of long-term growth and increasing stockholder value. The responsibilities of the Board include:
•	Establishing the Company’s strategic plan;

•	Establishing broad corporate policies and reviewing overall performance;

•	Overseeing Company management;

•	Management succession;

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring performance in comparison to the operating plan;

•	Consideration of topics relevant to the Company’s ability to carry out its strategic plan;

•	Review of the Company’s investor relations program; and

•	Review and approval of proposed major commitments of corporate resources.
Company Management Changes in 2009
     In exercising its responsibilities for overseeing Company management and management succession, in July 2009 the Board recruited Lawrence A. Gyenes to be the Company’s Senior Vice President, Chief Financial Officer, and Treasurer, following the June 11, 2009 resignation of James A. Meer. Mr. Gyenes brings to the Company 35 years of financial experience in both privately and

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publicly held companies and a strong financial and industry transaction background, as well as a demonstrated ability to communicate effectively with the investment community.
     In December 2009 the Board announced the appointment, effective December 15, of Frank C. Condella, Jr. as Interim Chief Executive Officer. Mr. Condella has served on the Company’s Board since March 2009. He brings to the Company a strong focus on strategic partnership opportunities, as well as many years of management experience at both small and large specialty pharmaceutical companies — particularly ones with drug delivery and formulation expertise. At that time, Robert S. Mills, who had previously served as Chief Executive Officer agreed to continue to serve on the management team as President and Chief Operating Officer and refocus his talents on the Company’s operations.
Board Leadership Structure and Communication with Independent Directors
     Since November 2004, Mr. Kasnet, an independent director, has served as Chairman of the Board and presides at regular meetings of the Board. The Board believes that this structure is appropriate because it results in a balanced leadership, combining an independent Chair with members of management involved in the day-to-day operation of the Company’s business. Although, no single leadership model is right for all companies and at all times, the Board recognizes that depending on the circumstances, other leadership models, such as a combination of the Chairman and Chief Executive Officer with a strong, independent, clearly-defined lead director role, might be appropriate. Accordingly, the Board will periodically review its leadership structure.
     Members of the Board are kept informed of the Company’s business through discussions with the Company’s Chief Executive Officer (the “CEO”) and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board’s independent directors meet regularly in executive session without management participation. This encourages open discussion.
Share Ownership Guidelines for Independent Directors
     On November 17, 2009, the Board adopted guidelines for independent directors to own and hold, as a minimum, that number of shares of the Company’s Common Stock having a market value of at least two times the director’s annual retainer upon the later of (a) three years after the date of original adoption of the guidelines or (b) three years of becoming a director, Each director should make incremental progress toward the ownership goal over the course of the applicable period. The Board believes that these ownership expectations are an important tool in aligning the interests of the Company’s independent directors with the long-term interests of shareholders.
Communications with the Board
     The Board has implemented a process by which the Company’s stockholders can communicate directly with independent directors of the Board. The Company’s stockholders who want to communicate with the Board or any individual director may write to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
Attn: Board of Directors
- or -
directors@columbialabs.com
     The letter should include a statement indicating that the sender is a stockholder of the Company. The Company’s General Counsel will review all stockholder letters to the Board and depending on the subject matter will:
•	Promptly forward any letter that deals with the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters; or

•	Not forward the letter if it relates to an improper or irrelevant topic.
     The General Counsel or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

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Meetings and Attendance During 2009
     The Board held 17 meetings in 2009. The Board had, and continues to have, four standing committees, as described below. Each director who served as a director during 2009 participated in 75% or more of the meetings of the Board and the committees on which he or she served during the year ended December 31, 2009. At each regular meeting of the Board, the independent directors meet in private without members of management.
     We typically schedule a Board meeting in conjunction with our Annual Meeting of Stockholders and expect that our directors will attend, absent a valid reason such as a schedule conflict. Eight of the nine individuals then serving as directors attended our 2009 Annual Meeting of Stockholders.
Committees of the Board
     The Board has the following four committees: (1) Audit Committee, (2) Compensation Committee, (3) Nominating and Corporate Governance Committee, and (4) Scientific Committee. The Board has adopted a written charter for each of the first three committees. The committee charters are posted on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website, www.columbialabs.com.
     Below is a description of the duties and composition of each standing committee of the Board. Directors hold committee memberships for a term of one year.
Audit Committee
     The primary function of the Audit Committee is to oversee Columbia’s reporting processes on behalf of the Board and to report the results of its activities to the Board. The Audit Committee’s primary duties and responsibilities are to:
•	Serve as an independent and objective party to monitor the Company’s financial reporting process, including the review of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, and internal control systems (including any material weaknesses, significant deficiencies and significant changes in internal controls reported to the Audit Committee by the outside auditor or management);

•	Approve the engagement of the Company’s independent registered public accounting firm;

•	Review and appraise the audit efforts of the Company’s independent registered public accounting firm;

•	Provide an open avenue of communication among the Company’s independent registered public accounting firm and financial and senior management of the Company;

•	Review financial press releases;

•	Review and address conflicts of interests of the Company’s directors and executive officers; and

•	Monitor, review, and recommend actions relating to transactions and dealings with related parties.
     The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board on May 12, 2004. While the Audit Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that Columbia’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent registered public accounting firm.
     All of the members of the Audit Committee have been determined by the Board to be independent within the meaning of the applicable NASDAQ Marketplace Rules and Section 10A(m)(3) of the Exchange Act. The Company has identified James S. Crofton as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.
     Members: Mr. Crofton (chair), Mr. Campbell, and Mr. Kasnet                      Meetings last year: five
Compensation Committee
     Information about the Compensation Committee can be found in Item 11 below under the heading “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening, and recommending qualified candidates to serve as directors of Columbia. The Committee also oversees matters of corporate governance

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and provides counsel to the Board with respect to Board organization, membership, and function. The Nominating and Corporate Governance Committee acts pursuant to the Nominating and Corporate Governance Committee Charter adopted by the Board on August 16, 2004.
     The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or reelection to the Board based upon recommendations from the Chairman, the CEO, other Board members, and Columbia stockholders.
     Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to the Board must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company’s industry. In general, preferred candidates will currently hold, or have recently held, an established executive level position and have extensive experience in business, finance, law, science, research, or government. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through other sources. When current Board members are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior Board contributions and performance as well as the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to submit for election. The Nominating Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.
     The Nominating and Corporate Governance Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of the Company’s business. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board periodically review the Board’s membership in light of the Company’s business and strategic objectives, consider whether the directors possess the requisite skills, experience and perspectives to oversee the Company in achieving those goals, and may seek additional directors from time to time as a result of its considerations.
     The Nominating and Corporate Governance Committee has adopted a policy that does not permit a non-employee director to be nominated for election as a director at the next Annual Meeting of Stockholders if the director will attain the age of 72 during the term for which he or she would be nominated.
     All of the members of the Nominating and Corporate Governance Committee have been determined by the Board to be independent within the meaning of the applicable NASDAQ Marketplace Rules.
     Members: Mr. Kasnet (chair), Ms. Andrews, Mr. Blechschmidt, and Dr. Oskowitz.                    Meetings last year: two
Scientific Committee
     The Scientific Committee is responsible for reviewing and advising Company management on the Company’s research and development programs.
     All of the members of the Scientific Committee have been determined by the Board to be independent within the meaning of the applicable NASDAQ Marketplace Rules.
     Members: Dr. Oskowitz (chair), Mr. Blechschmidt, and Mr. Campbell                                        Meetings last year: three
Code of Business Conduct and Ethics
     The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including our CEO and our Chief Financial Officer and principal accounting officer), and employees of the Company. The Code was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Our Code of Business Conduct

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and Ethics is posted on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website: www.columbialabs.com. We will provide an electronic or paper copy of this document free of charge upon request. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our CEO or our Chief Financial Officer and principal accounting officer or controller with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website: www.columbialabs.com or in a report on Form 8-K.
Item 11. Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
     Our Compensation Committee (which is referred to in this Form 10-K/A as the “Committee” or as the “Compensation Committee”) provides assistance to the Board in fulfilling its responsibility to oversee and participate in the creation and administration of executive compensation programs and practices. Responsibilities of the Committee include, among other things:
•	Review and determination of the annual salary of the Company’s CEO and other officers;

•	Review and approval of the Company’s management incentive compensation policies and programs; and

•	Review and approval of equity compensation programs for the Company’s employees, directors and consultants, including grants of options, restricted stock and other awards thereunder.
     The Committee acts pursuant to the Compensation Committee Charter adopted by the Board of Directors on March 11, 2009. This Charter can be found on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website, www.columbialabs.com. Two Directors served on the Compensation Committee for the full year 2009: Valerie L. Andrews (Chair) and Edward A. Blechschmidt. In addition, Denis M. O’Donnell, M.D. served on the Committee until the 2009 Annual Meeting of Stockholders when he did not stand for reelection. James S Crofton was elected to the Committee at the Board’s meeting on May 21, 2009, and served for the remainder of the year, and Frank C. Condella, Jr. served on the Committee from his election to the Board on March 10, 2009, until his appointment, effective December 15, 2009, as the Interim Chief Executive Officer of the Company. Each of these individuals has been determined by the Board to be independent within the meaning of the applicable NASDAQ Marketplace Rules.
     The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2009, the Committee held six meetings. In addition to the assistance provided by the Company’s management, the Committee has the authority under its charter to retain independent consultants and legal counsel to provide guidance on matters related to executive compensation and other related matters as directed by the Committee. In 2009, the Committee retained counsel to advise it on Mr. Condella’s employment agreement as Interim CEO, but did not retain consultants.
Risk Assessment
     The Compensation Committee regularly undertakes a qualitative assessment of the extent to which the Company’s compensation program may aggravate or mitigate risk-taking behavior by executive officers. The Compensation Committee concluded that the Company’s executive compensation program maintains an appropriate balance between risks and rewards, particularly in light of the actions taken by the Compensation Committee to help mitigate risk through the establishment of stock ownership guidelines.
Stock Ownership Guidelines for Named Executive Officers
     On November 17, 2009, in order to preserve the linkage between the interests of the Company’s executive officers and those of shareholders, the Compensation Committee recommended and the Board adopted guidelines for executive officer share ownership that are consistent with competitive practice and responsible corporate governance. Executive officers will be expected to establish a significant level of direct ownership. The CEO is expected to own and hold that number of shares having a value of at least two times base salary, and the other executive officers are expected to own and hold that number of shares having a value of at least the amount of the base salary. The CEO and each named executive officer have five years to comply with the guideline. The Compensation Committee believes that these ownership expectations are an important tool in aligning the interests of the Company’s executives with the long-term interests of shareholders.

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Executive Compensation Philosophy and Objectives
     Our compensation program for the individuals named in the Summary Compensation Table (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy. Our named executive officers for 2009 were Frank C. Condella Jr., Interim CEO (“CEO”), Robert S. Mills, President and COO (“COO”), Lawrence A. Gyenes, Senior Vice President, Chief Financial Officer and Treasurer (“CFO”), Michael McGrane, Senior Vice President, General Counsel and Secretary (“GC”), and James A. Meer, who resigned effective June 11, 2009. Mr. Condella became Interim CEO on December 15, 2009. Mr. Gyenes joined the Company as CFO on July 15, 2009.
     We strive to adhere to this philosophy by differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive pharmaceutical industry is both challenging and critical to our success. We need and want the best people to be excited and motivated to work at Columbia and to understand that their rewards are driven by the Company’s performance and by their individual contributions to the Company’s performance. The quality of the Company’s talent is a key component of long-term stockholder value.
     The Company has entered into employment agreements with its executive officers because we believe that they are a fair and effective way to maintain focus on our business in the face of market and other volatility in our industry. The agreements with Messrs. Mills, Gyenes, and McGrane provide for severance and change of control payments. As Interim CEO, Mr.Condella’s employment agreement does not have severance and change of control provisions.
     We have established a total rewards framework that supports our compensation philosophy through the following objectives:
•	to afford our executives a competitive total rewards opportunity comparable to organizations with which we compete for executive talent;

•	to allow us to attract and retain executives who can perform and succeed in our fast-paced and challenging environment; and

•	to deliver pay in a cost efficient manner that aligns employees’ rewards with stockholders’ long-term interests.
Compensation Program Elements and Pay Level Determination
     The Committee undertakes discussions and assessments of compensation related programs and the performance of management throughout the year. Early in the Company’s fiscal year, the Committee reviews and recommends base salaries, annual cash incentive bonus payments, and equity incentives for all executive officers based on the prior year’s performance, which are then approved by all independent (non-employee) directors.
     As part of the review process, the CEO provides to the Committee an individual assessment of the major accomplishments of each executive officer over the prior year and recommends compensation actions for each executive officer. The Committee evaluates the performance of our CEO and recommends to the Board for its approval all compensation elements and amounts to be awarded to our CEO. Our CEO, who is a member of the Board of Directors, does not participate in Board decisions relating to his own compensation. The key metrics we use to measure the performance of our executive officers can be grouped in the following categories:
•	Financial — We evaluate measures of our financial performance, including revenue growth and other matters such as expense management.

•	Strategic — We monitor the performance of our executive officers in furthering the strategic success of the Company. This includes achieving targeted revenues, completing recruitment in a clinical study, ensuring talent is effectively managed, and evaluating and establishing new partnership opportunities.

•	Operational — We include operational measures in our determination of success, including the quality of our leadership development and teamwork, and effective recruitment and retention of talented employees.
     The Committee considers the recommendation of the CEO and other information (including each executive’s significant accomplishments, external competitiveness, Company performance, progress towards strategic objectives, and internal equity among executive officers) and applies its knowledge and discretion to determine the compensation for each executive officer.
     To understand external competitiveness, the Committee compares each element of total compensation against a peer group of publicly traded pharmaceutical and biotechnology companies. Company management recommends a list of companies as the peer group, factoring stage of development, types of products sold or developed, market capitalization, revenues, and number of employees. The Committee reviews the list of companies and determines the peer group composition as it deems appropriate and

54

reasonable. For 2009, the Committee determined the final peer group to consist of 13 publicly-traded companies. The Committee considers both the mean and median base salaries, annual incentive bonuses, and equity awards to executives of the peer group of companies in relation to the Company’s executive compensation, as well as the background, education, and experience of each named executive officer.
Public Company Peer Group
     The following companies comprise our public company peer group.
Acadia Pharmaceuticals, Inc.
Adolor Corp.
Ariad Pharmaceuticals, Inc.
ArQule, Inc.
Biosante Pharmaceuticals, Inc.
Cytokinetics, Incorporated
DepoMed, Inc.
GenVec Inc.
MiddleBrook Pharmaceuticals, Inc.
Neurocrine Biosciences, Inc.
SuperGen, Inc.
Unigene Laboratories Inc.
Vical, Inc.
Components of our Executive Compensation Program
     Total compensation for our named executive officers is a mix of cash and equity awards. Base salaries and discretionary annual incentive bonuses are paid in cash. Long term incentives consist of equity awards, including stock options and restricted stock awards. Indirect compensation consists of standard employee benefits.
     Each component of compensation and selected benefits is summarized in the following table.

Component	Purpose/Description
Base salary	Competitive fixed income for performance of day-to-day responsibilities, paid semi-monthly.

Annual incentive bonus	Rewards achievement of annual goals that support short-term (annual) business objectives, paid in cash after the relevant fiscal year.

Equity compensation	Fosters a culture of ownership, aligns compensation with stockholder interests, and promotes long-term retention with the Company. Consists primarily of the following equity-based awards.

• Stock options	Provides compensation tied to the price of our Common Stock. The awards generally vest in increments of 25% on each of the first four anniversaries of the grant date and have no value if our Common Stock price is below the exercise price.

• Restricted stock	Provides compensation tied to the price of our Common Stock. Supports an ownership mentality, encouraging our executives to act in a manner consistent with the long-term interests of the Company and its stockholders. Restricted stock grants vest over time.

Benefits	Standard employee benefits, such as health, dental, vision, disability, and life insurance.

Retirement Benefits	Standard employee 401(k) plan. The Company matches 50% of the first 4% of contributions. The Company suspended the matching contribution in February 2009 and reinstated it on January 1, 2010.

Perquisites	None
     While the general mix of each component is considered in the design of our total compensation program, the Committee does not target a specific mix of pay either in its program design or in its compensation determinations. By design, our executive officers have more variability in their compensation than non-executives, to more closely tie their compensation to the Company’s overall performance. Company management also provides the Committee a tally sheet for each executive officer that sets forth all components of the executive’s compensation, including salary, cash bonus, value of equity compensation, the dollar value to the executive and cost to the Company of all benefits, and the actual projected payout obligation under potential severance and change-in-control scenarios. The tally sheets show the impact of the proposed award or payment on each compensation component and on aggregate compensation. The Committee makes all executive compensation recommendations and decisions with reference to the

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provided tally sheets, with a goal of establishing and administering an overall executive compensation program that is fair and reasonable both to our executives and our stockholders.
Base Salary
     We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and commensurate with each executive officer’s past performance, experience, responsibilities, and skills. The base salary levels of our executive officers may be increased from time to time to recognize external competitive compensation levels, internal pay equity, and individual contributions and performance.
Changes in Base Salaries for 2010
     Generally, the Committee compares our executive officers with base salaries for comparable positions in the peer group companies. In connection with determining the base salary levels for the Company’s executive officers, the Committee compares their total cash compensation (i.e. base salary plus target annual bonus) to total cash compensation for comparable positions in the peer group companies. As a result of the December 2009 appointment of Mr. Condella as the Interim Chief Executive Officer and Mr. Mills as President and Chief Operating Officer, Mr. Mills’ base salary for 2010 was decreased by 10% to reflect the change in his position. Mr. Gyenes was hired on July 15, 2009, and therefore the Committee did not recommend an increase in his base salary for 2010. The Committee recommended a 1.5% cost of living increase in Mr. McGrane’s base salary from the previous year to $300,000.
     The table below shows annual 2009 and 2010 salaries for each named executive officer who was employed by the Company as of the end of the 2009 fiscal year.

		Ending 2009	2010	Percentage (%) Increase
Name	Position	Salary	Salary	(Decrease)
Frank C. Condella Jr.	Interim CEO	$375,000	$375,000	None
Robert S. Mills	President & Chief Operating Officer	$390,000	$350,000	(10%)
Lawrence Gyenes	Senior Vice President, Chief Financial Officer & Treasurer	$325,000	$325,000	None
Michael McGrane	Senior Vice President, General Counsel & Secretary	$295,700	$300,000	1.5%
2009 Annual Cash Incentive Bonus
     We maintain an annual cash incentive program (the “Incentive Plan”), the purpose of which is to motivate and reward the attainment of annual Company and individual performance. For all participants, annual incentive opportunities, which are expressed as a percentage of base salary, can range from 0% to 150% of targeted levels, depending on the degree of attainment of pre-established Company goals for that particular year. Bonus targets for Messrs. Mills, Gyenes, and McGrane are 50%, 40%, and 40% of salary, respectively, pursuant to their individual employment agreements. As Interim CEO, Mr.Condella does not participate in the Incentive Plan.
     Actual payouts under the Incentive Plan are recommended by the Committee to the Board based on achievement of corporate goals, overall individual performance, and the broad discretion of the Committee and Board. Our corporate goals are jointly established at the beginning of each year by management and the Committee and are approved by the Committee and the Board. Once the corporate goals are finalized and approved by the Board, they are clearly communicated to executives. Executives are aware of the overall bonus program, targets, annual goals, and performance measures that impact the annual bonus payout.
     The extent to which corporate goals are achieved is assessed by the Committee with input from the CEO and other members of management. The Committee considers the following in assessing cash bonuses:
•	The extent to which corporate goals are achieved or exceeded;

•	The overall success of the Company throughout the year as determined by factors such as progress in key programs, execution of the strategic plan, and share price; and

•	Positive or negative events occurring throughout the year unrelated to pre-established corporate goals.

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     For the fiscal year ended December 31, 2009, the Compensation Committee recommended a 45% achievement award for 2009 under the Incentive Plan. The following table summarizes the Company’s goals and results for 2009 and the Committee’s assessments of goal achievements.

Company Goal	Weight	Results	Achievement
Achieve 2009 targeted revenue and earnings before interest, taxes, depreciation, amortization, and stock compensation expense.	30%	Goal partially met by earnings before interest, taxes, depreciation, amortization, and stock compensation expense	20%
Complete enrollment in the PREGNANT Study by December 31, 2009.	30%	Goal not met	0%
Ensure Company’s capital structure is sufficient for ongoing activities.	20%	Goal partially met through financing activities	5%
Advance business development initiatives.	10%	Goal met	10%
Strengthen Financial Operations and Investor Relations function.	10%	Goal met	10%
Total	100%		45%
The cash bonus awards to the named executive officers for 2009 performance, other than Mr. Condella, who was not eligible, were determined as follows:

			Company	Individual
		2009 Target	Performance	Performance
Name	Position	Bonus	Factor	Factor	2009 Bonus
Robert S. Mills	President & Chief Operating Officer	$195,000	45%	90%	$78,000
Lawrence Gyenes	Senior Vice President, Chief Financial Officer & Treasurer	$130,000	45%	140%	$35,750[1]
Michael McGrane	Senior Vice President, General Counsel & Secretary	$118,280	45%	100%	$53,226

[1]	Mr. Gyenes’ 2009 bonus was prorated from his July 15, 2009 employment date.
Equity Compensation
     An equity compensation program is provided to all employees to foster a culture of ownership, align compensation with stockholder interests, and promote long-term retention with the organization. Each year the Committee determines the types of awards to be used for equity compensation. In doing so, the Committee considers the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation, and attraction), the needs of the business, competitive market practices, dilution, and expense constraints, as well as tax and accounting implications.
     The exercise price for each stock option awarded under the Columbia Laboratories, Inc. 1996 Long-Term Performance Plan (the “1996 Plan”) and the Columbia Laboratories, Inc. 2008 Long-Term Incentive Plan (the “2008 Plan”) is equal to or greater than the fair market value (i.e. the average of the high and low prices for the 1996 Plan and the closing price for the 2008 Plan) for the Company’s Common Stock on the NASDAQ Global Market on the date of grant. The 2008 Plan was adopted by the Stockholders at the 2008 Annual Meeting and supplants the 1996 Plan for all grants following the adoption of the 2008 Plan. We refer to the 2008 Plan and the 1996 Plan, collectively, as our “Long-term Performance Plans.” Stock option grants and restricted stock awards are made at Board and Committee meetings that are generally scheduled a year in advance and scheduling decisions are made without regard to anticipated financial reporting dates or other major announcements by the Company.
     In general, newly hired employees, including executive officers, are granted options and/or restricted stock effective on the first day of employment, with the options having an exercise price set at the fair market value (i.e. the closing price) for our Common Stock on the NASDAQ Global Market on the employment start date. The employees’ start dates are scheduled without regard to anticipated financial reporting dates or other major announcements by the Company. Mr. Condella was granted 100,000 options on

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December 11, 2009 as part of his employment agreement when he joined Columbia as Interim Chief Executive Officer, effective December 15, 2010. Mr. Gyenes was granted 125,000 options on July 15, 2009 as part of his employment agreement when he joined the Company as CFO on July 15, 2009.
     We have historically made an annual grant of employee stock options at the time of the annual review of each executive’s performance, usually in late February or early March. In 2010 the Committee decided to defer the recommendation of an annual grant of stock options for all employees during the first six months of the year due to the pending Watson Transaction. Generally, option grants vest 25% on each of the first four anniversaries of the grant date to provide an incentive for employees to remain with the Company and to increase shareholder value. Pursuant to our stock option plans, the closing of the Watson Transaction would vest all stock options and restricted shares. As a result, the objective for granting equity compensation as a long term incentive for increasing shareholder value and retaining talent would not be achieved for awards made prior to the closing of the Watson Transaction. The Committee will reconsider an annual grant of stock options and restricted stock following the Special Meeting of Stockholders at which the stockholders will vote on the Watson Transaction.
Benefits and Perquisites
     All named executive officers are offered the standard benefit plans that are offered to other full-time employees of the Company. These standard benefits include health, dental, vision, life insurance, and both short- and long-term disability. In addition, the Company has provided a 401(k) plan and generally a 50% match of contributions up to 4% of salary. The Company suspended the matching contributions to the plan in February 2009, and reinstated it on January 1, 2010. Mr. Condella receives a payment of $2,000 per month in lieu of receiving group medical, dental and vision benefits that are available to the other executive officers. The Company does not provide perquisites for our executive officers.
Termination or Change in Control
     The Company has entered into employment agreements with each of our named executive officers in which each executive officer has agreed to certain confidentiality and non-competition provisions. The employment agreements for Messrs. Mills, Gyenes and McGrane contain severance arrangements that provide for payments and other benefits if the officer’s employment is involuntarily terminated or not renewed by the Company. Mr. Condella’s agreement as Interim CEO does not provide a severance arrangement.
     The employment agreements for Messrs. Mills, Gyenes and McGrane also incorporate an executive change in control severance agreement that provides payments to the executive under certain circumstances. Payments under the agreements are subject to a “double trigger,” meaning payments require both a change in control and a termination by the Company without cause or by the executive for “good reason.” We believe agreements of this type can be important components of our effort to recruit and retain senior executives, particularly for companies at our stage of development and in our relatively high-risk industry. Mr. Condella’s employment agreement does not contain an executive change in control severance provision.
     A further discussion of the terms and payouts under each of these agreements is set forth below under the heading Potential Payments upon Termination or Change in Control.
Tax Considerations
     Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its other named executive officers (other than its chief financial officer), unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our equity incentive plans are designed to preserve, to the extent otherwise available, the deductibility of income realized pursuant to these plans. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interest of the Company.
Compensation Committee Report
     The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company’s compensation policies, the Long-term Performance Plans, Incentive Plan, and other benefit programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. We have reviewed and discussed with management this Compensation Discussion and Analysis on Form 10-K/A. The Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Form 10-K/A for filing with the SEC.
Valerie L. Andrews, Chair
Edward A. Blechschmidt
James S. Crofton

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EXECUTIVE AND DIRECTOR COMPENSATION
Summary Compensation Table

							Change in
							Pension Value
							and
					Non-Equity		Nonqualified
					Incentive		Deferred
					Plan		Compen-	All other
			Stock	Option	Compen-		sation	compen-
	Year	Salary	Awards[1]	Awards[2]	sation[3]	Bonus[4]	Earnings[5]	sation[6]	Total
Frank C. Condella Jr.,[6]	2009	$17,067	$—	$61,425	$—	$—	$—	$1,092	$79,584
Interim Chief Executive Officer
Robert S. Mills,	2009	$390,000	$31,920	$130,806	$78,000	$—	$—	$1,300	$632,026
President and Chief	2008	$383,933	$55,920	$263,837	$—	$—	$—	$4,600	$708,290
Operating Officer	2007	$351,332	$28,000	$281,220	$123,760	$—	$—	$4,500	$788,812
Lawrence A. Gyenes,[7]	2009	$150,208	$—	$102,584	$35,750	$—	$—	$—	$288,542
Senior Vice President, Chief Financial Officer, and Treasurer
James A. Meer,[8]	2009	$138,022	$23,275	$100,907	$—	$—	$—	$372,167	$634,371
Senior Vice President,	2008	$272,500	$40,775	$181,090	$—	$—	$—	$4,600	$498,965
Chief Financial Officer, and Treasurer	2007	$260,000	$19,600	$196,854	$70,000	$—	$—	$3,444	$549,898
Michael McGrane,	2009	$295,700	$23,275	$100,907	$53,226	$—	$—	$986	$474,094
Senior Vice President,	2008	$294,867	$40,775	$182,305	$—	$—	$—	$4,600	$522,547
General Counsel, and Secretary	2007	$288,883	$22,400	$224,976	$76,000	$—	$—	$3,911	$616,170

1	This column represents the grant date fair values for restricted stock granted in 2007, 2008 and 2009 to the named executive officers. The 2007 and 2008 stock award values were recalculated from amounts shown in prior annual reports to reflect their grant date fair values, as required by SEC rules effective for 2010. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The Company estimates that no forfeitures will occur. During the year ended December 31 2009, 37,625 restricted shares were forfeited for executive officers. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2009 Annual Report on Form 10-K (Note 9, Share-Based Payments). These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

2	This column represents the grant date fair values of the stock options awarded in 2009, 2008 and 2007, respectively, The 2007 and 2008 option award values were recalculated from the amounts shown in prior annual reports to reflect the grant date fair value, as required by SEC rules effective for 2010. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2009 Annual Report (Note 9, Share-Based Payments). The Company estimates a 10% rate for forfeitures; during the year ended December 31 2009, 300,500 options were forfeited for executive officers.

3	The Company does not pay a bonus separate from the awards under the Company’s Incentive Plan.

4	The Company does not have a pension plan and does not offer nonqualified deferred compensation.

5	This column represents the Company’s matching contributions to Messrs. Mills, McGrane and Meer’s 401(k) savings account of 50% of the first 4% of pay. Mr. Condella receives an addition payment of $2,000 per month in lieu of his receiving group medical, dental and vision benefits which are available to other executive employees. The Company does not provide any additional perquisites for our executive officers. The Company does not pay other compensation and does not offer other perquisites. Mr. Meer received a severance payment from the Company of $371,250, due to his resignation from the Company effective June 11, 2009.

6	Mr. Condella joined the Company on December 15, 2009.

7	Mr. Gyenes joined the Company on July 15, 2009.

8	Mr. Meer left the Company on June 11, 2009

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2009 Grants of Plan-Based Awards Table
The following table provides information about equity and non-equity awards granted to the named executive officers in 2009.

					All Other Stock	All Other Option		Exercise or	Grant Date
		Estimated Possible Payouts Under			Awards:	Awards: Number		Base Price	Fair Value of
		Non-Equity Incentive Plan			Number of	of Securities		of Option	Stock and
		Awards [1]			Shares of Stock	Underlying		Awards	Option
Name of Executive	Grant Date	Threshold	Target	Maximum	or Units (#)	Options (#)		($/share)[2]	Awards [3]
Mr. Condella,		—	—	—
Interim Chief					—	100,000	[5]	$0.87	$61,420
Executive Officer[6]	12/11/2009
Mr. Mills,		—	$195,000	$292,500
President & Chief	3/11/2009				24,000 [4]				$31,920
Operating Officer	3/11/2009					105,000	[5]	$1.33	$98,104
	3/3/2009					35,000	[5]	$1.33	$32,701
Mr. Meer,		—	$96,250	$144,375
Senior Vice President	3/11/2009				17,500 [4]				$23,275
& Chief Financial	3/11/2009					108,000	[5]	$1.33	$100,907
Officer	3/11/2009
Mr. Gyenes,		—	$130,000	$195,000
Senior Vice President	7/15/2009					125,000	[5]	$1.17	$102,585
& Chief Financial Officer
Mr. McGrane,		—	$118,280	$177,420
Senior Vice President	3/11/2009				17,500 [4]				$23,275
& General Counsel	3/11/2009					81,000	[5]	$1.33	$75,680
	3/11/2009					27,000	[5]	$1.33	$25,227

[1]	These columns show the range of possible payouts for 2009 under the Incentive Plan as described in the section titled “2009 Annual Cash Incentive Bonus” in the “Compensation Discussion and Analysis” section above. Messrs. Mills, Gyenes and McGrane received payouts for 2009 under the Incentive Plan. The actual payouts for these named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

[2]	Exercise price is the closing price on the NASDAQ Global Market on the date of grant.

[3]	These amounts represent the grant date fair value of awards for fiscal years 2009, 2008 and 2007, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 8 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards. To see the value actually received by the named executive officers in fiscal year 2009, see the Option Exercises and Stock Vested in 2009 table.

[4]	Represents restricted stock awards granted under the 2008 Plan, of which 25% vests on each of the first, second, third, and fourth anniversaries of the grant date. The shares are held by the Company in escrow until vested. The shares may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, at any time before they vest. The shares vest immediately if the grantee dies or there is a change in control of the Company, and are canceled upon any other termination of service by the grantee to the Company. The grantee is responsible for any income or other taxes due with respect to the shares, including on account of the vesting of the shares. The grantee may elect to have shares withheld by the Company upon vesting for taxes.

[5]	Represents stock option awards granted under the 2008 Plan that have a seven year term, of which 25% vests on each of the first, second, third, and fourth anniversaries of the grant date.

[6]	Pursuant to his employment agreement, Mr. Condella does not participate in the Company’s Incentive Plan.

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Outstanding Equity Awards at 2009 Fiscal Year-End
The following table provides information on the holdings of stock options and stock awards by the named executive officers as of December 31, 2009. The table includes unexercised and unvested option awards and unvested stock awards. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of Columbia Common Stock as of December 31, 2009, which was $1.08.

						Stock Awards [2]
									Equity	Equity
									Incentive	Incentive
									Plan	Plan Awards:
	Option Awards [1]							Market	Awards:	Market or
		Number of	Number of				Number of	Value of	Number of	Payout Value
		Securities	Securities				Shares or	Shares or	Unearned	of Unearned
		Underlying	Underlying				Units of	Units of	Shares or	Shares or
		Unexercised	Unexercised	Option	Option	Stock	Stock That	Stock That	Units That	Units That
	Option	Options	Options	Exercise	Expiration	Award	Have Not	Have Not	Have Not	Have Not
Name of Executive	Grant Date	Exercisable	Un-Exercisable	Price	Date	Grant Date	Vested	Vested	Vested	Vested
Mr. Condella	12/11/2009		100,000	$0.87	12/11/2016
Interim CEO
Mr. Mills	5/30/2001	50,000	—	$5.90	5/30/2011
President & Chief	10/18/2001	18,750	—	$4.14	10/18/2011
Operating Officer	1/18/2002	18,750	—	$3.68	1/18/2012
	3/14/2003	39,375	—	$2.98	3/14/2013
	10/28/2003	30,000	—	$10.68	10/28/2013
	5/12/2004	60,000	—	$4.05	5/12/2014
	2/25/2005	206,350	—	$2.05	2/25/2015
	5/17/2005	65,000	—	$2.75	5/17/2012
						5/15/2006	25,000	$2,700
	5/15/2006	37,500	12,500	$4.34	5/15/2013
						2/28/2007	10,000	$10,800
	2/28/2007	225,000	75,000	$1.42	2/28/2014
	3/3/2008	32,500	97,500	$2.40	3/3/2015
	3/3/2008	11,250	33,750	$3.00	3/3/2015
	3/11/2009		140,000	$1.33	3/11/2016
						3/11/2009	24,000	$25,920
Mr. Gyenes	7/15/2009		125,000	$1.17	7/15/2016
Senior Vice President & Chief Financial Officer
Mr. McGrane	1/2/2002	125,000		$3.44	1/2/2012
Senior Vice President	1/2/2002	50,000		$5.94	1/2/2012
& General Counsel	3/14/2003	43,875		$2.98	3/14/2013
	5/12/2004	50,000		$4.05	5/12/2014
	2/25/2005	12,435		$2.05	2/25/2015
	5/17/2005	55,000		$2.75	5/17/2012
						5/15/2006	1,719	$1,857
	5/15/2006	20,625	6,875	$4.34	5/15/2013
						2/28/2007	8,000	$8,640
	2/28/2007	180,000	60,000	$1.42	2/28/2014
	3/3/2008	26,000	78,000	$2.40	3/3/2015
	3/3/2008	4,000	12,000	$3.00	3/3/2015
						3/3/2008	13,125	$14,175
	3/11/2009		108,000	$1.33	3/11/2016
						3/11/2009	17,500	$18,900

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1   Option Awards Vesting Schedule:

Grant Date	Vesting Schedule
05/30/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
10/18/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/02/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/02/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/18/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
03/14/2003	50% vested on each of the first and second anniversaries from date of grant.
10/28/2003	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
05/12/2004	25%vested on each of the first, second, third, and fourth anniversaries from date of grant.
02/25/2005	100% vested on the date of grant, except in the case of Mr. Mills for whom 43,750 options vested on each of the first, second, third, and fourth anniversaries from date of grant for 175,000 shares.
05/17/2005	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
05/15/2006	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
02/28/2007	25% vested at date of grant and 25% vests on each of the first, second, and third anniversaries from date of grant.
03/03/2008	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
03/11/2009	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
07/15/2009	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
12/11/2009	100% vests on the first anniversary of the grant date; provided, however, that if a significant corporate transaction is consummated prior to the first anniversary, 50% of such options shall vest on the date such significant corporate transaction is consummated. The determination of whether a significant corporate transaction has been consummated shall be made by the Board in a timely fashion and upon a written request by the executive to the Company’s Chairman of the Board of Directors.
2   Stock Awards Vesting Schedule:

Grant Date	Vesting Schedule
05/15/2006	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
02/28/2007	25% vests on each of the first , second, third, and fourth anniversaries from date of grant.
03/03/2008	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
03/11/2009	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.

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Option Exercises and Stock Vested in 2009
The following table provides information for each of the named executive officers on stock options exercised and restricted stock vested during 2009, including the number of shares acquired upon exercise or vesting and the value realized before any withholding tax and broker commission.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized On	Acquired on		Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)		Vesting ($)
Frank C. Condella Jr.			36,000	(1)	$46,440
	—	—	12,000	(2)	$12,960
Robert S. Mills			2,500	(3)	$3,750
			5,000	(4)	$6,850
	—	—	6,000	(5)	$9,180
Lawrence Gyenes	—	—	—		—
James A. Meer			3,500	(4)	$4,795
	—	—	4,375	(5)	$6,694
Michael McGrane			1,719	(3)	$2,579
			4,000	(4)	$5,480
	—	—	4,375	(5)	$6,694

(1)	36,000 shares of Common Stock vested on September 30, 2009, with a closing market price of $1.29.

(2)	12,000 shares of Common Stock vested on December 31, 2009, with a closing market price of $1.08.

(3)	2,500 and 1,719 shares of Common Stock vested for Mr. Mills and Mr. McGrane, respectively, on May 15, 2009, with a closing market price of $1.50 per share.

(4)	5,000, 3,500, and 4,000 shares of Common Stock vested for Mr. Mills, Mr. Meer and Mr. McGrane, respectively, on February 28, 2009 with a closing market price of $1.37 per share.

(5)	6,000, 4,375, and 4,375 shares of Common Stock vested for Mr. Mills, Mr. Meer and Mr. McGrane, respectively, on March 3, 2009, with a closing market price of $1.53 per share.

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Potential Payments upon Termination or Change in Control
We have entered into employment agreements with our named executive officers. The employment agreements of Messrs. Mills, McGrane and Gyenes require us to provide to them under specified circumstances cash compensation, benefits, and/or acceleration of the vesting of equity awards in the event of termination of employment. These agreements and plans are described below. The employment agreement for Mr. Condella as Interim CEO does not contain comparable obligations.
In the event of termination of employment of Mr. Mills, McGrane or Gyenes by the Company without cause1, or resignation by the executive with good reason2, the named executive officer will be entitled to the following:

Severance Payment	Base salary plus the greater of such person’s cash bonus paid in the preceding year or his target bonus.

Benefits	(i) For a period of twelve months following the termination date, continuation of medical, dental and vision coverage in effect on the termination date and (ii) payment for accrued and unused vacation days.

Salary	Base salary through the date of termination.

Expenses	Reimbursement for any previously unreimbursed business expenses.
In the event of his termination as a result of change in control3, the named executive officer will be entitled to the following:

Severance Payment	Base salary plus the greater of such person’s cash bonus paid in the preceding year or his target bonus.

Benefits	(i) A lump sum payment equal to the value of the fringe benefits provided to him for the year prior to the change in control and (ii) payment for accrued and unused vacation days.

Options	Full vesting of outstanding options.

Restricted Stock	Full vesting of all outstanding restricted stock grants.

Salary	Base salary through the date of termination.

Expenses	Reimbursement for any previously unreimbursed business expenses.

1	The executive employment agreements define “cause” as (i) the failure or refusal to perform, in any material respect, duties faithfully and diligently; (ii) gross negligence, recklessness or malfeasance; (iii) any criminal act; (iv) any act of fraud or other material misconduct resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of Company; (v) any conduct relating to the business of Company that could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company; (vi) misconduct which materially discredits or damages Company, or violates Company’s policies or procedures, after Company has notified the executive of the actions Company deems to constitute non-compliance; and (vii) a material breach of obligations relating to confidential information, non-solicitation and non-competition..

2	The executive employment agreements define “good reason” as (i) a material diminution of responsibilities, or working conditions, or duties; (ii) a material diminution in base salary; (iii) a material negative change in the terms or status of an employment agreement; or (iv) an office relocation of more than 100 miles.

3	The change-in-control provisions in the employment agreements for Messrs Mills and McGrane require the Company to pay them an excise tax gross up payment if an excise tax is imposed following a change-in-control. Mr. Gyenes’ employment agreement does not contain a similar provision. The Company currently estimates that no excise tax would be due. The executive employment agreements define “change in control” as a consolidation or merger of Company in which Company is not the continuing or surviving entity or pursuant to which shares of Company’s common stock would be converted to cash, securities or other property, other than a merger of Company in which the holders of Company’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving entity immediately after the merger, or (ii) a sale, lease, exchange or transfer of all, or substantially all, of the assets of the company; (b) a stockholder approval of a plan or proposal for the liquidation or dissolution of the Company; (c) a person shall become a beneficial owner of 40% or more of Company’s outstanding common stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Company’s stockholders, of each new director was approved by a vote of at least 50% of the directors eligible to vote who were directors at the beginning of the period.
     The following table describes the potential payments and benefits under the Company’s agreements and plans to which the named executive officers would be entitled upon termination of their employment had such termination occurred on December 31, 2009.

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					Acceleration and
					Continuation of
					Equity Awards
			Continuation of		(unamortized
	Cash		Medical/Welfare		expense as of	Excise	Total
	Severance	Vacation	Benefits		December 31,	Tax	Termination
	Payment[1]	Pay[2]	(present value)		2009)[5,6]	Gross-up	Benefits
Mr. Mills
• Voluntary resignation by employee without good reason	N/A	$30,000	N/A		$0	N/A	$30,000
• Termination by the Company without cause or resignation by employee with good reason	$585,000	$30,000	$1,176	(3)	$0	N/A	$616,176
• Termination by the Company without cause or resignation by employee for good reason after change in control (CIC)	$585,000	$30,000	$5,330	(4)	$58,860	[7]	$679,190
Mr. Gyenes
• Voluntary resignation by employee without good reason	N/A	$25,000	N/A		$0	N/A	$25,000
• Termination by the Company without cause or resignation by employee with good reason	$455,000	$25,000	$15,674	(3)	$0	N/A	$495,674
• Termination by the Company without cause or resignation by employee for good reason after CIC	$455,000	$25,000	$18,476	(4)	$0	[7]	$498,476
Mr. McGrane
• Voluntary resignation by employee without good reason	N/A	$22,746	N/A		$0	N/A	$22,746
• Termination by the Company without cause or resignation by employee with good reason	$413,980	$22,746	N/A		$0	N/A	$436,726
• Termination by the Company without cause or resignation by employee for good reason after CIC	$413,980	$22,746	$3,305	(4)	$43,572	[7]	$483,603

N/A — Not Applicable

1	Payment of the amount of base salary and the greater of preceding year or target bonus based on such person’s 2009 base salary and target bonus.

2	Assumes no vacation taken in year of termination, and a termination date of December 31, 2009. Unused and accrued vacation benefits are paid in a lump sum.

3	Represents Company paid costs in 2009 for medical, dental and vision insurance. This benefit is for twelve months.

4	Represents Company paid costs in 2009 for life, medical, dental, vision, and short- and long-term disability insurance, and 401(k) match. This benefit is paid in a lump sum.

5	All stock options vest upon a change-in-control pursuant to the terms of the 1996 Plan and the 2008 Plan. Represents the intrinsic value of both vested and unvested stock options on December 31, 2009, based on the difference between the closing market price of the Company’s Common Stock on December 31, 2009 ($1.08) and the applicable exercise price of all stock options.

6	All restricted stock shares vest upon a change-in-control pursuant to the terms of the 1996 Plan and the 2008 Plan. Assumes the value of all vesting shares of restricted stock at $1.08 a share, the closing market price of the Company’s Common Stock on December 31, 2009.

7	Mr. Mills’ and Mr. McGrane’s change-in-control employment agreements provide for the Company to pay them an excise tax gross up payment if an excise tax is imposed following a change-in-control. Mr. Gyenes’ employment agreement does not contain a similar provision. The Company currently estimates that no excise tax would be due.

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2009 Director Compensation
Directors who are employees receive no additional compensation for serving on the Board. In 2009, we provided the following annual compensation to directors who were not employees.

	Fees Earned and	Stock	Option
Name of Director	Paid in Cash[1]	Awards[2]	Awards[3]	Total ($)

Stephen Kasnet	$67,500	$25,000	—	$92,500
Edward Blechschmidt	$52,000	$25,000	—	$77,000
Denis O’Donnell[4]	$16,417	—	—	$16,417
Valerie Andrews	$45,000	$25,000	—	$70,000
James Crofton	$52,500	$25,000	—	$77,500
Selwyn Oskowitz	$38,583	$25,000	—	$63,583
Anthony Campbell	$44,917	$25,000	$16,984	$86,901
Frank C. Condella, Jr.[5]	$32,833	$107,599	—	$140,432

1	This column reports the amount of cash compensation earned in 2009 for Board and Committee service. The Company currently provides to the non-employee directors reimbursement for expenses and the following compensation. The Board has reduced retainers paid in calendar year 2010 by 20%.

Annual Retainer, Chairman	$45,000
Annual Retainer, Vice Chairman	$30,000
Annual Director Retainer (except Chairman and Vice Chairman)	$20,000
Annual Committee Retainer (except Audit Committee)	$1,000
Annual Committee Retainer (Audit Committee)	$2,000
Additional Annual Retainer: Committee Chair (except Audit and Compensation Committees)	$1,000
Additional Annual Retainer: Audit Committee Chair	$15,000
Additional Annual Retainer: Compensation Committee Chair	$6,000
Meeting Attendance Fees (per day)	$1,500	(in person)
	$500	(by telephone)
Value of restricted stock granted upon election at annual meeting consists of a grant of the number of shares of restricted stock under the Company’s Long-term Performance Plans determined by dividing $25,000 by the fair market value of the Company’s Common Stock on the NASDAQ Global Market on the date of grant.	$25,000

2	This column represents the aggregate grant date fair value of awards of restricted stock granted during the 2009 fiscal year, computed in accordance with ASC 718. The aggregate grant date fair value for the restricted stock awards to each director upon his or her reelection to the Board at the 2009 Annual Meeting of Stockholders was $25,000. (See note 6 below for additional awards to Mr.Condella). Each director had an aggregate of 8,620 shares of unvested restricted Common Stock outstanding at 2009 fiscal year end.

3	This column represents the aggregate grant date fair value of option awards made to during the 2009 fiscal year, computed in accordance with ASC 718. Mr. Campbell was granted 25,000 stock options in 2009.

4	Dr. Denis O’Donnell did not seek reelection to the Board at the 2009 Annual Meeting of Stockholders.

5	The Board elected Frank C. Condella, Jr., as a director of the Company on March 10, 2009. Compensation in this table does not reflect compensation paid to him beginning December 15, 2009, as Interim Chief Executive Officer, which is reflected in the Summary Compensation Table.

6	In addition to Mr. Condella’s restricted stock award described in Note 2 above, he received the following restricted stock awards in 2009 (i) 16,556 shares on March 10, 2009, valued at $25,000, upon his initial election to the Board, and (ii) 12,000 shares on July 20, 2009, valued at $13,320; 12,000 shares on August 3, 2009, valued at $14,040; 12,000 shares on September 1, 2009,

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valued at $14,760; and 12,000 shares on October 1, 2009, valued at $15,480; each pursuant to his consulting agreement dated July 18, 2009, relating to partnering activities for the Company’s progesterone products.
Aggregate total number of shares underlying stock option awards outstanding at 2009 fiscal year end for the independent directors are shown below:

Number of Shares
Underlying
Name	Options
Valerie Andrews	12,000
Edward Blechschmidt	15,000
James Crofton	12,000
Stephen Kasnet	12,000
Selwyn Oskowitz	83,000
Anthony Campbell	25,000
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee serving at any time during 2009 were Valerie L. Andrews, Edward A. Blechschmidt, Frank C. Condella, Jr., James S. Crofton, and Denis M. O’Donnell, M.D. None of the Company’s executive officers served during fiscal year 2009 or currently serve and the Company anticipates that none will serve, as a member of the board of directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company’s Board or the Compensation Committee.

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Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
     Common Stock. The following table sets forth, as of April 27, 2010, information with respect to the beneficial ownership of shares of Columbia’s Common Stock by:
     each person known to us to be the beneficial owner of more than 5% of the shares of Columbia’s Common Stock;
     each of Columbia’s directors and director nominees;
     each of Columbia’s named executive officers; and
     all of Columbia’s current directors and named executive officers as a group.
     The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the SEC; the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before June 26, 2010 (60 days after April 27, 2010) through the conversion of shares of convertible preferred stock or convertible debt or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power (or shares such powers with his or her spouse) with respect to the class of shares set forth in the following tables.

Common Stock
	Number of Shares
Name and Address of	Beneficially	Percentage
Beneficial Owner	Owned (1)	of Total (2)
David M. Knott/Dorset Management	6,107,803	8.9%
Corporation (3) 485 Underhill Boulevard, Suite 205 Syosset, New York 11791

John P. Curran (4)	6,600,272	9.99%
230 Park Avenue New York, New York 10017

Goldman Capital Management, Inc. (5)	4,585,350	7.0%
320 Park Avenue New York, New York 10022

Perry Corp. and Richard C. Perry (6)	4,457,142	6.8%
767 Fifth Avenue, 19th Floor New York, NY 10153

Directors and Named Executive Officers:
Valerie L. Andrews (7)(8)	48,981	*
Edward A. Blechschmidt (7)(8)	84,731	*
Anthony R. Campbell (8)(9)	6,381,642	9.3%
Frank C. Condella, Jr.	162,764	*
James S. Crofton (7)(8)	48,981	*
Lawrence A. Gyenes	50,000	*
Stephen G. Kasnet (7)(8)	136,981	*
Michael McGrane (7)(8)	754,259	1.1%
Robert S. Mills (7)(8)	1,079,474	1.6%
Selwyn P. Oskowitz, M.D. (7)(8)	123,681	*
All Directors and Executive Officers as a Group (10 persons) (7) (8) (9)	8,871,494	13.2%

*	Signifies less than 1%

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(1)	Includes shares that may be acquired through the conversion of shares of convertible preferred stock or convertible debt or the exercise of warrants, stock options, or other rights, in each case, that are convertible or exercisable on or before June 26, 2010.

(2)	Based on 65,605,886 shares outstanding at April 27, 2010. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before June 26, 2010 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

(3)	Based on Schedule 13D/A, filed on March 18, 2010 with the SEC by Dorset Management Corporation and David M. Knott in which (a) Dorset Management Corporation reported beneficial ownership of 6,012,473 shares of Common Stock, which includes 2,152,381 shares of Common Stock issuable upon the conversion of the Notes and the conversion of shares of Series E Preferred Stock, and 657,002 shares of Common Stock that are issuable upon the exercise of warrants or options to purchase shares of Common Stock, and (b) David M. Knott reported beneficial ownership of the shares reported as beneficially owned by Dorset Management Corporation plus 95,330 additional shares of Common Stock.

(4)	Based on Schedule 13G/A filed on April 27, 2010 with the SEC by John P. Curran, which reported beneficial ownership of 6,600,272 shares of Common Stock. The Schedule 13G reported that Mr. Curran does not have sole voting and dispositive power over any shares of Columbia’s Common Stock and has shared voting and dispositive power over 6,600,272 of Columbia’s Common Stock. Mr. Curran disclaimed beneficial ownership in the securities reported in the Schedule 13G/A except to the extent of his pecuniary interest therein.

(5)	Based on a telephone conversation on March 17, 2010, between Frank C. Condella, Jr., Interim Chief Executive Officer of the Company, and Neil Goldman, President of Goldman Capital Management, Inc., in which Mr. Goldman reported beneficial ownership of 4,585,350 shares of Common Stock.

(6)	Based on a Schedule 13D filed on March 12, 2010 with the SEC by Perry Corp. and Richard C. Perry, which reported beneficial ownership of 4,457,142 shares of Common Stock issuable upon conversion of Notes or exercise of warrants to purchase Common Stock.

(7)	Includes shares which may be acquired upon the exercise of options exercisable within 60 days after April 27, 2010, as follows: Ms. Andrews, 12,000 shares; Mr. Blechschmidt, 15,000 shares; Mr. Campbell, 25,000 shares; Mr. Crofton, 12,000 shares; Mr. Kasnet, 12,000 shares; Mr. McGrane, 663,810 shares; Mr. Mills, 977,674 shares; and, Dr. Oskowitz, 83,000 shares.

(8)	Includes restricted shares that were unvested on April 27, 2010, as follows: Ms. Andrews, 19,230 shares; Mr. Blechschmidt, 19,230 shares; Mr. Campbell, 19,230 shares; Mr. Condella, 19,230 shares; Mr. Crofton, 19,230 shares; Mr. Kasnet, 19,230 shares; Mr. McGrane, 25,875 shares; Mr. Mills, 35,000 shares; and, Dr. Oskowitz, 19,230 shares.

(9)	Includes direct ownership of 122,265 shares of Common Stock and indirect ownership of 126,574 shares of Common Stock (including 100,000 shares that have been pledged as security). Also includes beneficial ownership of the shares described in footnote 3 above reported as beneficially owned by Dorset Management Corporation and David M. Knott.
     Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of April 27, 2010.
     Series E Preferred Stock. The following table sets forth, as of April 27, 2010, information with respect to each person known to us to be the beneficial owner of more than 5% of Columbia’s Series E Preferred Stock. No director, director nominee, or named executive officer owns any shares of Series E Preferred Stock.

Series E Preferred Stock
	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	of Total (1)
Perry Corp. and Richard C. Perry (2)	35,000	59.3%
767 Fifth Avenue, 19th Floor New York, NY 10153

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Series E Preferred Stock
	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	of Total (1)
Knott Partners Offshore Master Fund, L.P.	9,580	16.2%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791

Knott Partners, L.P.	7,980	13.5%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791

Shoshone Partners, L.P.	5,180	8.8%
485 Underhill Boulevard, Suite 205 Syosset, New York 11791

(1)	Based on 59,000 shares of Series E Preferred Stock outstanding at April 27, 2010.

(2)	Based on a Schedule 13D filed on March 12, 2010 with the SEC by Perry Corp. and Richard C. Perry, which reported beneficial ownership of 1,750,000 shares of Common Stock issuable upon conversion of Preferred Stock.
As of April 27, 2010, we know of no persons, other than those listed above, who beneficially own, as determined under rules of the SEC, more than 5% of our outstanding shares of Common Stock, Series B Preferred Stock or Series E Preferred Stock.

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Item 13. Certain Relationships, Related Transactions, and Director Independence
Director Independence
     The Board has analyzed the independence of each director and nominee and has determined that, with the exception of Messrs. Condella and Mills, Interim CEO and President, respectively, each director qualifies as an “independent” director under the applicable NASDAQ Marketplace Rules, including that each such director or nominee is free of any relationship that would interfere with his individual exercise of independent judgment. In analyzing the independence of Mr. Campbell, the Board considered his position as a Portfolio Manager and Senior Analyst for Dorset Management Corporation, the beneficial owner of more than 5% of the Company’s Common Stock.
     All of the Company’s committees are comprised solely of independent directors.
Certain Relationships and Related Party Transactions
     We have a policy against our directors, officers, employees, and consultants entering into transactions that present actual or potential conflicts of interests. A conflict of interest can arise when a director, officer, employee, or consultant takes an action or has an interest that may make it difficult for him or her to perform his or her work objectively and effectively. Conflicts of interest may also arise when a director, officer, employee, or consultant (or his or her family members) receives improper personal benefits as a result of the director’s, officer’s, employee’s, or consultant’s relationship to us. This policy is reflected in our Code of Business Conduct and Ethics. In addition, the Audit Committee of the Board, pursuant to its charter, is responsible for reviewing and addressing conflicts of interest of directors and executive officers; as well as monitoring and reviewing (including discussing with management and the independent auditor) and, if appropriate, recommending to the full Board the approval or ratification of any transactions or courses of dealing with related parties that are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

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Item 14. Principal Accountant Fees and Services
     BDO Seidman, LLP (“BDO Seidman”), serves as the Company’s independent registered public accounting firm and has served in that capacity since July 2008. The decision to engage BDO Seidman as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board.
     The Audit Committee considered the independence of BDO Seidman and whether the audit and non-audit services BDO Seidman provide to the Company are compatible with maintaining that independence. The Audit Committee has adopted a set of policies governing the provision of non-audit services by BDO Seidman; those policies are included in the Audit Committee’s report. See “Board of Directors and Corporate Governance — Audit Committee.” The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company’s independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past fiscal year.
Fees and Services of BDO Seidman, LLP
     The following table sets forth the aggregate fees billed to the Company by BDO Seidman, LLP for the fiscal year ended December 31, 2009 and 2008:

	2009	2008
Audit Fees (1)	$420,700	$348,000
Audit-Related Fees (2)	16,000	2,500
Tax Fees (3)	53,500	—
All Other Fees	—	—

Total	$490,200	350,500

(1)	Audit fees consisted of fees for audit work performed in the audit of financial statements, including the audit of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act, as well as fees for quarterly reviews and registration statements.

(2)	Audit-related fees consisted principally of fees for consulting on financial accounting and reporting standards for certain transactions and related matters.

(3)	Tax fees consisted principally of fees for work performed with respect to tax compliance and tax planning.
     The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees and considers whether approval of the proposed services will have a detrimental impact on the auditor’s independence. On an annual basis, our management reports to the Audit Committee all audit and non-audit services performed during the previous twelve months and all fees billed by our independent registered public accounting firm for such services.
     In fiscal 2008 and 2009, all audit and non-audit services and the corresponding fees were approved by the Audit Committee.

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PART IV
Item 15. Exhibits and Financial Statement Schedules
(a)(1)(2) Financial Statements and Financial Statement Schedules
     Indexes to financial statements and financial statement schedules appear on F-1 and F-26, respectively.
(b) Exhibits

Exhibit
No	Description
3.1	Restated Certificate of Incorporation of the Company, as amended (14)

3.2	Amended and Restated By-laws of Company (3)

4.1	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company, dated as of January 7, 1999 (3)

4.2	Securities Purchase Agreement, dated as of January 7, 1999, between the Company and each of the purchasers named on the signature pages thereto (3)

4.3	Securities Purchase Agreement, dated as of January 19, 1999, among the Company, David M. Knott and Knott Partners, L.P. (3)

4.4	Form of Warrant to Purchase Common Stock (3)

4.5	Warrant to Purchase Common Stock granted to James J. Apostolakis on September 23, 1999 (5)

4.6	Certificate of Designations of Series E Convertible Preferred Stock, filed May 10, 2005 with the Delaware Secretary of State (13)

4.7	Preferred Stock Purchase Agreement, dated as of May 10, 2005, among Columbia Laboratories, Inc., Perry Partners L.P. and Perry Partners International, Inc. (13)

4.8	Securities Purchase Agreement, dated March 10, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto (15)

4.9*	Form of Restricted Stock Agreement (17)

4.10*	Form of Option Agreement (24)

4.11	Securities Purchase Agreement, dated December 21, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto (19)

10.1	1996 Long-term Performance Plan, as amended, of the Company (2)

10.2	Asset Purchase, License and Option Agreement between Bio-Mimetics, Inc. and Columbia Laboratories, Inc., dated November 22, 1989 (1)

10.4	Settlement Agreement and Release dated as of March 16, 2000 between Columbia Laboratories (Bermuda) Ltd. and Lake Consumer Products, Inc. (5)

10.5	License Agreement dated April 18, 2000, between the Company and Lil’ Drug Store Products, Inc. (6)

10.6	Rights Agreement dated as of March 13, 2002, by and between Columbia Laboratories, Inc. and First Union National Bank, as Rights Agent (7)

10.7†	Semi-Exclusive Supply Agreement dated May 7, 2002 between the Company and Mipharm S.p.A. (8)

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Exhibit
No	Description
10.8†	Amended and Restated License and Supply Agreement dated June 4, 2002 between the Company and Ares Trading S.A.(8)

10.9†	Investment and Royalty Agreement dated March 5, 2003 between the Company and PharmaBio Development Inc. (9)

10.10†	License and Supply Agreement Dated May 27, 2003 between the Company and Mipharm S.p.A. (10)

10.11*	Form of Indemnification Agreement for Officers and Directors (11)

10.12†	Asset Purchase Agreement Dated June 29, 2004, between the Company and Lil’ Drug Store Products, Inc. (12)

10.13†	Supply Agreement dated June 29, 2004, between the Company and Lil’ Drug Store Products, Inc.(12)

10.14	Letter Agreement Supplement to STRIANT Investment and Royalty Agreement dated April 14, 2006 (16)

10.15*	Separation Agreement by and between Columbia Laboratories, Inc. and David L. Weinberg effective as of December 12, 2006 (18)

10.16†	Agreement, dated December 21, 2006, by and among Ares Trading S.A., Serono, Inc., the Company and its wholly-owned subsidiary, Columbia Laboratories (Bermuda), Ltd (19)

10.17	Amendment No. 1 to the Amended and Restated License and Supply Agreement, entered into December 21, 2006, by and between Ares Trading S.A and Columbia Laboratories (Bermuda), Ltd. (19)

10.18	Description of the Registrant’s Compensation and Reimbursement Practices for Non-employee Directors. (20)

10.19	Lease Agreement between Allwood Associates I and Columbia Laboratories, Inc., dated July 6, 2007 (20)

10.20†	License and Supply Agreement between Columbia Laboratories, Inc. and Ascend Therapeutics, Inc., dated September 27, 2007 (21)

10.21	Supply Agreement between Columbia Laboratories (Bermuda) Limited and Fleet Laboratories Limited, dated July 12, 1996 (22)

10.22	Packaging Agreement between Columbia Laboratories (Ireland) Ltd. and Maropack AG, dated October 28, 1993 (22)

10.23*	Columbia Laboratories, Inc., 2008 Long-Term Incentive Plan (23)

10.24*	Columbia Laboratories, Inc., Amended and Restated Incentive Plan (24)

10.25*	Form of Executive Change of Control Severance Agreement (24)

10.26	Stock Purchase Agreement, by and between the Company and Numoda Corporation, dated January 6, 2009 (25)

10.27*	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated March 11, 2009 (24)

10.28*	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Michael McGrane dated March 11, 2009 (29)

10.29*	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and James A Meer dated March 11, 2009 (26)

10.30*	Separation and Release Agreement by and between Columbia Laboratories, Inc. and James A. Meer effective as of May 18, 2009 (26)

10.31*	Employment Agreement by and between Columbia Laboratories, Inc. and Lawrence Gyenes dated July 15, 2009 (27).

74

Exhibit
No	Description
10.32	Second Amendment to Investment and Royalty Agreement, by and between the Company and PharmaBio Development, Inc., July 22, 2009 (28)

10.33	Placement Agent Agreement, by and among the Company, Oppenheimer & Co., Inc. and The Benchmark Company, LLC, dated October 22, 2009 (30)

10.34	Form of Subscription Agreement (30)

10.35	Form of Warrant to Purchase Common Stock (30)

10.36*	Columbia Laboratories Stock Ownership Guidelines for Officers and Directors (31)

10.37	Manufacturing and Supply Agreement between Fleet Laboratories and Columbia Laboratories (Bermuda), Ltd., dated December 8, 2009 (32)

10.38*	Employment Agreement by and between Columbia Laboratories, Inc. and Frank C. Condella, Jr., dated December 11, 2009 (33)

10.39*	Addendum to Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated December 11, 2009 (33)

10.40*	Addendum to Executive Change in Control Severance Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated December 11, 2009 (33).

14	Code of Ethics of the Company (11)

21	Subsidiaries of the Company (34)

23.1	Consent of BDO Seidman, LLP (35)

23.2	Consent of McGladrey & Pullen, LLP (35)

31(i).1	Certification of Chief Executive Officer of the Company (35)

31(i).2	Certification of Chief Financial Officer of the Company (35)

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (35)

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (35)

†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

*	Management contract or compensatory plans or arrangements

75

1/	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-31962) declared effective on May 14, 1990

2/	Incorporated by reference to the Registrant’s Proxy Statement dated May 10, 2000

3/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998

4/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

5/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999

6/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000

7/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated March 12, 2002

8/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 14, 2002

9/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002

10/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 14, 2003

11/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003

12/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 4, 2004

13/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 12, 2005

14/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005

15/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated March 16, 2006

16/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated April 17, 2006

17/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 17, 2006

18/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 15, 2006

19/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 26, 2006

20/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, dated August 8, 2007

21/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, dated November 8, 2007

22/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007

23/	Incorporated by reference to the Registrant’s Proxy Statement dated April 8, 2008

24/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008

25/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated January 8, 2009

26/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 12, 2009

27/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated July 15, 2009

28/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated July 24, 2009

29/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 6, 2009

30/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated October 23, 2009

31/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated November 17, 2009

76

32/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 8, 2009

33/	Incorporated by reference to the Registrant’s Current Report Form 8-K, dated December 14, 2009

34/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009

35/	Filed herewith

77

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLUMBIA LABORATORIES, INC.
Date: April 30, 2010	By:	/s/ Mr. Lawrence A. Gyenes
Lawrence A. Gyenes, Senior Vice President

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Frank C. Condella, Jr. Frank C. Condella, Jr.	Interim Chief Executive Officer (Principal Executive Officer)	April 30, 2010

/s/ Robert S. Mills Robert S. Mills	President and Chief Operating Officer	April 30, 2010

/s/ Mr. Lawrence A. Gyenes Mr. Lawrence A. Gyenes	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 30, 2010

/s/ Valerie L. Andrews	Director	April 30, 2010

Valerie L. Andrews

/s/ Edward A. Blechschmidt Edward A. Blechschmidt	Vice Chairman of the Board of Directors	April 30, 2010

/s/ Anthony R. Campbell	Director	April 30, 2010

Anthony R. Campbell

/s/ James S. Crofton	Director	April 30, 2010

James S. Crofton

/s/ Stephen G. Kasnet	Chairman of the Board of Directors	April 30, 2010

Stephen G. Kasnet

/s/ Selwyn P. Oskowitz	Director	April 30, 2010

Selwyn P. Oskowitz

78

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
Columbia Laboratories, Inc.
Livingston, NJ
We have audited the accompanying consolidated balance sheets of Columbia Laboratories, Inc. as of December 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive operations, shareholders’ deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Columbia Laboratories, Inc. at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Columbia Laboratories, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 12, 2010, expressed an unqualified opinion thereon.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Woodbridge, NJ
March 12, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
Of Columbia Laboratories, Inc.
We have audited the accompanying consolidated statements of operations, comprehensive operations, shareholders’ equity (deficiency) and cash flows for the year ended December 31, 2007 of Columbia Laboratories, Inc. and Subsidiaries. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Columbia Laboratories, Inc. and Subsidiaries and their cash flows for the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.
As disclosed in Note 2 to the consolidated financial statements, effective January 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109”.
/s/ McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP
New York, New York
March 25, 2008

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
ASSETS

	2009	2008

CURRENT ASSETS
Cash and cash equivalents of which $12,225,732 and $12,099,318 is interest bearing	$14,757,615	$12,497,382
Accounts receivable, net of allowances for doubtful accounts of $100,000 and $100,000	4,262,851	3,562,277
Inventories	2,532,722	2,377,139
Prepaid expenses and other current assets	1,097,525	1,102,525

Total current assets	22,650,713	19,539,323

PROPERTY AND EQUIPMENT
Machinery and equipment	2,547,460	2,479,602
Computer software	545,616	534,302
Office equipment and furniture and fixtures	669,599	698,920

	3,762,675	3,712,824
Less-accumulated depreciation and amortization	(3,071,196)	(2,890,967)

	691,479	821,857

INTANGIBLE ASSETS — NET	18,770,332	23,815,060
OTHER ASSETS	1,644,695	1,446,249

TOTAL ASSETS	$43,757,219	$45,622,489

(Continued)

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

	2009	2008

CURRENT LIABILITIES:

Current portion of financing agreements	$144,897	$168,034
Accounts payable	3,662,091	2,085,463
Accrued expenses	4,588,088	4,980,643

Total current liabilities	8,395,076	7,234,140
NOTES PAYABLE	32,965,863	30,074,966
DEFERRED REVENUE	328,367	305,433
LONG-TERM PORTION OF FINANCING AGREEMENTS	15,234,406	13,126,210

TOTAL LIABILITIES	56,923,712	50,740,749

COMMITMENTS AND CONTINGENCIES

Contingently redeemable series C preferred stock 600 and 775 shares issued and outstanding in 2009 and 2008, respectively (liquidation preference of $600,000 and $775,000)	600,000	775,000

SHAREHOLDERS’ DEFICIENCY:
Preferred stock, $.01 par value; 1,000,000 shares authorized
Series B convertible preferred stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	1
Series E convertible preferred stock 59,000 shares issued and outstanding (liquidation preference of $5,900,000)	590	590
Common Stock $.01 par value; 100,000,000 shares authorized; 65,761,986 and 54,007,579 shares issued	657,619	540,076
Capital in excess of par value	242,637,646	228,686,942
Less cost of 131,935 and 63,644 treasury shares	(280,813)	(189,229)
Accumulated deficit	(256,979,263)	(235,109,705)
Accumulated other comprehensive income	197,727	178,065

Shareholders’ deficiency	(13,766,493)	(5,893,260)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$43,757,219	$45,622,489

The accompanying notes to consolidated financial statements
are an integral part of these statements

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE YEARS ENDED DECEMBER 31, 2009

	2009	2008	2007

NET REVENUES	$32,196,381	$36,229,114	$29,627,638

COST OF REVENUES	9,194,538	10,934,615	9,014,540

Gross profit	23,001,843	25,294,499	20,613,098

OPERATING EXPENSES:
Selling and distribution	11,982,229	12,685,618	10,111,796
General and administrative	10,559,298	8,615,381	7,824,741
Research and development	8,579,035	6,206,157	5,778,641
Amortization of licensing right	5,044,728	5,044,728	5,005,768

Total operating expenses	36,165,290	32,551,884	28,720,946

Loss from operations	(13,163,447)	(7,257,385)	(8,107,848)

OTHER INCOME (EXPENSE):
Interest income	33,830	299,805	979,953
Interest expense	(8,851,253)	(7,882,183)	(7,946,048)
Other, net	(243,720)	(100,516)	(5,440)

	(9,061,143)	(7,682,894)	(6,971,535)

Net loss before taxes	(22,224,590)	(14,940,279)	(15,079,383)
State income tax benefits	355,032	863,770	787,593

Net loss	$(21,869,558)	$(14,076,509)	$(14,291,790)

LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.39)	$(0.27)	$(0.28)

WEIGHTED — AVERAGE NUMBER OF COMMON SHARES OUTSTANDING BASIC AND DILUTED	56,358,843	52,439,327	51,124,266

The accompanying notes to consolidated financial statements
are an integral part of these statements.

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
FOR THE THREE YEARS ENDED DECEMBER 31, 2009

	2009	2008	2007
NET LOSS	$(21,869,558)	$(14,076,509)	$(14,291,790)

Other comprehensive income (loss):
Foreign currency translation	19,662	(29,539)	8,560

Comprehensive loss	$(21,849,896)	$(14,106,048)	$(14,283,230)

The accompanying notes to consolidated financial statements
are an integral part of these statements.

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)
FOR THE THREE YEARS ENDED DECEMBER 31, 2009

	Series B Convertible		Series E Convertible
	Preferred Stock		Preferred Stock		Common Stock					Accumulated
	Number		Number				Capital in			Other
	of		of		Number of		Excess of	Treasury	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Par Value	Stock	Deficit	Income (Loss)	Total
Balance, December 31, 2006	130	$1	69,000	$690	49,694,213	$496,942	$218,687,977	$(26,880)	$(206,741,406)	$199,044	$12,616,368

Options exercised					43,050	431	62,810				63,241
Share based compensation expense					155,690	1,557	1,646,365				1,647,922
Conversion of Series C Preferred Stock					1,564,548	15,645	2,059,355				2,075,000
Conversion of Series E Preferred Stock			(5,453)	(55)	272,650	2,727	(2,672)				—
Purchase of treasury stock								(27,150)			(27,150)
Dividends on preferred stock							(76,894)				(76,894)
Translation adjustment										8,560	8,560
Net loss									(14,291,790)		(14,291,790)

Balance, December 31, 2007	130	$1	63,547	$635	51,730,151	$517,302	$222,376,941	$(54,030)	$(221,033,196)	$207,604	$2,015,257

Issuance of common stock					1,333,000	13,330	4,082,298				4,095,628
Options exercised					318,149	3,182	591,673				594,855
Conversion of Series C Preferred Stock					235,426	2,354	347,646				350,000
Conversion of Series E Preferred Stock			(4,547)	(45)	227,350	2,273	(2,228)				—
Share based compensation expense					163,503	1,635	1,345,756				1,347,391
Purchase of treasury stock								(135,199)			(135,199)
Dividends on preferred stock							(55,144)				(55,144)
Translation adjustment										(29,539)	(29,539)
Net loss									(14,076,509)		(14,076,509)

Balance, December 31, 2008	130	$1	59,000	$590	54,007,579	$540,076	$228,686,942	$(189,229)	$(235,109,705)	$178,065	$(5,893,260)

Issuance of common stock					11,351,807	113,517	11,342,786				11,456,303
Issuance of warrants							719,904				719,904
Conversion of Series C Preferred Stock					117,449	1,174	173,826				175,000
Share based compensation expense					285,151	2,852	1,746,376				1,749,228
Purchase of treasury stock								(91,584)			(91,584)
Dividends on preferred stock							(32,188)				(32,188)
Translation adjustment										19,662	19,662
Net loss									(21,869,558)		(21,869,558)

Balance, December 31, 2009	130	$1	59,000	$590	65,761,986	$657,619	$242,637,646	$(280,813)	$(256,979,263)	$197,727	$(13,766,493)

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE YEARS ENDED DECEMBER 31, 2009

	2009	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,869,558)	$(14,076,509)	$(14,291,790)
Adjustments to reconcile net loss to net cash used in operating activities —
Depreciation and amortization	5,737,242	5,510,802	5,462,888
Amortization of beneficial conversion features	1,658,981	1,466,591	1,265,496
Amortization of warrants	1,231,916	1,092,197	971,548
Provision for doubtful accounts	—	4,267	15,000
Provision for sales returns	1,226,357	1,399,991	992,502
Write-down of inventories	81,718	746,905	80,961
Share based compensation	1,749,228	1,347,391	1,647,922
Non-cash interest expense on financing agreements	2,085,059	1,702,842	1,381,407
Recognition of deferred income (Ardana)	—	(2,891,188)	—
Loss on disposal of fixed assets	—	3,048	—

Changes in assets and liabilities —
(Increase) decrease in:
Accounts receivable	(700,574)	244,449	(1,520,937)
Inventories	(237,301)	(76,915)	(1,023,052)
Prepaid expenses and other current assets	5,000	184,775	(293,534)
Other assets	9,175	943	(418,405)

Increase (decrease) in:
Accounts payable	1,576,628	(130,480)	(1,370,828)
Accrued expenses	(1,632,472)	(1,281,338)	(211,709)
Deferred revenue	22,934	(384,259)	(601,768)

Net cash used in operating activities	(9,055,667)	(5,136,488)	(7,914,299)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	(49,853)	(375,926)	(102,021)

Net cash used in investing activities	(49,853)	(375,926)	(102,021)

(Continued)

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE YEARS ENDED DECEMBER 31, 2009

	2009	2008	2007

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	11,456,303	4,095,628	—
Proceeds from exercise of options	—	594,855	63,241
Payment for purchase of treasury stock	(91,584)	(135,199)	(27,150)
Payment pursuant to financing agreements	—	(3,540,949)	—
Dividends paid	(32,188)	(55,144)	(76,894)

Net cash or provided by or (used in) financing activities	11,332,531	959,191	(40,803)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	33,222	(171,206)	8,557

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	2,260,233	(4,724,429)	(8,048,566)

CASH AND CASH EQUIVALENTS,
Beginning of year	12,497,382	17,221,811	25,270,377

CASH AND CASH EQUIVALENTS,
End of year	$14,757,615	$12,497,382	$17,221,811

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$3,200,000	$3,200,000	$2,488,889

Taxes paid	$52,000	$27,403	$34,759

Accrual of financing costs	$—	$—	$25,000

Increase of US Crinone License Right cost	$—	$—	$1,000,000

Conversion of Series C preference shares to common stock	$175,000	$350,000	$2,075,000

Conversion of Series E preference shares to common stock	$—	$454,700	$545,300

Issuance of Warrants for Option to Extend Pharmabio Debt	$719,904	$—	$—

The accompanying notes to consolidated financial statements
are an integral part of these statements

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     Organization —
     Columbia Laboratories, Inc. (the “Company” or “Columbia”) was incorporated as a Delaware corporation in December 1986. The Company is primarily dedicated to research, development, and commercialization of women’s healthcare and endocrinology products, including those that treat or are intended to treat infertility, endometriosis, dysmenorrhea, preterm birth for women with a short cervix at mid-pregnancy and hormonal deficiencies. The Company has also developed a buccal delivery system for peptides. The Company’s products primarily utilize its patented Bioadhesive Delivery System technology.
     Principles of Consolidation —
     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
     Accounting Estimates —
     The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used for, but are not limited to sales return reserves, license fees, payments to distributors, intangible assets, and share based compensation. Actual results could differ from those estimates in the near term.
     Foreign Currency —
     The assets and liabilities of the Company’s foreign subsidiaries are translated into U.S. dollars at current exchange rates and revenue and expense items are translated at average rates of exchange prevailing during the period. Resulting translation adjustments are accumulated as a separate component of shareholders’ equity. Transaction gains and losses are reflected in the Statements of Operations.
     Accounts Receivable —
     Accounts receivable are reported at their outstanding unpaid principal balances reduced by allowances for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers’ ability to pay and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.
     Fair Value of Financial Instruments —
     The estimated fair value of the convertible subordinated notes payable and beneficial conversion feature amounted to $34,507,598 and $33,009,841 at December 31, 2009 and 2008, respectively. This value is the aggregate of the estimated future cash flows associated with the settlement of the notes payable, determined through consideration of market conditions, including available interest rates, credit spreads and the Company’s liquidity, and the intrinsic value of the beneficial conversion feature. The carrying value of the convertible notes payable and beneficial conversion feature amounted to $32,965,863 and $30,074,966 at December 31, 2009 and 2008, respectively. The fair value of accounts receivable, accounts payable and the financing agreements described in Note 5 approximate their carrying amount.

     Inventories —
     Inventories are stated at the lower of cost (first-in, first-out) or market. Components of inventory cost include materials, labor and manufacturing overhead. Inventories consist of the following:

	December 31,
	2009	2008
Finished goods	$1,343,742	$1,745,222
Raw materials	1,188,980	631,917

Total	$2,532,722	$2,377,139

     Shipping costs are included in selling and distribution expenses and amounted to approximately $169,000, $152,000 and $102,000, in 2009, 2008 and 2007 respectively.
     Property and Equipment —
     Property and equipment is stated at cost less accumulated depreciation. Leasehold improvements are amortized over the lesser of the useful life or the term of the respective leases. Depreciation is computed on the straight-line basis over the estimated useful lives of the respective assets, as follows:

Years

Software	3
Machinery and equipment	5-10
Furniture and fixtures	5
     Costs of major additions and improvements are capitalized and expenditures for maintenance and repairs that do not extend the term of the assets are expensed. Upon sale or disposition of property and equipment, the cost and related accumulated depreciation are eliminated from the accounts and any resultant gain or loss is credited or charged to operations.
     Depreciation expense amounted to approximately $180,000, $203,000 and $215,000 in 2009, 2008 and 2007, respectively.
     Concentration of Risk —
     The Company sells its products to customers worldwide. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. See Note 10 for customer concentrations.
     The Company depends on one supplier for a key excipient (ingredient) used in its products and one supplier for one of the active pharmaceutical ingredients.

     Intangible Assets —
     On December 22, 2006, the Company acquired the U.S. rights to CRINONE (progesterone gel). The cost of the acquisition was $33,000,000 in cash and is being amortized over a 6.75-year period. On April 1, 2007, the Company recorded a liability from the contract with Merck Serono for certain sales returns associated with sales made by Merck Serono. The Company recorded the estimated liability of $1,000,000 as an increase in the purchase price that is being amortized over the remaining term of the license.

	2009	2008
Balance at January 1	$34,000,000	$34,000,000
Accumulated amortization	(15,229,668)	(10,184,940)

Balance at December 31	$18,770,332	$23,815,060

     Amortization expense amounted to $5,044,728, $5,044,728, and $5,005,768 in 2009, 2008, and 2007, respectively.
     Amortization expenses for future periods are expected to be:

Year	Amortization
2010	$5,044,728
2011	5,044,728
2012	5,044,728
2013	3,636,148

Total	$18,770,332

     Income Taxes —
     Deferred tax assets or liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by enacted tax rates. A valuation allowance is provided against deferred income tax assets in circumstances where management believes the recoverability of a portion of the assets is more likely than not. The Company has provided a full valuation allowance against its net deferred tax assets as of December 31, 2009 and 2008.
     Long-lived Assets —
     Following the acquisition of any long-lived assets, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the long-lived asset may warrant revision or that the remaining balance of the long-lived asset may not be recoverable. When factors indicate that a long-lived asset may be impaired, the Company uses an estimate of the underlying product’s future cash flows, including amounts to be received over the remaining life of the long-lived asset from license fees, royalty income, and related revenue in measuring whether the long-lived asset is recoverable. Unrecoverable amounts are charged to operations.
          Accrued Expenses —
     Accrued expenses consist of the following:

	2009	2008
Sales returns & price adjustments	$1,910,292	$2,789,316
Salaries	939,861	332,657
Interest	800,000	800,000
Professional fees	317,801	483,193
Inventory management fees	265,012	359,376
Marketing expenses	5,419	34,652
Royalties/Other	349,703	181,449

Total	$4,588,088	$4,980,643

     Revenue Recognition —
     Revenues on sales of products by Columbia are discussed in detail below. License fees are recorded over the life of the license. Royalty revenues, based on sales by licensees, are recorded as revenue as those sales are made by the licensees.
     Sales Return Reserves —
     Revenues from the sale of products are recorded at the time goods are shipped to customers. The Company believes that it has not made any shipments in excess of its customers’ ordinary course of business inventory levels. The Company’s return policy allows product to be returned for a period beginning three months prior to the product expiration date and ending twelve months after the product expiration date. Provisions for returns on sales to wholesalers, distributors and retail chain stores are estimated based on a percentage of sales, using such factors as historical sales information, distributor inventory levels and product prescription data, and are recorded as a reduction to sales in the same period as the related sales are recognized. The Company assumes that its customers are using the first-in, first-out method in filling orders so that the oldest saleable product is used first. The Company records a provision for returns on a quarterly basis using an estimated rate and adjusts the provision if its analysis indicates that the potential for product non-saleability exists.
     An analysis of the reserve for sales returns is as follows:

	2009	2008	2007

Balance at beginning of year	$1,864,316	$1,923,765	$1,240,234
Addition related to Crinone®	—	—	1,000,000

Adjusted balance at beginning of year	1,864,316	1,923,765	2,240,234

Provision:
Related to current period sales	671,259	674,020	527,819
Related to prior period sales	555,098	725,971	500,000

	1,226,357	1,399,991	1,027,819

Returns:
Related to current period sales	(28,092)	(130,551)	(61,125)
Related to 2006 Crinone® purchase	(31,793)	(300,152)	(328,896)
Related to prior period sales	(1,147,165)	(1,028,737)	(954,267)

	(1,207,050)	(1,459,440)	(1,344,288)

Balance at end of period	$1,883,623	$1,864,316	$1,923,765

     The Company believes that the greatest potential for uncertainty in estimating sales returns is the estimation of future prescriptions. They are wholly dependent on the Company’s ability to sell and market the products. If prescriptions are lower in future periods, then the current reserve will be inadequate.
     In the fourth quarter of 2006, the Company purchased the U.S. rights to CRINONE for $33 million. In 2007, the Company recorded an estimated liability of $1.0 million for certain sales returns associated with sales made by Merck Serono.
     Sales returns provisions for 2009 were $1.2 million of which $0.7 million was based on 2009 sales and the balance was related to sales from prior periods. Sales returns provisions for the year 2008 were $1.4 million of which $0.7 million was based on 2008 sales and the balance was based on previous year sales. In 2007, sales return provisions were $2.0 million including $1.0 million in the second quarter as an increase in the purchase price of the U.S. rights to CRINONE for future returns as a result of product sold by Merck Serono that was still in the channel at the time of purchase of such rights.

     License Fees —
     License revenue consists of up-front, milestone and similar payments under license agreements and is recognized when earned under the terms of the applicable agreements. Milestone payments represent payments for the occurrence of contract-specified events and coincide with the achievement of a substantive element in a multi-element arrangement. License revenue, including milestone payments, is deferred and recognized in revenues over the estimated product life cycle or the length of relevant patents, whichever is shorter.
     Payments to Distributors —
     The Company estimates fees it pays its distributors and specialty pharmacies for customer services that include supplemental sales calling, providing information about their customers and the processing of sales returns. The fees for these services have historically been charged to selling and distribution expenses. In 2009 and 2008, these charges were split between selling and marketing expenses and as reduction to sales; the costs charged to selling and distribution expense in 2009 and 2008 were $0.2 million and $0.5 million, respectively. The costs charged as a reduction to sales in 2009 and 2008 were $0.6 million and $.07 million, respectively. In 2007 these fees were $0.6 million and were charged to selling and distribution expense.
     Advertising Expense —
     All costs associated with advertising and promoting products are expensed in the year incurred. Advertising and promotion expense was approximately $1.2 million in 2009, $1.9 million in 2008 and $0.9 million in 2007 and is included in selling and distribution expense.
     Research and Development Costs —
     Company-sponsored research and development costs related to future products are expensed as incurred.
     Share-based compensation —
     The Company recognizes compensation expense [ASC 718, “Share Based Payment”, formerly SFAS 123(R)], for all stock-based awards made to employees and directors including employee stock options based on estimated fair values.
     ASC 718, “Share Based Payment", requires companies to estimate the fair value of stock-based awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statements of Operations. Employee stock-based compensation expenses for the years ended December 31, 2009, 2008 and 2007, were $1,749,228, $1,314,571 and $1,490,059 respectively, which consisted primarily of stock-based compensation expense related to employee stock options.
     Stock-based compensation expense recognized in the years ended December 31, 2009, 2008 and 2007 included compensation expense for share-based awards granted prior to, but not yet vested as of December 31, 2005, based on the fair value on the grant date estimated in accordance with the pro forma provisions of ASC 718,“Share Based Payment”, and compensation expense for the stock-based awards granted or modified subsequent to December 31, 2005, based on the fair value on the grant date estimated in accordance with the provisions of ASC 718. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
     Loss per Share —
     Basic loss per share is computed by dividing the net loss plus preferred dividends by the weighted-average number of shares of Common Stock outstanding during the period. Diluted earnings per share gives effect to dilutive options, warrants and other potential Common Stock outstanding during the year. Shares to be issued upon the exercise of the outstanding options and warrants or the conversion of the preferred stock are not included in the computation of diluted loss per share as their effect is anti-dilutive. Outstanding options and warrants excluded from the calculation amounted to 16,903,059; 9,731,213; and 9,704,058 at December 31, 2009, 2008 and 2007, respectively.

     Cash Equivalents —
     The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.
     Reclassifications —
     For comparability purposes, certain prior year amounts in the Consolidated Financial Statements have been reclassified, where appropriate, to conform to the financial statement presentation used in 2009.
     Recent Accounting Pronouncements —
     In October 2009, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force), which amends ASC 605-25, Revenue Recognition: Multiple-Element Arrangements. ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for revenue arrangements entered into or materially modified after the fiscal year 2010. Earlier application is permitted with required transition disclosures based on the period of adoption. We are currently evaluating the application date and the impact of this standard on our consolidated financial statements.
     In June 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) ASC 105 (formerly No. 168). The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the “Codification”). This standard replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (“ASC”) will become the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The adoption of the Codification changed the Company’s references to GAAP accounting standards but did not impact the Company’s results of operations, financial position or liquidity.
     Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 805, Business Combinations (formerly SFAS No.141(R), Business Combinations). The new standard applies to all transactions or other events in which an entity obtains control of one or more businesses. Additionally, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement date for all assets acquired and liabilities assumed; and requires the acquirer to disclose additional information needed to evaluate and understand the nature and financial effect of the business combination. ASC 805 will impact the Company in the event of any future acquisition.
     Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 260, Earnings Per Share (formerly FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities). The new guidance clarifies that non-vested share-based payment awards that entitle their holders to receive nonforfeitable dividends or dividend equivalents before vesting should be considered participating securities and included in basic earnings per share. The Company’s adoption of the new accounting standard did not have a material effect on previously reported or current earnings per share.
     Effective January 1, 2009, the Company adopted a new accounting standard included in FASB ASC 470-20, “Debt with Conversion and other Options (Including Partial Cash Settlement) ,” which applies to all convertible debt instruments that have a net settlement feature; which means that such convertible debt instruments, by their terms, may be settled either wholly or partially in cash upon conversion. FASB ASC 470-20 requires issuers of convertible debt instruments that may be settled wholly or partially in cash upon conversion to separately account for the liability and equity components in a manner reflective of the issuer’s nonconvertible debt borrowing rate. Previous guidance provided for accounting for this type of convertible debt instrument entirely as debt. FASB ASC 470-20 was effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The adoption of the new accounting standard did not affect the Company’s financial statements.
     Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 815-40 “Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). The new standard provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The adoption of ASC 815-40 did not affect the Company’s financial statements.
     Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 470 “Transition Guidance for Conforming to Issue No. 98-5 (“EITF no. 08-4”)”. The objective of the new standard to provide transition guidance for conforming changes made to EITF No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rations,” that result from EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments,” and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This standard is effective for financial statements issued for fiscal years ending after December 15, 2008. The adoption of this new standard did not affect the Company’s accounting for the convertible notes and related warrants transactions.
(2) INCOME TAXES
     Effective January 1, 2007, the Company adopted the provisions of FASB ASC 740, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB No 109.” FASB ASC 740 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS No. 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FASB ASC 740 and in subsequent periods. Upon the adoption of FASB ASC 740, the Company had no unrecognized tax benefits. During the year ended December 31, 2009, the Company recognized the expiration through December 31, 2009 of certain tax losses and had no adjustments for uncertain tax benefits.
     The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

	2009	2008	2007
Federal income tax rate	(34.0%)	(34.0%)	(35.0%)
Statutory rate over expected future federal benefit	0.0%	0.0%	1.0%
Foreign income tax benefit/loss	(7.7%)	(18.2%)	(12.6%)
State tax net of federal benefit	(5.2%)	(11.0%)	(9.9%)

Permanent Items:
Incentive Stock Options	1.7%	1.0%	0.0%
R&D Credit	0.0%	0.0%	0.0%
Other	0.1%	1.0%	1.6%

Effect of permanent differences	1.8%	2.0%	1.6%

Effective income tax rate	(45.1%)	(61.2%)	(54.9%)

Increase in valuation allowance	43.5%	55.4%	49.7%
Effective income tax rate	(1.6%)	(5.8%)	(5.2%)

     As of December 31, 2009, the Company has U.S. tax net operating loss carryforwards of approximately $162 million which expire through 2029. The Company also has unused tax credits of approximately $1.4 million which expire at various dates through 2028. Utilization of net operating loss carryforwards may be limited in any year due to limitations in the Internal Revenue Code.

     The Company recognizes interest and penalties, if any, related to uncertain tax positions in general and administrative expenses. No interest and penalties related to uncertain tax positions were accrued at December 31, 2009.

Deferred Tax Assets (Liabilities)	2009	2008
Share Based awards compensation	$671,444	$533,937
Allowance for doubtful accounts	28,125	28,125
Allowance for returns	706,359	591,241
Inventory reserve	30,083	163
Book accumulated depreciation net of tax	(21,484)	(19,096)
Accum amortization — CRINONE license	3,138,209	2,096,436
Vacation & bonus accrual	24,652	15,000
Inventory capitalization	40,253	25,604
Patents	487,688	112,500
Long term debt (book amortization beneficial conversion)	(1,530,254)	(2,152,372)
Federal net operating loss	55,055,721	50,962,090
State net operating loss	2,948,608	2,573,071
Unused R&D credit	1,383,187	1,323,385
Contributions	488	—

Net Deferred Tax Assets	62,963,079	56,090,084

Less Valuation Allowance:
Federal	(62,963,079)	(56,090,084)

Deferred Taxes Assets	$—	$—

     In 2009, the Company reduced net operating loss amounts and valuation allowances by $7.5 million due to the expiration of tax losses.
     The Company files federal income tax returns as well as multiple state, local and foreign jurisdiction tax returns. Tax years ended December 31, 2005 or later remain subject to examination by the IRS. State and local jurisdiction tax returns remain subject to examination for tax years ended December 31, 2005 or later.
(3) STRATEGIC ALLIANCE AGREEMENTS:
     In May 1995, the Company entered into a worldwide license and supply agreement with American Home Products Corporation (“Wyeth”) under which its Wyeth-Ayerst Laboratories division marketed CRINONE. The Company supplied CRINONE to Wyeth at a price equal to 30% of Wyeth’s net selling price. On July 2, 1999, Wyeth assigned the license and supply agreement to Ares-Serono (now “Merck Serono”). In June 2002 the Company acquired the right to market a second brand of its 8% and 4% progesterone gel products under the trade name “PROCHIEVE® ” to obstetricians, gynecologists and all other physicians in the U.S. that were not on Merck Serono’s target list of fertility specialists. Under this agreement the Company paid a 30% royalty to Merck Serono based on net sales of the product and an additional royalty of 40% of PROCHIEVE’s net sales to the infertility specialist market. The Company paid approximately $1,365,000 to Merck Serono in accordance with this agreement in 2006. In December 2006, the Company acquired the U.S. marketing rights to CRINONE from Merck Serono and eliminated further PROCHIEVE royalty payments. The Company continues to supply CRINONE to Merck Serono for all non-U.S. requirements. During the year ended December 31, 2009, the Company recorded an adjustment to revenues of $320,000, primarily related to estimated price adjustments for CRINONE sold to Merck Serono in the fourth quarter of 2008. During the year ended December 31, 2008, the Company recorded an adjustment to revenues of $350,000 related to estimated price adjustments for CRINONE sold to Merck Serono in 2007. Also in 2008, the Company recorded a $575,000 charge for estimated 2008 price adjustments under the agreement. These adjustments are for the effects of government tenders awarded and foreign exchange differences from established rates at the beginning of each year. Our license and supply agreement with Merck Serono expires on May 19, 2010, and is renewable upon mutual agreement of the parties for five (5) year periods at commercial terms to be agreed upon. Merck Serono has informed us that they wish to renew the agreement for an additional 5 years, and we are in negotiations with them to renew the agreement on terms that are not materially different from the current agreement. There can be no assurance, however, that we will reach a renewal agreement or that any renewal agreement will not differ materially from the current agreement.
     In March 1999, the Company entered into a license and supply agreement with Mipharm SpA under which Mipharm SpA will be the exclusive marketer of the Company’s previously unlicensed women’s healthcare products in Italy, Portugal, Greece and Ireland, with a right of first refusal for Spain. Under the terms of the agreement, the Company has received $0.5 million, net of expenses, and expects to receive future milestone payments as products are made available by the Company.

     Effective May 5, 2000, the Company licensed its Legatrin® PM brand to Lil’ Drug Store. Under the terms of this agreement, the Company receives license fees equal to 20% of the licensee’s net sales of Legatrin PM. This agreement had a five-year term with provisions for renewal and contains an option that allows the licensee to acquire this brand from the Company. The license for Advanced Formula Legatrin PM renewed automatically to May 2010.
     On October 16, 2002, the Company and Ardana entered into a license and supply agreement for STRIANT in 18 European countries (excluding Italy). Under the agreement the Company received $6.0 million. In July 2008, the Company terminated the development and license agreement pursuant to its rights under the agreement to terminate it in the event of the insolvency of Ardana. Ardana announced in June 2008 that it suspended trading in its shares, was no longer in a position to continue its operations, and had appointed administrators of the company. In the quarter ended September 30, 2008, the Company recognized $2.9 million of deferred revenue from the cancellation of the agreement. The Company recognized license revenue under this agreement of$0.0, $3.2 and $0.7 million in 2009, 2008, and 2007, respectively.
     In May 2003, the Company and Mipharm entered into an agreement under which Mipharm will market, distribute and sell STRIANT in Italy. In exchange for these rights, Mipharm is obligated to pay the Company an aggregate of $1.4 million upon achievement of certain milestone events, including $350,000 that was paid in 2003. The Company received a payment of $100,000, less VAT withholding, in 2004 on account of the UK approval of STRIANT and a payment of $150,000, less VAT withholding, in 2007 on marketing authorization in Italy in late 2006. Mipharm will provide additional performance payments upon the achievement of certain levels of sales in Italy, and the Company will receive a percentage markup on the cost of goods for each unit sold. Mipharm is a manufacturer of STRIANT under a May 2002 agreement. The Company is recognizing the license revenue on this agreement over a 132 month period and accordingly has recognized revenue of $53,199 in 2009 and 2008, and $41,574 in 2007. The remaining $254,636 as of December 31, 2009 is shown as part of deferred revenue in the accompanying consolidated balance sheets.
     On September 27, 2007, the Company entered into a License and Supply Agreement with Ascend Therapeutics, Inc. (“Ascend”), pursuant to which the Company granted Ascend an exclusive, five year license to market and sell the Company’s PROCHIEVE 4% (progesterone gel) product in the U.S. effective January 1, 2008. Ascend will purchase product from Columbia at a transfer price equal to 35% of Ascend’s net selling price with minimum annual purchase obligations that increase over the life of the agreement. On January 21, 2010, Ascend notified the Company that it was terminating the license and supply agreement as of July 23, 2010, pursuant to the terms of the agreement.
(4) NOTES PAYABLE:
     On December 22, 2006, the Company raised approximately $40 million in gross proceeds to the Company from the sale of convertible subordinated notes to a group of existing institutional investors. The notes bear interest at a rate of 8% per annum and are subordinated to the PharmaBio financing agreements (see Note 5) and mature on December 31, 2011. They are convertible into a total of approximately 7.6 million shares of Common Stock at a conversion price of $5.25. Investors also received warrants to purchase 2,285,714 shares of Common Stock at an exercise price of $5.50 per share. The warrants became exercisable on June 20, 2007, and expire on December 22, 2011, unless earlier exercised or terminated. The Company used the proceeds of this offering to acquire from Merck Serono the U.S. marketing rights to CRINONE for $33.0 million and purchased Merck Serono’s existing inventory of that product. The balance of the proceeds was used to pay other costs related to the transaction and for general corporate purposes.
     The Company recorded original issue discounts of $6,272,566 to the notes based upon the fair value of warrants granted. In addition, beneficial conversion features totaling $8,482,090 have been recorded as a discount to the notes. These discounts are being amortized at an imputed rate over the five year term of the related notes. For the years ended December 31, 2009, 2008 and 2007, $2,890,897, $2,535,788 and $2,237,043, respectively, of amortization related to these discounts is classified as interest expense in the consolidated statements of operations. Unamortized discounts of $7,034,137 and $9,925,034 have been reflected as a reduction to the face value of the convertible notes in the consolidated balance sheets as of December 31, 2009 and 2008, respectively.

(5) FINANCING AGREEMENTS:
     In an agreement dated July 31, 2002, PharmaBio Development (“PharmaBio”), agreed to pay $4.5 million, to be paid in four equal quarterly installments commencing third quarter 2002, for the right to receive a 5% royalty on the net sales of the Company’s women’s healthcare products in the U.S. for five years beginning in the first quarter of 2003. The royalty payments were subject to minimum ($8 million) and maximum ($12 million) amounts, and because the minimum amount exceeds $4.5 million, the Company has recorded the amounts received as liabilities. The excess of the minimum ($8 million) to be paid by the Company over the $4.5 million received by the Company is being recognized as interest expense over the five-year term of the agreement, assuming an interest rate of 17%. The Company recorded $0, $0 and $617,016 as interest expense for the years 2009, 2008 and 2007, respectively. The agreement called for a true-up payment, if by February 28, 2005, the Company had not made $2,750,000 in royalty payments to PharmaBio. The amounts paid to PharmaBio were $0 for 2009, $0 for 2008 and $647,884 for 2007. The final payment of $3.6 million was made on February 29, 2008.
     In an agreement dated March 5, 2003 (the “STRIANT Agreement”), PharmaBio agreed to pay the Company $15 million in five quarterly installments commencing with the signing of the STRIANT Agreement. In return, PharmaBio will receive a 9% royalty on net sales of STRIANT in the U.S. up to agreed annual sales revenues, and a 4.5% royalty of net sales above those levels. The royalty term is seven years. Royalty payments commenced in the 2003 third quarter and are subject to minimum ($30 million) and maximum ($55 million) amounts. Because the minimum amount exceeds the $15 million received by the Company, the Company has recorded the amounts received as liabilities. The excess of the minimum ($30 million) to be paid by the Company over the $15 million received by the Company is being recognized as interest expense over the seven-year term of the STRIANT Agreement, assuming an interest rate of 15%. The Company recorded $2,245,647, $1,878,364 and $1,648,756 as interest expense in 2009, 2008 and 2007, respectively. The STRIANT Agreement called for a true-up payment on November 14, 2006 equal to the difference between royalties paid through and for the third quarter of 2006 and $13,000,000. On April 14, 2006, the Company entered into a letter agreement (the “Letter Agreement”) with PharmaBio pursuant to which the Company agreed to pay approximately $12 million of this true-up payment seven months early. Accordingly, on April 14, 2006, the Company paid PharmaBio $11,585,235 (the “Early Payment”), which was the present value of a November 14, 2006 $12 million true-up payment using a six percent (6%) annual discount factor. In consideration of such payment, PharmaBio agreed that PharmaBio would be deemed (solely for purposes of the STRIANT Agreement) to have received on account of that payment $12 million for purposes of the true-up payment. In the event that, as of the payment date for the true-up payment, the aggregate amount of royalties paid under the STRIANT Agreement, including the Early Payment, exceeded $13 million, the Company would have been entitled to have such excess reimbursed. Including the Early Payment, the Company has paid PharmaBio approximately $13.5 million through 2009.The balance of the minimum royalty payments, estimated to be $16.5 million, is due November 2010.
     Liabilities from financing agreements consist of the following:

	December 31
	2009	2008

STRIANT Agreement	$15,379,303	$13,294,244
Less: current portion	144,897	168,034

Total	$15,234,406	$13,126,210

     On July 22, 2009, the Company and PharmaBio entered into an amendment (the “Second Amendment”) to the STRIANT Agreement, in which they agreed that when the minimum royalty payment is due the Company may, in its sole discretion, either pay the balance due under the STRIANT Agreement or issue to PharmaBio a secured promissory note for that balance. In consideration for the right to issue the secured promissory note, the Company has (a) agreed that during the period from July 22, 2009 through November 30, 2010, the Company will escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the STRIANT Agreement and $30.0 million, and (b) granted PharmaBio a warrant to purchase 900,000 shares of the Company’s Common Stock. In further consideration for the right to issue the secured promissory note, the Company has agreed that if it issues the secured promissory note on November 30, 2010, the Company will on that date grant PharmaBio a second warrant to purchase 900,000 shares of the Company’s Common Stock. Each warrant is exercisable beginning November 30, 2010 and expires on the date five years from its issue date. The warrants are exercisable at $1.15 per share, permit cashless exercise, and provide piggyback registration rights. If the Company issues the secured promissory note, it would bear interest quarterly in arrears at the rate of 10% per annum, be due on November 30, 2011, be secured by Columbia’s assets, and contain customary representations, warranties, and events of default. Using the Black Scholes valuation model, the Company determined the value of the initial warrant to purchase 900,000 shares of the Company’s Common Stock to be $719,904, or $0.80 per share, which is being amortized over the 16 months through November 2010. The amortization expense recorded in the quarter ended December 31, 2009 was approximately $225,000.

(6) CONTINGENTLY REDEEMABLE SERIES C CONVERTIBLE PREFERRED STOCK
     In January 1999, the Company raised approximately $6.4 million, net of expenses, from the issuance and sale of Series C Convertible Preferred Stock (“Series C Preferred Stock”). The Series C Preferred Stock has a stated redemption value of $1,000 per share. The Series C Preferred Stock is convertible into Common Stock at the lower of: (i) $3.50 per common share or (ii) 100% of the average of the closing prices during the three trading days immediately preceding the conversion notice (not to exceed 2,705,236 shares). The Series C Preferred Stock pays a 5% dividend, payable quarterly in arrears on the last day of the quarter. In 2003, 500 shares of Series C Preferred Stock were converted into 142,857 Common Shares; in 2006, 50 shares of Series C Preferred Stock were converted into 14,285 Common Shares, in 2007; 2,075 shares of Series C Preferred Stock were converted into 1,564,548 Common Shares; in 2008, 350 shares of Series C Preferred Stock were converted into 235,426 Common Shares and in 2009, 175 shares of Series C Preferred Stock were converted into 117,449 Common Shares. Each holder of Series C Preferred Stock has the right to redeem all or a portion of their shares in cash and upon the occurrence of certain events under the Series C Preferred Stock certificate of designations.
(7) SHAREHOLDERS’ EQUITY
     Preferred Stock — Authorized Preferred Stock is 1,000,000 shares at a par value of $0.01 per share.
     In August 1991, the Company completed a private placement of 150,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible into 20 shares of Common Stock. At December 31, 2009 only 130 shares remain outstanding.
     Upon liquidation of the Company, the holders of the Series B Preferred Stock are entitled to $100 per share. The Series B Preferred Stock will be automatically converted into Common Stock upon the occurrence of certain events. Holders of the Series B Preferred Stock are entitled to one vote for each share of Common Stock into which the preferred stock is convertible.
     On March 12, 2002, the Company adopted a Shareholder Rights Plan (“Rights Plan”) designed to protect company shareholders in the event of takeover activity that would deny them the full value of their investment. The Rights Plan was not adopted in response to any specific takeover threat. In adopting the Rights Plan, the Board declared a dividend distribution of one preferred stock purchase right for each outstanding share of Common Stock of the Company, payable to shareholders of record at the close of business on March 22, 2002. The rights will become exercisable only in the event, with certain exceptions, a person or group of affiliated or associated persons acquires 15% or more of the Company’s voting stock, or a person or group of affiliated or associated persons commences a tender or exchange offer, which if successfully consummated, would result in such person or group owning 15% or more of the Company’s voting stock. The rights will expire on March 12, 2012. Each right, once exercisable, will entitle the holder (other than rights owned by an acquiring person or group) to buy one one-thousandth of a share of a series of the Company’s Series D Junior Participating Preferred Stock at a price of $30 per one-thousandth of a share, subject to adjustments. In addition, upon the occurrence of certain events, holders of the rights (other than rights owned by an acquiring person or group) would be entitled to purchase either the Company’s preferred stock or shares in an “acquiring entity” at approximately half of market value. Further, at any time after a person or group acquires 15% or more (but less than 50%) of the Company’s outstanding voting stock, subject to certain exceptions, the Board of Directors may, at its option, exchange part or all of the rights (other than rights held by an acquiring person or group) for shares of the Company’s Common Stock having a fair market value on the date of such acquisition equal to the excess of (i) the fair market value of preferred stock issuable upon exercise of the rights over (ii) the exercise price of the rights. The Company generally will be entitled to redeem the rights at $0.01 per right at any time prior to the close of business on the tenth day after there has been a public announcement of the beneficial ownership by any person or group of 15% or more of the Company’s voting stock, subject to certain exceptions. These rights are deemed to have no value and accordingly have not been recorded in the accompanying financial statements.
     On May 10, 2005, the Company raised $6.9 million from the issuance and sale of 69,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”). The Series E Preferred Stock has a stated value of $100 per share. Each share of the Series E Preferred Stock may be converted by the holder into 50 shares of Common Stock, subject to adjustment, and will automatically be converted into Common Stock at that rate upon the date that the average of the daily market prices of the Company’s Common Stock for the 20 consecutive trading days preceding such date exceeds $6.00 per share. The Series E Preferred Stock pays no dividends and contains voting rights equal to the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible. Upon liquidation of the Company, the holders of the Series E Preferred Stock are entitled to $100 per share. In 2007, 5,453 shares of Series E Preferred Stock were converted into 272,650 shares of Common Stock. In 2008, 4,547 shares of Series E Preferred Stock were converted into 227,350 shares of Common Stock.

     Common Stock —
     During the first quarter of 2009, the Company issued 451,807 shares of Common Stock in a registered offering with gross proceeds of $750,000. During the fourth quarter of 2009, the Company issued 10,900,000 shares of Common Stock in a registered offering with proceeds net of offering costs of $10,706,305. Also, in 2009, 175 shares of Series C Preferred Stock were converted into 117,449 shares of Common Stock. During 2009, no options were exercised. The Company granted 326,776 shares of restricted stock to its key employees and to members of the Board of Directors.
     During 2008, the Company issued 1,330,000 shares of Common Stock in an offering with proceeds net of offering costs of $4,095,628. The Company issued 318,149 shares of Common Stock for the exercise of stock options for proceeds of $594,855. Also, in 2008, 350 shares of Contingently Redeemable Series C Preferred Stock were converted into 235,426 Shares of Common Stock and 4,547 shares of Series E Preferred Stock were converted into 227,350 Shares of Common Stock. The Company granted 163,503 shares of restricted stock to its key employees and to members of the Board of Directors.
     During 2007, the Company issued 43,050 shares of Common Stock for the exercise of stock options with proceeds of $63,241, and 155,690 shares of restricted Common Stock were granted to its key employees and to members of the Board of Directors. Also, in 2007, 2,075 shares of Contingently Redeemable Series C Preferred Stock were converted into 1,564,548 Shares of Common Stock.
     Warrants —
     As of December 31, 2009, the Company had warrants outstanding for the purchase shares of Common Stock. Information on outstanding warrants is as follows:

Weighted Average
Exercise Price	Warrants

$1.15	900,000
1.52	5,450,000
5.39	1,857,041
5.50	2,285,714
5.85	100,000
8.35	350,000

$3.24	10,942,755

     During 2009, warrants to purchase 900,000 shares of the Company’s Common Stock at an exercise price of $1.15 per share were issued in conjunction with the right to issue the secured promissory note to PharmaBio which by their terms expire November 30, 2015. Also in 2009, warrants to purchase 5,450,000 shares of the Company’s Common Stock at an exercise price of $1.52 per share were issued to investors in the October 2009 financing which by their terms expire on April 30, 2015.
     During 2006, warrants to purchase 1,857,041 shares of the Company’s Common Stock at an exercise price of $5.39 per share were issued to investors in the March 2006 financing which by their terms expire March 11, 2011. Also in 2006, warrants to purchase 2,285,714 shares of the Company’s Common Stock at an exercise price of $5.50 per share were issued to investors in the December 2006 financing which by their terms expire on December 22, 2011.
     No warrants were issued in 2008 and 2007. No warrants were exercised in 2009, 2008, or 2007.

(8) STOCK-BASED COMPENSATION
     The following table summarizes stock-based compensation costs for the years ended December 31, 2009, 2008 and 2007:

	Twelve Months Ended
	December 31,
	2009	2008	2007
Employee stock-based compensation in:
Cost of revenue	$73,630	$68,046	$148,589

Selling and distribution	450,226	175,375	160,573
General and administrative	1,085,785	973,148	1,014,702
Research and development	139,587	98,002	166,195

Total employee stock-based compensation in operating expenses	1,675,598	1,246,525	1,341,470

Total employee stock-based compensation	$1,749,228	$1,314,571	$1,490,059

     Stock based compensation for consultants amounted to $222,554, $32,820 and $157,863 for 2009, 2008 and 2007, respectively. No tax benefit has been recognized due to net losses during the periods presented.
     As of December 31, 2009, total unamortized share-based compensation cost related to non-vested stock options was $900,525 which is expected to be recognized over the remaining vesting period of the outstanding options, up to the next 47 months. The Company selected the Black-Scholes option pricing model as the most appropriate model for determining the estimated fair value for share-based awards. The use of the Black-Scholes model requires the use of extensive actual employee exercise behavior data and the use of a number of complex assumptions including expected volatility, risk-free interest rate, and expected dividends.
     The assumptions used to value options granted are as follows:

	2009	2008	2007
Risk free interest rate	1.71%	2.25%	4.53%
Expected term	4.2 years	4.75 years	4.52 years
Dividend yield	0.0	0.0	0.0
Expected volatility	93.04%	85.49%	85.68%
     The Company estimated the volatility of its stock based on expected volatility of the Company’s stock which includes consideration of historical volatility in accordance with guidance in ASC 718 and SAB 110 (Expensing Employee Stock Options). The Company did not consider implied volatility because there are no comparable options traded on its stock. The risk-free interest rate assumption is based upon observed interest rates appropriate for the estimated term of the employee stock options. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts on Common Stock.
     The expected term of employee stock options represents the weighted-average period that employees are expected to hold the options before exercise. The Company derived the expected term assumption based on the Company’s historical settlement experience, while giving consideration to options that have life cycles less than the contractual terms and vesting schedules in accordance with guidance in ASC 718,“Share Based Payment”, formerly SFAS 123(R) and SAB 110.

     Stock Option Plans —
     In May of 2008, the Company adopted the 2008 Long-term Incentive Plan (“2008 Plan”) which provides for the grant of stock options, stock appreciation rights and restricted stock to certain designated employees of the Company, Non-Employee directors of the Company and certain other persons performing significant services for the Company as designated by the Compensation Committee of the Board of Directors. Six million shares of Common Stock have been reserved for issuance under the 2008 Plan.
     In October 1996, the Company adopted the 1996 Long-term Performance Plan (“1996 Plan”) which provides for the grant of stock options, stock appreciation rights and restricted stock to certain designated employees of the Company, non-employee directors of the Company and certain other persons performing significant services for the Company as designated by the Compensation/Stock Option Committee of the Board of Directors. Upon approval of the 2008 Plan, the Company stopped granting options under the 1996 Plan.
     The Company’s stock options have a maximum term of ten years from the date of grant. Options granted prior to 2006 have a ten year term. Since 2006, the Company has been granting stock options with a seven year term. Options generally vest over a four-year period, with 25% vesting on each of the first four anniversaries of the date of grant. The 2007 annual option grant to employees vested 25% of the grant upon the grant date with the balance to vest equally over the next three years. The 2008 annual grant vests over 4 years. The Company’s general policy is to issue new shares upon the exercise of stock options
     A summary of the status of the Company’s two stock option plans as of December 31, 2009, 2008, and 2007 is presented below:

	2009		2008		2007
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
		Price		Price	Shares	Price

Outstanding at beginning of year	4,863,488	$3.47	4,936,335	$4.64	4,686,552	$8.57
Granted	1,842,525	1.40	1,275,700	2.58	1,710,850	1.50
Exercised	—	—	(318,149)	1.87	(43,050)	1.47
Forfeited	(745,709)	4.05	(1,030,398)	9.10	(1,418,017)	12.84

Outstanding at end of year	5,960,304	2.70	4,863,488	3.47	4,936,335	4.64

Options exercisable at year end	3,168,023		2,688,841		3,196,121

     The weighted average grant date fair values of options granted in 2009, 2008 and 2007 was $1.40, $2.58 and $1.50 per share respectively.
     The weighted average exercise price and the weighted average remaining contractual life of the outstanding options expected to vest at December 31, 2009 amounted to $3.41 and 3.7 years, respectively.
     The aggregate intrinsic value of options outstanding, options expected to vest and options exercisable at December 31, 2009 were $0, $0 and $0, respectively. The intrinsic value of options exercised in 2008, and 2007, respectively, were $1,121,000 and $97,000.
     During 2009, there was no cash received from the exercise of options.
     Restricted stock grants consist of grants of the Company’s Common Stock that may vest in the future. The Board has set a one, two, or four year vesting period for most of the issued restricted shares. The fair value of each restricted share grant is equal to the market price of the Company’s Common Stock at the date of grant. Expense relating to restricted shares is at the closing price amortized ratably over the vesting period.

     A summary of the Company’s restricted stock activity and related information for 2009 is as follows:

	2009		2008		2007
		Weighted-		Weighted-		Weighted-
		Average Grant		Average Grant		Average Grant
	Shares	Date Fair Value	Shares	Date Fair Value	Shares	Date Fair Value
Unvested at beginning of period	238,115	$2.23	197,096	$2.36	146,875	$4.49
Granted	326,776	1.31	172,553	2.36	159,390	1.79
Vested	(186,227)	3.70	(122,484)	2.94	(105,469)	1.69
Forfeited	(41,625)	1.66	(9,050)	1.94	(3,700)	1.40

Unvested at December 31,	337,039	$1.55	238,115	$2.23	197,096	$2.36

     As of December 31, 2009, there was $0.3 million of total unrecognized compensation costs related to non-vested restricted share-based compensation. The remaining cost is expected to be recognized over a weighted average period of 0.7 years. The total fair value of shares vested during the years ended December 31, 2009, 2008 and 2007 was $0.7 million, $0.4 million and $0.2 million respectively.
(9) COMMITMENTS AND CONTINGENCIES:
     Cash and cash equivalents —
     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company believes that there is no credit risk with respect to these accounts.
     Leases —
     The Company leases office space and office equipment under noncancelable operating leases. Lease expense for each of the three years ended December 31, 2009, 2008 and 2007 totaled $308,079, $330,772 and $209,478, respectively. Future minimum lease payments as of December 31, 2009 are as follows:

2010	$271,226
2011	244,532
2012	233,066
2013	187,031
Beyond	—

Total	$935,855

     Royalties —
     In 1989, the Company purchased the assets of Bio-Mimetics Inc., which assets consisted of the patents underlying the Company’s Bioadhesive Delivery System (BDS), other patent applications and related technology, for $2,600,000, in the form of 9% convertible debentures which were converted into 500,000 shares of Common Stock during 1991, and $100,000 in cash. In addition, Bio-Mimetics, Inc. is entitled to a royalty equal to 2% of the net sales of products based on the BDS up to an aggregate amount of $7,500,000. The royalty payments are payable over the life of the patent(s) which are specific to each product or fifteen years, whichever is longer. The Company is required to prepay 25% of the remaining royalty obligation, in cash or stock at the option of the Company, if the closing price of the Company’s Common Stock is $20 or more on March 2, or within 30 days after the date, of any year. The Company may not assign the patents underlying the BDS without the prior written consent of Bio-Mimetics, Inc. until the aggregate royalties have been paid. Royalty expense under this agreement amounted to $104,967, $132,023, and $114,466 in 2009, 2008 and 2007, respectively. See “Legal Proceedings”
     Legal Proceedings —
     Claims and lawsuits have been filed against the Company from time to time. Although the results of pending claims are always uncertain, the Company does not believe the results of any such actions, individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operation. Additionally, the Company believes that it has adequate reserves or adequate insurance coverage in respect of these claims, but no assurance can be given as to the sufficiency of such reserves or insurance in the event of any unfavorable outcome resulting from these actions.
     In connection with the 1989 purchase of the assets of Bio-Mimetics, Inc., which assets consisted of the patents underlying the Company’s BDS, other patent applications, and related technology, the Company agreed to pay Bio-Mimetics a royalty equal to two percent of the net sales of products based on the assets up to an aggregate of $7.5 million or until the last of the relevant patents expired. The Company determined that the obligation to pay royalties on STRIANT, PROCHIEVE, and CRINONE terminated in September of 2006, with the expiration of a certain Canadian patent, but continues on Replens® and RepHresh®. On December 28, 2007, Bio-Mimetics filed a complaint in the U.S. District Court for Massachusetts (Bio-Mimetics, Inc. v. Columbia Laboratories, Inc.) alleging breach of contract, violation of the covenant of good faith and fair dealing, and unjust enrichment for the Company’s failure to continue royalty payments on STRIANT, PROCHIEVE, and CRINONE. To date, the Company has paid approximately $3.9 million in royalty payments and Bio-Mimetics seeks a judgment that we are obligated to pay the remaining $3.6 million in full. The Company has denied all such allegations and believes it has no contractual liability to Bio-Mimetics for the disputed royalty payments and intends to defend this action vigorously.

(10) GEOGRAPHIC INFORMATION AND CUSTOMER CONCENTRATION:
     Geographic Information —
     The Company and its subsidiaries are engaged in one line of business, the development, licensing and sale of pharmaceutical products. The Company conducts its international business through its Bermuda subsidiary which contracts with various manufacturers located in the United Kingdom, Switzerland and Italy, to make product for both its international and domestic operations. Most arrangements with licensees are made by the Bermuda company. These customers sell their products into several countries. The Company’s two largest international customers are Merck Serono and Lil’ Drug Store.
     The following table shows selected information by geographic area:

		(Loss) profit from	Identifiable
	Revenues	Operations	Assets
As of and for the year ended December 31, 2009-

United States	$19,997,178	$(18,771,745)	$37,263,748

Switzerland	8,610,429	5,608,298	6,493,471
Other	3,588,774		—

Subtotal International	12,199,203	5,608,298	6,493,471

Total	$32,196,381	$(13,163,447)	$43,757,219

As of and for the year ended December 31, 2008-

United States	$17,950,995	$(14,978,075)	$38,806,638

Switzerland	9,168,230	7,720,690	6,815,851
Other	9,109,889	—	—

Subtotal International	18,278,119	7,720,690	6,815,851

Total	$36,229,114	$(7,257,385)	$45,622,489

As of and for the year ended December 31, 2007-

United States	$15,257,884	$(14,339,632)	$49,253,642

Switzerland	8,101,831	6,231,784	7,335,635
Other	6,267,923	—	—

Subtotal International	14,369,754	6,231,784	7,335,635

Total	$29,627,638	$(8,107,848)	$56,589,277

     Customer Concentration —
     The following table presents information about Columbia’s revenues by customer, including royalty and license revenue for the three years ended December 31:

	2009	2008	2007

MerckSerono	$8,627,333	$9,168,230	$8,151,292
Lil’ Drug Store Products, Inc.	6,592,945	6,218,949	5,958,925
Cardinal Healthcare	5,662,507	5,612,748	6,098,510
McKesson	4,574,128	4,990,960	3,888,354
All others (none over 5%)	6,739,468	10,238,227	5,530,557

Total	$32,196,381	$36,229,114	$29,627,638

Revenue by Product
     The following table sets forth the breakdown of the Company’s consolidated net revenues, consisting of sales, royalty and licensing income, by revenue source for each product accounting for 10% or more of consolidated revenues in any of the three years ended December 31:

	2009	2008	2007

CRINONE®	$22,166,867	$21,439,847	$18,904,512
RepHresh®	3,021,944	3,316,193	3,326,927
PROCHIEVE®	1,642,161	2,697,255	1,527,727
Other	5,365,409	8,775,819	5,868,472

Total	$32,196,381	$36,229,114	$29,627,638

(11) QUARTERLY FINANCIAL INFORMATION (UNAUDITED):
     The following table summarizes selected quarterly data for the years ended December 31, 2009 and 2008:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

2009
Net sales	$7,224,370	$8,286,623	$7,807,944	$8,443,644	$31,762,581
Fee income and other income	96,817	137,081	95,013	104,889	433,800
Gross profit	5,541,169	6,084,353	5,341,397	6,034,924	23,001,843
Loss from operations	(3,247,187)	(3,060,393)	(3,422,766)	(3,433,101)	(13,163,447)
Net loss	(5,333,567)	(5,240,661)	(5,853,262)	(5,442,068)	(21,869,558)
Basic and diluted loss per common share*	$(0.10)	$(0.10)	$(0.11)	$(0.09)	$(0.39)

2008
Net sales	$8,606,298	$8,827,369	$8,141,662	$6,893,915	$32,469,244
Fee income and other income	306,637	320,252	2,975,696	157,285	3,759,870
Gross profit	5,952,838	6,197,812	8,257,768	4,886,081	25,294,499
Loss from operations	(2,378,635)	(2,399,902)	(86,884)	(2,391,964)	(7,257,385)
Net loss	(4,248,795)	(4,326,172)	(2,050,136)	(3,451,406)	(14,076,509)
Basic and diluted loss per common share*	$(0.08)	$(0.08)	$(0.04)	$(0.06)	$(0.27)

*	The addition of earnings (loss) per share by quarter may not equal total earnings (loss) per share for the year.

12) SUBSEQUENT EVENT
     In connection with the preparation of the Company’s financial statements at December 31, 2009, subsequent events have been evaluated through the date of the filing of this Form 10-K.
Watson Transaction and Debt Restructuring
     On March 3, 2010, the Company, Watson Pharmaceuticals, Inc., as a guarantor of the Buyer’s obligations (“Watson”), and Coventry Acquisition, Inc., a subsidiary of Watson (the “Buyer”), entered into a Purchase and Collaboration Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed to sell, subject to shareholder approval, to the Buyer (i) substantially all of its assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, including CRINONE 8% progesterone gel, PROCHIEVE 4% progesterone gel and PROCHIEVE 8% progesterone gel, each sold by the Company in the U.S. (collectively, the “Progesterone Products”), including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings (the “Purchased Assets”), and (ii) 11,200,000 shares (the “Shares”) of the Company’s Common Stock. After the closing, the Company will retain certain assets and rights relating to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono. The transactions pursuant to the Purchase Agreement and the ancillary agreements thereto are referred to collectively herein as the “Watson Transaction.”
     At the closing of the Watson Transaction, in consideration for the sale of the Purchased Assets and the Shares, the Buyer will pay the Company $47 million in cash and assume certain liabilities associated with the Purchased Assets. In addition, the Buyer agreed to pay the Company up to $45.5 million in cash upon the achievement of several contingent milestones. The Buyer also agreed to make royalty payments to the Company of 10 to 20 percent of annual net sales of certain progesterone products; provided, however that royalty rates would be reduced by 50% in a particular country if a generic entry by a third party occurs in such country and certain other circumstances are fulfilled. In addition, if the Buyer commercializes a product through a third party outside of the U.S., in lieu of royalties, the Company will be entitled to 20% of gross profits associated with such commercialization. If the Buyer or its affiliates effects a generic entry with respect to a progesterone product in a country in the circumstances permitted by the Purchase Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of the gross profits associated with the commercialization of such generic product in such country.
     Pursuant to the Purchase Agreement, the Company and the Buyer have also agreed to collaborate with respect to the development of progesterone products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all development activities. The Company will be responsible for completion of the PREGNANT Study and such other activities as determined by the joint development committee. The Company will be responsible for the costs of conducting the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or the supplemental new drug application) up to a maximum of $7 million incurred after January 1, 2010. All other development costs incurred in connection with the development collaboration will be paid by the Buyer.
     The parties also agreed to enter into various ancillary agreements, including an Investor’s Rights Agreement (pursuant to which the Buyer will have the right to designate a member of the Company’s board of directors for the period set forth therein, the Buyer will obtain certain registration rights pertaining to the Shares and the Buyer will agree to certain transfer restrictions pertaining to the Shares), a Supply Agreement pursuant to which the Company will supply PROCHIEVE 4%, PROCHIEVE 8% and CRINONE 8% to the Buyer for sale in the U.S. at a price equal to 110% of cost of goods sold, and a License Agreement relating to the grant of certain intellectual property licenses.
     The closing of the Watson Transaction is subject to customary closing conditions, including Company stockholder approval.
     As part of the Purchase Agreement, from the date of the closing of the Watson Transaction until the second anniversary of the date on which the Company and the Buyer terminate their relationship with respect to the joint development of progesterone products, the Company agreed not to manufacture, develop or commercialize products containing progesterone or any other products for the preterm birth indication, subject to certain exceptions. The joint development collaboration is terminable by either party five years after the closing of the Watson Transaction.
     The Shares are being offered and sold to the Buyer under the Purchase Agreement in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Buyer and certain representations made by the Buyer to the Company.

PharmaBio Amendment
     On March 3, 2010, the Company entered into an amendment (the “PharmaBio Amendment”) with PharmaBio to the Investment and Royalty Agreement dated March 5, 2003, between the Company and PharmaBio, as previously amended and supplemented (the “PharmaBio Agreement”). The PharmaBio Amendment provides for the early termination of the PharmaBio Agreement by permitting the Company to make certain payments required thereunder on an accelerated and discounted basis on the date the Company consummates (and contingent upon the Company consummating) a transfer of assets, sale of stock, licensing agreement and/or similar transaction yielding gross cash proceeds to the Company of $40 million or more.
Note Purchase and Amendment Agreements
     On March 3, 2010, the Company entered into Note Purchase and Amendment Agreements (the “Note Purchase Agreements”) with all of the holders (the “Holders”) of the Company’s Convertible Subordinated Notes due December 31, 2011 (the “Notes”). Under the Note Purchase Agreements, the Company agreed to purchase, subject to the satisfaction of certain conditions, the approximately $40 million in aggregate principal amount of Notes held by the Holders. The aggregate purchase price for the Notes is $26 million in cash (plus accrued and unpaid interest through but excluding the date of the closing of the Note purchases), warrants to purchase 7,750,000 shares of Common Stock at an exercise price of $1.35 per share (the “Warrants”) and 7,407,407 shares of Common Stock. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the consummation of the Watson Transaction. Pursuant to the Note Purchase Agreements, the Holders consented, effective on March 3, 2010, to an amendment to the Notes (the “Amendment”) that eliminates the right of any holder of the Notes to cause the Company to redeem the Notes by virtue of the Watson Transaction. The Amendment terminates if the note purchase closings do not occur on or prior to August 31, 2010 and in certain other circumstances. Each Note Purchase Agreement may be terminated in certain circumstances, including, among others, by any party thereto, if the closings thereunder do not occur on or prior to August 31, 2010.
     The warrants to be issued under the Note Purchase Agreements will be exercisable, subject to the limitations set forth therein, during the period commencing 180 days after, and ending on the fifth anniversary of their issuance, unless earlier exercised or terminated as provided in such warrants.
     Under the terms of the Note Purchase Agreements, the Company has granted the Holders who are “Affiliates” (as defined under Rule 405 of the Securities Act) of the Company certain registration rights with respect to the resale of the shares of the Company’s common stock to be issued under the Note Purchase Agreements and the shares of Company common stock issuable upon the exercise of the warrants to be issued under the Note Purchase Agreements.
     Under the Note Purchase Agreements, until 45 days after the Company’s announcement of the results of the PREGNANT Study, if the Company issues any shares of Company common stock (or common stock equivalents) for a price that is less than $2.00 per share, the Company must offer the Holders, subject to certain exceptions, the right to exchange their warrants for cash payments of up to an aggregate of $3,999,996.
     The shares and warrants to be issued under the Note Purchase Agreements are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Holders and certain representations made by them to the Company.
     None of the Shares or the shares and warrants to be issued under the Note Purchase Agreements have been registered under the Securities Act (or the laws of any state or other jurisdiction) and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements thereof. This Form 10-K does not constitute an offer for the sale of any securities of the Company or a solicitation of any offer to buy any securities of the Company.
     The foregoing is a summary of the terms of the Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the Warrants, the Amendment and the PharmaBio Amendment, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the Warrants, the Amendment and the PharmaBio Amendment, which were more fully summarized and filed as exhibits to the Company’s current report on Form 8-K filed with the SEC on March 4, 2010.

Accounting Treatment of the Transaction
     The Company will allocate the $47 million initial proceeds, net of transaction expenses to 1) the then fair value of the 11.2 million common shares; and 2) the elimination of the remaining book value of the CRINONE intangible assets (which was $18.8 million as of December 31, 2009). The excess, if any, will be recorded as revenue over the remaining research & development period for the PREGNANT study through the Company’s filing and FDA acceptance of the new drug application which is expected to occur by mid-2011. The accounting treatment for the debt extinguishments will need to be evaluated at a later date, subject to the timing of the Watson Transaction and the Company’s share price at the transaction date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Columbia Laboratories, Inc.
Livingston, NJ
The audits referred to in our report dated March 12, 2010 relating to the consolidated financial statements of Columbia Laboratories, Inc., which is contained in Item 8 of this Form 10-K also included the audits of the financial statement schedule listed in the accompanying index. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.
In our opinion such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
(Signed BDO Seidman, LLP)
Woodbridge, NJ
March 12, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
of Columbia Laboratories, Inc.
Our audit of the consolidated financial statements referred to in our report dated March 25, 2008 included elsewhere in this Annual Report on Form 10-K also included the 2007 information in the financial statement schedule of Columbia Laboratories, Inc. listed in Item 15(a) of this Form 10-K. This schedule is the responsibility of Columbia Laboratories, Inc.’s management. Our responsibility is to express an opinion based on our audits of the consolidated financial statements.
In our opinion, the 2007 information in the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.
/s/ McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP
New York, New York
March 25, 2008

U. S.
COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
FOR THE THREE YEARS ENDED DECEMBER 31, 2009

		Charged to
	Balance at	(credited to)		Balance
	beginning	costs and		at end
Description	of year	expenses	Deductions (A)	of year

YEAR ENDED DECEMBER 31, 2009:
Allowance for doubtful accounts	$100,000	$—	$—	$100,000

YEAR ENDED DECEMBER 31, 2008:
Allowance for doubtful accounts	$95,733	$4,267	$—	$100,000

YEAR ENDED DECEMBER 31, 2007:
Allowance for doubtful accounts	$100,000	$15,000	$19,267	$95,733

(A)	Deductions represent the write-off of uncollectible accounts.

EXHIBIT INDEX

Exhibit
No	Description

3.1	Restated Certificate of Incorporation of the Company, as amended (14)

3.2	Amended and Restated By-laws of Company (3)

4.1	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company, dated as of January 7, 1999 (3)

4.2	Securities Purchase Agreement, dated as of January 7, 1999, between the Company and each of the purchasers named on the signature pages thereto (3)

4.3	Securities Purchase Agreement, dated as of January 19, 1999, among the Company, David M. Knott and Knott Partners, L.P. (3)

4.4	Form of Warrant to Purchase Common Stock (3)

4.5	Warrant to Purchase Common Stock granted to James J. Apostolakis on September 23, 1999 (5)

4.6	Certificate of Designations of Series E Convertible Preferred Stock, filed May 10, 2005 with the Delaware Secretary of State (13)

4.7	Preferred Stock Purchase Agreement, dated as of May 10, 2005, among Columbia Laboratories, Inc., Perry Partners L.P. and Perry Partners International, Inc. (13)

4.8	Securities Purchase Agreement, dated March 10, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto (15)

4.9*	Form of Restricted Stock Agreement (17)

4.10*	Form of Option Agreement (24)

4.11	Securities Purchase Agreement, dated December 21, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto (19)

10.1	1996 Long-term Performance Plan, as amended, of the Company (2)

10.2	Asset Purchase, License and Option Agreement between Bio-Mimetics, Inc. and Columbia Laboratories, Inc., dated November 22, 1989 (1)

10.4	Settlement Agreement and Release dated as of March 16, 2000 between Columbia Laboratories (Bermuda) Ltd. and Lake Consumer Products, Inc. (5)

10.5	License Agreement dated April 18, 2000, between the Company and Lil’ Drug Store Products, Inc. (6)

10.6	Rights Agreement dated as of March 13, 2002, by and between Columbia Laboratories, Inc. and First Union National Bank, as Rights Agent (7)

10.7†	Semi-Exclusive Supply Agreement dated May 7, 2002 between the Company and Mipharm S.p.A. (8)

10.8†	Amended and Restated License and Supply Agreement dated June 4, 2002 between the Company and Ares Trading S.A.(8)

10.9†	Investment and Royalty Agreement dated March 5, 2003 between the Company and PharmaBio Development Inc. (9)

10.10†	License and Supply Agreement Dated May 27, 2003 between the Company and Mipharm S.p.A. (10)

10.11*	Form of Indemnification Agreement for Officers and Directors (11)

Exhibit
No	Description

10.12†	Asset Purchase Agreement Dated June 29, 2004, between the Company and Lil’ Drug Store Products, Inc. (12)

10.13†	Supply Agreement dated June 29, 2004, between the Company and Lil’ Drug Store Products, Inc.(12)

10.14	Letter Agreement Supplement to STRIANT Investment and Royalty Agreement dated April 14, 2006 (16)

10.15*	Separation Agreement by and between Columbia Laboratories, Inc. and David L. Weinberg effective as of December 12, 2006 (18)

10.16†	Agreement, dated December 21, 2006, by and among Ares Trading S.A., Serono, Inc., the Company and its wholly-owned subsidiary, Columbia Laboratories (Bermuda), Ltd (19)

10.17	Amendment No. 1 to the Amended and Restated License and Supply Agreement, entered into December 21, 2006, by and between Ares Trading S.A and Columbia Laboratories (Bermuda), Ltd. (19)

10.18	Description of the Registrant’s Compensation and Reimbursement Practices for Non-employee Directors. (20)

10.19	Lease Agreement between Allwood Associates I and Columbia Laboratories, Inc., dated July 6, 2007 (20)

10.20†	License and Supply Agreement between Columbia Laboratories, Inc. and Ascend Therapeutics, Inc., dated September 27, 2007 (21)

10.21	Supply Agreement between Columbia Laboratories (Bermuda) Limited and Fleet Laboratories Limited, dated July 12, 1996 (22)

10.22	Packaging Agreement between Columbia Laboratories (Ireland) Ltd. and Maropack AG, dated October 28, 1993 (22)

10.23*	Columbia Laboratories, Inc., 2008 Long-Term Incentive Plan (23)

10.24*	Columbia Laboratories, Inc., Amended and Restated Incentive Plan (24)

10.25*	Form of Executive Change of Control Severance Agreement (24)

10.26	Stock Purchase Agreement, by and between the Company and Numoda Corporation, dated January 6, 2009 (25)

10.27*	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated March 11, 2009 (24)

10.28*	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Michael McGrane dated March 11, 2009 (29)

10.29*	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and James A. Meer dated March 11, 2009 (26)

10.30*	Separation and Release Agreement by and between Columbia Laboratories, Inc. and James A. Meer effective as of May 18, 2009 (26)

10.31*	Employment Agreement by and between Columbia Laboratories, Inc. and Lawrence Gyenes dated July 15, 2009 (27).

10.32	Second Amendment to Investment and Royalty Agreement, by and between the Company and PharmaBio Development, Inc., July 22, 2009 (28)

10.33	Placement Agent Agreement, by and among the Company, Oppenheimer & Co., Inc. and The Benchmark Company, LLC, dated October 22, 2009 (30)

10.34	Form of Subscription Agreement (30)

10.35	Form of Warrant to Purchase Common Stock (30)

Exhibit
No	Description

10.36*	Columbia Laboratories Stock Ownership Guidelines for Officers and Directors (31)

10.37	Manufacturing and Supply Agreement between Fleet Laboratories and Columbia Laboratories (Bermuda), Ltd., dated December 8, 2009 (32)

10.38*	Employment Agreement by and between Columbia Laboratories, Inc. and Frank C. Condella, Jr., dated December 11, 2009 (33)

10.39*	Addendum to Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated December 11, 2009 (33)

10.40*	Addendum to Executive Change in Control Severance Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated December 11, 2009 (33).

14	Code of Ethics of the Company (11)

21	Subsidiaries of the Company (34)

23.1	Consent of BDO Seidman, LLP (35)

23.2	Consent of McGladrey & Pullen, LLP (35)

31(i).1	Certification of Chief Executive Officer of the Company (35)

31(i).2	Certification of Chief Financial Officer of the Company (35)

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (35)

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (35)

†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

*	Management contract or compensatory plans or arrangements

1/	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-31962) declared effective on May 14, 1990

2/	Incorporated by reference to the Registrant’s Proxy Statement dated May 10, 2000

3/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998

4/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

5/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999

6/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000

7/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated March 12, 2002

8/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 14, 2002

9/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002

10/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 14, 2003

11/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003

12/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 4, 2004

13/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 12, 2005

14/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005

15/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated March 16, 2006

16/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated April 17, 2006

17/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 17, 2006

18/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 15, 2006

19/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 26, 2006

20/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, dated August 8, 2007

21/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, dated November 8, 2007

22/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007

23/	Incorporated by reference to the Registrant’s Proxy Statement dated April 8, 2008

24/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008

25/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated January 8, 2009

26/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 12, 2009

27/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated July 15, 2009

28/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated July 24, 2009

29/	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 6, 2009

30/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated October 23, 2009

31/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated November 17, 2009

32/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 8, 2009

33/	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated December 14, 2009

34/	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009

35/	Filed herewith

EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Columbia Laboratories, Inc.
Livingston, NJ
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-75275, 333-125671, 333-132803, 333-140107, and 333-155530) and Form S-8 (No. 333-34079, 333-63470, 333-116072, and 333-152008,) of Columbia Laboratories, Inc. of our reports dated March 12, 2010, relating to the consolidated financial statements, and the effectiveness of Columbia Laboratories, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K/A, Amendment No. 1. We also consent to the incorporation by reference of our report dated March 12, 2010 relating to the financial statement schedule, which appears in this Form 10-K/A, Amendment No. 1.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Woodbridge, NJ April 30, 2010

EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-75275, 333-125671, 333-132803, 333-140107 and 333-155530) and Form S-8 (No. 333-34079, 333-63470, 333-116072 and 333-152008) of Columbia Laboratories, Inc. of our reports dated March 25, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule as of and for the year ended December 31, 2007 which appear in this Annual Report on Form 10-K/A, Amendment No. 1 of Columbia Laboratories, Inc. for the year ended December 31, 2009. Our report dated March 25, 2008 included an explanatory paragraph that effective January 1, 2007, Columbia Laboratories, Inc. adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109”.

/s/ McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP
New York, New York April 30, 2010

EXHIBIT 31(i).1
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
I, Frank C. Condella Jr., certify that:
1. I have reviewed this report on Form 10-K/A, Amendment No. 1 of Columbia Laboratories, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13(a)-15(f)) and 15d-15(f) for the registrant and have:
a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 30, 2010	/s/ Frank C. Condella, Jr.
Frank C. Condella, Jr.
Interim Chief Executive Officer

EXHIBIT 31(i).2
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
I, Lawrence A. Gyenes, certify that:
1. I have reviewed this report on Form 10-K/A, Amendment No. 1 of Columbia Laboratories, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a — 15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13(a)-15(f)) and 15d-15(f) for the registrant and have:
a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 30, 2010	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Chief Financial Officer

EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Columbia Laboratories, Inc. (the “Company”) on Form 10-K/A, Amendment No. 1 for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank C. Condella Jr., Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Frank C. Condella, Jr.
Frank C. Condella, Jr.
Interim Chief Executive Officer April 30, 2010

EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Columbia Laboratories, Inc. (the “Company”) on Form 10-K/A, Amendment No. 1 for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence A. Gyenes, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Chief Financial Officer April 30, 2010

Annex F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2010
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission File Number 001-10352
COLUMBIA LABORATORIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-2758596 (I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey (Address of principal executive offices)	07039 (Zip Code)
Registrant’s telephone number, including area code: (973) 994-3999
     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑      No ☐
     Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this Chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐      No ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). ☐ Yes       ☑ No
Number of shares of Common Stock of Columbia Laboratories, Inc. issued and outstanding as of May 6, 2010: 65,605,886.

PART 1 — FINANCIAL INFORMATION
Item 1. Financial Statements
     The following unaudited, condensed consolidated financial statements of Columbia Laboratories, Inc. (“Columbia” or the “Company”) have been prepared in accordance with the instructions to Form 10-Q and therefore omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial information for the interim periods reported have been made. Results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results for the year ending December 31, 2010. It is suggested that these financial statements be read in conjunction with the financial statements and related disclosures for the year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K/A (the “2009 Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2010.

2

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents of which $9,220,493 in 2010 and $12,225,732 in 2009 is interest bearing	$11,284,243	$14,757,615
Accounts receivable, net of allowances for doubtful accounts of $100,000 in 2010 and 2009, respectively	3,297,668	4,262,851
Inventories	3,088,990	2,532,722
Prepaid expenses and other current assets	1,009,323	1,097,525

Total current assets	18,680,224	22,650,713

Property and equipment, net	637,812	691,479
Intangible assets — net	17,509,150	18,770,332
Other assets	1,434,024	1,644,695

TOTAL ASSETS	$38,261,210	$43,757,219

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Current portion of financing agreements	$58,563	$144,897
Accounts payable	2,805,472	3,662,091
Accrued expenses	5,512,142	4,588,088
Derivative embedded within convertible notes, fair value	2,781,660	—

Total current liabilities	11,157,837	8,395,076

Notes payable	33,749,209	32,965,863
Deferred revenue	312,181	328,367
Long-term portion of financing agreements	15,867,735	15,234,406

TOTAL LIABILITIES	61,086,962	56,923,712

COMMITMENTS AND CONTINGENCIES

Contingently Redeemable Series C Preferred Stock, 600 shares issued and outstanding in 2010 and 2009, respectively	600,000	600,000

SHAREHOLDERS’ DEFICIT:
Preferred stock, $.01 par value;1,000,000 shares authorized
Series B Convertible Preferred Stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	1
Series E Convertible Preferred Stock, 59,000 shares issued and outstanding (liquidation preference of $5,900,000)	590	590
Common Stock $.01 par value; 100,000,000 shares authorized; 65,761,986 shares issued in 2010 and 2009, respectively	657,619	657,619
Capital in excess of par value	243,191,797	242,637,646
Less cost of 152,795 and 131,935 treasury shares in 2010 and 2009, respectively	(306,369)	(280,813)
Accumulated deficit	(267,158,299)	(256,979,263)
Accumulated other comprehensive income	188,909	197,727

Shareholders’ deficit	(23,425,752)	(13,766,493)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$38,261,210	$43,757,219

See notes to condensed consolidated financial statements

3

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

NET REVENUES	$7,172,899	$7,321,187

COST OF REVENUES	1,176,579	1,780,018

Gross profit	5,996,320	5,541,169

OPERATING EXPENSES:
Selling and distribution	3,250,319	2,793,236
General and administrative	4,126,318	2,488,553
Research and development	2,341,818	2,245,385
Amortization of licensing right	1,261,182	1,261,182

Total operating expenses	10,979,637	8,788,356

Loss from operations	(4,983,317)	(3,247,187)

OTHER INCOME (EXPENSES):
Interest income	1,620	19,197
Interest expense	(2,302,794)	(2,048,101)
Change in fair value of derivative	(2,781,660)	—
Other, net	(110,685)	(40,546)

Total other expenses	(5,193,519)	(2,069,450)

Loss before taxes	(10,176,836)	(5,316,637)
State income taxes	(2,200)	(16,930)

NET LOSS	$(10,179,036)	$(5,333,567)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.16)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	65,388,921	54,296,686

See notes to condensed consolidated financial statements

4

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

NET LOSS	$(10,179,036)	$(5,333,567)

Other comprehensive income (loss):
Foreign currency translation	(8,818)	12,633

COMPREHENSIVE LOSS	$(10,187,854)	$(5,320,934)

See notes to condensed consolidated financial statements

5

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,179,036)	$(5,333,567)
Adjustments to reconcile net loss to net cash used in operating activities-
Depreciation and amortization	1,526,916	1,385,300
Amortization on beneficial conversion features	451,490	393,688
Amortization on warrant valuation	331,857	294,219
Change in fair value of derivative	2,781,660	—
Provision for sales returns	1,063,993	404,027
Writedown of inventories	14,001	—
Stock based compensation	561,651	456,757
Non-cash interest expense on financing agreements	546,995	444,263
Changes in assets and liabilities-
(Increase) decrease in:
Accounts receivable	965,183	(527,486)
Inventories	(570,269)	(637,570)
Prepaid expenses and other current assets	88,202	(15,087)
Other assets	(183)	(2,711)
Increase (decrease) in:
Accounts payable	(856,619)	211,125
Accrued expenses	(133,833)	(281,822)
Deferred revenue	(16,186)	(12,733)

Net cash used in operating activities	(3,424,178)	(3,221,597)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,214)	(4,946)

Net cash used in investing activities	(1,214)	(4,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	—	750,000
Proceeds from exercise of options	—	—
Payments for purchase of treasury stock	(25,556)	(23,389)
Payments pursuant to financing agreements	—	—
Dividends paid	(7,500)	(9,688)

Net cash provided by (used in) financing activities	(33,056)	716,923

(continued)
See notes to condensed consolidated financial statements

6

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2010	2009

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(14,924)	(35,368)

NET DECREASE IN CASH	(3,473,372)	(2,544,988)

CASH, BEGINNING OF PERIOD	14,757,615	12,497,382

CASH END OF PERIOD	$11,284,243	$9,952,394

SUPPLEMENTAL INFORMATION

Interest paid	$800,000	$800,001

Taxes paid	$8,500	$31,617

See notes to condensed consolidated financial statements

7

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(1) SIGNIFICANT ACCOUNTING POLICIES:
     The significant accounting policies followed for quarterly financial reporting are the same as those disclosed in Note (1) of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009.
(2) SALES RETURN RESERVES:
     Revenues from the sale of products are recorded at the time goods are shipped to customers. The Company believes that it has not made any shipments in excess of its customers’ ordinary course of business inventory levels. The Company’s return policy allows product to be returned for a period beginning three months prior to the product expiration date and ending twelve months after the product expiration date. Provisions for returns on sales to wholesalers, distributors and retail chain stores are estimated based on a percentage of sales, using such factors as historical sales information, distributor inventory levels and product prescription data, and are recorded as a reduction to sales in the same period as the related sales are recognized. The Company assumes that its customers are using the first-in, first-out method in filling orders so that the oldest saleable product is used first. The Company records a provision for returns on a quarterly basis using an estimated rate and adjusts the provision when necessary.
     An analysis of the reserve for sales returns is as follows:

	Three Months Ended March 31,
	2010	2009

Balance at beginning of year	$1,883,623	$1,864,316

Provision:
Related to current period sales	319,078	154,027
Related to prior period sales	744,915	250,000

	1,063,993	404,027

Returns:
Related to current period sales	(7,879)	(6,845)
Related to prior period sales	(332,770)	(538,498)

	(340,649)	(545,343)

Balance at end of quarter	$2,606,967	$1,723,000

     The Company believes that the greatest potential for uncertainty in estimating sales returns is the estimation of future prescriptions. They are wholly dependent on the Company’s ability to sell and market the products. If prescriptions are lower in future periods, then the current reserve may not be adequate.

8

(3) INVENTORIES:
     Inventories consisted of the following:

	March 31,	December 31,
	2010	2009
Finished goods	$2,058,683	$1,343,742
Raw materials	1,030,307	1,188,980

	$3,088,990	$2,532,722

(4) FINANCING AGREEMENTS:
     In an agreement dated March 5, 2003 (the “STRIANT Agreement”), PharmaBio agreed to pay the Company $15 million in five quarterly installments commencing with the signing of the STRIANT Agreement. In return, PharmaBio will receive a 9% royalty on net sales of STRIANT in the United States up to agreed annual sales revenues, and a 4.5% royalty on net sales above those levels. The royalty term is seven years. Royalty payments commenced in the 2003 third quarter and are subject to minimum ($30 million) and maximum ($55 million) amounts. Because the minimum amount exceeds the $15 million received by the Company, the Company recorded the amounts received as liabilities. The excess of the minimum ($30 million) to be paid by the Company over the $15 million received by the Company is being recognized as interest expense over the seven-year term of the STRIANT Agreement, assuming an interest rate of 15%. The Company has paid PharmaBio approximately $13.5 million through March of 2010. Interest expense for the quarters ended March 31, 2010 and 2009 was $0.6 million and $0.5 million, respectively. The balance of the minimum royalty payments, estimated to be $16.5 million, is due November 2010.
     Long term liabilities from financing agreements consisted of the following:

	March 31,	December 31,
	2010	2009
STRIANT Agreement	$15,926,298	$15,379,303
Less: current portion	58,563	144,897

	$15,867,735	$15,234,406

     On July 22, 2009, the Company and PharmaBio entered into an amendment (the “Second Amendment”) to the STRIANT Agreement, in which they agreed that when the minimum royalty payment is due the Company may, in its sole discretion, either pay the balance due under the STRIANT Agreement or issue to PharmaBio a secured promissory note for that balance. In consideration for the right to issue the secured promissory note, the Company has (a) agreed that during the period from July 22, 2009 through November 30, 2010, the Company will escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the STRIANT Agreement and $30.0 million, and (b) granted PharmaBio a warrant to purchase 900,000 shares of the Company’s Common Stock. In further consideration for the right to issue the secured promissory note, the Company has agreed that if it issues the secured promissory note on November 30, 2010, the Company will on that date grant PharmaBio a second warrant to purchase 900,000 shares of the Company’s Common Stock. Each warrant is exercisable beginning November 30, 2010 and expires on the date five years from its issue date. The warrants are exercisable at $1.15 per share, permit cashless exercise, and provide piggyback registration rights. If the Company issues the secured promissory note, it would bear interest quarterly in arrears at the rate of 10% per annum, be due on November 30, 2011, be secured by Columbia’s assets, and contain customary representations, warranties, and events of default. Using the Black Scholes valuation model, the Company determined the value of the

9

initial warrant to purchase 900,000 shares of the Company’s Common Stock to be $719,904, or $0.80 per share, which is being amortized over the 16 months through November 2010. The amortization expense recorded in the quarter ended March 31, 2010 was approximately $0.1 million.
(5) NOTES PAYABLE:
     On December 22, 2006, the Company raised approximately $40 million in gross proceeds to the Company from the sale of convertible subordinated notes to a group of existing institutional investors. The notes bear interest at a rate of 8% per annum and are subordinated to the PharmaBio financing Agreement (see Note 4) and mature on December 31, 2011. They are convertible into a total of approximately 7.6 million shares of Common Stock at a conversion price of $5.25. Investors also received warrants to purchase 2,285,714 shares of Common Stock at an exercise price of $5.50 per share. The warrants expire on December 22, 2011, unless earlier exercised or terminated. The Company used the proceeds of this offering to acquire from Merck Serono the U.S. marketing rights to CRINONE for $33.0 million and purchased Merck Serono’s existing inventory of that product. The balance of the proceeds was used to pay other costs related to the transaction and for general corporate purposes.
     The Company recorded original issue discounts of $6.3 million to the notes based upon the fair value of warrants granted. In addition, beneficial conversion features totaling $8.5 million have been recorded as a discount to the notes. These discounts are being amortized at an imputed rate over the five year term of the related notes. For the quarters ended March 31, 2010 and 2009, $0.7 million and $0.8 million, respectively, of amortization related to these discounts were classified as interest expense in our consolidated statements of operations. Unamortized discounts of $6.3 million and $7.0 million have been reflected as a reduction to the face value of the convertible notes in our consolidated balance sheet as of March 31, 2010 and December 31, 2009, respectively.
     The notes contain an embedded derivative that allows the holders to redeem the notes at face value in the event of the sale of substantially all of the assets of the Company. This feature was previously assigned a nominal value as the Company assessed the potential for such sale to be remote. The Watson Transaction, as described in Note 12, if approved by the stockholders, will result in the sale of substantially all of the assets of the Company and, therefore, the associated value of the embedded derivative was increased to the difference between the fair value of the consideration, as determined on March 31, 2010, to be paid at the closing of the Watson Transaction and the carrying value of the notes. Accordingly the Company recorded a non-cash charge of $2,781,660.
     If the notes remain outstanding, the value of the embedded derivative will fluctuate in future periods based on any changes in the fair value of the consideration and the carrying value of the notes. Should the Watson Transaction not close, and no similar transactions appear likely, the value of the embedded derivative will be reversed.
     The embedded derivative is classified as a Level 2 valuation as described in Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 820-10, “Fair Value Measurements and Disclosures.”

10

(6) GEOGRAPHIC INFORMATION:
     The Company and its subsidiaries are engaged in one line of business, the development, licensing and sale of pharmaceutical products. The Company conducts its international business through its Bermuda subsidiary which contracts with various manufacturers located in the United Kingdom, Switzerland and Italy, to make product for both its international and domestic operations. Most arrangements with licensees are made by the Bermuda company. These customers sell their products into several countries. The Company’s two largest international customers are Merck Serono and to a lesser extent going forward, Lil’ Drug Store Products.
     The following table shows selected information by geographic area:

	Net	Identifiable
	Revenues	Assets

As of and for the three months ended March 31, 2010
United States	$4,649,037	$32,586,890

Switzerland	2,363,620	5,674,320
Other countries	160,242	—

Total International	2,523,862	5,674,320

Total	$7,172,899	$38,261,210

As of and for the three months ended March 31, 2009
United States	$5,157,187	$35,458,261

Switzerland	2,164,000	7,421,740
Other countries	—	—

Total International	2,164,000	7,421,740

Total	$7,321,187	$42,880,001

(7) LOSS PER COMMON AND POTENTIAL COMMON SHARE:
     The calculation of basic and diluted loss per common and common equivalent share is as follows:

11

	Three Months Ended
	March 31,
	2010	2009

Net loss	$(10,179,036)	$(5,333,567)
Less: Preferred stock dividends	(7,500)	(9,688)

Net loss applicable to common stock	$(10,186,536)	$(5,343,255)

Basic and diluted:
Weighted average number of common shares outstanding	65,388,921	54,296,686

Basic and diluted net loss per common share	$(0.16)	$(0.10)

     Basic loss per share is computed by dividing the net loss plus preferred dividends by the weighted-average number of shares of Common Stock outstanding during the period. The diluted earnings per share calculation gives effect to dilutive options, warrants, convertible notes, convertible preferred stock, and other potential Common Stock including selected Restricted Shares outstanding during the period. Shares to be issued upon the exercise of the outstanding options and warrants or the conversion of the convertible notes and convertible preferred stock are not included in the computation of diluted loss per share as their effect is anti-dilutive. Shares to be issued upon the exercise of the outstanding options and warrants or the conversion of the convertible notes, convertible preferred stock and selected Restricted Shares excluded from the calculation amounted to 27,954,254 and 21,961,179 at March 31, 2010, and 2009, respectively.
(8) LEGAL PROCEEDINGS:
     Claims and lawsuits have been filed against the Company from time to time. Although the results of pending claims are always uncertain, the Company does not believe the results of any such actions, individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operation. Additionally, the Company believes that it has adequate reserves or adequate insurance coverage in respect of these claims, but no assurance can be given as to the sufficiency of such reserves or insurance in the event of any unfavorable outcome resulting from these actions.
     In connection with the 1989 purchase of the assets of Bio-Mimetics, Inc., which assets consisted of the patents underlying the Company’s bioadhesive delivery system (BDS), other patent applications, and related technology, the Company agreed to pay Bio-Mimetics a royalty equal to two percent of the net sales of products based on the assets up to an aggregate of $7.5 million or until the last of the relevant patents expired. The Company determined that the obligation to pay royalties on STRIANT, PROCHIEVE, and CRINONE terminated in September of 2006, with the expiration of a certain Canadian patent, but continues on future sales, if any, of Replens® and RepHresh®. On December 28, 2007, Bio-Mimetics filed a complaint in the United States District Court for Massachusetts (Bio-Mimetics, Inc. v. Columbia Laboratories, Inc.) alleging breach of contract and unfair or deceptive trade practices for the Company’s failure to continue royalty payments on STRIANT, PROCHIEVE, and CRINONE. Claims, other than the breach of contract, have been dismissed. To date, the Company has paid approximately $3.9 million in royalty payments and Bio-Mimetics seeks a judgment that we are obligated to pay the remaining $3.6 million in full. The Company has denied all such allegations and believes it has no contractual liability to Bio-Mimetics for the disputed royalty payments and intends to defend this action vigorously.

12

(9) STOCK-BASED COMPENSATION:
     The Company’s net loss for the three months ended March 31, 2010 and March 31, 2009 included $0.6 million and $0.5 million, respectively, of compensation expense.

	Three Months Ended March 31,
Stock Based Compensation	2010	2009

Cost of revenues	$23,234	$32,492

Selling and distribution	231,290	92,003

General and administrative	264,211	295,197

Research and development	42,916	37,065

Total	$561,651	$456,757

     The Company did not grant any options or restricted stock to employees, consultants or directors, during the three months ended March 31, 2010. During the three months ended March 31, 2010, 72,600 options expired unexercised.
(10) FAIR VALUE OF FINANCIAL INSTRUMENT
     The estimated fair value of the convertible subordinated notes payable and beneficial conversion feature amounted to $ $34,915,364 and $34,507,598 at March 31, 2010 and December 31, 2009, respectively. This value is the aggregate of the estimated future cash flows associated with the settlement of the notes payable, determined through consideration of market conditions, including available interest rates, credit spreads and the Company’s liquidity, and the intrinsic value of the beneficial conversion feature. The carrying value of the convertible notes payable and beneficial conversion feature amounted to $33,749,209 and $32,965,863 at March 31, 2010 and December 31, 2009, respectively. The fair value of accounts receivable, accounts payable and the financing agreements described in Note 4 approximate their carrying amount.
     The estimated fair value of the convertible notes payable embedded derivative related to the sale of substantially all of the assets of the Company as of March 31, 2010 was $2,781,660 and had a nominal fair value at December 31, 2009. This value is determined based on the Company’s assessment of the likelihood of such sale and its estimate of the related fair value of consideration to be paid.
(11) RECENT ACCOUNTING PRONOUNCEMENTS:
     In October 2009, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force), which amends ASC 605-25, Revenue Recognition: Multiple-Element Arrangements. ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for revenue arrangements entered into or materially modified after the fiscal year 2010. Earlier application is permitted with required transition disclosures based on the period of adoption. We are currently evaluating the application date and the impact of this standard on our consolidated financial statements.

13

(12) WATSON TRANSACTION AND DEBT RESTRUCTURING
     On March 3, 2010, the Company, Watson Pharmaceuticals, Inc., as a guarantor of the Buyer’s obligations (“Watson”), and Coventry Acquisition, Inc., a subsidiary of Watson (the “Buyer”), entered into a Purchase and Collaboration Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed to sell, subject to shareholder approval, to the Buyer (i) substantially all of its assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, including CRINONE 8% progesterone gel, PROCHIEVE 4% progesterone gel and PROCHIEVE 8% progesterone gel, each sold by the Company in the U.S. (collectively, the “Progesterone Products”), including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings (the “Purchased Assets”), and (ii) 11,200,000 shares (the “Shares”) of the Company’s Common Stock. After the closing, the Company will retain certain assets and rights relating to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono. The transactions pursuant to the Purchase Agreement and the ancillary agreements thereto are referred to collectively herein as the “Watson Transaction.”
     At the closing of the Watson Transaction, in consideration for the sale of the Purchased Assets and the Shares, the Buyer will pay the Company $47 million in cash and assume certain liabilities associated with the Purchased Assets. In addition, the Buyer agreed to pay the Company up to $45.5 million in cash upon the achievement of several contingent milestones. The Buyer also agreed to make royalty payments to the Company of 10 to 20 percent of annual net sales of certain progesterone products; provided, however that royalty rates would be reduced by 50% in a particular country if a generic entry by a third party occurs in such country and certain other circumstances are fulfilled. In addition, if the Buyer commercializes a product through a third party outside of the U.S., in lieu of royalties, the Company will be entitled to 20% of gross profits associated with such commercialization. If the Buyer or its affiliates effects a generic entry with respect to a progesterone product in a country in the circumstances permitted by the Purchase Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of the gross profits associated with the commercialization of such generic product in such country.
     Pursuant to the Purchase Agreement, the Company and the Buyer have also agreed to collaborate with respect to the development of progesterone products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all development activities. The Company will be responsible for completion of the PREGNANT Study and such other activities as determined by the joint development committee. The Company will be responsible for the costs of conducting the PREGNANT Study and the preparation, filing and approval process of the related new drug application (or the supplemental new drug application) up to a maximum of $7 million incurred after January 1, 2010. All other development costs incurred in connection with the development collaboration will be paid by the Buyer.
     The parties also agreed to enter into various ancillary agreements, including an Investor’s Rights Agreement (pursuant to which the Buyer will have the right to designate a member of the Company’s board of directors for the period set forth therein, the Buyer will obtain certain registration rights pertaining to the Shares and the Buyer will agree to certain transfer restrictions pertaining to the Shares), a Supply Agreement pursuant to which the Company will supply PROCHIEVE 4%, PROCHIEVE 8% and CRINONE 8% to the Buyer for sale in the U.S. at a price equal to 110% of cost of goods sold, and a License Agreement relating to the grant of certain intellectual property licenses.
     The closing of the Watson Transaction is subject to customary closing conditions, including Company stockholder approval.
     As part of the Purchase Agreement, from the date of the closing of the Watson Transaction until the second anniversary of the date on which the Company and the Buyer terminate their relationship with respect to the joint development of progesterone products, the Company agreed not to manufacture, develop or commercialize products

14

containing progesterone or any other products for the preterm birth indication, subject to certain exceptions. The joint development collaboration is terminable by either party five years after the closing of the Watson Transaction.
     The Shares are being offered and sold to the Buyer under the Purchase Agreement in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Buyer and certain representations made by the Buyer to the Company.
PharmaBio Amendment
     On March 3, 2010, the Company entered into an amendment (the “PharmaBio Amendment”) with PharmaBio to the Investment and Royalty Agreement dated March 5, 2003, between the Company and PharmaBio, as previously amended and supplemented (the “PharmaBio Agreement”). The PharmaBio Amendment provides for the early termination of the PharmaBio Agreement by permitting the Company to make certain payments required thereunder on an accelerated and discounted basis on the date the Company consummates (and contingent upon the Company consummating) a transfer of assets, sale of stock, licensing agreement and/or similar transaction yielding gross cash proceeds to the Company of $40 million or more.
Note Purchase and Amendment Agreements
     On March 3, 2010, the Company entered into Note Purchase and Amendment Agreements (the “Note Purchase Agreements”) with all of the holders (the “Holders”) of the Company’s Convertible Subordinated Notes due December 31, 2011 (the “Notes”). Under the Note Purchase Agreements, the Company agreed to purchase, subject to the satisfaction of certain conditions, the approximately $40 million in aggregate principal amount of Notes held by the Holders. The aggregate purchase price for the Notes is $26 million in cash (plus accrued and unpaid interest through but excluding the date of the closing of the Note purchases), warrants to purchase 7,750,000 shares of Common Stock at an exercise price of $1.35 per share (the “Warrants”) and 7,407,407 shares of Common Stock. The closings of the transactions contemplated by the Note Purchase Agreements are subject to various conditions, including the consummation of the Watson Transaction. Pursuant to the Note Purchase Agreements, the Holders consented, effective on March 3, 2010, to an amendment to the Notes (the “Amendment”) that eliminates the right of any holder of the Notes to cause the Company to redeem the Notes by virtue of the Watson Transaction. The Amendment terminates if the note purchase closings do not occur on or prior to August 31, 2010 and in certain other circumstances. Each Note Purchase Agreement may be terminated in certain circumstances, including, among others, by any party thereto, if the closings thereunder do not occur on or prior to August 31, 2010.
     The warrants to be issued under the Note Purchase Agreements will be exercisable, subject to the limitations set forth therein, during the period commencing 180 days after, and ending on the fifth anniversary of their issuance, unless earlier exercised or terminated as provided in such warrants.
     Under the terms of the Note Purchase Agreements, the Company has granted the Holders who are “Affiliates” (as defined under Rule 405 of the Securities Act) of the Company certain registration rights with respect to the resale of the shares of the Company’s Common Stock to be issued under the Note Purchase Agreements and the shares of Company Common Stock issuable upon the exercise of the warrants to be issued under the Note Purchase Agreements.
     Under the Note Purchase Agreements, until 45 days after the Company’s announcement of the results of the PREGNANT Study, if the Company issues any shares of Company Common Stock (or common stock equivalents) for a price that is less than $2.00 per share, the Company must offer the Holders, subject to certain exceptions, the right to exchange their warrants for cash payments of up to an aggregate of $3,999,996.
     The shares and warrants to be issued under the Note Purchase Agreements are being offered and sold in reliance on

15

exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Holders and certain representations made by them to the Company.
     None of the Shares or the shares and warrants to be issued under the Note Purchase Agreements have been registered under the Securities Act (or the laws of any state or other jurisdiction) and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements thereof. This Form 10-Q does not constitute an offer for the sale of any securities of the Company or a solicitation of any offer to buy any securities of the Company.
     The foregoing is a summary of the terms of the Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the Warrants, the Amendment and the PharmaBio Amendment, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement (and the related ancillary agreements), the Note Purchase Agreements, the Warrants, the Amendment and the PharmaBio Amendment, which were more fully summarized and filed as exhibits to the Company’s current report on Form 8-K filed with the SEC on March 4, 2010.
Accounting Treatment of the Transaction
     The Company will allocate the $47 million initial proceeds, net of transaction expenses to 1) the then fair value of the 11.2 million common shares; and 2) the elimination of the remaining book value of the CRINONE intangible assets (which was $17.5 million as of March 31, 2009). The excess, if any, will be recorded as revenue over the remaining research & development period for the PREGNANT study through the Company’s filing and FDA acceptance of the new drug application which is expected to occur by mid-2011. The accounting treatment for the debt extinguishments will need to be evaluated at a later date, subject to the timing of the Watson Transaction and the Company’s share price at the transaction date.
     The notes contain an embedded derivative that allows the holders to redeem the notes at face value in the event of the sale of substantially all of the assets of the Company. This feature was previously assigned a nominal value as the Company assessed the potential for such sale to be remote. The Watson Transaction, if approved by the stockholders, will result in the sale of substantially all of the assets of the Company and, therefore, the associated value of the embedded derivative was increased to the difference between the fair value of the consideration, as determined on March 31, 2010, to be paid at the closing of the Watson Transaction and the carrying value of the notes. Accordingly the Company recorded a non-cash charge of $2,781,660.
(13) SUBSEQUENT EVENTS
     In connection with the preparation of the Company’s financial statements at March 31, 2010, subsequent events have been evaluated through the date of the filing of this Form 10-Q.
     On April 15, 2010, Robert S. Mills resigned from his positions as President and Chief Operating Officer and as a director of Columbia Laboratories.
     On May 4, 2010, Frank C. Condella, Jr., previously Interim Chief Executive Officer, was named President and Chief Executive Officer of Columbia Laboratories.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
     The following Management’s Discussion and Analysis of Financial Condition and Results of Operations Section (“MD&A”) is intended to help the reader understand the Company’s financial condition and results of operations. The MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes thereto.
     We receive revenues from our Progesterone Products that we either promote through our own sales force to reproductive endocrinologists, obstetricians, and gynecologists, and sell to wholesalers and specialty pharmacies, or sell to licensees. We supplement our Progesterone Product revenue by selling other products that use our Bioadhesive Delivery System (“BDS”) which we refer to as “Other Products.” Most of the Other Product revenue is based on sales of products to licensees.

Products

Progesterone Products	•	CRINONE® 8% (progesterone gel) marketed and sold by us in the U.S.

	•	CRINONE® 8% sold to Merck Serono for resale outside the U.S.

	•	PROCHIEVE® 8% (progesterone gel) sold by us in the U.S.

	•	PROCHIEVE® 4% sold to Ascend Therapeutics, Inc., for resale in the U.S., pursuant to an agreement that will terminate on July 23, 2010.

Other Products	•	STRIANT® (testosterone buccal system) marketed and sold by us in the U.S.

	•	STRIANT® sold to Mipharm, S.p.A. for resale in Italy.

	•	Royalty and licensing revenues.
     In 2009, we also sold Replens® Vaginal Moisturizer and RepHresh® Vaginal Gel to Lil’ Drug Store Products, Inc. (“Lil’ Drug Store”) for resale pursuant to a supply agreement that expired on October 31, 2009. During 2010, we have received and intend to fulfill additional orders for Replens and Rephresh products from Lil’ Drug Store.
     All of our products are manufactured in Europe by third parties on behalf of our foreign subsidiaries who sell the products to our worldwide licensees, and to the Company, in the case of the products we commercialize ourselves in the United States. Because our European revenues reflect these sales and are reduced only by our product manufacturing costs, we have historically shown a profit from our foreign operations.
     Revenues from our United States operations principally relate to the Company’s products that we promote to physicians through our sales representatives, as well as royalty income from products that we have licensed. The Company charges our United States operations all selling and distribution expenses that support our marketing, sales and distribution efforts. Research and development expenses are charged to our United States operations for product development which principally supports new products and new label indications for products to be sold in this country.

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In addition, the majority of our general and administrative expenses represent the Company’s management activities as a public company and are charged to our United States operations. The amortization of the repurchase of the U.S. rights to CRINONE is also charged to our United States operations. As a result, we have historically shown a loss from our United States operations that has been significantly greater than, and offsets, the profits from our foreign operations.
     On March 3, 2010, we entered into a definitive agreement to sell substantially all of our progesterone related assets and 11.2 million shares of Common Stock to Watson Pharmaceuticals, Inc. for a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy. See Note 12 included in “Item 1. Financial Statements.”
     On March 3, 2010 we also entered into contingent agreements with the holders of our senior debt and our convertible subordinated notes under which, if the Watson Transaction closes and the other conditions to consummation of such agreements are satisfied, we will repay our outstanding debt on an accelerated and discounted basis and issue the holders of convertible subordinated notes shares of common stock and warrants to purchase common stock. See Note 12 included in “Item 1. Financial Statements.”
Results of Operations — Three Months Ended March 31, 2010 versus Three Months Ended March 31, 2009
     Total net revenues decreased 2% in the three months ended March 31, 2010 to $7.2 million as compared to $7.3 million in the three months ended March 31, 2009.
     Total net revenues from progesterone products increased 25% to $6.8 million in the three months ended March 31, 2010 as compared to $5.4 million in the three months ended March 31, 2009 on a 20% volume increase. Combined U.S. net revenues for CRINONE and PROCHIEVE increased 34% in the three months ended March 31, 2010, over the same period in 2009 with unit volume up 46%. This increase was dampened by higher reserves for returned goods. Domestic CRINONE net revenues increased by 33%, despite additional sales returns reserves, as a result of a 55% increase in volume. Net revenues from international sales of CRINONE® 8% increased 11% over the first quarter of 2009 on a 15% volume increase. Net revenues from other products were $0.4 million in the first quarter of 2010 as compared with $1.9 million in the first quarter of 2009, a 78% decrease. The expiration in October 2009 of Columbia’s contract with Lil’ Drug Store Products, Inc., for the OTC products, RepHresh® and Replens®, resulted in a $1.1 million decrease in net revenues in the 2010 quarter. In addition, STRIANT net revenues were $0.3 million lower in the 2010 period attributable primarily to higher sales return reserves.
     Gross profit improved by 8% from $5.5 million to $6.0 million; gross margin as a percentage of net revenues improved from 76% in the first quarter of 2009 to 84% in the first quarter of 2010, reflecting the shift in product mix toward higher-margin Progesterone Products, offset, in part, by higher contract manufacturing costs resulting from a weaker dollar.
     Selling and distribution expenses increased 16% to $3.3 million in the three months ended March 31, 2010, as compared to $2.8 million in the three months ended March 31, 2009, primarily due to increased spending on marketing programs highlighting the several favorable papers and abstracts regarding CRINONE presented at the American Society for Reproductive Medicine Annual Meeting last fall as well as $0.2 million in severance costs. Selling and distribution expenses include payroll, employee benefits, equity compensation and other personnel-related costs associated with sales and marketing personnel, and advertising, market research, market data capture, promotions, tradeshows, seminars, other marketing related programs and distribution costs. In summary, in the first quarter of 2010, sales force and management costs were $2.0 million (including $0.2 million of severance), product marketing expenses of approximately $1.0 million and $0.3 million in sales information and distribution costs. The comparable costs for the first quarter of 2009 were $1.7

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million for sales force and management costs, $0.9 million in product marketing expenses and $0.2 million for sales information and distribution costs.
     General and administrative expenses increased 66% to $4.1 million in the three months ended March 31, 2010 as compared to $2.5 million in the three months ended March 31, 2009. The increased expense in the 2010 quarter was attributable entirely to the $1.6 million in costs related to the Watson Transaction. General and administrative expenses include payroll, employee benefits, equity compensation and other personnel-related costs associated with the finance, legal, regulatory affairs, information technology, facilities, certain human resources and other administrative personnel, as well as legal costs and other administrative fees.
     Research and development expenses increased 4% to $2.3 million in the three months ended March 31, 2010, as compared to $2.2 million in the three months ended March 31, 2009. The increase was driven by higher costs of the PREGNANT Study in the 2010 quarter. Research and development expenses include payroll, employee benefits, equity compensation and other personnel-related costs associated with product development, as well as the cost of conducting and administering clinical studies and the cost of regulatory filings for our products.
     We purchased the marketing rights for U.S. sales of CRINONE from Merck Serono in December 2006 for $33.0 million. In the second quarter of 2007, we recognized a $1.0 million adjustment to the purchase price to reflect contingent liabilities for Merck Serono sales returns. The $33.0 million charge is being amortized over 6.75 years, and the $1.0 million charge is being amortized over 6.5 years. Amortization of the acquisition cost for the CRINONE U.S. marketing rights in each of the quarters ended March 31, 2010 and 2009 was $1.3 million.
     Other income/expense for the quarter ended March 31, 2010 consisted primarily of interest expense of $2.3 million associated with the $40 million convertible notes, the financing agreements and warrant amortization with PharmaBio, and $2.8 million representing the non-cash charge for the embedded derivative related to the Notes that are to be repaid as part of the Watson Transactions.
     Interest expense for the quarter ended March 31, 2009 was $2.0 million.
     As a result, the net loss for the three months ended March 31, 2010 was $10.2 million or $(0.16) per share as compared to the net loss for the three months ended March 31, 2009 of $5.3 million or $(0.10) per share.
Liquidity and Capital Resources
     Cash and cash equivalents were $11.3 million and $14.8 million at March 31, 2010 and December 31, 2009, respectively.
     The Company believes the $11.3 million of cash on hand at March 31, 2010 will allow it to sustain its operations for at least the next twelve months.
     Cash provided by (used in) operating, investing and financing activities is summarized as follows:

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	Three Months Ended
	March 31,
	2010	2009
Cash flows:
Operating activities	$(3,424,178)	$(3,221,597)
Investing activities	(1,214)	(4,946)
Financing activities	(33,056)	716,923
Operating Activities:
     Net cash used in operating activities for the three months ended March 31, 2010 resulted primarily from $2.9 million net operating losses after applying non-cash charges and increases in working capital of $0.5 million. The net loss of $10.2 million in the first quarter of 2010 included non-cash items for depreciation, amortization, a change in the fair value of a derivative, stock-based compensation, provision for sales returns, and non-cash interest expense, which totaled $7.3 million in aggregate, leaving a net cash loss, net of non-cash items, of $2.9 million for the first quarter of 2010. Accounts receivable decreased by $1.0 million as a result of higher sales late in the fourth quarter of 2009 which payment was made in the first quarter of 2010. Inventories grew by $0.6 million during the period to meet specific customer orders. Accounts payable decreased by $0.9 million and accrued expenses decreased by $0.1 million. The decrease in accounts payable is due primarily to payments for marketing programs and for the PREGNANT STUDY. The reduction in accrued expenses of $0.1 million related to the distributor service fees and professional fees paid during the quarter.
     Net cash used in operating activities for the three months ended March 31, 2009 resulted primarily from $2.0 million net operating losses after applying non-cash charges and increases working capital of $1.3 million. The net loss of $5.3 million in the first quarter of 2009 included non-cash items for depreciation, amortization, stock-based compensation, provision for sales returns and non-cash interest expense, which totaled $3.3 million in aggregate, leaving a net cash loss, net of non-cash items, of $2.0 million for the first quarter of 2009. Accounts receivable increased by $0.5 million as a result of sales later in the quarter for which payment is due in the following quarter. Inventories grew by $0.6 million during the period to meet specific customer orders. Accounts payable increased by $0.2 million and accrued expenses decreased by $0.3 million. The increase in accounts payable is due primarily to higher inventory levels and increased expenses for the clinical trials. The reduction in accrued expenses of $0.3 million related to the distributor service fees and professional fees paid during the quarter.
Investing activities:
     Net cash used in investing activities was insignificant in the first quarter of 2010 and 2009.
Financing Activities:
     Net cash used in financing activities in the first quarter of 2010 was similarly insignificant.
     Net cash provided by financing activities in 2009 was $0.7 million which included the sale of 451,807 shares of Common Stock for proceeds of $0.75 million.
     The Company has an effective registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer from time to time Common Stock, preferred stock, debt securities and warrants up to an aggregate amount of $50 million. To date the Company has sold approximately $12.5 million in Common Stock under the registration statement. We cannot be certain that additional funding will be available on

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acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital when required or on acceptable terms, or at all, we may have to significantly delay, scale back or discontinue the marketing of one or more of our products and the development and/or commercialization of one or more of our product candidates.
     On July 22, 2009, the Company and PharmaBio entered into an amendment (the “Second Amendment”) to the STRIANT Agreement, in which they agreed that when the minimum royalty payment is due the Company may, in its sole discretion, either pay the balance due under the STRIANT Agreement or issue to PharmaBio a secured promissory note for that balance. In consideration for the right to issue the secured promissory note, the Company has (a) agreed that during the period from July 22, 2009 through November 30, 2010, the Company will escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the STRIANT Agreement and $30.0 million, and (b) granted PharmaBio a warrant to purchase 900,000 shares of the Company’s Common Stock. In further consideration for the right to issue the secured promissory note, the Company has agreed that if it issues the secured promissory note on November 30, 2010, the Company will on that date grant PharmaBio a second warrant to purchase 900,000 shares of the Company’s Common Stock. Each warrant is exercisable beginning on November 30, 2010 and expires on the date five years from its issue date. The warrants are exercisable at $1.15 per share, permit cashless exercise, and provide piggyback registration rights. If the Company issues the secured promissory note, it would bear interest quarterly in arrears at the rate of 10% per annum, be due on November 30, 2011, be secured by Columbia’s assets, and contain customary representations, warranties, and events of default. See Note 4 included in “Item 1. Financial Statements.”

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     In connection with the 1989 purchase of the assets of Bio-Mimetics, Inc., which assets consisted of certain patents underlying the Company’s BDS, other patent applications and related technology, the Company pays Bio-Mimetics, Inc. a royalty equal to two percent (2%) of the net sales of products based on the assets purchased from Bio-Mimetics, Inc., up to an aggregate of $7.5 million or until the last of the relevant patents expire. The Company is required to prepay 25% of the remaining maximum royalty obligation, in cash or stock at the option of the Company, within 30 days of March 2 of any year in which the closing price on that date of the Company’s Common Stock on any national securities exchange is $20 or more. Through March 31, 2010, the Company has paid approximately $3.9 million in royalty payments to Bio-Mimetics. Due to expiration in September 2006 of certain patents purchased from Bio-Mimetics, Inc., royalties to Bio-Mimetics, Inc. are no longer paid on CRINONE®, PROCHIEVE®, or STRIANT® products. Bio-Mimetics, Inc. has sued us for breach of contract and seeks a judgment that we are obligated to pay the remaining $3.6 million in full. The Company has denied all such allegations and believes it has no contractual liability to Bio-Mimetics, Inc. for disputed royalty payments and intends to defend this action vigorously.
     On October 22, 2009, the Company entered into a Placement Agent Agreement with Oppenheimer & Co. Inc. (Oppenheimer”) and The Benchmark Company, LLC (“Benchmark”), as placement agents (collectively, the “Placement Agents”), relating to a registered direct offering of 10,900,000 shares of the Company’s Common Stock and warrants to purchase 5,450,000 shares of Common Stock (the “Offering”). On October 28, 2009 the Company consummated the sale of 10,900,000 shares of its Common Stock and warrants to purchase 5,450,000 shares of its Common Stock in a registered direct offering for gross proceeds of $11,722,000. The Common Stock and warrants were sold in units, with each unit consisting of one share of Common Stock and a warrant to purchase 0.5 shares of Common Stock at a price of $1.08 per unit. The warrants will be exercisable at an exercise price of $1.52 per share of Common Stock, subject to adjustments, at any time on or after April 30, 2010 and ending on April 30, 2015. The Company received net proceeds of approximately $10,709,000 from the offering after offering-related fees and expenses. The Company paid the Placement Agents a fee equal to 6.5% of the gross proceeds received by the Company from the Offering (the “Placement Fee”). The shares and warrants were offered pursuant to an existing effective shelf registration statement on Form S-3 (Registration No. 333-155530) which was declared effective by the SEC on December 5, 2008.
     On March 3, 2010, we entered into contingent agreements with PharmaBio and the holders of our Convertible Notes under which, if the Watson Transaction closes and the other conditions to consummation of such agreements are satisfied, we will repay our outstanding debt on an accelerated and discounted basis and issue the holders of Convertible Notes shares of common stock and warrants to purchase common stock. See Note 12 included in “Item 1. Financial Statements.”
     As of March 31, 2010, the Company had outstanding exercisable options and warrants that, if exercised, would result in approximately $52.4 million of additional capital and would cause the number of shares outstanding to increase. Options and warrants outstanding at March 31, 2010 were 5,887,704 and 10,942,755, respectively. However, there can be no assurance that any such options or warrants will be exercised. The aggregate intrinsic value of exercisable options and warrants at March 31, 2010 and March 31, 2009 was $0.0 million and $0.0 million respectively.
     Significant expenditures anticipated by the Company in the near future are concentrated on research and development related to new products and new indications for currently approved products.
Watson Transactions
     On March, 3, 2010, Columbia entered into a definitive agreement to sell, subject to stockholder approval, substantially all of its progesterone related assets, including its preterm birth patents and applications and 11.2 million shares of common stock, to Watson Pharmaceuticals, Inc. (the “Watson Transactions”) for upfront and milestone

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payments of up to $92.5 million. These include a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy. The closing of the transaction is subject to customary conditions, including approval by Columbia’s stockholders. Columbia will retain certain assets and rights to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono S.A. See Note 12 included in “Item 1. Financial Statements.”
ADDITIONAL INFORMATION ABOUT THE WATSON TRANSACTIONS AND WHERE TO FIND IT
     This communication is not a solicitation of a proxy from any security holder of Columbia. In connection with stockholder approval of the sale of the assets contemplated by the Purchase and Collaboration Agreement and certain other matters, Columbia has filed with the SEC a preliminary proxy statement and intends to file a definitive proxy statement and to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COLUMBIA SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AND COLLABORATION AGREEMENT, AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by Columbia, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia’s investor relations website at www.cbrxir.com.
     PARTICIPATION IN THE SOLICITATION
     Columbia and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Columbia’s stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding Columbia’s directors and executive officers is also included in Columbia’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, which was filed with the SEC on April 30, 2010. Columbia’s Form 10-K/A is available free of charge at the SEC’s website at www.sec.gov and from Columbia by contacting it as described above.
Contractual Obligations, Commercial Commitments and Off-Balance Sheet Arrangements
     The Company’s contractual obligations, commercial commitments and off-balance sheet arrangements disclosures in its Annual Report on Form 10-K/A for the year ended December 31, 2009, have not materially changed since that report was filed.
Recent Accounting Pronouncements
     In October 2009, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force), which amends ASC 605-25, Revenue Recognition: Multiple-Element Arrangements. ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and

23

how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for revenue arrangements entered into or materially modified after the fiscal year 2010. Earlier application is permitted with required transition disclosures based on the period of adoption. We are currently evaluating the application date and the impact of this standard on our consolidated financial statements.
Critical Accounting Policies and Estimates
     The Company has identified the policies below as critical to its business operations and the understanding of its results of operations. For a detailed discussion on the application of these and other accounting policies, see Note 1 of the consolidated financial statements included in Item 15 of the Annual Report on Form 10-K/A for the year ended December 31, 2009, beginning on page F-10. Note that the preparation of this Quarterly Report on Form 10-Q requires the Company to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.
     Revenue Recognition. The Company’s revenue recognition is significant because revenue is a key component of our results of operations. In addition, revenue recognition determines the timing of certain expenses, such as commissions and royalties. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause operating results to vary significantly from quarter to quarter. License fees are recorded over the life of the license. Royalty revenues, based on sales by licensees, are recorded as revenues as those sales are made by licensees.
     Sales Returns. Revenues from the sale of products are recorded at the time goods are shipped to customers. The Company believes that it has not made any shipments in excess of its customers’ ordinary course of business inventory levels. Our return policy allows product to be returned for a period beginning three months prior to the product expiration date and ending twelve months after the product expiration date. Provisions for returns on sales to wholesalers, distributors and retail chain stores are estimated based on a percentage of sales, using such factors as historical sales information, distributor inventory levels and product prescription data, and are recorded as a reduction to sales in the same period as the related sales are recognized. We also continually analyze the reserve for future sales returns and increase such reserve if deemed appropriate. The Company purchases prescription data on all its products from IMS Health, a leading provider of market intelligence to the pharmaceutical and healthcare industries. The Company also purchases certain information regarding inventory levels from its larger wholesale customers. This information includes for each of the Company’ products, the quantity on hand, the number of days of inventory on hand, and a 28 day forecast of sales by units. Using this information and historical information, the Company estimates potential returns by taking the number of product units sold by the Company by expiration date and then subtracting actual units and potential units that may be sold to end users (consumers) based on prescription data up to five months prior to the product’s expiration date. The Company records a provision for returns on a quarterly basis using an estimated rate and adjusts the provision if its analysis indicates that the potential for product non-salability exists. Sales adjustments for international sales are estimated to recognize changes in foreign exchange rates and government tenders that may fluctuate within a year.
     Accounting For PharmaBio Agreements. In March 2003, the Company entered into the STRIANT Agreement with PharmaBio under which the Company received upfront money paid in quarterly installments in exchange for royalty payments on certain of the Company’s products to be paid to PharmaBio for a fixed period of time. The royalty payments are subject to minimum and maximum amounts. Because the minimum amount exceeds the amount received by the Company, the Company has recorded the monies received as liabilities. We are recording the excess of the minimum to be paid by the Company over the amount received by the Company as interest expense over the term of the agreement.

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     Stock-Based Compensation — Employee Stock-Based Awards. Commencing January 1, 2006, the Company adopted ASC 718, “Share Based Payment", formerly SFAS 123(R), which requires all share based payments, including grants of stock options, to be recognized in the income statement as an operating expense, based on their fair values. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) providing supplemental implementation guidance for SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of ASC 718.

	Three Months Ended
	March 31,
	2010	2009
Risk free interest rate	—	1.78%
Expected term	—	4.6 years
Dividend yield	—	0
Expected volatility	—	0.9295
     Fair Value of Financial Instruments- The estimated fair value of the convertible subordinated notes payable and beneficial conversion feature amounted to $34,915,364 and $34,507,598 at March 31, 2010 and December 31, 2009, respectively. This value is the aggregate of the estimated future cash flows associated with the settlement of the notes payable, determined through consideration of market conditions, including available interest rates, credit spreads and the Company’s liquidity, and the intrinsic value of the beneficial conversion feature. The carrying value of the convertible notes payable and beneficial conversion feature amounted to $33,749,209 and $32,965,863 at March 31, 2010 and December 31, 2009, respectively. The fair value of accounts receivable, accounts payable and the financing agreements described in Note 4 approximate their carrying amount.
Forward-Looking Information
     This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., by Columbia’s stockholders; the successful marketing of CRINONE® and STRIANT® in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; our ability to obtain financing in order to fund our operations and repay our debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the assets under the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., and the other transactions disclosed in the Company’s press release dated March 4, 2010, are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

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Item 3. Quantitative and Qualitative Disclosures About Market Risk
     The Company does not believe that it has material exposure to market rate risk. The Company may, however, require additional financing to fund future obligations and no assurance can be given that the terms of future sources of financing will not expose the Company to material market risk.
     Expenditures primarily related to manufacturing in the three months ended March 31, 2010 would remain the same if the average 2009 exchange rates had been in effect in 2010.
Item 4 Controls And Procedures
Evaluation of Disclosure Controls and Procedures
     We maintain “disclosure controls and procedures,” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.
     Based on their evaluation at March 31, 2010, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective.
Changes in Internal Control over Financial Reporting
     There was no change in our internal control over financial reporting that occurred during the period covered by this Quarterly Report on Form 10-Q that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
PART II — OTHER INFORMATION
Item 1. Legal Proceedings
     Claims and lawsuits have been filed against the Company and its subsidiaries from time to time. Although the results of pending claims are always uncertain, the Company does not believe the results of any such actions, individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operation. Additionally, the Company believes that it has adequate reserves or insurance coverage in respect of these claims, but no assurance can be given as to the sufficiency of such reserves or insurance in the event of any unfavorable outcome resulting from these actions.
     In connection with the 1989 purchase of the assets of Bio-Mimetics, Inc., which assets consisted of the patents underlying the Company’s bioadhesive delivery system (BDS), other patent applications, and related technology, the Company agreed to pay Bio-Mimetics a royalty equal to two percent of the net sales of products based on the assets up to

26

an aggregate of $7.5 million or until the last of the relevant patents expired. The Company determined that the obligation to pay royalties on STRIANT, PROCHIEVE, and CRINONE terminated in September of 2006, with the expiration of a certain Canadian patent, but continues on future sales, if any, of Replens® and RepHresh®. On December 28, 2007, Bio-Mimetics filed a complaint in the United States District Court for Massachusetts (Bio-Mimetics, Inc. v. Columbia Laboratories, Inc.) alleging breach of contract and unfair or deceptive trade practices for the Company’s failure to continue royalty payments on STRIANT, PROCHIEVE, and CRINONE. Claims, other than the breach of contract, have been dismissed. To date, the Company has paid approximately $3.9 million in royalty payments and Bio-Mimetics seeks a judgment that we are obligated to pay the remaining $3.6 million in full. The Company has denied all such allegations and believes it has no contractual liability to Bio-Mimetics for the disputed royalty payments and intends to defend this action vigorously.
Item 1A. Risk Factors
     There have been no material changes to the factors disclosed in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
     None.
Item 3. Defaults upon Senior Securities
     None.
Item 4. Removed and Reserved
     None.
Item 5. Other Information
     None.
Item 6. Exhibits
(a)	Exhibits

2.1	Purchase and Collaboration Agreement, dated as of March 3, 2010, by and among Columbia Laboratories, Inc., Watson Pharmaceuticals, Inc. and Coventry Acquisition, Inc. (1)
10.1	Note Purchase and Amendment Agreements, each dated as of March 3, 2010, between Columbia Laboratories, Inc. and the Holders named therein (1)
10.2	Amendment No. 1, dated as of March 3, 2010, to the Company’s Convertible Subordinated Notes due December 31, 2011 (1)
10.3	Letter Agreement, dated March 3, 2010, between Columbia Laboratories, Inc. and PharmaBio Development Inc., relating to the Investment and Royalty Agreement, dated March 5, 2003, between Columbia Laboratories, Inc. and PharmaBio Development Inc., as previously amended and supplemented (1)
10.4†	Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Frank C. Condella, Jr., dated May 4, 2010. (2)
31.1	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer of the Company.*
31.2	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer of the Company.*

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32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

*	Filed herewith.

†	Management contract or compensatory plans or arrangements

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated March 4, 2010

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 4, 2010

28

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBIA LABORATORIES, INC.
/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

DATE: May 6, 2010

29

EXHIBIT 31(i).1
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
I, Frank C. Condella, Jr. certify that:
1. I have reviewed this quarterly report on Form 10-Q of Columbia Laboratories, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and we have:
a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):
a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 6, 2010	/s/ Frank C. Condella, Jr.
Frank C. Condella, Jr.
President and Chief Executive Officer

30

EXHIBIT 31(i).2
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
I, Lawrence A. Gyenes, certify that:
1. I have reviewed this quarterly report on Form 10-Q of Columbia Laboratories, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and we have:
a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):
a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 6, 2010	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Columbia Laboratories, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank C. Condella, Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Frank C. Condella, Jr.
Frank C. Condella, Jr.
President nad Chief Executive Officer May 6, 2010

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EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Columbia Laboratories, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence A. Gyenes, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer and Treasurer May 6, 2010

33

Annex G

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 1, 2010
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596

(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039

(Address of principal executive offices)	Zip Code
Registrant’s telephone number, including area code: (973) 994-3999
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 1, 2010, Columbia Laboratories, Inc. (the “Company”) borrowed $15,000,000 from Watson Pharmaceuticals, Inc. (“Watson”) pursuant to a forgivable Term Loan Promissory Note, dated June 1, 2010, (the “Watson Note”). Amounts due under the Watson Note bear interest at the rate of 4% per annum.
     As previously disclosed, on March 3, 2010, the Company, Watson and Watson’s affiliate, Coventry Acquisition, Inc. (“Buyer”), entered into the Purchase and Collaboration Agreement (the “Purchase Agreement”), which is described in the Company’s Current Report on Form 8-K, dated March 4, 2010.
     If the transactions contemplated by the Purchase Agreement close prior to December 31, 2011, all amounts otherwise due and payable under the Watson Note will be forgiven in full. However, if the Company engages in a Fundamental Transaction (as defined in the Watson Note) with any party other than as contemplated pursuant to the Purchase Agreement, the Watson Note will accelerate, and we will be required to repay all amounts due under the Watson Note, plus accrued interest, on the earlier of (i) the date upon which all of the obligations in respect of the Company’s Convertible Subordinated Notes due December 31, 2011 have been paid in full or (ii) 21 Trading Days (as defined in the Watson Note) after the occurrence of such Fundamental Transaction. If neither the transactions contemplated by the Purchase Agreement nor another Fundamental Transaction closes, the Watson Note will become due and payable on December 31, 2011. If the Company is required to repay the Watson Note by reason of the occurrence of a Fundamental Transaction prior to August 31, 2011, then the Company shall pay to Watson on the date the Watson Note is to be repaid, in addition to all other amounts due and payable thereunder, a $2 million prepayment fee.
     The proceeds of the Watson Note are intended to be used by the Company for purposes of financing product development activities as described in the Watson Note and for general corporate purposes.
     The Watson Note is unsecured and subordinate in right of payment to the Company’s obligations to PharmaBio Development Inc. (“PharmaBio”) under the Investment and Royalty Agreement dated March 5, 2003 by and between the Company and PharmaBio, as amended by the Letter Agreement dated January 26, 2004, supplemented by the Letter Agreement dated April 14, 2006, amended by the Letter Agreement dated July 22, 2009, and amended by the Letter Agreement dated March 3, 2010 (the “PharmaBio Agreement”). As required by the PharmaBio Agreement, pursuant to a Letter Agreement dated June 1, 2010 between the Company and PharmaBio, PharmaBio consented to the Company entering into, and incurring the debt under, the Watson Note. The Watson Note is also subordinate in right of payment to the Company’s Convertible Subordinated Notes due December 31, 2011. The Watson Note contains certain covenants and representations and warranties, including a covenant which prohibits the Company from incurring any additional indebtedness that would rank senior or pari passu to the Watson Note, subject to certain exceptions specified in the Watson Note.
     The Watson Note contains customary events of default and acceleration provisions. Upon the occurrence of a default under the Watson Note and so long as the same shall remain continuing, all unpaid amounts thereunder, together with all accrued but unpaid interest thereon, shall, from and after such default, bear interest at the rate of nine percent 9% per annum. In addition, if any payment under the Watson Note is not paid within 5 days after its due date, the Company has agreed to pay to Watson, in addition to the delinquent payment, a late payment charge equal to 5% of the amount of the delinquent payment.
     The foregoing is a summary of the terms of the Watson Note, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Watson Note, which is attached hereto as Exhibit 4.1.
Item 2.03 Creation of a Direct Financial Obligation.
     The description of the Watson Note set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.
Additional Information:
This communication is not a solicitation of a proxy from any security holder of the Company. In connection with stockholder approval of the sale of the assets contemplated by the Purchase Agreement and certain other matters, the Company has filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement and intends to file a definitive proxy statement and to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO THE COMPANY’S SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AGREEMENT, AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS UNDER THE PURCHASE AGREEMENT AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by the Company, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement and other documents will be available from the Company by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on the Company’s investor relations website at www.cbrxir.com.
Participation in the Solicitation:
The Company and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transactions contemplated by the Purchase Agreement. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010. The Company’s Form 10-K/A and Form 10-Q are available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting it as described above.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase Agreement by the Company’s stockholders; the successful marketing of CRINONE® and STRIANT® in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; our ability to obtain financing in order to fund our operations and repay our debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in the Company’s reports filed with the SEC. Completion of the sale of the assets under the Purchase Agreement and the other transactions disclosed in the Company’s press release dated March 4, 2010, are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase Agreement or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. The Company does not undertake any responsibility to revise or update any forward-looking statements contained herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Term Loan Promissory Note, dated June 1, 2010

99.1	Press Release, dated June 1, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 1, 2010

COLUMBIA LABORATORIES, INC.
By:	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description

4.1	Term Loan Promissory Note, dated June 1, 2010

99.1	Press Release, dated June 1, 2010

Exhibit 4.1
THIS TERM LOAN PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS TERM LOAN PROMISSORY NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE TERM LOAN PROMISSORY NOTE UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.
THE RIGHT OF THE HOLDER OF THIS TERM LOAN PROMISSORY NOTE TO RECEIVE PAYMENT HEREUNDER IS SUBORDINATED IN PAYMENT TO THE SENIOR DEBT TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 8 OF THIS TERM LOAN PROMISSORY NOTE.
TERM LOAN PROMISSORY NOTE

$15,000,000.00	June 1, 2010
          FOR VALUE RECEIVED, COLUMBIA LABORATORIES, INC., a Delaware corporation (“Borrower”), promises to pay WATSON PHARMACEUTICALS, INC., a Nevada corporation (which, together with its permitted assigns, is referred to in this Note as “Lender”) at 311 Bonnie Circle, Corona, California 92880, or such other place as Lender may from time to time designate, the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), together with interest on unpaid principal from the date hereof at the rate of four percent (4.00%) per annum, or as otherwise provided herein, with principal and interest payable in the manner provided below in lawful money of the United States. All amounts due under this Note shall be payable without defense, set off or counterclaim.
     1. Certain Defined Terms. As used in this Note, the following terms shall have the meanings hereinafter set forth:
          1.1 “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).
          1.2 “Common Stock” shall mean the common stock, par value $0.01 per share, of Borrower.
          1.3 “Convertible Notes” shall mean the “Notes” issued pursuant to that certain Securities Purchase Agreement dated as of December 21, 2006, by and among Borrower and the “Purchasers” party thereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

          1.4 “Convertible Notes Debt” shall mean all amounts (including all principal, interest, premiums and other payments) payable by Borrower under the Convertible Notes.
          1.5 “Default” shall have the meaning provided in Section 4 below.
          1.6 “Default Interest” shall have the meaning provided in Section 5 below.
          1.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          1.8 “Fundamental Transaction” shall mean that (a) Borrower shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not Borrower is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Borrower to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of Borrower. Notwithstanding anything to the contrary contained in the foregoing, a “Fundamental Transaction” as defined in this Note will not include the transactions among Borrower and Watson Pharmaceuticals, Inc. and/or Watson Pharmaceuticals, Inc.’s Affiliates contemplated by the Purchase Agreement.
          1.9 “Indebtedness” of any Person shall mean, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles as in effect in the United States (“GAAP”) (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f)

2

above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.
          1.10 “Material Adverse Effect” shall mean a material adverse effect on the business, properties, assets, operations, results of operations or financial condition of Borrower and its subsidiaries, taken as a whole, or on the authority or ability of Borrower to perform its obligations hereunder.
          1.11 “Payment Suspension Period” shall have the meaning provided in Section 8 below.
          1.12 “Permitted Indebtedness” of any Person means (i) all Indebtedness of a type set forth in clause (b) of the definition of Indebtedness, (ii) all Indebtedness of a type set forth in clause (c) of the definition of Indebtedness and incurred in the ordinary course of business, and (iii) unsecured Indebtedness between Borrower and any of its subsidiaries or between its subsidiaries.
          1.13 “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).
          1.14 “PharmaBio Debt” shall mean all amounts payable by Borrower to PharmaBio (as defined below) under the 2003 Investment and Royalty Agreement (as defined below), including (i) the total royalties payable by Borrower to PharmaBio Development Inc., a North Carolina corporation (“PharmaBio”) pursuant to Section 2.3 of that certain Investment and Royalty Agreement dated March 5, 2003, by and between Borrower and PharmaBio, as amended by the Letter Agreement dated January 26, 2004, supplemented by the Letter Agreement dated April 14, 2006, amended by the Letter Agreement dated July 22, 2009 and amended by the Letter Agreement dated March 3, 2010 (collectively, the “2003 Investment and Royalty Agreement”) up to an aggregate amount of $30,000,000, and (ii) the Repayment Amount (as defined in the 2003 Investment and Royalty Agreement), if any, owing by Borrower to PharmaBio pursuant to Section 2.2 of the 2003 Investment and Royalty Agreement.
          1.15 “Purchase Agreement” shall mean that certain Purchase and Collaboration Agreement dated as of March 3, 2010 among Borrower, Lender and Coventry Acquisition, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
          1.16 “Required Repayment Date” shall mean the earliest to occur of: (a) the Scheduled Maturity Date, (b) after the occurrence of a Fundamental Transaction, the earlier of (i) the date upon which all of the Convertible Notes Debt has been paid in full or (ii) 21 Trading Days (as defined in the Convertible Notes) after the occurrence of such Fundamental Transaction, or (c) the acceleration of all amounts due hereunder pursuant to Section 4 hereof.

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          1.17 “Scheduled Maturity Date” shall mean December 31, 2011.
          1.18 “Senior Debt” shall mean each of (a) the PharmaBio Debt and (b) the Convertible Notes Debt.
          1.19 “Senior Debt Documents” shall mean all agreements, documents and instruments entered into by or binding on the Borrower in connection with any of the Senior Debt.
          1.20 “Senior Default” shall mean (a) the occurrence and continuance (after any applicable grace period) of a default in payment of all or any part of any Senior Debt, (b) the occurrence and continuance (after any applicable grace period) of any other default of the terms and conditions of any Senior Debt (other than a default under any Convertible Note that is described in the clause (c)) if the effect of such default is (1) to cause all or any portion of any Senior Debt to become due prior to its stated maturity or (2) to permit any holder of all or any portion of any Senior Debt to cause such Senior Debt to become due prior to its stated maturity; provided, that, any Senior Default described in clause (b)(2) arising as a result of a default under any of the Convertible Notes shall expire if and when the applicable holder does not exercise its right to cause such Senior Debt to become due within 35 days after it obtains knowledge of such default; or (c) the occurrence of any event that provides any holder of any Convertible Notes with cash redemption rights prior to the stated maturity of such Convertible Notes; provided, that, in the case of clause (c), the holders thereof have exercised such redemption rights within the time period provided in Section 5(e)(ii) of the Convertible Notes.
          1.21 “Subordinated Debt” shall have the meaning provided in Section 8.1 below.
          1.22 “Voting Stock” of a Person shall mean the capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     2. Payment of Principal and Interest. Principal of and interest under this Note shall be payable as follows:
          2.1 Required Repayment. Subject to Section 2.3, the entire unpaid principal balance of this Note and all accrued and unpaid interest under this Note shall be due and payable on the Required Repayment Date. Borrower acknowledges that a balloon payment of principal and accrued interest shall be payable on the Required Repayment Date.
          2.2 Calculation of Interest. Interest payable with respect to any period shall be calculated according to the actual number of days in such period as a fraction of a three hundred sixty (360) day year.
          2.3 Forgiveness upon First Closing under Purchase Agreement. Notwithstanding anything to the contrary in this Note or elsewhere, upon the occurrence of the First Closing (as defined in the Purchase Agreement) in accordance with the Purchase

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Agreement, all amounts otherwise due and payable under or in respect of this Note shall be deemed forgiven in full automatically and without need of further action by any Person, and Lender shall, if so requested by Borrower, mark this Note cancelled and return the same to Borrower.
     3. No Voluntary Prepayment; Prepayment Fee. Borrower shall have no right to voluntarily prepay the principal amount outstanding under this Note in whole or in part at any time prior to the Scheduled Maturity Date. Notwithstanding anything to the contrary in this Note, if the Required Repayment Date occurs by reason of the occurrence of a Fundamental Transaction prior to August 31, 2011, then Borrower shall pay to Lender on the Required Repayment Date, in addition to all other amounts due and payable hereunder, a prepayment fee in the amount of Two Million Dollars ($2,000,000.00).
     4. Default; Acceleration. Upon and for so long as any one or more of the following events shall be continuing (each a “Default”):
          (a) Payments. Borrower shall fail to make any payment required hereunder on or before the date such payment is due;
          (b) Representations and Warranties. Any representation or warranty made by Borrower in this Note shall prove to have been untrue, incorrect or misleading in any material respect when made;
          (c) Additional Indebtedness. Borrower shall fail duly to observe the covenants contained in Section 10 of this Note;
          (d) Other Covenants. Borrower shall fail duly to observe or perform any covenant or agreement contained in this Note (other than a failure referred to in paragraph (a) or (c) of this Section 4) and such failure shall continue unremedied for a period of 30 days following Borrower’s knowledge thereof;
          (e) Cross Defaults. Borrower or any subsidiary of Borrower defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity;
          (f) Judgment Liens. A judgment, to the extent not covered under an insurance policy, in excess of $1,000,000 is rendered against Borrower and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or
          (g) Insolvency. Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Borrower bankrupt or insolvent; or any order for relief with respect to Borrower is entered under the federal bankruptcy code; or Borrower petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Borrower, or of any substantial part of the assets of Borrower, or commences any proceeding relating to Borrower under any bankruptcy reorganization, arrangement, insolvency,

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readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Borrower and either (i) Borrower by any act indicates its approval thereof, consents thereto or acquiesces therein or (ii) such petition, application or proceeding is not dismissed within 60 days;
then, on notice of acceleration by Lender to Borrower in the case of a Default specified in subsections (a) through (f) above, or automatically and immediately without demand, notice, protest or other action of any kind by Lender, which Borrower hereby expressly waives, in the case of any Default specified in subsection (g) above, all amounts outstanding under this Note shall, subject to the provisions of Section 8 hereof, be immediately due and payable in full.
     5. Late Payment Charge; Default Interest. If any payment under this Note (whether of principal, interest, prepayment fee or other, and including the payment due on the Required Payment Date or upon any acceleration of this Note) is not paid within five (5) days after the due date thereof, Borrower shall pay to Lender, in addition to the delinquent payment and without any requirement of notice or demand by Lender, a late payment charge equal to five percent (5%) of the amount of the delinquent payment. In addition, upon the occurrence of a Default and so long as the same shall remain uncured, all unpaid amounts hereunder, together with all accrued but unpaid interest thereon, shall, from and after such Default, bear interest at the rate of nine percent (9.00%) per annum (the “Default Rate”), instead of four percent (4.00%) per annum. BORROWER ACKNOWLEDGES AND AGREES THAT (i) LENDER’S ACTUAL DAMAGES RESULTING FROM ANY SUCH DEFAULT OR DELINQUENCY AND THAT RELATE TO LOST USE OF FUNDS OR COSTS OF INTERNAL ADMINISTRATION OF DELINQUENT PAYMENTS HEREUNDER OR RELATING TO SUCH DEFAULT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN, AND (ii) UNDER THE CIRCUMSTANCES IN EXISTENCE AS OF THE DATE HEREOF, INTEREST HEREUNDER ACCRUED AT THE DEFAULT RATE AND SUCH LATE CHARGES CONSTITUTE A REASONABLE LIQUIDATION OF SUCH DAMAGES. No provision in this Note (including without limitation the provisions for a late payment charge, accrual of interest at any increased rate on and after the occurrence of a Default, or for the continued accrual of interest on any amounts remaining unpaid after the Required Payment Date) shall be construed as in any way excusing Borrower from its obligation to make each payment under this Note promptly when due.
     6. Costs of Collection. Borrower and all endorsers hereof jointly and severally promise to pay (a) all costs and expenses, including without limitation actual attorneys’ fees, if this Note or any portion of this Note is placed in the hands of any attorney for collection and such collection is effected without suit; (b) attorneys’ fees, as determined by the judge of the court, and all other costs, expenses and fees incurred by Lender in enforcing its rights under this Note; including, without limitation, the institution of a suit to collect all or any portion of amounts owing under this Note; and (c) all costs and expenses, including without limitation, actual attorneys’ fees, incurred by Lender in connection with any bankruptcy, insolvency or reorganization proceeding or receivership involving Borrower, including without limitation attorneys’ fees incurred in making any appearances in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding.

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     7. Certain Waivers. Borrower waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of nonpayment, and any and all exemption rights against the indebtedness evidenced by this Note. From time to time, without affecting the obligation of Borrower or the successors or assigns of Borrower to pay the outstanding principal balance of this Note and observe the covenants of Borrower contained herein, without giving notice to or obtaining the consent of Borrower, the successors or assigns of Borrower, and without liability on the part of Lender, Lender may, at the option of Lender, extend the time for payment of said outstanding principal balance, or any part thereof, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest of this Note.
          No single or partial exercise of any power hereunder shall preclude other and further exercise thereof or the exercise of any other power. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder.
     8. Subordination.
          8.1 Extent of Subordination. All amounts (including all principal, interest, fees/premiums and other payments) payable under this Note (the “Subordinated Debt”) are and shall be subordinate and junior in right of payment to the prior payment in full of the Senior Debt to the extent and in the manner set forth in this Section 8. Each holder of the Senior Debt, or any portion thereof, whether now outstanding or hereafter incurred, shall be deemed to have acquired the Senior Debt in reliance upon the provisions contained in this Section 8. This Section 8 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, the Senior Debt, and the provisions herein are made for the benefit of the holders of the Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.
          8.2 Payment Suspension. Lender shall, at all times, be entitled to receive payments on account of the Subordinated Debt in accordance with the terms of this Note; provided, however, that, if and so long as any Senior Default has occurred and is continuing, and Lender has received a copy of written notice thereof (the “Senior Default Notice”) that has been furnished to Borrower by any holder of Senior Debt (such period of time being referred to as the “Payment Suspension Period”), then, except as otherwise set forth below, Borrower shall not make, and the holders of the Subordinated Debt shall not accept or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of any collateral or redemption or sale), payment of all or any part of the Subordinated Debt unless and until the earlier of (i) the Senior Debt then subject to the Senior Default has been paid in full or (ii) such Senior Default has been cured by Borrower or waived by such holders of such Senior Debt then subject to the Senior Default or such holders of the outstanding principal amount of such Senior Debt then subject to the Senior Default have terminated the Payment Suspension Period, in each case in accordance with the terms of the relevant agreements governing such Senior Debt.

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          8.3 Liquidation, Winding Up, etc. Upon any distribution of assets of Borrower or upon any dissolution, winding up, liquidation or reorganization of Borrower, whether in any bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower:
               (a) the holders of all Senior Debt shall be entitled to receive payment in full of the principal thereof, the interest due thereon and any premium or other payment obligation with respect thereto before the holders of the Subordinated Debt are entitled to receive any payment upon the Subordinated Debt; and
               (b) any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Subordinated Debt would be entitled but for the provisions of this Section 8 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their agents or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and any premium or other amounts payable with respect to the Senior Debt held or represented by each such holder, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.
          The consolidation of Borrower with, or the merger of Borrower into, another entity shall not be deemed a dissolution, winding up, liquidation or reorganization of Borrower for the purposes of this Subsection 8.3 if such other entity is organized in the United States and such entity, as a part of such consolidation or merger, succeeds to Borrower’s property and business and assumes Borrower’s obligations (including the Senior Debt and the Subordinated Debt).
          8.4 Payment Held in Trust. All payments or distributions by Borrower upon or with respect to the Subordinated Debt which are received by the holders thereof in violation of or contrary to the provisions of Subsections 8.2 or 8.3 above shall be received in trust for the benefit of the holders of the Senior Debt and shall be paid over upon demand to such holders in the same form as so received (with all necessary endorsements) to be applied to the payment of the Senior Debt.
          8.5 Subrogation. Upon receipt by the holders of the Senior Debt of amounts sufficient to pay all Senior Debt in full, to the extent any amounts which are otherwise payable with respect to the Subordinated Debt but for the provisions of this Section 8 have been paid over to the holders of the Senior Debt, the holders of the Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of Borrower applicable to Senior Debt until the Subordinated Debt is paid in full, and no such payments or distributions to the holders of the Senior Debt of cash, property or securities otherwise distributable to the holders of Subordinated Debt shall, as between Borrower, its creditors (other than the holders of Senior Debt) and the holders of the

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Subordinated Debt, be deemed to be payment by Borrower to the holders of the Senior Debt. Upon any payment or distribution of assets of Borrower referred to in this Section 8, the holders of the Subordinated Debt shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the holders of the Subordinated Debt for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8. The provisions of this Section 8 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holders of the Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower) all as though such payment had not been made. Subject to the foregoing, the subordination provisions in this Section 8 shall terminate when all the Senior Debt has been indefeasibly and irrevocably paid in full.
          8.6 Rights Not Subordinated. The provisions of this Section 8 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the holders of Subordinated Debt on the other hand, and nothing herein shall impair (as between Borrower and the holders of the Subordinated Debt) Borrower’s obligation to the holders of the Subordinated Debt to pay to such holders the full amount of the Subordinated Debt in accordance with the terms of this Note. No provision of this Section 8 shall be construed to prevent the holders of the Subordinated Debt from exercising all rights and remedies available under this Note or under applicable law upon the occurrence of an Default or otherwise, subject to the rights of the holders of the Senior Debt as set forth above to receive payments otherwise payable to the holders of the Subordinated Debt, and no provision of this Section 8 shall be deemed to subordinate, to any extent, any claim or right of any holder of the Subordinated Debt to any claim against Borrower by any creditor or any other Person except to the extent expressly provided herein.
          8.7 Concurrent Maturity Dates. Notwithstanding anything to the contrary herein, in the event that (a) the Required Repayment Date occurs on the Scheduled Maturity Date and (b) any portion of the Convertible Notes Debt remains unpaid as of the Scheduled Maturity Date, the holders of all Convertible Notes Debt shall be entitled to receive payment in full of the principal thereof, the interest due thereon and any premium or other payment obligation with respect thereto before the holders of the Subordinated Debt are entitled to receive any payment upon the Subordinated Debt.
          8.8 Amendment. The provisions of this Section 8 may not be amended or modified without the written consent of the holders of all then outstanding Senior Debt.
     9. Representations and Warranties. Borrower hereby represents and warrants to Lender that:
          9.1 Organization and Qualification. Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as disclosed in the reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2008, pursuant to the reporting requirements of the Exchange Act. Borrower is duly

9

qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.
          9.2 Authorization; Enforcement. Borrower has all requisite corporate power and authority to enter into and to perform its obligations under this Note and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Note by Borrower has been duly authorized by Borrower’s Board of Directors. This Note has been duly executed by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          9.3 No Conflicts; Government Consents and Permits.
               (a) The execution, delivery and performance of this Note by Borrower and the consummation by Borrower of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its certificate of incorporation or bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any Material Agreement (as defined in the Purchase Agreement) to which Borrower is a party (including, without limitation, any of the Senior Debt Documents) or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Borrower or its securities are subject) applicable to Borrower, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults and violations as would not reasonably be expected to have a Material Adverse Effect.
               (b) Borrower is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Note in accordance with the terms hereof other than such as have been made or obtained.
     10. No Additional Indebtedness. So long as this Note is outstanding, Borrower shall not, and Borrower shall not permit any of its subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness that would rank senior or pari passu to the Note, other than the Senior Debt, Indebtedness existing on the date hereof and Permitted Indebtedness.
     11. Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft or destruction of this Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by Lender, or in the event of the mutilation of this Note, upon Lender’s surrender to Borrower of the mutilated Note, Borrower shall execute and deliver to Lender a new promissory note in form and content identical to this Note in replacement of the lost, stolen, destroyed or mutilated Note.

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     12. Notices. Any notice pursuant to this Note shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other Person as the addressee shall have designated by written notice sent in accordance herewith. Any notice so given shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Note shall be as follows:

If to Lender:	Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, California 92880
Attention: General Counsel
Facsimile: 951.493.5817

If to Borrower:	Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza 1, Second Floor
Livingston, NJ 07039
Attention: General Counsel
Facsimile: 973.994.3001

with a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Adam Golden, Esq. and Steven G. Canner, Esq.
Facsimile: 212.836.8689
     13. Time of Essence. Time is of the essence in the performance of each and every provision hereof.
     14. Severability. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Note.
     15. Changes. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     16. Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of New York.

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     17. Purpose. The proceeds of this Note are intended to be used by Borrower for purposes of financing product development activities relating to Prochieve for the PTB Indication (as defined in the Purchase Agreement) and for general corporate purposes.
     18. Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender and (ii) prior to the Required Repayment Date, Lender may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Borrower (other than to a subsidiary of Lender that agrees to be bound by the terms hereof). Any attempted assignment or transfer by Borrower or Lender in contravention of this Section 18 shall be null and void.
[signature page follows]

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     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

BORROWER: COLUMBIA LABORATORIES, INC., a Delaware corporation
By:	/s/ Frank C. Condella, Jr.
Name:	Frank C. Condella, Jr.
Title:	President and CEO

ACCEPTED AND AGREED TO on this 1st day of June, 2010 WATSON PHARMACEUTICALS, INC.
By:	/s/ David A. Buchen
Name:	David A. Buchen
Title:	Senior Vice-President, General Counsel & Secretary

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Exhibit 99.1
FOR IMMEDIATE RELEASE

354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
TEL: (973) 994-3999
FAX: (973) 994-3001
COLUMBIA LABORATORIES RECEIVES $15 MILLION IN
INCREMENTAL FINANCIAL SUPPORT FROM WATSON
PHARMACEUTICALS FOR PROGESTERONE FRANCHISE
Definitive proxy statement for shareholder vote to be filed today
LIVINGSTON, NJ— June 1, 2010—Columbia Laboratories, Inc. (Nasdaq: CBRX) announced today the signing of a $15 million subordinated term loan with Watson Pharmaceuticals, Inc. (NYSE: WPI). The proceeds from the loan are intended to be used to finance activities related to PROCHIEVE® 8% (progesterone gel), the ongoing PREGNANT Study, other development programs for the preterm birth indication and other general corporate purposes.
The loan bears interest at the rate of 4% per annum, compounded monthly, and is payable upon maturity on December 31, 2011. The loan is subordinate to all existing indebtedness of Columbia. If the previously announced definitive agreement for Watson to acquire substantially all of Columbia’s progesterone related assets and 11.2 million shares of common stock closes before the maturity date of the loan, all principal and accrued interest on the loan will be forgiven. However, if Columbia closes a similar transaction with another party or otherwise has a change of control prior to August 31, 2011, the term loan and accrued interest would become due and payable in their entirety, together with a pre-payment penalty of $2 million.
The agreement between Columbia and Watson remains unchanged from the transaction announced on March 4, 2010, and was unanimously approved by Columbia’s Board of Directors. Its closing is subject to customary conditions, including approval by Columbia’s stockholders. It is expected to close in early July.
The contingent agreement with PharmaBio Development to pre-pay the approximately $16 million balance of the minimum royalty payments due in November 2010, and the contingent agreements to pre-pay 100% of the $40 million in convertible notes due December 31, 2011, remain unchanged. The closings of the transactions under the debt pre-payment agreements are subject to various closing conditions, including the closing of the Watson transaction.
Prior to entering into the subordinated term loan with Watson, Columbia received a proposal from another global pharmaceutical company to acquire the assets and shares of Columbia common stock that are currently the subject of the Watson agreement. After careful review of the proposal, including consultation with Columbia’s financial advisors and outside counsel, Columbia’s Board determined that the proposal could have reasonably been expected to result in a superior proposal (as such term is used in our definitive agreement with Watson). However, in light of the subordinated term loan now being provided by Watson, the Board has

Columbia Laboratories Receives $15 Million in Incremental Financial Support from
Watson Pharmaceuticals for Progesterone Franchise
June 1, 2010
reaffirmed its determination that the Watson transaction is in the best interests of Columbia’s stockholders and that it will recommend it to stockholders.
The Company will file the definitive proxy statement for the stockholder vote today.
ABOUT COLUMBIA LABORATORIES
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia’s United States sales organization markets CRINONE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia’s partners market CRINONE® 8% and STRIANT® to foreign markets.
The Company is conducting, in collaboration with the NIH, the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% (progesterone gel) to reduce the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of the study is a reduction in the incidence of preterm birth at less than or equal to 32 weeks gestation vs. placebo.
Columbia’s press releases and other company information are available at Columbia’s website at www.columbialabs.com and its investor relations website at www.cbrxir.com.
Additional Information about the Watson Transactions and Where to Find It
This communication is not a solicitation of a proxy from any security holder of Columbia. In connection with stockholder approval of the sale of the assets contemplated by the Purchase and Collaboration Agreement and certain other matters, Columbia is filing today with the SEC a definitive proxy statement and will mail to its security holders such statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COLUMBIA SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AND COLLABORATION AGREEMENT, AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by Columbia, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia’s investor relations website at www.cbrxir.com.
Participation in the Solicitation
Columbia and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Columbia’s stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding

Columbia Laboratories Receives $15 Million in Incremental Financial Support from
Watson Pharmaceuticals for Progesterone Franchise
June 1, 2010
Columbia’s directors and executive officers is also included in Columbia’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, which was filed with the SEC on April 30, 2010. Columbia’s Form 10-K/A is available free of charge at the SEC’s website at www.sec.gov and from Columbia by contacting it as described above.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., by Columbia’s stockholders; the successful marketing of CRINONE® and STRIANT® in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; our ability to obtain financing in order to fund our operations and repay our debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the assets under the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., and the other transactions disclosed in the Company’s press release dated March 4, 2010, are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.
CRINONE®, PROCHIEVE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.
Contact:
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860
Seth Lewis
Vice President, The Trout Group LLC
(617) 583-1308
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COLUMBIA LABORATORIES, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 1, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLUMBIA LABORATORIES, INC.
     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PURCHASE AND COLLABORATION AGREEMENT, AND THE ASSET SALE CONTEMPLATED THEREBY, AND APPROVED THE CHARTER AMENDMENT, AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2 AND 3.
     The undersigned hereby appoints each of Stephen G. Kasnet and Frank C. Condella, Jr. as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, or shares of Series E Convertible Preferred Stock, $.01 par value per share, of Columbia Laboratories, Inc. (“Columbia”) held of record by the undersigned on May 25, 2010, at the Columbia’s Special Meeting of Stockholders (the “Special Meeting”), to be held on July 1, 2010, or at any adjournment or adjournments thereof.
1. Proposal to approve the sale of substantially all of Columbia’s assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, and the transfer of certain related liabilities (the “Asset Sale”), pursuant to the Purchase and Collaboration Agreement.
     The Board of Directors recommends a vote FOR Item 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2. Proposal to approve the Charter Amendment to Columbia’s Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of Columbia’s common stock, $0.01 par value per share, from 100,000,000 to 150,000,000.
     The Board of Directors recommends a vote FOR Item 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the Asset Sale and/or Charter Amendment if there are insufficient votes to approve the Asset Sale and/or Charter Amendment, as applicable.
     The Board of Directors recommends a vote FOR Item 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(continued, and to be signed, on the reverse side.)

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(continued from other side)
     This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder.
     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

DATED:

(Signature)

(Signature, if held jointly)

When shares are held jointly, each Stockholder named should sign. If only one signs, his or her signature will be binding. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the Stockholder is a corporation, sign in full corporate name by a duly authorized officer, giving full title as such. If the Stockholder is a partnership, a partner should sign in full partnership name by authorized person(s).
PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

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